PROSPECTUS SUPPLEMENT DATED NOVEMBER 29, 2005
                    (TO PROSPECTUS DATED DECEMBER 20, 2004)

                                  $870,804,150
                                  (APPROXIMATE)

             STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2005-AR7
                                     ISSUER

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                  MASTER SERVICER AND SECURITIES ADMINISTRATOR

                  STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
                                    DEPOSITOR

             STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2005-AR7
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-AR7

-------------------------------------------------------------------------------
  YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-31 IN THIS
                             PROSPECTUS SUPPLEMENT.
-------------------------------------------------------------------------------

      THE TRUST

The trust will consist primarily of a pool of adjustable rate negative amortization mortgage loans secured by first liens on one- to four-family residential properties, divided into six loan groups. The trust will be represented by forty-six classes of certificates, forty of which are offered under this prospectus supplement.

The certificates are obligations only of the trust. Neither the certificates nor the mortgage loans are insured or guaranteed by any person, except as described herein. Distributions on the certificates will be payable solely from the assets transferred to the trust for the benefit of certificateholders.

      CREDIT ENHANCEMENT

o the offered certificates will have credit enhancement in the form of subordination.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

The price to investors will vary from time to time and will be determined at the time of sale. The proceeds to the depositor from the offering are expected to be approximately 102.5% of the aggregate principal amount of the offered certificates, plus accrued interest thereon, less expenses which are estimated to be $600,000. See "Method of Distribution" in this prospectus supplement.

The Underwriter will deliver to purchasers the offered certificates (other than the residual certificates) in book-entry form through The Depository Trust Company on or about November 30, 2005.

                            BEAR, STEARNS & CO. INC.
                                   UNDERWRITER

   IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                         AND THE ACCOMPANYING PROSPECTUS

You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

o the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

o this prospectus supplement, which describes the specific terms of this series of certificates.

If the description of your certificates in this prospectus supplement differs from the related description in the prospectus, you should rely on the information in this prospectus supplement.

The Depositor's principal offices are located at 383 Madison Avenue, New York, New York 10179 and its telephone number is (212) 272-2000.


                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT


Caption                                          Page
-------                                          ----
                                                             Interest Shortfalls and Realized Losses.............S-111
                                                             Pass-Through Rates..................................S-113
SUMMARY OF PROSPECTUS SUPPLEMENT...................S-4       Assumed Final Distribution Date.....................S-113
RISK FACTORS.......................................S-31      Weighted Average Life...............................S-114
THE MORTGAGE POOL..................................S-46      Yield Sensitivity Of The Subordinate Certificates...S-130
   General.........................................S-46      Additional Yield Considerations Applicable
   Prepayment Charges on the Mortgage Loans........S-47         Solely To The Residual Certificates..............S-131
   Negative Amortization...........................S-48      Class X Certificate Yield Considerations............S-131
   Indices on the Mortgage Loans...................S-50   POOLING AND SERVICING AGREEMENT........................S-136
   Conveyance of Subsequent Mortgage Loans and the           General.............................................S-136
      Pre-Funding Account..........................S-51      Assignment of the Mortgage Loans....................S-136
THE MASTER SERVICER AND THE SERVICERS..............S-54      Representations and Warranties......................S-138
   General.........................................S-54      The Trustee.........................................S-139
   The Master Servicer.............................S-54      The Securities Administrator........................S-139
   The Servicers...................................S-54      Paying Agent and Certificate Registrar..............S-140
   EMC Mortgage Corporation........................S-55      Servicing and Other Compensation and Payment
   Delinquency and Foreclosure Experience of EMC                of Expenses......................................S-140
      Mortgage.....................................S-56      Collection and Other Servicing Procedures...........S-141
   EverHome Mortgage Company.......................S-57      Hazard Insurance....................................S-144
   Delinquency Experience of EverHome..............S-57      Certain MattersRegarding the Master Servicer... ....S-145
   Bank of America, N.A............................S-59      Events of Default...................................S-146
   Delinquency Experience of Bank of America.......S-59      Reports to Certificateholders.......................S-147
MORTGAGE LOAN ORIGINATION..........................S-61      Realization Upon Defaulted Mortgage Loans...........S-147
   General.........................................S-61      The Protected Accounts..............................S-148
   The Originators.................................S-61      The Distribution Account............................S-150
   First Horizon Home Loan Corporation.............S-61      Voting Rights.......................................S-151
   SouthStar Funding, LLC and Opteum Financial               Termination.........................................S-151
      Services, LLC................................S-63   FEDERAL INCOME TAX CONSEQUENCES........................S-153
   Bank of America, N.A............................S-65     General..............................................S-153
   EMC Mortgage Corporation........................S-67     Special Tax Considerations Applicable
                                                             to Residual Certificates............................S-156
ADDITIONAL INFORMATION.............................S-67     Characterization of the Offered Certificates.........S-157
DESCRIPTION OF THE CERTIFICATES....................S-69   RESTRICTIONS ON PURCHASE AND TRANSFER OF THE RESIDUAL
   General.........................................S-69     CERTIFICATES........................................ S-157
   Book-Entry Certificates.........................S-70   METHOD OFDISTRIBUTION..................................S-158
   Distributions on the Certificates...............S-72   SECONDARY MARKET.......................................S-159
   Interest Distributions..........................S-80   LEGALOPINIONS..........................................S-159
   Calculation of One-Month LIBOR..................S-93   RATINGS................................................S-159
   Calculation of One-Year MTA.....................S-94   LEGALINVESTMENT........................................S-161
   Principal Distributions on the Senior                  ERISACONSIDERATIONS....................................S-162
      Certificates.................................S-94   GLOSSARY...............................................S-164
   Principal Distributions on the Subordinate             SCHEDULE A...............................................A-1
      Certificates.................................S-97   ANNEX I....................................................I
   Monthly Advances................................S-99      Initial Settlement......................................I
   Allocation of Losses; Subordination.............S-100     Secondary Market Trading................................I
   Subordination...................................S-103     Certain U.S. Federal Income Tax Documentation
   Optional Purchase of Defaulted Loans............S-106     Requirements............................................I
   Restrictions on Transfer of the
      Residual Certificates........................S-106
YIELD ON THE CERTIFICATES..........................S-107
   General.........................................S-107
   Prepayment Considerations.......................S-108
   Allocation of Principal Prepayments.............S-110


                        SUMMARY OF PROSPECTUS SUPPLEMENT

      The following summary is a very broad overview of the offered certificates and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of the offered certificates, read carefully this entire prospectus supplement and the entire accompanying prospectus. A glossary is included at the end of this prospectus supplement. Capitalized terms used but not defined in the glossary at the end of this prospectus supplement have the meanings assigned to them in the glossary at the end of the prospectus.

Issuer or Trust . . . . Structured Asset Mortgage Investments II Trust 2005-AR7.

Title of Series . . . . Structured Asset Mortgage Investments II Trust 2005-AR7,
                        Mortgage Pass-Through Certificates, Series 2005-AR7. The trust will issue the certificates pursuant to a pooling and servicing agreement to be dated as of the cut-off date among the depositor, the seller, the trustee, the master servicer and the securities administrator.

Cut-off Date . . . . . .November 1, 2005.

Closing Date . . . . . .On or about November 30, 2005.

Depositor . . . . . . . Structured Asset Mortgage Investments II Inc.

Seller . . . . . . . . .EMC Mortgage Corporation, an affiliate of the depositor.

Master Servicer . . . . Wells Fargo Bank, National Association.

Servicers . . . . . . . EverHome Mortgage Company (formerly known as Alliance
                        Mortgage Company), EMC Mortgage Corporation and Bank of America, N.A.

Trustee . . . . . . . . JPMorgan Chase Bank, N.A.

Paying Agent and
Certificate Registrar. .Wells Fargo Bank, National Association.

Yield Maintenance
Provider. . . . . . . . Bear Stearns Financial Products Inc.

Securities
   Administrator. . . . Wells Fargo Bank, National Association.

Distribution Dates . . .Distributions on the offered certificates (other than the residual certificates) will be made on the 25th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in December 2005. Distributions on the residual certificates will be made on December 27, 2005.

Offered Certificates . .The classes of certificates and their respective pass-through rates and current principal amounts or notional amounts, as applicable, are set forth in the table below.


                                     OFFERED
                                   CERTIFICATES
                                     INITIAL
                                     CURRENT           INITIAL
                PASS-THROUGH        PRINCIPAL           RATING
CLASS               RATE              AMOUNT         (S&P/MOODY'S)          DESIGNATION
1-A-1           Variable Rate       $305,838,000           AAA/Aaa        Group 1 Super Senior
1-A-2           Variable Rate       $ 56,673,000           AAA/Aaa        Group 1 Senior
                                                                          Support
1-X-1           Variable Rate       $ 56,673,000           AAA/Aaa        Group 1 Senior
                                      (Notional)                          Interest Only
2-A-1           Variable Rate       $ 54,244,000           AAA/Aaa        Group 2 Super Senior
2-A-2           Variable Rate       $ 15,498,000           AAA/Aaa        Group 2 Senior
                                                                          Support Level 1
2-A-3           Variable Rate       $  7,749,000           AAA/Aaa        Group 2 Senior
                                                                          Support Level 2
2-X-1           Variable Rate       $ 54,244,000           AAA/Aaa        Group 2 Senior
                                      (Notional)                          Interest Only
2-X-2           Variable Rate       $ 23,247,000           AAA/Aaa        Group 2 Senior
                                      (Notional)                          Interest Only
3-A-1           Variable Rate       $ 66,788,000           AAA/Aaa        Group 3 Super Senior
3-A-2           Variable Rate       $ 19,082,000           AAA/Aaa        Group 3 Senior
                                                                          Support Level 1
3-A-3           Variable Rate       $  9,541,000           AAA/Aaa        Group 3 Senior
                                                                          Support Level 2
3-X-1           Variable Rate       $ 66,788,000           AAA/Aaa        Group 3 Senior
                                      (Notional)                          Interest Only
3-X-2           Variable Rate       $ 28,623,000           AAA/Aaa        Group 3 Senior
                                      (Notional)                          Interest Only
4-A-1           Variable Rate       $ 58,942,000           AAA/Aaa        Group 4 Super Senior
4-A-2           Variable Rate       $ 16,840,000           AAA/Aaa        Group 4 Senior
                                                                          Support Level 1
4-A-3           Variable Rate       $  8,421,000           AAA/Aaa        Group 4 Senior
                                                                          Support Level 2
4-X-1           Variable Rate       $ 58,942,000           AAA/Aaa        Group 4 Senior
                                      (Notional)                          Interest Only
4-X-2           Variable Rate       $ 25,261,000           AAA/Aaa        Group 4 Senior
                                      (Notional)                          Interest Only
5-A-1           Variable Rate       $ 87,776,000           AAA/Aaa        Group 5 Super
                                                                          Senior
5-A-2           Variable Rate       $ 58,517,000           AAA/Aaa        Group 5 Senior
                                                                          Support
5-X-1           Variable Rate       $ 87,776,000           AAA/Aaa        Group 5 Senior
                                      (Notional)                          Interest Only
5-X-2           Variable Rate       $ 58,517,000           AAA/Aaa        Group 5 Senior
                                      (Notional)                          Interest Only
6-A-1           Variable Rate       $ 33,543,000           AAA/Aaa        Group 6 Super Senior
6-A-2           Variable Rate       $ 14,376,000           AAA/Aaa        Group 6 Senior
                                                                          Support
6-X-1           Variable Rate       $ 33,543,000           AAA/Aaa        Group 6 Senior
                                      (Notional)                          Interest Only
6-X-2           Variable Rate       $ 14,376,000           AAA/Aaa        Group 6 Senior
                                      (Notional)                          Interest Only
R-I             Variable Rate                $50           AAA/--         Residual Certificate
R-II            Variable Rate                $50           AAA/--         Residual Certificate
R-III           Variable Rate                $50           AAA/--         Residual Certificate
1-M-X           Variable Rate       $ 28,336,575           AA+/Aa1        Group 1 Subordinate
                                      (Notional)                          Interest Only
1-B-1           Variable Rate       $  7,231,000           AA+/Aa1        Group 1 Subordinate
1-B-2           Variable Rate       $  5,081,000           AA/Aa2         Group 1 Subordinate


                                      S-5



1-B-3           Variable Rate       $  4,299,000           A/A1           Group 1 Subordinate
1-B-4           Variable Rate       $  3,908,000           BBB/Baa1       Group 1 Subordinate
M-X             Variable Rate       $ 51,542,801           AA+/Aa1        Groups 2, 3, 4, 5 and 6
                                      (Notional)                          Crossed Subordinate
                                                                          Interest Only
                                                                          Groups 2, 3, 4, 5 and 6
B-1             Variable Rate       $ 11,817,000          AA+/Aa1         Subordinate Crossed
                                                                          Groups 2, 3, 4, 5 and 6
B-2             Variable Rate       $  9,051,000          AA/Aa1          Subordinate Crossed
                                                                          Groups 2, 3, 4, 5 and 6
B-3             Variable Rate       $  3,017,000          AA-/Aa2         Subordinate Crossed
                                                                          Groups 2, 3, 4, 5 and 6
B-4             Variable Rate       $  6,286,000          A/Aa3           Subordinate Crossed
                                                                          Groups 2, 3, 4, 5 and 6
B-5             Variable Rate       $  6,286,000          BBB/A3          Subordinate Crossed
Total Offered Certificates:         $870,804,150
NON-OFFERED
CERTIFICATES
1-B-5           Variable Rate       $  3,322,000          BB/Ba2          Group 1 Subordinate
1-B-6           Variable Rate       $  2,541,000          B/NR            Group 1 Subordinate
1-B-7           Variable Rate       $  1,954,575          NR/NR           Group 1 Subordinate
                                                                          Groups 2, 3, 4, 5 and 6
B-6             Variable Rate       $  6,034,000          BB/Baa3         Subordinate Crossed
                                                                          Groups 2, 3, 4, 5 and 6
B-7             Variable Rate       $  5,280,000          B/NR            Subordinate Crossed
                                                                          Groups 2, 3, 4, 5 and 6
B-8             Variable Rate       $  3,771,801          NR/NR           Subordinate Crossed

Total Group 1 Non-Offered
Certificates:                       $  7,817,575
Total Crossed Non-Offered
Certificates:                       $ 15,085,801
Total Non-Offered
Certificates:                       $ 22,903,376
Total Certificates:                 $893,707,526

OTHER INFORMATION:

The pass-through rates on the offered certificates are described in detail on pages S-15 through S-23 in this prospectus supplement.

CLASS X CERTIFICATES:

Each of the Class 1-X-1, Class 2-X-1, Class 2-X-2, Class 3-X-1, Class 3-X-2, Class 4-X-1, Class 4-X-2, Class 5-X-1, Class 5-X-2, Class 6-X-1, Class 6-X-2, Class 1-M-X and Class M-X certificates (hereinafter collectively referred to as the Class X certificates) will have both a notional amount and a principal component. The initial principal balance of the principal component of each Class X certificate will equal zero. In the event that interest accrued on the notional amounts of a Class X certificate is reduced as a result of the allocation of net deferred interest on the related mortgage loans, as described further in this prospectus supplement, the principal balance of the principal component of the related class of certificates will increase by the amount of such reduction.

The notional amount for the Class 1-X-1 certificates will equal the sum of the current principal amount of the Class 1-A-2 certificates and the current principal amount of the principal component of the Class 1-X-1 certificates. The Class 1-X-1 notional amount on the closing date will be approximately $56,673,000.

The notional amount for the Class 2-X-1 certificates will equal the sum of the current principal amount of the Class 2-A-1 certificates and the current principal amount of the principal component of the Class 2-X-1 certificates. The Class 2-X-1 notional amount on the closing date will be approximately $54,244,000.

The notional amount for the Class 2-X-2 certificates will equal the sum of the aggregate current principal amount of the Class 2-A-2 and Class 2-A-3 certificates and the current principal amount of the principal component of the Class 2-X-2 certificates. The Class 2-X-2 notional amount on the closing date will be approximately $23,247,000.

The notional amount for the Class 3-X-1 certificates will equal the sum of the current principal amount of the Class 3-A-1 certificates and the current principal amount of the principal component of the Class 3-X-1 certificates. The Class 3-X-1 notional amount on the closing date will be approximately $66,788,000.

The notional amount for the Class 3-X-2 certificates will equal the sum of the aggregate current principal amount of the Class 3-A-2 and Class 3-A-3 certificates and the current principal amount of the principal component of the Class 3-X-2 certificates. The Class 3-X-2 notional amount on the closing date will be approximately $28,623,000.

The notional amount for the Class 4-X-1 certificates will equal the sum of the current principal amount of the Class 4-A-1 certificates and the current principal amount of the principal component of the Class 4-X-1 certificates. The Class 4-X-1 notional amount on the closing date will be approximately $58,942,000.

The notional amount for the Class 4-X-2 certificates will equal the sum of the aggregate current principal amount of the Class 4-A-2 and Class 4-A-3 certificates and the current principal amount of the principal component of the Class 4-X-2 certificates. The Class 4-X-2 notional amount on the closing date will be approximately $25,261,000.

The notional amount for the Class 5-X-1 certificates will equal the sum of the current principal amount of the Class 5-A-1 certificates and the current principal amount of the principal component of the Class 5-X-1 certificates. The Class 5-X-1 notional amount on the closing date will be approximately $87,776,000.

The notional amount for the Class 5-X-2 certificates will equal the sum of the current principal amount of the Class 5-A-2 certificates and the current principal amount of the principal component of the Class 5-X-2 certificates. The Class 5-X-2 notional amount on the closing date will be approximately $58,517,000.

The notional amount for the Class 6-X-1 certificates will equal the sum of the current principal amount of the Class 6-A-1 certificates and the current principal amount of the principal component of the Class 6-X-1 certificates. The Class 6-X-1 notional amount on the closing date will be approximately $33,543,000.

The notional amount for the Class 6-X-2 certificates will equal the sum of the current principal amount of the Class 6-A-2 certificates and the current principal amount of the principal component of the Class 6-X-2 certificates. The Class 6-X-2 notional amount on the closing date will be approximately $14,376,000.

The notional amount for the Class 1-M-X certificates will equal the sum of the aggregate current principal amount of the Class 1-B-1, Class 1-B-2, Class 1-B-3, Class 1-B-4, Class 1-B-5, Class 1-B-6 and Class 1-B-7 certificates (hereinafter collectively referred to as the Class 1-B certificates) and the current principal amount of the principal component of the Class 1-M-X certificates. The Class 1-M-X notional amount on the closing date will be approximately $28,336,575.

The notional amount for the Class M-X certificates will equal the sum of the aggregate current principal amount of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-8 certificates (hereinafter collectively referred to as the Class B certificates) and the current principal amount of the principal component of the Class M-X certificates. The Class M-X notional amount on the closing date will be approximately $51,542,801.


The Trust
                                                                and none of the group 1 mortgage loans, and approximately
The Depositor will establish a trust with respect to            22.92% of the mortgage loans in the aggregate, were
Structured Asset Mortgage Investments II Trust 2005-AR7,        originated by SouthStar Funding, LLC (hereinafter referred
Mortgage Pass-Through Certificates, Series 2005-AR7,            to as SouthStar).
pursuant to a pooling and servicing agreement, dated as of
November 1, 2005, among the Depositor, the Master Servicer,     Approximately 34.27%, 47.16%, 17.85% and 1.10% of the group
the Securities Administrator, the Trustee and the Seller.       2, group 3, group 4 and group 5 mortgage loans,
There are forty-six classes of certificates representing the    respectively, and none of the group 1 and group 6 mortgage
trust.                                                          loans, and approximately 11.00% of the mortgage loans in the aggregate, were originated by First Horizon Home Loan
See "Description of the Certificates" in this prospectus        Corporation (hereinafter referred to as First Horizon).
supplement.
                                                                The remaining mortgage loans were originated by various
The certificates represent in the aggregate the entire          originators, none of which has originated more than 10% of
beneficial ownership interest in the trust.                     the mortgage loans in the aggregate.

Distributions of interest and/or principal on the offered       Yield Maintenance Provider
certificates (other than the residual certificates) will be
made from payments received in connection with the related      Bear Stearns Financial Products Inc.
mortgage loans described below and, other than with respect
to the Class X certificates and the non-adjustable rate         The Mortgage Loans
certificates, from payments deposited in the related yield
maintenance account by the yield maintenance provider. In       The trust will contain on the closing date approximately
addition, amounts on deposit in the related interest            2,717 first lien adjustable-rate negative amortization
coverage account will be withdrawn on each distribution date    mortgage loans secured by one- to four-family residential
during the pre-funding period to cover any shortfall in         properties. The mortgage loans have an aggregate principal
interest payments on the related joint Class A certificates     balance of approximately $893,707,526 as of the cut-off
due to the pre-funding feature. Distributions of principal      date.
on the residual certificates will be made only from the
amount deposited by the depositor into the Distribution         The mortgage loans have been divided into six loan groups,
Account on the closing date, as described below. The            designated as loan group 1, loan group 2, loan group 3, loan
residual certificates do not have a pass-through rate and       group 4, loan group 5 and loan group 6, as more fully
will not bear interest.                                         described below and in Schedule A to this prospectus
                                                                supplement.
The Originators
                                                                All of the mortgage loans have a negative amortization
All of the group 1 mortgage loans, and none of the group 2,     feature, under which accrued interest on a mortgage loan
group 3, group 4, group 5 and group 6 mortgage loans, and       will be deferred and added to the principal balance of that
approximately 43.73% of the mortgage loans in the aggregate,    mortgage loan if the minimum monthly payment on such
were originated by Bank of America, N.A. (hereinafter           mortgage loan on its interest payment date is less than the
referred to as Bank of America).                                amount of accrued interest due on that mortgage loan on that payment date.
Approximately 13.22%, 23.79%, 45.93%, 68.36% and 25.43% of
the group 2, group 3, group 4, group 5 and group 6 mortgage     The interest rate on each mortgage loan will be adjusted
loans, respectively,                                            monthly based on LAMA, One-Month



                                                                 S-9


LIBOR or One-Year MTA, in each case to equal the related        The group 1 senior certificates will be entitled to receive
index plus a fixed percentage set forth in or computed in       distributions solely with respect to the group 1 mortgage
accordance with the related note, and generally subject to      loans, as more fully described in this prospectus
rounding and to certain other limitations, including a          supplement.
maximum lifetime mortgage rate, and in certain cases a
minimum lifetime mortgage rate and in certain cases a           The group 2, group 3, group 4, group 5 and group 6 senior
maximum upward or downward adjustment on each interest          certificates will be entitled to receive distributions
adjustment date, all as more fully described under "The         solely with respect to the group 2, group 3, group 4, group
Mortgage Pool" in this prospectus supplement. The related       5 and group 6 mortgage loans (hereinafter collectively
index is as described under "The Mortgage Pool--Indices on      referred to as the crossed mortgage loans), respectively,
the Mortgage Loans" in this prospectus supplement.              except under the limited circumstances described in this
                                                                prospectus supplement.
While the interest rate on each mortgage loan will adjust
monthly (with respect to certain of the mortgage loans,         The group 1 subordinate certificates will be entitled to
after a period of up to four months after origination during    receive distributions solely with respect to the group 1
which the related mortgage rate is fixed), the minimum          mortgage loans, as more fully described in this prospectus
monthly payment due on the mortgage loans generally will        supplement.
only adjust annually. On each annual payment adjustment
date, the minimum monthly payment due on such mortgage loan     The crossed subordinate certificates will be entitled to
will be reset to fully amortize such mortgage loan over its     receive distributions from the crossed mortgage loans, as
remaining term to maturity, subject to the conditions that      more fully described in this prospectus supplement.
(i) the amount of the monthly payment on the related
mortgage loan will not increase or decrease by an amount        No mortgage loan is an interest only loan or contains an
that is more than 7.50% of the monthly payment on such          interest only period.
mortgage loan prior to such adjustment, (ii) as of the fifth
anniversary of the first due date with respect to such          TOTAL MORTGAGE LOAN POOL
mortgage loan, and on every fifth anniversary thereafter,
and on the last payment adjustment date prior to the related    The following table summarizes the approximate
mortgage loan's scheduled maturity date, the minimum monthly    characteristics of all of the mortgage loans as of the
payment on the related mortgage loan will be reset without      cut-off date:
regard to the limitation described in clause (i) above, and
(iii) if the unpaid principal balance on such mortgage loan     Number of mortgage loans:........................2,717
exceeds 110% or 115%, as the case may be, of the original       Aggregate principal
principal balance on such mortgage loan due to deferred         balance:..................................$893,707,526
interest having been added to the principal balance of such     Range of
mortgage loan, then the monthly payment on such mortgage        principal balances:..............$30,500 to $2,900,000
loan will be reset on that payment date without regard to       Average
the limitation described in clause (i) above to amortize        principal balance:............................$328,932
fully the then unpaid principal balance of such mortgage        Range of mortgage rates (per annum):..........1.000% to
loan over its remaining term to maturity. See "The Mortgage     7.750%
Pool--General--Negative Amortization" in this prospectus        Weighted average mortgage rate (per annum):......5.486%
supplement.                                                     Range of remaining terms to stated
                                                                maturity (months):..........................177 to 480
                                                                Weighted average remaining terms
                                                                to stated maturity (months):.......................363
                                                                Weighted average loan-to-value
                                                                ratio at origination:............................74.79%
                                                                Non zero weighted average gross margin (per
                                                                annum):..........................................2.952%
                                                                Weighted average maximum lifetime
                                                                mortgage rate (per annum):......................10.070%


                                                                S-10


Weighted average months to next                                 Range of remaining terms to stated
interest adjustment date (months):........................1     maturity (months):...............................347 to 478
Loan Index Type:                                                Weighted average remaining terms
LAMA.................................................43.73%     to stated maturity (months):............................370
One-Month LIBOR.......................................9.66%     Weighted average loan-to-value
One-Year MTA ........................................46.61%     ratio at origination:................................77.13%
                                                                Non zero weighted average gross margin (per
THE GROUP 1 MORTGAGE LOANS                                      annum):..............................................3.094%
                                                                Weighted average maximum lifetime
The following table summarizes the approximate                  mortgage rate (per annum):..........................10.894%
characteristics of all of the mortgage loans in loan            Weighted average months to first
group 1 as of the cut-off date:                                 interest adjustment date (months):........................1
                                                                Loan Index Type:
Number of mortgage loans:.............................1,030     One-Month LIBOR.....................................100.00%
Aggregate principal
balance:.......................................$390,847,575     THE GROUP 3 MORTGAGE LOANS
Range of
principal balances:...................$43,895 to $2,495,330     The following table summarizes the approximate
Average                                                         characteristics of all of the mortgage loans in loan group 3
principal balance:.................................$379,464     as of the cut-off date:
Range of mortgage rates (per annum):..............1.000% to
6.750%                                                          Number of mortgage loans:...............................323
Weighted average mortgage rate (per annum):..........4.641%     Aggregate principal
Range of remaining terms to stated                              balance:.......................................$106,307,453
maturity (months):...............................355 to 360     Range of
Weighted average remaining terms                                principal balances:...................$41,431 to $1,673,934
to stated maturity (months):............................358     Average
Weighted average loan-to-value                                  principal balance:.................................$329,125
ratio at origination:................................72.86%     Range of
Non zero weighted average gross margin (per                     mortgage rates (per annum):................1.000% to 7.163%
annum):..............................................2.670%     Weighted average mortgage rate (per annum):..........6.018%
Weighted average maximum lifetime                               Range of remaining terms to stated
mortgage rate (per annum):...........................9.957%     maturity (months):...............................353 to 479
Weighted average months to first                                Weighted average remaining terms
interest adjustment date (months):........................1     to stated maturity (months):............................364
Loan Index Type:                                                Weighted average loan-to-value
LAMA................................................100.00%     ratio at origination:................................75.38%
                                                                Non zero weighted average gross margin (per
THE GROUP 2 MORTGAGE LOANS                                      annum):..............................................3.131%
                                                                Weighted average maximum lifetime
The following table summarizes the approximate                  mortgage rate (per annum):..........................10.116%
characteristics of all of the mortgage loans in loan            Weighted average months to first
group 2 as of the cut-off date:                                 interest adjustment date (months):........................1
                                                                Loan Index Type:
Number of mortgage loans:...............................299     One-Year MTA........................................100.00%
Aggregate principal
balance:........................................$86,341,611     THE GROUP 4 MORTGAGE LOANS
Range of
principal balances:...................$30,500 to $1,271,962     The following table summarizes the approximate
Average                                                         characteristics of all of the mortgage loans in loan group 4
principal balance:.................................$288,768     as of the cut-off date:
Range of
mortgage rates (per annum):................1.000% to 7.750%     Number of mortgage loans:...............................306
Weighted average mortgage rate (per annum):..........6.537%     Aggregate principal
                                                                balance:........................................$93,818,497


                                                                S-11


Range of
principal balances:...................$34,234 to $2,347,422     THE GROUP 6 MORTGAGE LOANS
Average
principal balance:.................................$305,596     The following table summarizes the approximate
Range of mortgage rates (per                                    characteristics of all of the mortgage loans in loan group 6
annum):....................................1.000% to 7.375%     as of the cut-off date:
Weighted average mortgage
rate (per annum):....................................5.988%     Number of mortgage loans:...............................118
Range of remaining terms to stated                              Aggregate principal
maturity (months):...............................177 to 480     balance:........................................$53,391,187
Weighted average remaining terms                                Range of
to stated maturity (months):............................369     principal balances:...................$99,737 to $2,486,225
Weighted average loan-to-value                                  Average
ratio at origination:................................75.73%     principal balance:.................................$452,468
Non zero weighted average gross margin (per                     Range of mortgage rates (per annum):.......1.000% to 7.000%
annum):..............................................3.219%     Weighted average mortgage rate (per annum):..........5.751%
Weighted average maximum lifetime                               Range of remaining terms to stated
mortgage rate (per annum):...........................9.988%     maturity (months):...............................355 to 480
Weighted average months to first                                Weighted average remaining terms
interest adjustment date (months):........................1     to stated maturity (months):............................372
Loan Index Type:                                                Weighted average loan-to-value
One-Year MTA........................................100.00%     ratio at origination:................................73.63%
                                                                Non zero weighted average gross margin (per
THE GROUP 5 MORTGAGE LOANS                                      annum):..............................................3.024%
                                                                Weighted average maximum lifetime
The following table summarizes the approximate                  mortgage rate (per annum):...........................9.953%
characteristics of all of the mortgage loans in loan group 5    Weighted average months to first
as of the cut-off date:                                         interest adjustment date (months):........................1
                                                                Loan Index Type:
Number of mortgage loans:...............................641     One-Year MTA........................................100.00%
Aggregate principal
balance:.......................................$163,001,054     For additional information regarding the group 1, group 2,
Range of                                                        group 3, group 4, group 5 and group 6 mortgage loans, see
principal balances:...................$40,650 to $2,900,000     "The Mortgage Pool" in this prospectus supplement and
Average                                                         Schedule A, which is attached and is part of this prospectus
principal balance:.................................$254,292     supplement.
Range of mortgage rates (per annum):.......1.000% to 7.250%
Weighted average mortgage rate (per annum):..........6.231%     Description of the Certificates
Range of remaining terms to stated
maturity (months):...............................177 to 479     General
Weighted average remaining terms
to stated maturity (months):............................363     The trust will issue the certificates in six certificate
Weighted average loan-to-value                                  groups, each referred to herein as a certificate group.
ratio at origination:................................77.64%
Non zero weighted average gross margin (per                     The Class 1-A-1, Class 1-A-2 and Class 1-X-1 certificates
annum):..............................................3.261%     will represent interests in loan group 1, and are sometimes
Weighted average maximum lifetime                               referred to herein as the group 1 senior certificates.
mortgage rate (per annum):...........................9.957%
Weighted average months to first
interest adjustment date (months):........................1
Loan Index Type:
One-Year MTA........................................100.00%


                                                                S-12


Payments of interest and principal on the group 1 senior        The Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 2-A-2,
certificates will be made from payments or proceeds relating    Class 2-A-3, Class 3-A-1, Class 3-A-2, Class 3-A-3, Class
to the group 1 mortgage loans.                                  4-A-1, Class 4-A-2, Class 4-A-3, Class 5-A-1, Class 5-A-2,
                                                                Class 6-A-1 and Class 6-A-2 certificates are sometimes
The Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-X-1 and      referred to herein as the Class A certificates.
Class 2-X-2 certificates will represent interests
principally in loan group 2 and are sometimes referred to       The Class 1-X-1, Class 2-X-1, Class 2-X-2, Class 3-X-1,
herein as the group 2 senior certificates.                      Class 3-X-2, Class 4-X-1, Class 4-X-2, Class 5-X-1, Class
                                                                5-X-2, Class 6-X-1, Class 6-X-2, Class 1-M-X and Class M-X
The Class 3-A-1, Class 3-A-2, Class 3-A-3, Class 3-X-1 and      certificates are sometimes referred to herein as the Class X
Class 3-X-2 certificates will represent interests               certificates.
principally in loan group 3 and are sometimes referred to
herein as the group 3 senior certificates.                      The Class 1-M-X, Class 1-B-1, Class 1-B-2, Class 1-B-3 and
                                                                Class 1-B-4 certificates will each represent subordinated
The Class 4-A-1, Class 4-A-2, Class 4-A-3, Class 4-X-1 and      interests in loan group 1, and are sometimes referred to
Class 4-X-2 certificates will represent interests               herein as the group 1 offered subordinate certificates.
principally in loan group 4 and are sometimes referred to
herein as the group 4 senior certificates.                      The Class M-X, Class B-1, Class B-2, Class B-3, Class B-4
                                                                and Class B-5 certificates will each represent subordinated
The Class 5-A-1, Class 5-A-2, Class 5-X-1 and Class 5-X-2       interests in the crossed loan groups, and are sometimes
certificates will represent interests principally in loan       referred to herein as the crossed offered subordinate
group 5 and are sometimes referred to herein as the group 5     certificates.
senior certificates.
                                                                The group 1 offered subordinate certificates and the crossed
The Class 6-A-1, Class 6-A-2, Class 6-X-1 and Class 6-X-2       offered subordinate certificates are sometimes referred to
certificates will represent interests principally in loan       herein as the offered subordinate certificates.
group 6 and are sometimes referred to herein as the group 6
senior certificates.                                            The Class 1-A-2, Class 2-A-2, Class 2-A-3, Class 3-A-2,
                                                                Class 3-A-3, Class 4-A-2, Class 4-A-3 and Class 6-A-2
The group 1, group 2, group 3, group 4, group 5 and group 6     certificates (hereinafter collectively referred to as the
senior certificates, along with the residual certificates,      adjustable rate Class A certificates), the Class 1-B
are sometimes referred to herein as the senior certificates.    certificates and the Class B certificates are sometimes
                                                                referred to herein as the adjustable rate certificates.
Payments of interest and principal on each class of group 2,
group 3, group 4, group 5 and group 6 senior certificates       In addition, the Class R-I, Class R-II and Class R-III
will be made first from payments or proceeds relating to the    certificates, also referred to herein as the Class R
mortgage loans in the related loan group and thereafter, in     certificates or the residual certificates, will each
limited circumstances as further described herein, from         represent the residual interest in a real estate mortgage
payments or proceeds relating to the mortgage loans in loan     investment conduit established by the trust. The residual
group 2, loan group 3, loan group 4, loan group 5 and loan      certificates, together with the other senior certificates
group 6 (hereinafter collectively referred to as the crossed    and the offered subordinate certificates, are sometimes
loan groups).                                                   referred to herein as the offered certificates.

                                                                The trust will also issue the Class 1-B-5, Class 1-B-6 and
                                                                Class 1-B-7 certificates, which are not


                                                                S-13


offered by this prospectus supplement, and are sometimes        designated as the "group 3 pre-funding account",
referred to herein as the group 1 non-offered subordinate       approximately $416,000 will be deposited into an account
certificates. The group 1 non-offered subordinate               designated as the "group 4 pre-funding account",
certificates have an initial principal balance of               approximately $15,054,467 will be deposited into an account
$7,817,575.                                                     designated as the "group 5 pre-funding account" and
                                                                approximately $13,210,039 will be deposited into an account
The trust will also issue the Class B-6, Class B-7 and Class    designated as the "group 6 pre-funding account". These
B-8 certificates, which are not offered by this prospectus      amounts will come from the proceeds of the sale of the group
supplement, and are sometimes referred to herein as the         2, group 3, group 4, group 5 and group 6 certificates,
crossed non-offered subordinate certificates. The crossed       respectively, and will be used during the pre-funding
non-offered subordinate certificates have an initial            period, which will end on February 26, 2006, to buy group 2,
principal balance of $15,085,801.                               group 3, group 4, group 5 and group 5 subsequent mortgage
                                                                loans, respectively, from the seller from time to time. The
The group 1 non-offered subordinate certificates, together      crossed mortgage loans sold to the trust after the closing
with the crossed non-offered subordinate certificates, are      date will conform to certain specified characteristics. Any
sometimes referred to herein as the non-offered subordinate     amounts remaining in the pre-funding accounts at the end of
certificates.                                                   the pre-funding period will be distributed on a pro rata
                                                                basis on the following distribution date as a payment of
The non-offered subordinate certificates, together with the     principal on the related joint Class A certificates.
offered certificates, are sometimes referred to herein as
the certificates.                                               The Interest Coverage Accounts

The assumed final distribution date for the group 1             On the closing date, part of the proceeds of the sale of the
certificates is December                                        group 2, group 3, group 4, group 5 and group 6 certificates
27, 2035.                                                       will be deposited into accounts designated the "group 2
                                                                interest coverage account," the "group 3 interest coverage
The assumed final distribution date for the certificates        account," the "group 4 interest coverage account," the
(other than the group 1 certificates) is March 25, 2046.        "group 5 interest coverage account" and the "group 6
                                                                interest coverage account," respectively, each of which will
Record Date                                                     be held by the paying agent. Amounts on deposit in the
                                                                interest coverage accounts will be withdrawn on each
For the Class 1-A-1, Class 2-A-1, Class 3-A-1, Class 4-A-1,     distribution date during the pre-funding period to cover any
Class 5-A-1, Class 5-A-2 and Class 6-A-1 certificates           shortfall in interest payments on the related joint Class A
(hereinafter collectively referred to as the non-adjustable     certificates due to the pre-funding feature. Any amounts
rate certificates) and each class of the Class X                remaining in the interest coverage accounts at the end of
certificates, and for any distribution date, the close of       the pre-funding period will be paid to the depositor or its
business on the last business day of the month preceding the    designee on the next distribution date.
month in which such distribution date occurs. With respect
to the adjustable rate certificates, and for any                Group 1 Adjustable Rate Carryover Shortfall Amounts
distribution date, the day of the month prior to that
distribution date. The record date for the residual             To the extent the per annum pass-through rate on the Class
certificates will be the closing date.                          1-A-2 certificates or any of the Class 1-B certificates on any distribution date is equal to
The Pre-Funding Accounts

On the closing date, approximately $759,200 will be deposited into an account designated as the "group 2 pre-funding account", approximately $3,355,858 will be deposited into an account


                                                                S-14



the then-applicable weighted average of the net rates of the    Class R-II certificates and Class R-III certificates will
group 1 mortgage loans, the difference between the lesser of    each be issued as a single certificate of $50.
(x) One-Month LIBOR plus the related margin, as calculated
for such distribution date, and (y) 10.50% and interest         Registration of Offered Certificates
accrued on the related class of certificates at the weighted
average of the net rates of the group 1 mortgage loans will     The offered certificates, other than the residual
create a shortfall that will carry forward with interest        certificates, will be issued initially in book-entry form.
thereon. The amount of this shortfall will be covered by        Persons acquiring interests in the offered certificates
amounts otherwise payable to the related Class X                (other than the residual certificates) will hold their
certificates in the manner and priority described in this       beneficial interests through The Depository Trust Company.
prospectus supplement.                                          The trust will issue the residual certificates in
                                                                certificated fully-registered form. We refer you to
Crossed Adjustable Rate Carryover Shortfall Amounts             "Description of the Certificates--Book-entry Certificates"
                                                                in this prospectus supplement.
To the extent the per annum pass-through rate on any of the
adjustable rate certificates (other than the Class 1-A-2        Pass Through Rates
certificates and the Class 1-B certificates) on any
distribution date is equal to the then-applicable weighted      The pass-through rates on each class of offered certificates
average of the net rates of the crossed mortgage loans, the     are as follows:
difference between the lesser of (x) One-Month LIBOR plus
the related margin, as calculated for such distribution         The Class 1-A-1 certificates will bear interest at a
date, and (y) 10.50% and interest accrued on the related        variable per annum pass-through rate equal to the weighted
class of certificates at the weighted average of the net        average of the net rates of the group 1 mortgage loans (as
rates of the crossed mortgage loans will create a shortfall     of the second preceding due date), calculated on the basis
that will carry forward with interest thereon. The amount of    of a year of 360 days with twelve 30-day months. The
this shortfall will be covered by amounts otherwise payable     pass-through rate for the Class 1-A-1 certificates with
to the related Class X certificates in the manner and           respect to the first interest accrual period is expected to
priority described in this prospectus supplement. See           be approximately 4.266% per annum.
"Description of the Certificates-Interest Distributions" in
this prospectus supplement.                                     The Class 1-A-2 certificates will bear interest at a
                                                                variable per annum pass-through rate equal to the least of
Denominations                                                   (i) One-Month LIBOR plus a margin initially equal to 0.380%,
                                                                (ii) 10.50% and (iii) the weighted average of the net rates
For each class of senior certificates, other than the           of the group 1 mortgage loans (as of the second preceding
residual certificates, $1,000 and multiples of $1.00 in         due date), as adjusted to an effective rate reflecting the
excess thereof, except that one certificate of each class       accrual of interest on an actual/360 basis. On the first
may be issued to accommodate the remainder of the initial       distribution date following the first possible optional
principal amount or notional amount, as the case may be, of     termination date, the related margin will increase to
such class of certificates. For each class of offered           0.760%. The pass-through rate for the Class 1-A-2
subordinate certificates, $25,000 and multiples of $1.00 in     certificates with respect to the first interest accrual
excess thereof, except that one certificate of each class       period is expected to be approximately 4.600% per annum.
may be issued to accommodate the remainder of the initial
principal amount of such class of certificates. The Class       The Class 2-A-1 certificates will bear interest at a
R-I certificates,                                               variable per annum pass-through rate equal to the lesser of
                                                                (i) One-Month LIBOR plus a margin initially equal to 1.000%
                                                                and (ii) the weighted average of the net rates of the group
                                                                2 mortgage



                                                                S-15



loans (as of the second preceding due date), calculated on      least of (i) One-Month LIBOR plus a margin initially equal
the basis of a year of 360 days with twelve 30-day months.      to 0.350%, (ii) 10.50% and (iii) the weighted average of the
The pass-through rate for the Class 2-A-1 certificates with     net rates of the group 3 mortgage loans (as of the second
respect to the first interest accrual period is expected to     preceding due date), as adjusted to an effective rate
be approximately 4.980% per annum.                              reflecting the accrual of interest on an actual/360 basis.
                                                                On the first distribution date following the first possible
The Class 2-A-2 certificates will bear interest at a            optional termination date, the related margin will increase
variable per annum pass-through rate equal to the least of      to 0.700%. The pass-through rate for the Class 3-A-2
(i) One-Month LIBOR plus a margin initially equal to 0.340%,    certificates with respect to the first interest accrual
(ii) 10.50% and (iii) the weighted average of the net rates     period is expected to be approximately 4.570% per annum.
of the group 2 mortgage loans (as of the second preceding
due date), as adjusted to an effective rate reflecting the      The Class 3-A-3 certificates will bear interest at a
accrual of interest on an actual/360 basis. On the first        variable per annum pass-through rate equal to the least of
distribution date following the first possible optional         (i) One-Month LIBOR plus a margin initially equal to 0.430%,
termination date, the related margin will increase to           (ii) 10.50% and (iii) the weighted average of the net rates
0.680%. The pass-through rate for the Class 2-A-2               of the group 3 mortgage loans (as of the second preceding
certificates with respect to the first interest accrual         due date), as adjusted to an effective rate reflecting the
period is expected to be approximately 4.560% per annum.        accrual of interest on an actual/360 basis. On the first
                                                                distribution date following the first possible optional
The Class 2-A-3 certificates will bear interest at a            termination date, the related margin will increase to
variable per annum pass-through rate equal to the least of      0.860%. The pass-through rate for the Class 3-A-3
(i) One-Month LIBOR plus a margin initially equal to 0.420%,    certificates with respect to the first interest accrual
(ii) 10.50% and (iii) the weighted average of the net rates     period is expected to be approximately 4.650% per annum.
of the group 2 mortgage loans (as of the second preceding
due date), as adjusted to an effective rate reflecting the      The Class 4-A-1 certificates will bear interest at a
accrual of interest on an actual/360 basis. On the first        variable per annum pass-through rate equal to the lesser of
distribution date following the first possible optional         (i) One-Year MTA plus a margin initially equal to 2.150% and
termination date, the related margin will increase to           (ii) the weighted average of the net rates of the group 4
0.840%. The pass-through rate for the Class 2-A-3               mortgage loans (as of the second preceding due date),
certificates with respect to the first interest accrual         calculated on the basis of a year of 360 days with twelve
period is expected to be approximately 4.640% per annum.        30-day months. The pass-through rate for the Class 4-A-1
                                                                certificates with respect to the first interest accrual
The Class 3-A-1 certificates will bear interest at a            period is expected to be approximately 5.313% per annum.
variable per annum pass-through rate equal to the lesser of
(i) One-Year MTA plus a margin initially equal to 1.050% and    The Class 4-A-2 certificates will bear interest at a
(ii) the weighted average of the net rates of the group 3       variable per annum pass-through rate equal to the least of
mortgage loans (as of the second preceding due date),           (i) One-Month LIBOR plus a margin initially equal to 0.350%,
calculated on the basis of a year of 360 days with twelve       (ii) 10.50% and (iii) the weighted average of the net rates
30-day months. The pass-through rate for the Class 3-A-1        of the group 4 mortgage loans (as of the second preceding
certificates with respect to the first interest accrual         due date), as adjusted to an effective rate reflecting the
period is expected to be approximately 4.213% per annum.        accrual of interest on an actual/360 basis. On the first
                                                                distribution date following the first possible optional
The Class 3-A-2 certificates will bear interest at a            termination date, the related margin will increase to
variable per annum pass-through rate equal to the               0.700%. The pass-through rate for the



                            S-16


Class 4-A-2 certificates with respect to the first interest     certificates with respect to the first interest accrual
accrual period is expected to be approximately 4.570% per       period is expected to be approximately 4.763% per annum.
annum.
                                                                The Class 6-A-2 certificates will bear interest at a
The Class 4-A-3 certificates will bear interest at a            variable per annum pass-through rate equal to the least of
variable per annum pass-through rate equal to the least of      (i) One-Month LIBOR plus a margin initially equal to 0.380%,
(i) One-Month LIBOR plus a margin initially equal to 0.430%,    (ii) 10.50% and (iii) the weighted average of the net rates
(ii) 10.50% and (iii) the weighted average of the net rates     of the group 6 mortgage loans (as of the second preceding
of the group 4 mortgage loans (as of the second preceding       due date), as adjusted to an effective rate reflecting the
due date), as adjusted to an effective rate reflecting the      accrual of interest on an actual/360 basis. On the first
accrual of interest on an actual/360 basis. On the first        distribution date following the first possible optional
distribution date following the first possible optional         termination date, the related margin will increase to
termination date, the related margin will increase to           0.760%. The pass-through rate for the Class 6-A-2
0.860%. The pass-through rate for the Class 4-A-3               certificates with respect to the first interest accrual
certificates with respect to the first interest accrual         period is expected to be approximately 4.600% per annum.
period is expected to be approximately 4.560% per annum.
                                                                The residual certificates do not have a pass-through rate
The Class 5-A-1 certificates will bear interest at a            and will not bear interest.
variable per annum pass-through rate equal to the lesser of
(i) One-Year MTA plus a margin initially equal to 1.460% and    The Class 1-X-1 certificates will bear interest at a
(ii) the weighted average of the net rates of the group 5       variable pass-through rate equal to the greater of (i) zero
mortgage loans (as of the second preceding due date),           and (ii) the excess of (x) the weighted average of the net
calculated on the basis of a year of 360 days with twelve       rates of the group 1 mortgage loans (as of the second
30-day months. The pass-through rate for the Class 5-A-1        preceding due date) over (y) the pass-through rate on the
certificates with respect to the first interest accrual         Class 1-A-2 certificates, based on a notional amount equal
period is expected to be approximately 4.623% per annum.        to the sum of the current principal amount of the Class
                                                                1-A-2 certificates and the current principal amount of the
The Class 5-A-2 certificates will bear interest at a            principal component of the Class 1-X-1 certificates and
variable per annum pass-through rate equal to the lesser of     calculated on the basis of a year of 360 days with twelve
(i) One-Year MTA plus a margin initially equal to 2.050% and    30-day months.
(ii) the weighted average of the net rates of the group 5
mortgage loans (as of the second preceding due date),           The amount of interest payable to the Class 1-X-1
calculated on the basis of a year of 360 days with twelve       certificates on a distribution date will be reduced by any
30-day months. The pass-through rate for the Class 5-A-2        amounts necessary to fund the Class 1-A-2 Carryover
certificates with respect to the first interest accrual         Shortfall Reserve Fund on such distribution date to pay any
period is expected to be approximately 5.213% per annum.        Class 1-A-2 Carryover Shortfall Amounts relating to such
                                                                distribution date and the Class 1-A-2 certificates, in the
The Class 6-A-1 certificates will bear interest at a            manner and priority set forth in this prospectus supplement.
variable per annum pass-through rate equal to the lesser of
(i) One-Year MTA plus a margin initially equal to 1.600% and    The Class 1-M-X certificates will bear interest at a
(ii) the weighted average of the net rates of the group 6       variable pass-through rate equal to the greater of (i) zero
mortgage loans (as of the second preceding due date),           and (ii) the excess of (x) the weighted average of the net
calculated on the basis of a year of 360 days with twelve       rates of the group 1 mortgage loans (as of the second
30-day months. The pass-through rate for the Class 6-A-1        preceding due date) over (y) the weighted average of the
                                                                pass-through rates



                                                                S-17


on the Class 1-B certificates, based on a notional amount       Shortfall Reserve Fund on such distribution date to pay any
equal to the sum of the aggregate current principal amount      Class 2-A Carryover Shortfall Amounts relating to such
of the Class 1-B certificates and the current principal         distribution date and the Class 2-A-2 and Class 2-A-3
amount of the principal component of the Class 1-M-X            certificates, in the manner and priority set forth in this
certificates and calculated on the basis of a year of 360       prospectus supplement.
days with twelve 30-day months.
                                                                The Class 3-X-1 certificates will bear interest at a
The amount of interest payable to the Class 1-M-X               variable pass-through rate equal to the greater of (i) zero
certificates on a distribution date will be reduced by any      and (ii) the excess of (x) the weighted average of the net
amounts necessary to fund the Class 1-B Carryover Shortfall     rates of the group 3 mortgage loans (as of the second
Reserve Fund on such distribution date to pay any Class 1-B     preceding due date) over (y) the pass-through rate on the
Carryover Shortfall Amounts relating to such distribution       Class 3-A-1 certificates, based on a notional amount equal
date and the Class 1-B certificates, in the manner and          to the sum of the current principal amount of the Class
priority set forth in this prospectus supplement.               3-A-1 certificates and the current principal amount of the principal component of the Class 3-X-1 certificates and
The Class 2-X-1 certificates will bear interest at a            calculated on the basis of a year of 360 days with twelve
variable pass-through rate equal to the greater of (i) zero     30-day months.
and (ii) the excess of (x) the weighted average of the net
rates of the group 2 mortgage loans (as of the second           The Class 3-X-2 certificates will bear interest at a
preceding due date) over (y) the pass-through rate on the       variable pass-through rate equal to the greater of (i) zero
Class 2-A-1 certificates, based on a notional amount equal      and (ii) the excess of (x) the weighted average of the net
to the sum of the current principal amount of the Class         rates of the group 3 mortgage loans (as of the second
2-A-1 certificates and the current principal amount of the      preceding due date) over (y) the weighted average of the
principal component of the Class 2-X-1 certificates and         pass-through rates on the Class 3-A-2 and Class 3-A-3
calculated on the basis of a year of 360 days with twelve       certificates, based on a notional amount equal to the sum of
30-day months.                                                  the aggregate current principal amount of the Class 3-A-2
                                                                and Class 3-A-3 certificates and the current principal
The Class 2-X-2 certificates will bear interest at a            amount of the principal component of the Class 3-X-2
variable pass-through rate equal to the greater of (i) zero     certificates and calculated on the basis of a year of 360
and (ii) the excess of (x) the weighted average of the net      days with twelve 30-day months.
rates of the group 2 mortgage loans (as of the second
preceding due date) over (y) the weighted average of the        The amount of interest payable to the Class 3-X-2
pass-through rates on the Class 2-A-2 and Class 2-A-3           certificates on a distribution date will be reduced by any
certificates, based on a notional amount equal to the sum of    amounts necessary to fund the Class 3-A Carryover Shortfall
the aggregate current principal amount of the Class 2-A-2       Reserve Fund on such distribution date to pay any Class 3-A
and Class 2-A-3 certificates and the current principal          Carryover Shortfall Amounts relating to such distribution
amount of the principal component of the Class 2-X-2            date and the Class 3-A-2 and Class 3-A-3 certificates, in
certificates and calculated on the basis of a year of 360       the manner and priority set forth in this prospectus
days with twelve 30-day months.                                 supplement.

The amount of interest payable to the Class 2-X-2               The Class 4-X-1 certificates will bear interest at a
certificates on a distribution date will be reduced by any      variable pass-through rate equal to the greater of (i) zero
amounts necessary to fund the Class 2-A Carryover               and (ii) the excess of (x) the weighted average of the net rates of the group 4 mortgage loans (as of the second
                                                                preceding due date) over (y) the pass-through rate on the
                                                                Class 4-A-1 certificates, based on a notional amount equal to the sum of the current principal amount of the


                                                                S-18


Class 4-A-1 certificates and the current principal amount of    Class 5-A-2 certificates and the current principal amount of
the principal component of the Class 4-X-1 certificates and     the principal component of the Class 5-X-2 certificates and
calculated on the basis of a year of 360 days with twelve       calculated on the basis of a year of 360 days with twelve
30-day months.                                                  30-day months.

The Class 4-X-2 certificates will bear interest at a            The Class 6-X-1 certificates will bear interest at a
variable pass-through rate equal to the greater of (i) zero     variable pass-through rate equal to the greater of (i) zero
and (ii) the excess of (x) the weighted average of the net      and (ii) the excess of (x) the weighted average of the net
rates of the group 4 mortgage loans (as of the second           rates of the group 6 mortgage loans (as of the second
preceding due date) over (y) the weighted average of the        preceding due date) over (y) the pass-through rate on the
pass-through rates on the Class 4-A-2 and Class 4-A-3           Class 6-A-1 certificates, based on a notional amount equal
certificates, based on a notional amount equal to the sum of    to the sum of the current principal amount of the Class
the aggregate current principal amount of the Class 4-A-2       6-A-1 certificates and the current principal amount of the
and Class 4-A-3 certificates and the current principal          principal component of the Class 6-X-1 certificates and
amount of the principal component of the Class 4-X-2            calculated on the basis of a year of 360 days with twelve
certificates and calculated on the basis of a year of 360       30-day months.
days with twelve 30-day months.
                                                                The Class 6-X-2 certificates will bear interest at a
The amount of interest payable to the Class 4-X-2               variable pass-through rate equal to the greater of (i) zero
certificates on a distribution date will be reduced by any      and (ii) the excess of (x) the weighted average of the net
amounts necessary to fund the Class 4-A Carryover Shortfall     rates of the group 6 mortgage loans (as of the second
Reserve Fund on such distribution date to pay any Class 4-A     preceding due date) over (y) the pass-through rate on the
Carryover Shortfall Amounts relating to such distribution       Class 6-A-2 certificates, based on a notional amount equal
date and the Class 4-A-2 and Class 4-A-3 certificates, in       to the sum of the current principal amount of the Class
the manner and priority set forth in this prospectus            6-A-2 certificates and the current principal amount of the
supplement.                                                     principal component of the Class 6-X-2 certificates and
                                                                calculated on the basis of a year of 360 days with twelve
The Class 5-X-1 certificates will bear interest at a            30-day months.
variable pass-through rate equal to the greater of (i) zero
and (ii) the excess of (x) the weighted average of the net      The amount of interest payable to the Class 6-X-2
rates of the group 5 mortgage loans (as of the second           certificates on a distribution date will be reduced by any
preceding due date) over (y) the pass-through rate on the       amounts necessary to fund the Class 6-A Carryover Shortfall
Class 5-A-1 certificates, based on a notional amount equal      Reserve Fund on such distribution date to pay any Class 6-A
to the sum of the current principal amount of the Class         Carryover Shortfall Amounts relating to such distribution
5-A-1 certificates and the current principal amount of the      date and the Class 6-A-2 certificates, in the manner and
principal component of the Class 5-X-1 certificates and         priority set forth in this prospectus supplement.
calculated on the basis of a year of 360 days with twelve
30-day months.                                                  The Class M-X certificates will bear interest at a variable pass-through rate equal to the greater of (i) zero and (ii)
The Class 5-X-2 certificates will bear interest at a            the excess of (x) the weighted average of the net rates of
variable pass-through rate equal to the greater of (i) zero     the crossed mortgage loans (as of the second preceding due
and (ii) the excess of (x) the weighted average of the net      date) over (y) the weighted average of the pass-through
rates of the group 5 mortgage loans (as of the second           rates on the Class B certificates, based on a notional
preceding due date) over (y) the pass-through rate on the       amount equal to the sum of the aggregate current principal
Class 5-A-2 certificates, based on a notional amount equal      amount of the Class B certificates and the current principal
to the sum of the current principal amount of the               amount of the principal


                                                                S-19


component of the Class M-X certificates and calculated on       The notional amount for the Class 3-X-1 certificates will
the basis of a year of 360 days with twelve 30-day months.      equal the sum of the current principal amount of the Class
                                                                3-A-1 certificates and the current principal amount of the
The amount of interest payable to the Class M-X certificates    principal component of the Class 3-X-1 certificates. The
on a distribution date will be reduced by any amounts           Class 3-X-1 notional amount on the closing date will be
necessary to fund the Class B Carryover Shortfall Reserve       approximately $66,788,000.
Fund on such distribution date to pay any Class B Carryover
Shortfall Amounts relating to such distribution date and the    The notional amount for the Class 3-X-2 certificates will
Class B certificates, in the manner and priority set forth      equal the sum of the aggregate current principal amount of
in this prospectus supplement.                                  the Class 3-A-2 and Class 3-A-3 certificates and the current principal amount of the principal component of the Class
For each distribution date, the Class X certificates will       3-X-2 certificates. The Class 3-X-2 notional amount on the
accrue interest on the related notional amount.                 closing date will be approximately $28,623,000.

The notional amount for the Class 1-X-1 certificates will       The notional amount for the Class 4-X-1 certificates will
equal the sum of the current principal amount of the Class      equal the sum of the current principal amount of the Class
1-A-2 certificates and the current principal amount of the      4-A-1 certificates and the current principal amount of the
principal component of the Class 1-X-1 certificates. The        principal component of the Class 4-X-1 certificates. The
Class 1-X-1 notional amount on the closing date will be         Class 4-X-1 notional amount on the closing date will be
approximately $56,673,000.                                      approximately $58,942,000.

The notional amount for the Class 1-M-X certificates will       The notional amount for the Class 4-X-2 certificates will
equal the sum of the aggregate current principal amount of      equal the sum of the aggregate current principal amount of
the Class 1-B certificates and the aggregate current            the Class 4-A-2 and Class 4-A-3 certificates and the current
principal amount of the principal component of the Class        principal amount of the principal component of the Class
1-M-X certificates. The Class 1-M-X notional amount on the      4-X-2 certificates. The Class 4-X-2 notional amount on the
closing date will be approximately $28,336,575.                 closing date will be approximately $25,261,000.

The notional amount for the Class 2-X-1 certificates will       The notional amount for the Class 5-X-1 certificates will
equal the sum of the current principal amount of the Class      equal the sum of the current principal amount of the Class
2-A-1 certificates and the current principal amount of the      5-A-1 certificates and the current principal amount of the
principal component of the Class 2-X-1 certificates. The        principal component of the Class 5-X-1 certificates. The
Class 2-X-1 notional amount on the closing date will be         Class 5-X-1 notional amount on the closing date will be
approximately $54,244,000.                                      approximately $87,776,000.

The notional amount for the Class 2-X-2 certificates will       The notional amount for the Class 5-X-2 certificates will
equal the sum of the aggregate current principal amount of      equal the sum of the current principal amount of the Class
the Class 2-A-2 and Class 2-A-3 certificates and the current    5-A-2 certificates and the current principal amount of the
principal amount of the principal component of the Class        principal component of the Class 5-X-2 certificates. The
2-X-2 certificates. The Class 2-X-2 notional amount on the      Class 5-X-2 notional amount on the closing date will be
closing date will be approximately $23,247,000.                 approximately $58,517,000.



                                                                S-20



The notional amount for the Class 6-X-1 certificates will       accrual of interest on an actual/360 basis, weighted in
equal the sum of the current principal amount of the Class      proportion to the results of subtracting from the aggregate
6-A-1 certificates and the current principal amount of the      principal balance of loan group 1 the aggregate current
principal component of the Class 6-X-1 certificates. The        principal amount of the group 1 senior certificates
Class 6-X-1 notional amount on the closing date will be         immediately prior to the related distribution date. On the
approximately $33,543,000.                                      first distribution date following the first possible
                                                                optional termination date, the related margin will increase
The notional amount for the Class 6-X-2 certificates will       to 0.975%. The pass-through rate for the Class 1-B-1
equal the sum of the current principal amount of the Class      certificates with respect to the first interest accrual
6-A-2 certificates and the current principal amount of the      period is expected to be approximately 4.870% per annum.
principal component of the Class 6-X-2 certificates. The
Class 6-X-2 notional amount on the closing date will be         The Class 1-B-2 certificates will bear interest at a
approximately $14,376,000.                                      variable per annum pass-through rate equal to the least of
                                                                (i) One-Month LIBOR plus a margin initially equal to 0.700%,
The notional amount for the Class M-X certificates will         (ii) 10.50% and (iii) the weighted average of the net rates
equal the sum of the aggregate current principal amount of      of the group 1 mortgage loans (as of the second preceding
the Class B certificates and the aggregate current principal    due date) as adjusted to an effective rate reflecting the
amount of the principal component of the Class M-X              accrual of interest on an actual/360 basis, weighted in
certificates. The Class M-X notional amount on the closing      proportion to the results of subtracting from the aggregate
date will be approximately $51,542,801.                         principal balance of loan group 1 the aggregate current
                                                                principal amount of the group 1 senior certificates
Each class of Class X certificates will have a notional         immediately prior to the related distribution date. On the
amount and a principal component. The initial principal         first distribution date following the first possible
balance of the principal component of each of the Class X       optional termination date, the related margin will increase
certificates will equal zero. In the event that interest        to 1.050%. The pass-through rate for the Class 1-B-2
accrued on the notional amounts of the Class X certificates     certificates with respect to the first interest accrual
is reduced as a result of the allocation of net deferred        period is expected to be approximately 4.920% per annum.
interest on the related mortgage loans, the principal
balance on the principal component of the related class of      The Class 1-B-3 certificates will bear interest at a
Class X certificates will increase by the amount of such        variable per annum pass-through rate equal to the least of
reduction. See "Description of the Certificates--Interest       (i) One-Month LIBOR plus a margin initially equal to 1.250%,
Distributions" in this prospectus supplement.                   (ii) 10.50% and (iii) the weighted average of the net rates of the group 1 mortgage loans (as of the second preceding
Interest will not accrue on the principal component of each     due date) as adjusted to an effective rate reflecting the
of the Class X certificates. Principal will not be payable      accrual of interest on an actual/360 basis, weighted in
on the notional amounts of the Class X certificates.            proportion to the results of subtracting from the aggregate principal balance of loan group 1 the aggregate current
The Class 1-B-1 certificates will bear interest at a            principal amount of the group 1 senior certificates
variable per annum pass-through rate equal to the least of      immediately prior to the related distribution date. On the
(i) One-Month LIBOR plus a margin initially equal to 0.650%,    first distribution date following the first possible
(ii) 10.50% and (iii) the weighted average of the net rates     optional termination date, the related margin will increase
of the group 1 mortgage loans (as of the second preceding       to 1.875%. The pass-through rate for the Class 1-B-3
due date) as adjusted to an effective rate reflecting the       certificates with respect to



                            S-21



the first interest accrual period is expected to be             accrual of interest on an actual/360 basis, weighted in
approximately 5.470% per annum.                                 proportion to the results of subtracting from the aggregate principal balance of each crossed loan group the aggregate
The Class 1-B-4 certificates will bear interest at a            current principal amount of the related classes of senior
variable per annum pass-through rate equal to the least of      certificates immediately prior to the related distribution
(i) One-Month LIBOR plus a margin initially equal to 1.500%,    date. On the first distribution date following the first
(ii) 10.50% and (iii) the weighted average of the net rates     possible optional termination date, the related margin will
of the group 1 mortgage loans (as of the second preceding       increase to 1.020%. The pass-through rate for the Class B-2
due date) as adjusted to an effective rate reflecting the       certificates with respect to the first interest accrual
accrual of interest on an actual/360 basis, weighted in         period is expected to be approximately 4.900% per annum.
proportion to the results of subtracting from the aggregate
principal balance of loan group 1 the aggregate current         The Class B-3 certificates will bear interest at a variable
principal amount of the group 1 senior certificates             per annum pass-through rate equal to the least of (i)
immediately prior to the related distribution date. On the      One-Month LIBOR plus a margin initially equal to 0.750%,
first distribution date following the first possible            (ii) 10.50% and (iii) the weighted average of the net rates
optional termination date, the related margin will increase     of the crossed mortgage loans (as of the second preceding
to 2.250%. The pass-through rate for the Class 1-B-4            due date) as adjusted to an effective rate reflecting the
certificates with respect to the first interest accrual         accrual of interest on an actual/360 basis, weighted in
period is expected to be approximately 5.720% per annum.        proportion to the results of subtracting from the aggregate principal balance of each crossed loan group the aggregate
The Class B-1 certificates will bear interest at a variable     current principal amount of the related classes of senior
per annum pass-through rate equal to the least of (i)           certificates immediately prior to the related distribution
One-Month LIBOR plus a margin initially equal to 0.650%,        date. On the first distribution date following the first
(ii) 10.50% and (iii) the weighted average of the net rates     possible optional termination date, the related margin will
of the crossed mortgage loans (as of the second preceding       increase to 1.125%. The pass-through rate for the Class B-3
due date) as adjusted to an effective rate reflecting the       certificates with respect to the first interest accrual
accrual of interest on an actual/360 basis, weighted in         period is expected to be approximately 4.970% per annum.
proportion to the results of subtracting from the aggregate
principal balance of each crossed loan group the aggregate      The Class B-4 certificates will bear interest at a variable
current principal amount of the related classes of senior       per annum pass-through rate equal to the least of (i)
certificates immediately prior to the related distribution      One-Month LIBOR plus a margin initially equal to 1.100%,
date. On the first distribution date following the first        (ii) 10.50% and (iii) the weighted average of the net rates
possible optional termination date, the related margin will     of the crossed mortgage loans (as of the second preceding
increase to 0.975%. The pass-through rate for the Class B-1     due date) as adjusted to an effective rate reflecting the
certificates with respect to the first interest accrual         accrual of interest on an actual/360 basis, weighted in
period is expected to be approximately 4.870% per annum.        proportion to the results of subtracting from the aggregate principal balance of each crossed loan group the aggregate
The Class B-2 certificates will bear interest at a variable     current principal amount of the related classes of senior
per annum pass-through rate equal to the least of (i)           certificates immediately prior to the related distribution
One-Month LIBOR plus a margin initially equal to 0.680%,        date. On the first distribution date following the first
(ii) 10.50% and (iii) the weighted average of the net rates     possible optional termination date, the related margin will
of the crossed mortgage loans (as of the second preceding       increase to 1.650%.
due date) as adjusted to an effective rate reflecting the


                                                                S-22


The pass-through rate for the Class B-4 certificates with       equal to 2.150%, (ii) 10.50% and (iii) the weighted average
respect to the first interest accrual period is expected to     of the net rates of the crossed mortgage loans (as of the
be approximately 5.320% per annum.                              second preceding due date) as adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis,
The Class B-5 certificates will bear interest at a variable     weighted in proportion to the results of subtracting from
per annum pass-through rate equal to the least of (i)           the aggregate principal balance of each crossed loan group
One-Month LIBOR plus a margin initially equal to 1.750%,        the aggregate current principal amount of the related
(ii) 10.50% and (iii) the weighted average of the net rates     classes of senior certificates immediately prior to the
of the crossed mortgage loans (as of the second preceding       related distribution date. On the first distribution date
due date) as adjusted to an effective rate reflecting the       following the first possible optional termination date, the
accrual of interest on an actual/360 basis, weighted in         related margin will increase to 3.225%. The pass-through
proportion to the results of subtracting from the aggregate     rate for the Class B-6, Class B-7 and Class B-8 certificates
principal balance of each crossed loan group the aggregate      with respect to the first interest accrual period is
current principal amount of the related classes of senior       expected to be approximately 6.370% per annum.
certificates immediately prior to the related distribution
date. On the first distribution date following the first        The information contained herein with respect to the
possible optional termination date, the related margin will     non-offered subordinate certificates is provided only to
increase to 2.625%. The pass-through rate for the Class B-5     permit you to better understand the offered
certificates with respect to the first interest accrual         certificates.
period is expected to be approximately 5.970% per annum.
                                                                The per annum pass-through rate of One-Year MTA and
The Class 1-B-5, Class 1-B-6 and Class 1-B-7 certificates       One-Month LIBOR (as applicable) plus the related margin with
will bear interest at a variable per annum pass-through rate    respect to each of the Class 2-A-1, Class 3-A-1, Class
equal to the least of (i) One-Month LIBOR plus a margin         4-A-1, Class 5-A-1, Class 5-A-2 and Class 6-A-1 certificates
initially equal to 1.500%, (ii) 10.50% and (iii) the            and the first interest accrual period is expected to be
weighted average of the net rates of the group 1 mortgage       approximately 4.980%, 4.213%, 5.313%, 4.623%, 5.213% and
loans (as of the second preceding due date) as adjusted to      4.763%, respectively, and the per-annum rate of the lesser
an effective rate reflecting the accrual of interest on an      of One-Month LIBOR plus the related margin and 10.50% with
actual/360 basis, weighted in proportion to the results of      respect to each of the Class 1-A-2, Class 2-A-2, Class
subtracting from the aggregate principal balance of loan        2-A-3, Class 3-A-2, Class 3-A-3, Class 4-A-2, Class 4-A-3,
group 1 the aggregate current principal amount of the group     Class 6-A-2, Class 1-B-1, Class 1-B-2, Class 1-B-3, Class
1 senior certificates immediately prior to the related          1-B-4, Class 1-B-5, Class 1-B-6, Class 1-B-7, Class B-1,
distribution date. On the first distribution date following     Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class
the first possible optional termination date, the related       B-7 and Class B-8 certificates and the first interest
margin will increase to 2.250%. The pass-through rate for       accrual period is expected to be approximately 4.600%,
the Class 1-B-5, Class 1-B-6 and 1-B-7 certificates with        4.560%, 4.640%, 4.570%, 4.650%, 4.570%, 4.650%, 4.600%,
respect to the first interest accrual period is expected to     4.870%, 4.920%, 5.470%, 5.720%, 5.720%, 5.720%, 5.720%,
be approximately 5.720% per annum.                              4.870%, 4.900%, 4.970%, 5.320%, 5.970%, 6.370%, 6.370% and
                                                                6.370%, respectively; provided, that the per annum
The Class B-6, Class B-7 and Class B-8 certificates will        pass-through rate for the initial distribution date for each
bear interest at a variable per annum pass-through rate         such certificate will be limited by the applicable net rate
equal to the least of (i) One-Month LIBOR plus a margin         cap, which is expected to be approximately 4.266% (with
initially                                                       respect to the group 1 mortgage loans),


                            S-23


approximately 6.162% (with respect to the group 2 mortgage      INTEREST PAYMENTS
loans), approximately 5.643% (with respect to the group 3
mortgage loans), approximately 5.613% (with respect to the      On each distribution date holders of the offered
group 4 mortgage loans), approximately 5.856% (with respect     certificates (other than the residual certificates) will
to the group 5 mortgage loans), approximately 5.376% (with      generally be entitled to receive:
respect to the group 6 mortgage loans) and approximately
5.767% (with respect to the crossed mortgage loans) for such    o     the interest that has accrued on the current principal
distribution date.                                                    amount or notional amount of the related certificates
                                                                      at the applicable pass-through rate during the related
If on any distribution date the pass-through rate on any              interest accrual period, and
class of offered certificates (other than the Class 1-A-1
certificates, the Class X certificates and the residual         o     any interest due thereon on a prior distribution date
certificates) is based on the related net rate cap as                 that was not paid,
described in this prospectus supplement, the holders of the
related certificates will receive a smaller amount of                 less
interest than such holders would have received on such
distribution date had the per annum pass-through rate on        o     interest shortfalls and net deferred interest on the
such class of certificates been calculated based on (i) with          mortgage loans allocated to the related certificates,
respect to the non-adjustable rate certificates (other than           and
the Class 1-A-1 certificates), One-Year MTA and One-Month
LIBOR (as applicable) plus the related certificate margin,      o     with respect to the Class 1-X-1, Class 2-X-2, Class
or (ii) with respect to the adjustable rate certificates,             3-X-2, Class 4-X-2, Class 6-X-2, Class 1-M-X and Class
the lesser of (a) One-Month LIBOR plus the related                    M-X certificates, amounts to be deposited into the
certificate margin and (b) 10.50%. However, the adjustable            related Carryover Shortfall Reserve Fund, as
rate certificates may be entitled to receive, as interest,            applicable.
carryover shortfall amounts (to the extent shortfalls on the
related certificates are not allocated to such certificates     The amount of interest distributable on a distribution date
as a result of net deferred interest on the related mortgage    with respect to any class of Class A, Class 1-B and Class B
loans being added to the principal balance of such mortgage     certificates will be reduced by the amount, if any, of net
loans) from amounts, if any, on deposit in the related          deferred interest on the related mortgage loans for the
Carryover Shortfall Reserve Fund, in the manner and priority    related distribution date that is added to the principal
and as further described in this prospectus supplement.         balance of such class of certificates, as described under
                                                                "Description of the Certificates--Interest Distributions" in
The adjustable rate certificates may receive additional         this prospectus supplement.
distributions, pursuant to the related yield maintenance
agreement, to partially offset the adverse effects of the       In the event that an increase in the interest-rate index
related net rate caps on the respective pass-through rate on    relating to a negative amortization mortgage loan causes
such classes of certificates. See "Description of the           interest to accrue on that mortgage loan for a given month
Certificates--The Yield Maintenance Agreements" in this         in excess of the scheduled monthly payment then payable on
prospectus supplement.                                          the related due date for that mortgage loan, the amount of such excess will be added to the outstanding principal
                                                                balance of that mortgage loan in the form of "negative
                                                                amortization." For any distribution date, the excess, if
                                                                any, of (i) the aggregate amount of negative amortization
                                                                with respect to the related mortgage loans for the calendar month

                            S-24


prior to that distribution date, over (ii) the aggregate        PRINCIPAL PAYMENTS
amount of scheduled and unscheduled payments of principal
received with respect to all mortgage loans in the related      On each distribution date (to the extent that the scheduled
loan group during the related due period and prepayment         and unscheduled payments of principal on the mortgage loans
period (which excess amount is sometimes referred to herein     in a loan group during the related due period and prepayment
as net deferred interest) will be deducted from interest        period exceed the deferred interest on the mortgage loans in
payable to the related certificates on such distribution        the related loan group), principal will be paid on each
date, as described in this prospectus supplement. The amount    class of certificates entitled to receive principal payments
deducted (as per the prior sentence) from the interest          on such distribution date. Monthly principal distributions
payable to each such class of certificates will be added to     on the Class 1-A-1 and Class 1-A-2 certificates, the Class
the principal balance of that class of certificates (or,        2-A-1, Class 2-A-2 and Class 2-A-3 certificates, the Class
with respect to the related Class X certificates, will be       3-A-1, Class 3-A-2 and Class 3-A-3 certificates, the Class
added to the principal balance of the principal component of    4-A-1, Class 4-A-2 and Class 4-A-3 certificates, the Class
that class of Class X certificates). See "Description of the    5-A-1 and Class 5-A-2 certificates and the Class 6-A-1 and
Certificates--Interest Distributions" in this prospectus        Class 6-A-2 certificates (as the case may be) will generally
supplement.                                                     include principal payments on the group 1, group 2, group 3, group 4, group 5 and group 6 mortgage loans, respectively.
INTEREST ACCRUAL PERIOD
                                                                On the first distribution date, the amount deposited by the
The interest accrual period for the Class X certificates and    depositor into the Distribution Account on the closing date
the non-adjustable rate certificates for a given                will be distributed to the Class R-I, Class R-II and Class
distribution date will be the calendar month immediately        R-III certificates, pro rata, in reduction of their
preceding the calendar month in which such distribution date    respective current principal amounts, until their respective
occurs.                                                         current principal amounts have been reduced to zero.

The interest accrual period for the adjustable rate             You should review the priority of payments described under
certificates for a given distribution date will be the          "Description of the Certificates --Distributions on the
period commencing on the preceding distribution date (or, in    Certificates" in this prospectus supplement. See also
the case of the first distribution date, the closing date)      "Description of the Certificates--Principal Distributions on
and ending on the day prior to such distribution date.          the Senior Certificates" and "--Principal Distributions on
                                                                the Subordinate Certificates" in this prospectus supplement.
The residual certificates do not have a pass-through rate
and will not bear interest.                                     Credit Enhancement

Interest on the non-adjustable rate certificates and the        The credit enhancement provided for the benefit of the
Class X certificates will be calculated on the basis of a       holders of the offered certificates consists of
360-day year divided into twelve 30-day months.                 subordination to the extent described herein. By issuing
                                                                senior certificates and subordinate certificates, the trust
Interest on the adjustable rate certificates will be            has increased the likelihood that senior certificateholders
calculated on the basis of a 360-day year and the actual        (other than holders of the residual certificates) will
number of days elapsed in that interest accrual period.         receive regular payments of interest and (as applicable)
                                                                principal.



                                                                S-25




The group 1 senior certificates will have a payment priority    second, to the Class 1-A-1 certificates, until the current
over the group 1 subordinate certificates. Among the classes    principal amount thereof has been reduced to zero.
of group 1 subordinate certificates, the Class 1-M-X
certificates will have payment priority over each class of      If no crossed subordinate certificates remain outstanding,
Class 1-B certificates, and each class of Class 1-B             then the principal portion of realized losses on the
certificates with a lower numerical class designation will      mortgage loans in loan group 2 will be allocated, first,
have payment priority over each class of Class 1-B              concurrently (A) to the principal component of the Class
certificates with a higher numerical class designation.         2-X-2 certificates, until the current principal amount
                                                                thereof has been reduced to zero, and (B) to the Class 2-A-3
The group 2, group 3, group 4, group 5 and group 6 senior       certificates, until the current principal amount thereof has
certificates will have a payment priority over the crossed      been reduced to zero, second, concurrently (A) to the
subordinate certificates. Among the classes of crossed          principal component of the Class 2-X-2 certificates, until
subordinate certificates, the Class M-X certificates will       the current principal amount thereof has been reduced to
have payment priority over each class of Class B                zero, and (B) to the Class 2-A-2 certificates, until the
certificates, and each class of Class B certificates with a     current principal amount thereof has been reduced to zero,
lower numerical class designation will have payment priority    and third, concurrently (A) to the principal component of
over each class of Class B certificates with a higher           the Class 2-X-1 certificates, until the current principal
numerical class designation.                                    amount thereof has been reduced to zero, and (B) to the
                                                                Class 2-A-1 certificates, until the current principal amount
Subordination provides the holders of certificates having a     thereof has been reduced to zero.
higher payment priority with protection against losses
realized when the remaining unpaid principal balance on a       If no crossed subordinate certificates remain outstanding,
mortgage loan related to such certificate exceeds the amount    then the principal portion of realized losses on the
of proceeds recovered upon the liquidation of that mortgage     mortgage loans in loan group 3 will be allocated, first,
loan. This loss protection is accomplished by allocating the    concurrently (A) to the principal component of the Class
principal portion of any realized losses on a mortgage loan     3-X-2 certificates, until the current principal amount
among the related certificates (other than the residual         thereof has been reduced to zero, and (B) to the Class 3-A-3
certificates), beginning with the related subordinate           certificates, until the current principal amount thereof has
certificates with the lowest payment priority, until the        been reduced to zero, second, concurrently (A) to the
current principal amount of that subordinate class of           principal component of the Class 3-X-2 certificates, until
certificates has been reduced to zero. The principal portion    the current principal amount thereof has been reduced to
of realized losses on a mortgage loan is then allocated to      zero, and (B) to the Class 3-A-2 certificates, until the
the next most junior class of related subordinate               current principal amount thereof has been reduced to zero,
certificates, until the current principal amount of each        and third, concurrently (A) to the principal component of
class of related subordinate certificates is reduced to         the Class 3-X-1 certificates, until the current principal
zero.                                                           amount thereof has been reduced to zero, and (B) to the
                                                                Class 3-A-1 certificates, until the current principal amount
If no group 1 subordinate certificates remain outstanding,      thereof has been reduced to zero.
then the principal portion of realized losses on the
mortgage loans in loan group 1 will be allocated, first,        If no crossed subordinate certificates remain outstanding,
concurrently (A) to the principal component of the Class        then the principal portion of realized losses on the
1-X-1 certificates, until the current principal amount          mortgage loans in loan group 4 will be allocated, first,
thereof has been reduced to zero, and (B) to the Class 1-A-2    concurrently (A) to the principal component of the Class
certificates, until the current principal amount thereof has    4-X-2
been reduced to zero, and,


                                                                S-26



certificates, until the current principal amount thereof has    current principal amount of all classes of group 1
been reduced to zero, and (B) to the Class 4-A-3                certificates. As of the closing date, the aggregate current
certificates, until the current principal amount thereof has    principal amount of the Class 1-B-5, Class 1-B-6 and Class
been reduced to zero, second, concurrently (A) to the           1-B-7 certificates will equal approximately 2.00% of the
principal component of the Class 4-X-2 certificates, until      aggregate current principal amount of all classes of group 1
the current principal amount thereof has been reduced to        certificates.
zero, and (B) to the Class 4-A-2 certificates, until the
current principal amount thereof has been reduced to zero,      As of the closing date, the aggregate current principal
and third, concurrently (A) to the principal component of       amount of the Class B certificates will equal approximately
the Class 4-X-1 certificates, until the current principal       10.25% of the aggregate current principal amount of all
amount thereof has been reduced to zero, and (B) to the         classes of certificates (other than the group 1
Class 4-A-1 certificates, until the current principal amount    certificates). As of the closing date, the aggregate current
thereof has been reduced to zero.                               principal amount of the Class B-6, Class B-7 and Class B-8 certificates will equal approximately 3.00% of the aggregate
If no crossed subordinate certificates remain outstanding,      current principal amount of all classes of certificates
then the principal portion of realized losses on the            (other than the group 1 certificates).
mortgage loans in loan group 5 will be allocated, first,
concurrently (A) to the principal component of the Class        To extend the period during which a subordinate certificate
5-X-2 certificates, until the current principal amount          remains available as credit enhancement to the related
thereof has been reduced to zero, and (B) to the Class 5-A-2    senior certificates, the entire amount of any prepayments
certificates, until the current principal amount thereof has    and certain other unscheduled recoveries of principal with
been reduced to zero, and second, concurrently (A) to the       respect to the mortgage loans in the related loan group --
principal component of the Class 5-X-1 certificates, until      other than any payments of principal with respect to the
the current principal amount thereof has been reduced to        mortgage loans in the related loan group that are received
zero, and (B) to the Class 5-A-1 certificates, until the        during a due period or prepayment period and applied to
current principal amount thereof has been reduced to zero.      offset, in part or in whole, the aggregate amount of
                                                                negative amortization on the mortgage loans in the related
If no crossed subordinate certificates remain outstanding,      loan group -- will be allocated to the senior certificates
then the principal portion of realized losses on the            (other than the residual certificates) of the related
mortgage loans in loan group 6 will be allocated, first,        certificate group to the extent described in this prospectus
concurrently (A) to the principal component of the Class        supplement during the first 10 years after the cut-off date,
6-X-2 certificates, until the current principal amount          with such allocation to be subject to further reduction over
thereof has been reduced to zero, and (B) to the Class 6-A-2    an additional four year period thereafter as described in
certificates, until the current principal amount thereof has    this prospectus supplement, unless the amount of
been reduced to zero, and second, concurrently (A) to the       subordination provided to such senior certificates (other
principal component of the Class 6-X-1 certificates, until      than the residual certificates) is at least twice the amount
the current principal amount thereof has been reduced to        of subordination provided to such senior certificates as of
zero, and (B) to the Class 6-A-1 certificates, until the        the cut-off date, and certain loss and delinquency tests (as
current principal amount thereof has been reduced to zero.      set forth in the definition of "Group 1 Senior Prepayment
                                                                Percentage" and "Joint Senior Prepayment Percentage" (as the
As of the closing date, the aggregate current principal         case may be) in the Glossary hereto) are satisfied. This
amount of the Class 1-B certificates will equal                 will accelerate the amortization of the related senior
approximately 7.25% of the aggregate                            certificates (other than the residual


                                                                S-27



certificates) relating to each loan group as a whole while,     are only intended to maintain a regular flow of scheduled
in the absence of realized losses in respect of the mortgage    payments of interest and (as applicable) principal on the
loans in the related loan group, increasing the percentage      certificates and are not intended to guarantee or insure
interest in the principal balance of the mortgage loans in      against losses.
such loan group that the related subordinate certificates
evidence. See "Description of the Certificates--Allocation      OPTIONAL TERMINATION
of Losses; Subordination" in this prospectus supplement.
                                                                At its option, the depositor or its designee may purchase
YIELD MAINTENANCE AGREEMENTS                                    from the trust (i) all of the group 1 mortgage loans,
                                                                together with any properties in respect thereof acquired on
The adjustable rate certificates will have the benefit of       behalf of the trust, on or after the distribution date on
the related yield maintenance agreement between Bear Stearns    which the aggregate scheduled principal balance of the group
Financial Products Inc. and the trust, each of which will be    1 mortgage loans, and properties acquired in respect
entered into on the closing date. Payments received under       thereof, remaining in the trust has been reduced to 10% or
the related yield maintenance agreement with respect to a       less of the scheduled principal balance of the group 1
distribution date will be allocated pro rata among the          mortgage loans as of the cut-off date, and (ii) all of the
holders of the related adjustable rate Class A certificates,    crossed mortgage loans, together with any properties in
and will be allocated to the Class B certificates and the       respect thereof acquired on behalf of the trust, on or after
Class 1-B certificates (as the case may be) sequentially in     the distribution date on which the aggregate scheduled
the order of their payment priority, to the extent that the     principal balance of the crossed mortgage loans, and
related pass-through rate on such classes of certificates is    properties acquired in respect thereof, remaining in the
limited by the applicable net rate cap. We have described       trust has been reduced to 10% or less of the sum of (i) the
the amounts payable under the yield maintenance agreements      scheduled principal balance of the crossed mortgage loans as
under "Description of the Certificates--The Yield               of the cut-off date and (ii) the amounts on deposit in the
Maintenance Agreements" in this prospectus supplement. Such     pre-funding accounts as of the closing date.
payments may mitigate against the adverse effects of the
applicable net rate cap on the related pass-through rate on     Any such repurchase will result in the retirement of the
the related adjustable rate certificates.                       group 1 certificates or the retirement of the certificates other than the group 1 certificates, as the case may be. In
ADVANCES                                                        addition, if the depositor determines, based upon an opinion of counsel, that the REMIC status of any REMIC has been lost
Each servicer (other than EMC Mortgage) will make cash          or that a substantial risk exists that such status will be
advances with respect to delinquent payments of scheduled       lost for the then current taxable year, then it may
interest and principal on the mortgage loans for which it       terminate the trust and retire the certificates. See
acts as servicer, and EMC Mortgage will make cash advances      "Pooling and Servicing Agreement--Termination" in this
with respect to delinquent payments of scheduled interest on    prospectus supplement.
the mortgage loans for which it acts as servicer, in
general, to the extent that such servicer reasonably            FEDERAL INCOME TAX CONSEQUENCES
believes that such cash advances can be repaid from future
payments on the related mortgage loans. If the related          An election will be made to treat the trust as three real
servicer fails to make any required advances, the master        estate mortgage investment conduits for federal income tax
servicer may be obligated to do so, as described in this        purposes. The certificates (other than the residual
prospectus supplement. These cash advances                      certificates) will represent the regular interests in a
                                                                REMIC.


                                                                S-28


The adjustable rate certificates also will represent the        You should consider the effect of limited information on the
right to receive payments (in the manner and priority set       liquidity of the certificates.
forth in this prospectus supplement) in respect of the
related Carryover Shortfall Amount, which shall not be an       RATINGS
entitlement from any REMIC but an entitlement from the
related Carryover Shortfall Reserve Fund. The Class 1-X-1,      It is a condition to the issuance of the certificates that
Class 2-X-2, Class 3-X-2, Class 4-X-2, Class 6-X-2, Class       the offered certificates receive the following ratings from
1-M-X and Class M-X certificates also will represent the        Standard & Poor's, a division of The McGraw-Hill Companies,
obligation to make payments in respect of the related           Inc. and Moody's Investors Service, Inc.:
Carryover Shortfall Amount, which shall not be an obligation
of any REMIC but a contractual obligation of the holder of      OFFERED
the related Class X certificates.                               CERTIFICATES      S&P   MOODY'S
                                                                -------------------------------
The adjustable rate certificates also will represent the        Class 1-A-1 AAA      Aaa
right to receive payments (in the manner and priority set       Class 1-A-2 AAA      Aaa
forth in this prospectus supplement) deposited into the         Class 1-X-1 AAA      Aaa
related yield maintenance account by the yield maintenance      Class 2-A-1 AAA      Aaa
provider. The yield maintenance accounts shall be assets of     Class 2-A-2 AAA      Aaa
the trust, and shall not be entitlements from any REMIC but     Class 2-A-3 AAA      Aaa
entitlements from the yield maintenance provider. The yield     Class 2-X-1 AAA      Aaa
maintenance agreements shall not be obligations of any REMIC    Class 2-X-2 AAA      Aaa
but contractual obligations of the yield maintenance            Class 3-A-1 AAA      Aaa
provider.                                                       Class 3-A-2 AAA      Aaa
                                                                Class 3-A-3 AAA      Aaa
The Class R-I, Class R-II and Class R-III certificates will     Class 3-X-1 AAA      Aaa
each be the residual interest in a REMIC. The residual          Class 3-X-2 AAA      Aaa
certificates may constitute "noneconomic" residual interests    Class 4-A-1 AAA      Aaa
for purposes of the REMIC regulations. See "Federal Income      Class 4-A-2 AAA      Aaa
Tax Consequences" in this prospectus supplement and in the      Class 4-A-3 AAA      Aaa
prospectus.                                                     Class 4-X-1 AAA      Aaa
                                                                Class 4-X-2 AAA      Aaa
Liquidity                                                       Class 5-A-1 AAA      Aaa
                                                                Class 5-A-2 AAA      Aaa
There is currently no secondary market for the certificates,    Class 5-X-1 AAA      Aaa
and you cannot be assured that one will develop. Bear,          Class 5-X-2 AAA      Aaa
Stearns & Co. Inc. intends to establish a market in the         Class 6-A-1 AAA      Aaa
offered certificates, but it is not obligated to do so. Even    Class 6-A-2 AAA      Aaa
if such a market is established, it may not continue. Each      Class 6-X-1 AAA      Aaa
certificateholder will receive monthly reports pertaining to    Class 6-X-2 AAA      Aaa
the related certificates. There are a limited number of         Class 1-M-X AA+      Aa1
sources which provide certain information about mortgage        Class 1-B-1 AA+      Aa1
pass-through certificates in the secondary market, and they     Class 1-B-2  AA      Aa2
may not provide information about the certificates.             Class 1-B-3   A       A1
                                                                Class 1-B-4 BBB     Baa1
                                                                Class M-X   AA+      Aa1
                                                                Class B-1   AA+      Aa1
                                                                Class B-2    AA      Aa1
                                                                Class B-3   AA-      Aa2
                                                                Class B-4     A      Aa3
                                                                Class B-5   BBB       A3
                                                                Class R-I   AAA       NR


                                                                S-29


Class R-II AAA        NR                                        Plans should consult with their legal advisors before
Class R-III AAA       NR                                        investing in the offered certificates.
---------------------
                                                                See "ERISA Considerations" in this prospectus supplement and
A rating is not a recommendation to buy, sell or hold           in the prospectus.
securities and either rating agency can revise or withdraw
its respective ratings at any time. In general, ratings
address credit risk and do not address the likelihood of
prepayments. See "Yield on the Certificates" and "Ratings"
in this prospectus supplement and "Yield Considerations" in
the prospectus.

LEGAL INVESTMENT

The offered certificates (other than the Class 1-B-3, Class
1-B-4, Class B-4 and Class B-5 certificates) will constitute
"mortgage related securities" for purposes of SMMEA so long as a nationally recognized statistical rating organization rates such certificates in one of the two highest rating categories. It is anticipated that the remaining classes of certificates will not constitute "mortgage related securities" for purposes of SMMEA.

If your investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities, you should consult your own legal advisors to determine whether and to what extent there may be restrictions on your ability to invest in the certificates.

See "Legal Investment" in this prospectus supplement and "Legal Investment Matters" in the prospectus.

ERISA Considerations

The offered certificates, other than the residual certificates, may be purchased by persons investing assets of employee benefit plans or individual retirement accounts and certain types of Keogh Plans, subject to important considerations and conditions set forth under "ERISA
Considerations" in this prospectus supplement and in the prospectus. Sales of the residual certificates to such plans or retirement accounts are prohibited, except as permitted under "ERISA Considerations" in this prospectus supplement.

                                  RISK FACTORS

     You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

THE OFFERED CERTIFICATES WILL HAVE LIMITED LIQUIDITY, SO YOU MAY BE UNABLE TO SELL YOUR SECURITIES OR MAY BE FORCED TO SELL THEM AT A DISCOUNT FROM THEIR FAIR MARKET VALUE.

     The underwriter intends to make a secondary market in the offered certificates, however the underwriter will not be obligated to do so. There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will provide holders of the offered certificates with liquidity of investment or that it will continue for the life of the offered certificates. As a result, any resale prices that may be available for any offered certificate in any market that may develop may be at a discount from the initial offering price or the fair market value thereof. The offered certificates will not be listed on any securities exchange.

CREDIT ENHANCEMENT IS LIMITED; THE FAILURE OF CREDIT ENHANCEMENT TO COVER LOSSES ON THE TRUST FUND ASSETS MAY RESULT IN LOSSES ALLOCATED TO THE OFFERED CERTIFICATES (OTHER THAN THE RESIDUAL CERTIFICATES).

     The subordination of the Class 1-B-5, Class 1-B-6 and Class 1-B-7 certificates to the group 1 senior certificates and the group 1 offered subordinate certificates, as described in this prospectus supplement, is intended to enhance the likelihood that holders of the group 1 senior certificates, and to a more limited extent, that holders of the group 1 offered subordinate certificates, will receive regular payments of interest and (as applicable) principal and to provide the holders of the group 1 senior certificates, and to a more limited extent, the holders of the group 1 offered subordinate certificates, with protection against losses realized when the remaining unpaid principal balance on a group 1 mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the principal portion of any realized losses on the group 1 mortgage loans among the group 1 certificates, beginning with the group 1 subordinate certificates with the lowest payment priority, until the current principal amount of that subordinate class of group 1 certificates has been reduced to zero. The principal portion of realized losses on the group 1 mortgage loans is then allocated to the next most junior class of group 1 subordinate certificates, until the current principal amount of each class of group 1 subordinate certificates is reduced to zero. If no group 1 subordinate certificates remain outstanding, then (i) the principal portion of realized losses on the mortgage loans in loan group 1 will be allocated, first, concurrently (A) to the principal component of the Class 1-X-1 certificates, until the current principal amount thereof has been reduced to zero, and (B) to the Class 1-A-2 certificates, until the current principal amount thereof has been reduced to zero, and second, to the Class 1-A-1 certificates, until the current principal amount thereof has been reduced to zero. Accordingly, if the aggregate current principal amount of the group 1 non-offered subordinate certificates was to be reduced to zero, then delinquencies and defaults on the group 1 mortgage loans would reduce the amount of funds available for monthly distributions to the holders of the group 1 offered subordinate certificates; and, if the aggregate current principal amount of the group 1 non-offered subordinate certificates and the group 1 offered subordinate certificates was to be reduced to zero, then delinquencies and defaults on the group 1 mortgage loans would reduce the amount of funds available for monthly distributions to the holders of the group 1 senior certificates.

     The subordination of the Class B-6, Class B-7 and Class B-8 certificates to the group 2, group 3, group 4, group 5 and group 6 senior certificates and the crossed offered subordinate certificates, as described in this prospectus supplement, is intended to enhance the likelihood that holders of the senior certificates (other than the group 1 senior certificates), and to a more limited extent, that holders of the crossed offered subordinate certificates, will receive regular payments of interest and (as applicable) principal and to provide the holders of the senior certificates (other than the group 1 senior certificates), and to a more limited extent, the holders of the crossed offered subordinate certificates, with protection against losses realized when the remaining unpaid principal balance on the related crossed mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan.

     In general, this loss protection is accomplished by allocating the principal portion of any realized losses on the crossed mortgage loans among the certificates (other than the group 1 certificates), beginning with the crossed subordinate certificates with the lowest payment priority, until the current principal amount of that subordinate class of certificates has been reduced to zero. The principal portion of realized losses on the crossed mortgage loans is then allocated to the next most junior class of crossed subordinate certificates, until the current principal amount of each class of crossed subordinate certificates is reduced to zero. If no crossed subordinate certificates remain outstanding, then:

     (i) the principal portion of realized losses on the mortgage loans in loan group 2 will be allocated, first, concurrently (A) to the principal component of the Class 2-X-2 certificates, until the current principal amount thereof has been reduced to zero, and (B) to the Class 2-A-3 certificates, until the current principal amount thereof has been reduced to zero, second, concurrently (A) to the principal component of the Class 2-X-2 certificates, until the current principal amount thereof has been reduced to zero, and (B) to the Class 2-A-2 certificates, until the current principal amount thereof has been reduced to zero, and third, concurrently (A) to the principal component of the Class 2-X-1 certificates, until the current principal amount thereof has been reduced to zero, and (B) to the Class 2-A-1 certificates, until the current principal amount thereof has been reduced to zero;

     (ii) the principal portion of realized losses on the mortgage loans in loan group 3 will be allocated, first, concurrently (A) to the principal component of the Class 3-X-2 certificates, until the current principal amount thereof has been reduced to zero, and (B) to the Class 3-A-3 certificates, until the current principal amount thereof has been reduced to zero, second, concurrently (A) to the principal component of the Class 3-X-2 certificates, until the current principal amount thereof has been reduced to zero, and (B) to the Class 3-A-2 certificates, until the current principal amount thereof has been reduced to zero, and third, concurrently (A) to the principal component of the Class 3-X-1 certificates, until the current principal amount thereof has been reduced to zero, and (B) to the Class 3-A-1 certificates, until the current principal amount thereof has been reduced to zero;

     (iii) the principal portion of realized losses on the mortgage loans in loan group 4 will be allocated, first, concurrently (A) to the principal component of the Class 4-X-2 certificates, until the current principal amount thereof has been reduced to zero, and (B) to the Class 4-A-3 certificates, until the current principal amount thereof has been reduced to zero, second, concurrently (A) to the principal component of the Class 4-X-2 certificates, until the current principal amount thereof has been reduced to zero, and (B) to the Class 4-A-2 certificates, until the current principal amount thereof has been reduced to zero, and third, concurrently (A) to the principal component of the Class 4-X-1 certificates, until the current principal amount thereof has been reduced to zero, and (B) to the Class 4-A-1 certificates, until the current principal amount thereof has been reduced to zero;

      (iv) the principal portion of realized losses on the mortgage loans in loan group 5 will be allocated, first, concurrently (A) to the principal component of the Class 5-X-2 certificates, until the current principal amount thereof has been reduced to zero, and (B) to the Class 5-A-2 certificates, until the current principal amount thereof has been reduced to zero, and second, concurrently (A) to the principal component of the Class 5-X-1 certificates, until the current principal amount thereof has been reduced to zero, and (B) to the Class 5-A-1 certificates, until the current principal amount thereof has been reduced to zero; and

     (v) the principal portion of realized losses on the mortgage loans in loan group 6 will be allocated, first, concurrently (A) to the principal component of the Class 6-X-2 certificates, until the current principal amount thereof has been reduced to zero, and (B) to the Class 6-A-2 certificates, until the current principal amount thereof has been reduced to zero, and second, concurrently (A) to the principal component of the Class 6-X-1 certificates, until the current principal amount thereof has been reduced to zero, and (B) to the Class 6-A-1 certificates, until the current principal amount thereof has been reduced to zero.

     Accordingly, if the aggregate current principal amount of the crossed non-offered subordinate certificates was to be reduced to zero, then delinquencies and defaults on the crossed mortgage loans would reduce the amount of funds available for monthly distributions to the holders of the crossed offered subordinate certificates; and, if the aggregate current principal amount of the crossed non-offered subordinate certificates and the crossed offered subordinate certificates was to be reduced to zero, then delinquencies and defaults on the crossed mortgage loans in a loan group would reduce the amount of funds available for monthly distributions to the holders of the senior certificates (other than the group 1 senior certificates) in the related certificate group.

     The ratings of the offered certificates by the rating agencies may be lowered following the initial issuance thereof as a result of losses on the related mortgage loans in excess of the levels contemplated by the rating agencies at the time of their initial rating analysis. Neither the depositor, the master servicer, any servicer, the securities administrator, the trustee nor any of their respective affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain the ratings of the offered certificates. See "Description of Credit Enhancement--Reduction or Substitution of Credit Enhancement" in the prospectus.

THE RATE AND TIMING OF PRINCIPAL DISTRIBUTIONS ON THE OFFERED CERTIFICATES (OTHER THAN THE RESIDUAL CERTIFICATES) WILL BE AFFECTED BY PREPAYMENT SPEEDS.

     The rate and timing of distributions allocable to principal on the offered certificates (other than the residual certificates) will depend, in general, on the rate and timing of principal payments, including prepayments, collections upon defaults, liquidations and repurchases on the mortgage loans in the related loan group, or, in the case of the crossed offered subordinate certificates, on the mortgage loans in the crossed loan groups, and the allocation thereof to pay principal on these certificates as provided in this prospectus supplement. As is the case with mortgage pass-through certificates generally, the offered certificates (other than the residual certificates) are subject to substantial inherent cash-flow uncertainties because the mortgage loans may generally be prepaid at any time. However, with respect to approximately 45.54%, 100.00%, 100.00% and 100.00% of the group 2, group 4, group 5 and group 6 mortgage loans, respectively, and approximately 39.11% of the mortgage loans in the aggregate, a prepayment within six months to sixty months of its origination may subject the related mortgagor to a prepayment charge, which may act as a deterrent to prepayment of the related mortgage loan. For a detailed description of the characteristics of the prepayment charges on the mortgage loans, and the standards under which the prepayment charges may be waived by the applicable servicer, see "The Mortgage Pool - Prepayment Charges on the Mortgage Loans" in this prospectus supplement. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

     Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease. A decrease in the prepayment rates on the mortgage loans will result in a reduced rate of return of principal to investors in the related offered certificates (other than the residual certificates) at a time when reinvestment at higher prevailing rates would be desirable.

     Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase. An increase in the prepayment rates on the mortgage loans will result in a greater rate of return of principal to investors in the related offered certificates (other than the residual certificates), at time when reinvestment at comparable yields may not be possible.

     During the period in which a subordinate certificate remains available as credit enhancement to the related senior certificates, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in a related loan group -- other than any payments of principal with respect to the mortgage loans in the related loan group that are received during a due period or prepayment period and applied to offset, in part or in whole, the aggregate amount of negative amortization on the mortgage loans in the related loan group -- will be allocated to the related senior certificates (other than to the interest component of the related Class X certificates) in the related certificate group during the first ten years after the cut-off date, with such allocation to be subject to further reduction over an additional four year period thereafter, as described in this prospectus supplement, unless the amount of subordination provided to the related senior certificates (other than the residual certificates) by the related subordinate certificates is at least twice the amount of such subordination provided to such senior certificates as of the cut-off date, and certain loss and delinquency tests (as set forth in the definition of "Group 1 Senior Prepayment Percentage" and "Joint Senior Prepayment Percentage" (as the case may be) in the Glossary hereto) are satisfied. This will accelerate the amortization of the senior certificates (other than the residual certificates) in each certificate group as a whole while, in the absence of realized losses in respect of the mortgage loans in the related loan group, increasing the percentage interest in the principal balance of the mortgage loans in such loan group that such subordinate certificates evidence.

     EMC Mortgage Corporation, in its capacity as seller, may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, EMC Mortgage Corporation, in its capacity as the seller, may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the related mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in such mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the related mortgage pool may decline.

     For further information regarding the effect of principal prepayments on the weighted average lives of the offered certificates (other than the residual certificates, the Class M-X and the Class 1-M-X certificates), see "Yield on the Certificates" in this prospectus supplement, including the tables entitled "Percent of Initial Principal Balance Outstanding at the Following CPR Percentages" in this prospectus supplement.

THE YIELD TO MATURITY ON THE OFFERED CERTIFICATES (OTHER THAN THE RESIDUAL CERTIFICATES) WILL DEPEND ON A VARIETY OF FACTORS.

     The yield to maturity on the offered certificates (other than the residual certificates), particularly the Class X certificates, will depend, in general, on:

o    the applicable purchase price; and

o the rate and timing of principal payments, including prepayments, collections upon defaults, liquidations and repurchases, on the related mortgage loans and the allocation thereof to reduce the current principal amount of the related offered certificates (other than the residual certificates), as well as other factors.

     The yield to investors on the offered certificates (other than the residual certificates) will be adversely affected by any allocation thereto of interest shortfalls on the related mortgage loans.

     In general, if the offered certificates, other than the residual certificates, are purchased at a premium and principal distributions on the related mortgage loans occur at a rate faster than anticipated at the time of purchase, then the related investor's actual yield to maturity on such certificate will be lower than that assumed at the time of purchase. Conversely, if the offered certificates, other than the residual certificates, are purchased at a discount and principal distributions on the related mortgage loans occur at a rate slower than that anticipated at the time of purchase, then the related investor's actual yield to maturity on such certificate will be lower than that originally assumed at the time of purchase.

     The proceeds to the depositor from the sale of the offered certificates were determined based on a number of assumptions, including a 25% constant rate of prepayment each month, or CPR, relative to the then outstanding principal balance of the related mortgage loans. No representation is made that the related mortgage loans will prepay at this rate or at any other rate, or that the mortgage loans will prepay at the same rate. The yield assumptions for the offered certificates (other than the residual certificates) will vary as determined at the time of sale. See "Yield on the Certificates" in this prospectus supplement.

AN INVESTOR'S YIELD ON THE CERTIFICATES WILL BE SUBJECT TO ANY NEGATIVE AMORTIZATION ON THE RELATED MORTGAGE LOANS.

     All of the mortgage loans in the trust fund are negative amortization loans. Generally, after one to three months following their origination, the interest rates on the mortgage loans will adjust monthly, but the monthly payments and amortization schedules of such negative amortization loans will only adjust annually. In addition, in most circumstances, the amount by which a monthly payment made on a negative amortization loan may be adjusted on its annual payment adjustment date may be limited and may not be sufficient to amortize fully the unpaid principal balance of such mortgage loan over its remaining term to maturity. The initial interest rates on this type of mortgage loan may be lower than the sum of the related interest-rate indices applicable to such mortgage loans at their origination and the related margins. During a period of rising interest rates, as well as prior to the annual adjustment to the monthly payment made by the related mortgagor on such mortgage loan, the amount of interest accruing on the principal balance of these mortgage loans may exceed the amount of the minimum monthly payment payable by the related mortgagor on such mortgage loan. As a result, a portion of the accrued interest on negatively amortizing loans may become deferred interest and would then be added to their principal balances and would then also bear interest at the applicable mortgage rates.

     The amount of deferred interest, if any, accrued with respect to such negative amortization mortgage loans for a given month will reduce the amount of interest collected on these mortgage loans and will reduce the amount that would otherwise have been available to be distributed as a distribution of interest to the related classes of certificates on the related distribution date. The resulting reduction in interest collections on such mortgage loans will be offset, in part or in whole, by applying all payments of principal received on such mortgage loans during the related due period or prepayment period to interest distributions on the related classes of certificates. For any distribution date, the net deferred interest on the related mortgage loans will be allocated to each related class of certificates in an amount related to the amount of interest that accrued on such class of certificates at its pass-through rate for the interest accrual period related to that distribution date. Accordingly, those classes of certificates that are entitled to higher amounts of accrued interest will receive higher allocations of net deferred interest on the related mortgage loans. The amount of the reduction of accrued interest distributable to each related class of certificates attributable to net deferred interest on the related mortgage loans will be added to the current principal amount of (or, with respect to the Class X certificates, will be added to the current principal amount of the principal component of) that class of certificates. Only the amount by which the payments of principal received on the mortgage loans during a due period or prepayment period exceed the amount of deferred interest on the related mortgage loans applied to increase the principal balance of such mortgage loans during such due period or prepayment period will be distributed as principal on the related distribution date to the related classes of certificates, in accordance with the priorities set forth in this prospectus supplement under "Description of the Certificates--Distributions on the Certificates."

     The increase in the current principal amount (or, with respect to the Class X certificates, the current principal amount of the principal component) of any class of certificates, and the reduced rate of reduction in the current principal amount (or, with respect to the Class X certificates, the current principal amount of the principal component) of any such class of certificates, that results from the application of all principal collected on the mortgage loans in the related loan group during the related due period or prepayment period to offset the deferred interest on the related mortgage loans applied to increase the principal balance of the related mortgage loans during such due period or prepayment period will have the effect of increasing the weighted average lives of such certificates and increasing a certificate investor's exposure to realized losses on the mortgage loans in the related loan group. See "Description of the Certificates--Principal" in this prospectus supplement. We cannot predict the extent to which mortgagors will prepay their mortgage loans, and therefore cannot predict the extent of the effect of the allocation of net deferred interest on the related mortgage loans on the related certificates.

     If the interest rates on the mortgage loans decrease prior to an adjustment in the related monthly payment made on such mortgage loans, then a larger portion of the related monthly payment will be applied to the unpaid principal balance of the related mortgage loan, which may cause the related classes of certificates to amortize more quickly. Conversely, if the interest rates on such mortgage loans increase prior to an adjustment in the related monthly payment made on such mortgage loans, then a smaller portion of the related monthly payment will be applied to the unpaid principal balance of the related mortgage loan, which may cause the related classes of certificates to amortize more slowly. If the unpaid principal balance of a negative amortization mortgage loan exceeds the original balance of such mortgage loan by more than 10% or 15%, as the case may be, due to deferred interest having been added to the principal balance of such mortgage loan, then the monthly payment due on the related mortgage loan will be reset without regard to the 7.50% periodic payment cap described in this prospectus supplement, in order to provide for the outstanding balance of the related mortgage loan to be paid in full at its maturity. In addition, on the fifth payment adjustment date of a mortgage loan, and on every fifth payment adjustment date thereafter, and on the last payment adjustment date prior to the related mortgage loan's scheduled maturity date, the monthly payment due on that mortgage loan will be reset without regard to the related periodic payment cap, in order to provide for the outstanding balance of that mortgage loan to be paid in full at its maturity by the payment of equal monthly installments. These features may affect the rate at which principal on the mortgage loans is paid, and may create a greater risk of default if the related borrowers are unable to pay the monthly payments on the related increased principal balances of such mortgage loans.

     In addition, since the principal balance of a mortgage loan subject to negative amortization will increase by the amount of deferred interest allocated to such mortgage loan, the increasing principal balance of such a loan may approach or exceed the value of the related mortgaged property, thus increasing the likelihood of defaults on such mortgage loan as well as increasing the amount of any loss experienced with respect to any such mortgage loan that is required to be liquidated. Furthermore, each mortgage loan provides for the payment of any remaining unamortized principal balance thereto (due to the addition of deferred interest, if any, to the principal balance of such mortgage loan) in a single payment at the maturity of such mortgage loan. Because the related mortgagors may be required to make a larger single payment upon maturity, it is possible that the default risk associated with mortgage loans subject to negative amortization is greater than that associated with fully amortizing mortgage loans.

CERTAIN OF THE ADJUSTABLE RATE CERTIFICATES MAY NOT ALWAYS RECEIVE INTEREST BASED ON THE RELATED INDEX PLUS THE RELATED MARGIN.

     Certain of the adjustable rate certificates may not always receive interest at a rate equal to One-Month LIBOR plus the related margin. The respective pass-through rates on the adjustable rate Class A certificates are subject to a net rate cap equal to the weighted average of the net rates on the mortgage loans in the related loan group. The respective pass-through rates on the Class 1-B certificates are subject to a net rate cap equal to the weighted average of the net rates on the group 1 mortgage loans. The respective pass-through rates on the Class B certificates are subject to a net rate cap equal to the weighted average of the net rates on the crossed mortgage loans.

     If the related net rate cap on the adjustable rate certificates is less than the lesser of (a) One-Month LIBOR plus the related margin and (b) 10.50%, then the interest rate on such certificates will be reduced to the applicable net rate cap. Thus, the yield to investors in such certificates will be sensitive both to fluctuations in the level of One-Month LIBOR and to the adverse effects of the application of the related net rate cap.

     The prepayment or default of related mortgage loans with relatively higher net rates, particularly during a period of increased rates of LAMA, One-Month LIBOR or One-Year MTA (as applicable), may result in the applicable net rate cap being lower than otherwise would be the case. If on any distribution date the application of the related net rate cap results in an interest payment lower than One-Month LIBOR plus the related margin on the applicable class of certificates during the related interest accrual period, then the value of such class of certificates may be temporarily or permanently reduced.

     If on any distribution date the pass-through rate for any class of the adjustable rate certificates is limited to the weighted average of the net rates of the related mortgage loans, then a carryover shortfall amount, equal to the difference between (i) interest that would have accrued at the lesser of One-Month LIBOR plus the related margin and 10.50% and (ii) interest accrued on the related class of certificates at the weighted average of the net rates of the related mortgage loans, will be payable to such class of certificates from amounts otherwise payable to the Class 1-X-1, Class 2-X-2, Class 3-X-2, Class 4-X-2, Class 6-X-2, Class 1-M-X and Class M-X certificates, as the case may be (in the manner and priority described in this prospectus supplement). However, any such carryover shortfall amount will be paid on any distribution date to such classes of certificates only to the extent that there are amounts on deposit in the related Carryover Shortfall Reserve Fund from interest accrued on and otherwise distributable on the Class 1-X-1, Class 2-X-2, Class 3-X-2, Class 4-X-2, Class 6-X-2, Class 1-M-X and Class M-X certificates, as the case may be.

     These carryover shortfall amounts may remain unpaid on the date of any optional termination of the trust or the final distribution date. Except to the extent that any carryover shortfall amounts are paid to the adjustable rate certificates from amounts otherwise payable to the Class 1-X-1, Class 2-X-2, Class 3-X-2, Class 4-X-2, Class 6-X-2, Class 1-M-X and Class M-X certificates, as applicable, the holders of these certificates will be subject to the risk that interest distributable to those classes of certificates will be limited to an amount equal to the weighted average of the net rates of the related mortgage loans. See "Description of the Certificates--Interest Distributions" in this prospectus supplement.

     Interest shortfalls resulting from application of the related net rate cap to the applicable pass-through rate for the Class A, Class 1-B and Class B certificates may be paid on future distribution dates if there are sufficient available funds related thereto. Such shortfalls may remain unpaid on the final distribution date, including the optional termination date.

     Each of the yield maintenance agreements terminates in accordance with its terms on the distribution date in April 2014. As a result, and depending on the level of prepayments on the mortgage loans in the related loan group or loan groups and the priority of distributions we describe herein, the yield maintenance agreements may terminate prior to the repayment in full of the related adjustable rate certificates. To the extent that payments on such certificates depend in part on payments to be received under the related yield maintenance agreement, the ability of the trust to make payments on such certificates will be subject to the credit risk of Bear Stearns Financial Products Inc.

SOME OF THE CERTIFICATES ARE SUBJECT TO SPECIAL RISKS.

     Certain of the certificates are subject to special risks, described as follows:

o Because the Notional Amount of the Class 1-X-1 certificates on a determination date will be based upon the sum of the current principal amount of the Class 1-A-2 certificates and the current principal amount of the principal component of the Class 1-X-1 certificates, the yield on the Class 1-X-1 certificates will be sensitive to the rate and timing of principal payments on the group 1 mortgage loans, to the extent these payments are allocated to the Class 1-A-2 certificates and the principal component of the Class 1-X-1 certificates. Because the Notional Amount of the Class 1-M-X certificates on a determination date will be based upon the sum of the aggregate current principal amount of the Class 1-B certificates and the aggregate current principal amount of the principal component of the Class 1-M-X certificates, the yield on the Class 1-M-X certificates will be sensitive to the rate and timing of principal payments on the group 1 mortgage loans, to the extent these payments are allocated to the Class 1-B certificates and the principal component of the Class 1-M-X certificates.

o A rapid rate of principal payments on the group 1 mortgage loans will have a materially negative effect on the yield to investors in the Class 1-X-1 and Class 1-M-X certificates. Investors should fully consider the associated risks, including the risk that a rapid rate of principal payments on the group 1 mortgage loans (in particular, a rapid rate of principal payments on the group 1 mortgage loans with higher mortgage rates) or an increase in the amount of LAMA could result in the failure of investors in the Class 1-X-1 and Class 1-M-X certificates to recover fully their initial investments. In addition, holders of the Class 1-X-1 and Class 1-M-X certificates in most cases have rights to relatively larger portions of interest payments on group 1 mortgage loans with higher mortgage rates; thus, the yield to investors in the Class 1-X-1 and Class 1-M-X certificates will be materially adversely affected to a greater extent than on the other offered certificates if the group 1 mortgage loans with higher mortgage rates prepay faster than the group 1 mortgage loans with lower mortgage rates.

o Because the Notional Amount of a Class X certificate on a determination date will be based upon the sum of (A) the current principal amount of the related joint Class A certificates and (B) the current principal amount of the principal component of such Class X certificate, the yield on a Class X certificate will be sensitive to the rate and timing of principal payments on the related mortgage loans, to the extent these payments are allocated to the related Class A certificates and the principal component of such Class X certificate.

o A rapid rate of principal payments on the crossed mortgage loans will have a materially negative effect on the yield to investors in the related joint Class X certificates. Investors should fully consider the associated risks, including the risk that a rapid rate of principal payments on the related crossed mortgage loans (in particular, a rapid rate of principal payments on the related crossed mortgage loans with higher mortgage rates) or an increase in the amount of One-Month LIBOR or One-Year MTA (as the case may be) could result in the failure of investors in the related joint Class X certificates to recover fully their initial investments. In addition, holders of the related joint Class X certificates in most cases have rights to relatively larger portions of interest payments on group 2, group 3, group 4, group 5 and group 6 mortgage loans, respectively, with higher mortgage rates; thus, the yield to investors in the joint Class X certificates will be materially adversely affected to a greater extent than on the other offered certificates if the related group 2, group 3, group 4, group 5 and group 6 mortgage loans (as the case may be) with higher mortgage rates prepay faster than the mortgage loans in the related loan group with lower mortgage rates.

o Amounts payable to the Class 1-M-X certificates may be used to cover any basis risk shortfalls as a result of the respective pass-through rates on the Class 1-A-2 certificates and the Class 1-B certificates being limited to the weighted average of the net rates on the group 1 mortgage loans. As a result, any of these shortfalls may result in reduced distributions on the Class 1-M-X certificates.

o Amounts payable to the Class M-X certificates may be used to cover any basis risk shortfalls as a result of the respective pass-through rates on the adjustable rate certificates (other than the Class 1-A-2 certificates and the Class 1-B certificates) being limited to the weighted average of the net rates on the crossed mortgage loans. As a result, any of these shortfalls may result in reduced distributions on the Class M-X certificates.

o To the extent the related weighted average of the net rates on the related group or groups of mortgage loans is paid to the Class A, Class 1-B or Class B certificates, an interest shortfall will be created with respect to such certificates that will carry forward with interest thereon. These shortfalls may remain unpaid on the optional termination date or the final distribution date.

THE MULTIPLE CLASS STRUCTURE OF THE OFFERED CERTIFICATES CAUSES THE YIELD OF SOME CLASSES OF CERTIFICATES TO BE PARTICULARLY SENSITIVE TO LOSSES DUE TO DEFAULTS ON THE RELATED MORTGAGE LOANS AND OTHER FACTORS.

     The weighted average lives of, and the yield to maturity on, the Class 1-M-X, Class 1-B-1, Class 1-B-2, Class 1-B-3 and Class 1-B-4 certificates will be progressively more sensitive, in inverse order of their payment priority, to losses due to defaults on the group 1 mortgage loans, and the timing thereof, to the extent these losses are not covered by the group 1 subordinate certificates with a lower payment priority, including losses covered by the group 1 non-offered subordinate certificates, which are not offered by this prospectus supplement.

     Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by any class of group 1 subordinate certificates may be adversely affected by losses on the group 1 mortgage loans even if this class of certificates does not ultimately bear this loss. The weighted average lives of, and the yield to maturity on, the Class M-X, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 certificates will be progressively more sensitive, in inverse order of their payment priority, to losses due to defaults on the crossed mortgage loans, and the timing thereof, to the extent these losses are not covered by the crossed subordinate certificates with a lower payment priority, including losses covered by the crossed non-offered subordinate certificates, which are not offered by this prospectus supplement.

     Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by any class of crossed subordinate certificates may be adversely affected by losses on the crossed mortgage loans even if this class of certificates does not ultimately bear this loss.

TO THE EXTENT AMOUNTS ON DEPOSIT IN THE PRE-FUNDING ACCOUNTS ARE NOT USED, THERE MAY BE A MANDATORY PREPAYMENT ON THE RELATED JOINT CLASS A CERTIFICATES.

     Any amounts remaining in the pre-funding accounts at the end of the pre-funding period will be distributed on a pro rata basis as a prepayment of principal to the holders of the related joint Class A certificates on the distribution date immediately following the end of the pre-funding period. Although no assurance can be given, the seller intends that the principal amount of group 2, group 3, group 4, group 5 and group 6 subsequent mortgage loans sold to the trust will require the application of substantially all amounts on deposit in the group 2, group 3, group 4, group 5 and group 6 pre-funding accounts, respectively, and that there will be no material payment (of amounts remaining on deposit in the group 2, group 3, group 4, group 5 and group 6 pre-funding accounts at the end of the pre-funding period) to the holders of the related joint Class A certificates on such distribution date.

THE MORTGAGE LOANS CONCENTRATED IN A SPECIFIC REGION MAY PRESENT A GREATER RISK OF LOSS WITH RESPECT TO SUCH MORTGAGE LOANS.

     As of the cut-off date: (i) approximately 64.38%, 30.22%, 38.96%, 38.74%,
28.30% and 57.18% of the group 1, group 2, group 3, group 4, group 5 and group 6 mortgage loans, respectively, and approximately 48.35% of the mortgage loans in the aggregate, are secured by property located in the State of California; and
(ii) approximately 10.05%, 13.60%, 5.47%, 16.83%, 18.40% and 8.83% of the group
1, group 2, group 3, group 4, group 5 and group 6 mortgage loans, respectively, and approximately 12.01% of the mortgage loans in the aggregate, are secured by property located in the State of Florida. Investors should note that some geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans securing the related offered certificates (other than the residual certificates) may be concentrated in these regions, and any concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration. Any risks associated with mortgage loan concentration may affect the yield to maturity of the related offered certificates (other than the residual certificates) to the extent losses caused by these risks are not covered by the subordination provided by the related non-offered subordinate certificates.

HURRICANE KATRINA AND HURRICANE RITA MAY ADVERSELY AFFECT THE MORTGAGE LOANS

     Hurricane Katrina struck Louisiana, Mississippi, Alabama and surrounding areas on August 29, 2005 and Hurricane Rita struck Texas and Louisiana and surrounding areas on September 23, 2005. Damage from these hurricanes was extensive as a result of high winds, tornadoes, and flooding as a result of storm surges, broken levees and torrential rainfall. An unknown number of the mortgage loans may be located in counties or parishes which were affected by these hurricanes. As of the cut-off date, approximately 1.53%, 1.41%, 0.87%, 0.56%, 0.70% and 1.37% of the group 1, group 2, group 3, group 4, group 5 and group 6 mortgage loans, respectively, and approximately 1.18% of the mortgage loans in the aggregate, are secured by mortgaged properties located in the affected states of Louisiana, Alabama, Mississippi and Texas, collectively.

     The seller will make a representation and warranty that the physical property subject to any mortgage loan is free of material damage and waste. In the event that a mortgaged property is materially damaged as of the closing date and this damage materially and adversely affects the value or the interests of the related certificateholders in the related mortgage loan, the seller will be required to repurchase the related mortgage loan from the trust. Damage to mortgaged properties as a result of Hurricane Katrina or Hurricane Rita may or may not be covered by the related hazard insurance policies.

     With respect to mortgage loans affected by Hurricane Katrina, if the related mortgaged property is located in public and individual assistance counties and parishes as designated by the Federal Emergency Management Agency
(FEMA) (as set forth on its website www.fema.gov), EMC Mortgage, as servicer, may cease all collection calls, charging of late fees and credit reporting activity for all mortgagors in such counties and parishes for 90 days from the date of FEMA's designation, and if reasonably prudent, may extend such period as long as necessary. In addition, EMC Mortgage, as servicer, may suspend all foreclosure and bankruptcy activity relating to such mortgage loans for 90 days from the date of FEMA's designation, and if reasonably prudent, may extend such period as long as necessary.

     No assurance can be given as to the effect of Hurricane Katrina or Hurricane Rita on the rate of delinquencies and losses on the mortgage loans secured by mortgaged properties that were or may be affected by these hurricanes. Any adverse impact as a result of these hurricanes may be borne by the certificateholders, particularly if the seller fails to repurchase any mortgage loan that breaches this representation and warranty. In addition, even if the related mortgaged property is free of material damage, property values in these states may be adversely affected by these hurricanes. Also, even if a property is free of material damage, receding floodwaters may leave the property uninhabitable for some period of time or adversely affect the related mortgagor's ability to return to the related mortgaged property, or the related mortgagor may have no desire to return to the related mortgaged property. Mortgagors in areas affected by these hurricanes may also be affected by any decline in the economic environment. Any losses on the affected mortgage loans may result in losses on the related offered certificates.

STATUTORY AND JUDICIAL LIMITATIONS ON FORECLOSURE PROCEDURES MAY DELAY RECOVERY IN RESPECT OF THE MORTGAGED PROPERTY AND, IN SOME INSTANCES, LIMIT THE AMOUNT THAT MAY BE RECOVERED BY THE FORECLOSING LENDER, RESULTING IN LOSSES ON THE MORTGAGE LOANS THAT MIGHT BE ALLOCATED TO THE OFFERED CERTIFICATES (OTHER THAN THE RESIDUAL CERTIFICATES).

     Foreclosure procedures may vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted "anti-deficiency" statutes that limit the ability of a lender to collect the full amount owed on a loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce distributions in respect of the offered certificates (other than the residual certificates). See "Legal Aspects of Mortgage Loans--Foreclosure on Mortgages and Some Contracts" in the prospectus.

THE VALUE OF THE MORTGAGE LOANS MAY BE AFFECTED BY, AMONG OTHER THINGS, A DECLINE IN REAL ESTATE VALUES, WHICH MAY RESULT IN LOSSES ON THE OFFERED CERTIFICATES (OTHER THAN THE RESIDUAL CERTIFICATES).

     No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, in the mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In some areas of the United States, real estate values have risen at a greater rate in recent years than in the past. In particular, mortgage loans with high principal balances or high loan-to-value ratios will be affected by any decline in real estate values. Real estate values in any area of the country may be affected by several factors, including population trends, mortgage rates, and the economic well-being of that area. Any decrease in the value of the mortgage loans may result in the allocation of losses which are not covered by credit enhancement to the related offered certificates (other than the residual certificates).

THE RATINGS ON THE OFFERED CERTIFICATES ARE NOT A RECOMMENDATION TO BUY, SELL OR HOLD THE OFFERED CERTIFICATES AND ARE SUBJECT TO WITHDRAWAL AT ANY TIME, WHICH MAY AFFECT THE LIQUIDITY OR THE MARKET VALUE OF THE OFFERED CERTIFICATES.

     It is a condition to the issuance of the offered certificates that each class of offered certificates be rated in one of the four highest rating categories by a nationally recognized statistical rating agency. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any offered certificate, and, accordingly, there can be no assurance that the ratings assigned to any offered certificate on the date on which the offered certificates are initially issued will not be lowered or withdrawn by a rating agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the related offered certificates may be adversely affected. See "Ratings" in this prospectus supplement and "Rating" in the prospectus.

THE MORTGAGE LOANS MAY HAVE LIMITED RECOURSE TO THE RELATED BORROWER, WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS.

     Some or all of the mortgage loans included in the trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those mortgage loans, recourse in the event of mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the related mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the related mortgagor and its assets generally, there can be no assurance that enforcement of the recourse provisions will be practicable, or that the other assets of the related mortgagor will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. Any risks associated with mortgage loans with no or limited recourse may affect the yield to maturity of the related offered certificates (other than the residual certificates) to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the related offered certificates (other than the residual certificates).

THE MORTGAGE LOANS MAY HAVE ENVIRONMENTAL RISKS, WHICH MAY RESULT IN INCREASED LOSSES WITH RESPECT TO THESE MORTGAGE LOANS.

     To the extent that a servicer or the master servicer (in its capacity as successor servicer) for a mortgage loan acquires title to any related mortgaged property which is contaminated with or affected by hazardous wastes or hazardous substances, these mortgage loans may incur losses. See "Servicing of Mortgage Loans--Realization Upon or Sale of Defaulted Mortgage Loans" and "Legal Aspects of Mortgage Loans--Environmental Legislation" in the prospectus. To the extent these environmental risks result in losses on the mortgage loans, the yield to maturity of the offered certificates (other than the residual certificates), to the extent not covered by credit enhancement, may be affected.

VIOLATION OF VARIOUS FEDERAL, STATE AND LOCAL LAWS MAY RESULT IN LOSSES ON THE MORTGAGE LOANS.

     Applicable state and local laws generally regulate interest rates and other charges, require specific disclosure, and require licensing of the originator. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

     The mortgage loans are also subject to federal laws, including:

o the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require specific disclosures to the borrowers regarding the terms of the mortgage loans;

o the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

     Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the trust to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the trust to damages and administrative enforcement. Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that a mortgage loan does not meet the test will result in a violation of the related state's anti-predatory lending law, in which case the seller will be required to purchase that mortgage loan from the trust. See "Legal Aspects of Mortgage Loans" in the prospectus.

     On the closing date and on the applicable subsequent transfer date, the seller will represent that each initial mortgage loan and related subsequent mortgage loan, as the case may be, at the time it was made complied in all material respects with all laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws, and all predatory lending laws; and that each mortgage loan has been serviced in all material respects in accordance with applicable state and federal laws, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all predatory lending laws and the terms of the related mortgage note, the mortgage and other loan documents. In the event of a breach of this representation, the seller will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus.

THE RETURN ON THE OFFERED CERTIFICATES (OTHER THAN THE RESIDUAL CERTIFICATES) COULD BE REDUCED BY SHORTFALLS DUE TO THE APPLICATION OF THE SERVICEMEMBERS' CIVIL RELIEF ACT AND SIMILAR STATE LAWS.

     The Servicemembers' Civil Relief Act, or Relief Act and similar state laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans. The military operations by the United States in Iraq and Afghanistan have caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state laws will result in an interest shortfall because neither the master servicer nor the related servicer will be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the master servicer or the related servicer and, therefore, will reduce the amount available to pay interest to the certificateholders (other than the holders of the residual certificates) on subsequent distribution dates. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state law. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or servicer to foreclose on an affected single family loan during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulation applies to any mortgage loan which goes into default, there may be delays in payment and losses on the certificates in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to holders of the offered certificates (other than the holders of the residual certificates).

A TRANSFER OF SERVICING MAY RESULT IN AN INCREASED RISK OF DELINQUENCY AND LOSS ON THE MORTGAGE LOANS.

     The primary servicing for some of the mortgage loans originated by Metrocities Mortgage LLC (referred to herein as Metrocities) was recently or will soon be transferred to EverHome Mortgage Company (formerly known as Alliance Mortgage Company, and referred to herein as EverHome).

     Any servicing transfer will involve notifying mortgagors to remit payments to a new servicer, transferring physical possession of loan files and new records to the new servicer and entering loan and mortgagor data on the management information systems of the new servicer. Accordingly, such transfers could result in misdirected notices, misapplied payments, data input problems and other problems. In addition, investors should note, however, that when the servicing of mortgage loans is transferred, there is generally a rise in delinquencies associated with such transfer. Such increase in delinquencies and problems incurred with the transfer of servicing of mortgage loans to a new servicer may result in losses, which, to the extent they are not absorbed by credit enhancement, will cause losses or shortfalls to be incurred by the holders of the offered certificates (other than the holders of the residual certificates). In addition, any higher default rate resulting from such transfer may result in an acceleration of prepayments on those mortgage loans.

THE RECORDING OF MORTGAGES IN THE NAME OF MERS MAY AFFECT THE YIELD ON THE OFFERED CERTIFICATES (OTHER THAN THE RESIDUAL CERTIFICATES).

     The mortgages or assignments of mortgage for some of the mortgage loans have been or may be recorded in the name of Mortgage Electronic Registration Systems, Inc. (hereafter referred to as MERS), solely as nominee for the related originator and its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS(R) System. However, if MERS discontinues the MERS(R) System and it becomes necessary to record an assignment of the mortgage to the Trustee, then any related expenses will be paid by the trust and will reduce the amount available to pay principal of and interest on the outstanding class or classes of the related certificates with the lowest payment priorities.

     The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the mortgage loans.

FAILURE TO TIMELY RECORD THE ASSIGNMENT OF THE MORTGAGE LOANS TO THE TRUSTEE COULD AFFECT THE TRUSTEE'S LIEN ON, OR ITS ABILITY TO ENFORCE ITS LIEN ON, THE RELATED MORTGAGED PROPERTIES.

     At any time until an assignment of mortgage with respect to a mortgage loan is recorded in the name of the Trustee in the appropriate jurisdiction: (i) the entity in whose name the mortgage is recorded could execute another assignment of mortgage to any party with respect to that mortgage, which other assignment could be recorded prior to the recording of the assignment of mortgage delivered to the Trustee and which would support an adverse claim of such other party with respect to the related mortgage loan and/or result in the Trustee being delayed in enforcing the mortgage; and (ii) the entity in whose name the mortgage is recorded could execute and deliver to the related mortgagor an instrument of discharge and satisfaction with respect to the mortgage, which would be effective upon recording to release the lien of the mortgage. See "Pooling and Servicing Agreement - Assignment of the Mortgage Loans" in this prospectus supplement.

THE RESIDUAL CERTIFICATES WILL RECEIVE LIMITED DISTRIBUTIONS OF PRINCIPAL AND MAY HAVE SIGNIFICANT TAX LIABILITIES.

     Holders of the residual certificates are entitled to receive distributions of principal as described in this prospectus supplement, but the holders of the residual certificates are not expected to receive any distributions after the first distribution date. In addition, holders of the residual certificates may have tax liabilities with respect to their certificates during the early years of the REMICs that substantially exceed the principal payable thereon. See "Federal Income Tax Consequences" in this prospectus supplement and in the prospectus and "Yield on the Certificates--Additional Yield Considerations Applicable Solely to the Residual Certificates" in this prospectus supplement.

                              THE MORTGAGE POOL

GENERAL

     Unless otherwise noted, references to percentages of the mortgage loans are calculated based on the aggregate unpaid principal balance of the mortgage loans as of the cut-off date. The description herein and in Schedule A hereof of the mortgage loans reflects the composition thereof as of the cut-off date.

     The mortgage pool is expected to consist of approximately 2,717 mortgage loans to be acquired by the Depositor on the date of issuance of the offered certificates from the Seller, an affiliate of the Depositor and the Underwriter, pursuant to the Mortgage Loan Purchase Agreement, and including group 2, group 3, group 4, group 5 and group 6 subsequent mortgage loans that are acquired by the trust during the pre-funding period with amounts on deposit in the group 2, group 3, group 4, group 5 and group 6 pre-funding accounts, respectively, pursuant to the related Subsequent Mortgage Loan Purchase Agreement. The Seller acquired the initial mortgage loans, and has acquired or will acquire the subsequent mortgage loans, directly in privately negotiated transactions. See "Mortgage Loan Origination--General" in this prospectus supplement.

     The mortgage pool for the mortgage loans will consist of approximately 2,717 first lien adjustable-rate mortgages secured by one- to four-family residential properties, having an aggregate unpaid principal balance as of the cut-off date of approximately $893,707,526, which includes group 2, group 3, group 4, group 5 and group 6 subsequent mortgage loans that are acquired by the trust during the pre-funding period with amounts on deposit in the group 2, group 3, group 4, group 5 and group 6 pre-funding accounts, respectively. The mortgage loans have original terms to maturity of not greater than 40 years. The mortgage pool has been divided into six loan groups, designated as loan group 1, loan group 2, loan group 3, loan group 4, loan group 5 and loan group 6, as more fully described below and in Schedule A to this prospectus supplement. The mortgage loans in loan group 1, loan group 2, loan group 3, loan group 4, loan group 5 and loan group 6 are referred to herein as the group 1, group 2, group 3, group 4, group 5 and group 6 mortgage loans, respectively. The group 1, group 2, group 3, group 4, group 5 and group 6 mortgage loans are collectively referred to herein as the "mortgage loans."

     All of the mortgage loans are adjustable-rate negative amortization mortgage loans. After an initial fixed-rate period (as applicable) of up to four months, the interest rate borne by each mortgage loan will be adjusted monthly based on LAMA, One-Month LIBOR or One-Year MTA (as applicable), each, referred to herein as an Index, computed in accordance with the related mortgage note, plus (or minus) the related gross margin, generally subject to rounding and to certain other limitations, including generally a maximum lifetime mortgage rate and in certain cases a minimum lifetime mortgage rate and in certain cases a maximum upward or downward adjustment on each interest adjustment date.

     As of the cut-off date, approximately 24.68%, 8.11%, 5.87%, 7.57%, 3.91%
and 4.75% of the group 1, group 2, group 3, group 4, group 5 and group 6 mortgage loans, respectively, and approximately 14.07% of the mortgage loans in the aggregate, were still in their initial fixed-rate period. The initial fixed rate on a mortgage loan is generally lower than the sum of the Index that could have been applicable as of the date of origination of such mortgage loan plus the related margin.

     The mortgage loans are being serviced (and the subsequent mortgage loans are being serviced or will be serviced) as described below under "The Master Servicer and the Servicers." The mortgage loans originated by SouthStar, First Horizon and Bank of America were originated generally in accordance with the guidelines described in "Mortgage Loan Origination--SouthStar Funding, LLC and Opteum

Financial Services, LLC", "--First Horizon Home Loan Corporation" and "--Bank of America, N.A.", respectively, in this prospectus supplement.

     All of the mortgage loans have scheduled monthly payments due on the Due Date. Each mortgage loan will contain a customary "due-on-sale" clause.

     The following paragraphs and the tables included in Schedule A hereto set forth additional information with respect to the mortgage loans (including the subsequent mortgage loans) in the mortgage pool.(1)

     All of the mortgage loans had a Combined Loan-to-Value Ratio as of the date of origination of 100.00% or less.

PREPAYMENT CHARGES ON THE MORTGAGE LOANS

     Any mortgage loan may be prepaid in full or in part at any time. However, certain of the mortgage loans provided at origination for the payment by the related mortgagor of a prepayment charge on voluntary prepayments typically made up to the first five years from the date of execution of the related mortgage note. Approximately 45.54%, 100.00%, 100.00% and 100.00% of the group 2, group 4, group 5 and group 6 mortgage loans, respectively, and none of the group 1 and group 3 mortgage loans, and 39.11% of the mortgage loans in the aggregate, provide for payment by the related mortgagor of a prepayment charge in limited circumstances on prepayments, which may act as a deterrent to the prepayment of the related mortgage loan during the applicable period. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the related mortgage loans. The amount of a prepayment charge is as provided in the related mortgage note, and a prepayment charge will generally apply if, in any twelve-month period during the first year, three years or other period as provided in the related mortgage note from the date of origination of the related mortgage loan, the related mortgagor prepays an aggregate amount exceeding 20% of the original principal balance of such mortgage loan (or such another amount as is permitted by applicable law).

     The amount of a prepayment charge will, for the majority of the related mortgage loans, be equal to 6 months' advance interest (calculated on the basis of the related mortgage rate in effect at the time of such prepayment) on the amount prepaid in excess of 20% of the original principal balance of the related mortgage loan, but it may be a lesser or greater amount as provided in the related mortgage note. A prepayment charge may not apply with respect to a sale of the related mortgaged property, and in some circumstances, such as illegality, may be unenforceable.

     The servicers will be entitled to all prepayment charges received on the related mortgage loans respectively serviced by them, and these amounts will not be available for distribution on any class of certificates. The master servicer or the applicable servicer may, in its discretion, waive the collection of any otherwise applicable prepayment charge or reduce the amount thereof actually collected, and

-----------------------------
1 The description herein and in Schedule A hereof of the mortgage loans (including the subsequent mortgage loans) is based upon estimates of the composition thereof as of the cut-off date, as adjusted to reflect the scheduled principal balances of such mortgage loans as of the cut-off date. Prior to the issuance of the certificates, mortgage loans may be removed as a result of (i) principal prepayments thereof in full prior to November 30, 2005, (ii) requirements of Moody's or S&P or (iii) delinquencies or otherwise. In any such event, other mortgage loans may be included in the trust. SAMI II believes that the estimated information set forth herein with respect to the mortgage loans (including the subsequent mortgage loans) as presently constituted is representative of the characteristics thereof at the time the certificates are issued, although certain characteristics of such mortgage loans may vary.

accordingly, there can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

     The following table shows the term of the related prepayment charges and whether they are "hard" throughout their respective terms, meaning that the related mortgagor has to cover such prepayment charges regardless of the reason for prepayment, or "soft," meaning that the related mortgagor has to cover such prepayment charges unless such mortgagor has conveyed the related mortgaged property to a third-party.


                                                       PREPAYMENT CHARGE TYPE

                                                           AGGREGATE STATED
                                                              PRINCIPAL
                                                         --------------------
                                                         BALANCE OUTSTANDING
                                                                AS OF
                                       NUMBER OF         --------------------
      PREPAYMENT CHARGE TYPE        MORTGAGE LOANS           CUT-OFF DATE         % OF MORTGAGE POOL
      ----------------------        --------------           ------------         ------------------
      No Prepayment Charge              1,494                $544,180,892                 60.89%
      6 Month Hard                          2                  $1,296,999                  0.15%
      6 Month Soft                          1                    $286,516                  0.03%
      1 Year Hard                         117                 $52,398,957                  5.86%
      1 Year Soft                          44                 $14,059,676                  1.57%
      2 Year Hard                           6                  $1,743,414                  0.20%
      2 Year Soft                           1                    $648,441                  0.07%
      2.5 Year Hard                         1                    $228,136                  0.03%
      2.5 Year Soft                         1                    $399,024                  0.04%
      3 Year Hard                         686                $174,258,442                 19.50%
      3 Year Soft                         360                $103,604,750                 11.59%
      3.5 Year Soft                         3                    $492,199                  0.06%
      5 Year Hard                           1                    $109,931                  0.01%


NEGATIVE AMORTIZATION

     All of the mortgage loans have a negative amortization feature, under which accrued interest may be deferred and added to the principal balance of the related mortgage loan. Negative amortization results from the fact that while the interest rate on a negative amortization loan adjusts monthly, the amount of the monthly payment on such mortgage loan adjusts only on an annual basis. In addition, the monthly payment on a negative amortization mortgage loan may not fully amortize the principal balance of such mortgage loan on an annual adjustment date if a payment cap applies.

     In any given month, the mortgage loans may be subject to:

            (1) reduced amortization, if the monthly payment on the related mortgage loan is sufficient to pay current accrued interest on such mortgage loan at the related mortgage rate but is not sufficient to reduce principal on such mortgage loan in accordance with a fully amortizing schedule;

            (2) negative amortization, if current accrued interest on the related mortgage loan is greater than the monthly payment on such mortgage loan, which would result in the accrued interest on the related mortgage loan that is not currently paid being treated as deferred interest and added to the principal balance of such mortgage loan; or

            (3) accelerated amortization, if the monthly payment on the related mortgage loan is greater than the amount necessary to pay current interest on such mortgage loan and to reduce principal on such mortgage loan in accordance with a fully amortizing schedule.

     The accrual of deferred interest on a negative amortization mortgage loan may result in that mortgage loan owing a final lump sum payment at maturity that is significantly greater than the monthly payment that would otherwise be payable on such mortgage loan on such maturity date.

     The total amount of deferred interest that may be added to the principal balance of a mortgage loan is limited by a provision in the related mortgage note to the effect that the principal amount of a negative amortization mortgage loan may not exceed a percentage, or periodic cap, times the principal amount of the related mortgage loan at origination. On each annual payment adjustment date for a negative amortization mortgage loan, the minimum monthly payment on such mortgage loan will be reset to fully amortize such mortgage loan over the remaining term to maturity, subject to the conditions that (i) the amount of the monthly payment on such mortgage loan will not increase or decrease by an amount that is more than 7.50% of the monthly payment on such mortgage loan prior to such adjustment, (ii) as of the fifth anniversary of the first due date on such mortgage loan, and on every fifth anniversary thereafter, and on the last payment adjustment date prior to the related mortgage loan's scheduled maturity date, the monthly payment on such mortgage loan will be reset without regard to the limitation described in clause (i) above, and (iii) if the unpaid principal balance on a mortgage loan exceeds 110% or 115%, as the case may be, of the original principal balance of such mortgage loan due to deferred interest having been added to the principal balance of such mortgage loan, then the monthly payment on such mortgage loan will be reset on such annual payment adjustment date without regard to the limitation described in clause (i) above to amortize fully the then unpaid principal balance of such mortgage loan over its remaining term to maturity.

     The monthly payment on approximately 99.66%, 19.70%, 52.18%, 79.52%, 98.28%
and 97.49% of the group 1, group 2, group 3, group 4, group 5 and group 6 mortgage loans, respectively, and on approximately 83.79% of the mortgage loans in the aggregate, will be reset on the related annual payment adjustment date to amortize fully the then unpaid principal balance of the related mortgage loan over its remaining term to maturity (without regard to the limitation described in clause (i) of the preceding paragraph), if the unpaid principal balance on such mortgage loan exceeds 115% of the original principal balance of such mortgage loan due to deferred interest having been added to the principal balance of such mortgage loan.

     The monthly payment on approximately 0.34%, 80.30%, 47.82%, 20.48%, 1.72% and 2.51% of the group 1, group 2, group 3, group 4, group 5 and group 6 mortgage loans, respectively, and on approximately 16.21% of the mortgage loans in the aggregate, will be reset on the related annual payment adjustment date to amortize fully the then unpaid principal balance of the related mortgage loan over its remaining term to maturity (without regard to the limitation described in clause (i) of the preceding paragraph), if the unpaid principal balance on such mortgage loan exceeds 110% of the original principal balance of such mortgage loan due to deferred interest having been added to the principal balance of such mortgage loan.

     At the time of any annual payment adjustment where the increase in the monthly payment on the related negative amortization mortgage loan would be limited by the 7.50% periodic cap described above, the related mortgagor will be given the option to have the monthly payment on such mortgage loan adjusted to a fully amortizing level.

INDICES ON THE MORTGAGE LOANS

     One-Month LIBOR. Approximately 100.00% of the group 2 mortgage loans, and none of the group 1, group 3, group 4, group 5 and group 6 mortgage loans, and approximately 9.66% of the mortgage loans in the aggregate, will adjust monthly based on One-Month LIBOR. "One-Month LIBOR" will be a per annum rate equal to the average of interbank offered rates for one-month U.S. dollar denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and most recently available as of the time specified in the related mortgage note.

     The following levels of One-Month LIBOR do not purport to be representative of future levels of One-Month LIBOR. No assurance can be given as to the level of One-Month LIBOR on any adjustment date or during the life of any mortgage loan with an Index of One-Month LIBOR.


                                          ONE-MONTH LIBOR
                                          ---------------

ADJUSTMENT DATE     1999     2000     2001     2002     2003     2004     2005
---------------     ----     ----     ----     ----     ----     ----     ----
January 1........   5.06%    5.82%    6.56%    1.87%    1.38%    1.12%    2.40%
February 1.......   4.94     5.89     5.57     1.85     1.34     1.10     2.59
March 1..........   4.96     5.92     5.21     1.87     1.34     1.10     2.72
April 1..........   4.94     6.13     5.08     1.88     1.30     1.09     2.87
May 1............   4.90     6.29     4.43     1.84     1.31     1.11     3.09
June 1...........   4.94     6.65     4.06     1.84     1.32     1.13     3.34
July 1...........   5.24     6.64     3.86     1.82     1.12     1.36     3.53
August 1.........   5.19     6.62     3.75     1.82     1.11     1.50     3.72
September 1......   5.38     6.63     3.58     1.81     1.12     1.67     3.86
October 1........   5.40     6.62     2.63     1.72     1.12     1.84     4.09
November 1.......   5.41     6.62     2.29     1.44     1.12     2.02
December 1.......   6.48     6.80     2.12     1.38     1.17     2.31

     One-Year MTA. The interest rate on approximately 100.00% of the group 3, group 4, group 5 and group 6 mortgage loans, and none of the group 1 or group 2 mortgage loans, and approximately 46.61% of the mortgage loans in the aggregate, will adjust monthly based on One-Year MTA. "One-Year MTA" will be a per annum rate equal to the twelve-month moving average monthly yield on United States Treasury Securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in the Federal Reserve Statistical Release "Selected Interest Rates (H.15)," determined by averaging the monthly yields for the most recently available twelve months. The index figure used for each interest rate adjustment date will be the most recent index figure available as of fifteen days before that date.

     The following levels of One-Year MTA do not purport to be representative of future levels of One-Year MTA. No assurance can be given as to the level of One-Year MTA on any adjustment date or during the life of any mortgage loan with an Index of One-Year MTA.


                                              ONE-YEAR MTA
                                              ------------
DATE                       2000     2001     2002     2003     2004      2005
----                       ----     ----     ----     ----     ----      ----
January 1............     5.212%   5.999%   3.260%   1.935%    1.234%   2.022%
February 1...........     5.338    5.871    3.056    1.858     1.229    2.171
March 1..............     5.458    5.711    2.912    1.747     1.225    2.347
April 1..............     5.580    5.530    2.786    1.646     1.238    2.504
May 1................     5.703    5.318    2.668    1.548     1.288    2.633
June 1...............     5.793    5.102    2.553    1.449     1.381    2.737
July 1...............     5.880    4.897    2.414    1.379     1.463    2.865
August 1.............     5.962    4.671    2.272    1.342     1.522    3.019
September 1..........     6.035    4.395    2.180    1.302     1.595    3.163
October 1............     6.083    4.088    2.123    1.268     1.677    3.326
November 1...........     6.128    3.763    2.066    1.256     1.773
December 1...........     6.108    3.481    2.002    1.244     1.887

     LAMA. Approximately 100.00% of the group 1 mortgage loans, and none of the group 2, group 3, group 4, group 5 and group 6 mortgage loans, and approximately 43.73% of the mortgage loans in the aggregate, will adjust monthly based on LAMA. "LAMA" will be a per annum rate equal to the LIBOR annual monthly average of One-Month LIBOR as made available by Fannie Mae on their website, through electronic transmission or by telephone.

     The following levels of LAMA do not purport to be representative of future levels of LAMA. No assurance can be given as to the level of LAMA on any adjustment date or during the life of any mortgage loan with an Index of LAMA.


                                              LAMA
                                              ----

ADJUSTMENT DATE    1999      2000     2001     2002     2003     2004     2005
---------------    ----      ----     ----     ----     ----     ----     ----
January 1......  5.551%    5.303%   6.439%   3.720%   1.757%   1.203%   1.544%
February 1.....  5.488%    5.379%   6.420%   3.403%   1.716%   1.183%   1.668%
March 1........  5.423%    5.454%   6.368%   3.121%   1.670%   1.164%   1.801%
April 1........  5.358%    5.553%   6.280%   2.854%   1.622%   1.146%   1.948%
May 1..........  5.292%    5.661%   6.133%   2.638%   1.578%   1.128%   2.113%
June 1.........  5.228%    5.804%   5.918%   2.453%   1.535%   1.110%   2.280%
July 1.........  5.185%    5.923%   5.683%   2.287%   1.475%   1.130%   2.445%
August 1.......  5.141%    6.044%   5.444%   2.125%   1.416%   1.162%   2.615%
September 1....  5.112%    6.148%   5.191%   1.978%   1.357%   1.207%   2.784%
October 1......  5.111%    6.250%   4.859%   1.910%   1.299%   1.266%   2.952%
November 1.....  5.122%    6.351%   4.500%   1.861%   1.247%   1.339%   3.127%
December 1.....  5.243%    6.378%   4.110%   1.798%   1.225%   1.436%


CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS AND THE PRE-FUNDING ACCOUNTS

     The trustee, on behalf of the trust, is expected to purchase from the seller during the pre-funding period, subject to the availability thereof, subsequent mortgage loans secured by conventional, one- to four-family, adjustable rate mortgage loans secured by first liens on residential mortgaged properties. The subsequent mortgage loans will be transferred to the trustee, on behalf of the trust, pursuant to subsequent transfer instruments between the seller and the trustee. In connection with the purchase of group 2, group 3, group 4, group 5 and group 6 subsequent mortgage loans, on each subsequent transfer date the trustee, on behalf of the trust, will be required to direct the paying agent to pay to the seller, from amounts on deposit in the group 2, group 3, group 4, group 5 and group 6 pre-funding accounts, respectively (as applicable), a cash purchase price of 100% of the principal balance thereof. The amount paid from the related pre-funding account on each subsequent transfer date will not include accrued interest on the related subsequent mortgage loans.

     Following each subsequent transfer date, the aggregate principal balance of the crossed mortgage loans will increase by an amount equal to the aggregate principal balance of the related subsequent mortgage loans so purchased, and the amount in the related pre-funding account will decrease accordingly. Although it is intended that the principal amount of group 2, group 3, group 4, group 5 and group 6 subsequent mortgage loans sold to the trust will require application of substantially all of the amounts deposited into the group 2, group 3, group 4, group 5 and group 6 pre-funding accounts, respectively, on the closing date and it is not currently anticipated that there will be any material principal payments made (on the distribution date immediately following the end of the pre-funding period) to the related joint Class A certificates from amounts remaining on deposit in the related pre-funding account at the end of the pre-funding period, no assurance can be given that such distributions will not occur on such distribution date. In any event, it is unlikely that the seller will be able to deliver to the trustee (or the custodian, as its agent), on behalf of the trust, group 2, group 3, group 4, group 5 and group 6 subsequent mortgage loans with aggregate principal balances that exactly equal the amounts deposited into the group 2, group 3, group 4, group 5 and group 6 pre-funding accounts, respectively, on the closing date.

     The aggregate characteristics of the group 2, group 3, group 4, group 5 and group 6 mortgage loans in the trust will change upon the acquisition of group 2, group 3, group 4, group 5 and group 6 subsequent mortgage loans (as the case may be).

     The group 2, group 3, group 4, group 5 and group 6 pre-funding accounts will be established to provide the trustee, on behalf of the trust, with sufficient funds to purchase group 2, group 3, group 4, group 5 and group 6 subsequent mortgage loans, respectively. Any investment income on funds in the pre-funding accounts will either be transferred to the related interest coverage account or paid to the depositor or its designee as provided in the Agreement.

     Any conveyance of subsequent mortgage loans on a subsequent transfer date is subject to certain conditions, including but not limited to the following:

     (a) Each such subsequent mortgage loan must satisfy the representations and warranties specified with respect thereto in the related subsequent transfer instrument and the Agreement;

     (b) The seller will not select such subsequent mortgage loans in a manner that it believes to be adverse to the interests of the certificateholders;

     (c) The rating agencies shall confirm in writing that the conveyance of the related subsequent mortgage loans on the related subsequent transfer date will not result in a downgrade of the rating agencies' respective ratings on the certificates;

     (d) As of each subsequent cut-off date, each such subsequent mortgage loan will satisfy the following criteria:

     (i) Such subsequent mortgage loan may not be 30 or more days delinquent as of the last day of the month preceding the related subsequent cut-off date;

     (ii) The original term to stated maturity of such subsequent mortgage loan will not be less than 180 months and will not exceed 480 months;

     (iii) Each subsequent mortgage loan must be a One-Year MTA or One-Month LIBOR adjustable rate negative amortization mortgage loan with a first lien on the related mortgaged property;

     (iv) No subsequent mortgage loan will have a first payment date occurring after November 1, 2005;

     (v) The latest maturity date of any subsequent mortgage loan will be no later than October 1, 2045;

     (vi) The mortgagor relating to such subsequent mortgage loan will have a credit score of not less than 620;

     (vii) Such subsequent mortgage loan will have a gross margin as of the related subsequent cut-off date ranging from approximately 2.000% per annum to approximately 3.500% per annum; and

     (viii) Such subsequent mortgage loan will have a maximum mortgage rate as of the related subsequent cut-off date greater than 9.000%.

     (e) As of the related subsequent cut-off date, the subsequent mortgage loans in the aggregate will satisfy the following criteria:

     (i) Have a weighted average gross margin ranging from 2.700% per annum to 3.000% per annum;

     (ii) The related mortgagors thereto have a weighted average credit score greater than 710;

     (iii) Have no less than 90.00% of the related mortgaged properties be owner occupied;

     (iv) Have no less than 95.00% of the related mortgaged properties be single family detached or planned unit developments;

     (v) Have no more than 42.00% of the subsequent mortgage loans be cash out refinancings;

     (vi) Have all of such subsequent mortgage loans with a Loan-to-Value Ratio greater than 80.00% be covered by a Primary Insurance Policy (as defined in the prospectus); and

     (vii) Have a weighted average maximum mortgage rate greater than or equal to 9.000%.

     To the extent that the amounts on deposit in the group 2, group 3, group 4, group 5 and group 6 pre-funding accounts have not been fully applied to the purchase of group 2, group 3, group 4, group 5 and group 6 subsequent mortgage loans, respectively, on or before February 26, 2006, such amounts remaining in such respective accounts will be transferred on such date from such pre-funding accounts to the group 2, group 3, group 4, group 5 and group 6 pre-funding reserve accounts, respectively. Such amounts will be transferred from the related pre-funding reserve account to the distribution account on the distribution date immediately following the termination of the pre-funding period, for distribution on a pro rata basis to the holders of the related joint Class A certificates.

                      THE MASTER SERVICER AND THE SERVICERS

GENERAL

     Wells Fargo Bank, National Association, referred to in this prospectus supplement as Wells Fargo or the Master Servicer, will act as the Master Servicer of the mortgage loans pursuant to the Pooling and Servicing Agreement, referred to herein as the Agreement, dated as of the cut-off date, among the Depositor, the Seller, the Master Servicer, the Securities Administrator and the Trustee.

     Primary servicing of the mortgage loans will be provided for in accordance with various sale and servicing agreements, subservicing agreements or similar agreements, which are collectively referred to herein as the Servicing Agreements. Each of the Servicing Agreements will require, among other things, that each servicer accurately and fully report its borrower credit files to credit repositories in a timely manner.

     Each of the Servicing Agreements will be assigned to the trust pursuant to various assignment, assumption and recognition agreements, dated as of the closing date, among the related Servicer, the Depositor, the Seller and the Trustee on behalf of the certificateholders; provided, however, that the Seller will retain the right to enforce against the related Servicers the representations and warranties made by the respective Servicers with respect to the respective mortgage loans serviced by such Servicer. The Servicers will be responsible for the servicing of the mortgage loans covered by the related Servicing Agreement, and the Master Servicer will be required to monitor their performance. In the event of a default by a Servicer under the related Servicing Agreement, the Master Servicer will be required to enforce any remedies against the related Servicer, and shall either find a successor Servicer or shall assume the primary servicing obligations for the related mortgage loans itself.

     The information set forth in the following paragraphs with respect to the Master Servicer and the Servicers has been provided by the respective parties. None of the Depositor, the Seller, the Securities Administrator, the Underwriter, the Trustee or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of such information. Furthermore, neither the Master Servicer, any Servicer, nor any of their respective affiliates has made or will make any representation as to the accuracy or completeness of the information set forth in the following paragraphs provided by any person other than itself.

THE MASTER SERVICER

     Wells Fargo is a national banking association, with its master servicing offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045. Wells Fargo is engaged in the business of master servicing single family residential mortgage loans secured by properties located in all 50 states and the District of Columbia.

THE SERVICERS

     The primary servicing for certain of the mortgage loans originated by Metrocities was recently transferred, or soon will be transferred, to EverHome.

     The primary servicing for certain of the mortgage loans originated by Metrocities, and all of the mortgage loans originated by Opteum Financial Services, LLC, Coastal Capital Corp., Home Capital Funding, Platinum Capital Group, Century Mortgage Company doing business as Century Lending, DHI Mortgage Company, Ltd., First Horizon, Green Point Mortgage Funding, Inc., American Mortgage Express Financial doing business as Millennium Funding Group, BM Real Estate Services, Inc.,

SouthStar and WinStar Mortgage Partners, Inc. was recently transferred, or soon will be transferred, to EMC Mortgage.

     EMC Mortgage will continue, following the closing date, to service the mortgage loans that were originated by Bear Stearns Residential Mortgage Corporation, as affiliate of the seller, the depositor and the underwriter, and subsequently transferred to EMC Mortgage.

     Bank of America will continue, following the closing date, to service the mortgage loans originated by it.

     The following table shows the percentage of the initial mortgage loans which are or will be serviced as of the closing date by each of Bank of America, EMC Mortgage and EverHome, collectively referred to herein as the Servicers, for each of the loan groups and in the aggregate.


NAME OF SERVICER    GROUP 1 GROUP 2  GROUP 3  GROUP 4  GROUP 5   GROUP 6    TOTAL
Bank of America     100.00%   0.00%    0.00%    0.00%    0.00%     0.00%   43.73%
EverHome             0.00%    0.00%    3.57%   11.46%    0.00%     4.66%    1.91%
EMC Mortgage         0.00%   100.00%  96.43%   88.54%   100.00%   95.34%   54.36%

EMC MORTGAGE CORPORATION

     The information set forth in the following paragraphs has been provided by EMC Mortgage. None of the Depositor, the Trustee, the Master Servicer, the Securities Administrator, the Underwriter or any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information.

     EMC Mortgage Corporation, a wholly-owned subsidiary of The Bear Stearns Companies Inc., was established as a full-line mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from "investment grade" to varying degrees of "non-investment grade" up to and including mortgaged properties acquired through foreclosure or deed-in-lieu of foreclosure (each such mortgaged property). EMC Mortgage was incorporated in the State of Delaware on September 26, 1990 and commenced operation in Texas on October 9, 1990. EMC Mortgage has its principal executive office at 909 Hidden Ridge Drive, Irving, Texas 75038.

     The principal business of EMC Mortgage has been the resolution of non-performing residential mortgage loan portfolios acquired from Resolution Trust Corporation, from private investors and from the Department of Housing and Urban Development through its auctions of defaulted Federal Housing Authority mortgage loans. EMC Mortgage's servicing portfolio consists primarily of two categories:

     o performing investment-quality loans serviced for EMC Mortgage's own account or the account of Fannie Mae, Freddie Mac, private mortgage conduits and various institutional investors; and

     o non-investment grade, sub-performing loans, non-performing loans and REO properties serviced for EMC Mortgage's own account and for the account of investors in securitized performing and non-performing collateral transactions.

     EMC Mortgage's operations resemble those of most mortgage banking companies, except that significant emphasis is placed on the collection and due diligence areas, due to the nature of the mortgage portfolios purchased. As of August 31, 2005, EMC Mortgage was servicing approximately $47.3 billion of mortgage loans and REO property.

DELINQUENCY AND FORECLOSURE EXPERIENCE OF EMC MORTGAGE

     The following tables set forth the delinquency and foreclosure experience of mortgage loans serviced by EMC Mortgage as of the dates indicated. EMC Mortgage's portfolio of mortgage loans may differ significantly from the mortgage loans backing the certificates in terms of interest rates, principal balances, geographic distribution, types of properties and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the mortgage loans backing the certificates will be similar to that reflected in the tables below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans. The actual delinquency experience on the mortgage loans will depend, among other things, upon the value of the real estate securing such mortgage loans and the ability of the related borrowers to make required payments.


                                   As of November 30, 2002                         As of November 30, 2003
                            ---------------------------------------        ----------------------------------------
                                                          % by                                            % by
                             No. of       Principal       Principal        No. of        Principal        Principal
                             Loans        Balance         Balance          Loans         Balance          Balance
                             ------       ---------       ---------        ------        ---------        -------
Current Loans............... 107,444    $6,863,380,896     62.44%         116,121       $8,638,124,015     68.08%
Period of Delinquency(3)....
  30-59 Days................  17,455     1,044,663,778     9.50            17,011        1,092,638,661       8.61
  60-89 Days................   6,524       401,534,696     3.65             6,194          405,096,220       3.19
  90 Days or more...........  13,797       686,521,557     6.25            15,417          760,682,618       5.99
foreclosure/bankruptcies(4).  24,299     1,663,845,463    15.14            20,652        1,497,106,926      11.80
Real Estate Owned...........   5,014       331,882,863     3.02             3,553          295,106,372       2.33
                               -----       -----------     ----             -----          -----------       ----
Total Portfolio............. 174,533   $10,991,829,253   100.00%          168,948       $12,688,754,81     100.00%
                             -------   ---------------   -------          -------       --------------     -------


                                   As of November 30, 2002                         As of November 30, 2003
                            ---------------------------------------        ----------------------------------------
                                                          % by                                            % by
                             No. of       Principal       Principal        No. of        Principal        Principal
                             Loans        Balance         Balance          Loans         Balance          Balance
                             ------       ---------       ---------        ------        ---------        -------
Current Loans............... 172,765   $21,265,918,459    80.60%          296,322      $40,491,513,923         85.55%
Period of Delinquency(3)....
  30-59 Days................  20,148     1,952,489,108     7.40            26,998        2,851,639,071          6.02
  60-89 Days................   7,545       667,524,136     2.53             9,197          906,753,102          1.92
  90 Days or more...........  14,641       793,465,947     3.01            15,829        1,139,124,420          2.41
foreclosure/bankruptcies(4).  20,012     1,497,214,813     5.67            20,748        1,706,589,386          3.61
.............................
Real Estate Owned...........   2,298       208,206,521     0.79             2,479          234,950,797          0.50
Total Portfolio............. 237,409   $26,384,818,984   100.00%          371,573       $47,330,570,69        100.00%

(1) The table shows mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated.
(2) For the REO properties, the principal balance is at the time of foreclosure.
(3) No mortgage loan is included in this table as delinquent until it is 30 days past due.
(4) Exclusive of the number of loans and principal balance shown in the period of delinquency.

     Historically, a variety of factors, including the appreciation of real estate values, have limited EMC Mortgage's loss and delinquency experience on its portfolio of serviced mortgage loans. Since the mortgage loans were originated by the related originator at different times, it is unlikely that the delinquency and foreclosure experience set forth above will be representative of the actual delinquency and foreclosure experience on the mortgage loans in the trust fund or even representative of the mortgage loans in the trust fund being serviced by EMC Mortgage. There can be no assurance that factors beyond EMC Mortgage's control, such as national or local economic conditions or downturns in the real estate markets in which the related mortgaged properties are located, will not result in increased rates of delinquencies and foreclosure losses in the future.

EVERHOME MORTGAGE COMPANY

     The information set forth in the following paragraphs has been provided by EverHome. None of the Depositor, the Master Servicer, the Seller, the Trustee, the Underwriter or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of such information.

     The principal executive offices of EverHome are located at 8100 Nations Way, Jacksonville, Florida 32256. EverHome, formerly known as Alliance Mortgage Company, was incorporated in the State of Florida in 1977. As of March 31, 2005, EverHome's servicing portfolio consisted of approximately 274,501 loans. EverHome specializes in servicing seasoned loan portfolios, especially those with higher delinquencies. EverHome services loans for Freddie Mac, Fannie Mae, Ginnie Mae and private investors. EverHome may perform its duties through one or more subservicers. Alliance Mortgage Company changed its name to EverHome Mortgage Company effective February 2, 2004.

DELINQUENCY EXPERIENCE OF EVERHOME

     The following tables summarize the delinquency experience, on the dates indicated, of all mortgage loans serviced by EverHome. The data included in the following tables are for informational purposes only. There is no assurance that the delinquency experience of the mortgage loans in the Trust will be similar to that set forth in such tables.


                                               MONTHLY DELINQUENCY RATIO AT MARCH 2005


               LOAN          30-DAY                 60-DAY                90-DAY                120-DAY        TOTAL DELINQUENCIES*
               ----          ------                 ------                ------                -------        --------------------
               COUNT    # LOAN     % LOAN     # LOAN     % LOAN     # LOAN       % LOAN     #LOAN     %LOAN      # LOAN   %LOAN
               -----    ------     ------     ------     ------     ------       ------     -----     -----      ------   -----
Total
Residential
Portfolio:   274,501     6,832      2.49%      1,428      0.52%      760          0.28%     2,112      0.77%      11,132    4.06%

VA            24,981       852      3.41%        195      0.78%       85          0.34%       244      0.98%       1,376    5.51%

FHA           39,207     2,174      5.54%        514      1.31%      322          0.82%     1,135      2.89%       4,145    10.56%

CONV          24,638       757      3.07%        157      0.64%       95          0.39%       216      0.88%       1,225    4.98%
(INS)

CONV         185,125     2,991      1.62%        544      0.29%      250          0.14%       504      0.27%       4,289    2.32%
(UNINS)

FMHA             550        58     10.55%         18      3.27%        8          1.45%        13      2.36%          97    17.63%



                                                                S-57



                                             MONTHLY DELINQUENCY RATIO AT DECEMBER 2004


               LOAN          30-DAY                 60-DAY                90-DAY                120-DAY        TOTAL DELINQUENCIES*
               ----          ------                 ------                ------                -------        --------------------
               COUNT    # LOAN     % LOAN     # LOAN     % LOAN     # LOAN       % LOAN     #LOAN     %LOAN      # LOAN   %LOAN
               -----    ------     ------     ------     ------     ------       ------     -----     -----      ------   -----
Total
Residential
Portfolio:   272,549     9,195      3.37%      2,101      0.77%    1,066          0.39%     2,258      0.83%      14,620     5.36%

VA            26,398     1,177      4.46%        280      1.06%      150          0.57%       301      1.14%       1,908     7.23%

FHA           39,156     2,760      7.05%        719      1.84%      437          1.12%     1,236      3.16%       5,152    13.17%

CONV
(INS)         24,863     1,079      4.34%        273      1.10%      113          0.45%       215      0.86%       1,680     6.75%

CONV
(UNINS)      181,695     4,134      2.28%        815      0.45%      357          0.20%       495      0.27%       5,801     3.20%

FMHA             437        45     10.30%         14      3.20%        9          2.06%        11      2.52%          79    18.08%
-------
*  Includes mortgage loans in bankruptcy.


                                             MONTHLY DELINQUENCY RATIO AT DECEMBER 2003


               LOAN          30-DAY                 60-DAY                90-DAY                120-DAY        TOTAL DELINQUENCIES*
               ----          ------                 ------                ------                -------        --------------------
               COUNT    # LOAN     % LOAN     # LOAN     % LOAN     # LOAN       % LOAN     #LOAN     %LOAN      # LOAN   %LOAN
               -----    ------     ------     ------     ------     ------       ------     -----     -----      ------   -----
Total
Residential
Portfolio:   273,257     9,912      3.62%      2,510      0.92%    1,136          0.42%     2,512      0.92%      16,070     5.88%

VA            23,090     1,125      4.87%        314      1.36%      135          0.59%       317      1.37%       1,891     8.19%

FHA           45,777     3,274      7.15%        931      2.04%      466          1.02%     1,357      2.96%       6,028    13.17%

CONV
(INS)         26,725     1,306      4.89%        321      1.20%      141          0.53%       244      0.91%       2,012    7.53%

CONV
(UNINS)      177,112     4,152      2.34%        925      0.52%      388          0.22%       581      0.33%       6,046     3.41%

FMHA             553        55      9.95%         19      3.44%        6          1.08%        13      2.35%          93    16.82%
-------
*  Includes mortgage loans in bankruptcy.




                                             MONTHLY DELINQUENCY RATIO AT DECEMBER 2002


               LOAN          30-DAY                 60-DAY                90-DAY                120-DAY        TOTAL DELINQUENCIES*
               ----          ------                 ------                ------                -------        --------------------
               COUNT    # LOAN     % LOAN     # LOAN     % LOAN     # LOAN       % LOAN     #LOAN     %LOAN      # LOAN   %LOAN
               -----    ------     ------     ------     ------     ------       ------     -----     -----      ------   -----
Total
Residential
Portfolio:   249,880    11,433      4.58%      2,955      1.18%    1,314          0.53%     2,445      0.98%      18,147     7.26%

VA            20,493     1,310      6.39%        382      1.86%      154          0.75%       340      1.66%       2,186    10.67%

FHA           43,338     3,707      8.55%      1,051      2.43%      519          1.20%     1,279      2.95%       6,556    15.13%

CONV
(INS)         26,698     1,526      5.72%        376      1.41%      183          0.69%       247      0.93%       2,332     8.73%

CONV
(UNINS)      158,665     4,805      3.03%      1,134      0.71%      446          0.28%       557      0.35%       6,942     4.38%

FMHA             686        85     12.39%         12      1.75%       12          1.75%        22      3.21%         131    19.10%

Total

-------
*  Includes mortgage loans in bankruptcy.


                                                                S-58



                                             MONTHLY DELINQUENCY RATIO AT DECEMBER 2001


               LOAN          30-DAY                 60-DAY                90-DAY                120-DAY        TOTAL DELINQUENCIES*
               ----          ------                 ------                ------                -------        --------------------
               COUNT    # LOAN     % LOAN     # LOAN     % LOAN     # LOAN       % LOAN     #LOAN     %LOAN      # LOAN   %LOAN
               -----    ------     ------     ------     ------     ------       ------     -----     -----      ------   -----
Total
Portfolio:   282,639    14,632      5.18%      3,450      1.22%    1,442          0.51%     2,773      0.98%      22,297     7.89%

VA            26,372     1,791      6.79%        448      1.70%      186          0.71%       372      1.41%       2,797    10.61%

FHA           53,235     4,567      8.58%      1,241      2.33%      577          1.08%     1,328      2.49%       7,713    14.49%

CONV          30,406     1,928      6.34%        437      1.44%     163           0.54%       297      0.98%       2,825     9.29%
(INS)

CONV        171,740     6,253       3.64%      1,299      0.76%     502           0.29%       750      0.44%       8,804     5.13%
(UNINS)

FMHA             886       93      10.50%        25       2.82%     14            1.58%        26      2.93%         158    17.83%
-------
*  Includes mortgage loans in bankruptcy.


BANK OF AMERICA, N.A.

     The information set forth in the following paragraphs has been provided by Bank of America. None of the Depositor, the Master Servicer, the Seller, the Trustee, the Underwriter or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of such information.

     Bank of America, National Association is an indirect wholly-owned subsidiary of Bank of America Corporation. Bank of America is engaged in a general consumer banking, commercial banking and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Bank of America originates and services residential mortgage loans and performs subservicing functions for affiliates.

     Bank of America's headquarters and its executive offices are located at 101 South Tryon Street, Charlotte, North Carolina 28255. Bank of America is subject to regulation, supervision and examination by the Office of the Comptroller of the Currency and has been approved as a mortgagee and seller/servicer by the Department of Housing and Urban Development, the Veterans Administration, the Government National Mortgage Association, Fannie Mae (Federal National Mortgage Association) and Freddie Mac (Federal Home Loan Mortgage Corporation).

DELINQUENCY EXPERIENCE OF BANK OF AMERICA

     The following tables summarize the delinquency and foreclosure experience on the portfolio of one- to four-family first mortgage loans originated or acquired by Bank of America or certain of its affiliates and serviced or subserviced by Bank of America, or serviced by Bank of America for others, other than (i) mortgage loans acquired through certain mergers with previously unaffiliated entities, (ii) mortgage loans with respect to which the servicing rights were acquired by Bank of America in bulk and (iii) certain other mortgage loans, to the extent such mortgage loans were originated at bank branches of Bank of America.

     The portfolio of mortgage loans serviced by Bank of America includes both fixed and adjustable interest rate mortgage loans, including "buydown" mortgage loans, loans with balances conforming to Freddie Mac (Federal Home Loan Mortgage Corporation) and Fannie Mae (Federal National Mortgage Association) limits as well as jumbo loans, loans with stated maturities of 10 to 40 years and other types of mortgage loans having a variety of payment characteristics, and includes mortgage loans secured by mortgaged properties in geographic locations that may not be representative of the geographic distribution or concentration of the mortgaged properties securing the mortgage loans. There can be no assurance that the delinquency, foreclosure and loss experience set forth below will be similar to the results that may be experienced with respect to the mortgage loans.



                                                        BANK OF AMERICA, N.A.

                           DELINQUENCY AND FORECLOSURE EXPERIENCE ON MORTGAGE LOANS

                              AT SEPTEMBER 30, 2005          AT JUNE 30, 2005                    AT MARCH 31, 2005
                                          OUTSTANDING                   OUTSTANDING                         OUTSTANDING
                                              AND %                         AND %                               AND %
                              NUMBER/%     PRINCIPAL       NUMBER/%      PRINCIPAL             NUMBER/%      PRINCIPAL
                                 OF         AMOUNT            OF          AMOUNT                  OF          AMOUNT
                              MORTGAGE      (IN            MORTGAGE       (IN                  MORTGAGE       (IN
                               LOANS       MILLIONS)        LOANS        MILLIONS)              LOANS        MILLIONS)
                             ---------    ----------       ---------    ----------            ---------     ----------
Total Portfolio              1,356,316    $214,901.0       1,329,504    $205,213.1            1,307,776     $196,579.7
Delinquencies*
 One Installment delinquent     16,345      $1,927.5          15,846      $1,887.3               16,384       $1,864.0
 Percent Delinquent              1.2%         0.9%             1.2%        0.9%                   1.3%         0.9%
 Two Installments delinquent     4,186        $445.2           3,865        $403.9                4,176         $425.6
   Percent Delinquent            0.3%         0.2%             0.3%        0.2%                   0.3%         0.2%
   Three or more Installments
delinquent                       4,488        $449.0           4,245        $414.6                5,135         $494.6
   Percent Delinquent            0.3%         0.2%             0.3%        0.2%                   0.4%         0.3%
In Foreclosure                   3,333        $297.2           3,388        $312.2                4,326         $404.4
   Percent in Foreclosure        0.2%         0.1%             0.3%        0.2%                   0.3%         0.2%
Delinquent and in Foreclosure   28,352      $3,118.8          27,344      $3,018.1               30,021       $3,188.5
Percent Delinquent and in
Foreclosure**                    2.1%         1.5%             2.1%        1.5%                   2.3%           1.6%




                                                        BANK OF AMERICA, N.A.

                           DELINQUENCY AND FORECLOSURE EXPERIENCE ON MORTGAGE LOANS

                              AT SEPTEMBER 30, 2005          AT JUNE 30, 2005                    AT MARCH 31, 2005
                                          OUTSTANDING                   OUTSTANDING                         OUTSTANDING
                                              AND %                         AND %                               AND %
                              NUMBER/%     PRINCIPAL       NUMBER/%      PRINCIPAL             NUMBER/%      PRINCIPAL
                                 OF         AMOUNT            OF          AMOUNT                  OF          AMOUNT
                              MORTGAGE      (IN            MORTGAGE       (IN                  MORTGAGE       (IN
                               LOANS       MILLIONS)        LOANS        MILLIONS)              LOANS        MILLIONS)
                             ---------    ----------       ---------    ----------            ---------     ----------
Total Portfolio              1,300,762    $194,743.4        1,229,05    $174,777.5            1,202,522     $168,063.2
Delinquencies*
   One Installment delinquent   16,251      $1,802.3          20,406      $2,219.3               25,415       $2,971.5
   Percent Delinquent            1.2%        0.9%              1.7%        1.3%                  2.1%          1.8%
   Two Installments delinquent   4,224        $428.3           5,399        $549.9                5,952         $625.2
   Percent Delinquent            0.3%        0.2%              0.4%         0.3%                  0.5%          0.4%
   Three or more Installments
     delinquent                  4,935        $484.0           6,294        $615.8                6,373         $649.5
   Percent Delinquent            0.4%        0.2%              0.5%         0.4%                  0.5%          0.4%
In Foreclosure                   4,296        $399.2           5,449        $548.2                5,855         $590.1
   Percent in Foreclosure         0.3%        0.2%              0.4%        0.3%                  0.5%          0.4%
Delinquent and in Foreclosure   29,706      $3,113.8          37,548      $3,933.2               43,595       $4,836.4
Percent Delinquent
   and in Foreclosure**           2.3%        1.6%              3.1%        2.3%                  3.6%          2.9%

*A mortgage loan is deemed to have "one installment delinquent" if any scheduled payment of principal or interest is delinquent past the end of the month in which such payment was due, "two installments delinquent" if such delinquency persists past the end of the month following the month in which such payment was due, and so forth.

**The sums of the Percent Delinquent and Percent in Foreclosure set forth in this table may not equal the Percent Delinquent and in
Foreclosure due to rounding.

                            MORTGAGE LOAN ORIGINATION

GENERAL

     Approximately 13.22%, 23.79%, 45.93%, 68.36% and 25.43% of the group 2, group 3, group 4, group 5 and group 6 mortgage loans, respectively, and none of the group 1 mortgage loans, and approximately 22.92% of the mortgage loans in the aggregate, were originated by SouthStar. Approximately 34.27%, 47.16%, 17.85% and 1.10% of the group 2, group 3, group 4 and group 5 mortgage loans, respectively, and none of the group 1 and group 6 mortgage loans, and approximately 11.00% of the mortgage loans in the aggregate, were originated by First Horizon. Approximately 100.00% of the group 1 mortgage loans, and none of the crossed mortgage loans, and approximately 43.73% of the mortgage loans in the aggregate, were originated by Bank of America. The remaining mortgage loans were originated by various originators, none of which has originated more than 10% of the mortgage loans.

     The information set forth in the following paragraphs with respect to First Horizon, SouthStar and Bank of America has been provided by First Horizon, SouthStar and Bank of America, respectively. None of the Depositor, the Seller, the Securities Administrator, the Underwriter, the Master Servicer, the Trustee or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of such information.

THE ORIGINATORS

     The mortgage loans originated by First Horizon, SouthStar and Bank of America were originated in accordance with the related underwriting guidelines set forth below. In addition to the following, First Horizon, SouthStar and Bank of America also may use automated underwriting systems such as Fannie Mae's Desktop Underwriter or Freddie Mac's Loan Prospector in connection with the origination of mortgage loans which have principal balances equal to or less than the principal balances which would make them eligible for purchase by Fannie Mae or Freddie Mac. These mortgage loans are treated in this prospectus supplement as if they were originated with full documentation.

FIRST HORIZON HOME LOAN CORPORATION

     Approximately 34.27%, 47.16%, 17.85% and 1.10% of the group 2, group 3, group 4 and group 5 mortgage loans, respectively, and none of the group 1 and group 6 mortgage loans, and approximately 11.00% of the mortgage loans in the aggregate, have been originated by First Horizon Home Loan Corporation, a Kansas corporation with its principal offices located at 4000 Horizon Way in Irving, Texas and an indirect wholly owned subsidiary of First Tennessee Bank National Association. First Horizon is engaged principally in the business of origination, purchasing and selling residential mortgage loans in its own name and through its affiliates. All of the mortgage loans originated by First Horizon have been originated generally in accordance with the following underwriting guidelines (hereafter referred to as the "First Horizon Underwriting Guidelines").

     The following is a description of the underwriting policies customarily employed by First Horizon with respect to the residential mortgage loans that First Horizon originated during the period of origination of the mortgage loans. First Horizon has represented to the depositor that the First Horizon mortgage loans were originated generally in accordance with such policies.

     The First Horizon Underwriting Guidelines are applied to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. These standards are applied in accordance with the applicable federal and state laws and regulations.

Exceptions to the First Horizon Underwriting Guidelines are permitted where compensating factors are present.

     Generally, each mortgagor will have been required to complete an application designed to provide to First Horizon pertinent credit information concerning the mortgagor. The mortgagor will have given information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and will have furnished First Horizon with authorization to obtain a credit report which summarizes the mortgagor's credit history. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to second homes or vacation properties, no income derived from the property will have been considered for underwriting purposes.

     With respect to purchase money or rate/term refinance loans secured by single family residences, loan-to-value ratios at origination of up to 95% for mortgage loans secured by single family, primary residences with original principal balances of up to $400,000, up to 85% for mortgage loans secured by single family, primary residences with original principal balances of up to $650,000 are generally allowed. Mortgage loans with principal balances up to $1,000,000 ("super jumbos") are allowed if the loan is secured by the borrower's primary residence. The loan-to-value ratio for super jumbos generally may not exceed 75%. For cash out refinance loans, the maximum loan-to-value ratio generally is 90% and the maximum "cash out" amount permitted is based in part on the original amount of the related mortgage loan.

     Each mortgage loan originated by First Horizon with a loan-to-value ratio at origination exceeding 80% has a primary mortgage insurance policy insuring a portion of the balance of the mortgage loan at least equal to the product of the original principal balance of the mortgage loan and a fraction, the numerator of which is the excess of the original principal balance of such mortgage loan over 75% of the lesser of the appraised value and the selling price of the related mortgaged property and the denominator of which is the original principal balance of the related mortgage loan plus accrued interest thereon. No such primary mortgage insurance policy will be required with respect to any such mortgage loan after the date on which the related loan-to-value ratio decreases to 80% or less or, based upon new appraisal, the principal balance of such mortgage loan represents 80% or less of the new appraised value. All of the insurers that have issued primary mortgage insurance policies with respect to the mortgage loans originated by First Horizon meet Fannie Mae's or Freddie Mac's standard or are acceptable to the Rating Agencies.

     In determining whether a prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligation on their proposed mortgage loan and (ii) to meet the monthly housing expenses and other financial obligation on the proposed mortgage loan, First Horizon generally considers, when required by the applicable documentation program, the ratio of such amounts to the proposed borrower's acceptable stable monthly gross income. Such ratios vary depending on a number of underwriting criteria, including loan-to-value ratios, and are determined on a loan-by-loan basis.

     First Horizon also examines a prospective borrower's credit report. Generally, each credit report provides a credit score for the borrower. Credit scores generally range from 350 to 840 and are available from three major credit bureaus: Experian (formerly TRW Information Systems and Services), Equifax and Trans Union. If three credit scores are obtained, First Horizon applies the middle score of the primary wage earner. Credit scores are empirically derived from historical credit bureau data and represent a numerical weighing of a borrower's credit characteristics over a two-year period. A credit score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are the specific values of each characteristic. A scorecard (the model) is created with weights or points assigned to each attribute. An individual loan applicant's credit score is derived by summing together the attribute weights for that applicant.

     The mortgage loans originated by First Horizon have been underwritten under one of the following documentation programs: full/alternative documentation, stated income documentation, no ratio documentation, and no income/no asset documentation.

     Under full/alternative documentation, the prospective borrower's employment, income and assets are verified through written and telephonic communications.

     Under a stated income documentation program, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower than on a verified income of the borrower. Although the income is not verified, First Horizon obtains a telephonic verification of the borrower's employment without reference to income. Borrower's assets are verified.

     Under the no ratio documentation program, the borrower's income is not stated and no ratios are calculated. Although the income is not stated nor verified, First Horizon obtains a telephonic verification of the borrower's employment without reference to income. Borrower's assets are verified.

     Under the no income/no asset documentation program, the borrower's income and assets are stated but not verified. The underwriting of such mortgage loans may be based entirely on the adequacy of the mortgaged property as collateral and on the credit history of the borrower.

     Each mortgaged property has been appraised by a qualified independent appraiser who is approved by First Horizon. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standard Board of the Appraisal Foundation. Each appraisal must meet the requirements of Fannie Mae and Freddie Mac. The requirements of Fannie Mae and Freddie Mac require, among other things, that the appraiser, or its agent on its behalf, personally inspect the property inside and out, verify whether the property was in good condition and verify that construction, if new, had been substantially completed. The appraisal generally will have been based on prices obtained on recent sales of comparable properties, determined in accordance with Fannie Mae and Freddie Mac guidelines. In certain cases an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property may be used.

SOUTHSTAR FUNDING, LLC AND OPTEUM FINANCIAL SERVICES, LLC

     Approximately 13.22%, 23.79%, 45.93%, 68.36% and 25.43% of the group 2, group 3, group 4, group 5 and group 6 mortgage loans, respectively, and none of the group 1 mortgage loans, and approximately 22.92% of the mortgage loans in the aggregate, have been originated by SouthStar Funding, LLC. Opteum Financial Services, LLC owns approximately 51% of SouthStar Funding, LLC. Opteum Financial Services, LLC generally is a retail originator and SouthStar Funding, LLC generally is a wholesale originator. All of the mortgage loans originated by Opteum Financial Services, LLC and SouthStar Funding, LLC have been originated generally in accordance with the following underwriting guidelines (hereafter referred to as the "SouthStar Underwriting Guidelines").

     The following is a description of the underwriting policies customarily employed by SouthStar with respect to the residential mortgage loans that SouthStar originated during the period of origination of the mortgage loans. SouthStar has represented to the depositor that the SouthStar mortgage loans were originated generally in accordance with such policies.

     SouthStar Underwriting Guidelines are applied to evaluate an applicant's credit standing, financial condition, and repayment ability, as well as the value and adequacy of the mortgaged property as collateral for any loan made by SouthStar. As part of the loan application process, the applicant is required to provide information concerning his or her assets, liabilities, income and expenses, along with an authorization permitting SouthStar to obtain any necessary third party verifications, including a credit report summarizing the applicant's credit history.

     In evaluating the applicant's ability and willingness to repay the proposed loan, SouthStar reviews the applicant's credit history and outstanding debts, as reported on the credit report. If an existing mortgage or other significant debt listed on the loan application is not adequately reported on the credit report, SouthStar may request a written or oral verification of the balance and payment history of such debt from the servicer of such debt.

     SouthStar verifies the applicant's liquid assets to ensure that the client has adequate liquid assets to apply toward any required down payment, closing costs, prepaid interest and at least two months' worth of cash reserves.

     SouthStar also evaluates the applicant's income to determine its stability, probability of continuation, and adequacy to service the proposed SouthStar debt payment. SouthStar's guidelines for verifying an applicant's income and employment are generally as follows. For salaried applicants, SouthStar typically requires a written verification of employment from the applicant's employer, or a copy of the applicant's two most recent IRS form 1040 or W-2, a current pay stub with year-to-date earnings, and a verbal verification of employment. For non-salaried applicants, including self-employed applicants, SouthStar requires copies of the applicant's two most recent federal tax returns, along with all supporting schedules. A self-employed applicant is generally required to submit a signed year-to-date profit and loss statement.

     In determining adequacy of the property as collateral for the loan, a Fannie Mae/Freddie Mac URAR appraisal of the property is performed by an independent appraiser approved by SouthStar. The appraiser is required to inspect the property and verify that it is in good condition and that any construction or renovation, if new, has been completed. The appraisal report indicates a value for the property and provides information concerning marketability, the neighborhood, the property site, interior and exterior improvements, and the condition of the property.

     Once sufficient employment, credit and property information is obtained, the decision as to whether to approve the loan is based on the applicant's income and credit history, the status of time to the mortgaged property and the appraised value of the property. SouthStar also reviews the level of an applicant's liquid assets as an indication of creditworthiness. The approval process generally requires that the applicant have good credit history and a total DTI that generally does not exceed 38%; however, this limit may be raised if the borrower demonstrates satisfactory disposable income and/or other mitigating factors are present. The DTI ratio is calculated as the ratio of the borrower's total monthly debt obligations, divided by the borrower's total verified monthly income. In general, it is SouthStar's belief that the DTI ratio is only one of several factors, such as LTV, credit history and reserves, that should be considered in making a determination of an applicant's ability to repay the proposed loan.

     As part of the underwriting process, SouthStar typically reviews an applicant's credit score. Credit scores are obtained by mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The credit score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be notes that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assesses only the borrower's past credit history. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally, or the specific characteristics of the related mortgage loan, for example, the LTV ratio, the collateral for the mortgage loan, or the DTI ratio. SouthStar generally requires a minimum credit score of 650. It is not SouthStar's practice to accept or reject an application based solely on the basis of the applicant's credit score.

     SouthStar's Underwriting Guidelines generally allow an LTV at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $500,000, up to 85% for mortgage loans with original principal balances up to $700,000, up to 80% for mortgage loans with original principal balances up to $800,000, up to 75% for mortgage loans with original principal balances up to $1,250,000, and up to 70% for mortgage loans with original principal balances up to $1,750,000. For cash-out refinance mortgage loans with original principal balances of up to $800,000, SouthStar generally allows LTV ratios at origination of up to 80%, up to 75% for mortgage loans with original principal balances up to $1,250,000, and up to 70% for mortgage loans with principal balances up to $1,750,000. In addition, SouthStar will allow secondary financing with a Combined Loan-to-Value Ratio of up to 100% for mortgage loans secured by primary residences and up to 95% for mortgage loans secured by second/vacation homes. SouthStar's practice is to continuously review LTV limits and to adjust such limits where economic conditions dictate that such adjustment are appropriate. Any negative comments concerning the quality, condition and current market conditions as noted in the appraisal report may result in a reduction of the maximum LTV permitted for the loan.

     SouthStar requires that each mortgage loan with an LTV ratio at origination in excess of 80% be insured by a primary mortgage insurance policy covering at least 30% of the principal balance of the mortgage loan at origination if the LTV is between 95.00% and 90.01%, at least 25% of the balance if the LTV ratio is between 90.00% and 85.01%, and at least 12% if the LTV ratio is between 85.00% and 80.01%.

BANK OF AMERICA, N.A.

     The Bank of America underwriting guidelines applied by Bank of America in originating or acquiring mortgage loans (the "Bank of America Underwriting Guidelines") are intended to evaluate the applicants' repayment ability, credit standing and assets available for down payment, closing costs and cash reserves. Additionally, the Bank of America Underwriting Guidelines establish the adequacy of the property as collateral for the loan requested. The Bank of America Underwriting Guidelines are continuously updated to reflect prevailing conditions in the residential market, new mortgage products, and the investment market for residential mortgage loans.

     The use by Bank of America of standardized underwriting guidelines does not imply that each specific criterion was satisfied individually. Bank of America will consider a mortgage loan to be originated in accordance with a given set of guidelines if, based on an overall qualitative evaluation, the loan is in substantial compliance with the Bank of America Underwriting Guidelines. Even if one or more specific criteria included in the Bank of America Underwriting Guidelines were not satisfied, if other factors compensated for the standards that were not satisfied, the mortgage loan may be considered to be in substantial compliance with the Bank of America Underwriting Guidelines.

     The real estate lending processes for one-to four-family mortgage loans follow standard procedures, designed to comply with applicable federal and state laws and regulations. Initially, a prospective borrower is required to complete an application designed to provide pertinent information about the prospective borrower, the property to be financed and the type of loan desired. Information regarding the property to be financed may be provided by the prospective borrower after Bank of America has approved, subject to review of the property to be financed, a loan to the prospective borrower. As part of the description of the prospective borrower's financial condition, Bank of America generally requires a description of assets and liabilities and income and expenses and obtains a credit report, which summarizes the prospective borrower's credit history with merchants and lenders and any public records, such as bankruptcy. In general, an employment verification is obtained providing current and historical income information, and with respect to certain loans, a telephonic employment confirmation is obtained. Such employment verification may be obtained, either through analysis of the prospective borrower's W-2 forms for the most recent two years and year to-date earnings statement or most recent two years' tax returns, or from the prospective borrower's employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit their federal tax returns for the past two years plus year-to-date financial statements, if the loan application is made 120 days or longer after the end of the most recent tax year for which a federal tax return was provided.

     Bank of America may, as part of its overall evaluation of a prospective borrower's creditworthiness, use credit scores or a combination of credit scores and mortgage scores. "Credit scores" are statistical credit scores designed to assess a borrower's creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower's credit history. Credit scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a mortgagor to repay its mortgage loan. A "mortgage score" takes into account not only a borrower's credit history but also uses statistics to predict how the majority of loans with common characteristics in a broad group of the population will perform in the future. The mortgage score used by Bank of America will either have been developed by Bank of America or by a third party and approved by Bank of America. Some mortgage loans originated by Bank of America may have no credit score or mortgage score or have a credit score that Bank of America believes, as a result of other factors, is not predictive of a borrower's capacity and willingness to pay. In those cases, Bank of America will obtain an alternative credit history that has at least three credit references, one of which is housing related.

     A prospective borrower with (i) a higher credit score or (ii) a higher credit score and mortgage score, which, in either event, indicates a more favorable credit history, is eligible for one of Bank of America's accelerated processing programs (the "Accelerated Processing Programs"). Loans in the Accelerated Processing Programs are subject to less stringent documentation requirements but require income verification. On occasion, Bank of America may originate loans under its "All-Ready Home" refinance program. Under this program, a borrower whose loan is serviced by Bank of America may be eligible for a "streamlined documentation" refinancing if the borrower's mortgage loan has had no delinquent payments in the previous twelve months and the only change is the mortgage interest rate or term of the mortgage loan. Bank of America still requires a full application for this program and the satisfaction of all collateral requirements, including evaluation, title and insurance.

     Once all applicable employment and deposit documentation and the credit report are received, a determination is made as to whether the prospective mortgagor has sufficient monthly income available (i) to meet the mortgagor's monthly obligations on the proposed mortgage loan and other expenses related to the mortgaged property (such as property taxes, hazard insurance and maintenance and utility costs) and (ii) to meet other financial obligations and monthly living expenses.

     To determine the adequacy of the mortgaged property as collateral, generally an independent appraisal is made of each mortgaged property considered for financing. In certain instances the appraisal may be conducted by an employee of Bank of America or an affiliate. An appraiser is required to inspect the mortgaged property and verify that it is in acceptable condition and that construction, if recent, has been completed. The evaluation is based on the appraiser's estimate of value, giving appropriate weight to both the market value of comparable housing, as well as the cost of replacing the mortgaged property.

     The Bank of America Underwriting Guidelines require that the value of the mortgaged property being financed, as indicated by the independent evaluation, currently supports and is anticipated to support in the future the outstanding loan balance and provides sufficient value to mitigate the effects of adverse shifts in real estate values, although there can be no assurance that such value will support the outstanding loan balance in the future.

     Bank of America may provide secondary financing to a borrower contemporaneously with the origination of the first mortgage loan but only if the first mortgage loan does not have a loan-to-value ratio exceeding 80% and a combined loan-to-value ratio exceeding 90%. The Bank of America Underwriting Guidelines applied to the first mortgage loan are based on the combined higher loan-to-value ratio with the exception of the requirement of primary mortgage insurance. Secondary financing by a lender other than Bank of America is not prohibited but the terms of such financing are subject to review by Bank of America and may exceed the Bank of America Underwriting Guidelines.

EMC MORTGAGE CORPORATION

     Bear Stearns Residential Mortgage Corporation, an affiliate of the seller, the depositor and the underwriter, originated approximately 1.51%, 6.33%, and 4.69% of the group 3, group 4 and group 6 mortgage loans, respectively, and none of the group 1, group 2 or group 5 mortgage loans, and approximately 1.12% of the mortgage loans in the aggregate, by aggregate principal balance as of the cut-off date. Subsequently, these mortgage loans were transferred to EMC.

                             ADDITIONAL INFORMATION

     The description in this prospectus supplement, including Schedule A hereto, of the mortgage pool and the mortgaged properties is based upon the mortgage pool as constituted at the close of business on the cut-off date. Prior to the issuance of the offered certificates, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise if the depositor deems this removal necessary or desirable, and may be prepaid at any time; however, as described under "The Mortgage Pool" in this prospectus supplement, with respect to approximately 45.54%, 100.00%, 100.00% and 100.00% of the group 2, group 4, group 5 and group 6 mortgage loans, respectively, and none of the group 1 and group 3 mortgage loans, and approximately 39.11% of the mortgage loans in the aggregate, a prepayment made within the first six months to five years of the origination of such mortgage loan may subject the related mortgagor to a prepayment charge, which might act as a deterrent to the prepayment of the related mortgage loan. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including these mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. The depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued, although the range of mortgage rates and maturities and other characteristics of the mortgage loans may vary. In no event, however, will more than 5% (by principal balance at the cut-off date) of the mortgage loans deviate from the characteristics of the mortgage loans set forth in this prospectus supplement.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Structured Asset Mortgage Investments II Trust 2005-AR7, Mortgage Pass-Through Certificates, Series 2005-AR7 will consist of forty-six classes of certificates. Only the offered certificates are offered by this prospectus supplement.

     The certificates represent in the aggregate the entire beneficial ownership interest in the trust consisting of the following:

o all of the Depositor's right, title and interest in and to the mortgage loans, the related mortgage notes, mortgages and other related documents, including all interest and principal due after the cut-off date with respect to the initial mortgage loans, and including all interest and principal due after the related subsequent cut-off date with respect to the subsequent mortgage loans, but excluding any payments of principal or interest due on or prior to the cut-off date with respect to the initial mortgage loans, and excluding any payments of principal or interest due on or prior to the related subsequent cut-off date with respect to the subsequent mortgage loans, as the case may be,

o any mortgaged properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon,

o the rights of the Trustee under all insurance policies required to be maintained pursuant to the Agreement and any amounts paid or payable by the related insurer under any such insurance policy (to the extent the related mortgagee has a claim thereto),

o the rights of the Depositor under the Mortgage Loan Purchase Agreement and each Subsequent Mortgage Loan Purchase Agreement between the Depositor and the Seller,

o    the rights of the Depositor with respect to the Yield Maintenance
     Agreements,

o such assets relating to the mortgage loans as from time to time may be held in the Protected Accounts, the Carryover Shortfall Reserve Funds, the Pre-Funding Account, the Interest Coverage Account, the Yield Maintenance Accounts and the Distribution Account,

o the rights with respect to the Servicing Agreements, to the extent assigned to the Trustee,

o such assets as shall from time to time be credited to the Distribution Account or are required by the terms of the Agreement to be credited to the Distribution Account, and

o    any proceeds of the foregoing.

The aggregate principal balance of all of the mortgage loans in loan group 1 as of the cut-off date is approximately $390,847,575. The aggregate principal balance of all of the mortgage loans in loan group 2 as of the cut-off date is approximately $86,341,611. The aggregate principal balance of all of the mortgage loans in loan group 3 as of the cut-off date is approximately $106,307,453. The aggregate principal balance of all of the mortgage loans in loan group 4 as of the cut-off date is approximately $93,818,497. The aggregate principal balance of all of the mortgage loans in loan group 5 as of the cut-off date is approximately $163,001,054. The aggregate principal balance of all of the mortgage loans in loan group 6 as of the cut-off date is approximately $53,391,187. The aggregate principal balance of all of the crossed mortgage loans as of the cut-off date is approximately $502,859,801. The aggregate principal balance of all of the mortgage loans in the aggregate as of the cut-off date is approximately $893,707,526.

     Each class of the offered certificates will have the approximate initial Current Principal Amount or notional amount as set forth on pages S-5 and S-6 hereof and will have the Pass-Through Rate determined as provided under "Summary of Prospectus Supplement--Description of the Certificates--Pass Through Rates" and "Description of the Certificates--Interest Distributions" in this prospectus supplement. The Class R-III certificates also represent the right to receive additional distributions in respect of the trust fund on any distribution date after all required payments of principal and interest have been made on such date in respect of the other classes of certificates, although it is not anticipated that funds will be available for any additional distribution. The Class 1-B-5, Class 1-B-6, Class 1-B-7, Class B-6, Class B-7 and Class B-8 certificates are not being offered by this prospectus supplement.

     The offered certificates (other than the residual certificates) will be available only in book-entry form in minimum denominations of (i) in the case of the senior certificates (other than the residual certificates), $1,000 and integral multiples of $1.00 in excess thereof and (ii) in the case of the offered subordinate certificates, $25,000 and integral multiples of $1.00 in excess thereof. One certificate of each of these classes may be issued in a different principal amount or notional amount, as the case may be, to accommodate the remainder of the initial principal amount or notional amount, as the case may be, of the certificates of such class. The Class R-I certificates, Class R-II certificates and Class R-III certificates will be offered in registered, certificated form, each in a single certificate of $50. The residual certificates (together with any book-entry certificates re-issued as definitive certificates) will be transferable and exchangeable at the offices of the Certificate Registrar.

BOOK-ENTRY CERTIFICATES

     The offered certificates (other than the residual certificates) will initially be issued in book-entry form and are referred to herein as the book-entry certificates. Holders of the book-entry certificates may elect to hold their certificates through DTC in the United States, or Clearstream Banking, societe anonyme, formerly known as Cedelbank SA, or Clearstream, or Euroclear, in Europe if they are participants of their systems, or indirectly through organizations which are participants in their systems. The book-entry certificates will be issued in one or more securities which equal the aggregate principal balance or notional amount, as applicable, of the related certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold the positions in customers' securities accounts in the depositaries' names on the books of DTC. Investors may hold the beneficial interests in the book-entry certificates in minimum denominations of (i) in the case of the senior certificates (other than the residual certificates), $1,000 and integral multiples of $1.00 in excess thereof and (ii) in the case of the offered subordinate certificates, $25,000 and integral multiples of $1.00 in excess thereof. One certificate of each of these classes of certificates may be issued in a different principal amount or notional amount, as the case may be, to accommodate the remainder of the initial principal amount or notional amount, as the case may be, of the certificates of such class. Except as described below, no beneficial owner of the book-entry certificates will be entitled to receive a physical certificate, or definitive certificate, representing the security. Unless and until definitive certificates are issued, it is anticipated that the only holder of the book-entry certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be holders as that term is used in the Agreement.

     The Certificate Owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the Certificate

Owner's account for that purpose. In turn, the financial intermediary's ownership of the book-entry certificates will be recorded on the records of DTC, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the Certificate Owner's financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

     Certificate Owners will receive all payments of principal (as applicable) and interest on the book-entry certificates from the Paying Agent through DTC and DTC participants. While the book-entry certificates are outstanding, except under the circumstances described below, under the DTC rules, regulations and procedures, DTC is required to make book-entry transfers among participants on whose behalf it acts in connection with the book-entry certificates and is required to receive and transmit payments of principal and interest on the book-entry certificates.

     Participants and indirect participants with whom Certificate Owners have accounts for certificates are similarly required to make book-entry transfers and receive and transmit the payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess definitive certificates, the DTC rules provide a mechanism by which Certificate Owners will receive payments and will be able to transfer their interest.

     Certificate Owners will not receive or be entitled to receive definitive certificates representing their respective interests in the book-entry certificates, except under the limited circumstances described below. Unless and until definitive certificates are issued, Certificate Owners who are not participants may transfer ownership of book-entry certificates only through participants and indirect participants by instructing the participants and indirect participants to transfer the book-entry certificates, by book-entry transfer, through DTC for the account of the purchasers of the book-entry certificates, which account is maintained with their respective participants. Under the DTC rules and in accordance with DTC's normal procedures, transfers of ownership of certificates will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

     Under a book-entry format, Certificate Owners may experience delays in their receipt of payments, since the distributions on the book-entry certificates will be made by the Paying Agent to Cede & Co., as nominee for DTC. Payments on book entry certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. The payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a Certificate Owner to pledge book-entry certificates to persons or entities that do not participate in the depositary system, or otherwise take actions relating to the book-entry certificates, may be limited due to the lack of physical certificates for the book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of the book-entry certificates in the secondary market since some potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

     DTC has advised the Trustee and the Certificate Registrar that, unless and until definitive certificates are issued, DTC will take any action permitted to be taken by a certificateholder under the Agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry certificates are credited, to the extent that the actions are taken on behalf of financial intermediaries whose holdings include the book-entry certificates. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by certificateholders under the Agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some certificates which conflict with actions taken relating to other certificates.

     Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only if (1) the Depositor advises the Trustee or the Certificate Registrar, as applicable, in writing that DTC is no longer willing or able to properly discharge its responsibilities as clearing agency with respect to the book-entry certificates and the Depositor is unable to locate a qualified successor within 30 days or
(2) the Depositor notifies DTC of its intent to terminate the book-entry system and, upon receipt of a notice of intent from DTC, the participants holding beneficial interests in the book-entry certificates agree to initiate a termination.

     Upon its receipt of notice of the occurrence of any event described in the immediately preceding paragraph, the Certificate Registrar is required to request that DTC notify all Certificate Owners through its participants of the availability of definitive certificates. Upon surrender by DTC of the global certificate or definitive certificates representing the book-entry certificates and receipt of instructions for re-registration, the Certificate Registrar will reissue the book-entry certificates as definitive certificates issued in the respective principal amounts owned by individual Certificate Owners, and thereafter the Trustee and the Certificate Registrar will recognize the holders of definitive certificates as certificateholders under the Agreement.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform the procedures and the procedures may be discontinued at any time. See Annex I to this prospectus supplement.

     None of the Depositor, the Master Servicer, the Securities Administrator, the Servicers, the Certificate Registrar, the Paying Agent and the Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the book-entry certificates held by Cede & Co. as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

     The certificates will not be listed on any securities exchange or quoted in the automated quotation system of any registered securities association. As a result, investors in the certificates may experience limited liquidity. See "Risk Factors--The Offered Certificates Will Have Limited Liquidity, So You May Be Unable to Sell Your Securities or May Be Forced to Sell Them at a Discount from Their Fair Market Value" in this prospectus supplement.

     For additional information regarding DTC, Clearstream, Euroclear and the certificates, see "Description of the Securities--Form of Securities" and "--Global Securities" in the prospectus.

DISTRIBUTIONS ON THE CERTIFICATES

     On the first distribution date, the amount deposited by the depositor into the Distribution Account on the closing date will be distributed to the Class R-I, Class R-II and Class R-III certificates, pro rata, in reduction of their respective current principal amounts, until their respective current principal amounts have been reduced to zero.

     On each distribution date, the Available Funds with respect to the group 1, group 2, group 3, group 4, group 5 and group 6 mortgage loans, as the case may be, referred to herein as Group 1 Available

Funds, Group 2 Available Funds, Group 3 Available Funds, Group 4 Available Funds, Group 5 Available Funds and Group 6 Available Funds, respectively, will be distributed as follows:

     (A) On each distribution date, the Group 1 Available Funds will be distributed to the Class 1-A-1 certificates, the Class 1-A-2 certificates and the Class 1-X-1 certificates, as follows:

            first, to the Class 1-A-1 certificates, the Class 1-A-2 certificates and the Class 1-X-1 certificates, the Accrued Certificate Interest on each such class of certificates for such distribution date, pro rata, based on the Accrued Certificate Interest owed to each such class of certificates; provided, however, that the amount of Accrued Certificate Interest paid to the Class 1-X-1 certificates pursuant to this clause will be reduced by the aggregate amount of any Class 1-A-2 Carryover Shortfall Amounts for that distribution date on the Class 1-A-2 certificates, which amount will be deposited on such distribution date in the Class 1-A-2 Carryover Shortfall Reserve Fund for distribution to the Class 1-A-2 certificates as set forth in subparagraph second below and clause (K) below; and provided, further, however, that Accrued Certificate Interest on the Class 1-A-1 certificates, the Class 1-A-2 certificates and the Class 1-X-1 certificates is subject to reduction in the event of certain Net Interest Shortfalls, the interest portion of Realized Losses and net deferred interest on the group 1 mortgage loans allocable thereto. Any Net Interest Shortfalls, the interest portion of Realized Losses and net deferred interest on the group 1 mortgage loans shall be allocated among the Class 1-A-1 certificates, the Class 1-A-2 certificates and the Class 1-X-1 certificates as described below;

            second, to the Class 1-A-2 certificates, any Class 1-A-2 Carryover Shortfall Amounts due to such certificates (in accordance with clause (K) below) to the extent such amount was deducted from the Accrued Certificate Interest on the Class 1-X-1 certificates for such distribution date;

            third, to the extent of remaining Group 1 Available Funds, to the Class 1-A-1 certificates, the Class 1-A-2 certificates and the Class 1-X-1 certificates, any Accrued Certificate Interest thereon pursuant to clause first remaining undistributed from previous distribution dates, pro rata, based on the undistributed Accrued Certificate Interest owed to each such class of certificates; and

            fourth, to the extent of remaining Group 1 Available Funds, to the Class 1-A-1 certificates, the Class 1-A-2 certificates and the principal component of the Class 1-X-1 certificates, pro rata, in reduction of the respective Current Principal Amount thereof, the Group 1 Senior Optimal Principal Amount for such distribution date, until the respective Current Principal Amount of each such class of certificates (or, with respect to the Class 1-X-1 certificates, the Current Principal Amount of the principal component of such class of certificates) has been reduced to zero.

     (B) On each distribution date, the Group 2 Available Funds will be distributed to the Class 2-A-1 certificates, the Class 2-A-2 certificates, the Class 2-A-3 certificates, the Class 2-X-1 certificates and the Class 2-X-2 certificates, as follows:

            first, to the Class 2-A-1 certificates, the Class 2-A-2 certificates, the Class 2-A-3 certificates, the Class 2-X-1 certificates and the Class 2-X-2 certificates, the Accrued Certificate Interest on each such class of certificates for such distribution date, pro rata, based on the Accrued Certificate Interest owed to each such class of certificates; provided, however, that the amount of Accrued Certificate Interest paid to the Class 2-X-2 certificates pursuant to this clause will be reduced by the aggregate amount of any Class 2-A Carryover Shortfall Amounts for that distribution date on the Class 2-A-2 and Class 2-A-3 certificates, which amount will be deposited on such distribution date in the Class 2-A Carryover Shortfall Reserve Fund for distribution to the Class 2-A-2 and Class 2-A-3 certificates as set forth in subparagraph second below and clause (L) below; and provided, further, however, that Accrued Certificate Interest on the Class 2-A-1 certificates, the Class 2-A-2 certificates, the Class 2-A-3 certificates, the Class 2-X-1 certificates and the Class 2-X-2 certificates is subject to reduction in the event of certain Net Interest Shortfalls, the interest portion of Realized Losses and net deferred interest on the group 2 mortgage loans allocable thereto. Any Net Interest Shortfalls, the interest portion of Realized Losses and net deferred interest on the group 2 mortgage loans shall be allocated among the Class 2-A-1 certificates, the Class 2-A-2 certificates, the Class 2-A-3 certificates, the Class 2-X-1 certificates and the Class 2-X-2 certificates as described below;

            second, to the Class 2-A-2 certificates and the Class 2-A-3 certificates, any Class 2-A Carryover Shortfall Amounts due to such certificates (in accordance with clause (L) below) to the extent such amount was deducted from the Accrued Certificate Interest on the Class 2-X-2 certificates for such distribution date;

            third, to the extent of remaining Group 2 Available Funds, to the Class 2-A-1 certificates, the Class 2-A-2 certificates, the Class 2-A-3 certificates, the Class 2-X-1 certificates and the Class 2-X-2 certificates, any Accrued Certificate Interest thereon pursuant to clause first remaining undistributed from previous distribution dates, pro rata, based on the undistributed Accrued Certificate Interest owed to each such class of certificates; and

            fourth, to the extent of remaining Group 2 Available Funds, to the Class 2-A-1 certificates, the Class 2-A-2 certificates, the Class 2-A-3 certificates and the principal components of the Class 2-X-1 and Class 2-X-2 certificates, pro rata, in reduction of the respective Current Principal Amount thereof, the Group 2 Senior Optimal Principal Amount for such distribution date, until the respective Current Principal Amount of each such class of certificates (or, with respect to the Class 2-X-1 and Class 2-X-2 certificates, the Current Principal Amount of the principal components of such classes of certificates) has been reduced to zero.

     (C) On each distribution date, the Group 3 Available Funds will be distributed to the Class 3-A-1 certificates, the Class 3-A-2 certificates, the Class 3-A-3 certificates, the Class 3-X-1 certificates and the Class 3-X-2 certificates, as follows:

            first, to the Class 3-A-1 certificates, the Class 3-A-2 certificates, the Class 3-A-3 certificates, the Class 3-X-1 certificates and the Class 3-X-2 certificates, the Accrued Certificate Interest on each such class of certificates for such distribution date, pro rata, based on the Accrued Certificate Interest owed to each such class of certificates; provided, however, that the amount of Accrued Certificate Interest paid to the Class 3-X-2 certificates pursuant to this clause will be reduced by the aggregate amount of any Class 3-A Carryover Shortfall Amounts for that distribution date on the Class 3-A-2 and Class 3-A-3 certificates, which amount will be deposited on such distribution date in the Class 3-A Carryover Shortfall Reserve Fund for distribution to the Class 3-A-2 and Class 3-A-3 certificates as set forth in subparagraph second below and clause (M) below; and provided, further, however, that Accrued Certificate Interest on the Class 3-A-1 certificates, the Class 3-A-2 certificates, the Class 3-A-3 certificates, the Class 3-X-1 certificates and the Class 3-X-2 certificates is subject to reduction in the event of certain Net Interest Shortfalls, the interest portion of Realized Losses and net deferred interest on the group 3 mortgage loans allocable thereto. Any Net Interest Shortfalls, the interest portion of Realized Losses and net deferred interest on the group 3 mortgage loans shall be allocated among the Class 3-A-1 certificates, the Class 3-A-2 certificates, the Class 3-A-3 certificates, the Class 3-X-1 certificates and the Class 3-X-2 certificates as described below;

            second, to the Class 3-A-2 certificates and the Class 3-A-3 certificates, any Class 3-A Carryover Shortfall Amounts due to such certificates (in accordance with clause (M) below) to the extent such amount was deducted from the Accrued Certificate Interest on the Class 3-X-2 certificates for such distribution date;

            third, to the extent of remaining Group 3 Available Funds, to the Class 3-A-1 certificates, the Class 3-A-2 certificates, the Class 3-A-3 certificates, the Class 3-X-1 certificates and the Class 3-X-2 certificates, any Accrued Certificate Interest thereon pursuant to clause first remaining undistributed from previous distribution dates, pro rata, based on the undistributed Accrued Certificate Interest owed to each such class of certificates; and

            fourth, to the extent of remaining Group 3 Available Funds, to the Class 3-A-1 certificates, the Class 3-A-2 certificates, the Class 3-A-3 certificates and the principal components of the Class 3-X-1 and Class 3-X-2 certificates, pro rata, in reduction of the respective Current Principal Amount thereof, the Group 3 Senior Optimal Principal Amount for such distribution date, until the respective Current Principal Amount of each such class of certificates (or, with respect to the Class 3-X-1 and Class 3-X-2 certificates, the Current Principal Amount of the principal components of such classes of certificates) has been reduced to zero.

     (D) On each distribution date, the Group 4 Available Funds will be distributed to the Class 4-A-1 certificates, the Class 4-A-2 certificates, the Class 4-A-3 certificates the Class 4-X-1 certificates and the Class 4-X-2 certificates, as follows:

            first, to the Class 4-A-1 certificates, the Class 4-A-2 certificates, the Class 4-A-3 certificates, the Class 4-X-1 certificates and the Class 4-X-2 certificates, the Accrued Certificate Interest on each such class of certificates for such distribution date, pro rata, based on the Accrued Certificate Interest owed to each such class of certificates; provided, however, that the amount of Accrued Certificate Interest paid to the Class 4-X-2 certificates pursuant to this clause will be reduced by the aggregate amount of any Class 4-A Carryover Shortfall Amounts for that distribution date on the Class 4-A-2 and Class 4-A-3 certificates, which amount will be deposited on such distribution date in the Class 4-A Carryover Shortfall Reserve Fund for distribution to the Class 4-A-2 and Class 4-A-3 certificates as set forth in subparagraph second below and clause (N) below; and provided, further, however, that Accrued Certificate Interest on the Class 4-A-1 certificates, the Class 4-A-2 certificates, the Class 4-A-3 certificates, the Class 4-X-1 certificates and the Class 4-X-2 certificates is subject to reduction in the event of certain Net Interest Shortfalls, the interest portion of Realized Losses and net deferred interest on the group 4 mortgage loans allocable thereto. Any Net Interest Shortfalls, the interest portion of Realized Losses and net deferred interest on the group 4 mortgage loans shall be allocated among the Class 4-A-1 certificates, the Class 4-A-2 certificates, the Class 4-A-3 certificates, the Class 4-X-1 certificates and the Class 4-X-2 certificates as described below;

            second, to the Class 4-A-2 certificates and the Class 4-A-3 certificates, any Class 4-A Carryover Shortfall Amounts due to such certificates (in accordance with clause (N) below) to the extent such amount was deducted from the Accrued Certificate Interest on the Class 4-X-2 certificates for such distribution date;

            third, to the extent of remaining Group 4 Available Funds, to the Class 4-A-1 certificates, the Class 4-A-2 certificates, the Class 4-A-3 Certificates, the Class 4-X-1 certificates and the Class 4-X-2 certificates, any Accrued Certificate Interest thereon pursuant to clause first remaining undistributed from previous distribution dates, pro rata, based on the undistributed Accrued Certificate Interest owed to each such class of certificates; and
            fourth, to the extent of remaining Group 4 Available Funds, to the Class 4-A-1 certificates, the Class 4-A-2 certificates, the Class 4-A-3 certificates and the principal component of the Class 4-X-1 and Class 4-X-2 certificates, pro rata, in reduction of the respective Current Principal Amount thereof, the Group 4 Senior Optimal Principal Amount for such distribution date, until the respective Current Principal Amount of each such class of certificates (or, with respect to the Class 4-X-1 and Class 4-X-2 certificates, the Current Principal Amount of the principal components of such classes of certificates) has been reduced to zero.

     (E) On each distribution date, the Group 5 Available Funds will be distributed to the Class 5-A-1 certificates, the Class 5-A-2 certificates, the Class 5-X-1 certificates and the Class 5-X-2 certificates, as follows:

            first, to the Class 5-A-1 certificates, the Class 5-A-2 certificates, the Class 5-X-1 certificates and the Class 5-X-2 certificates, the Accrued Certificate Interest on each such class of certificates for such distribution date, pro rata, based on the Accrued Certificate Interest owed to each such class of certificates; provided, however, that Accrued Certificate Interest on the Class 5-A-1 certificates, the Class 5-A-2 certificates, the Class 5-X-1 certificates and the Class 5-X-2 certificates is subject to reduction in the event of certain Net Interest Shortfalls, the interest portion of Realized Losses and net deferred interest on the group 5 mortgage loans allocable thereto. Any Net Interest Shortfalls, the interest portion of Realized Losses and net deferred interest on the group 5 mortgage loans shall be allocated among the Class 5-A-1 certificates, the Class 5-A-2 certificates, the Class 5-X-1 certificates and the Class 5-X-2 certificates as described below;

            second, to the extent of remaining Group 5 Available Funds, to the Class 5-A-1 certificates, the Class 5-A-2 certificates, the Class 5-X-1 certificates and the Class 5-X-2 certificates, any Accrued Certificate Interest thereon pursuant to clause first remaining undistributed from previous distribution dates, pro rata, based on the undistributed Accrued Certificate Interest owed to each such class of certificates; and

            third, to the extent of remaining Group 5 Available Funds, to the Class 5-A-1 certificates, the Class 5-A-2 certificates and the principal component of the Class 5-X-1 and Class 5-X-2 certificates, pro rata, in reduction of the respective Current Principal Amount thereof, the Group 5 Senior Optimal Principal Amount for such distribution date, until the respective Current Principal Amount of each such class of certificates (or, with respect to the Class 5-X-1 and Class 5-X-2 certificates, the Current Principal Amount of the principal components of such classes of certificates) has been reduced to zero.

     (F) On each distribution date, the Group 6 Available Funds will be distributed to the Class 6-A-1 certificates, the Class 6-A-2 certificates, the Class 6-X-1 certificates and the Class 6-X-2 certificates, as follows:

            first, to the Class 6-A-1 certificates, the Class 6-A-2 certificates, the Class 6-X-1 certificates and the Class 6-X-2 certificates, the Accrued Certificate Interest on each such class of certificates for such distribution date, pro rata, based on the Accrued Certificate Interest owed to each such class of certificates; provided, however, that the amount of Accrued Certificate Interest paid to the Class 6-X-2 certificates pursuant to this clause will be reduced by the aggregate amount of any Class 6-A Carryover Shortfall Amounts for that distribution date on the Class 6-A-2 certificates, which amount will be deposited on such distribution date in the Class 6-A Carryover Shortfall Reserve Fund for distribution to the Class 6-A-2 certificates as set forth in subparagraph second below and clause (O) below; and provided, further, however, that Accrued

     Certificate Interest on the Class 6-A-1 certificates, the Class 6-A-2 certificates, the Class 6-X-1 certificates and the Class 6-X-2 certificates is subject to reduction in the event of certain Net Interest Shortfalls, the interest portion of Realized Losses and net deferred interest on the group 6 mortgage loans allocable thereto. Any Net Interest Shortfalls, the interest portion of Realized Losses and net deferred interest on the group 6 mortgage loans shall be allocated among the Class 6-A-1 certificates, the Class 6-A-2 certificates, the Class 6-X-1 certificates and the Class 6-X-2 certificates as described below;

            second, to the Class 6-A-2 certificates, any Class 6-A Carryover Shortfall Amounts due to such certificates (in accordance with clause (O) below) to the extent such amount was deducted from the Accrued Certificate Interest on the Class 6-X-2 certificates for such distribution date;

            third, to the extent of remaining Group 6 Available Funds, to the Class 6-A-1 certificates, the Class 6-A-2 certificates, the Class 6-X-1 certificates and the Class 6-X-2 certificates, any Accrued Certificate Interest thereon pursuant to clause first remaining undistributed from previous distribution dates, pro rata, based on the undistributed Accrued Certificate Interest owed to each such class of certificates; and

            fourth, to the extent of remaining Group 6 Available Funds, to the Class 6-A-1 certificates, the Class 6-A-2 certificates and the principal component of the Class 6-X-1 and Class 6-X-2 certificates, pro rata, in reduction of the respective Current Principal Amount thereof, the Group 6 Senior Optimal Principal Amount for such distribution date, until the respective Current Principal Amount of each such class of certificates (or, with respect to the Class 6-X-1 and Class 6-X-2 certificates, the Current Principal Amount of the principal components of such classes of certificates) has been reduced to zero.

     (G) On each distribution date on or prior to the Group 1 Cross-over Date, an amount equal to the remaining Group 1 Available Funds after the distributions in paragraph (A) above will be distributed with respect to clause
(d) below, to the Class 1-M-X certificates, and will be distributed with respect to clauses (a), (c) and (e) below, sequentially, in the following order, to the Class 1-M-X, Class 1-B-1, Class 1-B-2, Class 1-B-3, Class 1-B-4, Class 1-B-5, Class 1-B-6 and Class 1-B-7 certificates, and will be distributed with respect to clause (b) below, sequentially, in the following order, to the Class 1-B-1, Class 1-B-2, Class 1-B-3, Class 1-B-4, Class 1-B-5, Class 1-B-6 and Class 1-B-7 certificates, in each case up to an amount equal to and in the following order:
(a) the Accrued Certificate Interest thereon for such distribution date, (b) the Class 1-B Carryover Shortfall Amount due such class of Class 1-B certificates (in accordance with paragraph (P) below) to the extent such amount was deducted from the Accrued Certificate Interest on the Class 1-M-X certificates for such distribution date, (c) any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, (d) in reduction of the Current Principal Amount of the principal component of the Class 1-M-X certificates, in an amount not to exceed the Group 1 Subordinate Optimal Principal Amount for such distribution date, until the Current Principal Amount of the principal component of the Class 1-M-X certificates has been reduced to zero and (e) such class of certificates' Allocable Share for such distribution date, in each case, to the extent of the remaining Group 1 Available Funds.

     (H) Except as provided in paragraph (I) below, on each distribution date on or prior to the Joint Cross-over Date, an amount equal to the sum of the remaining Group 2 Available Funds, Group 3 Available Funds, Group 4 Available Funds, Group 5 Available Funds and Group 6 Available Funds after the distributions in paragraphs (B), (C), (D), (E) and (F) above will be distributed with respect to clause (d) below, to the Class M-X certificates, and will be distributed with respect to clauses (a), (c) and (e) below, sequentially, in the following order, to the Class M-X, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-8 certificates, and will be distributed with respect to clause

(b) below, sequentially, in the following order, to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-8 certificates, in each case up to an amount equal to and in the following order:
(a) the Accrued Certificate Interest thereon for such distribution date, (b) the Class B Carryover Shortfall Amount due such class of Class B certificates (in accordance with paragraph (Q) below) to the extent such amount was deducted from the Accrued Certificate Interest on the Class M-X certificates for such distribution date, (c) any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, (d) in reduction of the Current Principal Amount of the principal component of the Class M-X certificates, in an amount not to exceed the Crossed Subordinate Optimal Principal Amount for such distribution date, until the Current Principal Amount of the principal component of the Class M-X certificates has been reduced to zero and (e) such class of certificates' Allocable Share for such distribution date, in each case, to the extent of the remaining Group 2 Available Funds, Group 3 Available Funds, Group 4 Available Funds, Group 5 Available Funds and Group 6 Available Funds (as applicable).

     (I) On each distribution date prior to the Joint Cross-over Date but after the reduction of the respective Current Principal Amount of the group 2, group 3, group 4, group 5 or group 6 senior certificates to zero, the remaining classes of senior certificates (other than the group 1 senior certificates) will be entitled to receive on a pro rata basis in reduction of their Current Principal Amounts, in addition to any Principal Prepayments related to such remaining classes of senior certificates' respective loan group allocated to such senior certificates, 100% of the Principal Prepayments on any crossed mortgage loan in the crossed loan group relating to such fully repaid classes of group 2, group 3, group 4, group 5 or group 6 senior certificates; provided, however, that if (A) the weighted average of the Crossed Subordinate Percentages on such distribution date equals or exceeds two times the initial weighted average of the Crossed Subordinate Percentages and (B) the aggregate Scheduled Principal Balance of the crossed mortgage loans delinquent 60 days or more (including for this purpose any such crossed mortgage loans in foreclosure and crossed mortgage loans with respect to which the related mortgaged property has been acquired by the Trust), averaged over the last six months, as a percentage of the sum of the aggregate Current Principal Amount of the crossed subordinate certificates, does not exceed 50%, then the additional allocation of Principal Prepayments to such group 2, group 3, group 4, group 5 or group 6 senior certificates in accordance with this clause (I) will not be made and 100% of the Principal Prepayments on any crossed mortgage loan in the crossed loan group relating to such fully prepaid classes of group 2, group 3, group 4, group 5 or group 6 senior certificates will be allocated on a pro rata basis to the crossed subordinate certificates.

     (J) If on any distribution date the aggregate Current Principal Amount of the group 2, group 3, group 4, group 5 or group 6 senior certificates would be greater than the aggregate Scheduled Principal Balance of the crossed mortgage loans in the related crossed loan group and any crossed subordinate certificates are still outstanding, in each case after giving effect to distributions to be made on such distribution date, then (i) 100% of amounts otherwise allocable to the crossed subordinate certificates in respect of principal collections on the crossed mortgage loans will be distributed to the group 2, group 3, group 4, group 5 or group 6 senior certificates on a pro rata basis in reduction of the respective Current Principal Amount thereof, until the aggregate Current Principal Amount of such classes of group 2, group 3, group 4, group 5 or group 6 senior certificates is an amount equal to the aggregate Scheduled Principal Balance of the crossed mortgage loans in the related crossed loan group, and (ii) the Accrued Certificate Interest otherwise allocable to the crossed subordinate certificates on such distribution date will be reduced, if necessary, and distributed on a pro rata basis to such classes of group 2, group 3, group 4, group 5 or group 6 senior certificates in an amount equal to the Accrued Certificate Interest for such distribution date on the excess of (x) the aggregate Current Principal Amount of such classes of group 2, group 3, group 4, group 5 or group 6 senior certificates over (y) the aggregate Scheduled Principal Balance of the crossed mortgage loans in the related crossed loan group. Any such reduction in the

Accrued Certificate Interest on the crossed subordinate certificates will be allocated in reverse order of the payment priority of the crossed subordinate certificates, commencing with the Class B-8 certificates.

     (K) On each distribution date, any amounts in the Class 1-A-2 Carryover Shortfall Reserve Fund will be distributed to the Class 1-A-2 certificates based on unpaid Class 1-A-2 Carryover Shortfall Amounts on such class of certificates, up to an amount equal to any unpaid Class 1-A-2 Carryover Shortfall Amounts with respect to such class of certificates, to the extent of the amounts deducted from the Accrued Certificate Interest on the Class 1-X-1 certificates.

     (L) On each distribution date, any amounts in the Class 2-A Carryover Shortfall Reserve Fund will be distributed to the Class 2-A-2 and Class 2-A-3 certificates based on unpaid Class 2-A Carryover Shortfall Amounts on such classes of certificates, up to an amount equal to any unpaid Class 2-A Carryover Shortfall Amounts with respect to such classes of certificates, to the extent of the amounts deducted from the Accrued Certificate Interest on the Class 2-X-2 certificates.

     (M) On each distribution date, any amounts in the Class 3-A Carryover Shortfall Reserve Fund will be distributed to the Class 3-A-2 and Class 3-A-3 certificates based on unpaid Class 3-A Carryover Shortfall Amounts on such classes of certificates, up to an amount equal to any unpaid Class 3-A Carryover Shortfall Amounts with respect to such classes of certificates, to the extent of the amounts deducted from the Accrued Certificate Interest on the Class 3-X-2 certificates.

     (N) On each distribution date, any amounts in the Class 4-A Carryover Shortfall Reserve Fund will be distributed to the Class 4-A-2 and Class 4-A-3 certificates based on unpaid Class 4-A Carryover Shortfall Amounts on such classes of certificates, up to an amount equal to any unpaid Class 4-A Carryover Shortfall Amounts with respect to such classes of certificates, to the extent of the amounts deducted from the Accrued Certificate Interest on the Class 4-X-2 certificates.

     (O) On each distribution date, any amounts in the Class 6-A Carryover Shortfall Reserve Fund will be distributed to the Class 6-A-2 certificates based on unpaid Class 6-A Carryover Shortfall Amounts on such class of certificates, up to an amount equal to any unpaid Class 6-A Carryover Shortfall Amounts with respect to such class of certificates, to the extent of the amounts deducted from the Accrued Certificate Interest on the Class 6-X-2 certificates.

     (P) On each distribution date, any amounts in the Class 1-B Carryover Shortfall Reserve Fund will be distributed on a pro rata basis to the Class 1-B-1, Class 1-B-2, Class 1-B-3, Class 1-B-4, Class 1-B-5, Class 1-B-6 and Class 1-B-7 certificates, based on unpaid Class 1-B Carryover Shortfall Amounts on each such class of certificates, up to an amount equal to any unpaid Class 1-B Carryover Shortfall Amounts with respect to the respective classes of certificates, to the extent of the amounts deducted from the Accrued Certificate Interest on the Class 1-M-X certificates.

     (Q) On each distribution date, any amounts in the Class B Carryover Shortfall Reserve Fund will be distributed to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-8 certificates, based on unpaid Class B Carryover Shortfall Amounts on each such class of certificates, up to an amount equal to any unpaid Class B Carryover Shortfall Amounts with respect to the respective classes of certificates, to the extent of the amounts deducted from the Accrued Certificate Interest on the Class M-X certificates.

     If, after distributions have been made pursuant to priorities first and second of clause (E) above, and after distributions have been made pursuant to clauses first, second, and third of clauses (A), (B), (C), (D) or (F) above on any distribution date, the remaining Group 5, Group 1, Group 2, Group 3, Group 4 or

Group 6 Available Funds, respectively, are less than the Group 5, Group 1, Group 2, Group 3, Group 4 or Group 6 Senior Optimal Principal Amounts, respectively, then such respective Senior Optimal Principal Amounts shall be reduced, and such remaining respective Available Funds will be distributed as principal to the related senior certificates (other than the residual certificates), pro rata, based on their respective Current Principal Amount.

     Payments made on a class of certificates (other than the group 1 certificates) with Available Funds from another crossed loan group are a type of credit enhancement, which has the effect of providing limited cross-collateralization among the crossed loan groups.

     On each distribution date, any Available Funds remaining after payment of interest and principal to the classes of certificates entitled thereto, as described above, will be distributed to the Class R-III certificates; provided that if on any distribution date there are any Group 2, Group 3, Group 4, Group 5 or Group 6 Available Funds remaining after payment of interest and principal to a class or classes of certificates entitled thereto, such amounts will be distributed to the other classes of senior certificates (other than the group 1 senior certificates and the residual certificates), based upon their respective Current Principal Amount, until all amounts due to all such classes of senior certificates have been paid in full, before any amounts are distributed to the Class R-III certificates. It is not anticipated that there will be any significant amounts remaining for such distribution.

INTEREST DISTRIBUTIONS

     Interest will accrue during the preceding interest accrual period for each class of certificates (other than the residual certificates and the Class X certificates) at its then applicable Pass-Through Rate on the Current Principal Amount of such class of certificates on the record date for each such class of certificates with respect to the related distribution date or, in the case of the Class X certificates, on the respective notional amount of such class of certificates on the record date for each such class of certificates with respect to the related distribution date. The residual certificates do not have a Pass-Through Rate and will not bear interest.

     Holders of each class of senior certificates (other than the residual certificates) will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class of certificates on each distribution date, to the extent of the Available Funds for the related loan group for that distribution date, after reimbursement for certain advances to the master servicer and the servicers.

     Holders of each class of group 1 subordinate certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class of certificates on each distribution date, to the extent of remaining Group 1 Available Funds for that distribution date after distributions of interest and principal (as applicable) made with respect to that distribution date to the group 1 senior certificates, after the distribution of related Accrued Certificate Interest on the group 1 senior certificates remaining undistributed from previous distribution dates, after reimbursements made on that distribution date for certain advances to the master servicer and the servicers and after distributions of interest made on that distribution date to any class of group 1 subordinate certificates having a higher payment priority; provided, however, that the amount of Accrued Certificate Interest paid to the interest components of the Class 1-X-1 and Class 1-M-X certificates on a distribution date will be reduced by the aggregate amount (if any) of any related Carryover Shortfall Amount relating to such distribution date on the Class 1-A-2 certificates and the Class 1-B certificates, respectively, as set forth in clauses (A) and (G) in "--Distributions on the Certificates" above.

     Holders of each class of crossed subordinate certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class of certificates on each distribution date, to the extent of remaining Group 2, Group 3, Group 4, Group 5 and Group 6 Available

Funds for that distribution date after distributions of interest and principal (as applicable) made with respect to that distribution date to the related joint Class A certificates, after the distribution of related Accrued Certificate Interest on the related joint Class A certificates remaining undistributed from previous distribution dates, after reimbursements made on that distribution date for certain advances to the master servicer and the servicers and after distributions of interest made on that distribution date to any class of crossed subordinate certificates having a higher payment priority; provided, however, that the amount of Accrued Certificate Interest paid to the interest components of the Class 2-X-2, Class 3-X-2, Class 4-X-2, Class 6-X-2 and Class M-X certificates on a distribution date will be reduced by the aggregate amount (if any) of any related Carryover Shortfall Amount relating to such distribution date on the Class 2-A-2 and Class 2-A-3 certificates, the Class 3-A-2 and Class 3-A-3 certificates, the Class 4-A-2 and Class 4-A-3 certificates, the Class 6-A-2 certificates and the Class B certificates, respectively, as set forth in clauses (B), (C), (D), (F) and (H) in "--Distributions on the Certificates" above.

     As described in the definition of "Accrued Certificate Interest," Accrued Certificate Interest on each class of certificates (other than the residual certificates) is subject to reduction in the event of specified interest shortfalls allocable thereto and in the event of any shortfalls resulting from net deferred interest on the related mortgage loans allocable thereto.

     When a Principal Prepayment in full is made on a mortgage loan, the related mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the Principal Prepayment, instead of for a full month. When a partial Principal Prepayment is made on a mortgage loan, the related mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. Interest shortfalls resulting from Principal Prepayments in full or in part are referred to herein as Prepayment Interest Shortfalls.

     Any Prepayment Interest Shortfalls resulting from prepayments in full or prepayments in part made during the preceding calendar month that are being distributed to the certificateholders on that distribution date will be offset by the applicable Servicer, but only to the extent that those Prepayment Interest Shortfalls do not exceed the aggregate of the Servicing Fees on the mortgage loans serviced by such Servicer for the applicable distribution date. Prepayment Interest Shortfalls required to be funded but not funded by the Servicers are required to be paid by the Master Servicer, but only to the extent that such amount does not exceed the aggregate Master Servicing Compensation for the applicable distribution date. No assurance can be given that the related Servicing Fee or the Master Servicing Compensation available to cover Prepayment Interest Shortfalls on the applicable distribution date will be sufficient therefor. Any Prepayment Interest Shortfalls which are not covered by the Servicers or the Master Servicer on any distribution date will not be reimbursed on any future distribution date. See "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     Accrued Certificate Interest may be further reduced on each distribution date by application of the Relief Act or similar state laws. The Relief Act and similar state laws limit, in certain circumstances, the interest rate required to be paid by a mortgagor in the military service to 6% per annum. None of the Servicers or the Master Servicer is obligated to fund interest shortfalls resulting from the Relief Act or similar state laws.

     Interest Shortfalls net of Compensating Interest Payments are referred to herein as Net Interest Shortfalls.

     Realized Losses on the group 1 mortgage loans will further reduce the Accrued Certificate Interest payable to the group 1 certificates on a distribution date; provided, however, that prior to the date on which the aggregate Current Principal Amount of the group 1 subordinate certificates has been reduced to zero, the interest portion of Realized Losses on the group 1 mortgage loans will be allocated sequentially to the group 1 subordinate certificates, beginning with the class of group 1 subordinate certificates with the lowest payment priority, and will not reduce the Accrued Certificate Interest on the group 1 senior certificates. Once the aggregate Current Principal Amount of the group 1 subordinate certificates has been reduced to zero, the interest portion of Realized Losses on the group 1 mortgage loans will be allocated on a pro rata basis to the Class 1-A-1, Class 1-A-2 and the Class I-X-1 certificates.

     Realized Losses on the crossed mortgage loans will further reduce the Accrued Certificate Interest payable to the certificates (other than the group 1 certificates) on a distribution date; provided, however, that prior to the date on which the aggregate Current Principal Amount of the crossed subordinate certificates has been reduced to zero, the interest portion of Realized Losses on the crossed mortgage loans will be allocated sequentially to the crossed subordinate certificates, beginning with the class of crossed subordinate certificates with the lowest payment priority, and will not reduce the Accrued Certificate Interest on the joint Class A certificates of the related loan group. Once the aggregate Current Principal Amount of the crossed subordinate certificates has been reduced to zero, (A) the interest portion of Realized Losses on the group 2 mortgage loans will be allocated on a pro rata basis to the Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-X-1 and Class 2-X-2 certificates, (B) the interest portion of Realized Losses on the group 3 mortgage loans will be allocated on a pro rata basis to the Class 3-A-1, Class 3-A-2, Class 3-A-3, Class 3-X-1 and Class 3-X-2 certificates, (C) the interest portion of Realized Losses on the group 4 mortgage loans will be allocated on a pro rata basis to the Class 4-A-1, Class 4-A-2, Class 4-A-3, Class 4-X-1 and Class 4-X-2 certificates, (D) the interest portion of Realized Losses on the group 5 mortgage loans will be allocated on a pro rata basis to the Class 5-A-1, Class 5-A-2, Class 5-X-1 and Class 5-X-2 certificates, and (E) the interest portion of Realized Losses on the group 6 mortgage loans will be allocated on a pro rata basis to the Class 6-A-1, Class 6-A-2, Class 6-X-1 and Class 6-X-2 certificates.

     If on any distribution date the Group 2, Group 3, Group 4, Group 5 and Group 6 Available Funds for the related joint Class A certificates are less than the Accrued Certificate Interest on such certificates for that distribution date prior to reduction for Net Interest Shortfalls, net deferred interest and the interest portion of Realized Losses on the related crossed mortgage loans, then the shortfall will be allocated among the holders of each class of related joint Class A certificates in proportion to the respective amounts of Accrued Certificate Interest for that distribution date that would have been allocated thereto in the absence of such Net Interest Shortfalls, net deferred interest and/or Realized Losses on the related mortgage loans for such distribution date. In addition, the amount of any interest shortfalls (not including Interest Shortfalls) will constitute unpaid Accrued Certificate Interest and will be distributable to holders of the related certificates entitled to such amounts on subsequent distribution dates, to the extent of the Available Funds allocable to the related certificate group and remaining after current interest distributions as described in this prospectus supplement. Any such amounts so carried forward will not bear interest. Any interest shortfalls will not be offset by a reduction in the servicing compensation of the Master Servicer, the Servicers or otherwise, except to the extent of applicable Compensating Interest Payments.

     The Pass-Through Rates applicable to the calculation of the Accrued Certificate Interest for the offered certificates are as follows:

     o The Class 1-A-1 certificates will bear interest at a variable per annum pass-through rate equal to the weighted average of the net rates of the group 1 mortgage loans (as of the second preceding due date), calculated on the basis of a year of 360 days with twelve 30-day months. The pass-through rate for the Class 1-A-1 certificates with respect to the first interest accrual period is expected to be approximately 4.266% per annum.

     o The Class 1-A-2 certificates will bear interest at a variable per annum pass-through rate equal to the least of (i) One-Month LIBOR plus a margin initially equal to 0.380%, (ii) 10.50% and (iii) the weighted average of the net rates of the group 1 mortgage loans (as of the second preceding due date), as adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis. On the first distribution date following the first possible optional termination date, the related margin will increase to 0.760%. The pass-through rate for the Class 1-A-2 certificates with respect to the first interest accrual period is expected to be approximately 4.600% per annum.

     o The Class 2-A-1 certificates will bear interest at a variable per annum pass-through rate equal to the lesser of (i) One-Month LIBOR plus a margin initially equal to 1.000% and (ii) the weighted average of the net rates of the group 2 mortgage loans (as of the second preceding due date), calculated on the basis of a year of 360 days with twelve 30-day months. The pass-through rate for the Class 2-A-1 certificates with respect to the first interest accrual period is expected to be approximately 4.980% per annum.

     o The Class 2-A-2 certificates will bear interest at a variable per annum pass-through rate equal to the least of (i) One-Month LIBOR plus a margin initially equal to 0.340%, (ii) 10.50% and (iii) the weighted average of the net rates of the group 2 mortgage loans (as of the second preceding due date), as adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis. On the first distribution date following the first possible optional termination date, the related margin will increase to 0.680%. The pass-through rate for the Class 2-A-2 certificates with respect to the first interest accrual period is expected to be approximately 4.560% per annum.

     o The Class 2-A-3 certificates will bear interest at a variable per annum pass-through rate equal to the least of (i) One-Month LIBOR plus a margin initially equal to 0.420%, (ii) 10.50% and (iii) the weighted average of the net rates of the group 2 mortgage loans (as of the second preceding due date), as adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis. On the first distribution date following the first possible optional termination date, the related margin will increase to 0.840%. The pass-through rate for the Class 2-A-3 certificates with respect to the first interest accrual period is expected to be approximately 4.640% per annum.

     o The Class 3-A-1 certificates will bear interest at a variable per annum pass-through rate equal to the lesser of (i) One-Year MTA plus a margin initially equal to 1.050% and (ii) the weighted average of the net rates of the group 3 mortgage loans (as of the second preceding due date), calculated on the basis of a year of 360 days with twelve 30-day months. The pass-through rate for the Class 3-A-1 certificates with respect to the first interest accrual period is expected to be approximately 4.213% per annum.

     o The Class 3-A-2 certificates will bear interest at a variable per annum pass-through rate equal to the least of (i) One-Month LIBOR plus a margin initially equal to 0.350%, (ii) 10.50% and (iii) the weighted average of the net rates of the group 3 mortgage loans (as of the second preceding due date), as adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis. On the first distribution date following the first possible optional termination date, the related margin will increase to 0.700%. The pass-through rate for the Class 3-A-2 certificates with respect to the first interest accrual period is expected to be approximately 4.570% per annum.

     o The Class 3-A-3 certificates will bear interest at a variable per annum pass-through rate equal to the least of (i) One-Month LIBOR plus a margin initially equal to 0.430%, (ii) 10.50% and (iii) the weighted average of the net rates of the group 3 mortgage loans (as of the second preceding due date), as adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis. On the first distribution date following the first possible optional termination date, the related margin will increase to 0.860%. The pass-through rate for the Class 3-A-3 certificates with respect to the first interest accrual period is expected to be approximately 4.650% per annum.

     o The Class 4-A-1 certificates will bear interest at a variable per annum pass-through rate equal to the lesser of (i) One-Year MTA plus a margin initially equal to 2.150% and (ii) the weighted average of the net rates of the group 4 mortgage loans (as of the second preceding due date), calculated on the basis of a year of 360 days with twelve 30-day months. The pass-through rate for the Class 4-A-1 certificates with respect to the first interest accrual period is expected to be approximately 5.313% per annum.

     o The Class 4-A-2 certificates will bear interest at a variable per annum pass-through rate equal to the least of (i) One-Month LIBOR plus a margin initially equal to 0.350%, (ii) 10.50% and (iii) the weighted average of the net rates of the group 4 mortgage loans (as of the second preceding due date), as adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis. On the first distribution date following the first possible optional termination date, the related margin will increase to 0.700%. The pass-through rate for the Class 4-A-2 certificates with respect to the first interest accrual period is expected to be approximately 4.570% per annum.

     o The Class 4-A-3 certificates will bear interest at a variable per annum pass-through rate equal to the least of (i) One-Month LIBOR plus a margin initially equal to 0.430%, (ii) 10.50% and (iii) the weighted average of the net rates of the group 4 mortgage loans (as of the second preceding due date), as adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis. On the first distribution date following the first possible optional termination date, the related margin will increase to 0.860%. The pass-through rate for the Class 4-A-3 certificates with respect to the first interest accrual period is expected to be approximately 4.650% per annum.

     o The Class 5-A-1 certificates will bear interest at a variable per annum pass-through rate equal to the lesser of (i) One-Year MTA plus a margin initially equal to 1.460% and (ii) the weighted average of the net rates of the group 5 mortgage loans (as of the second preceding due date), calculated on the basis of a year of 360 days with twelve 30-day months. The pass-through rate for the Class 5-A-1 certificates with respect to the first interest accrual period is expected to be approximately 4.623% per annum.

     o The Class 5-A-2 certificates will bear interest at a variable per annum pass-through rate equal to the lesser of (i) One-Year MTA plus a margin initially equal to 2.050% and (ii) the weighted average of the net rates of the group 5 mortgage loans (as of the second preceding due date), calculated on the basis of a year of 360 days with twelve 30-day months. The pass-through rate for the Class 5-A-2 certificates with respect to the first interest accrual period is expected to be approximately 5.213% per annum.

     o The Class 6-A-1 certificates will bear interest at a variable per annum pass-through rate equal to the lesser of (i) One-Year MTA plus a margin initially equal to 1.600% and (ii) the weighted average of the net rates of the group 6 mortgage loans (as of the second preceding due date), calculated on the basis of a year of 360 days with twelve 30-day months. The pass-through rate for the Class 6-A-1 certificates with respect to the first interest accrual period is expected to be approximately 4.763% per annum.

     o The Class 6-A-2 certificates will bear interest at a variable per annum pass-through rate equal to the least of (i) One-Month LIBOR plus a margin initially equal to 0.380%, (ii) 10.50% and (iii) the weighted average of the net rates of the group 6 mortgage loans (as of the second preceding due date), as adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis. On the first distribution date following the first possible optional termination date, the related margin will increase to 0.760%. The pass-through rate for the Class 6-A-2 certificates with respect to the first interest accrual period is expected to be approximately 4.600% per annum.

     o The residual certificates do not have a pass-through rate and will not bear interest.

     o The Class 1-X-1 certificates will bear interest at a variable pass-through rate equal to the greater of (i) zero and (ii) the excess of (x) the weighted average of the net rates of the group 1 mortgage loans (as of the second preceding due date) over (y) the pass-through rate on the Class 1-A-2 certificates, based on a notional amount equal to the sum of the current principal amount of the Class 1-A-2 certificates and the current principal amount of the principal component of the Class 1-X-1 certificates and calculated on the basis of a year of 360 days with twelve 30-day months.

     o The amount of interest payable to the Class 1-X-1 certificates on a distribution date will be reduced by any amounts necessary to fund the Class 1-A-2 Carryover Shortfall Reserve Fund on such distribution date to pay any Class 1-A-2 Carryover Shortfall Amounts relating to such distribution date and the Class 1-A-2 certificates, in the manner and priority set forth in this prospectus supplement.

     o The Class 1-M-X certificates will bear interest at a variable pass-through rate equal to the greater of (i) zero and (ii) the excess of (x) the weighted average of the net rates of the group 1 mortgage loans (as of the second preceding due date) over (y) the weighted average of the pass-through rates on the Class 1-B certificates, based on a notional amount equal to the sum of the aggregate current principal amount of the Class 1-B certificates and the current principal amount of the principal component of the Class 1-M-X certificates and calculated on the basis of a year of 360 days with twelve 30-day months.

     o The amount of interest payable to the Class 1-M-X certificates on a distribution date will be reduced by any amounts necessary to fund the Class 1-B Carryover Shortfall Reserve Fund on such distribution date to pay any Class 1-B Carryover Shortfall Amounts relating to such distribution date and the Class 1-B certificates, in the manner and priority set forth in this prospectus supplement.

     o The Class 2-X-1 certificates will bear interest at a variable pass-through rate equal to the greater of (i) zero and (ii) the excess of (x) the weighted average of the net rates of the group 2 mortgage loans (as of the second preceding due date) over (y) the pass-through rate on the Class 2-A-1 certificates, based on a notional amount equal to the sum of the current principal amount of the Class 2-A-1 certificates and the current principal amount of the principal component of the Class 2-X-1 certificates and calculated on the basis of a year of 360 days with twelve 30-day months.

     o The Class 2-X-2 certificates will bear interest at a variable pass-through rate equal to the greater of (i) zero and (ii) the excess of (x) the weighted average of the net rates of the group 2 mortgage loans (as of the second preceding due date) over (y) the weighted average of the pass-through rates on the Class 2-A-2 and Class 2-A-3 certificates, based on a notional amount equal to the sum of the aggregate current principal amount of the Class 2-A-2 and Class 2-A-3 certificates and the current principal amount of the principal component of the Class 2-X-2 certificates and calculated on the basis of a year of 360 days with twelve 30-day months.

     o The amount of interest payable to the Class 2-X-2 certificates on a distribution date will be reduced by any amounts necessary to fund the Class 2-A Carryover Shortfall Reserve Fund on such distribution date to pay any Class 2-A Carryover Shortfall Amounts relating to such distribution date and the Class 2-A-2 and Class 2-A-3 certificates, in the manner and priority set forth in this prospectus supplement.

     o The Class 3-X-1 certificates will bear interest at a variable pass-through rate equal to the greater of (i) zero and (ii) the excess of (x) the weighted average of the net rates of the group 3 mortgage loans (as of the second preceding due date) over (y) the pass-through rate on the Class 3-A-1 certificates, based on a notional amount equal to the sum of the current principal amount of the Class 3-A-1 certificates and the current principal amount of the principal component of the Class 3-X-1 certificates and calculated on the basis of a year of 360 days with twelve 30-day months.

     o The Class 3-X-2 certificates will bear interest at a variable pass-through rate equal to the greater of (i) zero and (ii) the excess of (x) the weighted average of the net rates of the group 3 mortgage loans (as of the second preceding due date) over (y) the weighted average of the pass-through rates on the Class 3-A-2 and Class 3-A-3 certificates, based on a notional amount equal to the sum of the aggregate current principal amount of the Class 3-A-2 and Class 3-A-3 certificates and the current principal amount of the principal component of the Class 3-X-2 certificates and calculated on the basis of a year of 360 days with twelve 30-day months.

     o The amount of interest payable to the Class 3-X-2 certificates on a distribution date will be reduced by any amounts necessary to fund the Class 3-A Carryover Shortfall Reserve Fund on such distribution date to pay any Class 3-A Carryover Shortfall Amounts relating to such distribution date and the Class 3-A-2 and Class 3-A-3 certificates, in the manner and priority set forth in this prospectus supplement.

     o The Class 4-X-1 certificates will bear interest at a variable pass-through rate equal to the greater of (i) zero and (ii) the excess of (x) the weighted average of the net rates of the group 4 mortgage loans (as of the second preceding due date) over (y) the pass-through rate on the Class 4-A-1 certificates, based on a notional amount equal to the sum of the current principal amount of the Class 4-A-1 certificates and the current principal amount of the principal component of the Class 4-X-1 certificates and calculated on the basis of a year of 360 days with twelve 30-day months.

     o The Class 4-X-2 certificates will bear interest at a variable pass-through rate equal to the greater of (i) zero and (ii) the excess of (x) the weighted average of the net rates of the group 4 mortgage loans (as of the second preceding due date) over (y) the weighted average of the pass-through rates on the Class 4-A-2 and Class 4-A-3 certificates, based on a notional amount equal to the sum of the aggregate current principal amount of the

            Class 4-A-2 and Class 4-A-3 certificates and the current principal amount of the principal component of the Class 4-X-2 certificates and calculated on the basis of a year of 360 days with twelve 30-day months.

     o The amount of interest payable to the Class 4-X-2 certificates on a distribution date will be reduced by any amounts necessary to fund the Class 4-A Carryover Shortfall Reserve Fund on such distribution date to pay any Class 4-A Carryover Shortfall Amounts relating to such distribution date and the Class 4-A-2 and Class 4-A-3 certificates, in the manner and priority set forth in this prospectus supplement.

     o The Class 5-X-1 certificates will bear interest at a variable pass-through rate equal to the greater of (i) zero and (ii) the excess of (x) the weighted average of the net rates of the group 5 mortgage loans (as of the second preceding due date) over (y) the pass-through rate on the Class 5-A-1 certificates, based on a notional amount equal to the sum of the current principal amount of the Class 5-A-1 certificates and the current principal amount of the principal component of the Class 5-X-1 certificates and calculated on the basis of a year of 360 days with twelve 30-day months.

     o The Class 5-X-2 certificates will bear interest at a variable pass-through rate equal to the greater of (i) zero and (ii) the excess of (x) the weighted average of the net rates of the group 5 mortgage loans (as of the second preceding due date) over (y) the pass-through rate on the Class 5-A-2 certificates, based on a notional amount equal to the sum of the current principal amount of the Class 5-A-2 certificates and the current principal amount of the principal component of the Class 5-X-2 certificates and calculated on the basis of a year of 360 days with twelve 30-day months.

     o The Class 6-X-1 certificates will bear interest at a variable pass-through rate equal to the greater of (i) zero and (ii) the excess of (x) the weighted average of the net rates of the group 6 mortgage loans (as of the second preceding due date) over (y) the pass-through rate on the Class 6-A-1 certificates, based on a notional amount equal to the sum of the current principal amount of the Class 6-A-1 certificates and the current principal amount of the principal component of the Class 6-X-1 certificates and calculated on the basis of a year of 360 days with twelve 30-day months.

     o The Class 6-X-2 certificates will bear interest at a variable pass-through rate equal to the greater of (i) zero and (ii) the excess of (x) the weighted average of the net rates of the group 6 mortgage loans (as of the second preceding due date) over (y) the pass-through rate on the Class 6-A-2 certificates, based on a notional amount equal to the sum of the current principal amount of the Class 6-A-2 certificates and the current principal amount of the principal component of the Class 6-X-2 certificates and calculated on the basis of a year of 360 days with twelve 30-day months.

     o The amount of interest payable to the Class 6-X-2 certificates on a distribution date will be reduced by any amounts necessary to fund the Class 6-A Carryover Shortfall Reserve Fund on such distribution date to pay any Class 6-A Carryover Shortfall Amounts relating to such distribution date and the Class 6-A-2 certificates, in the manner and priority set forth in this prospectus supplement.

     o The Class M-X certificates will bear interest at a variable pass-through rate equal to the greater of (i) zero and (ii) the excess of (x) the weighted average of the net rates of the crossed mortgage loans (as of the second preceding due date) over (y) the weighted average of the pass-through rates on the Class B certificates, based on a notional amount equal to the sum of the aggregate current principal amount of the Class B certificates and the current principal amount of the principal component of the Class M-X certificates and calculated on the basis of a year of 360 days with twelve 30-day months.

     o The amount of interest payable to the Class M-X certificates on a distribution date will be reduced by any amounts necessary to fund the Class B Carryover Shortfall Reserve Fund on such distribution date to pay any Class B Carryover Shortfall Amounts relating to such distribution date and the Class B certificates, in the manner and priority set forth in this prospectus supplement.

     o For each distribution date, the Class X certificates will accrue interest on the related notional amount.

     o The notional amount for the Class 1-X-1 certificates will equal the sum of the current principal amount of the Class 1-A-2 certificates and the current principal amount of the principal component of the Class 1-X-1 certificates. The Class 1-X-1 notional amount on the closing date will be approximately $56,673,000.

     o The notional amount for the Class 1-M-X certificates will equal the sum of the aggregate current principal amount of the Class 1-B certificates and the aggregate current principal amount of the principal component of the Class 1-M-X certificates. The Class 1-M-X notional amount on the closing date will be approximately $28,336,575.

     o The notional amount for the Class 2-X-1 certificates will equal the sum of the current principal amount of the Class 2-A-1 certificates and the current principal amount of the principal component of the Class 2-X-1 certificates. The Class 2-X-1 notional amount on the closing date will be approximately $54,244,000.

     o The notional amount for the Class 2-X-2 certificates will equal the sum of the aggregate current principal amount of the Class 2-A-2 and Class 2-A-3 certificates and the current principal amount of the principal component of the Class 2-X-2 certificates. The Class 2-X-2 notional amount on the closing date will be approximately $23,247,000.

     o The notional amount for the Class 3-X-1 certificates will equal the sum of the current principal amount of the Class 3-A-1 certificates and the current principal amount of the principal component of the Class 3-X-1 certificates. The Class 3-X-1 notional amount on the closing date will be approximately $66,788,000.

     o The notional amount for the Class 3-X-2 certificates will equal the sum of the aggregate current principal amount of the Class 3-A-2 and Class 3-A-3 certificates and the current principal amount of the principal component of the Class 3-X-2 certificates. The Class 3-X-2 notional amount on the closing date will be approximately $28,623,000.

     o The notional amount for the Class 4-X-1 certificates will equal the sum of the current principal amount of the Class 4-A-1 certificates and the current principal amount of the principal component of the Class 4-X-1 certificates. The Class 4-X-1 notional amount on the closing date will be approximately $58,942,000.

     o The notional amount for the Class 4-X-2 certificates will equal the sum of the aggregate current principal amount of the Class 4-A-2 and Class 4-A-3 certificates and the current principal amount of the principal component of the Class 4-X-2 certificates. The Class 4-X-2 notional amount on the closing date will be approximately $25,261,000.

     o The notional amount for the Class 5-X-1 certificates will equal the sum of the current principal amount of the Class 5-A-1 certificates and the current principal amount of the principal component of the Class 5-X-1 certificates. The Class 5-X-1 notional amount on the closing date will be approximately $87,776,000.

     o The notional amount for the Class 5-X-2 certificates will equal the sum of the current principal amount of the Class 5-A-2 certificates and the current principal amount of the principal component of the Class 5-X-2 certificates. The Class 5-X-2 notional amount on the closing date will be approximately $58,517,000.

     o The notional amount for the Class 6-X-1 certificates will equal the sum of the current principal amount of the Class 6-A-1 certificates and the current principal amount of the principal component of the Class 6-X-1 certificates. The Class 6-X-1 notional amount on the closing date will be approximately $33,543,000.

     o The notional amount for the Class 6-X-2 certificates will equal the sum of the current principal amount of the Class 6-A-2 certificates and the current principal amount of the principal component of the Class 6-X-2 certificates. The Class 6-X-2 notional amount on the closing date will be approximately $14,376,000.

     o The notional amount for the Class M-X certificates will equal the sum of the aggregate current principal amount of the Class B certificates and the aggregate current principal amount of the principal component of the Class M-X certificates. The Class M-X notional amount on the closing date will be approximately $51,542,801.

     o Each class of Class X certificates will have a notional amount and a principal component. The initial principal balance of the principal component of each of the Class X certificates will equal zero. In the event that interest accrued on the notional amounts of the Class X certificates is reduced as a result of the allocation of net deferred interest on the related mortgage loans, the principal balance on the principal component of the related class of Class X certificates will increase by the amount of such reduction. See "Description of the Certificates--Interest Distributions" in this prospectus supplement.

     o Interest will not accrue on the principal component of each of the Class X certificates. Principal will not be payable on the notional amounts of the Class X certificates.

     o The Class 1-B-1 certificates will bear interest at a variable per annum pass-through rate equal to the least of (i) One-Month LIBOR plus a margin initially equal to 0.650%, (ii) 10.50% and (iii) the weighted average of the net rates of the group 1 mortgage loans (as of the second preceding due date) as adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis, weighted in proportion to the results of subtracting from the aggregate principal balance of loan group 1 the aggregate current principal amount of the group 1 senior certificates immediately prior to the related distribution date. On the first distribution date following the first possible optional termination date, the related margin will increase to 0.975%. The pass-through rate for the Class 1-B-1 certificates with respect to the first interest accrual period is expected to be approximately 4.870% per annum.

      o The Class 1-B-2 certificates will bear interest at a variable per annum pass-through rate equal to the least of (i) One-Month LIBOR plus a margin initially equal to 0.700%, (ii) 10.50% and (iii) the weighted average of the net rates of the group 1 mortgage loans (as of the second preceding due date) as adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis, weighted in proportion to the results of subtracting from the aggregate principal balance of loan group 1 the aggregate current principal amount of the group 1 senior certificates immediately prior to the related distribution date. On the first distribution date following the first possible optional termination date, the related margin will increase to 1.050%. The pass-through rate for the Class 1-B-2 certificates with respect to the first interest accrual period is expected to be approximately 4.920% per annum.

      o The Class 1-B-3 certificates will bear interest at a variable per annum pass-through rate equal to the least of (i) One-Month LIBOR plus a margin initially equal to 1.250%, (ii) 10.50% and (iii) the weighted average of the net rates of the group 1 mortgage loans (as of the second preceding due date) as adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis, weighted in proportion to the results of subtracting from the aggregate principal balance of loan group 1 the aggregate current principal amount of the group 1 senior certificates immediately prior to the related distribution date. On the first distribution date following the first possible optional termination date, the related margin will increase to 1.875%. The pass-through rate for the Class 1-B-3 certificates with respect to the first interest accrual period is expected to be approximately 5.470% per annum.

      o The Class 1-B-4 certificates will bear interest at a variable per annum pass-through rate equal to the least of (i) One-Month LIBOR plus a margin initially equal to 1.500%, (ii) 10.50% and (iii) the weighted average of the net rates of the group 1 mortgage loans (as of the second preceding due date) as adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis, weighted in proportion to the results of subtracting from the aggregate principal balance of loan group 1 the aggregate current principal amount of the group 1 senior certificates immediately prior to the related distribution date. On the first distribution date following the first possible optional termination date, the related margin will increase to 2.250%. The pass-through rate for the Class 1-B-4 certificates with respect to the first interest accrual period is expected to be approximately 5.720% per annum.

      o The Class B-1 certificates will bear interest at a variable per annum pass-through rate equal to the least of (i) One-Month LIBOR plus a margin initially equal to 0.650%, (ii) 10.50% and (iii) the weighted average of the net rates of the crossed mortgage loans (as of the second preceding due date) as adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis, weighted in proportion to the results of subtracting from the aggregate principal balance of each crossed loan group the aggregate current principal amount of the related classes of senior certificates immediately prior to the related distribution date. On the first distribution date following the first possible optional termination date, the related margin will increase to 0.975%. The pass-through rate for the Class B-1 certificates with respect to the first interest accrual period is expected to be approximately 4.870% per annum.

      o The Class B-2 certificates will bear interest at a variable per annum pass-through rate equal to the least of (i) One-Month LIBOR plus a margin initially equal to 0.680%, (ii) 10.50% and (iii) the weighted average of the net rates of the crossed mortgage loans (as of the second preceding due date) as adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis, weighted in proportion to the results of subtracting from the aggregate principal balance of each crossed loan group the aggregate current principal amount of the related classes of senior certificates immediately prior to the related distribution date. On the first distribution date following the first possible optional termination date, the related margin will increase to 1.020%. The pass-through rate for the Class B-2 certificates with respect to the first interest accrual period is expected to be approximately 4.900% per annum.

      o The Class B-3 certificates will bear interest at a variable per annum pass-through rate equal to the least of (i) One-Month LIBOR plus a margin initially equal to 0.750%, (ii) 10.50% and (iii) the weighted average of the net rates of the crossed mortgage loans (as of the second preceding due date) as adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis, weighted in proportion to the results of subtracting from the aggregate principal balance of each crossed loan group the aggregate current principal amount of the related classes of senior certificates immediately prior to the related distribution date. On the first distribution date following the first possible optional termination date, the related margin will increase to 1.125%. The pass-through rate for the Class B-3 certificates with respect to the first interest accrual period is expected to be approximately 4.970% per annum.

      o The Class B-4 certificates will bear interest at a variable per annum pass-through rate equal to the least of (i) One-Month LIBOR plus a margin initially equal to 1.100%, (ii) 10.50% and (iii) the weighted average of the net rates of the crossed mortgage loans (as of the second preceding due date) as adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis, weighted in proportion to the results of subtracting from the aggregate principal balance of each crossed loan group the aggregate current principal amount of the related classes of senior certificates immediately prior to the related distribution date. On the first distribution date following the first possible optional termination date, the related margin will increase to 1.650%. The pass-through rate for the Class B-4 certificates with respect to the first interest accrual period is expected to be approximately 5.320% per annum.

      o The Class B-5 certificates will bear interest at a variable per annum pass-through rate equal to the least of (i) One-Month LIBOR plus a margin initially equal to 1.750%, (ii) 10.50% and (iii) the weighted average of the net rates of the crossed mortgage loans (as of the second preceding due date) as adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis, weighted in proportion to the results of subtracting from the aggregate principal balance of each crossed loan group the aggregate current principal amount of the related classes of senior certificates immediately prior to the related distribution date. On the first distribution date following the first possible optional termination date, the related margin will increase to 2.625%. The pass-through rate for the Class B-5 certificates with respect to the first interest accrual period is expected to be approximately 5.970% per annum.

      The per annum pass-through rate of One-Year MTA and One-Month LIBOR (as applicable) plus the related margin with respect to each of the Class 2-A-1, Class 3-A-1, Class 4-A-1, Class 5-A-1, Class 5-A-2 and Class 6-A-1 certificates and the first interest accrual period is expected to be approximately 4.980%, 4.213%, 5.313%, 4.623%, 5.213% and 4.763%, respectively, and the per-annum rate of the lesser of One-Month LIBOR plus the related margin and 10.50% with respect to each of the Class 1-A-2, Class 2-A-2, Class 2-A-3, Class 3-A-2, Class 3-A-3, Class 4-A-2, Class 4-A-3, Class 6-A-2, Class 1-B-1,

Class 1-B-2, Class 1-B-3, Class 1-B-4, Class 1-B-5, Class 1-B-6, Class 1-B-7, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-8 certificates and the first interest accrual period is expected to be approximately 4.600%, 4.560%, 4.640%, 4.570%, 4.650%, 4.570%, 4.650%, 4.600%,
4.870%, 4.920%, 5.470%, 5.720%, 5.720%, 5.720%, 5.720%, 4.870%, 4.900%, 4.970%,
5.320%, 5.970%, 6.370%, 6.370% and 6.370%, respectively; provided, that the per annum pass-through rate for the initial distribution date for each such certificate will be limited by the applicable net rate cap, which is expected to be approximately 4.266% (with respect to the group 1 mortgage loans) , approximately 6.162% (with respect to the group 2 mortgage loans), approximately 5.643% (with respect to the group 3 mortgage loans), approximately 5.613% (with respect to the group 4 mortgage loans), approximately 5.856% (with respect to the group 5 mortgage loans), approximately 5.376% (with respect to the group 6 mortgage loans) and approximately 5.767% (with respect to the crossed mortgage loans) for such distribution date.

      The effective yield to the holders of Class X certificates will be lower than the yield otherwise produced by the applicable pass-through rate and purchase price, because interest will not be distributed to such certificateholders until the 25th day (or if such day is not a business day, then on the next succeeding business day) of the month following the month in which interest accrues on such certificates.

      As described in this prospectus supplement, the Accrued Certificate Interest allocable to each class of certificates (other than the residual certificates) is based on the Current Principal Amount (or Notional Amount, as applicable) of that class of certificates. All distributions of interest on the adjustable rate certificates will be based on a 360-day year and the actual number of days elapsed in the related interest accrual period. All distributions of interest on the non-adjustable rate certificates and the Class X certificates will be based on a 360-day year consisting of twelve 30-day months. The residual certificates do not have a pass-through rate and will not bear interest.

      On the closing date, the Paying Agent will establish the Class 1-A-2 Carryover Shortfall Reserve Fund. On each distribution date, the aggregate amount of the Class 1-A-2 Carryover Shortfall Amount payable to the Class 1-A-2 certificates will be taken from amounts otherwise payable to the Class 1-X-1 certificates in respect of Accrued Certificate Interest and will be deposited in the Class 1-A-2 Carryover Shortfall Reserve Fund.

      On the closing date, the Paying Agent will establish the Class 1-B Carryover Shortfall Reserve Fund. On each distribution date, the aggregate amount of the Class 1-B Carryover Shortfall Amount payable to the Class 1-B certificates will be taken from amounts otherwise payable to the Class 1-M-X certificates in respect of Accrued Certificate Interest and will be deposited in the Class 1-B Carryover Shortfall Reserve Fund.

      On the closing date, the Paying Agent will establish the Class 2-A Carryover Shortfall Reserve Fund. On each distribution date, the aggregate amount of the Class 2-A Carryover Shortfall Amount payable to the Class 2-A-2 and Class 2-A-3 certificates will be taken from amounts otherwise payable to the Class 2-X-2 certificates in respect of Accrued Certificate Interest and will be deposited in the Class 2-A Carryover Shortfall Reserve Fund.

      On the closing date, the Paying Agent will establish the Class 3-A Carryover Shortfall Reserve Fund. On each distribution date, the aggregate amount of the Class 3-A Carryover Shortfall Amount payable to the Class 3-A-2 and Class 3-A-3 certificates will be taken from amounts otherwise payable to the Class 3-X-2 certificates in respect of Accrued Certificate Interest and will be deposited in the Class 3-A Carryover Shortfall Reserve Fund.

      On the closing date, the Paying Agent will establish the Class 4-A Carryover Shortfall Reserve Fund. On each distribution date, the aggregate amount of the Class 4-A Carryover Shortfall Amount payable to the Class 4-A-2 and Class 4-A-3 certificates will be taken from amounts otherwise payable to the Class 4-X-2 certificates in respect of Accrued Certificate Interest and will be deposited in the Class 4-A Carryover Shortfall Reserve Fund.

      On the closing date, the Paying Agent will establish the Class 6-A Carryover Shortfall Reserve Fund. On each distribution date, the aggregate amount of the Class 6-A Carryover Shortfall Amount payable to the Class 6-A-2 certificates will be taken from amounts otherwise payable to the Class 6-X-2 certificates in respect of Accrued Certificate Interest and will be deposited in the Class 6-A Carryover Shortfall Reserve Fund.

      On the closing date, the Paying Agent will establish the Class B Carryover Shortfall Reserve Fund. On each distribution date, the aggregate amount of the Class B Carryover Shortfall Amount payable to the Class B certificates will be taken from amounts otherwise payable to the Class M-X certificates in respect of Accrued Certificate Interest and will be deposited in the Class B Carryover Shortfall Reserve Fund.

      On any distribution date, net deferred interest on the related mortgage loans will be allocated to each class of related certificates (other than the residual certificates) on a pro rata basis, in accordance with the amount of interest that accrued on such class of certificates at the pass-through rate relating to such class of certificates for the interest accrual period related to that distribution date.

      The Group 1 Subordinate Certificate Writedown Amount will be allocated to the group 1 subordinate certificates in inverse order of their payment priority, until the Current Principal Amount of each such class of certificates (or with respect to the Class 1-M-X certificates, until the Current Principal Amount of the principal component of such class of certificates) has been reduced to zero.

      The Crossed Subordinate Certificate Writedown Amount will be allocated to the crossed subordinate certificates in inverse order of their payment priority, until the Current Principal Amount of each such class of certificates (or with respect to the Class M-X certificates, until the Current Principal Amount of the principal component of such class of certificates) has been reduced to zero.

      On any distribution date, the notional amount of a Class X certificate is equal to the sum of (A) the aggregate Current Principal Amount of the related Class A certificates, and (B) the Current Principal Amount of the principal component of the related Class X certificates (in each case, before taking into account the payment of principal on such classes of certificates (or, in the case of the related class of Class X certificates, the payment of principal on the principal component of such class of certificates) on such distribution date).

CALCULATION OF ONE-MONTH LIBOR

      On the related interest determination date, the Securities Administrator will determine One-Month LIBOR for such Interest Accrual Period on the basis of such rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m. London time on such interest determination date. If such rate does not appear on such page, or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying One-Month LIBOR or comparable rates as may be reasonably selected by the Securities Administrator, One-Month LIBOR for the applicable interest accrual period will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR rate applicable to the preceding interest accrual period.

      The establishment of One-Month LIBOR on the related interest determination dates by the Securities Administrator, and the Securities Administrator's calculation of the rate of interest applicable to the classes of adjustable rate certificates bearing interest at an adjustable rate for the related interest accrual period, shall, in the absence of manifest error, be final and binding.

CALCULATION OF ONE-YEAR MTA

      On the related interest determination date, the Securities Administrator will determine One-Year MTA for such interest accrual period as published by the Federal Reserve Board in the Federal Reserve Statistical Release `Selected Interest Rates (H.15)', determined by averaging the monthly yields for the most recently available twelve months. The One-Year MTA figure used to determine the pass-through rate on the Class 3-A-1, Class 4-A-1, Class 5-A-1, Class 5-A-2 and Class 6-A-1 certificates will be the most recent One-Year MTA figure available as of fifteen days before the beginning of the related interest accrual period.

      If One-Year MTA is no longer available, then the index used to determine the certificate interest rate on the Class 3-A-1, Class 4-A-1, Class 5-A-1, Class 5-A-2 and Class 6-A-1 certificates will be the same index selected to determine the mortgage interest rates on the group 3, group 4, group 5 and group 6 mortgage loans.

      The establishment of One-Year MTA on the related interest determination dates by the Securities Administrator, and the Securities Administrator's calculation of the rate of interest applicable to the classes of adjustable rate certificates bearing interest at an adjustable rate based on One-Year MTA for the related interest accrual period, shall, in the absence of manifest error, be final and binding.

PRINCIPAL DISTRIBUTIONS ON THE SENIOR CERTIFICATES

      Distributions in reduction of the aggregate Current Principal Amount of the Class 1-A-1 and Class 1-A-2 certificates and the principal component of the Class 1-X-1 certificates will be made on each distribution date pursuant to priority fourth above of clause (A) under "--Distributions on the Certificates." In accordance with such priority fourth, the Group 1 Available Funds remaining after the distribution of Accrued Certificate Interest on the Class 1-A-1 and Class 1-A-2 certificates, and the notional amount of the Class 1-X-1 and certificates, with respect to such distribution date, and after the distribution of any related Accrued Certificate Interest on such certificates remaining undistributed from previous distribution dates, will be allocated to the Class 1-A-1 and Class 1-A-2 certificates, and the principal component of the Class 1-X-1 certificates, on a pro rata basis in an aggregate amount not to exceed the Group 1 Senior Optimal Principal Amount for such distribution date, until the respective current principal amount of each such class of certificates (or, with respect to the Class 1-X-1 certificates, until the respective current principal amount of the principal component of such class of certificates) is reduced to zero.

      Distributions in reduction of the aggregate Current Principal Amount of the Class 2-A-1, Class 2-A-2 and Class 2-A-3 certificates, and the principal components of the Class 2-X-1 and Class 2-X-2 certificates, will be made on each distribution date pursuant to priority fourth above of clause (B) under "--Distributions on the Certificates." In accordance with such priority fourth, the Group 2 Available Funds remaining after the distribution of Accrued Certificate Interest on the Class 2-A-1, Class 2-A-2 and Class 2-A-3 certificates, and the notional amounts of the Class 2-X-1 and Class 2-X-2 certificates, with respect to such distribution date, and after the distribution of any related Accrued Certificate Interest on such certificates remaining undistributed from previous distribution dates, will be allocated to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 certificates, and the principal components of the Class 2-X-1 and Class 2-X-2 certificates, on a pro rata basis in an aggregate amount not to exceed the Group 2 Senior Optimal

Principal Amount for such distribution date, until the respective current principal amount of each such class of certificates (or, with respect to the Class 2-X-1 and Class 2-X-2 certificates, until the respective current principal amount of the principal components of such classes of certificates) is reduced to zero.

      Distributions in reduction of the aggregate Current Principal Amount of the Class 3-A-1, Class 3-A-2 and Class 3-A-3 certificates, and the principal components of the Class 3-X-1 and Class 3-X-2 certificates, will be made on each distribution date pursuant to priority fourth above of clause (C) under "--Distributions on the Certificates." In accordance with such priority fourth, the Group 3 Available Funds remaining after the distribution of Accrued Certificate Interest on the Class 3-A-1, Class 3-A-2 and Class 3-A-3 certificates, and the notional amounts of the Class 3-X-1 and Class 3-X-2 certificates, with respect to such distribution date, and after the distribution of any related Accrued Certificate Interest on such certificates remaining undistributed from previous distribution dates, will be allocated to the Class 3-A-1, Class 3-A-2 and Class 3-A-3 certificates, and the principal components of the Class 3-X-1 and Class 3-X-2 certificates, on a pro rata basis in an aggregate amount not to exceed the Group 3 Senior Optimal Principal Amount for such distribution date, until the respective current principal amount of each such class of certificates (or, with respect to the Class 3-X-1 and Class 3-X-2 certificates, until the respective current principal amount of the principal components of such classes of certificates) is reduced to zero.

      Distributions in reduction of the aggregate Current Principal Amount of the Class 4-A-1, Class 4-A-2 and Class 4-A-3 certificates, and the principal components of the Class 4-X-1 and Class 4-X-2 certificates, will be made on each distribution date pursuant to priority fourth above of clause (D) under "--Distributions on the Certificates." In accordance with such priority fourth, the Group 4 Available Funds remaining after the distribution of Accrued Certificate Interest on the Class 4-A-1, Class 4-A-2 and Class 4-A-3 certificates, and the notional amounts of the Class 4-X-1 and Class 4-X-2 certificates, with respect to such distribution date, and after the distribution of any related Accrued Certificate Interest on such certificates remaining undistributed from previous distribution dates, will be allocated to the Class 4-A-1, Class 4-A-2 and Class 4-A-3 certificates, and the principal components of the Class 4-X-1 and Class 4-X-2 certificates, on a pro rata basis in an aggregate amount not to exceed the Group 4 Senior Optimal Principal Amount for such distribution date, until the respective current principal amount of each such class of certificates (or, with respect to the Class 4-X-1 and Class 4-X-2 certificates, until the respective current principal amount of the principal components of such classes of certificates) is reduced to zero.

      Distributions in reduction of the aggregate Current Principal Amount of the Class 5-A-1 and Class 5-A-2 certificates, and the principal components of the Class 5-X-1 and Class 5-X-2 certificates, will be made on each distribution date pursuant to priority third above of clause (E) under "--Distributions on the Certificates." In accordance with such priority third, the Group 5 Available Funds remaining after the distribution of Accrued Certificate Interest on the Class 5-A-1 and Class 5-A-2 certificates, and the notional amounts of the Class 5-X-1 and Class 5-X-2 certificates, with respect to such distribution date, and after the distribution of any related Accrued Certificate Interest on such certificates remaining undistributed from previous distribution dates, will be allocated to the Class 5-A-1 and Class 5-A-2 certificates, and the principal components of the Class 5-X-1 and Class 5-X-2 certificates, on a pro rata basis in an aggregate amount not to exceed the Group 5 Senior Optimal Principal Amount for such distribution date, until the respective current principal amount of each such class of certificates (or, with respect to the Class 5-X-1 and Class 5-X-2 certificates, until the respective current principal amount of the principal components of such classes of certificates) is reduced to zero.

      Distributions in reduction of the aggregate Current Principal Amount of the Class 6-A-1 and Class 6-A-2 certificates, and the principal components of the Class 6-X-1 and Class 6-X-2 certificates, will be made on each distribution date pursuant to priority fourth above of clause (F) under "--Distributions on the Certificates." In accordance with such priority fourth, the Group 6 Available Funds remaining after the distribution of Accrued Certificate Interest on the Class 6-A-1 and Class 6-A-2
certificates, and the notional amounts of the Class 6-X-1 and Class 6-X-2 certificates, with respect to such distribution date, and after the distribution of any related Accrued Certificate Interest on such certificates remaining undistributed from previous distribution dates, will be allocated to the Class 6-A-1 and Class 6-A-2 certificates, and the principal components of the Class 6-X-1 and Class 6-X-2 certificates, on a pro rata basis in an aggregate amount not to exceed the Group 6 Senior Optimal Principal Amount for such distribution date, until the respective current principal amount of each such class of certificates (or, with respect to the Class 6-X-1 and Class 6-X-2 certificates, until the respective current principal amount of the principal components of such classes of certificates) is reduced to zero.

      In addition, if on any distribution date the aggregate Current Principal Amount of the group 2, group 3, group 4, group 5 or group 6 senior certificates would be greater than the aggregate Scheduled Principal Balance of the crossed mortgage loans in the related crossed loan group and any crossed subordinate certificates are still outstanding, in each case after giving effect to distributions to be made on such distribution date, then (i) 100% of amounts otherwise allocable to the crossed subordinate certificates in respect of principal collections on the crossed mortgage loans will be distributed to the group 2, group 3, group 4, group 5 or group 6 senior certificates on a pro rata basis in reduction of the respective Current Principal Amount thereof, until the aggregate Current Principal Amount of such classes of group 2, group 3, group 4, group 5 or group 6 senior certificates is an amount equal to the aggregate Scheduled Principal Balance of the crossed mortgage loans in the related crossed loan group, and (ii) the Accrued Certificate Interest otherwise allocable to the crossed subordinate certificates on such distribution date will be reduced, if necessary, and distributed on a pro rata basis to such classes of group 2, group 3, group 4, group 5 or group 6 senior certificates in an amount equal to the Accrued Certificate Interest for such distribution date on the excess of (x) the aggregate Current Principal Amount of such classes of group 2, group 3, group 4, group 5 or group 6 senior certificates over (y) the aggregate Scheduled Principal Balance of the crossed mortgage loans in the related crossed loan group. Any such reduction in the Accrued Certificate Interest on the crossed subordinate certificates will be allocated in reverse order of the payment priority of the crossed subordinate certificates, commencing with the Class B-8 certificates.

      The definition of Senior Optimal Principal Amount allocates the entire amount of prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in the related loan group -- other than any payments of principal with respect to the mortgage loans in the related loan group that are received during a due period or prepayment period and applied to offset, in part or in whole, the aggregate amount of negative amortization on the mortgage loans in the related loan group -- based on the related Senior Prepayment Percentage, rather than the related Senior Percentage, which is the allocation concept used for scheduled payments of principal collections on the related mortgage loans. While the related Senior Percentage allocates scheduled payments of principal collections with respect to the mortgage loans among the senior certificates (other than the residual certificates) of the related loan group and the percentage interest of such loan group evidenced by the related subordinate certificates on a pro rata basis, the related Senior Prepayment Percentage allocates 100% of the unscheduled principal collections with respect to the related mortgage loans -- other than any payments of principal with respect to the mortgage loans in the related loan group that are received during a due period or prepayment period and applied to offset, in part or in whole, the aggregate amount of negative amortization on the mortgage loans in the related loan group -- to the senior certificates (other than the residual certificates) of the related certificate group for the first 10 years after the closing date (subject to certain subordination levels being attained and certain loss and delinquency tests, as set forth in the definition of "Group 1 Senior Prepayment Percentage" and "Joint Senior Prepayment Percentage" (as the case may be) in the Glossary hereto, being met) with a reduced but still disproportionate percentage of such unscheduled principal collections with respect to the related mortgage loans being allocated to the senior certificates (other than the residual certificates) of the related certificate group over an additional four year period. This disproportionate allocation of such unscheduled principal collections with respect to the related mortgage loans will have the effect of accelerating the amortization of the related senior certificates (other than the residual certificates) while, in the absence of Realized Losses on the related mortgage loans, increasing the respective percentage interest in the principal balance of the mortgage loans in each loan group evidenced by the related subordinate certificates. Increasing the respective percentage interest in the mortgage loans in a loan group of the related subordinate certificates relative to that of the related senior certificates (other than the residual certificates) is intended to preserve the availability of the subordination provided by the related subordinate certificates.

      On any distribution date after the senior certificates (other than the residual certificates) relating to a loan group have been reduced to zero, 100% of the unscheduled principal collections on the mortgage loans in such loan group -- other than any payments of principal with respect to the negative amortization mortgage loans in the related loan group that are received during a due period or prepayment period and applied to offset, in part or in whole, the aggregate amount of negative amortization on the mortgage loans in the related loan group -- will be allocated to the related subordinate certificates if the Group 1 Subordinate Percentage or the weighted average of the Crossed Subordinate Percentages (as the case may be) on such distribution date equals or exceeds two times the initial Group 1 Subordinate Percentage or the initial weighted average of the Crossed Subordinate Percentages and certain delinquency tests (as set forth in the definition of "Group 1 Senior Prepayment Percentage" and "Joint Senior Prepayment Percentage" (as the case may be) in the Glossary hereto) have been satisfied. If these conditions have not been met, then on any distribution date after the joint Class A certificates relating to a crossed loan group have been reduced to zero, no such unscheduled principal collections on the related crossed mortgage loans will be allocated to the related crossed subordinate certificates on such distribution date and all such unscheduled principal collections on the crossed mortgage loans in such crossed loan group will be allocated to the other joint Class A certificates.

      The  initial  Group  1  Senior   Percentage   for  the  group  1  senior
certificates will be approximately 92.75%.

      The initial Joint Senior Percentage for the group 2, group 3, group 4, group 5 and group 6 senior certificates will be 89.75%.

      For purposes of all principal distributions described above and for calculating the related Senior Optimal Principal Amount, the Group 1 Senior Percentage, the Joint Senior Percentages, the Group 1 Senior Prepayment Percentage and the Joint Senior Prepayment Percentages, the applicable Current Principal Amount for any distribution date shall be determined before the allocation of losses on the group 1 mortgage loans and the crossed mortgage loans (as the case may be) to be made on such distribution date as described under "--Allocation of Losses; Subordination" below.

PRINCIPAL DISTRIBUTIONS ON THE SUBORDINATE CERTIFICATES

      Distributions in reduction of the aggregate Current Principal Amount of the group 1 subordinate certificates will be made pursuant to priorities (d) and
(e) of clause (G) above under "--Distributions on the Certificates." In accordance with such priorities, the Group 1 Available Funds remaining after distributions of principal (as applicable) and interest on the group 1 senior certificates on such distribution date, and after the distribution of related Accrued Certificate Interest on the group 1 senior certificates remaining undistributed from previous distribution dates, and after distributions of Accrued Certificate Interest on the group 1 subordinate certificates for such distribution date and any Accrued Certificate Interest on the group 1 subordinate certificates remaining undistributed from previous distribution dates, and (if and as applicable) after the deposit of funds (if any) made on such distribution date to the Class 1-A-2 Carryover Shortfall Reserve Fund, will be allocated first to the principal component of the Class 1-M-X certificates, in reduction of the Current Principal Amount of the principal component of the Class 1-

M-X certificates, in an amount not to exceed the Group 1 Subordinate Optimal Principal Amount for such distribution date, until the Current Principal Amount of the principal component of the Class 1-M-X certificates has been reduced to zero, and thereafter will be allocated to the group 1 subordinate certificates (other than the Class 1-M-X certificates) in an amount generally equal to each such class of group 1 subordinate certificates' Allocable Share for such distribution date, provided that no distribution of principal will be made on any such class or classes of group 1 subordinate certificates until all classes of certificates (and the notional amount and principal component, as applicable, of each class of related Class X certificates) ranking prior thereto have received distributions of interest and principal, as applicable, owing and unpaid or due to such classes of certificates on such distribution date and such class or classes of group 1 subordinate certificates has or have received distributions of interest owing and unpaid or due to such class or classes of group 1 subordinate certificates on such distribution date.

      Distributions in reduction of the aggregate Current Principal Amount of the crossed subordinate certificates will be made pursuant to priorities (d) and
(e) of clause (H) above under "--Distributions on the Certificates." In accordance with such priorities, the Group 2, Group 3, Group 4, Group 5 and Group 6 Available Funds remaining after distributions of principal (as applicable) and interest on the related classes of joint Class A certificates on such distribution date, and after the distribution of related Accrued Certificate Interest on the senior certificates (other than the group 1 senior certificates) remaining undistributed from previous distribution dates, and after distributions of Accrued Certificate Interest on the crossed subordinate certificates for such distribution date and any Accrued Certificate Interest on the crossed subordinate certificates remaining undistributed from previous distribution dates, and (if and as applicable) after the deposit of funds (if any) made on such distribution date to the Class 2-A Carryover Shortfall Reserve Fund, the Class 3-A Carryover Shortfall Reserve Fund, the Class 4-A Carryover Shortfall Reserve Fund and the Class 6-A Carryover Shortfall Reserve Fund, will be allocated first to the principal component of the Class M-X certificates, in reduction of the Current Principal Amount of the principal component of the Class M-X certificates, in an amount not to exceed the Crossed Subordinate Optimal Principal Amount for such distribution date, until the Current Principal Amount of the principal component of the Class M-X certificates has been reduced to zero, and thereafter to the crossed subordinate certificates (other than the Class M-X certificates) in an amount generally equal to each such class of crossed subordinate certificates' Allocable Share for such distribution date, provided that no distribution of principal will be made on any such class or classes of crossed subordinate certificates until all classes of certificates (and the notional amount and principal component, as applicable, of each class of related Class X certificates) ranking prior thereto have received distributions of interest and principal, as applicable, owing and unpaid or due to such classes of certificates on such distribution date and such class or classes of crossed subordinate certificates has or have received distributions of interest owing and unpaid or due to such class or classes of crossed subordinate certificates on such distribution date.

      In addition, if on any distribution date the aggregate Current Principal Amount of the group 2, group 3, group 4, group 5 or group 6 senior certificates would be greater than the aggregate Scheduled Principal Balance of the crossed mortgage loans in the related crossed loan group and any crossed subordinate certificates are still outstanding, in each case after giving effect to distributions to be made on such distribution date, then (i) 100% of amounts otherwise allocable to the crossed subordinate certificates in respect of principal collections on the crossed mortgage loans will be distributed to the group 2, group 3, group 4, group 5 or group 6 senior certificates on a pro rata basis in reduction of the respective Current Principal Amount thereof, until the aggregate Current Principal Amount of such classes of group 2, group 3, group 4, group 5 or group 6 senior certificates is an amount equal to the aggregate Scheduled Principal Balance of the crossed mortgage loans in the related crossed loan group, and (ii) the Accrued Certificate Interest otherwise allocable to the crossed subordinate certificates on such distribution date will be reduced, if necessary, and distributed on a pro rata basis to such classes of group 2, group 3, group 4, group 5 or group 6 senior certificates in an amount equal to the Accrued Certificate Interest for such distribution date on the excess of (x) the aggregate Current Principal Amount of such classes of group 2, group 3, group 4, group 5 or group 6 senior certificates over (y) the aggregate Scheduled Principal Balance of the crossed mortgage loans in the related crossed loan group. Any such reduction in the Accrued Certificate Interest on the crossed subordinate certificates will be allocated in reverse order of the payment priority of the crossed subordinate certificates, commencing with the Class B-8 certificates. See "--Distributions on the Certificates" in this prospectus supplement.

      All unscheduled principal collections on the mortgage loans in a loan group -- other than any payments of principal with respect to the mortgage loans in a loan group that are received during a due period or prepayment period and applied to offset, in part or in whole, the aggregate amount of negative amortization on the mortgage loans in the related loan group -- not otherwise distributable to the related senior certificates (other than the residual certificates) will be allocated on a pro rata basis among the class or classes of the related subordinate certificates with the highest payment priority then outstanding and each other class or classes of related subordinate certificates for which certain loss levels established for such class of certificates in the Agreement have not been exceeded. The related loss level on any distribution date would be satisfied as to any class of offered subordinate certificates only if the sum of the current percentage interests in the mortgage loans evidenced by such class or classes of certificates and each class of certificates, if any, subordinate thereto was at least equal to the sum of the initial percentage interests in the mortgage loans evidenced by such class or classes of certificates and each class of certificates, if any, subordinate thereto.

      The initial Group 1 Subordinate Percentage for loan group 1 will be approximately 7.25%. The initial Crossed Subordinate Percentages for loan group 2, loan group 3, loan group 4, loan group 5 and loan group 6 will be 10.25%.

      For purposes of all principal distributions described above and for calculating the Group 1 Subordinate Optimal Principal Amount and the related Crossed Subordinate Optimal Principal Amounts, the Group 1 Subordinate Percentage and the related Crossed Subordinate Percentages and the Group 1 Subordinate Prepayment Percentage and the related Crossed Subordinate Prepayment Percentages, the applicable Current Principal Amount for any distribution date shall be determined before the allocation of losses on the group 1 mortgage loans and the crossed mortgage loans (as the case may be) to be made on such distribution date as described under "--Allocation of Losses; Subordination" in this prospectus supplement.

MONTHLY ADVANCES

      If the scheduled payment of principal and interest on a mortgage loan, with respect to each mortgage loan serviced by a servicer other than EMC Mortgage, and the scheduled payment of interest on a mortgage loan, with respect to each mortgage loan serviced by EMC Mortgage, which was due on a related Due Date is delinquent other than as a result of application of the Relief Act or similar state law, the applicable Servicer will remit to the Master Servicer on the date specified in the applicable Servicing Agreement an amount equal to such delinquency, net of the Servicing Fee Rate (hereafter referred to as a "Monthly Advance") except to the extent such Servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or from future payments on the mortgage loan for which such advance was made. Subject to the foregoing, such advances will be made by the Servicers or related subservicers through final disposition or liquidation of the related mortgaged property, or until such time as specified in the related Servicing Agreement. Failure by the applicable Servicer to remit any required advance, which failure goes unremedied for the number of days specified in the related Servicing Agreement (or applicable subservicing agreement), will constitute an event of default under such Servicing Agreement (or applicable subservicing agreement). Such event of default shall then obligate the Master Servicer to advance such amounts to the Paying Agent for deposit into the Distribution Account to the extent provided in the Agreement. Any failure of the Master Servicer to make such advances (other than an advance which the Master Servicer determines to be nonrecoverable) would constitute an Event of Default as discussed under "The Agreements--Events of Default and Rights Upon Event of Default" in the prospectus. The Trustee, as successor master servicer, will, under the circumstances set forth in the Agreement, be required to make an advance in the amount and to the extent that the Master Servicer was required to make but failed to do so.

      All Monthly Advances will be reimbursable to the party making such Monthly Advance from late collections, Insurance Proceeds and Liquidation Proceeds from the mortgage loan as to which the unreimbursed Monthly Advance was made. In addition, any Monthly Advances previously made in respect of any mortgage loan that are deemed by the applicable Servicer, subservicer or Master Servicer to be nonrecoverable from related late collections, Insurance Proceeds or Liquidation Proceeds may be reimbursed to such party out of any funds in the related Protected Account or the Distribution Account prior to the distributions on the certificates.

ALLOCATION OF LOSSES; SUBORDINATION

      The principal portion of realized losses on the group 1 mortgage loans will not be allocated to any group 1 senior certificates until the Group 1 Cross-over Date. Prior to the Group 1 Cross-over Date any such realized losses will be allocated on any distribution date as follows: first, to the Class 1-B-7 certificates; second, to the Class 1-B-6 certificates; third, to the Class 1-B-5 certificates; fourth, to the Class 1-B-4 certificates; fifth, to the Class 1-B-3 certificates; sixth, to the Class 1-B-2 certificates; and seventh, to the Class 1-B-1 certificates, in each case until the Current Principal Amount of such class or classes of certificates has been reduced to zero. Thereafter, the principal portion of realized losses on the mortgage loans in loan group 1 will be allocated, first, concurrently (A) to the principal component of the Class 1-X-1 certificates, until the current principal amount thereof has been reduced to zero, and (B) to the Class 1-A-2 certificates, until the current principal amount thereof has been reduced to zero, and, second, to the Class 1-A-1 certificates, until the current principal amount thereof has been reduced to zero.

      The principal portion of realized losses on the crossed mortgage loans will not be allocated to any joint Class A certificates until the Joint Cross-over Date. Prior to the Joint Cross-over Date any such realized losses will be allocated on any distribution date as follows: first, to the Class B-8 certificates; second, to the Class B-7 certificates; third, to the Class B-6 certificates; fourth, to the Class B-5 certificates; fifth, to the Class B-4 certificates; sixth, to the Class B-3 certificates; seventh, to the Class B-2 certificates; and eighth, to the Class B-1 certificates, in each case until the Current Principal Amount of such class or classes of certificates has been reduced to zero. Thereafter:

      (i) the principal portion of realized losses on the mortgage loans in loan group 2 will be allocated, first, concurrently (A) to the principal component of the Class 2-X-2 certificates, until the current principal amount thereof has been reduced to zero, and (B) to the Class 2-A-3 certificates, until the current principal amount thereof has been reduced to zero, second, concurrently (A) to the principal component of the Class 2-X-2 certificates, until the current principal amount thereof has been reduced to zero, and (B) to the Class 2-A-2 certificates, until the current principal amount thereof has been reduced to zero, and third, concurrently (A) to the principal component of the Class 2-X-1 certificates, until the current principal amount thereof has been reduced to zero, and (B) to the Class 2-A-1 certificates, until the current principal amount thereof has been reduced to zero;

      (ii) the principal portion of realized losses on the mortgage loans in loan group 3 will be allocated, first, concurrently (A) to the principal component of the Class 3-X-2 certificates, until the current principal amount thereof has been reduced to zero, and (B) to the Class 3-A-3 certificates, until the current principal amount thereof has been reduced to zero, second, concurrently (A) to the principal component of the Class 3-X-2 certificates, until the current principal amount thereof has been reduced to zero, and (B) to the Class 3-A-2 certificates, until the current principal amount thereof has been reduced to zero, and third, concurrently (A) to the principal component of the Class 3-X-1 certificates, until the current principal amount thereof has been reduced to zero, and (B) to the Class 3-A-1 certificates, until the current principal amount thereof has been reduced to zero;

      (iii) the principal portion of realized losses on the mortgage loans in loan group 4 will be allocated, first, concurrently (A) to the principal component of the Class 4-X-2 certificates, until the current principal amount thereof has been reduced to zero, and (B) to the Class 4-A-3 certificates, until the current principal amount thereof has been reduced to zero, second, concurrently (A) to the principal component of the Class 4-X-2 certificates, until the current principal amount thereof has been reduced to zero, and (B) to the Class 4-A-2 certificates, until the current principal amount thereof has been reduced to zero, and third, concurrently (A) to the principal component of the Class 4-X-1 certificates, until the current principal amount thereof has been reduced to zero, and (B) to the Class 4-A-1 certificates, until the current principal amount thereof has been reduced to zero;

      (iv) the principal portion of realized losses on the mortgage loans in loan group 5 will be allocated, first, concurrently (A) to the principal component of the Class 5-X-2 certificates, until the current principal amount thereof has been reduced to zero, and (B) to the Class 5-A-2 certificates, until the current principal amount thereof has been reduced to zero, and second, concurrently (A) to the principal component of the Class 5-X-1 certificates, until the current principal amount thereof has been reduced to zero, and (B) to the Class 5-A-1 certificates, until the current principal amount thereof has been reduced to zero; and

      (v) the principal portion of realized losses on the mortgage loans in loan group 6 will be allocated, first, concurrently (A) to the principal component of the Class 6-X-2 certificates, until the current principal amount thereof has been reduced to zero, and (B) to the Class 6-A-2 certificates, until the current principal amount thereof has been reduced to zero, and second, concurrently (A) to the principal component of the Class 6-X-1 certificates, until the current principal amount thereof has been reduced to zero, and (B) to the Class 6-A-1 certificates, until the current principal amount thereof has been reduced to zero.

      Once the senior certificates (other than the group 1 senior certificates) of a certificate group have been reduced to zero, the principal portion of realized losses on the crossed mortgage loans in the related crossed loan group (if any) will be allocated on a pro rata basis to the remaining joint Class A certificates. Within each certificate group, the principal portion of realized losses on the related mortgage loans will be allocated to each certificate (other than, as applicable, the residual certificates) pro rata based upon the respective Current Principal Amount of such certificate.

      No reduction of the Current Principal Amount of (i) any class of senior certificates shall be made on any distribution date on account of realized losses on the mortgage loans in the related loan group to the extent that such reduction would have the effect of reducing the aggregate Current Principal Amount of all certificates in the related certificate group as of such distribution date, after giving effect to all distributions and prior allocations of realized losses on the mortgage loans in the related loan group on such date, to an amount less than the aggregate Scheduled Principal Balance of all of the mortgage loans in the related loan group as of the first day of the month during which such distribution date occurs, and (ii) any class of group 1 subordinate certificates or crossed subordinate certificates (as the case may be) shall be made on any distribution date on account of realized losses on the group 1 mortgage loans or crossed mortgage loans (as the case may be) to the extent that such reduction would have the effect of reducing the aggregate Current Principal Amount of all group 1 subordinate certificates or crossed subordinate certificates (as the case may be) as of such distribution date, after giving effect to all distributions and prior allocations of realized losses on the group 1 mortgage loans or crossed mortgage loans (as the case may be) on such date, to an amount less than the aggregate Scheduled Principal Balance of all of the group 1 mortgage loans or crossed mortgage loans (as the case may be) as of the first day of the month during which such distribution date occurs. The limitation described in clauses (i) and (ii) of the prior sentence is referred to herein as the Loss Allocation Limitation.

      With respect to any defaulted mortgage loan that is finally liquidated through foreclosure sale, disposition of the related mortgaged property if acquired on behalf of the certificateholders by deed-in-lieu of foreclosure or otherwise, the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which such mortgage loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the applicable Servicer or Master Servicer for Monthly Advances, Servicing Fees, servicing advances and certain other amounts specified in the related Servicing Agreement) towards interest and principal owing on the mortgage loan. The amount of such loss realized on a mortgage loan, together with the amount of any Bankruptcy Loss (if any) in respect of such mortgage loan, is referred to in this prospectus supplement as a Realized Loss.

      There are two types of Bankruptcy Losses that can occur with respect to a mortgage loan. The first type of Bankruptcy Loss, referred to in this prospectus supplement as a Deficient Valuation, results if a court, in connection with a personal bankruptcy of a mortgagor, establishes the value of a mortgaged property at an amount that is less than the unpaid principal balance of the mortgage loan secured by such mortgaged property. In such a case, the holder of such mortgage loan would become an unsecured creditor to the extent of the difference between the unpaid principal balance of such mortgage loan and such reduced unsecured debt. The second type of Bankruptcy Loss, referred to in this prospectus supplement as a Debt Service Reduction, results from a court reducing the amount of the monthly payment on the related mortgage loan, in connection with the personal bankruptcy of a mortgagor.

      The principal portion of Debt Service Reductions will not be allocated in reduction of the Current Principal Amount of any class of certificates. However, after the Group 1 Cross-over Date, the amounts distributable to the group 1 senior certificates under clause (1) of the definition of Senior Optimal Principal Amount for the group 1 senior certificates and distributable to the group 1 subordinate certificates under clause (1) of the definition of Group 1 Subordinate Optimal Principal Amount will be reduced by the amount of any Debt Service Reductions applicable to the group 1 mortgage loans. Similarly, after the Joint Cross-over Date, the amounts distributable to the senior certificates (other than the group 1 senior certificates) under clause (1) of the definition of Senior Optimal Principal Amount for the related senior certificates of each related certificate group and distributable to the crossed subordinate certificates under clause (1) of the definition of Crossed Subordinate Optimal Principal Amount will be reduced by the amount of any Debt Service Reductions applicable to the crossed mortgage loans of the related loan group. Regardless of when they occur, Debt Service Reductions may reduce the amount of Available Funds for a loan group that would otherwise be available for distribution on a distribution date. As a result of the subordination of the group 1 subordinate certificates in right of distribution to the group 1 senior certificates, any Debt Service Reductions relating to the group 1 mortgage loans prior to the Group 1 Cross-over Date will be borne by the group 1 subordinate certificates (to the extent then outstanding) in inverse order of priority. As a result of the subordination of the crossed subordinate certificates in right of distribution to the joint Class A certificates, any Debt Service Reductions relating to the crossed mortgage loans prior to the Joint Cross-over Date will be borne by the crossed subordinate certificates (to the extent then outstanding) in inverse order of priority.

      In order to maximize the likelihood of distribution in full of interest and principal (as applicable) to the group 1 senior certificates, on each distribution date holders of group 1 senior certificates have a right to distributions of the Group 1 Available Funds on such distribution date prior to any distributions of principal and interest being made to the holders of the group 1 subordinate certificates on such distribution date.

      In order to maximize the likelihood of distribution in full of interest and principal (as applicable) to the joint Class A certificates, on each distribution date holders of the group 2, group 3, group 4, group 5 and group 6 senior certificates have a right to distributions of the Group 2, Group 3, Group 4, Group 5 and Group 6 Available Funds, respectively, on such distribution date prior to any distributions of principal and interest being made to the holders of the crossed subordinate certificates on such distribution date.

      Any allocation of a Realized Loss to a certificate will be made by reducing the Current Principal Amount thereof by the amount so allocated as of the distribution date in the month following the calendar month in which such Realized Loss was incurred.

      An allocation of a Realized Loss on a pro rata basis among two or more classes of certificates means an allocation to each such class of certificates on the basis of its then outstanding Current Principal Amount prior to giving effect to distributions to be made on such distribution date.

      The interest portion of Realized Losses on the mortgage loans will be allocated among the outstanding classes of related certificates offered hereby to the extent described under "Distributions on the Certificates--Interest Distributions" above.

      In the event that the related Servicer recovers any amount in respect of a liquidated mortgage loan with respect to which a Realized Loss has been incurred after liquidation and disposition of such mortgage loan, any such amount, which is referred to in this prospectus supplement as a Subsequent Recovery, will be distributed as part of Available Funds in accordance with the priorities described under "Description of the Certificates--Distributions on the Certificates" in this prospectus supplement. Additionally, the Current Principal Amount of each class or classes of subordinate certificates that has or have been reduced by the allocation of a Realized Loss on a mortgage loan to such certificate or certificates will be increased, in order of seniority, by the amount of such Subsequent Recovery, but not in excess of the amount of any Realized Losses on a related mortgage loan previously allocated to such class or classes of certificates and not previously offset by Subsequent Recoveries. Holders of such certificates will not be entitled to any payment in respect of Accrued Certificate Interest on the amount of such increases for an interest accrual period preceding the distribution date on which such increase occurs.

SUBORDINATION

      Priority of Senior Certificates.  As of the closing date:

      (i) the aggregate current principal amount of the Class 1-B certificates will equal approximately 7.25% of the aggregate current principal amount of all classes of group 1 certificates;

      (ii) the aggregate current principal amount of the Class 1-B-5, Class 1-B-6 and Class 1-B-7 certificates will equal approximately 2.00% of the aggregate current principal amount of all classes of group 1 certificates;

      (iii) the aggregate current principal amount of the Class B certificates will equal approximately 10.25% of the aggregate current principal amount of all classes of certificates (other than the group 1 certificates); and

      (iv) the aggregate current principal amount of the Class B-6, Class B-7 and Class B-8 certificates will equal approximately 3.00% of the aggregate current principal amount of all classes of certificates (other than the group 1 certificates).

      The rights of the holders of the group 1 subordinate certificates to receive distributions with respect to the group 1 mortgage loans will be subordinated to the rights of the holders of the group 1 senior certificates, and to each class of group 1 subordinate certificates having a higher payment priority than such class of certificates, to receive distributions on the group 1 mortgage loans. The subordination of the group 1 subordinate certificates to the group 1 senior certificates, and the further subordination among the group 1 subordinate certificates, are each intended to increase the likelihood of timely receipt by the holders of the group 1 certificates with higher relative payment priority of the maximum amount to which they are entitled on any distribution date and to provide such holders with protection against losses resulting from defaults on the group 1 mortgage loans to the extent described above.

      The rights of the holders of the crossed subordinate certificates to receive distributions with respect to the crossed mortgage loans will be subordinated to the rights of the holders of the joint Class A certificates, and to each class of crossed subordinate certificates having a higher payment priority than such class of certificates, to receive distributions on the related crossed mortgage loans. The subordination of the crossed subordinate certificates to the joint Class A certificates, and the further subordination among the crossed subordinate certificates, are each intended to increase the likelihood of timely receipt by the holders of the certificates (other than the group 1 certificates) with higher relative payment priority of the maximum amount to which they are entitled on any distribution date and to provide such holders with protection against losses resulting from defaults on the crossed mortgage loans in the related crossed loan group to the extent described above.

      However, in certain circumstances, the amount of available subordination may be exhausted and shortfalls in distributions on the offered certificates (other than the residual certificates) could result. Holders of group 1 senior certificates will bear the realized losses on the group 1 mortgage loans, and holders of the joint Class A certificates will bear the realized losses on the related crossed mortgage loans, in excess of the total subordination amount to the extent described under "Distributions on the Certificates--Allocation of Losses; Subordination" above.

      As a result of the subordination of any class of group 1 subordinate certificates, such classes of certificates will be more sensitive than more senior classes of group 1 certificates to the rate of delinquencies and defaults on the group 1 mortgage loans, and under certain circumstances investors in such certificates may not recover their initial investment.

      As a result of the subordination of any class of crossed subordinate certificates, such classes of certificates will be more sensitive than more senior classes of certificates (other than the group 1 certificates) to the rate of delinquencies and defaults on the crossed mortgage loans, and under certain circumstances investors in such certificates may not recover their initial investment.

THE YIELD MAINTENANCE AGREEMENTS

      On the closing date, the trustee on behalf of the trust fund will enter into the yield maintenance agreements with the yield maintenance provider and will cause the paying agent to establish the yield maintenance accounts, which will be assets of the trust but not of any REMIC. The paying agent will deposit into the yield maintenance accounts amounts received by it pursuant to the related yield maintenance agreement. The Class 1-A-2 yield maintenance agreement will be for the benefit of the Class 1-A-2 certificates. The group 2 yield maintenance agreement will be for the benefit of the Class 2-A-2 and Class 2-A-3 certificates. The group 3 yield maintenance agreement will be for the benefit of the

Class 3-A-2 and Class 3-A-3 certificates. The group 4 yield maintenance agreement will be for the benefit of the Class 4-A-2 and Class 4-A-3 certificates. The Class 6-A-2 yield maintenance agreement will be for the benefit of the Class 6-A-2 certificates. The Class 1-B yield maintenance agreement will be for the benefit of the Class 1-B certificates. The Class B yield maintenance agreement will be for the benefit of the Class B certificates. Each yield maintenance agreement has been structured to partially offset the adverse effects of the related net rate caps on the respective pass-through rate on the related class or classes of certificates.

      With respect to any distribution date through the distribution date in April 2014, each yield maintenance agreement will provide that if One-Month LIBOR is at least equal to the applicable Strike Price, then the yield maintenance provider will pay to the trust an amount (the "Yield Maintenance Payment") equal to the result of multiplying (A) the actual number of days in the applicable interest accrual period divided by 360 by (B) the product of (i) the per-annum rate equal to the excess of (x) the lesser of then-current One-Month LIBOR and 10.50% over (y) the applicable Strike Price and (ii) an amount equal to the lesser of the certificate principal balance of the applicable class or classes of certificates and the Projected Principal Balance for such class or classes of certificates for such distribution date.

      The applicable Strike Price under the yield maintenance agreements for the respective distribution dates occurring during the term of such agreements is as set forth on Schedule B to this prospectus supplement.

      The Projected Principal Balances for each applicable distribution date pursuant to the yield maintenance agreements is set forth on Schedule B to this prospectus supplement. These Projected Principal Balances have been calculated assuming (i) a prepayment rate on a pool of mortgage loans which approximates the related mortgage loans of approximately 25% CPR (which we describe under "Yield, Prepayment and Maturity Considerations--Prepayments and Yields on the Offered Certificates" in this prospectus supplement), (ii) that the depositor exercises its related clean-up call option on the applicable optional termination date and (iii) that no delinquencies or losses are incurred on the related mortgage loans. We can give you no assurance that the related mortgage loans will prepay at that rate or at any other rate, or that the aggregate certificate principal balance of the applicable class or classes of certificates will actually be as assumed, or that no delinquencies or losses will be incurred on the related mortgage loans.

      With respect to each distribution date on which a Yield Maintenance Payment is received under the Class 1-A-2 or the Class 6-A-2 yield maintenance agreements, the paying agent will pay to the Class 1-A-2 certificates or the Class 6-A-2 certificates (as applicable) the Accrued Certificate Interest that such class of certificates would have been entitled to receive on such distribution date had the applicable pass-through rate on such class of certificates been calculated at One-Month LIBOR on such distribution date plus the applicable margin for the related interest accrual period, to the extent that such Accrued Certificate Interest was not paid on such distribution date to such class of certificates.

      With respect to each distribution date on which a Yield Maintenance Payment is received under the group 2, group 3 or group 4 yield maintenance agreements, the paying agent will pay to the Class 2-A-2 and Class 2-A-3 certificates, the Class 3-A-2 and Class 3-A-3 certificates, or the Class 4-A-2 and Class 4-A-3 certificates (as applicable), in each case on a pro rata basis, the Accrued Certificate Interest that each such class of certificates would have been entitled to receive on such distribution date had the applicable pass-through rate on such classes of certificates been calculated at One-Month LIBOR on such distribution date plus the applicable margin for the related interest accrual period, to the extent that such Accrued Certificate Interest was not paid on such distribution date to such classes of certificates.

      With respect to each distribution date on which a Yield Maintenance Payment is received under the Class 1-B or Class B yield maintenance agreements, the paying agent will pay to the Class 1-B certificates or the Class B certificates (as applicable), sequentially in the order of their payment priority, the Accrued Certificate Interest that such classes of certificates would have been entitled to receive on such distribution date had the applicable pass-through rate on such classes of certificates been calculated at One-Month LIBOR on such distribution date plus the applicable margin for the related interest accrual period, to the extent that such Accrued Certificate Interest was not paid on such distribution date to such classes of certificates.

OPTIONAL PURCHASE OF DEFAULTED LOANS

      As to any mortgage loan which as of the first business day of a Fiscal Quarter is delinquent in payment by 90 days or more or is an REO Property, EMC Mortgage Corporation may, at its option, purchase such mortgage loan at a price equal to the Repurchase Price; provided, that such mortgage loan is still delinquent in payment by 90 days or more or is an REO Property as of the date of such purchase; and provided, further, that this limited purchase option, if not theretofore exercised, shall terminate on the date prior to the last day of such Fiscal Quarter. Such option, if not exercised, shall not thereafter be reinstated as to any such mortgage loan unless the delinquency is cured and such mortgage loan thereafter again becomes delinquent in payment by 90 days or more or becomes an REO Property. In that event, the option shall again become exercisable on the first date of the related Fiscal Quarter.

RESTRICTIONS ON TRANSFER OF THE RESIDUAL CERTIFICATES

      The residual certificates may not be purchased by or transferred to a Plan except upon the delivery of a certification of facts or an opinion of counsel, as provided in this prospectus supplement. See "ERISA Considerations" in this prospectus supplement. In addition, the residual certificates will be subject to additional restrictions described under "Federal Income Tax Consequences--Special Tax Considerations Applicable to Residual Certificates" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations" and "--Taxation of Owners of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" in the prospectus.

                          YIELD ON THE CERTIFICATES

GENERAL

      The yield to maturity on, and weighted average life of, each class of offered certificates (other than the residual certificates) will be primarily affected by the rate, amount and timing of principal payments on the related mortgage loans, including prepayments, the allocation of principal payments on the mortgage loans to the related class of offered certificates (other than the residual certificates) or among the related classes of offered certificates (other than the residual certificates), Realized Losses, net deferred interest on the related mortgage loans and interest shortfalls on the related mortgage loans, the Pass-Through Rates on such certificates, and the purchase price paid for such certificates. In addition, the effective yield to holders of the Class X certificates will be less than the yields otherwise produced by their respective Pass-Through Rates and purchase prices because interest will not be distributed to the certificateholders until the 25th day, or if such day is not a business day, the following business day, of the month following the month in which interest accrues on the related mortgage loans, without any additional distribution of interest or earnings thereon in respect of such delay.

      The mortgage rates on the mortgage loans will adjust monthly (except during an initial fixed-rate period for some of the mortgage loans of generally one to four months) and may vary significantly over time. When a mortgage loan begins its adjustable period, increases and decreases in the mortgage rate on that mortgage loan will be calculated for each monthly accrual period based on the related interest-rate index as of a specified date. This index may not rise and fall consistently with mortgage rates. As a result, the mortgage rates on the mortgage loans at any time may not equal the prevailing mortgage rates for similar adjustable-rate loans, and accordingly the prepayment rate on the mortgage loans may be lower or higher than would otherwise be anticipated. Moreover, each mortgage loan is subject to a maximum interest rate.

      Although interest rates on the mortgage loans will increase (subject to a maximum interest rate) or decrease as the related interest-rate index changes (following the initial fixed-rate period, if applicable), the monthly payments on the mortgage loans generally will adjust only once a year. As a result, an increase or decrease in the related interest-rate index will cause the amortization of the mortgage loans to decelerate or accelerate, thereby causing a corresponding change in the amortization of the related certificates. In the event that an increase in an interest-rate index causes the interest due on such mortgage loan for a given month to exceed the current minimum monthly payment for that mortgage loan for that month, the amount by which such increased interest amount exceeds such minimum monthly payment will be added to the outstanding principal balance of that mortgage loan as deferred interest. In addition, because the initial minimum monthly payment on such mortgage loan is set based on its initial fixed interest rate rather than on the sum of the related margin and the then-current related interest-rate index, it is likely that, during at least the first year of such mortgage loan, the minimum monthly payment on such mortgage loans will be less than the interest due on that mortgage loan. If a mortgagor only pays the minimum monthly payment due on a mortgage loan, then there will likely be negative amortization on such mortgage loan until (A) the fifth anniversary of the first due date with respect to such mortgage loan, (B) every fifth payment adjustment date thereafter, (C) the last payment adjustment date prior to the related mortgage loan's scheduled maturity date or (D) the unpaid principal balance on such mortgage loan exceeds 110% or 115%, as the case may be, of the original principal balance of such mortgage loan (due to deferred interest being added to the principal balance of such mortgage loan), when, in each such instance, the minimum monthly payment on such mortgage loan will be reset to a fully amortizing amount.

PREPAYMENT CONSIDERATIONS

      The rate of principal payments on each class of offered certificates (other than the residual certificates, but including the principal component of the Class X certificates to the extent that net deferred interest on the related mortgage loans has been allocated to the principal component of the related Class X certificates), the aggregate amount of distributions on each class of offered certificates (other than the residual certificates) and the yield to maturity of each class of offered certificates (other than the residual certificates) will be related to the rate, amount and timing of payments of principal on the related mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate, amount and timing of Principal Prepayments on the mortgage loans (including for this purpose payments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases, whether optional or required). The mortgage loans generally may be prepaid by the mortgagors at any time; however, as described under "The Mortgage Pool--Prepayment Charges on the Mortgage Loans" in this prospectus supplement, with respect to approximately 45.54%, 100.00%, 100.00% and 100.00% of the group 2, group 4, group 5 and group 6 mortgage loans, respectively, and with respect to approximately 39.11% of the mortgage loans in the aggregate, a prepayment made within the first six months to five years of the origination of such mortgage loan may subject the related mortgagor to a prepayment charge, which might act as a deterrent to the prepayment of the related mortgage loan. Prepayment charges may be restricted under some state laws as described under "Legal Aspects of Mortgage Loans--Enforceability of Certain Provisions" in the prospectus. All prepayment charges will be retained by the related servicer as additional servicing compensation and will not be part of the Available Funds relating to the related certificate group for such distribution date. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the related mortgage loans. All of the mortgage loans contain due-on-sale clauses.

      Because the interest rate on each mortgage loan adjusts monthly (after any initial fixed period) and the minimum monthly payment on each negative amortization mortgage loan adjusts annually, the portion of the monthly payment that will be applied to reduce the principal balance of a negative amortization mortgage loan may vary.

      The negative amortization feature of the mortgage loans may affect the yield on the related classes of certificates. As a result of the negative amortization of the mortgage loans, the outstanding principal balance of the mortgage loans will increase by the amount of net deferred interest on the related mortgage loans as described in this prospectus supplement under "Description of the Certificates--Interest Distributions." During periods in which the outstanding principal balance of a mortgage loan is increasing due to the addition of net deferred interest, the increasing principal balance of such mortgage loan may approach or exceed the value of the related mortgaged property, thus increasing both the likelihood of defaults on such mortgage loan and the risk of loss on any such mortgage loan that is required to be liquidated. Furthermore, each such mortgage loan provides for the payment of any remaining unamortized principal balance of such mortgage loan (due to the addition of deferred interest, if any, to the principal balance of such mortgage loan) in a single payment at the maturity of such mortgage loan. Because the related mortgagors may be so required to make a larger single payment upon maturity, it is possible that the default risk associated with the mortgage loans is greater than that associated with fully amortizing mortgage loans. The rate of net deferred interest on the mortgage loans will also affect the rate of principal distributions on the related certificates because scheduled and unscheduled principal collections on such mortgage loans will be applied to cover net deferred interest on the related mortgage loans.

      Principal Prepayments, liquidations and repurchases of the mortgage loans will result in distributions in respect of principal, to the holders of the class or classes of offered certificates then entitled to receive these principal distributions, that otherwise would be distributed over the remaining terms of the mortgage loans. See "Maturity and Prepayment Considerations" in the prospectus. Since the rate and timing of payments of principal on the mortgage loans will depend on future events and a variety of factors (as described more fully in this prospectus supplement, and in the prospectus under "Yield Considerations" and "Maturity and Prepayment Considerations"), no assurance can be given as to the rate of Principal Prepayments. The extent to which the yield to maturity of any class of offered certificates (other than the residual certificates) may vary from the anticipated yield on such class of offered certificates will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments on the offered certificates is sensitive to prepayments on the related mortgage loans. Further, an investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the related mortgage loans could result in an actual yield on such certificate to such investor that is lower than the anticipated yield on such offered certificate and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the related mortgage loans could result in an actual yield on such certificate to such investor that is lower than the anticipated yield on such offered certificate. In general, the earlier a prepayment of principal on a mortgage loan, the greater will be the effect on the yield to maturity of an investor in the related offered certificate (other than a residual certificate). As a result, the effect on such investor's yield in the related certificate of principal payments on the related mortgage loans occurring at a rate higher (or lower) than the rate anticipated by such investor during the period immediately following the issuance of the offered certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments on the related mortgage loans.

      It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans may significantly affect the actual yield to maturity on the related offered certificates (other than the residual certificates), even if the average rate of principal payments on the related mortgage loans experienced over time is consistent with an investor's expectation.

      Because principal distributions are paid to some classes of offered certificates before they are paid to other classes of certificates, holders of classes of offered certificates having a later priority of payment bear a greater risk of losses than holders of classes of certificates having earlier priorities for distribution of principal.

      The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors in the certificates will be able to reinvest the distributions thereon at yields equaling or exceeding the yields on the certificates. Yields on any such reinvestments may be lower, and may even be significantly lower, than yields on the certificates. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the rate of prepayment (and refinancing) on the mortgage loans would be expected to increase, resulting in a greater rate of return of principal to investors in the related certificates at a time when reinvestment at comparable yields may not be possible. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the mortgage loans, the rate of prepayment on the mortgage loans would be expected to decrease, resulting in a reduced rate of return of principal to investors in the related certificates at a time when reinvestment at such higher prevailing rates would be desirable. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the related mortgaged properties and servicing decisions. In addition, the existence of the applicable periodic rate cap, maximum mortgage rate and minimum mortgage rate may affect the likelihood of prepayments on the mortgage loans resulting from refinancings. In addition, with respect to approximately 45.54%, 100.00%, 100.00% and 100.00% of the group 2, group 4, group 5 and group 6 mortgage loans, respectively, and with respect to approximately 39.11% of the mortgage loans in the aggregate, a prepayment made within the first six months to five years of the origination of such mortgage loan may subject the related mortgagor to a prepayment charge, which might act as a deterrent to the prepayment of the related mortgage loan. Amounts received by virtue of liquidations of mortgage loans, repurchases of mortgage loans upon breach of representations or warranties and optional termination of the trust also affect the receipt of principal on the mortgage loans. In addition, the rates of prepayments on the mortgage loans will be affected by the rate and timing of the sale of related mortgaged properties to the extent that the mortgage loans contain due-on-sale clauses. There can be no certainty as to the rate of prepayments on the mortgage loans during any period or over the life of the related certificates. See "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

      Each class of the adjustable rate certificates has the benefit of the related yield maintenance agreement. To the extent that the pass-through rate on a class of adjustable rate certificates is limited by the applicable net rate cap, the amount by which the interest amount payable to such class of certificates at the applicable pass-through rate on such certificates - had the pass-through rate on such class of certificates been calculated at One-Month LIBOR plus the applicable margin without regard to the related net rate cap - exceeds the Accrued Certificate Interest payable to such class of adjustable rate certificates on an applicable distribution date will create a basis risk shortfall, to the extent such shortfall is not covered by a payment under the related yield maintenance agreement.

      Payments under the yield maintenance agreements are based on the lesser of the aggregate certificate principal balance of the applicable classes of certificates and an assumed certificate principal balance derived by assuming a prepayment rate on a pool of mortgage loans which approximates the related mortgage loans of approximately 25% CPR (which we describe below), and assuming that the depositor exercises its related clean-up call option on the applicable optional termination date and that no delinquencies or losses are incurred on the related mortgage loans. The yield maintenance agreements do not provide for payments unless One-Month LIBOR is at least equal to the applicable Strike Price, and do not cover application of the related net rate cap due to increases in One-Month LIBOR that cause the applicable per annum pass-through rate on a class of adjustable rate certificates to exceed 10.50%.

      As a result of the termination of the yield maintenance agreements on the distribution date in April 2014, and depending on the level of prepayments on the related mortgage loans and the priority of distributions on the related adjustable rate certificates, as described herein, the yield maintenance agreements may terminate prior to payment in full of the related adjustable rate certificates. There is no guarantee that the related mortgage loans will prepay at any assumed rate, that the certificate principal balance of a class of related adjustable rate certificates will be as assumed, or that One-Month LIBOR will equal or exceed the applicable Strike Price. As a result, we cannot assure you that payments under the yield maintenance agreements will cover shortfalls which may be experienced as a result of the applicable net rate cap on the related adjustable rate certificates.

ALLOCATION OF PRINCIPAL PREPAYMENTS

      As described under "Description of the Certificates--Principal Distributions on the Senior Certificates" in this prospectus supplement, during the first 10 years after the cut-off date, all principal prepayments on the group 1 mortgage loans -- other than any payments of principal with respect to the group 1 mortgage loans that are received during a due period or prepayment period and applied to offset, in part or in whole, the aggregate amount of negative amortization on the group 1 mortgage loans -- will be allocated to the group 1 senior certificates. Thereafter, as further described in this prospectus supplement, during some periods, subject to loss and delinquency criteria described in this prospectus supplement, the Group 1 Senior Prepayment Percentage may continue to be disproportionately large

(relative to the Group 1 Senior Percentage) and the percentage of Principal Prepayments on the group 1 mortgage loans payable to the group 1 subordinate certificates may continue to be disproportionately small. In addition to the foregoing, if on any distribution date, the loss level established for any class of group 1 offered subordinate certificates is exceeded and that class of group 1 offered subordinate certificates is then not the outstanding class of group 1 offered subordinate certificates with the highest payment priority, such class of group 1 offered subordinate certificates will not receive distributions relating to principal prepayments on the group 1 mortgage loans on that distribution date.

      In addition, as described under "Description of the Certificates--Principal Distributions on the Senior Certificates" in this prospectus supplement, during the first 10 years after the cut-off date, all principal prepayments on the crossed mortgage loans in a loan group -- other than any payments of principal with respect to the crossed mortgage loans in a loan group that are received during a due period or prepayment period and applied to offset, in part or in whole, the aggregate amount of negative amortization on the crossed mortgage loans in the related loan group -- will be allocated to the senior certificates (other than the group 1 senior certificates) of the related certificate group. Thereafter, as further described in this prospectus supplement, during some periods, subject to loss and delinquency criteria described in this prospectus supplement, the related Joint Senior Prepayment Percentage may continue to be disproportionately large (relative to the related Joint Senior Percentage) and the percentage of Principal Prepayments on the crossed mortgage loans payable to the crossed subordinate certificates may continue to be disproportionately small. In addition to the foregoing, if on any distribution date, the loss level established for any class of crossed offered subordinate certificates is exceeded and that class of crossed offered subordinate certificates is then not the outstanding class of offered crossed subordinate certificates with the highest payment priority, such class of crossed offered subordinate certificates will not receive distributions relating to principal prepayments on the crossed mortgage loans on that distribution date.

INTEREST SHORTFALLS AND REALIZED LOSSES

      When a Principal Prepayment in full is made on a mortgage loan, the related mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the Principal Prepayment, instead of for a full month. When a partial Principal Prepayment is made on a mortgage loan, the related mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act or similar state law to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the related Servicer to collect full amounts of interest on such mortgage loan. See "Legal Aspects of the Mortgage Loans--Servicemembers' Civil Relief Act" in the prospectus. Any interest shortfalls resulting from a Principal Prepayment in full or a partial Principal Prepayment on a mortgage loan are required to be paid by the applicable Servicer, but only to the extent that such amount does not exceed the aggregate of the Servicing Fees on the mortgage loans serviced by it for the related Due Period. Interest shortfalls required to be funded but not funded by the Servicers are required to be paid by the Master Servicer, but only to the extent that such amount does not exceed the aggregate master servicing compensation for the applicable distribution date. None of the Servicers or the Master Servicer is obligated to fund interest shortfalls resulting from the application of the Relief Act or similar state law. See "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement and "Legal Aspects of the Mortgage Loans--Servicemembers' Civil Relief Act" in the prospectus. Accordingly, the effect of (1) any Principal Prepayments on the mortgage loans, to the extent that any resulting interest shortfall due to such Principal Prepayments exceeds any Compensating Interest or (2) any shortfalls resulting from the application of the Relief Act or similar state law, will be to reduce the aggregate amount of interest collected that is available for distribution to holders of the related certificates. Any resulting shortfalls will be allocated among the related certificates (other than the residual certificates) as provided in this prospectus supplement under "Description of the Certificates--Interest Distributions."

      The yields to maturity and the aggregate amount of distributions on the offered certificates (other than the residual certificates) will be affected by the timing of mortgagor defaults resulting in Realized Losses on the related mortgage loans. The timing of Realized Losses on the mortgage loans and the allocation of Realized Losses on the mortgage loans to the related offered certificates could significantly affect the yield to an investor in such offered certificates. In addition, Realized Losses on the mortgage loans may affect the market value of the related offered certificates, even if these losses are not allocated to such offered certificates. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates generally are higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor's default on a mortgage loan, there can be no assurance that recourse beyond the specific mortgaged property pledged as security for repayment will be available.

      If the Current Principal Amounts of the Class 1-B-7, Class 1-B-6 and Class 1-B-5 certificates have been reduced to zero, the yield to maturity on the group 1 offered subordinate certificates then outstanding with the lowest payment priority will be extremely sensitive to realized losses on the group 1 mortgage loans and the timing of those losses, because the entire amount of realized losses on the group 1 mortgage loans that are covered by subordination will be allocated to that class of group 1 offered subordinate certificates. Furthermore, because principal distributions on the group 1 mortgage loans are paid to some classes of group 1 certificates before being paid to other classes of group 1 certificates, holders of classes of group 1 certificates having a later priority of payment bear a greater risk of losses than holders of classes of group 1 certificates having earlier priority for distribution of principal.

      If the Current Principal Amounts of the Class B-8, Class B-7 and Class B-6 certificates have been reduced to zero, the yield to maturity on the crossed offered subordinate certificates then outstanding with the lowest payment priority will be extremely sensitive to realized losses on the crossed mortgage loans and the timing of those losses, because the entire amount of realized losses on the crossed mortgage loans that are covered by subordination will be allocated to that class of crossed offered subordinate certificates. Furthermore, because principal distributions on the crossed mortgage loans are paid to some classes of certificates (other than the group 1 certificates) before being paid to other classes of certificates (other than the group 1 certificates), holders of classes of certificates (other than the group 1 certificates) having a later priority of payment bear a greater risk of losses than holders of classes of certificates (other than the group 1 certificates) having earlier priority for distribution of principal.

      In addition, the Class 1-A-2 certificates will be more sensitive to realized losses on the group 1 mortgage loans than the Class 1-A-1 certificates because, after the aggregate current principal amount of the group 1 subordinate certificates has been reduced to zero, the principal portion of realized losses on the group 1 mortgage loans that is allocated to the group 1 senior certificates will be allocated to the Class 1-A-2 certificates until the current principal amount of that class of certificates has been reduced to zero.

      In addition, the Class 2-A-2 and Class 2-A-3 certificates, the Class 3-A-2 and Class 3-A-3 certificates, the Class 4-A-2 and Class 4-A-3 certificates, the Class 5-A-2 certificates and the Class 6-A-2 certificates (as the case may be) will be more sensitive to realized losses on the group 2, group 3, group 4, group 5 and group 6 mortgage loans, respectively, than the Class 2-A-1, Class 3-A-1, Class 4-A-1, Class 5-A-1 and Class 6-A-1 certificates, respectively, because, after the aggregate current principal amount of the crossed subordinate certificates has been reduced to zero, the principal portion of realized losses on the group 2, group 3, group 4, group 5 and group 6 mortgage loans, respectively, that is allocated to the related senior certificate group will be allocated to the Class 2-A-3 and Class 2-A-3 certificates, the Class 3-A-3 and Class 3-A-2 certificates, the Class 4-A-3 and Class 4-A-2 certificates, the Class 5-A-2 certificates and the Class 6-A-2 certificates, respectively, until the current principal amount of that class of certificates has been reduced to zero.

      As described under "Description of the Certificates--Allocation of Losses; Subordination" in this prospectus supplement, amounts otherwise distributable to holders of the related subordinate certificates may be made available to protect the holders of the related senior certificates (other than the holders of the residual certificates) against interruptions in distributions due to mortgagor delinquencies, to the extent not covered by Monthly Advances, and amounts otherwise distributable to holders of the related subordinate certificates with a lower payment priority may be made available to protect the holders of related subordinate certificates with a higher payment priority against interruptions in distributions. Delinquencies on the related mortgage loans may affect the yield to investors on the related subordinate certificates, and, even if subsequently cured, will affect the timing of the receipt of distributions by the holders of the related subordinate certificates. In addition, a larger than expected rate of delinquencies or losses on the related mortgage loans will affect the rate of principal payments on each class of related subordinate certificates if it delays the scheduled reduction of the Group 1 Senior Prepayment Percentage or Joint Senior Prepayment Percentage (as the case may be), triggers an increase of the Group 1 Senior Prepayment Percentage or Joint Senior Prepayment Percentage (as the case may be) to 100% or triggers a lockout of one or more classes of related subordinate certificates from distributions of portions of the Group 1 Subordinate Optimal Principal Amount or the related Crossed Subordinate Optimal Principal Amount. See "Description of the Certificates--Principal Distributions on the Senior Certificates" and "--Principal Distributions on the Subordinate Certificates" in this prospectus supplement.

PASS-THROUGH RATES

      The yields to maturity on the offered certificates (other than the residual certificates) will be affected by their respective Pass-Through Rates. The respective Pass-Through Rates on the offered certificates (other than the residual certificates) will be sensitive to the adjustable mortgage rates on the related mortgage loans. As a result, these Pass-Through Rates will be sensitive to the indices on the related mortgage loans, any periodic caps, maximum and minimum rates, and the related gross margins.

ASSUMED FINAL DISTRIBUTION DATE

      The assumed final distribution date for distributions on the group 1 certificates is December 25, 2035. The assumed final distribution date for distributions on the certificates (other than the group 1 certificates) is March 25, 2046. The assumed final distribution date in each case is the distribution date in the month following the month of the latest scheduled maturity date of any of the related mortgage loans. Since the rate of payment (including prepayments) of principal on the mortgage loans can be expected to exceed the scheduled rate of payments of principal on the mortgage loans, and could exceed the scheduled rate of payments of principal on the mortgage loans by a substantial amount, the disposition of the last remaining related mortgage loan may be earlier, and could be substantially earlier, than the assumed final distribution date. In addition, the Depositor or its designee may, at its option, purchase from the trust (i) all of the group 1 mortgage loans, together with any properties in respect thereof acquired on behalf of the trust, and thereby effect the early retirement of the group 1 certificates, on or after the distribution date on which the aggregate scheduled principal balance of the group 1 mortgage loans, and properties acquired in respect thereof, remaining in the trust has been reduced to 10% or less of the scheduled principal balance of the group 1 mortgage loans as of the cut-off date, and (ii) all of the crossed mortgage loans, together with any properties in respect thereof acquired on behalf of the trust, and thereby effect the early retirement of the certificates (other than the group 1 certificates), on or after the distribution date on which the aggregate scheduled principal balance of the crossed mortgage loans, and properties acquired in respect thereof, remaining in the trust has been reduced to 10% or less the sum of (i) the scheduled principal balance of the crossed mortgage loans as of the cut-off date and (ii) the amount on deposit in the pre-funding accounts as of the closing date. See "The Pooling and Servicing Agreement--Termination" herein and "The Agreements--Termination; Retirement of Securities" in the prospectus.

WEIGHTED AVERAGE LIFE

      The weighted average life of a security refers to the average amount of time that will elapse from the date of its issuance until each dollar of principal of such security will be distributed to the investor. The weighted average life of a certificate is determined by (a) multiplying the amount of the reduction, if any, of the Current Principal Amount of such certificate from one distribution date to the next distribution date by the number of years from the date of issuance of such certificate to the second such distribution date, (b) adding the results and (c) dividing the sum by the aggregate amount of the net reductions in the Current Principal Amount of such certificate referred to in clause (a). The weighted average life of the offered certificates (other than the residual certificates) will be influenced by the rate at which principal on the related mortgage loans is paid, which may be in the form of scheduled payments or prepayments (including prepayments of principal by the related mortgagor as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the related mortgage loans), and the timing thereof. In general, the mortgage loans may be prepaid by the related mortgagors at any time; however, as described under "The Mortgage Pool" in this prospectus supplement, with respect to approximately 45.54%, 100.00%, 100.00% and 100.00% of the group 2, group 4, group 5 and group 6 mortgage loans, respectively, and with respect to approximately 39.11% of the mortgage loans in the aggregate, a prepayment made within the first six months to five years of the origination of such mortgage loan may subject the related mortgagor to a prepayment charge, which might act as a deterrent to the prepayment of the related mortgage loan. Prepayment charges may be restricted under some state laws as described under "Legal Aspects of Mortgage Loans--Enforceability of Certain Provisions" in the prospectus. All prepayment charges will be retained by the related servicer as additional servicing compensation and will not be part of the Available Funds relating to the related certificate group for such distribution date. The actual weighted average life and term to maturity of the offered certificates (other than the residual certificates), in general, will be shortened if the level of such prepayments of principal on the related mortgage loans increases.

      Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement with respect to the mortgage loans assumes a constant rate of prepayment each month, or CPR, relative to the then outstanding principal balance of a pool of mortgage loans similar to the mortgage loans in the related loan group. To assume a 25% CPR or any other CPR is to assume that the stated percentage of the outstanding principal balance of the related mortgage pool is prepaid over the course of a year. No representation is made that the mortgage loans will prepay at these or any other rates.

      The certificates were structured assuming, among other things, a 25% CPR for the related mortgage loans. The prepayment assumption to be used for pricing purposes for the respective classes of certificates may vary as determined at the time of sale. The actual rate of prepayment of principal on the mortgage loans may vary considerably from the rate used for any prepayment assumption.

      The tables following the next two paragraphs indicate the percentages of the initial principal amount of the indicated classes of offered certificates (other than the Class 1-M-X and Class M-X certificates and the residual certificates) that would be outstanding after each of the dates shown at various percentages of the CPR and the corresponding weighted average life of the indicated classes of offered certificates. The tables are based on the following modeling assumptions:

      (1) the mortgage pool consists of 71 mortgage loans with the characteristics set forth in the table below,

      (2) the related mortgage loans prepay at the specified percentages of the CPR,

      (3) no defaults or delinquencies occur in the payment by the related mortgagors of principal and interest on the related mortgage loans,

      (4) scheduled payments on the related mortgage loans are received, in cash, on the first day of each month, commencing in December 2005, and are computed prior to giving effect to prepayments received on the last day of the prior month,

      (5) prepayments on the group 1 mortgage loans are allocated as described herein assuming the loss and delinquency tests set forth in the definition of "Group 1 Senior Prepayment Percentage" in the Glossary hereto are satisfied, and prepayments on the crossed mortgage loans are allocated as described herein assuming the loss and delinquency tests set forth in the definition of "Joint Senior Prepayment Percentage" in the Glossary hereto are satisfied,

      (6) there are no interest shortfalls caused by (a) the application of the Relief Act or similar state law or (b) prepayments on the mortgage loans, which in the case of (b) have not been covered by Compensating Interest, and prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in November 2005,

      (7) scheduled Monthly Payments of principal and interest on the mortgage loans are calculated on their respective principal balances (prior to giving effect to prepayments received thereon during the preceding calendar month), mortgage rate and remaining terms to stated maturity such that the mortgage loans will fully amortize by their stated maturities,

      (8) the level of each of One-Month LIBOR, LAMA and One-Year MTA remains constant at 4.2100%, 2.9523% and 3.1630%, respectively,

      (9) the mortgage rate on each mortgage loan will be adjusted on each interest adjustment date (as necessary) to a rate equal to the applicable Index (as described in (8) above), plus the applicable gross margin, subject to maximum lifetime mortgage rates, minimum lifetime mortgage rates and periodic caps (as applicable),

      (10) scheduled Monthly Payments of principal and interest on each mortgage loan will be adjusted on each payment adjustment date (set forth in the table below), provided that the amount of the monthly payment on a mortgage loan will not increase or decrease by an amount that is more than 7.50% of the monthly payment on that mortgage loan prior to its interest adjustment date (provided, however, that as of the fifth anniversary of the first due date for a mortgage loan, and on every fifth anniversary thereafter, and on the last payment adjustment date, prior to the related mortgage loan's scheduled maturity date, the minimum monthly payment on such mortgage loan will be reset without regard to this limitation, and provided further, that if the unpaid principal balance on a mortgage loan exceeds 110% or 115%, as the case may be, of the original principal balance on such mortgage loan due to deferred interest being added to the principal balance of such mortgage loan, then the monthly payment on such mortgage loan will be reset on the related payment date without regard to this limitation, so as to amortize fully the then unpaid principal balance of such mortgage loan over its remaining term to maturity),

      (11) distributions in respect of the offered certificates are received in cash on the 25th day of each month, commencing in December 2005,

      (12) the offered certificates are purchased on November 30, 2005,

      (13) the respective Servicing Fees remain constant,

      (14) neither the Depositor nor its designee exercises the option to repurchase the group 1 mortgage loans or the crossed mortgage loans described under the caption "The Pooling and Servicing Agreement--Termination" in this prospectus supplement, and

      (15) the Depositor will deposit $150 into the Distribution Account on the closing date for distribution to the residual certificates in reduction of their respective current principal amounts.

                                                             MORTGAGE LOAN ASSUMPTIONS


                                               CURRENT                                    REMAINING                      MAXIMUM
                                                GROSS        CURRENT NET      INITIAL      TERM TO                       NEGATIVE
                              CURRENT       MORTGAGE RATE   MORTGAGE RATE     MONTHLY     MATURITY     GROSS MARGIN    AMORTIZATION
LOAN NUMBER      GROUP      BALANCES ($)         (%)             (%)          PAYMENT    (IN MONTHS)       (%)          PERCENTAGE

     1         Group II        759,200.00     5.8225763962    5.4475763962     4,465.96      358        2.9094046365      115.00
     2         Group III     3,355,858.30     6.0000000000    5.6250000000    10,798.24      358        2.9500000000      115.00
     3         Group IV        416,000.00     6.2500000000    5.8750000000     2,494.13      358        3.2000000000      115.00
     4         Group V      15,054,466.64     5.9146317873    5.5396317873    81,328.22      358        2.8738436989      115.00
     5         Group VI     13,210,038.83     5.4620324513    5.0870324513    66,465.92      358        2.7843347568      115.00
     6         Group I         445,879.61     4.2085400698    3.8335400698     1,607.01      359        2.9199773791      110.00
     7         Group I         102,208.72     2.5000000000    2.1250000000       404.61      359        3.2500000000      110.00
     8         Group I         784,800.00     2.1683549949    1.7933549949     2,968.37      360        2.6893157492      110.00
     9         Group I     346,853,478.15     4.9408489046    4.5658489046  1,181,594.38     358        2.6403677123      115.00
     10        Group I      27,364,644.65     2.3077370108    1.9327370108   105,732.83      359        2.9688371995      115.00
     11        Group I      15,296,564.21     2.1782677677    1.8032677677    57,970.77      360        2.8026460939      115.00
     12        Group II        607,551.07     7.0470033639    6.6720033639     2,069.66      355        3.0592880056      110.00
     13        Group II      2,728,412.86     6.7843068345    6.4093068345     9,321.18      354        2.8208960080      110.00
     14        Group II        195,434.24     6.8550000000    6.4800000000       935.74      357        2.8750000000      110.00
     15        Group II      2,057,875.15     6.9708259524    6.5958259524     6,995.39      356        2.9818606008      110.00
     16        Group II     15,721,411.08     7.0937741623    6.7187741623    54,951.09      357        3.1410293919      110.00
     17        Group II        446,388.50     7.0001337232    6.6251337232     1,924.16      356        3.0201337232      110.00
     18        Group II        224,463.81     1.0000000000    0.6250000000       723.69      358        2.5000000000      110.00
     19        Group II        492,198.86     5.6958504333    5.3208504333     1,762.87      357        3.3612192641      110.00
     20        Group II     29,848,158.64     6.5074396480    6.1324396480   101,985.80      357        3.1049439137      110.00
     21        Group II      4,848,339.35     7.0141339888    6.6391339888    20,939.32      355        3.0341339888      110.00
     22        Group II      2,624,336.04     1.0000000000    0.6250000000     8,470.57      358        3.0632518054      110.00
     23        Group II      1,368,783.46     7.3701779681    6.9951779681     3,567.14      477        3.3701779681      110.00
     24        Group II      2,122,825.93     7.2738432291    6.8988432291     5,534.39      477        3.3456306613      110.00
     25        Group II      6,042,005.99     6.5271977594    6.1521977594    16,262.49      477        3.3137338395      110.00
     26        Group II      1,641,826.47     6.9125133707    6.5375133707     5,357.82      358        2.9475486995      115.00
     27        Group II        136,873.04     7.3750000000    7.0000000000       441.29      358        3.4500000000      115.00
     28        Group II      7,071,529.63     6.7706184164    6.3956184164    23,058.05      358        2.9184204889      115.00
     29        Group II      3,152,135.98     6.7129981921    6.3379981921    10,238.55      358        2.9723616855      115.00
     30        Group II        348,836.62     1.7500000000    1.3750000000     1,250.36      358        3.2750000000      115.00
     31        Group II        240,000.00     1.0000000000    0.6250000000       771.94      359        3.4500000000      115.00
     32        Group II      3,663,024.17     7.0355442044    6.6605442044    12,681.26      357        3.0731296184      115.00
     33        Group III    40,929,355.28     6.0128933528    5.6378933528   135,969.45      357        3.1224600165      110.00
     34        Group III     6,884,376.80     6.2110431110    5.8360431110    30,197.90      356        3.0306716494      110.00
     35        Group III     2,098,577.44     1.0000000000    0.6250000000     6,768.92      358        3.1967941483      110.00
     36        Group III       919,150.29     3.5661750730    3.1911750730     4,177.89      358        3.0528484833      110.00


                                     S-117


                                               CURRENT                                    REMAINING                      MAXIMUM
                                                GROSS        CURRENT NET      INITIAL      TERM TO                       NEGATIVE
                              CURRENT       MORTGAGE RATE   MORTGAGE RATE     MONTHLY     MATURITY     GROSS MARGIN    AMORTIZATION
LOAN NUMBER      GROUP      BALANCES ($)         (%)             (%)          PAYMENT    (IN MONTHS)       (%)          PERCENTAGE

     37        Group III    43,863,441.52     6.3343358688    5.9593358688   144,060.60      357        3.1467897020      115.00
     38        Group III       417,034.72     1.2591415890    0.8841415890     1,393.75      359        3.3363805297      115.00
     39        Group III       658,600.00     1.7500000000    1.3750000000     2,352.81      360        3.5000000000      115.00
     40        Group III     1,236,044.29     5.8750000000    5.5000000000     3,964.21      356        2.6500000000      115.00
     41        Group III     5,945,014.10     6.4985463008    6.1235463008    17,751.88      478        3.3263544652      115.00
     42        Group IV      8,947,349.69     5.9126285775    5.5376285775    29,228.82      357        2.9218369862      110.00
     43        Group IV        708,674.53     6.3575835329    5.9825835329     3,206.20      356        3.1945835329      110.00
     44        Group IV      1,379,725.83     1.1136893625    0.7386893625     4,531.58      358        2.7413583647      110.00
     45        Group IV      8,177,384.46     5.9645262432    5.5895262432    28,418.23      357        3.1325094166      110.00
     46        Group IV        100,078.74     6.5000000000    6.1250000000       324.22      357        3.2750000000      115.00
     47        Group IV        648,441.01     6.6250000000    6.2500000000     2,090.66      358        3.4500000000      115.00
     48        Group IV        399,023.56     6.5000000000    6.1250000000     1,286.56      358        3.3250000000      115.00
     49        Group IV     54,624,782.28     6.4348195242    6.0598195242   186,431.00      357        3.2559681353      115.00
     50        Group IV      2,883,455.75     1.5156986760    1.1406986760    10,002.96      359        3.7166186756      115.00
     51        Group IV        157,500.00     1.7500000000    1.3750000000       562.66      360        3.5000000000      115.00
     52        Group IV      5,794,125.11     6.1739393594    5.7989393594    20,529.25      356        3.0373613940      115.00
     53        Group IV        286,515.58     6.1250000000    5.7500000000       923.75      359        2.9500000000      115.00
     54        Group IV        171,169.77     6.6250000000    6.2500000000       553.22      177        3.4500000000      115.00
     55        Group IV      7,243,470.85     6.5238806804    6.1488806804    18,906.92      478        3.3487060117      115.00
     56        Group IV      1,880,800.00     1.0000000000    0.6250000000     4,755.73      480        3.5000000000      115.00
     57         Group V      2,798,863.41     6.2203750625    5.8453750625     9,568.63      355        3.0540512441      110.00
     58         Group V    133,742,529.69     6.3632008155    5.9882008155   431,617.68      358        3.2968026325      115.00
     59         Group V      2,868,061.38     1.5845506992    1.2095506992     7,603.83      359        3.7032726782      115.00
     60         Group V        365,314.38     2.0187411320    1.6437411320     1,357.25      359        3.9017069640      115.00
     61         Group V        604,562.85     6.5910601706    6.2160601706     2,325.59      177        3.4160601706      115.00
     62         Group V      7,567,255.61     6.4681130034    6.0931130034    20,070.01      477        3.2627170937      115.00
     63        Group VI      1,338,229.24     5.7908525744    5.4158525744     4,412.99      356        2.5821543426      110.00
     64        Group VI     27,441,207.46     6.2699974560    5.8949974560    90,802.85      357        3.0607802339      115.00
     65        Group VI      1,895,838.23     1.1455877145    0.7705877145     6,241.84      360        3.3536770425      115.00
     66        Group VI      1,606,541.24     6.3698737069    5.9948737069     5,179.69      358        3.1948737069      115.00
     67        Group VI        228,136.04     6.5000000000    6.1250000000       844.95      358        3.3250000000      115.00
     68        Group VI        109,930.60     6.3750000000    6.0000000000       353.80      357        3.2000000000      115.00
     69        Group VI      1,296,999.00     1.2289901534    0.8539901534     1,328.33      359        2.9843485230      115.00
     70        Group VI      5,921,866.04     6.5144096296    6.1394096296    16,440.82      477        3.3000888141      115.00
     71        Group VI        342,400.00     1.0000000000    0.6250000000       865.78      480        3.5000000000      115.00


                                                      MORTGAGE LOAN ASSUMPTIONS

                                                               NUMBER OF    NUMBER OF
              INITIAL AND                                       MONTHS       MONTHS        RATE        PAYMENT
               SUBSEQUENT     MAXIMUM GROSS   MINIMUM GROSS   UNTIL NEXT   UNTIL NEXT   ADJUSTMENT   ADJUSTMENT
             PERIODIC RATE    MORTGAGE RATE   MORTGAGE RATE      RATE          PAY       FREQUENCY    FREQUENCY
LOAN NUMBER     CAP (%)            (%)             (%)        ADJUSTMENT   ADJUSTMENT   (IN MONTHS)  (IN MONTHS)         INDEX

     1         NONCAPPED        9.9500000000    2.9094046365       1           11            1           12         One-Month LIBOR
     2         NONCAPPED        9.9500000000    2.9500000000       1           11            1           12           One-Year MTA
     3         NONCAPPED        9.9500000000    3.2000000000       1           11            1           12           One-Year MTA
     4         NONCAPPED        9.9500000000    2.8738436989       1           11            1           12           One-Year MTA
     5         NONCAPPED        9.9500000000    2.7843347568       1           11            1           12           One-Year MTA
     6         NONCAPPED       10.2893516918    2.9199773791       1           12            1           12               LAMA
     7         NONCAPPED        9.9500000000    3.2500000000       2           12            1           12               LAMA
     8         NONCAPPED       10.0469992355    2.6893157492       3           13            1           12               LAMA
     9         NONCAPPED        9.9544327883    2.6403677123       1           11            1           12               LAMA
    10         NONCAPPED        9.9625422703    2.9688371995       2           12            1           12               LAMA
    11         NONCAPPED        9.9987770972    2.8026460939       3           13            1           12               LAMA
    12         NONCAPPED       11.0036722049    3.0592880056       1            8            1           12         One-Month LIBOR
    13         NONCAPPED       10.1107272698    2.8208960080       1            8            1           12         One-Month LIBOR
    14         NONCAPPED       10.9500000000    2.8750000000       1           58            1           12         One-Month LIBOR
    15         NONCAPPED       10.7835973018    2.9818606008       1            9            1           12         One-Month LIBOR
    16         NONCAPPED       11.2477164457    3.1410293919       1           10            1           12         One-Month LIBOR
    17         NONCAPPED       10.9500000000    3.0201337232       1           57            1           12         One-Month LIBOR
    18         NONCAPPED        9.9500000000    2.5000000000       2           11            1           12         One-Month LIBOR
    19         NONCAPPED       12.0000000000    3.3612192641       1           10            1           12         One-Month LIBOR
    20         NONCAPPED       11.1794862706    3.1049439137       1           10            1           12         One-Month LIBOR
    21         NONCAPPED       10.9007539917    3.0341339888       1           56            1           12         One-Month LIBOR
    22         NONCAPPED        9.9500000000    3.0632518054       2           11            1           12         One-Month LIBOR
    23         NONCAPPED       11.4677296692    3.3701779681       1           10            1           12         One-Month LIBOR
    24         NONCAPPED       10.9960776450    3.3456306613       1           10            1           12         One-Month LIBOR
    25         NONCAPPED       11.7765943090    3.3137338395       1           10            1           12         One-Month LIBOR
    26         NONCAPPED        9.9500000000    2.9475486995       1           11            1           12         One-Month LIBOR
    27         NONCAPPED        9.9500000000    3.4500000000       1           11            1           12         One-Month LIBOR
    28         NONCAPPED        9.9500000000    2.9184204889       1           11            1           12         One-Month LIBOR
    29         NONCAPPED        9.9500000000    2.9723616855       1           11            1           12         One-Month LIBOR
    30         NONCAPPED        9.9500000000    3.2750000000       2           11            1           12         One-Month LIBOR
    31         NONCAPPED        9.9500000000    3.4500000000       3           12            1           12         One-Month LIBOR
    32         NONCAPPED        9.9500000000    3.0731296184       1           10            1           12         One-Month LIBOR
    33         NONCAPPED       10.1911159617    3.1224600165       1           10            1           12           One-Year MTA
    34         NONCAPPED       10.9500000000    3.0306716494       1           57            1           12           One-Year MTA
    35         NONCAPPED        9.9500000000    3.1967941483       2           11            1           12           One-Year MTA
    36         NONCAPPED       10.9500000000    3.0528484833       2           59            1           12           One-Year MTA


                                     S-119

                                                      MORTGAGE LOAN ASSUMPTIONS

                                                               NUMBER OF    NUMBER OF
              INITIAL AND                                       MONTHS       MONTHS        RATE        PAYMENT
               SUBSEQUENT     MAXIMUM GROSS   MINIMUM GROSS   UNTIL NEXT   UNTIL NEXT   ADJUSTMENT   ADJUSTMENT
             PERIODIC RATE    MORTGAGE RATE   MORTGAGE RATE      RATE          PAY       FREQUENCY    FREQUENCY
LOAN NUMBER     CAP (%)            (%)             (%)        ADJUSTMENT   ADJUSTMENT   (IN MONTHS)  (IN MONTHS)         INDEX

    37         NONCAPPED        9.9500464599    3.1467897020       1           10            1           12           One-Year MTA
    38         NONCAPPED        9.9500000000    3.3363805297       2           12            1           12           One-Year MTA
    39         NONCAPPED        9.9500000000    3.5000000000       4           13            1           12           One-Year MTA
    40         NONCAPPED        9.9500000000    2.6500000000       1            9            1           12           One-Year MTA
    41         NONCAPPED        9.9500000000    3.3263544652       1           11            1           12           One-Year MTA
    42         NONCAPPED       10.0540237268    2.9218369862       1           10            1           12           One-Year MTA
    43         NONCAPPED       10.9500000000    3.1945835329       1           57            1           12           One-Year MTA
    44         NONCAPPED       10.0636893625    2.7413583647       2           11            1           12           One-Year MTA
    45         NONCAPPED       10.1712845023    3.1325094166       1           10            1           12           One-Year MTA
    46         NONCAPPED        9.9500000000    3.2750000000       1           10            1           12           One-Year MTA
    47         NONCAPPED        9.9500000000    3.4500000000       1           11            1           12           One-Year MTA
    48         NONCAPPED        9.9500000000    3.3250000000       1           11            1           12           One-Year MTA
    49         NONCAPPED        9.9500000000    3.2559681353       1           10            1           12           One-Year MTA
    50         NONCAPPED        9.9500000000    3.7166186756       2           12            1           12           One-Year MTA
    51         NONCAPPED        9.9500000000    3.5000000000       4           13            1           12           One-Year MTA
    52         NONCAPPED        9.9500000000    3.0373613940       1            9            1           12           One-Year MTA
    53         NONCAPPED        9.9500000000    2.9500000000       1           12            1           12           One-Year MTA
    54         NONCAPPED        9.9500000000    3.4500000000       1           10            1           12           One-Year MTA
    55         NONCAPPED        9.9500000000    3.3487060117       1           11            1           12           One-Year MTA
    56         NONCAPPED        9.9500000000    3.5000000000       2           13            1           12           One-Year MTA
    57         NONCAPPED       10.4052408295    3.0540512441       1            8            1           12           One-Year MTA
    58         NONCAPPED        9.9487110442    3.2968026325       1           11            1           12           One-Year MTA
    59         NONCAPPED        9.9500000000    3.7032726782       2           12            1           12           One-Year MTA
    60         NONCAPPED        9.9500000000    3.9017069640       3           12            1           12           One-Year MTA
    61         NONCAPPED        9.9500000000    3.4160601706       1           10            1           12           One-Year MTA
    62         NONCAPPED        9.9500000000    3.2627170937       1           10            1           12           One-Year MTA
    63         NONCAPPED       10.0551726982    2.5821543426       1            9            1           12           One-Year MTA
    64         NONCAPPED        9.9500000000    3.0607802339       1           10            1           12           One-Year MTA
    65         NONCAPPED        9.9500000000    3.3536770425       2           13            1           12           One-Year MTA
    66         NONCAPPED        9.9500000000    3.1948737069       1           11            1           12           One-Year MTA
    67         NONCAPPED        9.9500000000    3.3250000000       1           11            1           12           One-Year MTA
    68         NONCAPPED        9.9500000000    3.2000000000       1           10            1           12           One-Year MTA
    69         NONCAPPED        9.9500000000    2.9843485230       1           12            1           12           One-Year MTA
    70         NONCAPPED        9.9500000000    3.3000888141       1           10            1           12           One-Year MTA
    71         NONCAPPED        9.9500000000    3.5000000000       2           13            1           12           One-Year MTA

      There will be discrepancies between the characteristics of the actual mortgage loans which will be delivered to the Trustee and the characteristics assumed in preparing the tables below. Any discrepancy may have an effect upon the percentages of the initial principal amounts outstanding (and the weighted average lives) of the classes of offered certificates set forth in the tables below. In addition, to the extent that the actual mortgage loans included in the mortgage pool have characteristics that differ from those assumed in preparing the tables below, the related class or classes of offered certificates set forth in the tables below may mature earlier or later than indicated by the tables below. In addition, subsequent mortgage loans will be conveyed to the trustee on behalf of the trust during the pre-funding period, which will increase the aggregate principal balance of the mortgage loans and otherwise affect the Structuring Assumptions. The subsequent mortgage loans will have the characteristics with respect thereto set forth in "The Mortgage Pool--Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account" in this prospectus supplement

      Based on the foregoing assumptions, the tables below indicate the weighted average life of each class of offered certificates (other than the Class 1-M-X and Class M-X certificates and the residual certificates) and set forth the percentage of the initial principal amounts of each such class of certificates that would be outstanding after each of the distribution dates shown, at specified percentages of the CPR. Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the trust fund. Variations in the prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of the initial principal balances (and weighted average lives) of the classes of related offered certificates shown in the following tables. Variations may occur even if the average prepayment experience of all of the related mortgage loans equals any of the specified percentages of the CPR. The timing of changes in the rate of prepayment of principal on the related mortgage loans may significantly affect the actual yield to maturity to investors in the related offered certificates (other than the residual certificates), even if the average rate of Principal Prepayments on the related mortgage loans is consistent with the expectations of such investors.

            PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING AT THE
                          FOLLOWING CPR PERCENTAGES

                                        CLASS 1-A-1 AND CLASS 1-A-2 CERTIFICATES
                               5%        15%        25%       40%        50%
DISTRIBUTION DATE

Initial Percentage             100       100        100       100        100
.. .
November 2006 . ...............96         85        74         58         47
November 2007 .................92         72        54         33         22
November 2008 .................88         61        40         19         10
November 2009 .................84         51        30         11         5
November 2010 .................79         43        22         7          2
November 2011 .................73         35        17         4          1
November 2012 .................68         30        12         2          1
November 2013 .................63         25         9         1          *
November 2014 .................58         20         7         1          *
November 2015 .................53         17         5         *          *
November 2016 .................49         14         3         *          *
November 2017 .................45         11         3         *          *
November 2018 .................41         9          2         *          *
November 2019 .................37         8          1         *          *
November 2020 .................34         6          1         *          *
November 2021 .................31         5          1         *          *
November 2022 .................28         4          *         *          *
November 2023 .................25         3          *         *          *
November 2024 .................22         3          *         *          *
November 2025 .................20         2          *         *          *
November 2026 .................17         2          *         *          *
November 2027 .................15         1          *         *          *
November 2028 .................13         1          *         *          *
November 2029 .................11         1          *         *          *
November 2030 .................9          1          *         *          *
November 2031 .................7          *          *         *          *
November 2032 .................5          *          *         *          *
November 2033 .................3          *          *         *          0
November 2034                  1          *          *         *          0
November 2035 .................0          0          0         0          0

Weighted Average
Life in years
(to Maturity)**                12.18      5.61      3.32       1.86       1.35


--------------------
(*) Indicates a number that is greater than zero but less than 0.5%.
(**) The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Current Principal Amount by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Current Principal Amount described in (i) above.

            PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING AT THE
                          FOLLOWING CPR PERCENTAGES

                                       CLASS 2-A-1, CLASS 2-A-2 AND CLASS 2-A-3
                                        CERTIFICATES
                               5%       15%         25%       40%        50%
DISTRIBUTION DATE

Initial Percentage ............100       100        100       100        100
November 2006 .................98         86        75         58         46
November 2007 .................96         74        55         33         21
November 2008 .................93         63        40         18         9
November 2009 .................88         52        30         11         5
November 2010 .................83         43        23         7          2
November 2011 .................77         36        17         4          1
November 2012 .................71         30        12         2          1
November 2013 .................66         25         9         1          *
November 2014 .................61         21         7         1          *
November 2015 .................56         17         5         *          *
November 2016 .................52         14         4         *          *
November 2017 .................48         12         3         *          *
November 2018 .................44         10         2         *          *
November 2019 .................41         8          1         *          *
November 2020 .................37         7          1         *          *
November 2021 .................34         6          1         *          *
November 2022 .................31         4          1         *          *
November 2023 .................28         4          *         *          *
November 2024 .................25         3          *         *          *
November 2025 .................23         2          *         *          *
November 2026 .................20         2          *         *          *
November 2027 .................18         1          *         *          *
November 2028 .................15         1          *         *          *
November 2029 .................13         1          *         *          *
November 2030 .................11         1          *         *          *
November 2031 .................9          *          *         *          *
November 2032 .................7          *          *         *          *
November 2033 .................5          *          *         *          0
November 2034 .................3          *          *         *          0
November 2035 .................1          *          *         *          0
November 2036 .................1          *          *         *          0
November 2037 .................1          *          *         *          0
November 2038 .................1          *          *         *          0
November 2039 .................1          *          *         0          0
November 2040 .................1          *          *         0          0
November 2041 .................*          *          *         0          0
November 2042 .................*          *          *         0          0
November 2043 .................*          *          *         0          0
November 2044 .................*          *          *         0          0
November 2045 .................0          0          0         0          0

Weighted Average
Life in years
(to Maturity)**                13.11      5.77      3.37       1.84       1.32


--------------------

(*) Indicates a number that is greater than zero but less than 0.5%.
(**) The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Current Principal Amount by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Current Principal Amount described in (i) above.

            PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING AT THE
                          FOLLOWING CPR PERCENTAGES

                                        CLASS 3-A-1, CLASS 3-A-2 AND CLASS 3-A-3
                                          CERTIFICATES
                               5%        15%        25%       40%        50%
DISTRIBUTION DATE
Initial Percentage             100       100        100       100        100
November 2006 .................97         85        74         57         46
November 2007 .................93         73        54         32         21
November 2008 .................90         61        39         18         9
November 2009 .................87         51        30         11         4
November 2010 .................82         43        22         7          2
November 2011 .................76         36        17         4          1
November 2012 .................71         30        12         2          1
November 2013 .................65         25         9         1          *
November 2014 .................60         21         7         1          *
November 2015 .................55         17         5         *          *
November 2016 .................51         14         4         *          *
November 2017 .................47         12         3         *          *
November 2018 .................43         10         2         *          *
November 2019 .................39         8          1         *          *
November 2020 .................36         6          1         *          *
November 2021 .................33         5          1         *          *
November 2022 .................30         4          1         *          *
November 2023 .................27         3          *         *          *
November 2024 .................24         3          *         *          *
November 2025 .................21         2          *         *          *
November 2026 .................19         2          *         *          *
November 2027 .................16         1          *         *          *
November 2028 .................14         1          *         *          *
November 2029 .................12         1          *         *          *
November 2030 .................10         1          *         *          *
November 2031 .................8          *          *         *          *
November 2032 .................6          *          *         *          *
November 2033 .................4          *          *         *          0
November 2034 .................2          *          *         *          0
November 2035 .................1          *          *         *          0
November 2036 .................1          *          *         *          0
November 2037 .................1          *          *         *          0
November 2038 .................*          *          *         *          0
November 2039 .................*          *          *         0          0
November 2040 .................*          *          *         0          0
November 2041 .................*          *          *         0          0
November 2042 .................*          *          *         0          0
November 2043 .................*          *          *         0          0
November 2044 .................*          *          *         0          0
November 2045 .................0          0          0         0          0

Weighted Average
Life in years
(to Maturity)**                12.73      5.67      3.31       1.81       1.31


--------------------
(*) Indicates a number that is greater than zero but less than 0.5%.

(**) The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Current Principal Amount by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Current Principal Amount described in (i) above.

            PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING AT THE
                          FOLLOWING CPR PERCENTAGES

                                       CLASS 4-A-1, CLASS 4-A-2 AND CLASS 4-A-3
                                       CERTIFICATES
                               5%        15%        25%       40%        50%
DISTRIBUTION DATE
Initial Percentage ............100       100        100       100        100
November 2006 .................97         85        74         57         46
November 2007 .................94         73        54         32         21
November 2008 .................90         61        39         18         9
November 2009 .................87         52        30         11         4
November 2010 .................83         43        23         7          2
November 2011 .................77         36        17         4          1
November 2012 .................71         30        12         2          1
November 2013 .................66         25         9         1          *
November 2014 .................60         21         7         1          *
November 2015 .................56         17         5         *          *
November 2016 .................51         14         4         *          *
November 2017 .................47         12         3         *          *
November 2018 .................43         10         2         *          *
November 2019 .................40         8          1         *          *
November 2020 .................36         7          1         *          *
November 2021 .................33         5          1         *          *
November 2022 .................30         4          1         *          *
November 2023 .................27         4          *         *          *
November 2024 .................24         3          *         *          *
November 2025 .................22         2          *         *          *
November 2026 .................19         2          *         *          *
November 2027 .................17         1          *         *          *
November 2028 .................15         1          *         *          *
November 2029 .................12         1          *         *          *
November 2030 .................10         1          *         *          *
November 2031 .................8          *          *         *          *
November 2032 .................6          *          *         *          *
November 2033 .................4          *          *         *          0
November 2034 .................3          *          *         *          0
November 2035 .................1          *          *         *          0
November 2036 .................1          *          *         *          0
November 2037 .................1          *          *         *          0
November 2038 .................1          *          *         *          0
November 2039 .................1          *          *         0          0
November 2040 .................1          *          *         0          0
November 2041 .................*          *          *         0          0
November 2042 .................*          *          *         0          0
November 2043 .................*          *          *         0          0
November 2044 .................*          *          *         0          0
November 2045 .................0          0          0         0          0

Weighted Average
Life in years
(to Maturity)**                12.86      5.69      3.32       1.81       1.31


--------------------

(*) Indicates a number that is greater than zero but less than 0.5%.
(**) The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Current Principal Amount by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Current Principal Amount described in (i) above.

            PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING AT THE
                          FOLLOWING CPR PERCENTAGES

                             CLASS 5-A-1 AND CLASS 5-A-2 CERTIFICATES


                               5%        15%        25%       40%        50%
DISTRIBUTION DATE
Initial Percentage ............100       100        100       100        100
November 2006 .................97         86        74         57         46
November 2007 .................94         73        54         32         21
November 2008 .................90         62        39         18         9
November 2009 .................87         52        30         11         4
November 2010 .................83         43        23         7          2
November 2011 .................77         36        17         4          1
November 2012 .................71         30        12         2          1
November 2013 .................66         25         9         1          *
November 2014 .................61         21         7         1          *
November 2015 .................56         17         5         *          *
November 2016 .................51         14         4         *          *
November 2017 .................47         12         3         *          *
November 2018 .................43         10         2         *          *
November 2019 .................40         8          1         *          *
November 2020 .................36         7          1         *          *
November 2021 .................33         5          1         *          *
November 2022 .................30         4          1         *          *
November 2023 .................27         3          *         *          *
November 2024 .................24         3          *         *          *
November 2025 .................22         2          *         *          *
November 2026 .................19         2          *         *          *
November 2027 .................17         1          *         *          *
November 2028 .................14         1          *         *          *
November 2029 .................12         1          *         *          *
November 2030 .................10         1          *         *          *
November 2031 .................8          *          *         *          *
November 2032 .................6          *          *         *          *
November 2033 .................4          *          *         *          0
November 2034 .................2          *          *         *          0
November 2035 .................1          *          *         *          0
November 2036 .................*          *          *         *          0
November 2037 .................*          *          *         *          0
November 2038 .................*          *          *         *          0
November 2039 .................*          *          *         0          0
November 2040 .................*          *          *         0          0
November 2041 .................*          *          *         0          0
November 2042 .................*          *          *         0          0
November 2043 .................*          *          *         0          0
November 2044 .................*          *          *         0          0
November 2045 .................0          0          0         0          0

Weighted Average
Life in years
(to Maturity)**                12.81      5.70      3.33       1.82       1.31


--------------------

(*) Indicates a number that is greater than zero but less than 0.5%.
(**) The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Current Principal Amount by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Current Principal Amount described in (i) above.

            PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING AT THE
                          FOLLOWING CPR PERCENTAGES

                                        CLASS 6-A-1 AND CLASS 6-A-2 CERTIFICATES
                               5%        15%        25%       40%        50%
DISTRIBUTION DATE
Initial Percentage ............100       100        100       100        100
November 2006 .................96         85        74         57         45
November 2007 .................93         72        53         31         20
November 2008 .................89         60        38         17         9
November 2009 .................85         50        29         10         4
November 2010 .................80         41        22         6          2
November 2011 .................74         34        16         4          1
November 2012 .................69         29        12         2          1
November 2013 .................63         24         9         1          *
November 2014 .................59         20         6         1          *
November 2015 .................54         17         5         *          *
November 2016 .................50         14         3         *          *
November 2017 .................46         11         3         *          *
November 2018 .................42         9          2         *          *
November 2019 .................38         8          1         *          *
November 2020 .................35         6          1         *          *
November 2021 .................32         5          1         *          *
November 2022 .................29         4          *         *          *
November 2023 .................26         3          *         *          *
November 2024 .................24         3          *         *          *
November 2025 .................21         2          *         *          *
November 2026 .................19         2          *         *          *
November 2027 .................16         1          *         *          *
November 2028 .................14         1          *         *          *
November 2029 .................12         1          *         *          *
November 2030 .................10         1          *         *          *
November 2031 .................8          *          *         *          *
November 2032 .................6          *          *         *          *
November 2033 .................4          *          *         *          0
November 2034 .................3          *          *         *          0
November 2035 .................1          *          *         *          0
November 2036 .................1          *          *         *          0
November 2037 .................1          *          *         *          0
November 2038 .................1          *          *         *          0
November 2039 .................1          *          *         0          0
November 2040 .................1          *          *         0          0
November 2041 .................*          *          *         0          0
November 2042 .................*          *          *         0          0
November 2043 .................*          *          *         0          0
November 2044 .................*          *          *         0          0
November 2045 .................0          0          0         0          0

Weighted Average
Life in years
(to Maturity)**                12.56      5.57      3.27       1.79       1.30


--------------------

(*) Indicates a number that is greater than zero but less than 0.5%.
(**) The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Current Principal Amount by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Current Principal Amount described in (i) above.

            PERCENT OF INITIAL PRINCIPAL AMOUNT OUTSTANDING AT THE
                          FOLLOWING CPR PERCENTAGES

                                        CLASS 1-B-1, CLASS 1-B-2, CLASS 1-B-3
                                        AND CLASS 1-B-4 CERTIFICATES
                               5%        15%        25%       40%        50%
DISTRIBUTION DATE
Initial Percentage ............100       100        100       100        100
November 2006` ................100       100        100       100        100
November 2007 .................100       100        100        87         73
November 2008 .................100       100        94         68         52
November 2009 .................100       100        71         41         26
November 2010 .................100        93        53         24         13
November 2011 .................98         78        39         14         6
November 2012 .................96         65        29         8          3
November 2013 .................94         54        21         5          2
November 2014 .................91         45        15         3          1
November 2015 .................89         37        11         2          *
November 2016 .................85         31         8         1          *
November 2017 .................81         25         6         1          *
November 2018 .................76         21         4         *          *
November 2019 .................70         17         3         *          *
November 2020 .................64         14         2         *          *
November 2021 .................58         11         2         *          *
November 2022 .................52         9          1         *          *
November 2023 .................47         7          1         *          *
November 2024 .................42         6          1         *          *
November 2025 .................37         5          *         *          *
November 2026 .................33         4          *         *          *
November 2027 .................28         3          *         *          *
November 2028 .................24         2          *         *          *
November 2029 .................20         2          *         *          *
November 2030 .................16         1          *         *          *
November 2031 .................12         1          *         *          *
November 2032 .................9          1          *         *          0
November 2033 .................6          *          *         *          0
November 2034 .................3          *          *         *          0
November 2035 .................0          0          0         0          0

Weighted Average
Life in years
(to Maturity)**                17.82      9.82      6.16       4.06       3.28


--------------------

(*) Indicates a number that is greater than zero but less than 0.5%.
(**) The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Current Principal Amount by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Current Principal Amount described in (i) above.

           PERCENT OF INITIAL PRINCIPAL BALANCE OUTSTANDING AT THE
                             FOLLOWING CPR PERCENTAGES

                                     CLASS B-1, CLASS B-2, CLASS B-3, CLASS B-4
                                     AND CLASS B-5 CERTIFICATES
                               5%        15%        25%       40%        50%
DISTRIBUTION DATE
Initial Percentage ............100       100        100       100        100
November 2006 .................100       100        100       100        100
November 2007 .................100       100        100        89         74
November 2008 .................100       100        95         69         53
November 2009 .................100       100        73         42         27
November 2010 .................99         98        55         25         13
November 2011 .................97         82        40         15         7
November 2012 .................96         68        30         9          3
November 2013 .................94         57        22         5          2
November 2014 .................92         47        16         3          1
November 2015 .................90         39        12         2          *
November 2016 .................86         33         9         1          *
November 2017 .................82         27         6         1          *
November 2018 .................77         22         5         *          *
November 2019 .................72         18         3         *          *
November 2020 .................66         15         2         *          *
November 2021 .................60         12         2         *          *
November 2022 .................55         10         1         *          *
November 2023 .................49         8          1         *          *
November 2024 .................44         6          1         *          *
November 2025 .................40         5          *         *          *
November 2026 .................35         4          *         *          *
November 2027 .................30         3          *         *          *
November 2028 .................26         2          *         *          *
November 2029 .................22         2          *         *          *
November 2030 .................18         1          *         *          *
November 2031 .................15         1          *         *          *
November 2032 .................11         1          *         *          *
November 2033 .................8          *          *         *          0
November 2034 .................4          *          *         *          0
November 2035 .................2          *          *         *          0
November 2036 .................1          *          *         *          0
November 2037 .................1          *          *         *          0
November 2038 .................1          *          *         0          0
November 2039 .................1          *          *         0          0
November 2040 .................1          *          *         0          0
November 2041 .................1          *          *         0          0
November 2042 .................*          *          *         0          0
November 2043 .................*          *          *         0          0
November 2044 .................*          *          *         0          0
November 2045 .................0          0          0         0          0

Weighted Average
Life in years
(to Maturity)**                18.30     10.15      6.26       4.14       3.30

--------------------

(*) Indicates a number that is greater than zero but less than 0.5%.
(**) The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Current Principal Amount by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Current Principal Amount described in (i) above.

YIELD SENSITIVITY OF THE SUBORDINATE CERTIFICATES

      If the aggregate Current Principal Amount of the Class 1-B-7, Class 1-B-6, Class 1-B-5, Class 1-B-4, Class 1-B-3 and Class 1-B-2 certificates has been reduced to zero, the yield to maturity on the Class 1-B-1 certificates will become extremely sensitive to losses on the group 1 mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of losses on the group 1 mortgage loans will be allocated to the Class 1-B-1 Certificates.

      If the aggregate Current Principal Amount of the Class 1-B-7, Class 1-B-6, Class 1-B-5, Class 1-B-4 and Class 1-B-3 certificates has been reduced to zero, the yield to maturity on the Class 1-B-2 certificates will become extremely sensitive to losses on the group 1 mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of losses on the group 1 mortgage loans will be allocated to the Class 1-B-2 certificates.

      If the aggregate Current Principal Amount of the Class 1-B-7, Class 1-B-6, Class 1-B-5 and Class 1-B-4 certificates has been reduced to zero, the yield to maturity on the Class 1-B-3 certificates will become extremely sensitive to losses on the group 1 mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of losses on the group 1 mortgage loans will be allocated to the Class 1-B-3 certificates.

      If the aggregate Current Principal Amount of the Class B-8, Class B-7, Class B-6, Class B-5, Class B-4, Class B-3 and Class B-2 certificates has been reduced to zero, the yield to maturity on the Class B-1 certificates will become extremely sensitive to losses on the crossed mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of losses on the crossed mortgage loans will be allocated to the Class B-1 certificates.

      If the aggregate Current Principal Amount of the Class B-8, Class B-7, Class B-6, Class B-5, Class B-4 and Class B-3 certificates has been reduced to zero, the yield to maturity on the Class B-2 certificates will become extremely sensitive to losses on the crossed mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of losses on the crossed mortgage loans will be allocated to the Class B-2 certificates.

      If the aggregate Current Principal Amount of the Class B-8, Class B-7, Class B-6, Class B-5 and Class B-4 certificates has been reduced to zero, the yield to maturity on the Class B-3 certificates will become extremely sensitive to losses on the crossed mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of losses on the crossed mortgage loans will be allocated to the Class B-3 certificates.

      As of the closing date, the aggregate current principal amount of the Class 1-B-1, Class 1-B-2, Class 1-B-3, Class 1-B-4, Class 1-B-5, Class 1-B-6 and Class 1-B-7 certificates will equal approximately 7.25% of the aggregate current principal amount of all classes of group 1 certificates. As of the closing date, the aggregate current principal amount of the Class 1-B-5, Class 1-B-6 and Class 1-B-7 certificates will equal approximately 2.00% of the aggregate current principal amount of all classes of group 1 certificates.

      As of the closing date, the aggregate current principal amount of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-8 certificates will equal approximately 10.25% of the aggregate current principal amount of all classes of certificates (other than the group 1 certificates). As of the closing date, the aggregate current principal amount of the Class B-6, Class B-7 and Class B-8 certificates will equal approximately 3.00% of the aggregate current principal amount of all classes of certificates (other than the group 1 certificates).

      Investors in the group 1 subordinate certificates should fully consider the risk that realized losses on the group 1 mortgage loans could result in the failure of these investors to fully recover their investments in these certificates.

      Investors in the crossed subordinate certificates should fully consider the risk that realized losses on the crossed mortgage loans could result in the failure of these investors to fully recover their investments in these certificates. For additional considerations relating to the yield on the group 1 subordinate certificates and the crossed subordinate certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

ADDITIONAL YIELD CONSIDERATIONS APPLICABLE SOLELY TO THE RESIDUAL CERTIFICATES

      The certificateholders' after-tax rate of return on their residual certificates will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the residual certificates. Holders of residual certificates will have tax liabilities with respect to their residual certificates during the early years of the REMICs' term that substantially exceed any distributions payable thereon during or prior to any such period. In addition, holders of residual certificates will have tax liabilities with respect to their residual certificates, the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the residual certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the residual certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the mortgage pool.

      Holders of residual certificates should consult their own tax advisors as to the effect of taxes and the receipt of any payments made to these holders in connection with the transfer of the residual certificates on after-tax rates of return on the residual certificates. See "Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

CLASS X CERTIFICATE YIELD CONSIDERATIONS

      The Class X certificates generally receive only distributions of interest (except for amounts added to their principal component as a result of the allocation of net deferred interest on the related mortgage loans, which is then distributed to the principal component of the related Class X certificates as principal).

      Because the Notional Amount of a Class X certificate on a determination date will be based upon the sum of (A) the aggregate current principal amount for the related Class A certificates and (B) the current principal amount of the principal component of such Class X certificate, the yield on such Class X certificate, will be sensitive to the rate and timing of principal payments on the related mortgage loans, to the extent these payments are allocated to the related Class A certificates and the principal component of such Class X certificate.

      Because the Notional Amount of the Class 1-M-X certificates on a determination date will be based upon the sum of the aggregate current principal amount for the Class 1-B certificates and the current principal amount of the principal component of the Class 1-M-X certificates, the yield on the Class 1-M-X certificates will be sensitive to the rate and timing of principal payments on the group 1 mortgage loans, to the extent these payments are allocated to the Class 1-B certificates and the principal component of the Class 1-M-X certificates.

      Because the Notional Amount of the Class M-X certificates on a determination date will be based upon the sum of the aggregate current principal amount for the Class B certificates and the current principal amount of the principal component of the Class M-X certificates, the yield on the Class M-X certificates will be sensitive to the rate and timing of principal payments on the crossed mortgage loans, to the extent these payments are allocated to the Class B certificates and the principal component of the Class M-X certificates.

      A rapid rate of principal payments on the group 1 mortgage loans will have a materially negative effect on the yield to investors in the Class 1-X-1 and Class 1-M-X certificates. Investors should fully consider the associated risks, including the risk that a rapid rate of principal payments on the group 1 mortgage loans (in particular, a rapid rate of principal payments on the group 1 mortgage loans with higher mortgage rates) or an increase in the amount of LAMA could result in the failure of investors in the Class 1-X-1 and Class 1-M-X certificates to recover fully their initial investments. In addition, holders of the Class 1-X-1 and Class 1-M-X certificates in most cases have rights to relatively larger portions of interest payments on mortgage loans with higher mortgage rates; thus, the yield to investors in the Class 1-X-1 and Class 1-M-X certificates will be materially adversely affected to a greater extent than on the other group 1 certificates if the group 1 mortgage loans with higher mortgage rates prepay faster than the group 1 mortgage loans with lower mortgage rates.

      A rapid rate of principal payments on the related crossed mortgage loans will have a materially negative effect on the yield to investors in the related joint Class X certificates. Investors should fully consider the associated risks, including the risk that a rapid rate of principal payments on the related crossed mortgage loans (in particular, a rapid rate of principal payments on the related crossed mortgage loans with higher mortgage rates) or an increase in the amount of One-Year MTA or One-Month LIBOR (as applicable) could result in the failure of investors in the related joint Class X certificates to recover fully their initial investments. In addition, holders of the related joint Class X certificates in most cases have rights to relatively larger portions of interest payments on related crossed mortgage loans with higher mortgage rates; thus, the yield to investors in the related joint Class X certificates will be materially adversely affected to a greater extent than on the other certificates (other than the group 1 certificates) if the related crossed mortgage loans with higher mortgage rates prepay faster than the related crossed mortgage loans with lower mortgage rates.

      Amounts payable to the Class 1-M-X certificates may be used to cover any basis risk shortfalls as a result of the respective pass-through rate on the Class I-A-2 certificates and the Class I-B certificates being limited to the weighted average of the net rates on the group 1 mortgage loans. As a result, any of these shortfalls may result in reduced distributions on the Class 1-M-X certificates.

      Amounts payable to the Class M-X certificates may be used to cover any basis risk shortfalls as a result of the respective pass-through rate on the adjustable rate certificates (other than the Class 1-A-2 certificates and the Class 1-B certificates) being limited to the weighted average of the net rates on the crossed mortgage loans. As a result, any of these shortfalls may result in reduced distributions on the Class M-X certificates.

      The following tables indicate the sensitivity of the pre-tax yield to maturity on the related Class X certificates to various constant rates of prepayment on the related mortgage loans by projecting the monthly aggregate payments on the related certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the structuring assumptions set forth above, including the assumptions regarding the characteristics and performance of such mortgage loans which differ from the actual characteristics and performance thereof, and assuming the aggregate purchase prices for the related Class X certificates set forth below. Any differences between such assumptions and the actual characteristics and performance of the mortgage loans and of such certificates may result in yields being different from those shown in such tables. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

 PRE-TAX YIELD TO MATURITY OF THE CLASS 1-X-1 CERTIFICATES AT THE FOLLOWING CPR
                                  PERCENTAGES
------------------------------------------------------------------------------
   ASSUMED
PURCHASE PRICE      5%           15%          25%          40%          50%
--------------      --           ---          ---          ---          ---
 $586,878 (*)     55.74%       41.13%        25.45%      (2.39)%      (24.24)%

(*) Approximate


 PRE-TAX YIELD TO MATURITY OF THE CLASS 2-X-1 CERTIFICATES AT THE FOLLOWING CPR
                                  PERCENTAGES
------------------------------------------------------------------------------
   ASSUMED
PURCHASE PRICE      5%           15%          25%          40%          50%
--------------      --           ---          ---          ---          ---
$1,668,925 (*)    57.59%       42.34%        26.61%       0.36%       (19.36)%

(*) Approximate


 PRE-TAX YIELD TO MATURITY OF THE CLASS 2-X-2 CERTIFICATES AT THE FOLLOWING CPR
                                  PERCENTAGES
------------------------------------------------------------------------------
   ASSUMED
PURCHASE PRICE      5%           15%          25%          40%          50%
--------------      --           ---          ---          ---          ---
 $973,855 (*)     57.58%       42.34%        26.51%      (0.30)%      (20.54)%

(*) Approximate


 PRE-TAX YIELD TO MATURITY OF THE CLASS 3-X-1 CERTIFICATES AT THE FOLLOWING CPR
                                  PERCENTAGES
------------------------------------------------------------------------------
   ASSUMED
PURCHASE PRICE      5%           15%          25%          40%          50%
--------------      --           ---          ---          ---          ---
$4,418,174 (*)    21.81%        8.73%       (4.43)%      (26.63)%     (43.36)%

(*) Approximate


 PRE-TAX YIELD TO MATURITY OF THE CLASS 3-X-2 CERTIFICATES AT THE FOLLOWING CPR
                                  PERCENTAGES
------------------------------------------------------------------------------
   ASSUMED
PURCHASE PRICE      5%           15%          25%          40%          50%
--------------      --           ---          ---          ---          ---
 $900,680 (*)     39.64%       25.34%        10.43%      (15.27)%     (34.48)%

(*) Approximate


 PRE-TAX YIELD TO MATURITY OF THE CLASS 4-X-1 CERTIFICATES AT THE FOLLOWING CPR
                                  PERCENTAGES
------------------------------------------------------------------------------
   ASSUMED
PURCHASE PRICE      5%           15%          25%          40%          50%
--------------      --           ---          ---          ---          ---
 $898,383 (*)     43.64%       29.14%        14.34%      (10.43)%     (29.08)%

(*) Approximate

 PRE-TAX YIELD TO MATURITY OF THE CLASS 4-X-2 CERTIFICATES AT THE FOLLOWING CPR
                                  PERCENTAGES
------------------------------------------------------------------------------
   ASSUMED
PURCHASE PRICE      5%           15%          25%          40%          50%
--------------      --           ---          ---          ---          ---
 $667,970 (*)     53.05%       38.02%        22.35%      (4.55)%      (24.89)%

(*) Approximate


 PRE-TAX YIELD TO MATURITY OF THE CLASS 5-X-1 CERTIFICATES AT THE FOLLOWING CPR
                                  PERCENTAGES
------------------------------------------------------------------------------
   ASSUMED
PURCHASE PRICE      5%           15%          25%          40%          50%
--------------      --           ---          ---          ---          ---

$3,159,359 (*)    38.32%       24.15%        9.74%       (14.40)%     (32.60)%

(*) Approximate


 PRE-TAX YIELD TO MATURITY OF THE CLASS 5-X-2 CERTIFICATES AT THE FOLLOWING CPR
                                  PERCENTAGES
------------------------------------------------------------------------------
   ASSUMED
PURCHASE PRICE      5%           15%          25%          40%          50%
--------------      --           ---          ---          ---          ---
$1,200,660 (*)    39.48%       25.24%        10.75%      (13.53)%     (31.83)%

(*) Approximate


 PRE-TAX YIELD TO MATURITY OF THE CLASS 6-X-1 CERTIFICATES AT THE FOLLOWING CPR
                                  PERCENTAGES
------------------------------------------------------------------------------
   ASSUMED
PURCHASE PRICE      5%           15%          25%          40%          50%
--------------      --           ---          ---          ---          ---
 $687,429 (*)     50.65%       35.73%        20.43%      (5.12)%      (24.34)%

(*) Approximate


 PRE-TAX YIELD TO MATURITY OF THE CLASS 6-X-2 CERTIFICATES AT THE FOLLOWING CPR
                                  PERCENTAGES
------------------------------------------------------------------------------
   ASSUMED
PURCHASE PRICE      5%           15%          25%          40%          50%
--------------      --           ---          ---          ---          ---
   $377,364       43.73%       29.18%        14.00%      (12.26)%     (31.99)%

(*) Approximate


  PRE-TAX YIELD TO MATURITY OF THE CLASS M-X CERTIFICATES AT THE FOLLOWING CPR
                                  PERCENTAGES
------------------------------------------------------------------------------
   ASSUMED
PURCHASE PRICE      5%           15%          25%          40%          50%
--------------      --           ---          ---          ---          ---
$1,337,763 (*)    21.84%       17.26%        7.04%       (11.04)%     (27.82)%

(*) Approximate


      Each pre-tax yield to maturity set forth in the preceding tables was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the related Class X certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price listed in the related table (which includes accrued interest). These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the related Class X certificates, and thus do not reflect the return on any investment in the related Class X certificates when any reinvestment rates other than the discount rates set forth in the related preceding tables are considered.

      Notwithstanding the assumed prepayment rates reflected in the preceding tables, it is highly unlikely that the mortgage loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yields to maturity on the Class X certificates are likely to differ from those shown in the tables above, even if the average prepayment rate on all of the related mortgage loans equals the percentages of CPR indicated in the related tables above over any given time period or over the entire life of the related certificates.

      There can be no assurance that the related mortgage loans will prepay at any particular rate or that the yield on the Class X certificates will conform to the yields described herein. Moreover, the various remaining terms to maturity of the mortgage loans could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of CPR specified, even if the weighted average remaining term to maturity and weighted average mortgage rate of the related mortgage loans are as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Class X certificates should fully consider the risk that a rapid rate of prepayments on the related mortgage loans or an increase in the amount of One-Month LIBOR, LAMA or One-Year MTA (as the case may be) could result in the failure of such investors to fully recover their investments.

      For additional considerations relating to the yield on the certificates, see "Yield and Prepayment Considerations" in the prospectus.

                       POOLING AND SERVICING AGREEMENT

GENERAL

      The certificates will be issued pursuant to the Agreement, a form of which is filed as an exhibit to the registration statement. A current report on Form 8-K relating to the certificates containing a copy of the Agreement as executed will be filed by the Depositor with the Securities and Exchange Commission within fifteen days of the initial issuance of the certificates.

      The trust fund created under the Agreement will consist of (1) all of the Depositor's right, title and interest in and to the mortgage loans, the related mortgage notes, mortgages and other related documents, including all interest and principal due after the cut-off date with respect to the initial mortgage loans, and including all interest and principal due after the related subsequent cut-off date with respect to the subsequent mortgage loans, but excluding any payments of principal or interest due on or prior to the cut-off date with respect to the initial mortgage loans, and excluding all payments of principal or interest due on or prior to the related subsequent cut-off date with respect to the subsequent mortgage loans, as the case may be, (2) any mortgaged properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (3) the rights of the Trustee under all insurance policies required to be maintained pursuant to the Agreement, and any amounts paid or payable by the related insurer under any such insurance policy (to the extent the related mortgagee has a claim thereto), (4) the rights of the Depositor under the Mortgage Loan Purchase Agreement and each Subsequent Mortgage Loan Purchase Agreement between the Depositor and the Seller, (5) such assets relating to the mortgage loans as from time to time may be held in the Protected Accounts, the Carryover Shortfall Reserve Funds, the Yield Maintenance Accounts and the Distribution Account, (6) the Pre-Funding Account and the Interest Coverage Account, (7) rights with respect to the Servicing Agreements, to the extent assigned to the Trustee, (8) the rights of the Depositor with respect to the Yield Maintenance Agreements, (9) such assets as shall from time to time be credited to the Distribution Account or are required by the terms of the Agreement to be credited to the Distribution Account, and (10) any proceeds of the foregoing.

      Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the trust fund, the terms and conditions of the Agreement and the offered certificates. The offered certificates will be transferable and exchangeable at the offices of the Certificate Registrar, currently located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 44579, Attention: Corporate Trust Operations, SAMI II Series 2005-AR7. The Depositor will provide to prospective or actual certificateholders without charge, on written request, a copy (without exhibits) of the Agreement. Requests should be addressed to Structured Asset Mortgage Investments II Inc., 383 Madison Avenue, New York, New York 10179.

ASSIGNMENT OF THE MORTGAGE LOANS

      At the time of issuance of the certificates, the Depositor will cause the initial mortgage loans, together with all principal and interest due on or with respect to such mortgage loans after the cut-off date, to be sold to the trust. The subsequent mortgage loans, together with all principal and interest due on or with respect to such subsequent mortgage loans after the related subsequent cut-off date, will be sold to the trust on the related subsequent transfer date(s). The initial mortgage loans will be identified in a schedule appearing as an exhibit to the Agreement. The subsequent mortgage loans will be identified in a schedule appearing as an exhibit to the related subsequent transfer instrument. Such schedules will include information as to the principal balance of each initial mortgage loan as of the cut-off date, or information as to the principal balance of the applicable subsequent mortgage loan as of the related subsequent cut-off date, as the case may be, as well as information including, among other things, the related mortgage rate, the related Net Rate, the related Monthly Payment, the maturity date of the related mortgage note and the related Loan-to-Value Ratio.

      In addition, the Depositor will deposit with the custodian, as agent for the Trustee, with respect to each mortgage loan, the following: the original mortgage note, endorsed without recourse to the order of the Trustee and showing to the extent available to the Depositor an unbroken chain of endorsements from the original payee thereof to the person endorsing it to the Trustee; the original mortgage which shall have been recorded, with evidence of such recording indicated thereon; as to the mortgage loans with Mortgaged Properties located in the States of Florida, Maryland, Mississippi, South Carolina or Tennessee, the assignment (which may be in the form of a blanket assignment) of the Mortgage, with evidence of recording thereon; a duly executed assignment (which may be in the form of a blanket assignment) of the mortgage to "JPMorgan Chase Bank, N.A., as trustee" with evidence of recording thereon (subject to certain exceptions set forth in the Agreement); the original or a copy of the policy or certificate of primary mortgage guaranty insurance, if any; the original policy of title insurance or mortgagee's certificate of title insurance or commitment or binder for title insurance; and originals of all assumption and modification agreements, if applicable and available. Notwithstanding the foregoing, the Depositor will not be required to deliver assignments of the mortgage with evidence of recording thereon if (i) the mortgaged properties relating thereto are located in a jurisdiction in which, based on an opinion of counsel delivered by the Depositor to the Trustee, such recordation is not necessary to protect the interests of the certificateholders in the related mortgage loans, (ii) such recordation is not required by the Rating Agencies, or
(iii) MERS is identified on the mortgage, or on a properly recorded assignment of mortgage, as mortgagee of record solely as nominee for the Depositor and its successors and assigns.

      Each assignment will be submitted for recording by the Depositor, at no expense to the trust or the Trustee, or the custodian, as its agent, upon the earliest to occur of: (i) the direction of certificateholders holding interests in at least 25% of the trust in the aggregate, (ii) the occurrence of an Event of Default, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Depositor, (iv) the rating of The Bear Stearns Companies Inc. falls below Baa3, (v) the occurrence of a servicing transfer as described in the Agreement, or (vi) with respect to any one assignment of mortgage, the occurrence of a bankruptcy, insolvency or foreclosure relating to the mortgagor under the related mortgage. The documents delivered to the custodian on behalf of the Trustee with respect to each mortgage loan are hereafter referred to collectively as the "Mortgage File." The Depositor will cause the mortgage and intervening assignments, if any, and the assignment of the mortgage, if recorded, to be recorded not later than 180 days after the closing date or the related subsequent transfer date, as the case may be.

      With respect to each mortgage loan subject to the MERS(R) System, Inc., in accordance with the rules of membership of Merscorp, Inc. and/or MERS, the assignment of the mortgage related to each such mortgage loan shall be registered electronically through the MERS(R) System and MERS shall serve as mortgagee of record solely as nominee in an administrative capacity on behalf of the Trustee and shall not have any interest in such mortgage loans. In addition, certain of the document delivery requirements set forth above may vary with respect to mortgage loans subject to the MERS(R) System.

      The custodian will review each item of the related mortgage file on behalf of the Trustee within 90 days of the closing date or the related subsequent transfer date, as the case may be (and will review each document permitted to be delivered to the Trustee after the closing date or the related subsequent transfer date, as the case may be, if received by the custodian on behalf of the Trustee after the related initial 90-day period, promptly after its delivery to the custodian). If, as a result of its review, the custodian determines that any document is missing, does not appear regular on its face, or appears to be unrelated to the mortgage loans identified in the related mortgage loan schedule (hereafter referred to as a "Material Defect"), the custodian, as agent for the Trustee, shall notify the Seller of such material defect.

The Seller shall correct or cure any such material defect within 90 days from the date of notice of the material defect, and, if the Seller does not correct or cure such material defect within such period and such defect materially and adversely affects the interests of the certificateholders in the related mortgage loan, the Seller will generally, within 90 days of the date of notice, provide the Trustee with a substitute mortgage loan (if within two years of the closing date) or purchase the related mortgage loan at the applicable Repurchase Price.

      The custodian also will review the related mortgage files on behalf of the Trustee within 180 days of the closing date or the related subsequent transfer date, as the case may be. If the custodian discovers a material defect, the custodian, on behalf of the Trustee, shall notify the Seller of such material defect. The Seller shall correct or cure any such material defect within 90 days from the date of notice of the material defect, and, if the Seller does not correct or cure such material defect within such period and such defect materially and adversely affects the interests of the certificateholders in the related mortgage loan, the Seller will generally, within 90 days of the date of notice, provide the Trustee with a substitute mortgage loan (if within two years of the closing date) or purchase the related mortgage loan at the applicable Repurchase Price.

REPRESENTATIONS AND WARRANTIES

      In the Mortgage Loan Purchase Agreement and each Subsequent Mortgage Loan Purchase Agreement pursuant to which the Depositor purchased and will purchase the related mortgage loans from the Seller, the Seller made and will make certain representations and warranties to the Depositor concerning the related mortgage loans. The Trustee will be assigned all right, title and interest in the Mortgage Loan Purchase Agreement and each Subsequent Mortgage Loan Purchase Agreement insofar as they relate to such representations and warranties made by the Seller.

      The representations and warranties of the Seller with respect to the mortgage loans include the following, among others:

      (1) The information set forth in the related mortgage loan schedule is true, complete and correct in all material respects as of the date such representation was made;

      (2) Immediately prior to the sale of the mortgage loans pursuant to the Mortgage Loan Purchase Agreement and each Subsequent Mortgage Loan Purchase Agreement, as the case may be, the Seller was the sole owner of beneficial title and holder of each mortgage and mortgage note relating to the related mortgage loans and as of the closing date or the related subsequent transfer date, as the case may be, or as of another specified date, is conveying the same to the Depositor free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and the Seller has full right and authority to sell and assign each related mortgage loan pursuant to the Mortgage Loan Purchase Agreement and the related Subsequent Mortgage Loan Purchase Agreement, as the case may be; and

      (3) As of the closing date, there is no monetary default existing under any mortgage or the related mortgage note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and neither the Seller nor any of its respective affiliates has taken any action to waive any default, breach or event of acceleration; and no foreclosure action is threatened or has been commenced with respect to the mortgage loans.

      In the case of a breach of any representation or warranty set forth above which materially and adversely affects the value of the interests of certificateholders or the Trustee in any of the mortgage loans within 90 days from the date of discovery or notice from or by the Trustee, the Depositor, the Securities Administrator or the Seller, the Seller will (i) cure such breach in all material respects, (ii) provide the Trustee with a substitute mortgage loan (if within two years of the closing date) or (iii) purchase the related mortgage loan at the applicable Repurchase Price. The obligations of the Seller to cure, purchase or substitute shall constitute the Trustee's sole and exclusive remedy respecting a breach of such representations and warranties.

YIELD MAINTENANCE PROVIDER

      Bear Stearns Financial Products Inc. (the "Cap Counterparty") will be the counterparty for the yield maintenance agreements. The Cap Counterparty will provide upon request, without charge, to each person to whom this prospectus supplement is delivered, a copy of (i) the ratings analysis from each of S&P and Moody's evidencing its respective ratings or (ii) the most recent audited annual financial statements of the Cap Counterparty.

THE TRUSTEE

      JPMorgan Chase Bank, N.A., a banking association organized under the laws of the United States of America, will act as Trustee for the certificates pursuant to the Agreement. The Trustee's office for notices under the Agreement is located at 4 New York Plaza, 6th Floor, New York, New York 10004-2477,
Attention: Worldwide Securities Services-Structured Finance Services, SAMI II Series 2005-AR7.

      The fee of the Trustee will be payable by the Master Servicer. The Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be entitled to recover from the Distribution Account established pursuant to the Agreement, all reasonable out-of-pocket expenses, disbursements and advances and expenses of the Trustee in connection with any event of default, any breach of the Agreement, or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Trustee in the administration of the trust created pursuant to the Agreement (including the reasonable compensation and disbursements of its counsel), other than any such expense, disbursement or advance as may arise from its negligence, negligent failure to act or intentional misconduct or which is the responsibility of the certificateholders or the trust fund.

      The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee. The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement, if the Trustee becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the Trustee or its property. The Trustee may also be removed if the credit rating of the Trustee falls below certain levels. Upon such resignation or removal of the Trustee, the Depositor will be entitled to appoint a successor Trustee. The Trustee may also be removed at any time by the holders of certificates evidencing ownership of not less than 51% of the trust. In the event that the certificateholders remove the Trustee, the compensation of any successor Trustee shall be paid by the certificateholders to the extent that such compensation exceeds the amount agreed to by the Depositor, the Master Servicer and the removed Trustee.

THE SECURITIES ADMINISTRATOR

      Wells Fargo Bank, National Association, a national banking association, will act as Securities Administrator for so long as it is also the Master Servicer. The Securities Administrator's office for notices under the Agreement is located at 9062 Old Annapolis Road, Columbia, Maryland 21045.

      The Agreement will provide that the Securities Administrator and any director, officer, employee or agent of the Securities Administrator will be entitled to recover from the Distribution Account all reasonable out-of-pocket expenses, disbursements and advances and expenses of the Securities Administrator in connection with any Event of Default, any breach of the Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Securities Administrator in the administration of the trust created pursuant to the Agreement (including the reasonable compensation and disbursements of its counsel), other than any such expense, disbursement or advance as may arise from its negligence, negligent failure to act or intentional misconduct or which is the responsibility of the certificateholders or the trust fund.

      The fee of the Securities Administrator will be payable by the Master Servicer. The Securities Administrator may resign at any time, in which event the Depositor will be obligated to appoint a successor Securities Administrator. The Depositor may also remove the Securities Administrator if the Securities Administrator ceases to be eligible to continue as such under the Agreement or if the Securities Administrator becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the Securities Administrator or its property or upon removal or termination of the Master Servicer. Upon such resignation or removal of the Securities Administrator, the Depositor will be entitled to appoint a successor Securities Administrator. The Securities Administrator may also be removed at any time by the holders of certificates evidencing ownership of not less than 51% of the trust. In the event that the certificateholders remove the Securities Administrator, the compensation of any successor Securities Administrator shall be paid by the certificateholders to the extent that such compensation exceeds the amount agreed to by the Master Servicer and the original Securities Administrator. Any resignation or removal of the Securities Administrator and appointment of a successor Securities Administrator will not become effective until acceptance of the appointment by the successor Securities Administrator.

PAYING AGENT AND CERTIFICATE REGISTRAR

      Wells Fargo Bank, National Association, in its capacity as Securities Administrator, will act as the initial Paying Agent and Certificate Registrar under the Agreement. Each of the Paying Agent and the Certificate Registrar may resign upon thirty (30) days' prior written notice to the Trustee; provided that no such resignation will be effective until acceptance of the appointment of a successor paying agent or certificate registrar. In the event the Paying Agent and/or the Certificate Registrar resigns or is removed by the Trustee for cause, the Trustee may appoint a successor paying agent or certificate registrar, as applicable. The Trustee will cause such successor paying agent, if other than the Trustee, the Master Servicer or the Securities Administrator, to execute and deliver to the Trustee an instrument in which such paying agent will agree with the Trustee that such paying agent will hold all sums held by it for the payment to related certificateholders in trust for the benefit of the related certificateholders entitled thereto until such sums have been paid to the related certificateholders.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

      With respect to any distribution date, the Master Servicer will be entitled to compensation (hereafter referred to as the "Master Servicing Compensation") for its activities under the Agreement which shall be equal to the sum of five days' investment income on funds in the Distribution Account.

      Each of the Servicers will be entitled to receive a fee (hereafter referred to as the "Servicing Fee") as compensation for its activities under the related Servicing Agreement equal to the applicable servicing fee rate, set forth below, multiplied by the Scheduled Principal Balance of each mortgage loan, serviced by such Servicer, as of the Due Date in the month preceding the month in which such distribution date occurs. The servicing fee rate for each mortgage loan will be (i) 0.375% per annum with respect to the mortgage loans originated and serviced by Bank of America, (ii) 0.375% per annum with respect to the mortgage loans serviced by EMC Mortgage, and (iii) 0.375% per annum with respect to the mortgage loans serviced by EverHome.

      Each Servicer will be entitled to withdraw from the related Protected Account or to retain from interest payments on the related mortgage loans the amounts provided for as such Servicer's servicing fee. Additional servicing compensation in the form of assumption fees, prepayment charges, late payment charges and other ancillary fees will be retained by the related Servicer to the extent collected from mortgagors and as provided in the related Servicing Agreement.

      The applicable Servicer will pay all related expenses incurred in connection with its servicing responsibilities (subject to limited reimbursement as described in the related Servicing Agreement).

COLLECTION AND OTHER SERVICING PROCEDURES

      Each Servicer, as an independent contract servicer, will service and administer the mortgage loans in accordance with the related Servicing Agreement and with accepted servicing practices (giving due consideration to the trust's reliance on such Servicer), and will have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which such Servicer may deem necessary or desirable and consistent with the terms of the related Servicing Agreement and with accepted servicing practices, and will exercise the same care that it customarily employs for its own account. Except as set forth in the related Servicing Agreement, each Servicer will service the mortgage loans in accordance with accepted servicing practices in compliance with the servicing provisions of the Fannie Mae Selling Guide and the Fannie Mae Servicing Guide (hereafter collectively referred to as the "Fannie Mae Guide"), which include, but are not limited to, provisions regarding the liquidation of mortgage loans, the collection of mortgage loan payments, the payment of taxes, insurance and other charges, the maintenance of hazard insurance with a qualified insurer, the maintenance of fidelity bond and errors and omissions insurance, inspections, the restoration of mortgaged property, the maintenance of primary mortgage insurance policies, insurance claims, and title insurance, the management of REO Property, permitted withdrawals with respect to REO Property, liquidation reports, reports of foreclosures and abandonments of mortgaged property, the transfer of mortgaged property, the release of mortgage loan files, annual statements, and the examination of records and facilities. In the event of any conflict, inconsistency or discrepancy between any of the servicing provisions of the related Servicing Agreement and any of the servicing provisions of the Fannie Mae Guide, the provisions of the related Servicing Agreement will control and be binding upon the related Servicer. The Trustee shall deliver powers-of-attorney to a Servicer sufficient to allow such Servicer, as servicer, to execute all documentation requiring execution on behalf of the trust with respect to the servicing of the mortgage loans, including satisfactions, partial releases, modifications and foreclosure documentation or, in the alternative, will as promptly as reasonably possible, execute and return such documentation to such Servicer.

      Consistent with the terms of the related Servicing Agreement, the related Servicer may waive, modify or vary any term of any mortgage loan or consent to the postponement of any such term or in any manner grant indulgence to any mortgagor if, in such Servicer's reasonable and prudent determination, such waiver, modification, postponement or indulgence is not materially adverse to the trust; provided, however, that a Servicer will generally not permit any modification with respect to any mortgage loan that would change the mortgage rate, forgive the payment of principal or interest, reduce or increase the Outstanding Principal Balance (except for actual payments of principal) or change the final maturity date on such mortgage loan. In the event of any such modification which permits the deferral of interest or principal payments on any mortgage loan, a Servicer will, on the business day immediately preceding the 18th day of each month, or, if such day is not a business day, the preceding business day, in any month in which any such principal or interest payment has been deferred, deposit in the related Protected Account from its own funds, in accordance with the terms of the related Servicing Agreement, the difference between (a) such month's principal and one month's interest at the related mortgage loan remittance rate, as set forth in such Servicing Agreement, on the unpaid principal balance of such mortgage loan and
(b) the amount paid by the mortgagor. Each Servicer will be entitled to reimbursement for such advances to the same extent as for all other advances pursuant to the related Servicing Agreement. Without limiting the generality of the foregoing, the Servicers will continue, and each is hereby authorized and empowered, to prepare, execute and deliver, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the related mortgage loans and with respect to the related mortgaged properties.

      Each Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance by any mortgagor of a mortgaged property (whether by absolute conveyance or by contract of sale, and whether or not the mortgagor remains or is to remain liable under the related mortgage note and/or the mortgage), exercise its rights to accelerate the maturity of such mortgage loan under any "due-on-sale" clause to the extent permitted by law; provided, however, that such Servicer will not exercise any such rights if prohibited by law or the terms of the mortgage note from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related primary mortgage insurance policy, if any. If a Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, then such Servicer will enter into an assumption agreement with the person to whom the related mortgaged property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the related note and, to the extent permitted by applicable state law, the mortgagor remains liable thereon. Where an assumption is allowed pursuant to a Servicing Agreement, the related Servicer, with the prior consent of the primary mortgage insurer, if any, is authorized to enter into a substitution of liability agreement with the person to whom the related mortgaged property has been conveyed or is proposed to be conveyed pursuant to which the original mortgagor is released from liability and such person is substituted as mortgagor and becomes liable under the related mortgage note. Any such substitution of liability agreement will be in lieu of an assumption agreement. In regard to circumstances in which the Servicers may be unable to enforce due-on-sale clauses, see "Legal Aspects of Mortgage Loans" in the prospectus.

      Each Servicer will proceed with reasonable diligence to collect all payments due under each related mortgage loan, and will, to the extent such procedures will be consistent with the related Servicing Agreement and the terms and provisions of the related primary mortgage insurance policy, follow such collection procedures as it follows with respect to mortgage loans comparable to the mortgage loans and held for its own account. Further, each Servicer will take reasonable care in ascertaining and estimating annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the related mortgage, will become due and payable, to the end that the installments payable by the related mortgagors will be sufficient to pay such charges as and when they become due and payable.

      Each Servicer will segregate and hold all funds collected and received pursuant to each related mortgage loan which constitute ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the related mortgagor with the related mortgagee pursuant to the mortgage or any other document (hereafter referred to as "Escrow Payments"), separate and apart from any of such Servicer's own funds and general assets and will establish and maintain, in addition to the related Protected Account described under "--The Protected Accounts" in this prospectus supplement, one or more accounts (each hereafter referred to as a "Servicing Account"). Each Servicing Account will be established with a qualified depository as set forth in the related Servicing Agreement. To the extent such funds are not deposited in a Servicing Account, such funds may be invested in Permitted Investments. Funds deposited in a Servicing Account may be drawn on by the related Servicer in accordance with the terms of the related Servicing Agreement. The Servicers will bear any losses incurred with respect to the related Permitted Investments. The amount of any such losses will be immediately deposited by the related Servicer in the related Servicing Account, as appropriate, out of its own funds, with no right to reimbursement therefor.

      Each Servicer will deposit in a mortgage clearing account on a daily basis, and in the Escrow Account or Accounts no later than the second business day after receipt of funds and retain therein:

            (i) all escrow payments collected on account of the related mortgage loans, for the purpose of effecting timely payment of any items as are required under the terms of the related Servicing Agreement;

            (ii) all Insurance Proceeds which are to be applied to the restoration or repair of any related mortgaged property; and

            (iii) all servicing advances for related mortgagors whose escrow payments are insufficient to cover escrow disbursements.

      Each Servicer will make withdrawals from an Escrow Account only to effect such payments as are required under the related Servicing Agreement, and for such other purposes as set forth below. Except as provided below, each Servicer will be entitled to retain any interest paid on funds deposited in an Escrow Account by the qualified depository.

      Withdrawals from the Escrow Account may be made by the related Servicer only:

            (i) to effect timely payments of ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, primary mortgage insurance policy premiums, if applicable, and comparable items;

            (ii) to reimburse such Servicer for any servicing advance made by such Servicer with respect to a related mortgage loan, but only from amounts received on the related mortgage loan which represent late payments or collections of escrow payments thereunder;

            (iii) to refund to the related mortgagor any funds as may be determined to be overages;

            (iv) for transfer to the related Protected Account in connection with an acquisition of REO Property;

            (v) for application to restoration or repair of the related mortgaged property;

            (vi) to pay to such Servicer, or to the related mortgagor to the extent required by law, any interest paid on the funds deposited in the related Servicing Account;

            (vii) to pay to the related mortgagors or other parties Insurance
                  Proceeds deposited in accordance with the terms of the related Servicing Agreement;

            (viii) to remove funds inadvertently placed in the related Escrow
                  Account in error by such Servicer; and

            (ix) to clear and terminate the related Escrow Account on the termination of the related Servicing Agreement.

      As part of its servicing duties, each Servicer will pay to the related mortgagors interest on funds in the related Servicing Account, to the extent required by law, and to the extent that interest earned on funds in the related Servicing Account is insufficient, will pay such interest from its own funds without any reimbursement therefor.

      Each Servicer will maintain errors and omissions insurance and fidelity bonds in certain specified amounts.

HAZARD INSURANCE

      The Servicers will cause to be maintained with respect to each mortgage loan, other than a mortgage loan secured by a condominium unit, in full force and effect for each mortgaged property, fire and hazard insurance with extended coverage as is customary in the area where the mortgaged property is located, in an amount which is equal to at least the lesser of (i) the maximum insurable value of the improvements securing such mortgage loan or (ii) the Outstanding Principal Balance of the mortgage loan or equal to such other amount as calculated pursuant to a similar formulation as provided in the related Servicing Agreement; provided, however, that the amount of the hazard insurance shall at least be equal to the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. If the mortgaged property is in an area identified in the Federal Register by the Federal Emergency Management Agency as being a special flood hazard area that has federally-mandated flood insurance requirements, the related Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (i) the Outstanding Principal Balance of the mortgage loan, (ii) the maximum insurable value of the improvements securing such mortgage loan or
(iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. The related Servicer will also maintain on the REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above. Any amounts collected by the related Servicer under any such policies, other than amounts to be applied to the restoration or repair of the mortgaged property or REO Property, or released to the mortgagor in accordance with the related Servicer's normal servicing procedures, will be deposited in the related Protected Account, subject to withdrawal pursuant to the terms of the related Servicing Agreement. Any cost incurred in maintaining any such hazard insurance policy shall not be added to the amount owing under the related mortgage loan for the purpose of calculating monthly distributions by the related Servicer to the Master Servicer, notwithstanding that the terms of the related mortgage loan so permit. Such costs shall be recoverable by the related Servicer out of related late payments by the mortgagor or out of Insurance Proceeds or Liquidation Proceeds or any other amounts in the related Protected Account. The right of the related Servicer to reimbursement for such costs incurred will be prior to the right of Master Servicer to receive any related Insurance Proceeds or Liquidation Proceeds or any other amounts in the related Protected Account.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

      Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

      It is understood and agreed that no other additional insurance need be required by the related Servicer or the mortgagor or maintained on property acquired in respect of the mortgage loans, other than pursuant to the Fannie Mae Guide or such applicable state or federal laws and regulations as will at any time be in force and as will require such additional insurance. All such policies will be endorsed with standard mortgagee clauses with loss payable to the related Servicer and its successors and/or assigns, and will provide for at least thirty days' prior written notice of any cancellation, reduction in the amount or material change in coverage to such Servicer. The related Servicer will not interfere with the mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that such Servicer will not accept any such insurance policies from insurance companies unless such companies currently reflect a General Policy Rating in Best's Key Rating Guide currently acceptable to Fannie Mae and are licensed to do business in the state wherein the property subject to the policy is located.

      Each Servicer, on behalf of the Trustee and the certificateholders, will present claims to the related insurer under any applicable hazard insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related mortgaged property or released to the mortgagor in accordance with normal servicing procedures are to be deposited in the related Protected Account.

CERTAIN MATTERS REGARDING THE MASTER SERVICER

      The Agreement will generally provide that the Master Servicer may not resign from its obligations and duties thereunder, except upon determination, evidenced by an opinion of counsel to such effect, that the performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor has assumed the obligations and duties of the Master Servicer to the extent required under the Agreement. The Master Servicer, however, has the right, with the written consent of the Trustee (which consent will not be unreasonably withheld), to assign, sell or transfer its rights and delegate its duties and obligations under the Agreement; provided that the purchaser or transferee accepting such assignment, sale, transfer or delegation or an affiliate of such purchaser or transferee is qualified to service mortgage loans for Fannie Mae or Freddie Mac and shall satisfy the other requirements listed in the Agreement with respect to the qualifications of such purchaser or transferee.

      The Agreement will generally provide that neither the Master Servicer nor any of its directors, officers, employees and agents shall be under any liability to the Trustee for taking any action or for refraining from taking any action in good faith pursuant to the Agreement, or for errors in judgment made in good faith; provided, however, that neither the Master Servicer nor any such person will be protected against any breach of warranties or representations made in the Agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of the Master Servicer's duties or by reason of reckless disregard of the Master Servicer's obligations and duties thereunder. In addition, the Agreement will provide that the Master Servicer is under no obligation to appear in, prosecute or defend any legal action which is not incidental to its duties and which in its opinion may involve it in any expense or liability. The Master Servicer may, however, with the consent of the Trustee, undertake any such action which it may deem necessary or desirable in respect of the Agreement and the rights and duties of the parties thereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the accounts thereunder, and the Master Servicer will be entitled to be reimbursed therefor from the related accounts.

      Any corporation into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Master Servicer is a party, or any corporation succeeding to the business of the Master Servicer will be the successor of the Master Servicer under the Agreement, provided that any such successor to the Master Servicer or an affiliate of such successor shall be qualified to service mortgage loans, including without limitation the mortgage loans, on behalf of Fannie Mae or Freddie Mac.

      The Seller will have certain rights with respect to the Agreement in respect of the Master Servicer, including the selection of a new Master Servicer in the event of a default by the Master Servicer pursuant to the Agreement. The Seller may also terminate the Master Servicer without cause, upon payment of a termination fee, provided that a successor master servicer has been appointed.

EVENTS OF DEFAULT

      If an Event of Default with respect to the Master Servicer shall not have been remedied, the Trustee or the holders of certificates aggregating ownership of not less than 51% of the trust may, in each case by notice in writing to the Master Servicer (and to the Trustee, if given by such certificateholders), with a copy of such notice to the Rating Agencies, and with the consent of the Seller, terminate all of the rights and obligations (but not the liabilities accruing prior to the date of termination) of the Master Servicer under the Agreement and in and to the mortgage loans serviced by the Master Servicer and the proceeds thereof.

      Upon the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under the Agreement, whether with respect to the certificates, the mortgage loans or under any other related agreements (but only to the extent that such other agreements relate to the mortgage loans), shall, subject to the provisions of the Agreement and to bankruptcy, insolvency or similar laws, if applicable, automatically and without further action pass to and be vested in the Trustee. Upon the receipt by the Master Servicer of a notice of termination or an opinion of counsel to the effect that the Master Servicer is legally unable to act or to delegate its duties to a person which is legally able to act, the Trustee shall automatically become the successor in all respects to the Master Servicer in its capacity under the Agreement and the transactions set forth or provided for therein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions thereof; provided, however, that the Seller shall have the right to either (a) immediately assume the duties of the Master Servicer or (b) select a successor Master Servicer; and provided, further, that the Trustee shall have no obligation whatsoever with respect to any liability (other than advances deemed recoverable and not previously made) incurred by the Master Servicer at or prior to the time of receipt by the Master Servicer of such notice or of such opinion of counsel. As compensation therefor, but subject to the provisions of the Agreement regarding the compensation of successor Master Servicers, the Trustee shall be entitled to all funds relating to the mortgage loans which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act as such, except for those amounts due the Master Servicer as reimbursement permitted under the Agreement for advances previously made or expenses previously incurred. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae or Freddie Mac approved servicer, and with respect to a successor to the

Master Servicer only having a net worth of not less than $10,000,000, as the successor to the Master Servicer under the Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer under the Agreement, provided, that the Trustee shall obtain a letter from each Rating Agency that the ratings, if any, of such Rating Agency on each of the certificates will not be downgraded, qualified or withdrawn as a result of the selection of the successor to the Master Servicer. Pending appointment of a successor to the Master Servicer under the Agreement, the Trustee shall act in such capacity as provided under the Agreement. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans as it and such successor shall agree; provided, however, that the provisions of the Agreement relating to successor Master Servicers shall apply, that no such compensation shall be in excess of that permitted the Trustee as provided above, and that such successor shall undertake and assume the obligations of the Trustee to pay compensation to any third person acting as an agent or independent contractor in the performance of master servicing responsibilities under the Agreement. Notwithstanding the foregoing, in the case of such appointment and assumption, the Trustee will be entitled to reimbursement for any costs and expenses incurred in connection with the appointment of such successor master servicer.

      Notwithstanding the foregoing, if an Event of Default described in clause
(7) of the definition of "Events of Default" shall occur, the Trustee shall, by notice in writing to the Master Servicer, which may be delivered by telecopy, immediately terminate all of the rights and obligations of the Master Servicer thereafter arising under the Agreement, but without prejudice to any rights it may have as a certificateholder or to reimbursement of Monthly Advances and other advances of its own funds, and the Trustee shall act as provided in the Agreement to carry out the duties of the Master Servicer, including the obligation to make any Monthly Advance the nonpayment of which was an Event of Default described in clause (7) of the definition of "Events of Default." Any such action taken by the Trustee must be taken prior to the distribution on the relevant distribution date.

REPORTS TO CERTIFICATEHOLDERS

      On each distribution date, the Securities Administrator will make available a report setting forth certain information with respect to the composition of the payment being made, the Current Principal Amount or Notional Amount, as applicable and as the case may be, of an individual certificate following such payment and certain other information relating to the certificates and the mortgage loans (and, at its option, any additional files containing the same information in an alternative format), to be provided to each holder of certificates and the Rating Agencies via the Securities Administrator's internet website. The address of the Securities Administrator's internet website can be obtained by calling the Securities Administrator's customer service desk at (301) 815-6600. To the extent it timely receives such reports from the Securities Administrator, the Trustee will make available the related report on each distribution date via its internet website, the address of which can be obtained by calling (877) 722-1095. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the Securities Administrator's customer service desk and indicating such. The Securities Administrator will have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the above parties, and the Securities Administrator will provide timely and adequate notification to all above parties regarding any such changes.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

      Each Servicer will take such action as it deems to be in the best interest of the trust with respect to defaulted mortgage loans being serviced by it, and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans being serviced by it as to which no satisfactory collection arrangements can be made. To the extent set forth in the related Servicing Agreement, each Servicer will use its reasonable efforts to realize upon defaulted mortgage loans being serviced by it in such manner as will maximize the receipt of principal and interest by the trust, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which mortgaged property will have suffered damage, the related Servicer will not be required to expend its own funds toward the restoration of such property unless it will determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related mortgage loan to the trust after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by such Servicer through Insurance Proceeds or Liquidation Proceeds from the related mortgaged property, as contemplated in the related Servicing Agreement. Each Servicer will be responsible for all costs and expenses incurred by it in any such proceedings or functions as servicing advances; provided, however, that it will be entitled to reimbursement therefor as provided in the related Servicing Agreement. Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event a Servicer has reasonable cause to believe that a mortgaged property is contaminated by hazardous or toxic substances or wastes, or if the Trustee otherwise requests an environmental inspection or review of such mortgaged property, such an inspection or review is to be conducted by a qualified inspector. Upon completion of the inspection, such Servicer will promptly provide the Trustee with a written report of the environmental inspection. After reviewing the environmental inspection report, the Trustee will determine how such Servicer will proceed with respect to the mortgaged property.

      Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Servicers, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at its Net Rate.

THE PROTECTED ACCOUNTS

      Each Servicer will segregate and hold all funds collected and received pursuant to each related mortgage loan separate and apart from any of its own funds and general assets and will establish and maintain one or more Protected Accounts. Each Protected Account will be established with a qualified depository. To the extent such funds are not deposited in a Protected Account, such funds may be invested in Permitted Investments for the benefit of the trust (with any income earned thereon for the benefit of the related Servicer). Funds deposited in a Protected Account may be drawn on by the related Servicer in accordance with the terms of the related Servicing Agreement. The creation of any Protected Account will be evidenced by a letter agreement in the form shown in the related Servicing Agreement. The original of such letter agreement will be furnished to the Trustee upon request. The related Servicer will bear any losses incurred with respect to Permitted Investments. The amount of any such losses will be immediately deposited by the related Servicer in the related Protected Account, as appropriate, out of such Servicer's own funds, with no right to reimbursement therefor.

      Each Servicer will deposit in a mortgage clearing account on a daily basis, and in the related Protected Account or Accounts no later than the second Business Day after receipt of funds, and retain therein, the following payments and collections:

            (i) all payments on account of principal, including principal prepayments, on the related mortgage loans;

            (ii) all payments on account of interest on the related mortgage loans adjusted to the related mortgage loan remittance rate;

            (iii) all Liquidation Proceeds and proceeds received in connection with the final sale by such Servicer of any REO Property;

            (iv) any net amounts received by such Servicer in connection with any REO Property pursuant to the terms of the related Servicing Agreement;

            (v) all Insurance Proceeds, other than proceeds to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with such Servicer's normal servicing procedures, the related mortgage loan documents or applicable law;

            (vi) all condemnation proceeds affecting any mortgaged property which are not released to the mortgagor in accordance with accepted servicing practices, the related mortgage loan documents or applicable law;

            (vii) any Monthly Advances;

            (viii) with respect to each full or partial principal prepayment, any prepayment interest shortfalls, to the extent of such Servicer's aggregate servicing fee received with respect to the related due period; and

            (ix) any other amounts required to be deposited in the related Protected Account pursuant to the terms of the related Servicing Agreement.

      The foregoing requirements for deposit in a Protected Account will be exclusive, it being understood that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees, to the extent permitted by the terms of the related Servicing Agreement, need not be deposited by the respective Servicers in the related Protected Account.

      Each Servicer may, from time to time, make withdrawals from the related Protected Account for the following purposes:

            (i) to make payments to the Distribution Account in the amounts and in the manner provided for in the related Servicing Agreement;

            (ii) to reimburse itself for Monthly Advances as set forth in the related Servicing Agreement, such Servicer's right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related mortgage loan which represent late collections (net of the related Servicing Fees) of principal and/or interest respecting which any such advance was made;

            (iii) to reimburse itself for unreimbursed servicing advances and
                  Monthly Advances, such Servicer's right to reimburse itself pursuant to this subclause (iii) with respect to any mortgage loan being limited to Liquidation Proceeds and Insurance Proceeds received after the cut-off date related to such mortgage loan;

            (iv) to pay to itself as servicing compensation (a) any interest earned on funds in the related Protected Account (all such interest to be withdrawn monthly not later than the 18th day of each month, or if such day is not a business day, the preceding business day) and (b) any payable Servicing Fee;

            (v) to reimburse itself for any nonrecoverable advances, as set forth in the related Servicing Agreement;

            (vi) to transfer funds to another qualified depository in accordance with the terms of the related Servicing Agreement;

            (vii) to reimburse itself as provided in the related Servicing
                  Agreement;

            (viii) to remove funds inadvertently placed in the Protected Account in error by such Servicer; and

            (ix) to clear and terminate the related Protected Account upon the termination of the related Servicing Agreement.

      On the applicable servicer remittance date, the related Servicer will withdraw or cause to be withdrawn from the related Protected Accounts and any other permitted accounts, and will remit to the Distribution Account, the Available Funds for such distribution date.

      As additional compensation for its servicing obligations, each Servicer is entitled to receive all investment earnings on amounts in the related Protected Accounts.

THE DISTRIBUTION ACCOUNT

      The Paying Agent shall establish and maintain in the name of the Paying Agent, for the benefit of the certificateholders, an account, referred to herein as the Distribution Account, into which on the business day prior to each distribution date, all Available Funds in the related Protected Accounts for such distribution date will be transferred by the related Servicers. All amounts deposited to the Distribution Account shall be held by the Paying Agent in the name of the Paying Agent in trust for the benefit of the certificateholders in accordance with the terms and provisions of the Agreement. The amount at any time credited to the Distribution Account may be invested in the name of the Paying Agent, in such permitted investments selected by the Master Servicer and the Seller or as specified in the Agreement. The Master Servicer and the Seller will be entitled to any amounts earned and will be liable for any losses on Permitted Investments in the Distribution Account.

      The Paying Agent will deposit in the Distribution Account, as received, the following amounts:

            (i) Any amounts withdrawn from a Protected Account or other permitted account;

            (ii)  Any Monthly Advance and Compensating Interest Payments;

            (iii) Any Insurance Proceeds or Liquidation Proceeds received by the related Servicer which were not deposited in a Protected Account or other permitted account;

            (iv) The Repurchase Price with respect to any mortgage loans repurchased, and all proceeds of any mortgage loans or property acquired in connection with the optional termination of the trust;

            (v) Any amounts required to be deposited with respect to losses on Permitted Investments; and

            (vi) Any other amounts received by or on behalf of the related Servicer, the Master Servicer, the Paying Agent or the Trustee and required to be deposited in the Distribution Account pursuant to the Agreement.

      On each distribution date, the Paying Agent shall pay the Master Servicing Compensation to the Master Servicer, and shall pay the certificateholders in accordance with the provisions set forth under "Description of the Certificates--Distributions on the Certificates" in this prospectus supplement. The Trustee, the Master Servicer, the Custodian and the Securities Administrator shall be entitled to the reimbursement of expenses incurred in connection with their respective duties as permitted under the Agreement out of the funds on deposit in the Distribution Account.

      In addition, on the closing date the depositor shall deposit $150 into the Distribution Account, $50 of which shall be paid to each of the residual certificates on the first distribution date. See "Description of the Certificates--Distributions on the Certificates" in this prospectus supplement.

VOTING RIGHTS

      Voting rights of the trust in general will be allocated among the classes of certificates, other than the Class X certificates, based upon their respective Current Principal Amounts; provided that voting rights equal to 1.00% of the total amount will be allocated to the Class X certificates; and provided that voting rights equal to 0.25% of the total amount will be allocated to each class of residual certificates, respectively.

TERMINATION

      The obligations of the Depositor, the Trustee, the Master Servicer and the Securities Administrator created by the Agreement will terminate upon (i) the later of the making of the final payment or other liquidation, or any advance with respect thereto, of the last mortgage loan subject thereto or the disposition of all property acquired upon foreclosure or acceptance of a deed in lieu of foreclosure of any such mortgage loans, (ii) the payment to certificateholders of all amounts required to be paid to them pursuant to the Agreement or (iii) the repurchase by or at the direction of the Depositor or its designee of all of the mortgage loans and all related REO Property in the trust, as further discussed below.

      On any distribution date on which the aggregate Scheduled Principal Balance of the group 1 mortgage loans or the crossed mortgage loans, as the case may be, and properties acquired in respect thereof, is equal to 10% or less of the sum of the aggregate Scheduled Principal Balance of such mortgage loans as of the cut-off date and, with respect to the crossed mortgage loans only, the amount on deposit in the pre-funding accounts as of the closing date, the Depositor or its designee may repurchase from the trust all such mortgage loans remaining outstanding in loan group 1 or the crossed loan groups, as the case may be, and any REO Property remaining in the trust at a purchase price equal to the sum of (a) the unpaid principal balance of such mortgage loans (other than mortgage loans related to REO Property), net of the principal portion of any unreimbursed Monthly Advances on such mortgage loans made by the purchaser, plus accrued but unpaid interest thereon at the applicable mortgage rate to, but not including, the first day of the month of repurchase, (b) the appraised value of any REO Property, less the good faith estimate of the Master Servicer of liquidation expenses to be incurred in connection with its disposal thereof (but not more than the unpaid principal balance of the related mortgage loan, together with accrued but unpaid interest on that balance at the applicable mortgage rate, but not including the first day of the month of repurchase), (c) unreimbursed out-of-pocket costs of the related servicer and the Master Servicer, including unreimbursed servicing advances and the principal portion of any unreimbursed Monthly Advances, made on such mortgage loans prior to the exercise of such repurchase right, (d) any costs and damages incurred by the trust and the Trustee in connection with any violation of such mortgage loan of any predatory or abusive lending laws, and
(e) any unreimbursed costs and expenses of the Trustee, the Master Servicer and the Securities Administrator payable in accordance with the terms of the Agreement. Any such repurchase will result in the retirement of all of the group 1 certificates or the certificates other than the group 1 certificates, as the case may be. The trust may be terminated and the certificates retired on any distribution date upon the Depositor's determination, based upon an opinion of counsel, that the status of the Trust Fund (as defined in the Agreement) as a REMIC has been lost or that a substantial risk exists that such status will be lost for the then current taxable year. In no event will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the Agreement. See "The Agreements-- Termination; Retirement of Securities" in the prospectus.

                       FEDERAL INCOME TAX CONSEQUENCES

GENERAL

      Elections will be made to treat the trust fund as three separate REMICs for federal income tax purposes. Upon the issuance of the offered certificates, Greenberg Traurig, LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Agreement, for federal income tax purposes, the Trust Fund (other than the Yield Maintenance Accounts and the related Carryover Shortfall Reserve Funds) will qualify as three REMICs under the Internal Revenue Code of 1986 (hereafter referred to as the "Code"). The certificates (other than the residual certificates) will represent regular interests in a REMIC and are herein referred to as the "regular certificates" or the "REMIC regular certificates." The adjustable rate certificates also will represent the right to receive payments under the related yield maintenance agreement and payments in respect of the related Carryover Shortfall Amounts, which shall not be an entitlement from any REMIC, but from the related Yield Maintenance Accounts and the related Carryover Shortfall Reserve Fund. The Class 1-X-1, Class 2-X-2, Class 3-X-2, Class 4-X-2, Class 6-X-2, Class 1-M-X and Class M-X certificates also will represent the obligation to make payments in respect of the related Carryover Shortfall Amounts, which shall not be an interest in any REMIC but a contractual obligation of the holders of the Class 1-X-1, Class 2-X-2, Class 3-X-2, Class 4-X-2, Class 6-X-2, Class 1-M-X and Class M-X certificates, as applicable. The Class R-I, Class R-II and Class R-III certificates will be designated as the residual interest in REMIC I, REMIC II and REMIC III (as each such term is defined in the Agreement), respectively, and are herein referred to as the "Residual Certificates" or the "REMIC Residual Certificates". All certificateholders are advised to see "Federal Income Tax Consequences" in the prospectus for a discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the REMIC regular certificates and the REMIC residual certificates.

      Because the regular certificates will be considered to represent regular interests in a REMIC, they generally will be taxable as debt obligations under the Code, and interest paid or accrued on the regular certificates, including original issue discount with respect to any regular certificates issued with original issue discount, will be taxable to certificateholders in accordance with the accrual method of accounting, regardless of their usual method of accounting. It is anticipated that, for federal income tax purposes, the Class X certificates will be issued with original issue discount, the Class 1-B-4 and Class B-5 certificates may be issued with original issue discount, and the remaining offered certificates that are regular certificates will not be issued with original issue discount. See "Federal Income Tax Consequences--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the prospectus. The Internal Revenue Service, or IRS, has issued OID regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount (hereafter referred to as the "OID Regulations"). All purchasers of REMIC regular certificates are urged to consult their tax advisors for advice regarding the effect, in any, of the original issue discount provisions and regulations on the purchase of the regular certificates. The prepayment assumption that will be used in determining the rate of accrual of original issue discount with respect to the certificates is 25% CPR. The prepayment assumption represents a rate of payment of unscheduled principal on a pool of mortgage loans, expressed as an annualized percentage of the outstanding principal balance of such mortgage loans at the beginning of each period. See "Yield on the Certificates--Prepayment Considerations" herein for a description of the prepayment assumption model used herein. However, no representation is made as to the rate at which prepayments actually will occur.

      In certain circumstances the OID Regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of a regular certificate may be able to select a method for recognizing original issue discount that differs from that used by the Securities Administrator and the Trustee in preparing reports to the certificateholders and the IRS, respectively.

      Certain classes of the offered certificates that are regular certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of certificates will be treated as holding a certificate with amortizable bond premium will depend on such certificateholder's purchase price and the distributions remaining to be made on such certificate at the time of its acquisition by such certificateholder. Holders of such classes of certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Consequences--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" and "--Premium" in the prospectus.

      Each holder of an adjustable rate certificate is deemed to own an undivided beneficial ownership interest in multiple assets: a REMIC regular interest and the right to receive payments under the related yield maintenance agreement and payments in respect of the related Carryover Shortfall Amounts. Each holder of a Class 1-X-1, Class 2-X-2, Class 3-X-2, Class 4-X-2, Class 6-X-2, Class 1-M-X and Class M-X certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the obligation to make payments under the related yield maintenance agreement and payments in respect of the related Carryover Shortfall Amount. Under the REMIC regulations, each holder of adjustable rate certificates must allocate its purchase price for such certificates between its undivided interest in the related REMIC regular interest and its undivided interest in the right to receive payments under the related yield maintenance agreement and payments in respect of the related Carryover Shortfall Amounts in accordance with the relative fair market values thereof. In computing its purchase price for its Class 1-X-1, Class 2-X-2, Class 3-X-2, Class 4-X-2, Class 6-X-2, Class 1-M-X and Class M-X certificates, each holder of a Class 1-X-1, Class 2-X-2, Class 3-X-2, Class 4-X-2, Class 6-X-2, Class 1-M-X and Class M-X certificate must take into account its share of the amounts so allocated by the holders of adjustable rate certificates to the right to receive payments under the related yield maintenance agreement and payments in respect of the related Carryover Shortfall Amounts. For tax reporting purposes, the Underwriter estimates that the right to receive, and the obligation to pay, the related Carryover Shortfall Amounts and payments under the yield maintenance agreements have a de minimis value. The OID Regulations provide that an issuer's allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust's allocation. Under the REMIC regulations, the Trustee is required to account for each REMIC regular interest and the right to receive (or the obligation to make) payments under the related yield maintenance agreement and payments in respect of the related Carryover Shortfall Amounts as discrete property rights (or obligations). Holders of the Class 1-X-1, Class 2-X-2, Class 3-X-2, Class 4-X-2, Class 6-X-2, Class 1-M-X and Class M-X certificates will be treated for federal income tax purposes as receiving all amounts deposited into the respective Carryover Shortfall Reserve Fund and the related yield maintenance account and as paying such amounts to holders of the related adjustable rate certificates, as applicable. In addition, holders of the Class 1-X-1, Class 2-X-2, Class 3-X-2, Class 4-X-2, Class 6-X-2, Class 1-M-X and Class M-X certificates will be treated for federal income tax purposes as receiving the amounts allocable by holders of the adjustable rate certificates to the right to receive payments in respect of the related Carryover Shortfall Amount.

      The Securities Administrator shall treat such payments made to the holders of the adjustable rate certificates in accordance with the tax regulations relating to notional principal contracts. It is possible that the right to receive such payments could be treated as a partnership among the holders entitled to such payments and the Class 1-X-1, Class 2-X-2, Class 3-X-2, Class 4-X-2, Class 6-X-2, Class 1-M-X and Class M-X certificates, as applicable, in respect of the Class 1-X-1, Class 2-X-2, Class 3-X-2, Class 4-X-2, Class 6-X-2, Class 1-M-X and Class M-X certificateholders' entitlement to distributions from REMIC III (as defined in the Agreement), in which case holders of the adjustable rate certificates and the

Class 1-X-1, Class 2-X-2, Class 3-X-2, Class 4-X-2, Class 6-X-2, Class 1-M-X and Class M-X certificates potentially would be subject to different timing of income, and foreign holders of such certificates could be subject to withholding in respect of such payments. It is unclear what tax rules govern payments in respect of such payments, and holders of adjustable rate certificates and the Class 1-X-1, Class 2-X-2, Class 3-X-2, Class 4-X-2, Class 6-X-2, Class 1-M-X and Class M-X certificates are advised to consult their own tax advisors regarding the consequences of the arrangements with respect to the related Carryover Shortfall Reserve Fund and the related yield maintenance account and payments from such funds and accounts on their allocation or computation of issue price, timing, character and source of income and deductions.

      U.S. Treasury Department regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the adjustable rate certificates or Class 1-X-1, Class 2-X-2, Class 3-X-2, Class 4-X-2, Class 6-X-2, Class 1-M-X and Class M-X certificates will be unable to use the integration method provided for under such regulations with respect to such certificates.

      In the event that the right to receive, and the obligation to pay, the related Carryover Shortfall Amounts and payments under the related yield maintenance agreements are characterized as a "notional principal contract" for federal income tax purposes, holders of the adjustable rate certificates will be entitled to amortize, and holders of the Class 1-X-1, Class 2-X-2, Class 3-X-2, Class 4-X-2, Class 6-X-2, Class 1-M-X and Class M-X certificates will be required to include in income, the separate price paid for the right to receive such amounts, in each case under the notional principal contract regulations. Further, upon the sale of an adjustable rate certificate or Class 1-X-1, Class 2-X-2, Class 3-X-2, Class 4-X-2, Class 6-X-2, Class 1-M-X and Class M-X certificate, the amount allocated to the selling certificateholder's right to receive, or obligation to make, payments in respect of such amounts, would be considered a "termination payment" under the notional principal contract regulations allocable to such certificate. A Class 1-X-1, Class 2-X-2, Class 3-X-2, Class 4-X-2, Class 6-X-2, Class 1-M-X and Class M-X certificateholder would have gain or loss from a termination of the obligation to make such payments equal to the amount of any termination payment it paid or is deemed to have paid in connection with the transfer of such Class 1-X-1, Class 2-X-2, Class 3-X-2, Class 4-X-2, Class 6-X-2, Class 1-M-X and Class M-X certificate less the unamortized portion of any amount received, or deemed received, by such certificateholder in respect of its obligation to make such payments. Gain or loss realized upon the termination of the right to receive such payments may be treated as capital gain or loss.

      With respect to the adjustable rate certificates, this paragraph applies exclusive of any rights, and with respect to the Class 1-X-1, Class 2-X-2, Class 3-X-2, Class 4-X-2, Class 6-X-2, Class 1-M-X and Class M-X certificates, exclusive of any obligation, in respect of the related Carryover Shortfall Amounts and payments under the related yield maintenance agreements. The offered certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(4)(A) of the Code generally in the same proportion that the assets of the Trust would be so treated, provided, that if 95% or more of the assets of the Trust qualify for any of the foregoing treatments at all times during a calendar year, the offered certificates will qualify for such status in their entirety for such calendar year. In addition, interest on the offered certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code generally to the extent that such offered certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. Moreover, the offered certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. However, prospective investors in offered certificates that will be generally treated as assets described in
Section 860G(a)(3) of the Code should note that, notwithstanding such treatment, any repurchase of such a certificate pursuant to the right of the Depositor to repurchase such offered certificates may adversely affect any REMIC that holds such offered certificates if such repurchase is made under circumstances giving rise to a Prohibited Transaction Tax. See "Pooling and Servicing Agreement--Termination" in this prospectus supplement and "Material Federal Income Tax Consequences" in the prospectus.

      The holders of the offered certificates will be required to include in income interest on their certificates in accordance with the accrual method of accounting. As noted above, each holder of an adjustable rate certificate will be required to allocate a portion of the purchase price paid for its certificates to the right to receive payments in respect of the related Carryover Shortfall Amounts and payments under the related yield maintenance agreement. The value of the right to receive such payments is a question of fact which could be subject to differing interpretations. Because the right to each such payment is treated as a separate right of the adjustable rate certificates, as applicable, not payable by any REMIC and a separate obligation of the Class 1-X-1, Class 2-X-2, Class 3-X-2, Class 4-X-2, Class 6-X-2, Class 1-M-X and Class M-X certificateholders, as applicable, such right (or obligation) will not be treated as a qualifying asset for any such certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or real estate mortgage investment conduit, and any such amounts received will not be qualifying real estate income for real estate investment trusts.

SPECIAL TAX CONSIDERATIONS APPLICABLE TO RESIDUAL CERTIFICATES

      The residual certificates generally will not be treated as evidences of indebtedness for federal income tax purposes. Instead, the residual certificates will be treated as residual interests in each REMIC, representing rights to the taxable income or net loss of each REMIC. Holders of the residual certificates will be required to report and will be taxed on their pro rata share of such income or loss, and such reporting requirements will continue until there are no certificates of any class of certificates outstanding, even though holders of residual certificates previously may have received full payment of any stated principal. The taxable income of holders of the residual certificates attributable to the residual certificates may exceed any principal payments received by such certificateholders during the corresponding period, which would result in a negligible (or even negative) after-tax return, in certain circumstances. Furthermore, because the tax on income may exceed the cash distributions with respect to the earlier accrual periods of the term of the REMIC, residual certificateholders should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of the REMIC's term as a result of their ownership of the residual certificates.

      An individual, trust or estate that holds (whether directly or indirectly through certain pass-through entities) a residual certificate may have significant additional gross income with respect to, but may be subject to limitations on the deductibility of, the servicing fee and other administrative expenses properly allocable to the REMIC in computing such certificateholder's regular tax liability, and will not be able to deduct such fees or expenses to any extent in computing such certificateholder's alternative minimum tax liability. Such expenses will be allocated, for federal income tax information reporting purposes, entirely to the residual certificates. See "Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates" and "--Taxation of Owners of REMIC Residual Certificates--General" in the prospectus.

      The IRS has issued final REMIC regulations that add to the conditions described in the prospectus necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual interest, the transferee represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations generally apply to transfers of residual interests occurring on or after February 4, 2000, although certain provisions apply only to transfers of residual interests occurring after August 18, 2002. See "Federal Income Tax Consequences--Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations" in the prospectus.

      On May 11, 2004, the Internal Revenue Service issued final regulations (the "Final Regulations") requiring that inducement fees received by a transferee of a noneconomic residual interest in a REMIC be included in income over a period reasonably related to the period during which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods contained in the Final Regulations, the inclusion of inducement fees in income will be deemed to satisfy this requirement if they are included in income (i) in the same amounts and over the same period that the holder uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income, or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a residual interest sells or otherwise disposes of the noneconomic residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of such sale or disposition. The Final Regulations also clarify that such inducement fees will be treated as income from sources within the United States. The Final Regulations are effective for taxable years ending on or after May 11, 2004. Prospective purchasers of residual certificates should consult with their tax advisors regarding the effect of these Final Regulations.

CHARACTERIZATION OF THE OFFERED CERTIFICATES

      With respect to the adjustable rate certificates, this paragraph applies exclusive of any rights, and with respect to the Class 1-X-1, Class 2-X-2, Class 3-X-2, Class 4-X-2, Class 6-X-2, Class 1-M-X and Class M-X certificates, exclusive of any obligation, in respect of the related Carryover Shortfall Amounts and payments under the related yield maintenance agreements. The offered certificates (including the residual certificates) will be treated as "regular" or "residual interests in a REMIC" for domestic building and loan associations, and "real estate assets" for real estate investment trusts (hereafter referred to as "REITs"), subject to the limitations described in "Federal Income Tax Consequences--REMIC Securities--Status of REMIC Securities" in the prospectus. Similarly, interest on the offered certificates will be considered "interest on obligations secured by mortgages on real property" for REITs, subject to the limitations described in "Federal Income Tax Consequences--Characterization of Investments in REMIC Certificates" in the prospectus.

      RESTRICTIONS ON PURCHASE AND TRANSFER OF THE RESIDUAL CERTIFICATES

      The residual certificates are not offered for sale to any investor that is a "disqualified organization" as described in "Federal Income Tax
Consequences-Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations" in the prospectus.

      A residual certificate (or interests therein) may not be transferred without the prior express written consent of the holder of the residual certificate who is a "Tax Matters Person" as defined in the

Code and by the Depositor. The Depositor will not give its consent to any proposed transfer to a disqualified organization, including any publicly traded partnership. As a prerequisite to such consent to any other transfer, the proposed transferee must provide the Tax Matters Person, the Trustee, the Certificate Registrar and the Depositor with an affidavit that the proposed transferee is not a "disqualified organization" or publicly traded partnership (and, unless the Tax Matters Person and the Depositor consent to the transfer to a person who is not a U.S. Person (as defined below), an affidavit that it is a U.S. Person). Notwithstanding the fulfillment of the prerequisites described above, the Tax Matters Person or the Depositor may withhold its consent to a transfer, but only to the extent necessary to avoid a risk of REMIC disqualification or REMIC-level tax. In the event that legislation is enacted which would subject the trust to tax (or disqualify any REMIC as a REMIC) on the transfer of an interest in the residual certificate to any other person or persons, the Tax Matters Person and the Depositor may, without action on the part of Holders, amend the Agreement to restrict or prohibit prospectively such transfer. A transfer in violation of the restrictions set forth herein may subject a residual certificateholder to taxation. See "Federal Income Tax Consequences-Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations" in the prospectus. Moreover, certain transfers of a residual certificate that are effective to transfer legal ownership may nevertheless be ineffective to transfer ownership for federal income tax purposes, if at the time of the transfer the residual certificate represents a "non-economic residual interest" as defined in the REMIC Regulations and if avoiding or impeding the assessment or collection of tax is a significant purpose of the transfer. See "Federal Income Tax Consequences-Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations" in the prospectus. Further, unless the Tax Matters Person and the Depositor consent in writing (which consent may be withheld in the Tax Matters Person's or the Depositor's sole discretion), a residual certificate (including a beneficial interest therein) may not be purchased by or transferred to any person who is not a "United States person," as such term is defined in Section 7701(a)(30) of the Code (hereafter referred to as a "U.S. Person").

                            METHOD OF DISTRIBUTION

      Subject to the terms and conditions set forth in the underwriting agreement, the Depositor has agreed to sell, and the Underwriter has agreed to purchase, the offered certificates. The Underwriter is obligated to purchase all of the respective classes of certificates offered by this prospectus supplement if it purchases any. The Underwriter is an affiliate of the Depositor and the Seller.

      Distribution of the offered certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the offered certificates, before deducting expenses payable by the Depositor in connection with the sale of the offered certificates (which are estimated to be $600,000), will be approximately 102.5% of the aggregate initial Current Principal Amount of the offered certificates, as of the cut-off date, plus accrued interest on the offered certificates. In connection with the purchase and sale of the offered certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

      The offered certificates are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the book-entry certificates will be made through the facilities of DTC, Clearstream, Luxembourg and the Euroclear System and that delivery of the non-offered subordinate certificates and the residual certificates will be made at the offices of the Underwriter, in each case, on or about the closing date.

      The underwriting agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriter may be required to make in respect thereof.

                               SECONDARY MARKET

      There is currently no secondary market for the offered certificates, and no assurances are made that a secondary market for the offered certificates will develop or, if it does develop, that it will continue.

      The primary source of information available to investors concerning the offered certificates will be the monthly statements discussed in the prospectus under "Pooling and Servicing Agreement--Reports to Securityholders", which will include information as to the Current Principal Amount or Notional Amount, as the case may be, of the offered certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the offered certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis. The limited nature of information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

                                LEGAL OPINIONS

      Legal matters relating to the offered certificates will be passed upon for the Depositor and the Underwriter by Greenberg Traurig, LLP, New York, New York.

                                   RATINGS

      It is a condition to the issuance of each class of offered certificates that it receives at least the ratings set forth below from S&P and Moody's:

                                            Rating
        Class                     S&P        Moody's
        ------                    ----       -------
        Class 1-A-1               AAA        Aaa
        Class 1-A-2               AAA        Aaa
        Class 1-X-1               AAA        Aaa
        Class 2-A-1               AAA        Aaa
        Class 2-A-2               AAA        Aaa
        Class 2-A-3               AAA        Aaa
        Class 2-X-1               AAA        Aaa
        Class 2-X-2               AAA        Aaa
        Class 3-A-1               AAA        Aaa
        Class 3-A-2               AAA        Aaa
        Class 3-A-3               AAA        Aaa
        Class 3-X-1               AAA        Aaa
        Class 3-X-2               AAA        Aaa
        Class 4-A-1               AAA        Aaa
        Class 4-A-2               AAA        Aaa
        Class 4-A-3               AAA        Aaa
        Class 4-X-1               AAA        Aaa
        Class 4-X-2               AAA        Aaa
        Class 5-A-1               AAA        Aaa

        Class 5-A-2               AAA        Aaa
        Class 5-X-1               AAA        Aaa
        Class 5-X-2               AAA        Aaa
        Class 6-A-1               AAA        Aaa
        Class 6-A-2               AAA        Aaa
        Class 6-X-1               AAA        Aaa
        Class 6-X-2               AAA        Aaa
        Class 1-M-X               AA+        Aa1
        Class 1-B-1               AA+        Aa1
        Class 1-B-2               AA         Aa2
        Class 1-B-3               A          A1
        Class 1-B-4               BBB        Baa1
        Class M-X                 AA+        Aa1
        Class B-1                 AA+        Aa1
        Class B-2                 AA         Aa1
        Class B-3                 AA-        Aa2
        Class B-4                 A          Aa3
        Class B-5                 BBB        A3
        Class R-I                 AAA        NR
        Class R-II                AAA        NR
        Class R-III               AAA        NR

      The ratings of S&P and Moody's assigned to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which the certificateholders are entitled. The rating process addresses structural and legal aspects associated with the offered certificates, including the nature of the underlying mortgage loans. The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments on the mortgage loans will be made by the mortgagors or the degree to which the rate and timing of principal prepayments on the mortgage loans will differ from that originally anticipated.

      The ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield due to non-credit events. In addition, the ratings on the residual certificates do not address the likelihood of receipt by the holders of the residual certificates of any amounts in excess of their initial principal balance thereof. The ratings on the Class X certificates do not address the possibility that the holders of those certificates may fail to fully recover their initial investments.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the offered certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the offered certificates.

      The Depositor has not requested that any rating agency rate any class of the offered certificates other than as stated above. However, there can be no assurance as to whether any other rating agency will rate any class of the offered certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on any class of the offered certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the offered certificates as stated above.

                               LEGAL INVESTMENT

      The offered certificates (other than the Class 1-B-3, Class 1-B-4, Class B-4 and Class B-5 certificates) will constitute "mortgage related securities" for purposes of SMMEA for so long as they are rated in one of the two highest rating categories by a nationally recognized statistical rating organization and, as such, will be legal investments for certain entities to the extent provided in SMMEA, subject to state laws overriding SMMEA. Certain states have enacted legislation overriding the legal investment provisions of SMMEA. It is not anticipated that the remaining classes of certificates will be so rated in one of the two highest rating categories and therefore will not constitute "mortgage related securities" under SMMEA (hereafter referred to as the "Non-SMMEA Certificates"). The appropriate characterization of the Non-SMMEA Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Non-SMMEA Certificates, may be subject to significant interpretive uncertainties.

      The Office of Thrift Supervision (hereafter referred to as the "OTS") has issued Thrift Bulletins 73a, entitled "Investing in Complex Securities" (hereafter referred to as "TB 73a"), which is effective as of December 18, 2001 and applies to savings associations regulated by the OTS, and 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities" (hereafter referred to as "TB 13a"), which is effective as of December 1, 1998 and applies to thrift institutions regulated by the OTS.

      One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth in TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any "complex securities," that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, "complex security" includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla" mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of the offered certificates would likely be viewed as "complex securities." With respect to quality and suitability factors, TB 73a warns (i) that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect to the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

      One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

      The Depositor makes no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

      See "Legal Investment Matters" in the prospectus.

                             ERISA CONSIDERATIONS

      A fiduciary of any Plan (as defined in the prospectus) and any person investing Plan Assets (as defined in the prospectus) of any Plan should carefully review with its legal advisors whether the purchase, sale or holding of certificates will give rise to a prohibited transaction under ERISA or
Section 4975 of the Code.

      The U.S. Department of Labor has issued an Exemption, as defined in this prospectus supplement and as described under "ERISA Considerations" in the prospectus, to the Underwriter. The Exemption generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions by
Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates rated at least "BBB-" (or its equivalent) by the Exemption Rating Agencies (as defined in the prospectus) at the time of purchase and underwritten by the Underwriter, such as the offered certificates, and the servicing and operation of asset pools, such as the mortgage pool, provided that the conditions of the Exemption are satisfied. The purchase of the offered certificates by, on behalf of or with the Plan Assets of any Plan may qualify for exemptive relief under the Exemption, as amended and as currently in effect. However, the Exemption contains a number of conditions which must be met for the Exemption, as amended, to apply (as described in the prospectus), including the requirement that any such Plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended. A fiduciary of a Plan contemplating purchasing an offered certificate must make its own determination that the conditions set forth in the Exemption, as amended, will be satisfied with respect to such certificates, including the requirement that the rating on a particular class of certificates be "BBB-" or higher at the time of purchase.

      Each beneficial owner of an offered subordinate certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan or investing with "Plan Assets", (ii) it has acquired and is holding such certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by S&P or Moody's, and the certificate is so rated or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account," as such term is defined in Prohibited Transaction Class Exemption ("PTCE") 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

      Because the exemptive relief afforded by the Exemption or any similar exemption that may be available will not likely apply to the purchase, sale or holding of the residual certificates, no residual certificate or any interest therein may be acquired or held by any Plan, any trustee or other person acting on behalf of any Plan, or any other person using plan assets to effect such acquisition or holding -- a plan investor -- unless the transferee provides the Securities Administrator and the Trustee with an opinion of counsel for the benefit of the Depositor and the Master Servicer, on which they may rely, satisfactory to the Securities Administrator and the Trustee, which opinion will not be at the expense of the Securities Administrator or the Trustee, that the purchase of the residual certificates by or on behalf of the plan investor is permissible under applicable law, will not result in a nonexempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Seller, the Master Servicer, the Securities Administrator, any Servicer or the Trustee to any obligation in addition to those undertaken in the Agreement. Each beneficial owner of a residual certificate or any interest therein, unless it has provided such opinion of counsel, shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that it is not a plan investor.

      Any fiduciary or other investor of "Plan Assets" that proposes to acquire or hold the offered certificates on behalf of or with "Plan Assets" of any Plan should consult with its counsel with respect to the application of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of the ERISA and the Code to the proposed investment. See "ERISA Considerations" in the prospectus.

      The sale of any class of offered certificates to a Plan is in no respect a representation by the Depositor, the Trustee, the Securities Administrator, the Master Servicer or the Underwriter that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

      The summary of ERISA considerations contained herein was written to support the promotion and marketing of the Certificates and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding any U.S. federal tax penalties that may be imposed. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

                                   GLOSSARY

      Below are abbreviated definitions of significant terms used in this prospectus supplement. Capitalized terms used in this prospectus supplement but not defined in this prospectus supplement shall have the meanings assigned to them in the accompanying prospectus. The Agreement, the Mortgage Loan Purchase Agreement and the related Subsequent Mortgage Loan Purchase Agreement may each contain more complete definitions of the terms used in this prospectus supplement and reference should be made to those agreements for a more complete understanding of these terms.

ACCRUED CERTIFICATE INTEREST -- With respect to any certificate (other than a residual certificate) on any distribution date, is equal to the amount of interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the Current Principal Amount (or Notional Amount, with respect to the Class X certificates) of such certificate immediately prior to such distribution date, less (i) in the case of a senior certificate (other than a residual certificate), such certificate's share of (a) any Net Interest Shortfall from the mortgage loans in the related loan group, (b) any interest shortfall on the mortgage loans in the related loan group resulting from the application of the Relief Act or similar state law, (c) any shortfalls resulting from net deferred interest on the related mortgage loans and (d) after the Group 1 Cross-over Date and the Joint Cross-over Date (as the case may be), the interest portion of any Realized Losses on the mortgage loans in the related loan group, and (ii) in the case of a subordinate certificate, such certificate's share of (a) any Net Interest Shortfall from the related mortgage loans, (b) any interest shortfalls on the related mortgage loans resulting from the application of the Relief Act or similar state law and (c) any shortfalls resulting from net deferred interest on the related mortgage loans and the interest portion of any Realized Losses on the related mortgage loans allocated to that class of certificates.

      The Accrued Certificate Interest on the Class 1-X-1, Class 2-X-2, Class 3-X-2, Class 4-X-2, Class 6-X-2, Class 1-M-X and Class M-X certificates on any distribution date will be reduced by any amounts necessary to fund the Class 1-A-2 Carryover Shortfall Reserve Fund, the Class 2-A Carryover Shortfall Reserve Fund, the Class 3-A Carryover Shortfall Reserve Fund, the Class 4-A Carryover Shortfall Reserve Fund, the Class 6-A Carryover Shortfall Reserve Fund, the Class 1-B Carryover Shortfall Reserve Fund and the Class B Carryover Shortfall Reserve Fund, respectively, on the related distribution date with respect to the payment of any Class 1-A-2 Carryover Shortfall Amounts, Class 2-A Carryover Shortfall Amounts, Class 3-A Carryover Shortfall Amounts, Class 4-A Carryover Shortfall Amounts, Class 6-A Carryover Shortfall Amounts, Class 1-B Carryover Shortfall Amounts and Class B Carryover Shortfall Amounts, respectively, as the case may be, in the manner and priority set forth in this prospectus supplement.

      The applicable Senior Percentage of Prepayment Interest Shortfalls and interest shortfalls on the group 1 mortgage loans or the crossed mortgage loans (as the case may be) resulting from the application of the Relief Act or similar state law will be allocated among the related senior certificates (other than the residual certificates) in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfalls. The applicable Group 1 Subordinate Percentage or Crossed Subordinate Percentage (as the case may be) of Prepayment Interest Shortfalls and interest shortfalls resulting from the application of the Relief Act and similar state law will be allocated among the related subordinate certificates in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfalls. The interest portion of Realized Losses for the Group 1 mortgage loans will be allocated sequentially, in the following order, to the Class 1-B-7, Class 1-B-6, Class 1-B-5, Class 1-B-4, Class 1-B-3, Class 1-B-2 and Class 1-B-1 certificates, and, following the Group 1 Cross-over Date, the interest portion of Realized Losses on the group 1 mortgage loans will be allocated on a pro rata basis to the Class 1-A-1, Class 1-A-2 and Class 1-X-1 certificates. The interest portion of Realized Losses for the crossed mortgage loans will be allocated sequentially, in the following order, to the Class B-8, Class B-7, Class B-6, Class B-5, Class B-4, Class B-3, Class B-2 and Class B-1 certificates, and, following the Joint Cross-over Date, (A) the interest portion of Realized Losses on the group 2 mortgage loans will be allocated on a pro rata basis to the Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-X-1 and Class 2-X-2 certificates, (B) the interest portion of Realized Losses on the group 3 mortgage loans will be allocated on a pro rata basis to the Class 3-A-1, Class 3-A-2, Class 3-A-3, Class 3-X-1 and Class 3-X-2 certificates, (C) the interest portion of Realized Losses on the group
4 mortgage loans will be allocated on a pro rata basis to the Class 4-A-1, Class 4-A-2, Class 4-A-3, Class 4-X-1 and Class 4-X-2 certificates, (D) the interest portion of Realized Losses on the group 5 mortgage loans will be allocated on a pro rata basis to the Class 5-A-1, Class 5-A-2, Class 5-X-1 and Class 5-X-2 certificates, and (E) the interest portion of Realized Losses on the group 6 mortgage loans will be allocated on a pro rata basis to the Class 6-A-1, Class 6-A-2, Class 6-X-1 and Class 6-X-2 certificates. Accrued Certificate Interest on the adjustable rate certificates is calculated on the basis of a 360-day year and the actual number of days elapsed in the related interest accrual period. Accrued Certificate Interest on the non-adjustable rate certificates and the Class X certificates is calculated on the basis of a 360-day year consisting of twelve 30-day months. The residual certificates do not have a pass-through rate and will not bear interest. No Accrued Certificate Interest will be payable with respect to any class or classes of certificates after the distribution date on which the outstanding Current Principal Amount or Notional Amount of such certificate or certificates has been reduced to zero.

ADJUSTABLE RATE CERTIFICATES -- The adjustable rate Class A certificates, the Class B certificates and the Class 1-B certificates.

ADJUSTABLE RATE CLASS A CERTIFICATES -- The Class 1-A-2, Class 2-A-2, Class 2-A-3, Class 3-A-2, Class 3-A-3, Class 4-A-2, Class 4-A-3 and Class 6-A-2 certificates.

AGREEMENT -- The Pooling and Servicing Agreement, dated as of November 1, 2005, among the Depositor, the Seller, the Master Servicer, the Securities Administrator and the Trustee.

ALLOCABLE SHARE -- With respect to any class of subordinate certificates (other than the Class 1-M-X or Class M-X certificates, as applicable) on any distribution date will generally equal such class of certificates' pro rata share (based on the Current Principal Amount of each class of certificates entitled thereto) of the sum of each of the components of the definition of "Group 1 Subordinate Optimal Principal Amount" or "Crossed Subordinate Optimal Principal Amount" (as applicable), after giving effect to the reduction of the Current Principal Amount of the principal component of the Class 1-M-X or Class M-X certificates, as applicable, on such distribution date; provided that, except as described in the second sentence of the definition of "Class Prepayment Distribution Trigger," no class of subordinate certificates (other than the Class 1-M-X or Class M-X certificates, as applicable) shall be entitled on any distribution date to receive distributions pursuant to clauses (2), (3),
(5) and (6) of the definition of "Group 1 Subordinate Optimal Principal Amount" or "Crossed Subordinate Optimal Principal Amount" (as applicable) unless the Class Prepayment Distribution Trigger for the related class of certificates is satisfied for such distribution date.

AVAILABLE FUNDS -- For any distribution date and the related loan group, an amount which generally includes (1) all previously undistributed payments on account of principal (including the principal portion of Monthly Payments, Principal Prepayments and the principal amount of Net Liquidation Proceeds and Subsequent Recoveries) and all previously undistributed payments on account of interest received after the cut-off date with respect to the initial mortgage loans, and all previously undistributed payments on account of interest received after the related subsequent cut-off date with respect to the subsequent mortgage loans, as the case may be, and on or prior to the related determination date, in each case, from the mortgage loans in the related loan group, (2) any Monthly Advances and Compensating Interest Payments made by the Master Servicer (or by the Trustee, as successor master servicer) or a Servicer for such distribution date in respect of the mortgage loans in the related loan group,
(3) any other
miscellaneous amounts remitted by the Master Servicer or a Servicer pursuant to the related Servicing Agreement, (4) any amounts deposited in the Distribution Account from the Yield Maintenance Accounts, the Pre-Funding Reserve Account or the Interest Coverage Account pursuant to the Agreement, and (5) any amounts reimbursed by the Master Servicer for such distribution date in connection with losses on certain eligible investments, except:

      (i) all payments that were due on or before the cut-off date with respect to the initial mortgage loans in the related loan group, and all payments that were due on or before the related subsequent cut-off date with respect to the subsequent mortgage loans in the related loan group;

      (ii) all Principal Prepayments and Liquidation Proceeds on the mortgage loans in the related loan group received after the applicable Prepayment Period;

      (iii) all payments, other than Principal Prepayments, that represent early receipt of Monthly Payments on the mortgage loans in the related loan group due on a date or dates subsequent to the related due date;

      (iv) amounts received on particular mortgage loans as late payments of principal or interest and respecting which, and to the extent that, there are any unreimbursed Monthly Advances;

      (v) amounts of Monthly Advances on the mortgage loans in the related loan group determined to be Nonrecoverable Advances; and

      (vi) any investment earnings on amounts on deposit in the Distribution Account, the Yield Maintenance Accounts, the Pre-Funding Account, the Interest Coverage Account and the Carryover Shortfall Reserve Funds, and the amounts permitted to be withdrawn (other than as a distribution of principal, interest, Yield Maintenance Payments or Carryover Shortfall Amounts on the related certificates) from the Distribution Account, the Yield Maintenance Accounts, the Pre-Funding Account, the Interest Coverage Account or the Carryover Shortfall Reserve Funds, and amounts to pay the Servicing Fees or to reimburse any Servicer, the Securities Administrator, the Trustee, the Custodian or the Master Servicer for fees (as applicable) and such loan group's pro rata share of reimbursable expenses as are due under the applicable Servicing Agreement, the Agreement or the Custodial Agreement and that have not been retained by or (as applicable) paid to such Servicer, the Securities Administrator, the Trustee, the Custodian or the Master Servicer.

BANKRUPTCY LOSS -- Any loss resulting from a bankruptcy court, in connection with a personal bankruptcy of a mortgagor, (1) establishing the value of a mortgaged property at an amount less than the Outstanding Principal Balance of the mortgage loan secured by such mortgaged property or (2) reducing the amount of the Monthly Payment on the related mortgage loan.

BOOK-ENTRY CERTIFICATES -- The senior certificates (other than the residual certificates) and the offered subordinate certificates issued, maintained and transferred at DTC, Clearstream, Luxembourg or the Euroclear System.

BUSINESS DAY - Generally any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange or Federal Reserve is closed or on which banking institutions in New York City or in the jurisdiction in which the Trustee, the Securities Administrator, the Master Servicer, Custodian or any Servicer is located are obligated by law or executive order to be closed.

CARRYOVER SHORTFALL -- A Class 1-A-2 Carryover Shortfall, Class 2-A Carryover Shortfall, Class 3-A Carryover Shortfall, Class 4-A Carryover Shortfall, Class 6-A Carryover Shortfall, Class 1-B Carryover Shortfall and Class B Carryover Shortfall, as applicable.

CARRYOVER SHORTFALL AMOUNT-- A Class 1-A-2 Carryover Shortfall Amount, Class 2-A Carryover Shortfall Amount, Class 3-A Carryover Shortfall Amount, Class 4-A Carryover Shortfall Amount, Class 6-A Carryover Shortfall Amount, Class 1-B Carryover Shortfall Amount and Class B Carryover Shortfall Amount, as applicable.

CARRYOVER SHORTFALL RESERVE FUND-- The Class 1-A-2 Carryover Shortfall Reserve Fund, the Class 2-A Carryover Shortfall Reserve Fund, the Class 3-A Carryover Shortfall Reserve Fund, the Class 4-A Carryover Shortfall Reserve Fund, the Class 6-A Carryover Shortfall Reserve Fund, the Class 1-B Carryover Shortfall Reserve Fund and the Class B Carryover Shortfall Reserve Fund, as applicable.

CERTIFICATE GROUP -- The group 1, group 2, group 3, group 4, group 5 and group 6 certificates, as applicable.

CERTIFICATE OWNER -- Any person who is the beneficial owner of a book-entry certificate.

CERTIFICATES -- The offered certificates and the non-offered subordinate certificates.

CLASS 1-A-2 CARRYOVER SHORTFALL -- With respect to the Class 1-A-2 certificates and any distribution date for which the respective Pass-Through Rate for such certificates is equal to the weighted average of the net rates on the group 1 mortgage loans, the excess, if any, of (x) Accrued Certificate Interest on such certificates for such distribution date, using the lesser of a per annum rate of
(a) One-Month LIBOR plus the related margin, as calculated for such distribution date, and (b) 10.50%, over (y) Accrued Certificate Interest on such certificates for such distribution date at the weighted average of the net rates on the group 1 mortgage loans.

CLASS 1-A-2 CARRYOVER SHORTFALL AMOUNT -- With respect to the Class 1-A-2 certificates and each distribution date, the sum of (a) the aggregate amount of Class 1-A-2 Carryover Shortfall for such class of certificates on such distribution date which is not covered on such distribution date by payments made thereon from the Class 1-A-2 Carryover Shortfall Reserve Fund, plus (b) any Class 1-A-2 Carryover Shortfall Amount for such class of certificates remaining unpaid from the preceding distribution date, plus (c) one month's interest on the amount in clause (b) (based on the number of days in the preceding interest accrual period) at a per annum rate equal to the lesser of (i) One-Month LIBOR plus the related margin, as calculated for such distribution date, and (ii) 10.50%.

CLASS 1-A-2 CARRYOVER SHORTFALL RESERVE FUND -- An "outside reserve fund" within the meaning of Treasury Regulation Section 1.860G-2(h), which is not an asset of any REMIC, ownership of which is evidenced by the Class 1-X-1 certificates, and which is established and maintained pursuant to the Agreement.

CLASS 1-A-2 YIELD MAINTENANCE AGREEMENT -- The Interest Rate Corridor Letter Agreement, dated November 30, 2005, entered into by the Yield Maintenance Provider and the Trustee on behalf of the trust and relating to the Class 1-A-2 certificates.

CLASS 1-B CARRYOVER SHORTFALL -- With respect to the Class 1-B certificates and any distribution date for which the respective Pass-Through Rate for such certificates is equal to the weighted average of the net rates on the group 1 mortgage loans, the excess, if any, of (x) Accrued Certificate Interest on such certificates for such distribution date, using the lesser of a per annum rate of
(a) One-Month LIBOR plus
the related margin, as calculated for such distribution date, and (b) 10.50%, over (y) Accrued Certificate Interest on such certificates for such distribution date at the weighted average of the net rates on the group 1 mortgage loans.

CLASS 1-B CARRYOVER SHORTFALL AMOUNT -- With respect to the Class 1-B certificates and each distribution date, the sum of (a) the aggregate amount of Class 1-B Carryover Shortfall for such classes of certificates on such distribution date which is not covered on such distribution date by payments made thereon from the Class 1-B Carryover Shortfall Reserve Fund, plus (b) any Class 1-B Carryover Shortfall Amount for such classes of certificates remaining unpaid from the preceding distribution date, plus (c) one month's interest on the amount in clause (b) (based on the number of days in the preceding interest accrual period) at a per annum rate equal to the lesser of (i) One-Month LIBOR plus the related margin, as calculated for such distribution date, and (ii) 10.50%.

CLASS 1-B CARRYOVER SHORTFALL RESERVE FUND -- An "outside reserve fund" within the meaning of Treasury Regulation Section 1.860G-2(h), which is not an asset of any REMIC, ownership of which is evidenced by the Class 1-M-X certificates, and which is established and maintained pursuant to the Agreement.

CLASS 1-B CERTIFICATES -- The Class 1-B-1, Class 1-B-2, Class 1-B-3, Class 1-B-4, Class 1-B-5, Class 1-B-6 and Class 1-B-7 certificates.

CLASS 1-B YIELD MAINTENANCE AGREEMENT -- The Interest Rate Corridor Letter Agreement, dated November 30, 2005, entered into by the Yield Maintenance Provider and the Trustee on behalf of the trust and relating to the Class 1-B certificates.

CLASS 2-A CARRYOVER SHORTFALL -- With respect to the Class 2-A-2 and Class 2-A-3 certificates and any distribution date for which the respective Pass-Through Rate for such certificates is equal to the weighted average of the net rates on the group 2 mortgage loans, the excess, if any, of (x) Accrued Certificate Interest on such certificates for such distribution date, using the lesser of a per annum rate of (a) One-Month LIBOR plus the related margin, as calculated for such distribution date, and (b) 10.50%, over (y) Accrued Certificate Interest on such certificates for such distribution date at the weighted average of the net rates on the group 2 mortgage loans.

CLASS 2-A CARRYOVER SHORTFALL AMOUNT -- With respect to the Class 2-A-2 and Class 2-A-3 certificates and each distribution date, the sum of (a) the aggregate amount of Class 2-A Carryover Shortfall for such classes of certificates on such distribution date which is not covered on such distribution date by payments made thereon from the Class 2-A Carryover Shortfall Reserve Fund, plus (b) any Class 2-A Carryover Shortfall Amount for such classes of certificates remaining unpaid from the preceding distribution date, plus (c) one month's interest on the amount in clause (b) (based on the number of days in the preceding interest accrual period) at a per annum rate equal to the lesser of
(i) One-Month LIBOR plus the related margin, as calculated for such distribution date, and (ii) 10.50%.

CLASS 2-A CARRYOVER SHORTFALL RESERVE FUND -- An "outside reserve fund" within the meaning of Treasury Regulation Section 1.860G-2(h), which is not an asset of any REMIC, ownership of which is evidenced by the Class 2-X-2 certificates, and which is established and maintained pursuant to the Agreement.

CLASS 3-A CARRYOVER SHORTFALL -- With respect to the Class 3-A-2 and Class 3-A-3 certificates and any distribution date for which the respective Pass-Through Rate for such certificates is equal to the weighted average of the net rates on the group 3 mortgage loans, the excess, if any, of (x) Accrued Certificate Interest on such certificates for such distribution date, using the lesser of a per annum rate of (a) One-

Month LIBOR plus the related margin, as calculated for such distribution date, and (b) 10.50%, over (y) Accrued Certificate Interest on such certificates for such distribution date at the weighted average of the net rates on the group 3 mortgage loans.

CLASS 3-A CARRYOVER SHORTFALL AMOUNT -- With respect to the Class 3-A-2 and Class 3-A-3 certificates and each distribution date, the sum of (a) the aggregate amount of Class 3-A Carryover Shortfall for such classes of certificates on such distribution date which is not covered on such distribution date by payments made thereon from the Class 3-A Carryover Shortfall Reserve Fund, plus (b) any Class 3-A Carryover Shortfall Amount for such classes of certificates remaining unpaid from the preceding distribution date, plus (c) one month's interest on the amount in clause (b) (based on the number of days in the preceding interest accrual period) at a per annum rate equal to the lesser of
(i) One-Month LIBOR plus the related margin, as calculated for such distribution date, and (ii) 10.50%.

CLASS 3-A CARRYOVER SHORTFALL RESERVE FUND -- An "outside reserve fund" within the meaning of Treasury Regulation Section 1.860G-2(h), which is not an asset of any REMIC, ownership of which is evidenced by the Class 3-X-2 certificates, and which is established and maintained pursuant to the Agreement.

CLASS 4-A CARRYOVER SHORTFALL -- With respect to the Class 4-A-2 and Class 4-A-3 certificates and any distribution date for which the respective Pass-Through Rate for such certificates is equal to the weighted average of the net rates on the group 4 mortgage loans, the excess, if any, of (x) Accrued Certificate Interest on such certificates for such distribution date, using the lesser of a per annum rate of (a) One-Month LIBOR plus the related margin, as calculated for such distribution date, and (b) 10.50%, over (y) Accrued Certificate Interest on such certificates for such distribution date at the weighted average of the net rates on the group 4 mortgage loans.

CLASS 4-A CARRYOVER SHORTFALL AMOUNT -- With respect to the Class 4-A-2 and Class 4-A-3 certificates and each distribution date, the sum of (a) the aggregate amount of Class 4-A Carryover Shortfall for such classes of certificates on such distribution date which is not covered on such distribution date by payments made thereon from the Class 4-A Carryover Shortfall Reserve Fund, plus (b) any Class 4-A Carryover Shortfall Amount for such classes of certificates remaining unpaid from the preceding distribution date, plus (c) one month's interest on the amount in clause (b) (based on the number of days in the preceding interest accrual period) at a per annum rate equal to the lesser of
(i) One-Month LIBOR plus the related margin, as calculated for such distribution date, and (ii) 10.50%.

CLASS 4-A CARRYOVER SHORTFALL RESERVE FUND -- An "outside reserve fund" within the meaning of Treasury Regulation Section 1.860G-2(h), which is not an asset of any REMIC, ownership of which is evidenced by the Class 4-X-2 certificates, and which is established and maintained pursuant to the Agreement.

CLASS 6-A CARRYOVER SHORTFALL -- With respect to the Class 6-A-2 certificates and any distribution date for which the respective Pass-Through Rate for such certificates is equal to the weighted average of the net rates on the group 6 mortgage loans, the excess, if any, of (x) Accrued Certificate Interest on such certificates for such distribution date, using the lesser of a per annum rate of
(a) One-Month LIBOR plus the related margin, as calculated for such distribution date, and (b) 10.50%, over (y) Accrued Certificate Interest on such certificates for such distribution date at the weighted average of the net rates on the group 6 mortgage loans.

CLASS 6-A CARRYOVER SHORTFALL AMOUNT -- With respect to the Class 6-A-2 certificates and each distribution date, the sum of (a) the aggregate amount of Class 6-A Carryover Shortfall for such class of certificates on such distribution date which is not covered on such distribution date by payments made thereon from the Class 6-A Carryover Shortfall Reserve Fund, plus (b) any Class 6-A Carryover Shortfall Amount for such class of certificates remaining unpaid from the preceding distribution date, plus (c) one month's interest on the amount in clause (b) (based on the number of days in the preceding interest accrual period) at a per annum rate equal to the lesser of (i) One-Month LIBOR plus the related margin, as calculated for such distribution date, and (ii) 10.50%.

CLASS 6-A CARRYOVER SHORTFALL RESERVE FUND -- An "outside reserve fund" within the meaning of Treasury Regulation Section 1.860G-2(h), which is not an asset of any REMIC, ownership of which is evidenced by the Class 6-X-2 certificates, and which is established and maintained pursuant to the Agreement.

CLASS 6-A-2 YIELD MAINTENANCE AGREEMENT -- The Interest Rate Corridor Letter Agreement, dated November 30, 2005, entered into by the Yield Maintenance Provider and the Trustee on behalf of the trust and relating to the Class 6-A-2 certificates.

CLASS A CERTIFICATES -- The Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 3-A-1, Class 3-A-2, Class 3-A-3, Class 4-A-1, Class 4-A-2, Class 4-A-3, Class 5-A-1, Class 5-A-2, Class 6-A-1 and Class 6-A-2 certificates.

CLASS B CARRYOVER SHORTFALL -- With respect to the Class B certificates and any distribution date for which the respective Pass-Through Rate for such certificates is equal to the weighted average of the net rates on the crossed mortgage loans, the excess, if any, of (x) Accrued Certificate Interest on such certificates for such distribution date, using the lesser of a per annum rate of
(a) One-Month LIBOR plus the related margin, as calculated for such distribution date, and (b) 10.50%, over (y) Accrued Certificate Interest on such certificates for such distribution date at the weighted average of the net rates on the crossed mortgage loans.

CLASS B CARRYOVER SHORTFALL AMOUNT -- With respect to the Class B certificates and each distribution date, the sum of (a) the aggregate amount of Class B Carryover Shortfall for such classes of certificates on such distribution date which is not covered on such distribution date by payments made thereon from the Class B Carryover Shortfall Reserve Fund, plus (b) any Class B Carryover Shortfall Amount for such classes of certificates remaining unpaid from the preceding distribution date, plus (c) one month's interest on the amount in clause (b) (based on the number of days in the preceding interest accrual period) at a per annum rate equal to the lesser of (i) One-Month LIBOR plus the related margin, as calculated for such distribution date, and (ii) 10.50%.

CLASS B CARRYOVER SHORTFALL RESERVE FUND -- An "outside reserve fund" within the meaning of Treasury Regulation Section 1.860G-2(h), which is not an asset of any REMIC, ownership of which is evidenced by the Class M-X certificates, and which is established and maintained pursuant to the Agreement.

CLASS B CERTIFICATES -- The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-8 certificates.

CLASS B YIELD MAINTENANCE AGREEMENT -- The Interest Rate Corridor Letter Agreement, dated November 30, 2005, entered into by the Yield Maintenance Provider and the Trustee on behalf of the trust and relating to the Class B certificates.

CLASS PREPAYMENT DISTRIBUTION TRIGGER - A test, which shall be satisfied for a class of subordinate certificates (other than the principal component of the Class 1-M-X or Class M-X certificates, as applicable) for a distribution date if the fraction (expressed as a percentage), the numerator of which is the aggregate Current Principal Amount of such class of certificates and each class of certificates subordinate thereto, if any, and the denominator of which is the aggregate Scheduled Principal Balance of all of the related mortgage loans as of the related Due Date, equals or exceeds such percentage calculated as of the closing date. If on any distribution date the Current Principal Amount of any class of subordinate certificates (other than the principal component of the Class 1-M-X or Class M-X certificates, as applicable) for which the related Class Prepayment Distribution Trigger was satisfied on such distribution date is reduced to zero, any amounts distributable to such class of certificates pursuant to clauses (2), (3), (5) and (6) of the definition of "Group 1 Subordinate Optimal Principal Amount" or "Crossed Subordinate Optimal Principal Amount" (as applicable), to the extent of such class of certificates' remaining Allocable Share, shall be distributed to the remaining class or classes of related subordinate certificates (other than the principal component of the Class 1-M-X or Class M-X certificates, as applicable) in reduction of their respective Current Principal Amounts, sequentially, in the order of their payment priority.

CLASS X CERTIFICATES -- The Class 1-X-1, Class 2-X-1, Class 2-X-2, Class 3-X-1, Class 3-X-2, Class 4-X-1, Class 4-X-2, Class 5-X-1, Class 5-X-2, Class 6-X-1, Class 6-X-2, Class 1-M-X and Class M-X certificates.

CLOSING DATE -- November 30, 2005.

COMBINED LOAN-TO-VALUE RATIO - The fraction, expressed as a percentage, the numerator of which is the sum of the principal balance of the related mortgage loan at the date of origination and the principal balance of the related secondary financing and the denominator of which is the lesser of the selling price of the related mortgaged property and its appraised value.

COMPENSATING INTEREST -- Any payments made by the Master Servicer or a Servicer from its own funds to cover Prepayment Interest Shortfalls.

COMPENSATING INTEREST PAYMENT -- An amount equal to the lesser of (i) the Master Servicing Compensation with respect to a distribution date and (ii) the aggregate amounts required to be paid by the Servicers under the respective Servicing Agreements with respect to subclauses (a) and (b) of the definition of "Interest Shortfall" with respect to the mortgage loans for the related distribution date, and not so paid by the Servicers.

CPR -- A constant rate of prepayment on the mortgage loans.

CROSSED LOAN GROUPS - Loan group 2, loan group 3, loan group 4, loan group 5 and loan group 6.

CROSSED MORTGAGE LOANS - The group 2, group 3, group 4, group 5 and group 6 mortgage loans.

CROSSED NON-OFFERED SUBORDINATE CERTIFICATES - The Class B-6, Class B-7 and Class B-8 certificates.

CROSSED OFFERED SUBORDINATE CERTIFICATES - The Class M-X, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 certificates.

CROSSED SUBORDINATE CERTIFICATE WRITEDOWN AMOUNT -- With respect to the crossed subordinate certificates, the amount by which (x) the sum of the aggregate Current Principal Amount of the certificates other than the group 1 certificates (after giving effect to the distribution of principal collections on the crossed mortgage loans and the allocation of applicable Realized Losses on the crossed mortgage loans on a pro rata basis in reduction of the respective Current Principal Amount of such certificates on such distribution date) exceeds (y) the aggregate Scheduled Principal Balance of the crossed mortgage loans on the Due Date related to such distribution date.

CROSSED SUBORDINATE CERTIFICATES -- The Class M-X, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-8 certificates.

CROSSED SUBORDINATE OPTIMAL PRINCIPAL AMOUNT -- With respect to the crossed subordinate certificates and each distribution date will be an amount equal to the sum of the following with respect to the crossed mortgage loans (after giving effect to the application of such amounts to cover deferred interest on the related mortgage loans, but in no event greater than the aggregate Current Principal Amount of the crossed subordinate certificates immediately prior to such distribution date):

            (1) the Crossed Subordinate Percentage of the principal portion of all Monthly Payments due on the related crossed mortgage loan on the related due date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

            (2) the Crossed Subordinate Prepayment Percentage of the Scheduled Principal Balance of the related crossed mortgage loan which was the subject of a prepayment in full received by the Master Servicer during the applicable Prepayment Period;

            (3) the Crossed Subordinate Prepayment Percentage of all partial prepayments of principal received by the Master Servicer during the applicable Prepayment Period for the related crossed mortgage loan;

            (4) the excess, if any, of (a) the Net Liquidation Proceeds allocable to principal received in respect of each crossed mortgage loan in the related loan group that became a Liquidated Mortgage Loan during the related Prepayment Period and all Subsequent Recoveries received during the related Due Period in respect of each crossed mortgage loan in the related loan group that is a Liquidated Mortgage Loan over (b) the sum of the amounts distributable to the holders of the group 2, group 3, group 4, group 5 and group 6 senior certificates (as the case may be) on such distribution date pursuant to clause (4) of the definition of Group 2 Senior Optimal Principal Amount, Group 3 Senior Optimal Principal Amount, Group 4 Senior Optimal Principal Amount, Group 5 Senior Optimal Principal Amount and Group 6 Senior Optimal Principal Amount, as applicable;

            (5) the Crossed Subordinate Prepayment Percentage of the sum of (a) the Scheduled Principal Balance of the related crossed mortgage loan or related REO Property which was repurchased by the Seller in connection with such distribution date and (b) the amount, if any, by which the Scheduled Principal Balance of a crossed mortgage loan that has been replaced by the Seller with a substitute mortgage loan pursuant to the Agreement, the Mortgage Loan Purchase Agreement or a Subsequent Mortgage Loan Purchase Agreement in connection with such distribution date exceeds the Scheduled Principal Balance of such substitute mortgage loan; and

            (6) on the distribution date on which the Current Principal Amount of each of the senior certificates (other than the group 1 senior certificates) has been reduced to zero, 100% of any Group 2 Senior Optimal Principal Amount, Group 3 Senior Optimal Principal Amount, Group 4 Senior Optimal Principal Amount, Group 5 Senior Optimal Principal Amount and Group 6 Senior Optimal Principal Amount (as applicable).

After the aggregate Current Principal Amount of the crossed subordinate certificates has been reduced to zero, the Crossed Subordinate Optimal Principal Amount will be zero.

CROSSED SUBORDINATE PERCENTAGE -- As of any distribution date and with respect to the crossed mortgage loans in the related loan group, 100% minus the related Senior Percentage for the group 2, group 3, group 4, group 5 or group 6 senior certificates relating to such loan group. The initial Crossed Subordinate Percentages for the crossed loan groups will be equal to approximately 10.25%.

CROSSED SUBORDINATE PREPAYMENT PERCENTAGE -- For the crossed subordinate certificates and as of any distribution date and with respect to each loan group relating to the crossed mortgage loans, will equal 100% minus the Joint Senior Prepayment Percentage for the group 2, group 3, group 4, group 5 and group 6 senior certificates related to such loan group, except that on any distribution date after the Current Principal Amount of each class of senior certificates (other than the group 1 senior certificates) has been reduced to zero, the Crossed Subordinate Prepayment Percentage for the crossed subordinate certificates will equal 100%.

CROSS-OVER DATE -- The Group 1 Cross-over Date and the Joint Cross-over Date, as applicable.

CURRENT PRINCIPAL AMOUNT -- With respect to any certificate as of any distribution date will equal such certificate's initial principal amount on the closing date (or, with respect to the Class X certificates, the initial principal amount of the principal component of such certificate on the closing date) plus the amount of any net deferred interest on the related mortgage loans allocated thereto on such distribution date and on previous distribution dates, plus, in the case of a subordinate certificate, any Subsequent Recoveries added to the Current Principal Amount of such certificate, as described under "Description of the Certificates--Allocation of Losses; Subordination" in this prospectus supplement, as reduced by (1) all amounts allocable to principal previously distributed with respect to such certificate (or, with respect to the Class X certificates, all amounts allocable to principal previously distributed with respect to the principal component of such certificate), (2) the principal portion of all Realized Losses on the related mortgage loans (other than Realized Losses on the related mortgage loans resulting from Debt Service Reduction) previously allocated (as applicable) to such certificate (or, with respect to the Class X certificates, previously allocated (as applicable) to the principal component of such certificate) (taking into account the applicable Loss Allocation Limitation), and (3) solely in the case of a group 1 subordinate certificate or crossed subordinate certificate, such certificate's pro rata share, if any, of the Group 1 Subordinate Certificate Writedown Amount and the Crossed Subordinate Certificate Writedown Amount, as applicable, for previous distribution dates. With respect to any class of certificates, the Current Principal Amount thereof will equal the sum of the Current Principal Amounts of all certificates in such class of certificates.

CUT-OFF DATE -- November 1, 2005.

DEFERRED INTEREST -- The amount of interest which is deferred and added to the principal balance of the mortgage loans due to the negative amortization feature with respect to the mortgage loans, as described in this prospectus supplement.

DETERMINATION DATE -- With respect to any distribution date and the mortgage loans is the date specified in the related Servicing Agreement.

DUE DATE -- With respect to each mortgage loan, the date in each month on which its Monthly Payment is due, if such due date is the first day of a month, and otherwise is deemed to be the first day of the following month or such other date specified in the related Servicing Agreement. For purposes of calculating the net rates of the mortgage loans for the first distribution date, the second preceding due date with respect to the first distribution date shall be the cut-off date.

DUE PERIOD -- With respect to any distribution date and each mortgage loan, the period commencing on the second day of the month immediately preceding the month in which such distribution date occurs and ending on the first day of the month in which such distribution date occurs.

EVENTS OF DEFAULT -- Under the Agreement consist of

      (1) failure by the Master Servicer to cause to be deposited in the Distribution Account amounts required to be deposited by the Master Servicer pursuant to the Agreement (other than Monthly Advances), and such failure continues unremedied for three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer,

      (2) failure by the Master Servicer to observe or perform in any material respect any other material covenants and agreements set forth in the Agreement to be performed by it, which covenants and agreements materially affect the rights of certificateholders, and such failure continues unremedied for 60 days after the date on which written notice of such failure, requiring the same to be remedied, has been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the Holders of Certificates evidencing Fractional Undivided Interests (as defined in the Agreement) aggregating not less than 25% of the trust fund,

      (3) the entry against the Master Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days, or an involuntary case is commenced against the Master Servicer under any applicable insolvency or reorganization statute and the petition is not dismissed within 60 days after the commencement of the case,

      (4) consent by the Master Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or substantially all of its property,

      (5) admission by the Master Servicer in writing of its inability to pay its debts generally as they become due, filing by the Master Servicer of a petition to take advantage of any applicable insolvency or reorganization statute, any assignment by the Master Servicer for the benefit of its creditors, or voluntary suspension by the Master Servicer of payment of its obligations,

      (6) the Master Servicer assigns or delegates its duties or rights under the Agreement in contravention of the provisions permitting such assignment or delegation under the Agreement, or

      (7) the Master Servicer fails to deposit, or cause to be deposited, on the distribution date in the Distribution Account any Monthly Advance (other than a Nonrecoverable Advance) required to be made with respect to such distribution date.

EXEMPTION -- An individual prohibited transaction exemption issued by the United States Department of Labor to an underwriter, as amended by Prohibited Transaction Exemption 97-34, 62 Fed. Reg. 39021 (July 21,1997), Prohibited Transaction Exemption 2000-58, 65 Fed. Reg. 67765 (November 13, 2000) and Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (August 22, 2002).

FDIC -- The Federal Deposit Insurance Corporation.

FISCAL QUARTER -- December 1 through the last day of February, March 1 through June 30, June 1 through August 31, or September 1 through November 30, as applicable.

GROUP 1 AVAILABLE FUNDS -- The Available Funds on a distribution date relating to loan group 1.

GROUP 1 CERTIFICATES -- The group 1 senior certificates and the group 1 subordinate certificates.

GROUP 1 CROSS-OVER DATE -- The distribution date on which the aggregate Current Principal Amount of the group 1 subordinate certificates is reduced to zero (after giving effect to all related distributions on such distribution date).

GROUP 1 NON-OFFERED SUBORDINATE CERTIFICATES - The Class 1-B-5, Class 1-B-6 and Class 1-B-7 certificates.

GROUP 1 OFFERED SUBORDINATE CERTIFICATES - The Class 1-M-X, Class 1-B-1, Class 1-B-2, Class 1-B-3 and Class 1-B-4 certificates.

GROUP 1 SENIOR CERTIFICATES -- The Class 1-A-1, Class 1-A-2 and Class 1-X-1 certificates.

GROUP 1 SENIOR OPTIMAL PRINCIPAL AMOUNT -- The Senior Optimal Principal Amount on a distribution date relating to the group 1 senior certificates.

GROUP 1 SENIOR PERCENTAGE -- With respect to the group 1 certificates and a distribution date, the lesser of (a) 100% and (b) the percentage (carried to six places rounded up) obtained by dividing the aggregate Current Principal Amount of the group 1 senior certificates (or, with respect to the related class of Class X certificates, the Current Principal Amount of the principal component of such class of certificates) immediately prior to such distribution date, by the aggregate Scheduled Principal Balance of the group 1 mortgage loans as of the beginning of the related Due Period. The initial Group 1 Senior Percentage will be equal to approximately 92.75%.

GROUP 1 SENIOR PREPAYMENT PERCENTAGE -- The Group 1 Senior Prepayment Percentage on any distribution date occurring during the periods set forth below will be as follows:

Period (dates inclusive)                 Group 1 Senior Prepayment Percentage
------------------------                 ------------------------------------
December 25, 2005 - November 25, 2015    100%

December 25, 2015 - November 25, 2016    Group 1 Senior  Percentage  plus 70% of
                                         the Group 1 Subordinate Percentage.

December 25, 2016 - November 25, 2017    Group 1 Senior  Percentage  plus 60% of
                                         the Group 1 Subordinate Percentage.

December 25, 2017 - November 25, 2018    Group 1 Senior  Percentage  plus 40% of
                                         the Group 1 Subordinate Percentage.

December 25, 2018 - November 25, 2019    Group 1 Senior  Percentage  plus 20% of
                                         the Group 1 Subordinate Percentage.

December 25, 2019 and thereafter         Group 1 Senior Percentage.

      Any scheduled reduction to the Group 1 Senior Prepayment Percentage shall not be made as of any distribution date unless, as of the last day of the month preceding such distribution date, (1) the aggregate Scheduled Principal Balance of the group 1 mortgage loans delinquent 60 days or more (including for this purpose any group 1 mortgage loans in foreclosure and group 1 mortgage loans with respect to which the related mortgaged property has been acquired by the trust), averaged over the last six months, as a percentage of the aggregate Current Principal Amount of the group 1 subordinate certificates, does not exceed 50% and (2) cumulative Realized Losses on the group 1 mortgage loans do not exceed (a) 30% of the Original Group 1 Subordinate Principal Balance if such distribution date occurs between and including December 2015 and November 2016,
(b) 35% of the Original Group 1 Subordinate Principal Balance if such distribution date occurs between and including December 2016 and November 2017,
(c) 40% of the Original Group 1 Subordinate Principal Balance if such distribution date occurs between and including December 2017 and November 2018,
(d) 45% of the Original Group 1 Subordinate Principal Balance if such distribution date occurs between and including December 2018 and November 2019, and (e) 50% of the Original Group 1 Subordinate Principal Balance if such distribution date occurs during or after December 2019.

      In addition, if on any distribution date after the distribution date occurring in November 2008 the Group 1 Subordinate Percentage for such distribution date is equal to or greater than two times the initial Group 1 Subordinate Percentage, and (a) the aggregate Scheduled Principal Balance of the group 1 mortgage loans delinquent 60 days or more (including for this purpose any group 1 mortgage loans in foreclosure and group 1 mortgage loans with respect to which the related mortgaged property has been acquired by the trust), averaged over the last six months, as a percentage of the sum of the aggregate Current Principal Amount of the group 1 subordinate certificates, does not exceed 50% and (b)(i) on or prior to the distribution date occurring in November 2008, cumulative Realized Losses on the group 1 mortgage loans as of the end of the related Prepayment Period do not exceed 20% of the Original Group 1 Subordinate Principal Balance and (ii) after the distribution date occurring in November 2008, cumulative Realized Losses on the group 1 mortgage loans as of the end of the related Prepayment Period do not exceed 30% of the Original Group 1 Subordinate Principal Balance, then, in each case, the Group 1 Senior Prepayment Percentage for such distribution date will equal the Group 1 Senior Percentage; provided, however, if on a distribution date prior to the distribution date occurring in November 2008 the current Group 1 Subordinate Percentage is equal to or greater than two times the initial Group 1 Subordinate Percentage, and the above delinquency and loss tests are met, then the Group 1 Senior Prepayment Percentage for such distribution date will equal the Group 1 Senior Percentage plus 50% of the Group 1 Subordinate Percentage on such distribution date.

      Notwithstanding the foregoing, if on any distribution date, the percentage, the numerator of which is the aggregate Current Principal Amount of the group 1 senior certificates immediately preceding such distribution date, and the denominator of which is the aggregate Scheduled Principal Balance of the group 1 mortgage loans as of the beginning of the related Due Period, exceeds such percentage as of the Cut-off Date, then the Group 1 Senior Prepayment Percentage for such distribution date will equal 100%.

GROUP 1 SUBORDINATE CERTIFICATE WRITEDOWN AMOUNT -- With respect to the group 1 subordinate certificates, the amount by which (x) the sum of the aggregate Current Principal Amount of the group 1 certificates (after giving effect to the distribution of principal collections on the group 1 mortgage loans and the allocation of applicable Realized Losses on the group 1 mortgage loans on a pro rata basis in reduction of the respective Current Principal Amount of such certificates on such distribution date) exceeds (y) the aggregate Scheduled Principal Balance of the group 1 mortgage loans on the Due Date related to such distribution date.

GROUP 1 SUBORDINATE CERTIFICATES -- The Class 1-M-X, Class 1-B-1, Class 1-B-2, Class 1-B-3, Class 1-B-4, Class 1-B-5, Class 1-B-6 and Class 1-B-7 certificates.

GROUP 1 SUBORDINATE OPTIMAL PRINCIPAL AMOUNT -- With respect to the group 1 subordinate certificates and each distribution date will be an amount equal to the sum of the following with respect to the group 1 mortgage loans (after giving effect to the application of such amounts to cover deferred interest on the group 1 mortgage loans, but in no event greater than the aggregate Current Principal Amount of the group 1 subordinate certificates immediately prior to such distribution date):

            (1) the Group 1 Subordinate Percentage of the principal portion of all Monthly Payments due on each group 1 mortgage loan on the related due date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

            (2) the Group 1 Subordinate Prepayment Percentage of the Scheduled Principal Balance of each group 1 mortgage loan which was the subject of a prepayment in full received by the Master Servicer during the applicable Prepayment Period;

            (3) the Group 1 Subordinate Prepayment Percentage of all partial prepayments of principal received by the Master Servicer during the applicable Prepayment Period for each group 1 mortgage loan;

            (4) the excess, if any, of (a) the Net Liquidation Proceeds allocable to principal received in respect of each group 1 mortgage loan that became a Liquidated Mortgage Loan during the related Prepayment Period and all Subsequent Recoveries received during the related Due Period in respect of each group 1 mortgage loan that is a Liquidated Mortgage Loan over (b) the sum of the amounts distributable to the holders of the group 1 senior certificates on such distribution date pursuant to clause (4) of the definition of "Group 1 Senior Optimal Principal Amount";

            (5) the Group 1 Subordinate Prepayment Percentage of the sum of (a) the Scheduled Principal Balance of each group 1 mortgage loan or related REO Property which was repurchased by the Seller in connection with such distribution date and (b) the amount, if any, by which the Scheduled Principal Balance of a group 1 mortgage loan that has been replaced by the Seller with a substitute mortgage loan pursuant to the Agreement, the Mortgage Loan Purchase Agreement or a Subsequent Mortgage Loan Purchase Agreement in connection with such distribution date exceeds the Scheduled Principal Balance of such substitute mortgage loan; and

            (6) on the distribution date on which the Current Principal Amount of each of the group 1 senior certificates has been reduced to zero, 100% of any Group 1 Senior Optimal Principal Amount.

After the aggregate Current Principal Amount of the group 1 subordinate certificates has been reduced to zero, the Group 1 Subordinate Optimal Principal Amount will be zero.

GROUP 1 SUBORDINATE PERCENTAGE -- As of any distribution date and with respect to the group 1 mortgage loans, 100% minus the Group 1 Senior Percentage for the group 1 certificates. The initial Group 1 Subordinate Percentage will be equal to approximately 7.25%.

GROUP 1 SUBORDINATE PREPAYMENT PERCENTAGE -- For the group 1 subordinate certificates and as of any distribution date and with respect to the group 1 mortgage loans, will equal 100% minus the Group 1 Senior Prepayment Percentage, except that on any distribution date after the Current Principal Amount of each class of group 1 senior certificates has been reduced to zero, the Group 1 Subordinate Prepayment Percentage will equal 100%.

GROUP 2 AVAILABLE FUNDS -- The Available Funds on a distribution date relating to loan group 2.

GROUP 2 SENIOR CERTIFICATES -- The Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-X-1 and Class 2-X-2 certificates.

GROUP 2 SENIOR OPTIMAL PRINCIPAL AMOUNT -- The Senior Optimal Principal Amount on a distribution date relating to the group 2 senior certificates.

GROUP 2 YIELD MAINTENANCE AGREEMENT -- The Interest Rate Corridor Letter Agreement, dated November 30, 2005, entered into by the Yield Maintenance Provider and the Trustee on behalf of the trust and relating to the Class 2-A-2 and Class 2-A-3 certificates.

GROUP 3 AVAILABLE FUNDS -- The Available Funds on a distribution date relating to loan group 3.

GROUP 3 SENIOR CERTIFICATES -- The Class 3-A-1, Class 3-A-2, Class 3-A-3, Class 3-X-1 and Class 3-X-2 certificates.

GROUP 3 SENIOR OPTIMAL PRINCIPAL AMOUNT -- The Senior Optimal Principal Amount on a distribution date relating to the group 3 senior certificates.

GROUP 3 YIELD MAINTENANCE AGREEMENT -- The Interest Rate Corridor Letter Agreement, dated November 30, 2005, entered into by the Yield Maintenance Provider and the Trustee on behalf of the trust and relating to the Class 3-A-2 and Class 3-A-3 certificates.

GROUP 4 AVAILABLE FUNDS -- The Available Funds on a distribution date relating to loan group 4.

GROUP 4 SENIOR CERTIFICATES -- The Class 4-A-1, Class 4-A-2, Class 4-A-3, Class 4-X-1 and Class 4-X-2 certificates.

GROUP 4 SENIOR OPTIMAL PRINCIPAL AMOUNT -- The Senior Optimal Principal Amount on a distribution date relating to the group 4 senior certificates.

GROUP 4 YIELD MAINTENANCE AGREEMENT -- The Interest Rate Corridor Letter Agreement, dated November 30, 2005, entered into by the Yield Maintenance Provider and the Trustee on behalf of the trust and relating to the Class 4-A-2 and Class 4-A-3 certificates.

GROUP 5 AVAILABLE FUNDS -- The Available Funds on a distribution date relating to loan group 5.

GROUP 5 SENIOR CERTIFICATES -- The Class 5-A-1, Class 5-A-2, Class 5-X-1 and Class 5-X-2 certificates.

GROUP 5 SENIOR OPTIMAL PRINCIPAL AMOUNT -- The Senior Optimal Principal Amount on a distribution date relating to the group 5 senior certificates.

GROUP 6 AVAILABLE FUNDS -- The Available Funds on a distribution date relating to loan group 6.

GROUP 6 SENIOR CERTIFICATES -- The Class 6-A-1, Class 6-A-2, Class 6-X-1 and Class 6-X-2 certificates.

GROUP 6 SENIOR OPTIMAL PRINCIPAL AMOUNT -- The Senior Optimal Principal Amount on a distribution date relating to the group 6 senior certificates.

INSURANCE PROCEEDS -- Amounts paid by an insurer under any primary mortgage insurance policy, standard hazard insurance policy, flood insurance policy or title insurance policy covering any mortgage loan or mortgaged property other than amounts required to be paid over to the related mortgagor pursuant to law or the related mortgage note or security instrument, and other than amounts used to repair or restore the related mortgaged property or to reimburse certain expenses, including the related Servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies.

INTEREST ACCRUAL PERIOD -- For the non-adjustable rate certificates and the Class X certificates and for any distribution date, the one-month period preceding the month in which such distribution date occurs. With respect to each distribution date and the adjustable rate certificates, the period commencing on the distribution date of the preceding calendar month (or in the case of the first distribution date, the closing date) and ending on the day of the month prior to the related distribution date. The residual certificates will not bear interest.

INTEREST DETERMINATION DATE -- With respect to the adjustable rate certificates, the second LIBOR Business Day immediately preceding the commencement of the related interest accrual period. With respect to the non-adjustable rate certificates (other than the Class 2-A-1 certificates), the first day of the calendar month prior to the calendar month in which the related distribution date occurs. With respect to the Class 2-A-1 certificates, the most recent One-Month LIBOR figure available as of fifteen days prior to the beginning of the related interest accrual period.

INTEREST SHORTFALL -- With respect to any distribution date, an amount equal to the aggregate shortfall, if any, in collections of interest (adjusted to the related net rates) on the related mortgage loans resulting from (a) prepayments in full received during the related prepayment period, (b) partial principal prepayments received during the related prepayment period to the extent applied prior to the due date in the month of the distribution date, and (c) interest payments on certain of the mortgage loans being limited pursuant to the provisions of the Relief Act or similar state laws. Interest Shortfalls will result because (i) obligors on each mortgage loan are obligated to pay interest on prepayments in full only to the date of prepayment by such mortgagor, (ii) partial prepayments are generally not required to be accompanied by interest on the amount of such partial prepayment, and (iii) the Relief Act or similar state laws limit, in certain circumstances, the interest rate required to be paid by a mortgagor in the military service, to 6% per annum. Any Interest Shortfalls resulting from a prepayment in full or in part are required to be paid by the applicable Servicer, but only to the extent that such amount does not exceed the aggregate of the servicing fees on the mortgage loans serviced by it for the applicable distribution date. Any Interest Shortfalls required to be funded but not funded by the applicable Servicer are required to be paid by the Master Servicer, but only to the extent that such amount does not exceed the Master Servicing Compensation with respect to the applicable distribution date. None of the Servicers nor the Master Servicer is obligated to fund Interest Shortfalls resulting from the application of the Relief Act or similar state law.

JOINT CLASS A CERTIFICATES -- The Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 3-A-1, Class 3-A-2, Class 3-A-3, Class 4-A-1, Class 4-A-2, Class 4-A-3, Class 5-A-1, Class 5-A-2, Class 6-A-1 and Class 6-A-2 certificates.

JOINT CLASS X CERTIFICATES -- The Class 2-X-1, Class 2-X-2, Class 3-X-1, Class 3-X-2, Class 4-X-1, Class 4-X-2, Class 5-X-1, Class 5-X-2, Class 6-X-1 and Class 6-X-2 certificates.

JOINT CROSS-OVER DATE -- The distribution date on which the aggregate Current Principal Amount of the crossed subordinate certificates is reduced to zero (after giving effect to all related distributions on such distribution date).

JOINT SENIOR PERCENTAGE -- With respect to the group 2, group 3, group 4, group 5 and group 6 certificates and a distribution date, the lesser of (a) 100% and
(b) the percentage (carried to six places rounded up) obtained by dividing the aggregate Current Principal Amount of the related senior certificates (or, with respect to the related class of joint Class X certificates, the Current Principal Amount of the principal component of such class of certificates) immediately prior to such distribution date, by the sum of (i) the aggregate Scheduled Principal Balance of the group 2, group 3, group 4, group 5 and group 6 mortgage loans, respectively, as of the beginning of the related Due Period and (ii) the amount on deposit in the pre-funding account as of such distribution date and relating to such loan group. The initial Joint Senior Percentage will be equal to approximately 89.25%.

JOINT SENIOR PREPAYMENT PERCENTAGE -- The Joint Senior Prepayment Percentage on any distribution date occurring during the periods set forth below will be as follows:

Period (dates inclusive)                 Joint Senior Prepayment Percentage
------------------------                 ----------------------------------

December 25, 2005 - November 25, 2015    100%

December 25, 2015 - November 25, 2016    Joint  Senior  Percentage  plus  70% of
                                         the   related    Crossed    Subordinate
                                         Percentage.

December 25, 2016 - November 25, 2017    Joint  Senior  Percentage  plus  60% of
                                         the   related    Crossed    Subordinate
                                         Percentage.

December 25, 2017 - November 25, 2018    Joint  Senior  Percentage  plus  40% of
                                         the   related    Crossed    Subordinate
                                         Percentage.

December 25, 2018 - November 25, 2019    Joint  Senior  Percentage  plus  20% of
                                         the   related    Crossed    Subordinate
                                         Percentage.

December 25, 2019 and thereafter         Joint Senior Percentage.

      Any scheduled reduction to the Joint Senior Prepayment Percentage shall not be made as of any distribution date unless, as of the last day of the month preceding such distribution date, (1) the aggregate Scheduled Principal Balance of the crossed mortgage loans in the related loan group delinquent 60 days or more (including for this purpose any such crossed mortgage loans in foreclosure and such crossed mortgage loans with respect to which the related mortgaged property has been acquired by the trust), averaged over the last six months, as a percentage of the aggregate Current Principal Amount of the crossed subordinate certificates, does not exceed 50% and (2) cumulative Realized Losses on the crossed mortgage loans in the related loan group do not exceed (a) 30% of the Original Crossed Subordinate Principal Balance if such distribution date occurs between and including December 2015 and November 2016, (b) 35% of the Original Crossed Subordinate Principal Balance if such distribution date occurs between and including December 2016 and November 2017, (c) 40% of the Original Crossed Subordinate Principal Balance if such distribution date occurs between and including December 2017 and November 2018, (d) 45% of the Original Crossed Subordinate Principal Balance if such distribution date occurs between and including December 2018 and November 2019, and (e) 50% of the Original Crossed Subordinate Principal Balance if such distribution date occurs during or after December 2019.

      In addition, if on any distribution date after the distribution date occurring in November 2008 the current weighted average of the Crossed Subordinate Percentages for such distribution date is equal to or greater than two times the initial weighted average of the Crossed Subordinate Percentages, and (a) the aggregate Scheduled Principal Balance of the crossed mortgage loans in the related loan group delinquent 60 days or more (including for this purpose any such crossed mortgage loans in foreclosure and such crossed mortgage loans with respect to which the related mortgaged property has been acquired by the trust), averaged over the last six months, as a percentage of the sum of the aggregate Current Principal Amount of the crossed subordinate certificates, does not exceed 50% and (b)(i) on or prior to the distribution date occurring in November 2008, cumulative Realized Losses on the crossed mortgage loans in the related loan group as of the end of the related Prepayment Period do not exceed 20% of the Original Crossed Subordinate Principal Balance and (ii) after the distribution date occurring in November 2008, cumulative Realized Losses on the crossed mortgage loans in the related loan group as of the end of the related Prepayment Period do not exceed 30% of the Original Crossed Subordinate Principal Balance, then, in each case, the Joint Senior Prepayment Percentages for the related senior certificates for such distribution date will equal the Joint Senior Percentage for such related senior certificates; provided, however, if on a distribution date prior to the distribution date occurring in November 2008 the current related Crossed Subordinate Percentage is equal to or greater than two times the initial related Crossed Subordinate Percentage, and the above delinquency and loss tests are met, then the Joint Senior Prepayment Percentages for the related senior certificates for such distribution date will equal the Joint Senior Percentage plus 50% of the related Crossed Subordinate Percentage on such distribution date.

      Notwithstanding the foregoing, if on any distribution date, the percentage, the numerator of which is the aggregate Current Principal Amount of the group 2, group 3, group 4, group 5 and group 6 senior certificates (as the case may be) immediately preceding such distribution date, and the denominator of which is the sum of (i) the aggregate Scheduled Principal Balance of the group 2, group 3, group 4, group 5 and group 6 mortgage loans, respectively, as of the beginning of the related Due Period, and (ii) the amount on deposit in the pre-funding account as of such distribution date and relating to the related loan group, exceeds such percentage as of the Cut-off Date, then the Joint Senior Prepayment Percentage with respect to all of the group 2, group 3, group 4, group 5 and group 6 senior certificates for such distribution date will equal 100%.

LAMA -- A per annum rate equal to the LIBOR annual monthly average of One-Month LIBOR as made available by Fannie Mae on their website, through electronic transmission or by telephone.

LENDER-PAID PMI RATE -- With respect to any mortgage loan covered by a lender-paid primary mortgage insurance policy, the premium to be paid by the applicable Servicer out of interest collections on the related mortgage loan.

LIBOR BUSINESS DAY -- A day on which banks are open for dealing in foreign currency and exchange in London and New York City.

LIQUIDATED MORTGAGE LOAN -- Any defaulted mortgage loan as to which the related Servicer has determined that all amounts which it expects to recover from or on account of such mortgage loan have been recovered.

LIQUIDATION PROCEEDS -- Amounts received by the related Servicer in connection with the liquidation of a defaulted mortgage loan, whether through trustee's sale, foreclosure sale, any Insurance Proceeds, condemnation proceeds or otherwise.

LOAN-TO-VALUE RATIO -- The fraction, expressed as a percentage, the numerator of which is the principal balance of the related mortgage loan at origination and the denominator of which is the lesser of the sales price of the related mortgaged property at the time of origination of such mortgage loan and the original and current appraised value of such mortgaged property at origination.

LOSS ALLOCATION LIMITATION -- A limitation pursuant to which no reduction of the Current Principal Amount of (i) any class or classes of senior certificates (other than the residual certificates) shall be made on any distribution date on account of Realized Losses on the mortgage loans in the related loan group to the extent that such reduction would have the effect of reducing the aggregate Current Principal Amount of all certificates (other than the residual certificates) in the related certificate group as of such distribution date, after giving effect to all distributions and prior allocations of realized losses on the mortgage loans in the related loan group on such date, to an amount less than the aggregate Scheduled Principal Balance of the mortgage loans in the related loan group as of the first day of the month during which such distribution date occurs, and (ii) any class of group 1 subordinate certificates or crossed subordinate certificates (as the case may be) shall be made on any distribution date on account of realized losses on the group 1 mortgage loans or the crossed mortgage loans (as the case may be) to the extent that such reduction would have the effect of reducing the aggregate Current Principal Amount of all group 1 subordinate certificates or crossed subordinate certificates (as the case may be) as of such distribution date, after giving effect to all distributions and prior allocations of realized losses on the group 1 mortgage loans or crossed mortgage loans (as the case may be) on such date, to an amount less than the aggregate Scheduled Principal Balance of all of the group 1 mortgage loans or crossed mortgage loans (as the case may be) as of the first day of the month during which such distribution date occurs.

MASTER SERVICING COMPENSATION -- With respect to any distribution date will be an amount equal to five days' investment income on funds in the Distribution Account.

MONTHLY ADVANCE -- The aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Due Period on the mortgage loans serviced by the related Servicer and that were delinquent on the related Due Date (other than shortfalls in interest due to the application of the Relief Act or similar state law).

MONTHLY PAYMENTS -- For any mortgage loan and any month, the scheduled payment or payments of principal and interest due during such month on such mortgage loan which either is payable by a mortgagor in such month under the related mortgage note, or in the case of any REO Property, would otherwise have been payable under the related mortgage note.

MOODY'S -- Moody's Investors Service, Inc., and any successor in interest.

MORTGAGE LOAN PURCHASE AGREEMENT -- The Mortgage Loan Purchase Agreement, dated as of November 30, 2005, between the Depositor and the Seller.

NET DEFERRED INTEREST -- On any distribution date, deferred interest on the related mortgage loans during the related Due Period net of Principal Prepayments in full, partial Principal Prepayments, Net Liquidation Proceeds, Repurchase Proceeds and scheduled principal payments, in that order, included in the related Available Funds for such distribution date and available to be distributed on the related certificates on that distribution date.

NET INTEREST SHORTFALLS - With respect to any distribution date, Prepayment Interest Shortfalls, if any, for such distribution date net of Compensating Interest Payments made with respect to such distribution date.

NET LIQUIDATION PROCEEDS -- Liquidation Proceeds net of unreimbursed advances by the related Servicer and Monthly Advances made with respect to a mortgage loan and the related mortgaged property, unreimbursed expenses paid or incurred by or for the account of the related Servicer or the Master

Servicer in connection with the liquidation of such mortgage loan and the related mortgaged property, and any other amounts payable to the related Servicer under the related Servicing Agreement.

NET RATE -- For any mortgage loan, the then applicable mortgage rate (to the extent applicable, as adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis) thereon less the Servicing Fee Rate and the Lender-Paid PMI Rate, if any, attributable thereto, in each case expressed as a per annum rate.

NET RATE CAP -- The weighted average of the Net Rates of the related mortgage loans (to the extent applicable, as adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

NON-ADJUSTABLE RATE CERTIFICATES -- The Class 1-A-1 certificates, the Class 2-A-1 certificates, the Class 3-A-1 certificates, the Class 4-A-1 certificates, the Class 5-A-1 certificates, the Class 5-A-2 certificate and the Class 6-A-1 certificates.

NON-OFFERED SUBORDINATE CERTIFICATES -- The Class 1-B-5, Class 1-B-6, Class 1-B-7, Class B-6, Class B-7 and Class B-8 certificates.

NOTIONAL AMOUNT -- On any distribution date, the Notional Amount of a Class X certificate is equal to the sum of (A) the aggregate Current Principal Amount of the related Class A certificates and (B) the Current Principal Amount of the principal component of such Class X certificate (in each case, before taking into account the payment of principal on such classes of certificates (or, in the case of the related class of Class X certificates, the payment of principal on the principal component of such class of certificates) on such distribution date).

OFFERED CERTIFICATES -- The senior certificates and the offered subordinate certificates.

OFFERED SUBORDINATE CERTIFICATES -- The group 1 offered subordinate certificates and the crossed offered subordinate certificates.

ONE-MONTH LIBOR -- A per annum rate equal to the average of interbank offered rates for one-month U.S. dollar denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and most recently available as of the time specified in the related mortgage note.

ONE-YEAR MTA -- A per annum rate equal to the twelve-month moving average monthly yield on United States Treasury Securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in the Federal Reserve Statistical Release "Selected Interest Rates (H.15)," determined by averaging the monthly yields for the most recently available twelve months.

ORIGINAL CROSSED SUBORDINATE PRINCIPAL BALANCE -- The aggregate Current Principal Amount of the crossed subordinate certificates as of the closing date.

ORIGINAL GROUP 1 SUBORDINATE PRINCIPAL BALANCE -- The aggregate Current Principal Amount of the group 1 subordinate certificates as of the closing date.

OUTSTANDING PRINCIPAL BALANCE -- With respect to a mortgage loan, the principal balance of such mortgage loan remaining to be paid by the related mortgagor or, in the case of an REO Property, the principal balance of the related mortgage loan remaining to be paid by the related mortgagor at the time such property was acquired by the trust less any Net Liquidation Proceeds with respect thereto to the extent applied to principal.

PASS-THROUGH RATE -- For each class of offered certificates (other than the residual certificates), the rate of interest determined with respect thereto as provided in "Description of the Certificates--Interest Distributions" in this prospectus supplement. The residual certificates do not have a pass-through rate and will not bear interest.

PERMITTED INVESTMENT -- As defined in the Agreement.

PREPAYMENT CHARGE -- With respect to any mortgage loan, the charges or premiums, if any, due in connection with a full or partial prepayment of such mortgage loan in accordance with the terms of the related mortgage note.

PREPAYMENT INTEREST SHORTFALLS -- With respect to any distribution date, for each mortgage loan that was the subject of a partial principal prepayment or a principal prepayment in full during the related prepayment period, the amount, if any, by which (i) one month's interest at the applicable net rate on the scheduled principal balance of such mortgage loan immediately prior to such prepayment, or, in the case of a partial principal prepayment, on the amount of such prepayment, exceeds (ii) the amount of interest paid or collected in connection with such principal prepayment less the sum of (a) any prepayment charges relating to such mortgage loan and (b) the related Servicing Fee.

PREPAYMENT PERIOD -- With respect to a distribution date, the period from the sixteenth day of the calendar month preceding the calendar month in which such distribution date occurs through the close of business on the fifteenth day of the calendar month in which such distribution date occurs, in the case of the mortgage loans for which EMC Mortgage is the Servicer, and such period as is provided in the related Servicing Agreement with respect to the remaining mortgage loans.

PRINCIPAL PREPAYMENT -- Any payment (whether partial or full) or other recovery of principal on a mortgage loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding the principal portion of Net Liquidation Proceeds received at the time a mortgage loan becomes a Liquidated Mortgage Loan.

PROHIBITED TRANSACTION TAX -- A 100% tax imposed on the income derived by a REMIC from a prohibited transaction (as such term is defined in Section 860F(a)(2) of the Code).

PROTECTED ACCOUNT -- An account or accounts established and maintained for the benefit of certificateholders by each servicer with respect to the related mortgage loans and with respect to REO Property serviced by such servicer pursuant to the related servicing agreement.

RATING AGENCIES -- S&P and Moody's.

REALIZED LOSS -- With respect to a mortgage loan is (1) a Bankruptcy Loss or (2) as to any Liquidated Mortgage Loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the related mortgage rate through the last day of the month of liquidation less the Net Liquidation Proceeds with respect to such mortgage loan and the related mortgaged property that are allocated to principal; provided, however, that in the event the related Servicer receives Subsequent Recoveries with respect to any mortgage loan, the amount of the Realized Loss with respect to that mortgage loan will be reduced to the extent such Subsequent Recoveries are applied to increase the Current Principal Amount of any class of certificates (other than the residual certificates) on any distribution date.

RECORD DATE -- For the non-adjustable rate certificates and the Class X certificates and each distribution date, will be the close of business on the last business day of the month preceding the month in which such distribution date occurs. For each class of the adjustable rate certificates and each distribution date, will be the day of the month prior to that distribution date. The record date for the residual certificates will be the closing date.

REFERENCE BANKS -- Leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the Trustee and (iii) which are not controlling, controlled by, or under common control with, the Seller, the Depositor or the Master Servicer.

REFERENCE BANK RATE -- With respect to any interest accrual period, the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Current Principal Amount of all classes of adjustable rate certificates bearing interest at an adjustable rate for such interest accrual period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the Securities Administrator, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Current Principal Amount of all classes of adjustable rate certificates bearing interest at an adjustable rate for such interest accrual period.

REGULAR CERTIFICATES -- All classes of offered certificates other than the residual certificates.

REMIC -- A real estate mortgage investment conduit as defined in Sections 860A through 860G of the Code.

REO PROPERTY -- A mortgaged property acquired by the trust in the name of the Trustee, for the benefit of the Certificateholders, through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted mortgage loan.

REPURCHASE PRICE -- With respect to any mortgage loan (or any property acquired with respect thereto) required or permitted to be repurchased by the Seller pursuant to the Agreement, the Mortgage Loan Purchase Agreement or the related Subsequent Mortgage Loan Purchase Agreement, an amount equal to the sum of (1)
(a) 100% of the Outstanding Principal Balance of such mortgage loan as of the date of repurchase (or if the related mortgaged property was acquired with respect thereto, 100% of the Outstanding Principal Balance of such mortgage loan as of the date of acquisition) plus accrued but unpaid interest on the Outstanding Principal Balance at the related mortgage rate from the date through which interest was last paid on such mortgage loan by the related mortgagor or advanced with respect to such mortgage loan to the first day of the month in which such amount is to be distributed, through and including the last day of the month of repurchase, reduced by (b) any portion of the Master Servicing Compensation, Servicing Fee and Monthly Advances relating to such mortgage loan and advances payable to the purchaser of such mortgage loan and (2) any costs and damages incurred by the trust and the Trustee in connection with any violation of such mortgage loan of any predatory or abusive lending laws.

REPURCHASE PROCEEDS -- The Repurchase Price in connection with any repurchase of a mortgage loan by the Seller and any cash deposit in connection with the substitution of a mortgage loan. See "Description of the Securities--Assignment of Trust Fund Assets" in the prospectus and "Pooling and Servicing Agreement-- Representations and Warranties" in this prospectus supplement.

RESIDUAL CERTIFICATES -- The Class R-I, Class R-II and Class R-III certificates.

SCHEDULED PRINCIPAL BALANCE -- With respect to any mortgage loan and any distribution date, the principal balance thereof as of the cut-off date (with respect to the initial mortgage loans) or as of the related subsequent cut-off date (with respect to the subsequent mortgage loans), as the case may be, plus any deferred interest that is added to the principal balance of such mortgage loan, and minus the sum of (1) the principal portion of the scheduled monthly payments due from mortgagors with respect to such mortgage loan during each Due Period ending prior to such distribution date, irrespective of any delinquency in its payment, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding occurring after the cut-off date (with respect to the initial mortgage loans) or as of the related subsequent cut-off date (with respect to the subsequent mortgage loans), as the case may be (other than a Deficient Valuation) or any moratorium or similar waiver or grace period), (2) any Principal Prepayments with respect to such mortgage loan received prior to or during the related Prepayment Period, and all Net Liquidation Proceeds relating to such mortgage loan, to the extent applied by the related Servicer as recoveries of principal in accordance with the Agreement or the related Servicing Agreement, that were received by the related Servicer as of the close of business on the last day of the Prepayment Period related to such distribution date and (3) any Realized Loss thereon incurred prior to or during the related Prepayment Period; provided that the Scheduled Principal Balance of any Liquidated Mortgage Loan is zero.

S&P -- Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and any successor in interest.

SENIOR CERTIFICATES -- The group 1, group 2, group 3, group 4, group 5 and group 6 senior certificates and the residual certificates.

SENIOR OPTIMAL PRINCIPAL AMOUNT -- With respect to each of the related senior certificates (other than the residual certificates) and each distribution date will be an amount equal to the sum, without duplication, of the following (after giving effect to the application of such amounts to cover deferred interest on the related mortgage loans, but in no event greater than the aggregate Current Principal Amount of such senior certificates immediately prior to such distribution date):

            (1) the applicable Senior Percentage of the principal portion of all Monthly Payments due on the mortgage loans in the related loan group on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period if the distribution date occurs prior to the related Cross-over Date);

            (2) the applicable Senior Prepayment Percentage of the Scheduled Principal Balance of each mortgage loan in the related loan group which was the subject of a prepayment in full received by the Master Servicer during the applicable Prepayment Period;

            (3) the applicable Senior Prepayment Percentage of all partial prepayments allocated to principal received by the Master Servicer during the applicable Prepayment Period with respect to each mortgage loan in the related loan group;

            (4) the lesser of (a) the applicable Senior Prepayment Percentage of the sum of (i) all Net Liquidation Proceeds allocable to principal received in respect of each mortgage loan in the related loan group which became a Liquidated Mortgage Loan during the related Prepayment Period (other than mortgage loans described in the immediately following clause
      (ii)) and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan in the related loan group during the related Due Period and
      (ii) the Scheduled Principal Balance of each such mortgage loan in the related loan group purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and (b) the applicable Senior Percentage of the sum of (i) the Scheduled Principal Balance of each mortgage loan in the related loan group which became a Liquidated Mortgage Loan during the related Prepayment Period (other than the mortgage loans described in the immediately following clause (ii)) and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan in the related loan group during the related Due Period and (ii) the Scheduled Principal Balance of each such mortgage loan in the related loan group that was purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and

            (5) the applicable Senior Prepayment Percentage of the sum of (a) the Scheduled Principal Balance of each mortgage loan in the related loan group which was repurchased by the Seller in connection with such distribution date and (b) the excess, if any, of the Scheduled Principal Balance of a mortgage loan in the related loan group that has been replaced by the Seller with a substitute mortgage loan pursuant to the Agreement, the Mortgage Loan Purchase Agreement or the related Subsequent Mortgage Loan Purchase Agreement, as the case may be, in connection with such distribution date over the Scheduled Principal Balance of such substitute mortgage loan.

SENIOR PERCENTAGE -- The Group 1 Senior Percentage and the Joint Senior Percentage, as applicable.

SENIOR PREPAYMENT PERCENTAGE -- The Group I Senior Prepayment Percentage and the Joint Senior Prepayment Percentage, as applicable.

SERVICER REMITTANCE DATE -- With respect to each mortgage loan serviced by EMC Mortgage, the 20th day of each month, or if such day is not a business day, then the preceding business day. With respect to each mortgage loan serviced by EverHome, the 18th day of each month, or if such day is not a business day, then the preceding business day. With respect to each mortgage loan serviced by Bank of America, the 18th day of each month, or if such day is not a business day, then the following business day.

SERVICING FEE -- With respect to each mortgage loan, accrued interest at the servicing fee rate, as set forth under the heading "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, with respect to such mortgage loan on the same principal balance on which interest on such mortgage loan accrues for the related calendar month.

SERVICING FEE RATE -- The applicable servicing fee rate set forth under the heading "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

SERVICING AGREEMENTS -- The servicing and subservicing agreements (as applicable) specified in the Agreement as having been entered into between the Seller and the related Servicer.

SMMEA -- The Secondary Mortgage Market Enhancement Act of 1984, as amended.

STRIKE PRICE -- As specified in "Description of the Certificates--The Yield Maintenance Agreements" in this prospectus supplement.

SUBORDINATE CERTIFICATES -- The group 1 subordinate certificates and crossed subordinate certificates.

SUBORDINATE OPTIMAL PRINCIPAL AMOUNT -- The Group 1 Subordinate Optimal Principal Amount and the Crossed Subordinate Optimal Principal Amount, as applicable

SUBSEQUENT CUT-OFF DATE - With respect to those subsequent mortgage loans sold to the trust pursuant to a subsequent transfer instrument, the later of (i) the first day of the month in which the related subsequent transfer date occurs or
(ii) the date of origination of such mortgage loan.

SUBSEQUENT MORTGAGE LOANS -- The crossed mortgage loans which will be acquired by the trust during the pre-funding period with amounts on deposit in the pre-funding account.

SUBSEQUENT MORTGAGE LOAN PURCHASE AGREEMENT - The agreement between the Seller and the Depositor, and all amendments thereof and supplements thereto, regarding the transfer of the subsequent mortgage loans by the Seller to the Depositor.

SUBSEQUENT RECOVERIES -- As of any distribution date, amounts received during the related Due Period by the related Servicer or surplus amounts held by the Master Servicer to cover estimated expenses (including, but not limited to, recoveries in respect of the representations and warranties made by the Seller) specifically related to a Liquidated Mortgage Loan or disposition of an REO Property prior to the related Prepayment Period that resulted in a Realized Loss, after liquidation or disposition of such mortgage loan.

SUBSEQUENT TRANSFER DATE - With respect to each subsequent transfer instrument, the date on which the related subsequent mortgage loans are sold to the trust.

SUBSEQUENT TRANSFER INSTRUMENT - Each subsequent transfer instrument, dated as of a subsequent closing date, executed by the trustee at the written direction of the seller and substantially in the form attached as Exhibit L to the Agreement, by which subsequent mortgage loans are transferred to the trust.

TRUST - Structured Asset Mortgage Investments II Trust 2005-AR7.

YIELD MAINTENANCE ACCOUNTS -- The accounts to be established and maintained pursuant to the Yield Maintenance Agreements, which accounts will be assets of the trust but not of any REMIC.

YIELD MAINTENANCE AGREEMENT -- The Class 1-A-2 Yield Maintenance Agreement, the Group 2 Yield Maintenance Agreement, the Group 3 Yield Maintenance Agreement, the Group 4 Yield Maintenance Agreement, the Class 6-A-2 Yield Maintenance Agreement, the Class 1-B Yield Maintenance Agreement and the Class B Yield Maintenance Agreement.

YIELD MAINTENANCE PAYMENT -- Has the meaning set forth in "Description of the Certificates--The Yield Maintenance Agreements" in this prospectus supplement.

YIELD MAINTENANCE PROVIDER -- Bear Stearns Financial Products Inc.

                                  SCHEDULE B

                        SCHEDULE OF STRIKE PRICES AND

                         PROJECTED PRINCIPAL BALANCE



DISTRIBUTION        CLASS I-A-2         CLASS 1-A-2          CLASS 1-B       CLASS 1-B
                                                                                STRIKE
   DATE              NOTIONAL            STRIKE RATE          NOTIONAL           RATE
   ----              --------            -----------          --------           ----
 25-Dec-05          56,673,000.00           100             28,336,575.00          100
 25-Jan-06          55,251,170.98           8.44            28,330,405.39         8.44
 25-Feb-06          54,079,026.16           8.96            28,324,231.26         8.96
 25-Mar-06          52,955,782.27          10.27            28,321,932.15        10.27
 25-Apr-06          51,869,538.43           9.27            28,321,932.15         9.27
 25-May-06          50,804,769.39           9.58            28,321,932.15         9.58
 25-Jun-06          49,761,032.78           9.27            28,321,932.15         9.27
 25-Jul-06          48,737,895.70           9.58            28,321,932.15         9.58
 25-Aug-06          47,734,934.47           9.27            28,321,932.15         9.27
 25-Sep-06          46,751,734.46           9.27            28,321,932.15         9.27
 25-Oct-06          45,787,889.86           9.58            28,321,932.15         9.58
 25-Nov-06          44,832,360.66           9.27            28,321,932.15         9.27
 25-Dec-06          43,894,871.56           9.58            28,321,932.15         9.58
 25-Jan-07          42,975,491.10           9.27            28,321,932.15         9.27
 25-Feb-07          42,074,377.39           9.27            28,321,932.15         9.27
 25-Mar-07          41,191,152.46          10.27            28,321,932.15        10.27
 25-Apr-07          40,325,446.44           9.27            28,321,932.15         9.27
 25-May-07          39,476,897.39           9.58            28,321,932.15         9.58
 25-Jun-07          38,645,151.11           9.27            28,321,932.15         9.27
 25-Jul-07          37,829,860.97           9.58            28,321,932.15         9.58
 25-Aug-07          37,030,687.76           9.27            28,321,932.15         9.27
 25-Sep-07          36,247,044.83           9.27            28,321,915.87         9.27
 25-Oct-07          35,478,872.02           9.58            28,321,899.53         9.58
 25-Nov-07          34,717,270.30           9.27            28,321,883.13         9.27
 25-Dec-07          33,970,093.52           9.58            28,321,866.67         9.58
 25-Jan-08          33,237,387.04           9.27            28,321,850.14         9.27
 25-Feb-08          32,518,884.11           9.27            28,321,799.07         9.27
 25-Mar-08          31,814,693.74           9.91            28,321,747.81         9.91
 25-Apr-08          31,124,519.10           9.27            28,321,696.37         9.27
 25-May-08          30,448,069.73           9.58            28,321,644.73         9.58
 25-Jun-08          29,622,247.63           9.27            28,306,816.54         9.27
 25-Jul-08          28,816,092.30           9.58            28,291,872.30         9.58
 25-Aug-08          28,029,137.92           9.27            28,276,811.14         9.27
 25-Sep-08          27,260,929.74           9.27            28,261,632.23         9.27
 25-Oct-08          26,511,023.79           9.58            28,246,334.69         9.58
 25-Nov-08          25,768,556.50           9.27            28,229,715.70         9.27
 25-Dec-08          25,090,374.11           9.58            27,878,141.36         9.58
 25-Jan-09          24,480,770.14           9.27            27,200,804.87         9.27
 25-Feb-09          23,885,844.46           9.27            26,539,777.57         9.27


                                     S-189

 25-Mar-09          23,305,245.68          10.27            25,894,669.00        10.27
 25-Apr-09          22,738,630.76           9.27            25,265,098.04         9.27
 25-May-09          22,185,664.86           9.58            24,650,692.62         9.58
 25-Jun-09          21,646,021.11           9.27            24,051,089.57         9.27
 25-Jul-09          21,119,380.46           9.58            23,465,934.37         9.58
 25-Aug-09          20,605,431.45           9.27            22,894,880.98         9.27
 25-Sep-09          20,103,870.08           9.27            22,337,591.60         9.27
 25-Oct-09          19,614,399.57           9.58            21,793,736.49         9.58
 25-Nov-09          19,136,730.25           9.27            21,262,993.78         9.27
 25-Dec-09          18,670,579.34           9.58            20,745,049.28         9.58
 25-Jan-10          18,215,670.83           9.27            20,239,596.32         9.27
 25-Feb-10          17,771,735.28           9.27            19,746,335.51         9.27
 25-Mar-10          17,338,509.69          10.27            19,264,974.64        10.27
 25-Apr-10          16,915,737.34           9.27            18,795,228.46         9.27
 25-May-10          16,503,167.64           9.58            18,336,818.52         9.58
 25-Jun-10          16,100,555.96           9.27            17,889,473.05         9.27
 25-Jul-10          15,707,663.55           9.58            17,452,926.73         9.58
 25-Aug-10          15,324,257.32           9.27            17,026,920.60         9.27
 25-Sep-10          14,950,109.78           9.27            16,611,201.88         9.27
 25-Oct-10          14,584,998.84           9.58            16,205,523.81         9.58
 25-Nov-10          14,228,707.74           9.27            15,809,645.55         9.27
 25-Dec-10          13,881,024.89           9.58            15,423,331.99         9.58
 25-Jan-11          13,541,743.75           9.27            15,046,353.64         9.27
 25-Feb-11          13,210,662.71           9.27            14,678,486.50         9.27
 25-Mar-11          12,887,584.99          10.27            14,319,511.92        10.27
 25-Apr-11          12,572,318.49           9.27            13,969,216.46         9.27
 25-May-11          12,264,675.71           9.58            13,627,391.79         9.58
 25-Jun-11          11,964,473.65           9.27            13,293,834.55         9.27
 25-Jul-11          11,671,533.65           9.58            12,968,346.26         9.58
 25-Aug-11          11,385,681.33           9.27            12,650,733.17         9.27
 25-Sep-11          11,106,746.49           9.27            12,340,806.14         9.27
 25-Oct-11          10,834,562.98           9.58            12,038,380.58         9.58
 25-Nov-11          10,568,968.64           9.27            11,743,276.31         9.27
 25-Dec-11          10,309,805.17           9.58            11,455,317.43         9.58
 25-Jan-12          10,056,918.06           9.27            11,174,332.28         9.27
 25-Feb-12          9,810,156.50            9.27            10,900,153.27         9.27
 25-Mar-12          9,569,373.28            9.91            10,632,616.85         9.91
 25-Apr-12          9,334,424.70            9.27            10,371,563.36         9.27
 25-May-12          9,105,170.52            9.58            10,116,836.97         9.58
 25-Jun-12          8,881,473.83            9.27            9,868,285.55          9.27
 25-Jul-12          8,663,201.01            9.58            9,625,760.65          9.58
 25-Aug-12          8,450,221.63            9.27            9,389,117.33          9.27
 25-Sep-12          8,242,408.39            9.27            9,158,214.15          9.27
 25-Oct-12          8,039,637.01            9.58            8,932,913.04          9.58
 25-Nov-12          7,841,786.20            9.27            8,713,079.22          9.27
 25-Dec-12          7,648,737.59            9.58            8,498,581.16          9.58
 25-Jan-13          7,460,375.61            9.27            8,289,290.46          9.27
 25-Feb-13          7,276,587.48            9.27            8,085,081.80          9.27
 25-Mar-13          7,097,263.10           10.27            7,885,832.86         10.27
 25-Apr-13          6,922,295.02            9.27            7,691,424.24          9.27


                                     S-190


 25-May-13          6,751,578.35            9.58            7,501,739.40          9.58
 25-Jun-13          6,585,010.73            9.27            7,316,664.61          9.27
 25-Jul-13          6,422,492.22            9.58            7,136,088.83          9.58
 25-Aug-13          6,263,925.31            9.27            6,959,903.70          9.27
 25-Sep-13          6,109,214.80            9.27            6,788,003.45          9.27
 25-Oct-13          5,958,267.77            9.58            6,620,284.84          9.58
 25-Nov-13          5,810,993.53            9.27            6,456,647.10          9.27
 25-Dec-13          5,667,303.58            9.58            6,296,991.90          9.58
 25-Jan-14          5,527,111.51            9.27            6,141,223.22          9.27
 25-Feb-14          5,390,333.00            9.27            5,989,247.38          9.27
 25-Mar-14          5,256,885.74           10.27            5,840,972.92         10.27
 25-Apr-14          5,126,689.40            9.27            5,696,310.59          9.27



                    CLASS 2-A-2         CLASS 2-A-2           CLASS 3-A-2       CLASS 3-A-2        CLASS 4-A-2
                        and                  AND                 AND               AND                AND
DISTRIBUTION        CLASS 2-A-3         CLASS 2-A-3           CLASS 3-A-3       CLASS 3-1-3         CLASS 4-A-3

   DATE              NOTIONAL            STRIKE RATE          NOTIONAL         STRIKE RATE           NOTIONAL
   ----              --------            -----------          ------------     ------------         ---------


 25-Dec-05          23,247,000.00        100                    28,623,000.00    100.00         25,261,000.00
 25-Jan-06          22,685,431.03       9.84                    27,919,270.56      9.11         24,639,770.89
 25-Feb-06          22,218,768.65      10.16                    27,327,004.60      9.38         24,108,957.43
 25-Mar-06          21,767,552.30      11.27                    26,753,064.82     10.38         23,600,876.85
 25-Apr-06          21,325,454.49      10.18                    26,190,393.36      9.43         23,102,789.02
 25-May-06          20,891,813.30      10.52                    25,639,904.32      9.74         22,614,762.88
 25-Jun-06          20,466,458.23      10.18                    25,100,177.55      9.43         22,136,312.28
 25-Jul-06          20,049,222.36      10.52                    24,570,993.34      9.74         21,667,241.30
 25-Aug-06          19,639,730.75      10.18                    24,052,136.62      9.43         21,207,358.14
 25-Sep-06          19,237,916.43      10.18                    23,543,325.02      9.43         20,756,102.84
 25-Oct-06          18,840,271.21      10.52                    23,039,469.64      9.74         20,309,341.90
 25-Nov-06          18,449,324.42      10.18                    22,544,910.09      9.43         19,870,895.32
 25-Dec-06          18,065,878.81      10.52                    22,060,054.00      9.74         19,440,923.68
 25-Jan-07          17,689,795.75      10.18                    21,584,687.36      9.43         19,019,352.73
 25-Feb-07          17,310,651.57      10.18                    21,118,655.03      9.43         18,606,098.88
 25-Mar-07          16,933,462.69      11.27                    20,661,765.66     10.44         18,200,991.08
 25-Apr-07          16,563,040.30      10.18                    20,213,832.01      9.43         17,803,861.93
 25-May-07          16,137,195.38      10.52                    19,774,670.78      9.74         17,414,547.62
 25-Jun-07          15,717,547.92      10.18                    19,344,102.61      9.43         17,032,887.81
 25-Jul-07          15,307,475.18      10.52                    18,921,951.91      9.74         16,658,725.56
 25-Aug-07          14,897,729.96      10.18                    18,460,544.89      9.43         16,272,462.98
 25-Sep-07          14,497,478.76      10.18                    18,001,477.28      9.43         15,893,109.63
 25-Oct-07          14,103,039.79      10.52                    17,548,119.80      9.74         15,517,416.97
 25-Nov-07          13,717,171.98      10.18                    17,103,418.95      9.43         15,149,214.63
 25-Dec-07          13,340,299.04      10.51                    16,668,514.56      9.74         14,788,543.96
 25-Jan-08          12,972,221.39      10.17                    16,243,174.32      9.42         14,435,323.31
 25-Feb-08          12,612,733.47      10.17                    15,827,214.95      9.42         14,081,645.77
 25-Mar-08          12,261,634.55      10.87                    15,414,605.03     10.07         13,733,483.52
 25-Apr-08          11,918,596.37      10.17                    15,011,189.71      9.42         13,392,748.23
 25-May-08          11,572,375.43      10.51                    14,571,291.60      9.74         13,057,683.65
 25-Jun-08          11,231,183.00      10.17                    14,142,006.99      9.42         12,680,885.04
 25-Jul-08          10,898,195.87      10.51                    13,723,082.85      9.74         12,308,122.51


                                     S-191

 25-Aug-08          10,573,218.78      10.17                    13,313,911.79      9.42         11,944,328.53
 25-Sep-08          10,255,573.99      10.17                    12,914,627.59      9.42         11,586,909.06
 25-Oct-08          9,945,582.25       10.51                    12,524,994.44      9.74         11,238,132.65
 25-Nov-08          9,643,011.17       10.17                    12,144,782.15      9.42         10,897,765.03
 25-Dec-08          9,378,928.38       10.51                    11,811,725.23      9.74         10,599,493.05
 25-Jan-09          9,152,375.75       10.17                    11,525,138.89      9.42         10,342,378.50
 25-Feb-09          8,931,255.07       10.17                    11,245,446.26      9.42         10,091,448.42
 25-Mar-09          8,715,436.70       11.26                    10,972,482.42     10.43         9,846,554.85
 25-Apr-09          8,504,794.09       10.17                    10,706,086.38      9.42         9,607,553.35
 25-May-09          8,299,203.67       10.51                    10,446,100.98      9.74         9,374,302.94
 25-Jun-09          8,098,544.84       10.17                    10,192,372.82      9.42         9,146,666.00
 25-Jul-09          7,902,699.86       10.51                    9,944,752.15       9.74         8,924,508.16
 25-Aug-09          7,711,553.80       10.17                    9,703,092.79       9.42         8,707,698.30
 25-Sep-09          7,524,994.45       10.17                    9,467,252.05       9.42         8,496,108.39
 25-Oct-09          7,342,912.28       10.51                    9,237,090.63       9.74         8,289,613.49
 25-Nov-09          7,165,168.72       10.17                    9,012,472.58       9.42         8,088,073.77
 25-Dec-09          6,991,692.29       10.51                    8,793,265.16       9.74         7,891,388.70
 25-Jan-10          6,822,381.07       10.17                    8,579,338.83       9.42         7,699,442.02
 25-Feb-10          6,657,135.55       10.17                    8,370,567.10       9.42         7,512,120.26
 25-Mar-10          6,495,858.61       11.26                    8,166,826.54      10.43         7,329,312.65
 25-Apr-10          6,338,455.42       10.17                    7,967,996.63       9.42         7,150,911.05
 25-May-10          6,184,833.44       10.51                    7,773,959.74       9.74         6,976,809.92
 25-Jun-10          6,034,902.30       10.17                    7,584,601.05       9.42         6,806,906.23
 25-Jul-10          5,888,573.79       10.51                    7,399,808.48       9.74         6,641,099.41
 25-Aug-10          5,745,761.83       10.17                    7,219,472.62       9.42         6,479,291.28
 25-Sep-10          5,606,382.36       10.17                    7,043,486.67       9.42         6,321,386.03
 25-Oct-10          5,470,353.32       10.51                    6,871,746.37       9.74         6,167,290.10
 25-Nov-10          5,337,500.86       10.17                    6,704,149.97       9.42         6,016,865.99
 25-Dec-10          5,207,844.25       10.51                    6,540,598.14       9.74         5,870,072.58
 25-Jan-11          5,081,307.04       10.17                    6,380,993.91       9.42         5,726,822.83
 25-Feb-11          4,957,814.63       10.17                    6,225,242.64       9.42         5,587,031.76
 25-Mar-11          4,837,294.18       11.26                    6,073,251.94      10.43         5,450,616.42
 25-Apr-11          4,719,674.61       10.17                    5,924,931.63       9.42         5,317,495.84
 25-May-11          4,604,886.49       10.51                    5,780,193.68       9.74         5,187,590.99
 25-Jun-11          4,492,862.09       10.17                    5,638,952.17       9.42         5,060,824.73
 25-Jul-11          4,383,535.27       10.51                    5,501,123.21       9.74         4,937,121.75
 25-Aug-11          4,276,841.47       10.17                    5,366,624.95       9.42         4,816,408.55
 25-Sep-11          4,172,717.68       10.17                    5,235,377.46       9.42         4,698,613.38
 25-Oct-11          4,071,102.38       10.51                    5,107,302.74       9.74         4,583,666.21
 25-Nov-11          3,971,935.53       10.17                    4,982,324.65       9.42         4,471,498.67
 25-Dec-11          3,875,158.49       10.51                    4,860,368.85       9.74         4,362,044.04
 25-Jan-12          3,780,714.06       10.17                    4,741,362.81       9.42         4,255,237.18
 25-Feb-12          3,688,546.38       10.17                    4,625,235.70       9.42         4,151,014.52
 25-Mar-12          3,598,600.93       10.87                    4,511,918.41      10.07         4,049,314.00
 25-Apr-12          3,510,824.48       10.17                    4,401,343.45       9.42         3,950,075.04
 25-May-12          3,425,165.08       10.51                    4,293,444.98       9.74         3,853,238.52
 25-Jun-12          3,341,572.02       10.17                    4,188,158.70       9.42         3,758,746.72
 25-Jul-12          3,259,995.80       10.51                    4,085,421.87       9.74         3,666,543.32
 25-Aug-12          3,180,388.09       10.17                    3,985,173.23       9.42         3,576,573.32
 25-Sep-12          3,102,701.71       10.17                    3,887,353.01       9.42         3,488,783.05


                                     S-192

 25-Oct-12          3,026,890.64       10.51                    3,791,902.85       9.74         3,403,120.12
 25-Nov-12          2,952,909.91       10.17                    3,698,765.79       9.42         3,319,533.39
 25-Dec-12          2,880,715.67       10.51                    3,607,886.22       9.74         3,237,972.96
 25-Jan-13          2,810,265.07       10.17                    3,519,209.89       9.42         3,158,390.11
 25-Feb-13          2,741,516.32       10.17                    3,432,683.81       9.42         3,080,737.27
 25-Mar-13          2,674,428.61       11.26                    3,348,256.29      10.43         3,004,968.03
 25-Apr-13          2,608,962.11       10.17                    3,265,876.86       9.42         2,931,037.09
 25-May-13          2,545,077.93       10.51                    3,185,496.25       9.74         2,858,900.23
 25-Jun-13          2,482,738.13       10.17                    3,107,066.39       9.42         2,788,514.27
 25-Jul-13          2,421,905.65       10.51                    3,030,540.34       9.74         2,719,837.09
 25-Aug-13          2,362,544.33       10.17                    2,955,872.30       9.42         2,652,827.57
 25-Sep-13          2,304,618.88       10.17                    2,883,017.54       9.42         2,587,445.56
 25-Oct-13          2,248,094.82       10.51                    2,811,932.44       9.74         2,523,651.88
 25-Nov-13          2,192,938.55       10.17                    2,742,574.39       9.42         2,461,408.31
 25-Dec-13          2,139,117.21       10.51                    2,674,901.81       9.74         2,400,677.50
 25-Jan-14          2,086,598.77       10.17                    2,608,874.12       9.42         2,341,423.03
 25-Feb-14          2,035,351.94       10.18                    2,544,451.71       9.42         2,283,609.35
 25-Mar-14          1,985,346.19       11.27                    2,481,595.91      10.43         2,227,201.73
 25-Apr-14          1,936,551.72       10.18



                    CLASS 4-A-2
                        and
DISTRIBUTION        CLASS 4-A-3       CLASS 6-A-2       CLASS 6-A-2        CLASS B              CLASS B

   DATE              STRIKE RATE       NOTIONAL          STRIKE RATE       NOTIONAL          STRIKE RATE
   ----              --------         -----------       ------------     ------------         ---------

  25-Dec-05        100.00          14,376,000.00             100          51,542,801.00         100.00
  25-Jan-06          8.74          14,015,352.69            8.91          51,537,380.53           9.15
  25-Feb-06          9.29          13,711,532.89            9.27          51,533,392.42           9.44
  25-Mar-06         10.29          13,418,302.67           10.26          51,533,087.17          10.47
  25-Apr-06          9.30          13,130,920.21            9.27          51,532,911.61           9.47
  25-May-06          9.61          12,849,264.11            9.58          51,532,911.61           9.78
  25-Jun-06          9.30          12,573,215.59            9.27          51,532,911.61           9.47
  25-Jul-06          9.61          12,302,658.40            9.58          51,532,911.61           9.78
  25-Aug-06          9.30          12,037,478.80            9.27          51,532,911.61           9.47
  25-Sep-06          9.30          11,777,485.46            9.27          51,532,911.61           9.47
  25-Oct-06          9.61          11,520,747.70            9.58          51,532,911.61           9.78
  25-Nov-06          9.30          11,267,885.60            9.27          51,532,911.61           9.47
  25-Dec-06          9.61          11,020,072.33            9.58          51,532,911.61           9.78
  25-Jan-07          9.30          10,777,108.27            9.27          51,532,911.61           9.47
  25-Feb-07          9.30          10,539,011.57            9.27          51,532,849.94           9.47
  25-Mar-07         10.30          10,305,680.78           10.26          51,532,744.96          10.48
  25-Apr-07          9.30          10,077,016.64            9.27          51,532,623.39           9.47
  25-May-07          9.61          9,852,922.00             9.58          51,530,737.46           9.78
  25-Jun-07          9.30          9,633,301.85             9.27          51,528,724.02           9.47
  25-Jul-07          9.61          9,418,063.18             9.58          51,526,551.25           9.78
  25-Aug-07          9.30          9,205,587.02             9.27          51,520,828.74           9.47
  25-Sep-07          9.30          8,995,270.39             9.27          51,514,645.19           9.46
  25-Oct-07          9.61          8,787,674.86             9.58          51,508,077.02           9.78
  25-Nov-07          9.30          8,583,296.89             9.27          51,501,424.58           9.46


                                     S-193

  25-Dec-07          9.61          8,383,097.00             9.58          51,494,729.19           9.78
  25-Jan-08          9.30          8,186,892.19             9.27          51,487,990.65           9.46
  25-Feb-08          9.30          7,988,526.14             9.27          51,480,769.48           9.46
  25-Mar-08          9.94          7,793,962.16             9.91          51,473,329.08          10.11
  25-Apr-08          9.30          7,603,487.87             9.27          51,465,662.88           9.46
  25-May-08          9.61          7,389,817.16             9.58          51,444,370.11           9.78
  25-Jun-08          9.30          7,181,154.12             9.27          51,419,349.45           9.46
  25-Jul-08          9.61          6,975,697.69             9.58          51,393,650.29           9.77
  25-Aug-08          9.30          6,774,900.66             9.27          51,367,699.58           9.46
  25-Sep-08          9.30          6,578,840.77             9.27          51,341,098.95           9.46
  25-Oct-08          9.61          6,387,406.60             9.58          51,314,278.10           9.77
  25-Nov-08          9.30          6,199,742.55             9.27          51,287,235.23           9.46
  25-Dec-08          9.61          6,035,372.11             9.58          50,666,666.38           9.77
  25-Jan-09          9.30          5,893,723.75             9.27          49,467,641.82           9.46
  25-Feb-09          9.30          5,755,410.23             9.27          48,297,330.60           9.46
  25-Mar-09         10.30          5,620,352.87            10.26          47,155,047.78          10.47
  25-Apr-09          9.30          5,488,474.85             9.27          46,040,124.68           9.46
  25-May-09          9.61          5,359,701.17             9.58          44,951,908.57           9.77
  25-Jun-09          9.30          5,233,958.59             9.27          43,889,762.22           9.46
  25-Jul-09          9.61          5,111,175.63             9.58          42,853,063.59           9.77
  25-Aug-09          9.30          4,991,282.46             9.27          41,841,205.42           9.46
  25-Sep-09          9.30          4,874,210.92             9.27          40,853,594.94           9.46
  25-Oct-09          9.61          4,759,894.47             9.58          39,889,653.44           9.77
  25-Nov-09          9.30          4,647,793.21             9.27          38,947,860.38           9.46
  25-Dec-09          9.61          4,538,337.26             9.58          38,028,657.47           9.77
  25-Jan-10          9.30          4,427,974.58             9.27          37,128,586.12           9.46
  25-Feb-10          9.30          4,320,270.76             9.27          36,250,153.53           9.46
  25-Mar-10         10.30          4,215,162.11            10.26          35,392,842.22          10.47
  25-Apr-10          9.30          4,112,586.47             9.27          34,556,147.03           9.46
  25-May-10          9.61          4,012,483.18             9.58          33,739,574.83           9.77
  25-Jun-10          9.30          3,914,793.01             9.27          32,942,644.25           9.46
  25-Jul-10          9.61          3,819,458.13             9.58          32,164,885.42           9.77
  25-Aug-10          9.30          3,726,422.11             9.27          31,405,839.65           9.46
  25-Sep-10          9.30          3,635,629.88             9.27          30,665,059.17           9.46
  25-Oct-10          9.61          3,547,027.64             9.58          29,942,106.92           9.77
  25-Nov-10          9.30          3,460,562.91             9.27          29,233,994.04           9.46
  25-Dec-10          9.61          3,376,184.46             9.58          28,542,966.90           9.77
  25-Jan-11          9.30          3,293,842.27             9.27          27,868,615.94           9.46
  25-Feb-11          9.30          3,213,487.51             9.27          27,210,541.38           9.46
  25-Mar-11         10.30          3,135,072.55            10.26          26,568,352.98          10.47
  25-Apr-11          9.30          3,058,550.85             9.27          25,941,669.83           9.46
  25-May-11          9.61          2,983,877.02             9.58          25,330,120.10           9.78
  25-Jun-11          9.30          2,911,006.73             9.27          24,733,340.85           9.46
  25-Jul-11          9.61          2,839,896.72             9.58          24,150,977.78           9.78
  25-Aug-11          9.30          2,770,504.76             9.27          23,582,685.09           9.46
  25-Sep-11          9.30          2,702,789.62             9.27          23,028,125.21           9.46
  25-Oct-11          9.61          2,636,711.08             9.58          22,486,968.64           9.78
  25-Nov-11          9.30          2,572,229.85             9.27          21,958,893.76           9.46
  25-Dec-11          9.61          2,509,307.60             9.58          21,443,586.61           9.78
  25-Jan-12          9.30          2,447,906.91             9.27          20,940,740.75           9.46


                                     S-194

  25-Feb-12          9.30          2,387,991.25             9.27          20,450,057.06           9.46
  25-Mar-12          9.94          2,329,524.97             9.91          19,971,243.55          10.11
  25-Apr-12          9.30          2,272,473.26             9.27          19,504,015.23           9.46
  25-May-12          9.61          2,216,802.15             9.58          19,048,093.90           9.78
  25-Jun-12          9.30          2,162,478.49             9.27          18,603,208.02           9.46
  25-Jul-12          9.61          2,109,469.91             9.58          18,169,092.54           9.78
  25-Aug-12          9.30          2,057,744.82             9.27          17,745,488.73           9.46
  25-Sep-12          9.30          2,007,272.37             9.27          17,332,144.06           9.46
  25-Oct-12          9.61          1,958,022.47             9.58          16,928,812.04           9.78
  25-Nov-12          9.30          1,909,965.75             9.27          16,535,252.06           9.46
  25-Dec-12          9.61          1,863,073.51             9.58          16,151,229.26           9.78
  25-Jan-13          9.30          1,817,317.77             9.27          15,776,514.41           9.46
  25-Feb-13          9.30          1,772,671.21             9.27          15,410,883.75           9.46
  25-Mar-13         10.30          1,729,107.16            10.26          15,054,118.89          10.47
  25-Apr-13          9.30          1,686,599.59             9.27          14,706,006.63           9.46
  25-May-13          9.61          1,645,123.08             9.58          14,366,338.89           9.78
  25-Jun-13          9.30          1,604,652.84             9.27          14,034,912.57           9.46
  25-Jul-13          9.61          1,565,164.67             9.58          13,711,529.43           9.78
  25-Aug-13          9.30          1,526,634.92             9.27          13,395,995.96           9.46
  25-Sep-13          9.30          1,489,040.55             9.27          13,088,123.28           9.46
  25-Oct-13          9.61          1,452,359.03             9.58          12,787,727.05           9.78
  25-Nov-13          9.30          1,416,568.40             9.27          12,494,627.32           9.46
  25-Dec-13          9.61          1,381,647.21             9.58          12,208,648.45           9.78
  25-Jan-14          9.30          1,347,574.53             9.27          11,929,619.01           9.46
  25-Feb-14          9.30          1,314,329.93             9.27          11,657,371.68           9.46
  25-Mar-14         10.30          1,281,893.46            10.26          11,391,743.12          10.47
  25-Apr-14                        1,250,245.66             9.27


                                   SCHEDULE A

                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

      The description herein of the Mortgage Loans is based upon the estimates of the composition thereof as of the Cut-off Date, as adjusted to reflect the Principal Balances as of the Cut-off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed as a result of (i) Principal Prepayments thereof in full prior to November 30, 2005, (ii) requirements of Moody's or S&P, or (iii) delinquencies, or otherwise. In any such event, other mortgage loans may be included in the Trust. SAMI II believes that the estimated information set forth herein with respect to the Mortgage Loans as presently constituted is representative of the characteristics thereof at the time the Certificates are issued, although certain characteristics of the Mortgage Loans may vary.


                                       Principal Balances of the Mortgage Loans at Origination

                                                        Number of        Aggregate Principal            % of
                                                        Mortgage       Balance Outstanding as of      Mortgagee
           Original Principal Balance ($)               Loans              Cut-off Date                Loans
           ------------------------------               -----------    -------------------------      ---------
                      0 - 100,000                             117       $             8,868,134           0.99  %
                100,001 - 200,000                             750                   115,218,516          12.89
                200,001 - 300,000                             637                   158,330,080          17.72
                300,001 - 400,000                             491                   171,987,242          19.24
                400,001 - 500,000                             296                   134,362,325          15.03
                500,001 - 600,000                             172                    94,303,409          10.55
                600,001 - 700,000                             104                    66,455,175           7.44
                700,001 - 800,000                              49                    36,437,055           4.08
                800,001 - 900,000                              38                    32,049,243           3.59
                900,001 - 1,000,000                            36                    34,816,644           3.90
              1,000,001 - 1,100,000                             3                     3,232,413           0.36
              1,100,001 - 1,200,000                             4                     4,518,972           0.51
              1,200,001 - 1,300,000                             6                     7,536,340           0.84
              1,300,001 - 1,400,000                             4                     4,657,283           0.52
              1,400,001 - 1,500,000                             1                     1,497,125           0.17
              1,500,001 or Greater                              9                    19,437,423           2.17
                                                         --------------------------------------------------------
                    Total                                   2,717       $           893,707,377         100.00  %
                                                         ========================================================

            Minimum Original Principal Balance:                         $30,500
            Maximum Original Principal Balance:                         $2,900,000
            Average Original Principal Balance:                         $330,232



                                  Principal Balances of the Mortgage Loans as of the Cut-Off Date


                                                        Number of        Aggregate Principal            % of
                                                        Mortgage       Balance Outstanding as of      Mortgagee
           Original Principal Balance ($)               Loans              Cut-off Date                Loans
           ------------------------------               -----------    -------------------------      ---------
                       0 - 100,000                            116       $             8,767,932           0.98 %
                 100,001 - 200,000                            753                   115,676,139          12.94
                 200,001 - 300,000                            636                   158,154,534          17.70
                 300,001 - 400,000                            491                   171,988,393          19.24
                 400,001 - 500,000                            298                   135,358,995          15.15
                 500,001 - 600,000                            172                    94,496,545          10.57
                 600,001 - 700,000                            105                    67,766,509           7.58
                 700,001 - 800,000                             46                    34,238,261           3.83
                 800,001 - 900,000                             37                    31,249,329           3.50
                 900,001 - 1,000,000                           36                    34,720,393           3.89
               1,000,001 - 1,100,000                            4                     4,235,343           0.47
               1,100,001 - 1,200,000                            4                     4,518,972           0.51
               1,200,001 - 1,300,000                            6                     7,536,340           0.84
               1,300,001 - 1,400,000                            3                     4,065,144           0.45
               1,400,001 - 1,500,000                            1                     1,497,125           0.17
               1,500,001 or Greater .                           9                    19,437,423           2.17
                                                         --------------------------------------------------------
                     Total                                  2,717       $           893,707,377         100.00  %
                                                         ========================================================

             Minimum Principal Balance:                                 $30,500
             Maximum Principal Balance:                                 $2,900,000
             Average Principal Balance:                                 $328,932


                                                                A-2



                                     Mortgage Rates of the Mortgage Loans as of the Cut-Off Date

                                                        Number of        Aggregate Principal            % of
                                                        Mortgage       Balance Outstanding as of      Mortgagee
           Mortgage Interest Rates (%)                    Loans              Cut-off Date                Loans
           ------------------------------               -----------    -------------------------      ---------
                       1.000 - 1.249                          100        $           41,911,013           4.69  %
                       1.250 - 1.499                           11                     3,386,758           0.38
                       1.500 - 1.749                           17                     4,132,977           0.46
                       1.750 - 1.999                           20                     4,602,861           0.52
                       2.000 - 2.249                          100                    46,748,336           5.23
                       2.250 - 2.499                            8                     2,959,126           0.33
                       2.500 - 2.749                           54                    17,338,639           1.94
                       2.750 - 2.999                            1                     1,117,230           0.13
                       3.000 - 3.249                            5                       753,894           0.08
                       3.250 - 3.499                            5                     1,334,863           0.15
                       4.000 - 4.249                           14                     3,259,355           0.36
                       4.250 - 4.499                            1                       290,612           0.03
                       4.750 - 4.999                           10                     5,226,023           0.58
                       5.000 - 5.249                           84                    41,172,040           4.61
                       5.250 - 5.499                          151                    63,330,661           7.09
                       5.500 - 5.749                          347                   134,180,933          15.01
                       5.750 - 5.999                          200                    72,633,449           8.13
                       6.000 - 6.249                          260                    83,280,786           9.32
                       6.250 - 6.499                          287                    92,685,976          10.37
                       6.500 - 6.749                          773                   194,301,933          21.74
                       6.750 - 6.999                           86                    27,724,156           3.10
                       7.000 - 7.249                           88                    26,098,088           2.92
                       7.250 - 7.499                           30                     8,045,520           0.90
                       7.500 - 7.749                           64                    17,104,347           1.91
                       7.750 - 7.999                            1                        87,803           0.01
                                                         --------------------------------------------------------
                          Total                             2,717       $           893,707,377         100.00  %
                                                         ========================================================

           Minimum Mortgage Rate:                                      1.000%
           Maximum Mortgage Rate:                                      7.750%
           Weighted Average Mortgage Rate:                             5.486%



                                                                A-3


                            Original Loan-to-Value Ratios* of the Mortgage Loans as of the Cut Off Date

                                                        Number of        Aggregate Principal            % of
                                                        Mortgage       Balance Outstanding as of      Mortgagee
           Original Loan-to-Value Ratios(%)               Loans              Cut-off Date                Loans
           ------------------------------               -----------    -------------------------      ---------
                         0.00 - 30.00                          18       $             4,193,414           0.47  %
                        30.01 - 40.00                          22                     6,362,924           0.71
                        40.01 - 50.00                          70                    29,477,385           3.30
                        50.01 - 55.00                          52                    25,658,264           2.87
                        55.01 - 60.00                          63                    25,848,004           2.89
                        60.01 - 65.00                          84                    39,825,404           4.46
                        65.01 - 70.00                         175                    69,627,494           7.79
                        70.01 - 75.00                         303                   130,765,849          14.63
                        75.01 - 80.00                       1,709                   508,626,654          56.91
                        80.01 - 85.00                          13                     2,884,519           0.32
                        85.01 - 90.00                         167                    41,002,121           4.59
                        90.01 - 95.00                          41                     9,435,347           1.06
                                                         --------------------------------------------------------
                           Total                            2,717       $           893,707,377         100.00  %
                                                         ========================================================

           Weighted Average Original Loan-to-Value:  74.79%

           *Loan to Value Ratios are calculated by taking the Original Principal Balance and dividing by the lesser of the original or current appraised value of the related Mortgaged Property and the sales price of the related Mortgaged Property.



                                                                A-4


                                        Geographic Distribution* of the Mortgaged Properties

                                                        Number of        Aggregate Principal            % of
                                                        Mortgage       Balance Outstanding as of      Mortgagee
           Geographic Distribution                        Loans              Cut-off Date                Loans
           -----------------------                     -----------     -------------------------      ---------
            Alabama                                            11       $             2,205,414           0.25  %
            Alaska                                              2                       422,822           0.05
            Arizona                                           133                    35,365,407           3.96
            California                                        938                   432,152,020          48.36
            Colorado                                          103                    22,959,360           2.57
            Connecticut                                        11                     3,235,715           0.36
            Delaware                                            7                     1,411,059           0.16
            District of Columbia                               11                     3,429,423           0.38
            Florida                                           407                   107,336,426          12.01
            Georgia                                            85                    18,206,477           2.04
            Hawaii                                             15                     8,904,292           1.00
            Idaho                                              26                     5,012,190           0.56
            Illinois                                           51                    15,723,642           1.76
            Indiana                                            17                     2,457,478           0.28
            Iowa                                                2                       253,794           0.03
            Kansas                                              4                     1,140,294           0.13
            Kentucky                                           17                     1,372,510           0.15
            Louisiana                                           3                       359,884           0.04
            Maine                                               3                     1,292,460           0.14
            Maryland                                           56                    17,545,770           1.96
            Massachusetts                                      17                     6,666,876           0.75
            Michigan                                           48                     9,015,468           1.01
            Minnesota                                          73                    15,935,341           1.78
            Mississippi                                         1                       117,719           0.01
            Missouri                                           19                     3,247,197           0.36
            Nebraska                                            1                       107,883           0.01
            Nevada                                             96                    25,870,699           2.89
            New Hampshire                                       8                     4,813,312           0.54
            New Jersey                                         35                    13,100,612           1.47
            New Mexico                                          6                     1,118,610           0.13
            New York                                           10                     3,699,067           0.41
            North Carolina                                     42                    10,070,888           1.13
            Ohio                                              101                    17,730,870           1.98
            Oklahoma                                            7                     1,187,243           0.13
            Oregon                                             14                     2,859,744           0.32
            Pennsylvania                                       40                     9,427,383           1.05
            Rhode Island                                        8                     2,130,742           0.24
            South Carolina                                     30                     9,858,089           1.10
            South Dakota                                        1                       160,758           0.02
            Tennessee                                          27                     5,327,156           0.60
            Texas                                              31                     7,859,721           0.88
            Utah                                               12                     3,543,394           0.40
            Virginia                                          121                    41,033,645           4.59
            Washington                                         58                    16,379,630           1.83
            Wisconsin                                           9                     1,658,889           0.19
                                                         --------------------------------------------------------
            Total                                           2,717       $           893,707,377         100.00  %
                                                         ========================================================

           *No more than approximately 0.49% of the Mortgage Loans by Principal
            Balance in the pool will be secured by properties located in any one zip code area.


                                                                A-5


                                 Credit Scores as of the Date of Origination of the Mortgage Loans

                                                        Number of        Aggregate Principal            % of
                                                        Mortgage       Balance Outstanding as of      Mortgagee
           Range of Credit Scores                         Loans              Cut-off Date                Loans
           -----------------------                     -----------     -------------------------      ---------
                         620 - 639                             41       $            11,875,857           1.33  %
                         640 - 659                            100                    28,438,562           3.18
                         660 - 679                            183                    59,874,715           6.70
                         680 - 699                            365                   117,546,603          13.15
                         700 - 719                            499                   148,934,226          16.66
                         720 - 739                            431                   142,887,398          15.99
                         740 - 759                            396                   138,974,264          15.55
                         760 - 779                            372                   132,689,674          14.85
                         780 - 799                            240                    84,856,414           9.49
                         800 - 819                             90                    27,629,664           3.09
                                                         --------------------------------------------------------
                          Total                             2,717       $            93,707,377         100.00  %
                                                         ========================================================

           Non-Zero Weighted Average Credit Score:  730


                                               Property Types of Mortgaged Properties


                                                        Number of        Aggregate Principal            % of
                                                        Mortgage       Balance Outstanding as of      Mortgagee
           Property Type                                  Loans              Cut-off Date                Loans
           -----------------------                     -----------     -------------------------      ---------
           2-4 Family                                          76       $            24,978,183           2.79  %
           Condominium                                        394                   114,853,015          12.85
           PUD                                                693                   232,201,240          25.98
           Single Family                                    1,541                   518,784,377          58.05
           Townhouse                                           13                     2,890,562           0.32
                                                         --------------------------------------------------------
                     Total                                  2,717       $           893,707,377         100.00  %
                                                         ========================================================


                                              Occupancy Status of Mortgaged Properties

                                                        Number of        Aggregate Principal            % of
                                                        Mortgage       Balance Outstanding as of      Mortgagee
           Occupancy Status                               Loans              Cut-off Date                Loans
           ----------------                            -----------     -------------------------      ---------
           Investor                                           504       $           119,910,403          13.42  %
           Owner Occupied                                   2,009                   713,350,089          79.82
           Second Home                                        204                    60,446,885           6.76
                                                         --------------------------------------------------------
                     Total                                  2,717       $           893,707,377         100.00  %
                                                         ========================================================


                                                                A-6


                                                 Loan Purpose of the Mortgage Loans

                                                        Number of        Aggregate Principal            % of
                                                        Mortgage       Balance Outstanding as of      Mortgagee
           Loan Purpose                                   Loans              Cut-off Date                Loans
           ------------                                -----------     -------------------------      ---------
           Cash Out Refinance                                 962       $           319,621,325          35.76  %
           Purchase                                         1,367                   434,390,841          48.61
           Rate / Term Refinance                              388                   139,695,211          15.63
                                                         --------------------------------------------------------
                     Total                                  2,717       $           893,707,377         100.00  %
                                                         ========================================================


                                              Documentation Type of the Mortgage Loans

                                                        Number of        Aggregate Principal            % of
                                                        Mortgage       Balance Outstanding as of      Mortgagee
           Documentation Type                             Loans              Cut-off Date                Loans
           ------------------                          -----------     -------------------------      ---------
           Full/Alternative                                   982       $           302,187,474          33.81  %
           Limited                                             60                    22,742,142           2.54
           No Income/No Asset                                   4                     1,464,124           0.16
           No Ratio                                             1                       298,722           0.03
           Stated Income                                    1,390                   478,881,169          53.58
           Stated/Stated                                      280                    88,133,746           9.86
                                                         --------------------------------------------------------
                          Total                             2,717       $           893,707,377         100.00  %
                                                         ========================================================


                                      Original Terms to Stated Maturity of the Mortgage Loans

                                                        Number of        Aggregate Principal            % of
                                                        Mortgage       Balance Outstanding as of      Mortgagee
           Original Term                                  Loans              Cut-off Date                Loans
           -------------                               -----------     -------------------------      ---------
           1 - 300 Months                                       5       $               775,733           0.09  %
           301 Months or Greater                            2,712                   892,931,644          99.91
                                                         --------------------------------------------------------
                           Total                            2,717       $           893,707,377         100.00  %
                                                         ========================================================

           Minimum Original Term to Stated Maturity (Mths):             180
           Maximum Original Term to Stated Maturity (Mths):             480
           Weighted Average Original Term to Stated Maturity (Mths):    365


                                                                A-7


                                      Remaining Terms to Stated Maturity of the Mortgage Loans

                                                        Number of        Aggregate Principal            % of
                                                        Mortgage       Balance Outstanding as of      Mortgagee
           Stated Remaining Term                          Loans              Cut-off Date                Loans
           ---------------------                       -----------     -------------------------      ---------
           120 -  179 Months                                    5       $               775,733           0.09  %
           300 -  359 Months                                2,478                   800,468,128          89.57
           360 Months or Greater                              234                    92,463,516          10.35
                                                         --------------------------------------------------------
                            Total                           2,717       $           893,707,377         100.00  %
                                                         ========================================================

           Minimum Remaining Term to Stated Maturity (Mths):            177
           Maximum Remaining Term to Stated Maturity (Mths):            480
           Weighted Average Remaining Term to Stated Maturity (Mths):   363


                                                    Index of the Mortgage Loans

                                                        Number of        Aggregate Principal            % of
                                                        Mortgage       Balance Outstanding as of      Mortgagee
           Index                                         Loans              Cut-off Date                Loans
           -----                                       -----------     -------------------------      ---------
           WSJ-1MLIBOR                                        299       $            86,341,611           9.66  %
           LAMA                                             1,030                   390,847,575          43.73
           MTA                                              1,388                   416,518,191          46.61
                                                         --------------------------------------------------------
                            Total                           2,717       $           893,707,377         100.00  %
                                                         ========================================================


                                          Rate Adjustment Frequency of the Mortgage Loans

                                                        Number of        Aggregate Principal            % of
                                                        Mortgage       Balance Outstanding as of      Mortgagee
           Rate Adjustment Frequency                      Loans              Cut-off Date                Loans
           -------------------------                   -----------     -------------------------      ---------
           1 Month                                          2,717       $           893,707,377         100.00  %
                                                         --------------------------------------------------------
                            Total                           2,717       $           893,707,377         100.00  %
                                                         ========================================================


                                         Payment Adjustment Frequency of the Mortgage Loans

                                                        Number of        Aggregate Principal            % of
                                                        Mortgage       Balance Outstanding as of      Mortgagee
           Pay Adjustment Frequency                       Loans              Cut-off Date                Loans
           -------------------------                   -----------     -------------------------      ---------
           1 Year                                           2,717       $           893,707,377         100.00  %
                                                         --------------------------------------------------------
                            Total                           2,717       $           893,707,377         100.00  %
                                                         ========================================================


                                                                A-8


                                        Months to Next Rate Adjustment* of the Mortgage Loans

                                                        Number of        Aggregate Principal            % of
                                                        Mortgage       Balance Outstanding as of      Mortgagee
           Months to Next Rate Adjust                     Loans              Cut-off Date                Loans
           -------------------------                   -----------     -------------------------      ---------
           1                                                2,549       $           830,855,065          92.97  %
           2                                                  125                    45,349,533           5.07
           3                                                   41                    16,686,679           1.87
           4                                                    2                       816,100           0.09
                                                         --------------------------------------------------------
                            Total                           2,717       $           893,707,377         100.00  %
                                                         ========================================================

           Weighted Average Next Rate Adjustment (Mths):              1

           *Months to next rate adjustment is calculated by using next rate adjustment for loans that are fully indexed.


                                        Maximum Lifetime Mortgage Rate of the Mortgage Loans

                                                        Number of        Aggregate Principal            % of
                                                        Mortgage       Balance Outstanding as of      Mortgagee
           Maximum Mortgage Rate (%)                      Loans              Cut-off Date                Loans
           -------------------------                   -----------     -------------------------      ---------
                     0.001 - 9.750                              2       $               535,012           0.06  %
                     9.751 - 10.000                         2,441                   818,053,670          91.53
                    10.001 - 10.250                            14                     4,524,270           0.51
                    10.251 - 10.500                             6                     1,363,983           0.15
                    10.501 - 10.750                             3                       390,800           0.04
                    10.751 - 11.000                           131                    33,625,319           3.76
                    11.751 - 12.000                           120                    35,214,323           3.94
                                                         --------------------------------------------------------
                            Total                           2,717       $           893,707,377         100.00  %
                                                         ========================================================

           Weighted Average Maximum Mortgage Rate:                    10.070%



                                                                A-9


                                              Periodic Rate Cap of the Mortgage Loans

                                                        Number of        Aggregate Principal            % of
                                                        Mortgage       Balance Outstanding as of      Mortgagee
           Periodic Rate Cap (%)                         Loans              Cut-off Date                Loans
           ---------------------                       -----------     -------------------------      ---------
           NonCapped                                        2,717       $           893,707,377         100.00  %
                                                         --------------------------------------------------------
                            Total                           2,717       $           893,707,377         100.00  %
                                                         ========================================================

           Non-Zero Weighted Average Periodic Rate Cap:               NonCapped


                                               Initial Rate Cap of the Mortgage Loans

                                                        Number of        Aggregate Principal            % of
                                                        Mortgage       Balance Outstanding as of      Mortgagee
           Initial Rate Cap (%)                           Loans              Cut-off Date                Loans
           ---------------------                       -----------     -------------------------      ---------
           NonCapped                                        2,717       $           893,707,377         100.00  %
                                                         --------------------------------------------------------
                            Total                           2,717       $           893,707,377         100.00  %
                                                         ========================================================

           Non-Zero Weighted Average Initial Rate Cap:                NonCapped


                                                 Gross Margin of the Mortgage Loans

                                                        Number of        Aggregate Principal            % of
                                                        Mortgage       Balance Outstanding as of      Mortgagee
           Gross Margin (%)                               Loans              Cut-off Date                Loans
           ----------------                            -----------     -------------------------      ---------
                      2.001 - 2.250                            71       $            32,363,619           3.62  %
                      2.251 - 2.500                           362                   150,964,943          16.89
                      2.501 - 2.750                           462                   178,585,115          19.98
                      2.751 - 3.000                           447                   148,425,329          16.61
                      3.001 or Greater                      1,375                   383,368,371          42.90
                                                         --------------------------------------------------------
                            Total                           2,717       $           893,707,377         100.00  %
                                                         ========================================================

           Weighted Average Gross Margin:                              2.952%


                                                                A-10



                                 Principal Balances of the Mortgage Loans at Origination in Group I

                                                        Number of        Aggregate Principal            % of
                                                        Mortgage       Balance Outstanding as of      Mortgagee
           Original Principal Balance ($)                 Loans              Cut-off Date                Loans
           ------------------------------              -----------     -------------------------      ---------
                    0 - 100,000                                49       $             3,643,484           0.93  %
              100,001 - 200,000                               180                    27,920,832           7.14
              200,001 - 300,000                               192                    48,349,238          12.37
              300,001 - 400,000                               211                    74,059,446          18.95
              400,001 - 500,000                               154                    70,182,348          17.96
              500,001 - 600,000                               106                    58,038,709          14.85
              600,001 - 700,000                                62                    39,501,829          10.11
              700,001 - 800,000                                26                    19,166,658           4.90
              800,001 - 900,000                                22                    18,485,701           4.73
              900,001 - 1,000,000                              18                    17,366,372           4.44
            1,000,001 - 1,100,000                               1                     1,044,104           0.27
            1,100,001 - 1,200,000                               1                     1,117,230           0.29
            1,200,001 - 1,300,000                               3                     3,731,402           0.95
            1,300,001 - 1,400,000                               2                     1,921,631           0.49
            1,500,001 or Greater                                3                     6,318,592           1.62
                                                         --------------------------------------------------------
                    Total  1,030                                        $           390,847,575         100.00  %
                                                         ========================================================

           Minimum Original Principal Balance:                         $44,000
           Maximum Original Principal Balance:                         $2,500,000
           Average Original Principal Balance:                         $381,648



                        Principal Balances of the Mortgage Loans as of the Cut-Off Date in Group I

                                                    Number of        Aggregate Principal            % of
                                                    Mortgage       Balance Outstanding as of      Mortgagee
           Original Principal Balance ($)             Loans              Cut-off Date                Loans
           ------------------------------          -----------     -------------------------      ---------
                     0 -  100,000                           49              $ 3,643,484            0.93 %
               100,001 -  200,000                          182               28,286,853            7.24
               200,001 -  300,000                          191               48,166,243           12.32
               300,001 -  400,000                          211               74,059,446           18.95
               400,001 -  500,000                          154               70,182,348           17.96
               500,001 -  600,000                          107               58,630,847           15.00
               600,001 -  700,000                           63               40,711,869           10.42
               700,001 -  800,000                           25               18,467,648            4.73
               800,001 -  900,000                           21               17,791,645            4.55
               900,001 -  1,000,000                         18               17,366,372            4.44
             1,000,001 -  1,100,000                          1                1,044,104            0.27
             1,100,001 -  1,200,000                          1                1,117,230            0.29
             1,200,001 -  1,300,000                          3                3,731,402            0.95
             1,300,001 -  1,400,000                          1                1,329,492            0.34
             1,500,001 or Greater                            3                6,318,592            1.62
                                                 -------------------------------------------------------
            Total                                        1,030            $ 390,847,575          100.00 %
                                                 =======================================================

       Minimum Principal Balance:                               $43,895
       Maximum Principal Balance:                               $2,495,330
       Average Principal Balance:                               $379,464


                                      A-11

                           Mortgage Rates of the Mortgage Loans as of the Cut-Off Date in Group I

                                                   Number of        Aggregate Principal            % of
                                                   Mortgage       Balance Outstanding as of      Mortgagee
           Mortgage Interest Rates (%)               Loans              Cut-off Date                Loans
           ------------------------------          -----------    -------------------------      ---------
                 1.000  - 1.249                             53             $ 20,735,892            5.31 %
                 1.250  - 1.499                              9                2,569,608            0.66
                 1.500  - 1.749                             16                3,769,777            0.96
                 2.000  - 2.249                             90               43,841,921           11.22
                 2.250  - 2.499                              8                2,959,126            0.76
                 2.500  - 2.749                             53               17,110,639            4.38
                 2.750  - 2.999                              1                1,117,230            0.29
                 3.000  - 3.249                              2                  396,744            0.10
                 3.250  - 3.499                              3                  706,326            0.18
                 4.000  - 4.249                             14                3,259,355            0.83
                 4.750  - 4.999                             10                5,226,023            1.34
                 5.000  - 5.249                             84               41,172,040           10.53
                 5.250  - 5.499                            143               60,181,150           15.40
                 5.500  - 5.749                            317              121,231,021           31.02
                 5.750  - 5.999                            100               30,861,358            7.90
                 6.000  - 6.249                             83               23,597,302            6.04
                 6.250  - 6.499                             24                7,952,153            2.03
                 6.500  - 6.749                             13                3,092,146            0.79
                 6.750  - 6.999                              7                1,067,765            0.27
                                                 -------------------------------------------------------
             Total                                        1,030            $ 390,847,575          100.00 %
                                                 =======================================================

       Minimum Mortgage Rate:                                   1.000%
       Maximum Mortgage Rate:                                   6.750%
       Weighted Average Mortgage Rate:                          4.641%


                        Original Loan-to-Value Ratios* of the Mortgage Loans as of the Cut Off Date in Group I

                                                    Number of        Aggregate Principal          % of
                                                    Mortgage       Balance Outstanding as of    Mortgagee
           Original Loan-to-Value Ratios(%)           Loans              Cut-off Date              Loans
           ------------------------------           -----------    -------------------------    ---------
                  0.00 -  30.00                             15              $ 3,845,002            0.98 %
                 30.01 -  40.00                             13                3,891,399            1.00
                 40.01 -  50.00                             45               17,062,056            4.37
                 50.01 -  55.00                             32               16,571,155            4.24
                 55.01 -  60.00                             39               18,494,737            4.73
                 60.01 -  65.00                             42               18,018,377            4.61
                 65.01 -  70.00                            107               44,295,316           11.33
                 70.01 -  75.00                            127               59,985,531           15.35
                 75.01 -  80.00                            498              178,877,421           45.77
                 80.01 -  85.00                              3                  706,191            0.18
                 85.01 -  90.00                             97               26,192,357            6.70
                 90.01 -  95.00                             12                2,908,032            0.74
                                                 -------------------------------------------------------
            Total                                        1,030            $ 390,847,575          100.00 %
                                                 =======================================================

       Weighted Average Original Loan-to-Value:                 72.86%

       *Loan to Value Ratios are calculated by taking the Original Principal
         Balance and dividing by the lesser of the original or current appraised value of the related Mortgaged Property and the sale price of the related Mortgaged Property.


                                      A-12

                             Geographic Distribution* of the Mortgaged Properties in Group I

                                                   Number of        Aggregate Principal            % of
                                                   Mortgage       Balance Outstanding as of      Mortgagee
      Geographic Distribution                        Loans              Cut-off Date                Loans
      -----------------------                     -----------     -------------------------      ---------
       Alabama                                               1                $ 389,071            0.10 %
       Alaska                                                1                  243,680            0.06
       Arizona                                              41               10,195,181            2.61
       California                                          542              251,644,407           64.38
       Colorado                                              6                1,519,781            0.39
       Connecticut                                           1                  389,569            0.10
       Delaware                                              1                  102,150            0.03
       District of Columbia                                  1                  354,988            0.09
       Florida                                             144               39,285,035           10.05
       Georgia                                               8                1,820,784            0.47
       Hawaii                                                3                1,110,849            0.28
       Idaho                                                 7                  834,916            0.21
       Illinois                                             30               10,090,375            2.58
       Kentucky                                              1                  198,496            0.05
       Maine                                                 1                  498,717            0.13
       Maryland                                             23                6,484,219            1.66
       Massachusetts                                         9                4,643,717            1.19
       Michigan                                              2                  568,767            0.15
       Minnesota                                             7                1,474,714            0.38
       Missouri                                              6                  977,171            0.25
       Nevada                                               42               11,009,366            2.82
       New Hampshire                                         1                  229,570            0.06
       New Jersey                                           10                3,160,134            0.81
       New Mexico                                            5                  887,144            0.23
       New York                                              5                1,683,882            0.43
       North Carolina                                       18                5,472,071            1.40
       Ohio                                                  2                  486,344            0.12
       Oregon                                                5                1,008,324            0.26
       Pennsylvania                                          1                  166,664            0.04
       Rhode Island                                          1                  339,310            0.09
       South Carolina                                       21                7,139,434            1.83
       Tennessee                                             2                  637,618            0.16
       Texas                                                17                5,609,141            1.44
       Utah                                                  3                  311,299            0.08
       Virginia                                             35               12,614,487            3.23
       Washington                                           21                6,105,247            1.56
       Wisconsin                                             6                1,160,952            0.30
                                                  -------------------------------------------------------
            Total                                        1,030            $ 390,847,575          100.00 %
                                                 =======================================================

       *No more than approximately 0.87% of the Mortgage Loans by Principal
        Balance in the pool will be secured by properties located in any one zip code area.


                                      A-13

                        Credit Scores as of the Date of Origination of the Mortgage Loans in Group I

                                                    Number of        Aggregate Principal          % of
                                                    Mortgage       Balance Outstanding as of    Mortgagee
           Range of Credit Scores                     Loans              Cut-off Date              Loans
           -----------------------                 -----------     -------------------------    ---------
                   620  - 639                               10              $ 3,971,922            1.02 %
                   640  - 659                               20                6,293,653            1.61
                   660  - 679                               28               11,949,414            3.06
                   680  - 699                              130               43,278,024           11.07
                   700  - 719                              159               55,393,965           14.17
                   720  - 739                              161               60,554,530           15.49
                   740  - 759                              171               67,637,919           17.31
                   760  - 779                              174               71,905,761           18.40
                   780  - 799                              136               54,729,817           14.00
                   800  - 819                               41               15,132,572            3.87
                                                 -------------------------------------------------------
            Total                                        1,030            $ 390,847,575          100.00 %
                                                  =======================================================

       Non-Zero Weighted Average Credit Score:                  740


                                       Property Types of Mortgaged Properties in Group I

                                                    Number of        Aggregate Principal          % of
                                                    Mortgage       Balance Outstanding as of    Mortgagee
       Property Type                                  Loans              Cut-off Date              Loans
       -----------------------                     -----------     -------------------------    ---------
       2-4 Family                                           36             $ 12,335,410            3.16 %
       Condominium                                         199               61,708,830           15.79
       PUD                                                 209               81,368,836           20.82
       Single Family                                       576              233,010,982           59.62
       Townhouse                                            10                2,423,517            0.62
                                                 -------------------------------------------------------
            Total                                        1,030            $ 390,847,575          100.00 %
                                                 =======================================================


                                         Occupancy Status of Mortgaged Properties in Group I

                                                    Number of        Aggregate Principal          % of
                                                    Mortgage       Balance Outstanding as of    Mortgagee
       Occupancy Status                               Loans              Cut-off Date              Loans
       ----------------                            -----------     -------------------------    ---------
       Investor                                            276             $ 69,677,525           17.83 %
       Owner Occupied                                      660              294,367,112           75.32
       Second Home                                          94               26,802,938            6.86
                                                 -------------------------------------------------------
            Total                                        1,030            $ 390,847,575          100.00 %
                                                 =======================================================


                                      A-14

                                              Loan Purpose of the Mortgage Loans in Group I

                                                    Number of        Aggregate Principal          % of
                                                    Mortgage       Balance Outstanding as of    Mortgagee
       Loan Purpose                                   Loans              Cut-off Date              Loans
       ------------                                -----------     -------------------------    ---------
       Cash Out Refinance                                  313            $ 125,819,879           32.19 %
       Purchase                                            562              195,356,246           49.98
       Rate / Term Refinance                               155               69,671,451           17.83
                                                 -------------------------------------------------------
            Total                                        1,030            $ 390,847,575          100.00 %
                                                 =======================================================


                                        Documentation Type of the Mortgage Loans in Group I

                                                    Number of        Aggregate Principal          % of
                                                    Mortgage       Balance Outstanding as of    Mortgagee
       Documentation Type                             Loans              Cut-off Date              Loans
                                                 -------------- ------------------------     -------------
       Full/Alternative                                    425            $ 166,290,502           42.55 %
       Limited                                              56               21,537,122            5.51
       Stated Income                                       335              135,680,400           34.71
       Stated/Stated                                       214               67,339,551           17.23
                                                 -------------------------------------------------------
            Total                                        1,030            $ 390,847,575          100.00 %
                                                 =======================================================


                               Original Terms to Stated Maturity of the Mortgage Loans in Group I

                                                    Number of        Aggregate Principal          % of
                                                    Mortgage       Balance Outstanding as of    Mortgagee
       Original Term                                  Loans              Cut-off Date              Loans
       -------------                               -----------     -------------------------    ---------
       301 Months or Greater                             1,030            $ 390,847,575          100.00 %
                                                 -------------------------------------------------------
            Total                                        1,030            $ 390,847,575          100.00 %
                                                 =======================================================

       Minimum Original Term to Stated Maturity (Mths):         360
       Maximum Original Term to Stated Maturity (Mths):         360
       Weighted Average Original Term to Stated Maturity (Mths):360


                               Remaining Terms to Stated Maturity of the Mortgage Loans in Group I

                                                    Number of        Aggregate Principal          % of
                                                    Mortgage       Balance Outstanding as of    Mortgagee
       Stated Remaining Term                          Loans              Cut-off Date              Loans
       ---------------------                       -----------     -------------------------    ---------
       300 -  359 Months                                   909            $ 345,644,022           88.43 %
       360 Months or Greater                               121               45,203,553           11.57
                                                 -------------------------------------------------------
            Total                                        1,030            $ 390,847,575          100.00 %
                                                 =======================================================

       Minimum Remaining Term to Stated Maturity (Mths):        355
       Maximum Remaining Term to Stated Maturity (Mths):        360
       Weighted Average Remaining Term to Stated Maturity (Mths)358


                                      A-15

                                    Index of the Mortgage Loans in Group I

                                                   Number of        Aggregate Principal          % of
                                                   Mortgage       Balance Outstanding as of    Mortgagee
      Index                                         Loans              Cut-off Date              Loans
      -----                                       -----------     -------------------------    ---------
       LAMA                                              1,030            $ 390,847,575          100.00 %
                                                 -------------------------------------------------------
            Total                                        1,030            $ 390,847,575          100.00 %
                                                 =======================================================


                           Rate Adjustment Frequency of the Mortgage Loans in Group I

                                                   Number of        Aggregate Principal          % of
                                                   Mortgage       Balance Outstanding as of    Mortgagee
      Rate Adjustment Frequency                      Loans              Cut-off Date              Loans
      -------------------------                   -----------     -------------------------    ---------
       1 Month                                           1,030            $ 390,847,575          100.00 %
                                                 -------------------------------------------------------
            Total                                        1,030            $ 390,847,575          100.00 %
                                                 =======================================================


                              Payment Adjustment Frequency of the Mortgage Loans in Group I

                                                    Number of        Aggregate Principal          % of
                                                    Mortgage       Balance Outstanding as of    Mortgagee
       Pay Adjustment Frequency                       Loans              Cut-off Date              Loans
       -------------------------                   -----------     -------------------------    ---------
       1 Year                                            1,030            $ 390,847,575          100.00 %
                                                 -------------------------------------------------------
            Total                                        1,030            $ 390,847,575          100.00 %
                                                 =======================================================


                              Months to Next Rate Adjustment* of the Mortgage Loans in Group I

                                                    Number of        Aggregate Principal         % of
                                                    Mortgage       Balance Outstanding as of   Mortgagee
       Months to Next Rate Adjust                     Loans              Cut-off Date             Loans
       -------------------------                   -----------     -------------------------   ---------

       1                                                   920            $ 347,299,358           88.86 %
       2                                                    73               27,466,853            7.03
       3                                                    37               16,081,364            4.11
                                                 -------------------------------------------------------
            Total                                        1,030            $ 390,847,575          100.00 %
                                                 =======================================================

       Weighted Average Next Rate Adjustment (Mths):            1

       *Months to next rate adjustment is calculated by using next rate adjustment for loans that are fully indexed.


                                      A-16

                                   Maximum Lifetime Mortgage Rate of the Mortgage Loans in Group I

                                                   Number of        Aggregate Principal            % of
                                                   Mortgage       Balance Outstanding as of      Mortgagee
           Maximum Mortgage Rate (%)                 Loans              Cut-off Date                Loans
           -------------------------              -----------     -------------------------      ---------
                 9.751 -  10.000                        1,002            $ 383,518,881           98.12 %
                10.001 -  10.250                           14                4,524,270            1.16
                10.251 -  10.500                            5                1,012,120            0.26
                10.501 -  10.750                            3                  390,800            0.10
                10.751 -  11.000                            6                1,401,505            0.36
                                                 -------------------------------------------------------
            Total                                        1,030            $ 390,847,575          100.00 %
                                                 =======================================================

       Weighted Average Maximum Mortgage Rate:                  9.957%




                                    Periodic Rate Cap of the Mortgage Loans in Group I

                                                    Number of        Aggregate Principal          % of
                                                    Mortgage       Balance Outstanding as of    Mortgagee
       Periodic Rate Cap (%)                         Loans              Cut-off Date              Loans
       ---------------------                       -----------     -------------------------    ---------
       NonCapped                                         1,030            $ 390,847,575          100.00 %
                                                 -------------------------------------------------------
            Total                                        1,030            $ 390,847,575          100.00 %
                                                 =======================================================

       Non-Zero Weighted Average Periodic Rate Cap:             NonCapped


                                      Initial Rate Cap of the Mortgage Loans in Group I

                                                    Number of        Aggregate Principal         % of
                                                    Mortgage       Balance Outstanding as of   Mortgagee
       Initial Rate Cap (%)                           Loans              Cut-off Date             Loans
       ---------------------                       -----------     -------------------------   ---------
       NonCapped                                         1,030            $ 390,847,575          100.00 %
                                                 -------------------------------------------------------
            Total                                        1,030            $ 390,847,575          100.00 %
                                                 =======================================================

       Non-Zero Weighted Average Initial Rate Cap:              NonCapped


                                          Gross Margin of the Mortgage Loans in Group I

                                                     Number of        Aggregate Principal        % of
                                                     Mortgage       Balance Outstanding as of  Mortgagee
           Gross Margin (%)                            Loans              Cut-off Date            Loans
           ----------------                         -----------     -------------------------  ---------
                 2.001 -  2.250                            64             $ 29,790,108            7.62 %
                 2.251 -  2.500                            321              138,594,611           35.46
                 2.501 -  2.750                            338              130,087,872           33.28
                 2.751 -  3.000                            179               53,138,886           13.60
                 3.001 or Greater                          128               39,236,097           10.04
                                                 -------------------------------------------------------
            Total                                        1,030            $ 390,847,575          100.00 %
                                                 =======================================================

       Weighted Average Gross Margin:                           2.670%


                                      A-17

                              Principal Balances of the Mortgage Loans at Origination in Group II

                                                    Number of        Aggregate Principal            % of
                                                    Mortgage       Balance Outstanding as of      Mortgagee
           Original Principal Balance ($)             Loans              Cut-off Date                Loans
           ------------------------------          -----------     -------------------------      ---------
                     0 -  100,000                           12                $ 937,707            1.09 %
               100,001 -  200,000                           97               15,546,471           18.01
               200,001 -  300,000                           78               19,137,140           22.16
               300,001 -  400,000                           59               20,252,216           23.46
               400,001 -  500,000                           30               13,703,575           15.87
               500,001 -  600,000                            8                4,394,065            5.09
               600,001 -  700,000                            7                4,506,938            5.22
               700,001 -  800,000                            2                1,523,269            1.76
               900,001 -  1,000,000                          4                3,936,042            4.56
             1,100,001 -  1,200,000                          1                1,132,226            1.31
             1,200,001 -  1,300,000                          1                1,271,962            1.47
                                                  -------------------------------------------------------
            Total                                          299             $ 86,341,611          100.00 %
                                                 =======================================================

       Minimum Original Principal Balance:                      $30,500
       Maximum Original Principal Balance:                      $1,275,000
       Average Original Principal Balance:                      $289,733


                                  Principal Balances of the Mortgage Loans as of the Cut-Off Date in Group II

                                                    Number of        Aggregate Principal            % of
                                                    Mortgage       Balance Outstanding as of      Mortgagee
          Principal Balance ($)                       Loans              Cut-off Date                Loans
          -------------------------------          -----------     -------------------------      ---------
                     0 -  100,000                           11                $ 837,506            0.97 %
               100,001 -  200,000                           99               15,845,964           18.35
               200,001 -  300,000                           77               18,937,849           21.93
               300,001 -  400,000                           59               20,252,216           23.46
               400,001 -  500,000                           30               13,703,575           15.87
               500,001 -  600,000                            8                4,394,065            5.09
               600,001 -  700,000                            7                4,506,938            5.22
               700,001 -  800,000                            2                1,523,269            1.76
               900,001 -  1,000,000                          4                3,936,042            4.56
             1,100,001 -  1,200,000                          1                1,132,226            1.31
             1,200,001 -  1,300,000                          1                1,271,962            1.47
                                                  -------------------------------------------------------
            Total                                          299             $ 86,341,611          100.00 %
                                                 =======================================================

       Minimum Principal Balance:                               $30,500
       Maximum Principal Balance:                               $1,271,962
       Average Principal Balance:                               $288,768


                                      A-18

                           Mortgage Rates of the Mortgage Loans as of the Cut-Off Date in Group II


                                                   Number of        Aggregate Principal            % of
                                                   Mortgage       Balance Outstanding as of      Mortgagee
           Mortgage Interest Rates (%)               Loans              Cut-off Date                Loans
           ------------------------------          -----------    -------------------------      ---------
                 1.000  - 1.249                             14              $ 5,649,484            6.54 %
                 1.750  - 1.999                              2                  348,837            0.40
                 2.000  - 2.249                              4                1,367,095            1.58
                 5.500  - 5.749                              1                  359,200            0.42
                 5.750  - 5.999                              2                  273,294            0.32
                 6.000  - 6.249                              9                1,899,719            2.20
                 6.250  - 6.499                             18                5,226,236            6.05
                 6.500  - 6.749                             15                3,354,455            3.89
                 6.750  - 6.999                             66               21,302,066           24.67
                 7.000  - 7.249                             76               22,189,035           25.70
                 7.250  - 7.499                             27                7,180,041            8.32
                 7.500  - 7.749                             64               17,104,347           19.81
                 7.750  - 7.999                              1                   87,803            0.10
                                                 -------------------------------------------------------
            Total                                          299             $ 86,341,611          100.00 %
                                                 =======================================================

       Minimum Mortgage Rate:                                   1.000%
       Maximum Mortgage Rate:                                   7.750%
       Weighted Average Mortgage Rate:                          6.537%


                        Original Loan-to-Value Ratios* of the Mortgage Loans as of the Cut Off Date in Group II

                                                    Number of        Aggregate Principal          % of
                                                    Mortgage       Balance Outstanding as of    Mortgagee
           Original Loan-to-Value Ratios(%)           Loans              Cut-off Date              Loans
           ------------------------------           -----------    -------------------------    ---------
                 30.01 -  40.00                              3                $ 528,116            0.61 %
                 40.01 -  50.00                              2                  348,359            0.40
                 50.01 -  55.00                              3                  796,362            0.92
                 55.01 -  60.00                              3                  549,638            0.64
                 60.01 -  65.00                             10                4,623,028            5.35
                 65.01 -  70.00                             15                3,726,687            4.32
                 70.01 -  75.00                             26               10,832,935           12.55
                 75.01 -  80.00                            221               61,035,295           70.69
                 80.01 -  85.00                              2                  636,417            0.74
                 85.01 -  90.00                             11                2,594,029            3.00
                 90.01 -  95.00                              3                  670,744            0.78
                                                 -------------------------------------------------------
            Total                                          299             $ 86,341,611          100.00 %
                                                 =======================================================

       Weighted Average Original Loan-to-Value:                 77.13%

       *Loan to Value Ratios are calculated by taking the Original Principal
         Balance and dividing by the lesser of the original or current appraised value of the related Mortgaged Property and the sale price of the related Mortgaged Property.


                                      A-19


                              Geographic Distribution* of the Mortgaged Properties in Group II

                                                   Number of        Aggregate Principal            % of
                                                   Mortgage       Balance Outstanding as of      Mortgagee
      Geographic Distribution                        Loans              Cut-off Date                Loans
      -----------------------                     -----------     -------------------------      ---------
       Alabama                                               1                $ 212,692            0.25 %
       Arizona                                              25                5,997,774            6.95
       California                                           60               26,090,318           30.22
       Colorado                                             12                2,691,320            3.12
       Connecticut                                           1                  246,280            0.29
       Delaware                                              2                  540,863            0.63
       District of Columbia                                  2                  620,224            0.72
       Florida                                              44               11,740,778           13.60
       Georgia                                               3                  562,836            0.65
       Hawaii                                                3                  739,117            0.86
       Idaho                                                 4                  968,972            1.12
       Illinois                                              3                  777,644            0.90
       Indiana                                               1                  107,743            0.12
       Kentucky                                              1                   74,646            0.09
       Maryland                                              4                1,660,799            1.92
       Massachusetts                                         5                1,460,655            1.69
       Michigan                                             11                1,808,654            2.09
       Minnesota                                            12                2,700,589            3.13
       Missouri                                              3                  436,731            0.51
       Nevada                                               16                3,819,852            4.42
       New Jersey                                            9                4,177,562            4.84
       New Mexico                                            1                  231,466            0.27
       New York                                              2                  490,687            0.57
       North Carolina                                        1                  101,567            0.12
       Ohio                                                 10                1,559,858            1.81
       Oklahoma                                              1                  139,332            0.16
       Oregon                                                2                  392,656            0.45
       Pennsylvania                                         15                4,378,172            5.07
       South Carolina                                        2                  876,425            1.02
       Tennessee                                             3                  835,995            0.97
       Texas                                                 6                1,008,760            1.17
       Utah                                                  1                  243,505            0.28
       Virginia                                             19                5,408,905            6.26
       Washington                                           14                3,238,233            3.75
                                                 -------------------------------------------------------
            Total                                          299             $ 86,341,611          100.00 %
                                                 =======================================================

       *No more than approximately 2.15% of the Mortgage Loans by Principal
        Balance in the pool will be secured by properties located in any one zip code area.


                                      A-20

                         Credit Scores as of the Date of Origination of the Mortgage Loans in Group II

                                                    Number of        Aggregate Principal          % of
                                                    Mortgage       Balance Outstanding as of    Mortgagee
           Range of Credit Scores                     Loans              Cut-off Date              Loans
           -----------------------                 -----------     -------------------------    ---------
                   620  - 639                                1                $ 146,095            0.17 %
                   640  - 659                                5                1,425,263            1.65
                   660  - 679                               13                3,794,118            4.39
                   680  - 699                               34               11,227,512           13.00
                   700  - 719                               58               14,316,817           16.58
                   720  - 739                               49               12,992,408           15.05
                   740  - 759                               49               14,584,839           16.89
                   760  - 779                               46               15,877,646           18.39
                   780  - 799                               27                7,420,897            8.59
                   800  - 819                               17                4,556,016            5.28
                                                 -------------------------------------------------------
            Total                                          299             $ 86,341,611          100.00 %
                                                 =======================================================

       Non-Zero Weighted Average Credit Score:                  737


                                            Property Types of Mortgaged Properties in Group II

                                                    Number of        Aggregate Principal          % of
                                                    Mortgage       Balance Outstanding as of    Mortgagee
       Property Type                                  Loans              Cut-off Date              Loans
       -----------------------                     -----------     -------------------------    ---------
       2-4 Family                                           10              $ 4,400,300            5.10 %
       Condominium                                          56               14,613,783           16.93
       PUD                                                  85               26,216,524           30.36
       Single Family                                       148               41,111,003           47.61
                                                 -------------------------------------------------------
            Total                                          299             $ 86,341,611          100.00 %
                                                 =======================================================


                                       Occupancy Status of Mortgaged Properties in Group II

                                                    Number of        Aggregate Principal          % of
                                                    Mortgage       Balance Outstanding as of    Mortgagee
       Occupancy Status                               Loans              Cut-off Date              Loans
       ----------------                            -----------     -------------------------    ---------
       Investor                                             90             $ 21,173,755           24.52 %
       Owner Occupied                                      187               58,677,891           67.96
       Second Home                                          22                6,489,965            7.52
                                                 -------------------------------------------------------
            Total                                          299             $ 86,341,611          100.00 %
                                                 =======================================================


                                      A-21

                                          Loan Purpose of the Mortgage Loans in Group II

                                                    Number of        Aggregate Principal          % of
                                                    Mortgage       Balance Outstanding as of    Mortgagee
       Loan Purpose                                   Loans              Cut-off Date              Loans
       ------------                                -----------     -------------------------    ---------
       Cash Out Refinance                                   87             $ 24,683,566           28.59 %
       Purchase                                            174               50,232,782           58.18
       Rate / Term Refinance                                38               11,425,264           13.23
                                                 -------------------------------------------------------
            Total                                          299             $ 86,341,611          100.00 %
                                                 =======================================================


                                         Documentation Type of the Mortgage Loans in Group II

                                                    Number of        Aggregate Principal          % of
                                                    Mortgage       Balance Outstanding as of    Mortgagee
       Documentation Type                             Loans              Cut-off Date              Loans
                                                 -------------- ------------------------     -------------
       Full/Alternative                                     86             $ 21,654,283           25.08 %
       Limited                                               1                  167,199            0.19
       No Income/No Asset                                    2                  520,124            0.60
       No Ratio                                              1                  298,722            0.35
       Stated Income                                       201               61,298,849           71.00
       Stated/Stated                                         8                2,402,433            2.78
                                                 -------------------------------------------------------
            Total                                          299             $ 86,341,611          100.00 %
                                                 =======================================================


                                  Original Terms to Stated Maturity of the Mortgage Loans in Group II

                                                    Number of        Aggregate Principal          % of
                                                    Mortgage       Balance Outstanding as of    Mortgagee
       Original Term                                  Loans              Cut-off Date              Loans
       -------------                               -----------     -------------------------    ---------
       301 Months or Greater                               299             $ 86,341,611          100.00 %
                                                 -------------------------------------------------------
            Total                                          299             $ 86,341,611          100.00 %
                                                 =======================================================

       Minimum Original Term to Stated Maturity (Mths):         360
       Maximum Original Term to Stated Maturity (Mths):         480
       Weighted Average Original Term to Stated Maturity (Mths):373


                              Remaining Terms to Stated Maturity of the Mortgage Loans in Group II

                                                    Number of        Aggregate Principal          % of
                                                    Mortgage       Balance Outstanding as of    Mortgagee
       Stated Remaining Term                          Loans              Cut-off Date              Loans
       ---------------------                       -----------     -------------------------    ---------
       300 -  359 Months                                   272             $ 76,807,996           88.96 %
       360 Months or Greater                                27                9,533,615           11.04
                                                 -------------------------------------------------------
            Total                                          299             $ 86,341,611          100.00 %
                                                 =======================================================

       Minimum Remaining Term to Stated Maturity (Mths):        347
       Maximum Remaining Term to Stated Maturity (Mths):        478
       Weighted Average Remaining Term to Stated Maturity (Mths)370


                                      A-22

                                              Index of the Mortgage Loans in Group II

                                                   Number of        Aggregate Principal          % of
                                                   Mortgage       Balance Outstanding as of    Mortgagee
      Index                                         Loans              Cut-off Date              Loans
      -----                                       -----------     -------------------------    ---------
       WSJ-1MLIBOR                                         299             $ 86,341,611          100.00 %
                                                  -------------------------------------------------------
            Total                                          299             $ 86,341,611          100.00 %
                                                  =======================================================


                            Rate Adjustment Frequency of the Mortgage Loans in Group II

                                                   Number of        Aggregate Principal          % of
                                                   Mortgage       Balance Outstanding as of    Mortgagee
      Rate Adjustment Frequency                      Loans              Cut-off Date              Loans
      -------------------------                   -----------     -------------------------    ---------
       1 Month                                             299             $ 86,341,611          100.00 %
                                                 -------------------------------------------------------
            Total                                          299             $ 86,341,611          100.00 %
                                                 =======================================================


                           Payment Adjustment Frequency of the Mortgage Loans in Group II

                                                    Number of        Aggregate Principal          % of
                                                    Mortgage       Balance Outstanding as of    Mortgagee
       Pay Adjustment Frequency                       Loans              Cut-off Date              Loans
       -------------------------                   -----------     -------------------------    ---------
       1 Year                                              299             $ 86,341,611          100.00 %
                                                 -------------------------------------------------------
            Total                                          299             $ 86,341,611          100.00 %
                                                 =======================================================


                          Months to Next Rate Adjustment* of the Mortgage Loans in Group II

                                                    Number of        Aggregate Principal         % of
                                                    Mortgage       Balance Outstanding as of   Mortgagee
       Months to Next Rate Adjust                     Loans              Cut-off Date             Loans
       -------------------------                   -----------     -------------------------   ---------
       1                                                   289             $ 82,903,974           96.02 %
       2                                                     9                3,197,636            3.70
       3                                                     1                  240,000            0.28
                                                 -------------------------------------------------------
            Total                                          299             $ 86,341,611          100.00 %
                                                 =======================================================

       Weighted Average Next Rate Adjustment (Mths):            1

       *Months to next rate adjustment is calculated by using next rate adjustment for loans that are fully indexed.


                                      A-23

                               Maximum Lifetime Mortgage Rate of the Mortgage Loans in Group II

                                                  Number of        Aggregate Principal            % of
                                                   Mortgage       Balance Outstanding as of      Mortgagee
           Maximum Mortgage Rate (%)                 Loans              Cut-off Date                Loans
           -------------------------              -----------     -------------------------      ---------
                 9.751 -  10.000                           141             $ 41,827,900           48.44 %
                10.751 -  11.000                            38                9,299,388           10.77
                11.751 -  12.000                           120               35,214,323           40.78
                                                 -------------------------------------------------------
            Total                                          299             $ 86,341,611          100.00 %
                                                 =======================================================

       Weighted Average Maximum Mortgage Rate:                  10.894%



                               Periodic Rate Cap of the Mortgage Loans in Group II

                                                    Number of        Aggregate Principal          % of
                                                    Mortgage       Balance Outstanding as of    Mortgagee
       Periodic Rate Cap (%)                         Loans              Cut-off Date              Loans
       ---------------------                       -----------     -------------------------    ---------
       NonCapped                                           299             $ 86,341,611          100.00 %
                                                 -------------------------------------------------------
            Total                                          299             $ 86,341,611          100.00 %
                                                 =======================================================

       Non-Zero Weighted Average Periodic Rate Cap:             NonCapped


                                  Initial Rate Cap of the Mortgage Loans in Group II

                                                    Number of        Aggregate Principal         % of
                                                    Mortgage       Balance Outstanding as of   Mortgagee
       Initial Rate Cap (%)                           Loans              Cut-off Date             Loans
       ---------------------                       -----------     -------------------------   ---------
       NonCapped                                           299             $ 86,341,611          100.00 %
                                                 -------------------------------------------------------
            Total                                          299             $ 86,341,611          100.00 %
                                                 =======================================================

       Non-Zero Weighted Average Initial Rate Cap:              NonCapped


                                    Gross Margin of the Mortgage Loans in Group II

                                                     Number of        Aggregate Principal        % of
                                                     Mortgage       Balance Outstanding as of  Mortgagee
           Gross Margin (%)                            Loans              Cut-off Date            Loans
           ----------------                         -----------     -------------------------  ---------
                 2.251 -  2.500                             17              $ 5,098,688            5.91 %
                 2.501 -  2.750                             24                6,399,296            7.41
                 2.751 -  3.000                             84               26,498,286           30.69
                 3.001 or Greater                          174               48,345,341           55.99
                                                 -------------------------------------------------------
            Total                                          299             $ 86,341,611          100.00 %
                                                 =======================================================

       Weighted Average Gross Margin:                           3.094%


                                      A-24

                                   Principal Balances of the Mortgage Loans at Origination in Group III

                                                    Number of        Aggregate Principal            % of
                                                    Mortgage       Balance Outstanding as of      Mortgagee
           Original Principal Balance ($)             Loans              Cut-off Date                Loans
           ------------------------------          -----------     -------------------------      ---------
                     0 -  100,000                            9                $ 764,780            0.72 %
               100,001 -  200,000                           90               13,014,877           12.24
               200,001 -  300,000                           87               21,982,587           20.68
               300,001 -  400,000                           53               18,340,540           17.25
               400,001 -  500,000                           29               13,051,874           12.28
               500,001 -  600,000                           21               11,426,696           10.75
               600,001 -  700,000                           13                8,281,011            7.79
               700,001 -  800,000                            6                4,472,625            4.21
               800,001 -  900,000                            6                5,039,406            4.74
               900,001 -  1,000,000                          5                4,754,052            4.47
             1,000,001 -  1,100,000                          1                1,092,129            1.03
             1,100,001 -  1,200,000                          1                1,144,517            1.08
             1,200,001 -  1,300,000                          1                1,268,423            1.19
             1,500,001 or Greater                            1                1,673,934            1.57
                                                 -------------------------------------------------------
            Total                                          323            $ 106,307,453          100.00 %
                                                 =======================================================

       Minimum Original Principal Balance:                      $41,600
       Maximum Original Principal Balance:                      $1,700,000
       Average Original Principal Balance:                      $330,311


                         Principal Balances of the Mortgage Loans as of the Cut-Off Date in Group III

                                                    Number of        Aggregate Principal            % of
                                                    Mortgage       Balance Outstanding as of      Mortgagee
          Principal Balance ($)                       Loans              Cut-off Date                Loans
          -------------------------------          -----------     -------------------------      ---------
                     0 -  100,000                            9                $ 764,780            0.72 %
               100,001 -  200,000                           91               13,207,918           12.42
               200,001 -  300,000                           86               21,789,546           20.50
               300,001 -  400,000                           53               18,340,540           17.25
               400,001 -  500,000                           31               14,048,544           13.22
               500,001 -  600,000                           20               11,027,695           10.37
               600,001 -  700,000                           13                8,382,306            7.89
               700,001 -  800,000                            4                2,972,841            2.80
               800,001 -  900,000                            7                5,840,228            5.49
               900,001 -  1,000,000                          5                4,754,052            4.47
             1,000,001 -  1,100,000                          1                1,092,129            1.03
             1,100,001 -  1,200,000                          1                1,144,517            1.08
             1,200,001 -  1,300,000                          1                1,268,423            1.19
             1,500,001 or Greater                            1                1,673,934            1.57
                                                 -------------------------------------------------------
            Total                                          323            $ 106,307,453          100.00 %
                                                 =======================================================

       Minimum Principal Balance:                               $41,431
       Maximum Principal Balance:                               $1,673,934
       Average Principal Balance:                               $329,125

                                      A-25

                             Mortgage Rates of the Mortgage Loans as of the Cut-Off Date in Group III

                                                   Number of        Aggregate Principal            % of
                                                   Mortgage       Balance Outstanding as of      Mortgagee
           Mortgage Interest Rates (%)               Loans              Cut-off Date                Loans
           ------------------------------          -----------    -------------------------      ---------
                 1.000  - 1.249                             10              $ 4,222,999            3.97 %
                 1.750  - 1.999                              2                  802,695            0.76
                 2.000  - 2.249                              1                  295,399            0.28
                 3.250  - 3.499                              2                  628,538            0.59
                 4.250  - 4.499                              1                  290,612            0.27
                 5.250  - 5.499                              2                1,343,708            1.26
                 5.500  - 5.749                             10                2,334,287            2.20
                 5.750  - 5.999                             30               14,050,887           13.22
                 6.000  - 6.249                             42               15,461,992           14.54
                 6.250  - 6.499                             81               27,579,869           25.94
                 6.500  - 6.749                            125               33,484,466           31.50
                 6.750  - 6.999                              8                3,024,880            2.85
                 7.000  - 7.249                              9                2,787,121            2.62
                                                 -------------------------------------------------------
            Total                                          323            $ 106,307,453          100.00 %
                                                 =======================================================

       Minimum Mortgage Rate:                                   1.000%
       Maximum Mortgage Rate:                                   7.163%
       Weighted Average Mortgage Rate:                          6.018%


                         Original Loan-to-Value Ratios* of the Mortgage Loans as of the Cut Off Date in Group III

                                                    Number of        Aggregate Principal          % of
                                                    Mortgage       Balance Outstanding as of    Mortgagee
           Original Loan-to-Value Ratios(%)           Loans              Cut-off Date              Loans
           ------------------------------           -----------    -------------------------    ---------
                  0.00 -  30.00                              1                $ 149,485            0.14 %
                 30.01 -  40.00                              4                1,543,722            1.45
                 40.01 -  50.00                              7                1,697,454            1.60
                 50.01 -  55.00                              7                2,558,055            2.41
                 55.01 -  60.00                              5                1,897,258            1.78
                 60.01 -  65.00                             16                7,338,243            6.90
                 65.01 -  70.00                             11                3,352,645            3.15
                 70.01 -  75.00                             39               17,665,270           16.62
                 75.01 -  80.00                            210               64,825,847           60.98
                 80.01 -  85.00                              1                  105,121            0.10
                 85.01 -  90.00                             12                2,775,136            2.61
                 90.01 -  95.00                             10                2,399,216            2.26
                                                 -------------------------------------------------------
            Total                                          323            $ 106,307,453          100.00 %
                                                 =======================================================

       Weighted Average Original Loan-to-Value:                 75.38%

       *Loan to Value Ratios are calculated by taking the Original Principal
         Balance and dividing by the lesser of the original or current appraised value of the related Mortgaged Property and the sale price of the related Mortgaged Property.


        Geographic Distribution* of the Mortgaged Properties in Group III

                        Number of      Aggregate Principal        % of
Geographic              Mortgage   Balance Outstanding as of     Mortgage
Distribution              Loans           Cut-off Date             Loans
-----------           ------------  ------------------------   -------------
Alabama                          2  $                427,975            0.40 %
Alaska                           1                   179,142            0.17
Arizona                         13                 3,853,875            3.63
California                      88                41,419,728           38.96
Colorado                         7                 1,724,312            1.62
Connecticut                      3                 1,051,055            0.99
Delaware                         1                   257,783            0.24
District of Columbia             1                   328,659            0.31
Florida                         22                 5,811,203            5.47
Georgia                         17                 4,285,485            4.03
Hawaii                           3                   923,796            0.87
Idaho                           10                 2,480,276            2.33
Illinois                         4                 1,466,651            1.38
Indiana                          1                   240,666            0.23
Iowa                             2                   253,794            0.24
Kansas                           4                 1,140,294            1.07
Maine                            1                   107,743            0.10
Maryland                        27                 9,012,394            8.48
Massachusetts                    3                   562,504            0.53
Michigan                         2                   427,384            0.40
Minnesota                        5                 1,138,954            1.07
Missouri                         1                   111,189            0.10
Nebraska                         1                   107,883            0.10
Nevada                          13                 4,041,428            3.80
New Hampshire                    2                   542,344            0.51
New Jersey                      14                 5,034,917            4.74
New York                         3                 1,524,498            1.43
North Carolina                  15                 2,153,407            2.03
Ohio                            11                 2,149,242            2.02
Oklahoma                         2                   358,118            0.34
Oregon                           2                   313,710            0.30
Pennsylvania                     2                   188,899            0.18
Rhode Island                     2                   558,289            0.53
South Carolina                   2                   315,485            0.30
Tennessee                        5                 1,448,003            1.36
Texas                            3                   492,849            0.46
Utah                             2                   332,043            0.31
Virginia                        16                 6,743,047            6.34
Washington                       8                 2,418,197            2.27
Wisconsin                        2  $                380,236            0.36
                      ------------  ------------------------   -------------
        Total                323    $            106,307,453          100.00 %
                      ============  ========================   =============

*No more than approximately 2.48% of the Mortgage Loans by Principal
 Balance in the pool will be secured by properties located in any one zip code area.

 Credit Scores as of the Date of Origination of the Mortgage Loans in Group



                          Number of       Aggregate Principal           % of
Range of                   Mortgage       Balance Outstanding          Mortgage
Credit Scores               Loans          as of Cut-off Date            Loan
-------------            ----------       --------------------         --------
 620    - 639                     6       $       1,456,101              1.37 %
 640    - 659                    13               3,650,891              3.43
 660    - 679                    37              14,609,222             13.74
 680    - 699                    39              14,044,316             13.21
 700    - 719                    51              14,931,000             14.05
 720    - 739                    52              15,714,088             14.78
 740    - 759                    48              18,093,243             17.02
 760    - 779                    47              14,477,173             13.62
 780    - 799                    17               6,310,566              5.94
 800    - 819                    13               3,020,853              2.84
                         ----------       --------------------         --------
        Total                   323        $    106,307,453            100.00 %
                         ==========       ====================         ========

Non-Zero Weighted Average Credit Score:                   724



               Property Types of Mortgaged Properties in Group III



                          Number of       Aggregate Principal           % of
                           Mortgage       Balance Outstanding          Mortgage
Property Type               Loans          as of Cut-off Date            Loan
-------------            ----------       --------------------         --------
2-4 Family                       9        $        2,326,933              2.19 %
Condominium                     34                 8,919,859              8.39
PUD                            102                36,446,424             34.28
Single Family                  177                58,513,677             55.04
Townhouse                        1        $          100,560              0.09
                         ----------       --------------------         --------
        Total                  323        $      106,307,453            100.00 %
                         ==========       ====================         ========



              Occupancy Status of Mortgaged Properties in Group III

                          Number of       Aggregate Principal           % of
                           Mortgage       Balance Outstanding          Mortgage
Occupancy Status            Loans          as of Cut-off Date            Loan
-------------            ----------       --------------------        ---------
Investor                        50 $              10,996,274             10.34 %
Owner Occupied                 250                87,883,537             82.67
Second Home                     23                 7,427,642              6.99
                         ----------       --------------------        ---------
        Total                  323 $             106,307,453            100.00 %
                         ==========       ====================        =========

              Loan Purpose of the Mortgage Loans in Group III

                          Number of       Aggregate Principal           % of
                           Mortgage       Balance Outstanding          Mortgage
Loan Purpose                Loans          as of Cut-off Date            Loan
------------             ----------       --------------------        ---------
Cash Out Refinance             110        $       34,817,391             32.75 %
Purchase                       158                51,399,804             48.35
Rate / Term Refinan             55                20,090,259             18.90
                         ----------       --------------------        ---------
        Total                  323        $      106,307,453            100.00 %
                         ==========       ====================        =========



              Documentation Type of the Mortgage Loans in Group III


                          Number of       Aggregate Principal           % of
                           Mortgage       Balance Outstanding          Mortgage
Documentation Type          Loans          as of Cut-off Date            Loan
------------------       ----------       --------------------        ---------
Full/Alternative               141        $       37,400,961             35.18 %
Stated Income                  176                66,818,939             62.85
Stated/Stated                    6                 2,087,553              1.96
                         ----------       --------------------        ---------
        Total                  323        $      106,307,453            100.00 %
                         ==========       ====================        =========

      Original Terms to Stated Maturity of the Mortgage Loans in Group III

                          Number of       Aggregate Principal           % of
                           Mortgage       Balance Outstanding          Mortgage
Original Term               Loans          as of Cut-off Date            Loan
---------------------    ----------       --------------------        ---------
301 Months or Greater          323        $      106,307,453            100.00 %
                         ----------       --------------------        ---------
        Total                  323        $      106,307,453            100.00 %
                         ==========       ====================        =========

Minimum Original Term to Stated Maturity (Mths):                360
Maximum Original Term to Stated Maturity (Mths):                480
Weighted Average Original Term to Stated Maturity (Mths):       367




     Remaining Terms to Stated Maturity of the Mortgage Loans in Group III

                          Number of       Aggregate Principal           % of
                           Mortgage       Balance Outstanding          Mortgage
Stated Remaining Term       Loans          as of Cut-off Date            Loan
---------------------    ----------       --------------------        ---------
300-359 Months                 309        $       99,430,899             93.53 %
360 Months or Great             14                 6,876,554              6.47
                         ----------       --------------------        ---------
        Total                  323        $      106,307,453            100.00 %
                         ==========       ====================        =========

Minimum Remaining Term to Stated Maturity (Mths):               353
Maximum Remaining Term to Stated Maturity (Mths):               479
Weighted Average Remaining Term to Stated Maturity (Mths):      364

                    Index of the Mortgage Loans in Group III

                          Number of       Aggregate Principal           % of
                           Mortgage       Balance Outstanding          Mortgage
Index                       Loans          as of Cut-off Date            Loan
-----                    ----------       --------------------        ---------
MTA                             323       $        106,307,453         100.00 %
                         ----------       --------------------        ---------
        Total                   323       $        106,307,453         100.00 %
                         ==========       ====================        =========



           Rate Adjustment Frequency of the Mortgage Loans in Group III

                          Number of       Aggregate Principal           % of
Rate Adjustment            Mortgage       Balance Outstanding          Mortgage
Frequency                   Loans          as of Cut-off Date            Loan
---------------          ----------       --------------------        ---------
1 Month                         323       $        106,307,453         100.00 %
                         ----------       --------------------        ---------
        Total                   323       $        106,307,453         100.00 %
                         ==========       ====================        =========



         Payment Adjustment Frequency of the Mortgage Loans in Group III

                          Number of       Aggregate Principal           % of
Pay Adjustment             Mortgage       Balance Outstanding          Mortgage
Frequency                   Loans          as of Cut-off Date            Loan
---------------          ----------       --------------------        ---------
1 Year                          323       $        106,307,453         100.00 %
                         ----------       --------------------        ---------
        Total                   323       $        106,307,453         100.00 %
                         ==========       ====================        =========



       Months to Next Rate Adjustment* of the Mortgage Loans in Group III

                          Number of       Aggregate Principal           % of
Months to Next             Mortgage       Balance Outstanding          Mortgage
Rate Adjustment             Loans          as of Cut-off Date            Loan
---------------          ----------       --------------------        ---------
         1                      312       $        102,214,090          96.15 %
         2                       10                  3,434,762             3.23
         4                        1                    658,600             0.62
                         ----------       --------------------        ---------
        Total                   323       $        106,307,453         100.00 %
                         ==========       ====================        =========

Weighted Average Next Rate Adjustment (Mths):            1

*Months to next rate adjustment is calculated by using next rate adjustment for loans that are fully indexed.

       Maximum Lifetime Mortgage Rate of the Mortgage Loans in Group III

                          Number of       Aggregate Principal           % of
Maximum Mortgage           Mortgage       Balance Outstanding          Mortgage
Rate (%(                    Loans          as of Cut-off Date            Loan
----------------         ----------       --------------------        ---------

 9.751 - 10.000                 257       $         88,635,205          83.38 %
10.751 - 11.000                  66                 17,672,248          16.62
                         ----------       --------------------        ---------
        Total                   323       $        106,307,453         100.00 %
                         ==========       ====================        =========

Weighted Average Maximum Mortgage Rate:                  10.116%



              Periodic Rate Cap of the Mortgage Loans in Group III

                          Number of       Aggregate Principal           % of
                           Mortgage       Balance Outstanding          Mortgage
Periodic Rate Cap (%)       Loans          as of Cut-off Date            Loan
---------------------    ----------       --------------------        ---------
NonCapped                       323       $        106,307,453         100.00 %
                         ----------       --------------------        ---------
        Total                   323       $        106,307,453         100.00 %
                         ==========       ====================        =========

Non-Zero Weighted Average Periodic Rate Cap:             NonCapped



              Initial Rate Cap of the Mortgage Loans in Group III

                          Number of       Aggregate Principal          % of
                           Mortgage       Balance Outstanding         Mortgage
Initial Rate Cap (%)        Loans          as of Cut-off Date           Loan
---------------------    ----------       --------------------       ---------
NonCapped                       323       $        106,307,453        100.00 %
                         ----------       --------------------       ---------
        Total                   323       $        106,307,453        100.00 %
                         ==========       ====================       ==========


Non-Zero Weighted Average Initial Rate Cap:              NonCapped



                Gross Margin of the Mortgage Loans in Group III

                          Number of       Aggregate Principal          % of
                           Mortgage       Balance Outstanding         Mortgage
Gross Margin (%)            Loans          as of Cut-off Date           Loan
---------------          ----------       --------------------       ---------
2.001 -  2.250                    2       $          1,343,708            1.26 %
2.251 -  2.500                   11                  2,441,032            2.30
2.501 -  2.750                   33                 14,981,394           14.09
2.751 -  3.000                   43                 15,988,123           15.04
3.001 or Greater                234                 71,553,195           67.31
                         ----------       --------------------       ---------
        Total                   323       $        106,307,453          100.00 %
                         ==========       ====================       ==========

Weighted Average Gross Margin:                           3.131%

      Principal Balances of the Mortgage Loans at Origination in Group IV

                          Number of       Aggregate Principal          % of
Original Principal         Mortgage       Balance Outstanding         Mortgage
Balance (%)                 Loans          as of Cut-off Date           Loan
------------------       ----------       --------------------       ---------
      0 -  100,000               20       $          1,287,001            1.37 %
100,001 -  200,000               88                 13,889,756           14.80
200,001 -  300,000               87                 21,457,919           22.87
300,001 -  400,000               46                 16,173,125           17.24
400,001 -  500,000               29                 13,112,331           13.98
500,001 -  600,000               17                  9,381,600           10.00
600,001 -  700,000                9                  5,799,937            6.18
700,001 -  800,000                2                  1,553,248            1.66
800,001 -  900,000                3                  2,677,352            2.85
900,001 -  1,000,000              1                    930,432            0.99
1,400,001 -1,500,000              1                  1,497,125            1.60
1,500,001  or Greater             3                  6,058,672            6.46
                         ----------       --------------------       ---------
        Total                   306       $         93,818,497          100.00 %
                         ==========       ====================       ==========

Minimum Original Principal Balance:                      $34,150
Maximum Original Principal Balance:                      $2,337,500
Average Original Principal Balance:                      $307,248



  Principal Balances of the Mortgage Loans as of the Cut-Off Date in Group IV

                          Number of       Aggregate Principal          % of
Principal                  Mortgage       Balance Outstanding         Mortgage
Balance (%)                 Loans          as of Cut-off Date           Loan
------------------       ----------       --------------------       ---------
      0 -  100,000               20       $         1,287,001            1.37 %
100,001 -  200,000               88                13,889,756           14.80
200,001 -  300,000               86                21,157,751           22.55
300,001 -  400,000               47                16,473,293           17.56
400,001 -  500,000               29                13,112,331           13.98
500,001 -  600,000               17                 9,381,600           10.00
600,001 -  700,000                9                 5,799,937            6.18
700,001 -  800,000                2                 1,553,248            1.66
800,001 -  900,000                2                 1,770,672            1.89
900,001 -  1,000,000              2                 1,837,111            1.96
1,400,001 -1,500,000              1                 1,497,125            1.60
1,500,001 or Greater              3                 6,058,672            6.46
                         ----------       --------------------       ---------
        Total                   306       $        93,818,497          100.00 %
                         ==========       ====================       ==========

Minimum Principal Balance:                               $34,234
Maximum Principal Balance:                               $2,347,422
Average Principal Balance:                               $306,596

    Mortgage Rates of the Mortgage Loans as of the Cut-Off Date in Group IV

                           Number of       Aggregate Principal          % of
Mortgage Interest          Mortgage       Balance Outstanding         Mortgage
Rates (%)                   Loans          as of Cut-off Date           Loan
------------------       ----------       --------------------       ---------
1.000 - 1.249                    12       $          5,234,049            5.58 %
1.750 - 1.999                     5                  1,103,746            1.18
2.000 - 2.249                     3                    598,170            0.64
3.000 - 3.249                     1                    168,000            0.18
5.250 - 5.499                     4                  1,089,802            1.16
5.500 - 5.749                     2                    476,504            0.51
5.750 - 5.999                    26                  5,601,231            5.97
6.000 - 6.249                    38                 15,067,703           16.06
6.250 - 6.499                    51                 19,149,129           20.41
6.500 - 6.749                   163                 45,142,783           48.12
7.250 - 7.499                     1                    187,381            0.20
                         ----------       --------------------       ---------
        Total                   306       $         93,818,497          100.00 %
                         ==========       ====================       ==========

Minimum Mortgage Rate:                                   1.000%
Maximum Mortgage Rate:                                   7.375%
Weighted Average Mortgage Rate:                          5.988%



              Original Loan-to-Value Ratios* of the Mortgage Loans
                       as of the Cut Off Date in Group IV


                          Number of       Aggregate Principal          % of
Original Loan-to-Value     Mortgage       Balance Outstanding         Mortgage
Ratios (%)                  Loans          as of Cut-off Date           Loan
------------------       ----------       --------------------       ---------
0.00 - 30.00                      1       $            124,106            0.13 %
30.01 - 40.00                     1                    199,687            0.21
40.01 - 50.00                     7                  4,118,524            4.39
50.01 - 55.00                     5                  3,788,353            4.04
55.01 - 60.00                     4                  1,084,553            1.16
60.01 - 65.00                     4                  1,945,549            2.07
65.01 - 70.00                    13                  5,513,431            5.88
70.01 - 75.00                    34                 12,110,784           12.91
75.01 - 80.00                   218                 60,764,617           64.77
80.01 - 85.00                     1                    218,061            0.23
85.01 - 90.00                    16                  3,290,003            3.51
90.01 - 95.00                     2                    660,829            0.70
                         ----------       --------------------       ---------
        Total                   306       $         93,818,497          100.00 %
                         ==========       ====================       ==========


Weighted Average Original Loan-to-Value:                 75.73%

*Loan to Value Ratios are calculated by taking the Original Principal
  Balance and dividing by the lesser of the original or current appraised value of the related Mortgaged Property and the sale price of the related Mortgaged Property.

        Geographic Distribution* of the Mortgaged Properties in Group IV

                          Number of       Aggregate Principal          % of
                           Mortgage       Balance Outstanding         Mortgage
Geographic Description      Loans          as of Cut-off Date           Loan
----------------------   ----------       --------------------       ---------
Alabama                           3       $            349,046            0.37 %
Arizona                          20                  6,118,910            6.52
California                       74                 36,346,610           38.74
Colorado                         23                  5,125,501            5.46
Connecticut                       3                    648,777            0.69
Delaware                          3                    510,264            0.54
Florida                          61                 15,791,449           16.83
Georgia                          17                  3,699,845            3.94
Hawaii                            2                  1,025,220            1.09
Idaho                             5                    728,027            0.78
Illinois                          4                  1,162,758            1.24
Indiana                           3                    398,104            0.42
Kentucky                         13                    837,076            0.89
Michigan                          3                    581,223            0.62
Missouri                          2                    614,532            0.66
Nevada                           12                  3,473,405            3.70
New Hampshire                     2                    450,027            0.48
North Carolina                    2                    590,108            0.63
Ohio                              2                    313,203            0.33
Oregon                            3                    526,457            0.56
Pennsylvania                      9                  2,353,131            2.51
Rhode Island                      1                    205,200            0.22
South Carolina                    3                  1,013,579            1.08
South Dakota                      1                    160,758            0.17
Tennessee                         6                    844,983            0.90
Texas                             1                    177,177            0.19
Utah                              3                  2,019,180            2.15
Virginia                         21                  6,392,501            6.81
Washington                        4                  1,361,447            1.45
                         ----------       --------------------       ---------
        Total                   306       $         93,818,497          100.00 %
                         ==========       ====================       ==========


*No more than approximately 2.50% of the Mortgage Loans by Principal
 Balance in the pool will be secured by properties located in any one zip code area.

  Credit Scores as of the Date of Origination of the Mortgage Loans in Group IV

                          Number of       Aggregate Principal           % of
                           Mortgage       Balance Outstanding         Mortgage
Range of Credit Scores      Loans          as of Cut-off Date           Loan
----------------------   -----------      ---------------------      ----------
620 - 639                         5       $          1,239,942            1.32 %
640 - 659                        13                  4,774,115            5.09
660 - 679                        31                 10,005,411           10.66
680 - 699                        51                 12,670,642           13.51
700 - 719                        59                 18,607,130           19.83
720 - 739                        55                 18,758,148           19.99
740 - 759                        31                 10,367,918           11.05
760 - 779                        37                  9,999,575           10.66
780 - 799                        18                  5,815,433            6.20
800 - 819                         6                  1,580,183            1.68
                         -----------      ---------------------      ----------
        Total                   306       $         93,818,497          100.00 %
                         ===========      =====================      ==========


Non-Zero Weighted Average Credit Score:                  720



               Property Types of Mortgaged Properties in Group IV

                          Number of       Aggregate Principal           % of
                           Mortgage       Balance Outstanding         Mortgage
Property Type               Loans          as of Cut-off Date           Loan
-------------            -----------      --------------------       ---------
2-4 Family                       10       $          2,126,512            2.27 %
Condominium                      43                 11,989,382           12.78
PUD                             101                 32,242,532           34.37
Single Family                   152                 47,460,070           50.59
                         -----------      --------------------       ---------
        Total                   306       $         93,818,497          100.00 %
                         ===========      ====================       ==========


              Occupancy Status of Mortgaged Properties in Group IV

                           Number of       Aggregate Principal           % of
                            Mortgage       Balance Outstanding         Mortgage
Occupancy Status             Loans          as of Cut-off Date           Loan
----------------          ----------      ---------------------      ----------
Investor                         40       $          7,189,764            7.66 %
Owner Occupied                  234                 78,830,528           84.02
Second Home                      32                  7,798,204            8.31
                         -----------      ---------------------      ----------
        Total                   306       $         93,818,497          100.00 %
                         ===========      =====================      ==========

                 Loan Purpose of the Mortgage Loans in Group IV

                           Number of       Aggregate Principal           % of
                            Mortgage       Balance Outstanding         Mortgage
Loan Purpose                 Loans          as of Cut-off Date           Loan
---------------------     ----------      ---------------------      ----------
Cash Out Refinance              104       $         34,688,629           36.97 %
Purchase                        163                 49,373,209           52.63
Rate / Term Refinance            39                  9,756,659           10.40
                         ----------       ---------------------      ----------
        Total                   306       $         93,818,497          100.00 %
                         ==========       =====================      ==========



              Documentation Type of the Mortgage Loans in Group IV

                           Number of       Aggregate Principal           % of
                            Mortgage       Balance Outstanding         Mortgage
Documentation Type           Loans          as of Cut-off Date           Loan
------------------        ----------       --------------------      ----------
Full/Alternative                 87       $         24,077,726           25.66 %
Stated Income                   213                 68,078,754           72.56
Stated/Stated                     6                  1,662,016            1.77
                         ----------       ---------------------      ----------
        Total                   306       $         93,818,497          100.00 %
                         ==========       =====================      ==========



      Original Terms to Stated Maturity of the Mortgage Loans in Group IV

                           Number of       Aggregate Principal           % of
                            Mortgage       Balance Outstanding         Mortgage
Original Term                Loans          as of Cut-off Date           Loan
--------------------     -----------       --------------------      ----------
1 - 300 Months                    1       $            171,170            0.18 %
301 Months or Greater           305                 93,647,327           99.82
                         -----------      ---------------------      ----------
        Total                   306       $         93,818,497          100.00 %
                         ===========      =====================      ==========


Minimum Original Term to Stated Maturity (Mths):         180
Maximum Original Term to Stated Maturity (Mths):         480
Weighted Average Original Term to Stated Maturity (Mths):371


      Remaining Terms to Stated Maturity of the Mortgage Loans in Group IV

                           Number of       Aggregate Principal           % of
                            Mortgage       Balance Outstanding         Mortgage
Stated Remaining Term        Loans          as of Cut-off Date           Loan
---------------------    -----------       --------------------      ----------
120 - 179 Months                  1       $            171,170            0.18 %
300 - 359 Months                276                 82,428,347           87.86
360 Months or Greater            29                 11,218,981           11.96
                         -----------      ---------------------      ----------
        Total                   306       $         93,818,497          100.00 %
                         ===========      =====================      ==========

Minimum Remaining Term to Stated Maturity (Mths):          177
Maximum Remaining Term to Stated Maturity (Mths):          480
Weighted Average Remaining Term to Stated Maturity (Mths)  369

                    Index of the Mortgage Loans in Group IV

                           Number of       Aggregate Principal           % of
                            Mortgage       Balance Outstanding         Mortgage
Index                        Loans          as of Cut-off Date           Loan
-----                    -----------      ---------------------      ----------
MTA                             306       $         93,818,497        100.00 %
                         -----------      ---------------------      ----------
        Total                   306       $         93,818,497        100.00 %
                         ===========      =====================      ==========


          Rate Adjustment Frequency of the Mortgage Loans in Group IV

                           Number of       Aggregate Principal           % of
Rate Adjustment             Mortgage       Balance Outstanding         Mortgage
Frequency                    Loans          as of Cut-off Date           Loan
---------------          -----------      ---------------------      ----------
1 Month                         306       $         93,818,497        100.00 %
                         -----------      ---------------------      ----------
        Total                   306       $         93,818,497        100.00 %
                         ===========      =====================      ==========


         Payment Adjustment Frequency of the Mortgage Loans in Group IV

                           Number of       Aggregate Principal           % of
Pay Adjustment              Mortgage       Balance Outstanding         Mortgage
Frequency                    Loans          as of Cut-off Date           Loan
--------------           -----------      ---------------------      ----------
1 Year                          306       $         93,818,497        100.00 %
                         -----------      ---------------------      ----------
        Total                   306       $         93,818,497        100.00 %
                         ===========      =====================      ==========



       Months to Next Rate Adjustment* of the Mortgage Loans in Group IV

                           Number of       Aggregate Principal           % of
Months to Next              Mortgage       Balance Outstanding         Mortgage
Rate Adjust                  Loans          as of Cut-off Date           Loan
---------------------    -----------      ---------------------      ----------
1                               287       $         87,517,016           93.28 %
2                                18                  6,143,982            6.55
4                                 1                    157,500            0.17
                         -----------      ---------------------      ----------
        Total                   306       $         93,818,497          100.00 %
                         ===========      =====================      ==========

Weighted Average Next Rate Adjustment (Mths):            1

*Months to next rate adjustment is calculated by using next rate adjustment for loans that are fully indexed.

        Maximum Lifetime Mortgage Rate of the Mortgage Loans in Group IV

                           Number of       Aggregate Principal           % of
Maximum Mortgage            Mortgage       Balance Outstanding         Mortgage
Rate (%)                     Loans          as of Cut-off Date           Loan
----------------         -----------      ---------------------      ----------
9.751 - 10.000                  292       $         90,212,697           96.16 %
10.751 - 11.000                  14                  3,605,800            3.84
                         -----------      ---------------------      ----------
        Total                   306       $         93,818,497          100.00 %
                         ===========      =====================      ==========

Weighted Average Maximum Mortgage Rate:                  9.988%



              Periodic Rate Cap of the Mortgage Loans in Group IV

                           Number of       Aggregate Principal           % of
                            Mortgage       Balance Outstanding         Mortgage
Periodic Rate Cap ($)        Loans          as of Cut-off Date           Loan
---------------------    -----------      ---------------------      ----------
NonCapped                       306       $         93,818,497        100.00 %
                         -----------      ---------------------      ----------
        Total                   306       $         93,818,497        100.00 %
                         ===========      =====================      ==========

Non-Zero Weighted Average Periodic Rate Cap:             NonCapped



               Initial Rate Cap of the Mortgage Loans in Group IV

                           Number of       Aggregate Principal           % of
                            Mortgage       Balance Outstanding         Mortgage
Initial Rate Cap (%)         Loans          as of Cut-off Date           Loan
---------------------    -----------      ---------------------      ----------
NonCapped                       306       $         93,818,497        100.00 %
                         -----------      ---------------------      ----------
        Total                   306       $         93,818,497        100.00 %
                         ===========      =====================      ==========

Non-Zero Weighted Average Initial Rate Cap:              NonCapped



                 Gross Margin of the Mortgage Loans in Group IV

                           Number of       Aggregate Principal           % of
                            Mortgage       Balance Outstanding         Mortgage
Gross Margin ($)             Loans          as of Cut-off Date           Loan
---------------------    -----------      ---------------------      ----------
2.001 - 2.250                     4       $          1,089,802            1.16 %
2.251 - 2.500                     3                    536,402            0.57
2.501 - 2.750                    27                  6,764,199            7.21
2.751 - 3.000                    40                 16,125,262           17.19
3.001 or Greater                232                 69,302,831           73.87
                         -----------      ---------------------      ----------
        Total                   306       $         93,818,497          100.00 %
                         ===========      =====================      ==========
Weighted Average Gross Margin:                           3.219%

       Principal Balances of the Mortgage Loans at Origination in Group V

                           Number of       Aggregate Principal           % of
Original                    Mortgage       Balance Outstanding         Mortgage
Principal Balance            Loans          as of Cut-off Date           Loan
---------------------    -----------      ---------------------      ----------
0 - 100,000                      26       $          2,135,425            1.31 %
100,001 - 200,000               275                 41,903,291           25.71
200,001 - 300,000               173                 42,350,158           25.98
300,001 - 400,000                89                 31,318,370           19.21
400,001 - 500,000                43                 19,263,513           11.82
500,001 - 600,000                13                  7,128,891            4.37
600,001 - 700,000                 9                  5,848,549            3.59
700,001 - 800,000                 8                  5,973,107            3.66
800,001 - 900,000                 1                    815,552            0.50
900,001 - 1,000,000               2                  1,999,200            1.23
1,300,001 - 1,400,000             1                  1,365,000            0.84
1,500,001 or Greater              1                  2,900,000            1.78
                         -----------      ---------------------      ----------
        Total                   641       $        163,001,054          100.00 %
                         ===========      =====================      ==========

Minimum Original Principal Balance:                      $40,680
Maximum Original Principal Balance:                      $2,900,000
Average Original Principal Balance:                      $254,881



   Principal Balances of the Mortgage Loans as of the Cut-Off Date in Group V

                            Number of      Aggregate Principal           % of
                            Mortgage       Balance Outstanding         Mortgage
Principal Balance (%)        Loans          as of Cut-off Date           Loan
---------------------    -----------      ---------------------      ----------
0 - 100,000                      26       $          2,135,425            1.31 %
100,001 - 200,000               273                 41,502,360           25.46
200,001 - 300,000               176                 43,050,106           26.41
300,001 - 400,000                88                 31,019,352           19.03
400,001 - 500,000                43                 19,263,513           11.82
500,001 - 600,000                13                  7,128,891            4.37
600,001 - 700,000                 9                  5,848,549            3.59
700,001 - 800,000                 8                  5,973,107            3.66
800,001 - 900,000                 1                    815,552            0.50
900,001 - 1,000,000               2                  1,999,200            1.23
1,300,001 - 1,400,000             1                  1,365,000            0.84
1,500,001 or Greater              1                  2,900,000            1.78
                         -----------      ---------------------      ----------
        Total                   641       $        163,001,054          100.00 %
                         ===========      =====================      ==========

Minimum Principal Balance:                               $40,650
Maximum Principal Balance:                               $2,900,000
Average Principal Balance:                               $254,292

     Mortgage Rates of the Mortgage Loans as of the Cut-Off Date in Group V

                            Number of      Aggregate Principal           % of
                            Mortgage       Balance Outstanding         Mortgage
Principal Balance (%)        Loans          as of Cut-off Date           Loan
---------------------    -----------      ---------------------      ----------
1.000 - 1.249                     5       $          2,448,367            1.50 %
1.250 - 1.499                     2                    817,150            0.50
1.500 - 1.749                     1                    363,200            0.22
1.750 - 1.999                    10                  1,979,569            1.21
2.000 - 2.249                     1                    348,750            0.21
2.500 - 2.749                     1                    228,000            0.14
3.000 - 3.249                     2                    189,150            0.12
5.500 - 5.749                     3                    970,964            0.60
5.750 - 5.999                    28                 14,214,156            8.72
6.000 - 6.249                    68                 19,719,406           12.10
6.250 - 6.499                    97                 23,755,133           14.57
6.500 - 6.749                   416                 96,078,227           58.94
6.750 - 6.999                     4                  1,064,891            0.65
7.000 - 7.249                     1                    145,991            0.09
7.250 - 7.499                     2                    678,099            0.42
                         -----------      ---------------------      ----------
        Total                   641       $        163,001,054          100.00 %
                         ===========      =====================      ==========

Minimum Mortgage Rate:                                   1.000%
Maximum Mortgage Rate:                                   7.250%
Weighted Average Mortgage Rate:                          6.231%



             Original Loan-to-Value Ratios* of the Mortgage Loans
                       as of the Cut Off Date in Group V

                            Number of      Aggregate Principal           % of
                            Mortgage       Balance Outstanding         Mortgage
Principal Balance (%)        Loans          as of Cut-off Date           Loan
---------------------    -----------      ---------------------      ----------
0.00 - 30.00                      1       $             74,821            0.05 %
30.01 - 40.00                     1                    200,000            0.12
40.01 - 50.00                     4                  3,618,368            2.22
50.01 - 55.00                     4                  1,558,875            0.96
55.01 - 60.00                     8                  2,690,363            1.65
60.01 - 65.00                     8                  3,835,262            2.35
65.01 - 70.00                    17                  4,963,081            3.04
70.01 - 75.00                    53                 16,175,743            9.92
75.01 - 80.00                   503                122,053,117           74.88
80.01 - 85.00                     6                  1,218,729            0.75
85.01 - 90.00                    26                  4,718,463            2.89
90.01 - 95.00                    10                  1,894,232            1.16
                         -----------      ---------------------      ----------
        Total                   641       $        163,001,054          100.00 %
                         ===========      =====================      ==========

Weighted Average Original Loan-to-Value:                 77.64%

*Loan to Value Ratios are calculated by taking the Original Principal
  Balance and dividing by the lesser of the original or current appraised value of the related Mortgaged Property and the sale price of the related Mortgaged Property.

        Geographic Distribution* of the Mortgaged Properties in Group V

                            Number of      Aggregate Principal           % of
                            Mortgage       Balance Outstanding         Mortgage
Geographic Distribution      Loans          as of Cut-off Date           Loan
-----------------------  -----------      ---------------------      ----------
Alabama                           2       $            338,269            0.21 %
Arizona                          27                  5,968,091            3.66
California                      119                 46,122,949           28.30
Colorado                         53                 11,289,325            6.93
Connecticut                       3                    900,034            0.55
District of Columbia              6                  1,757,538            1.08
Florida                         125                 29,990,915           18.40
Georgia                          35                  6,098,299            3.74
Hawaii                            2                  1,813,580            1.11
Illinois                         10                  2,226,214            1.37
Indiana                          10                  1,375,025            0.84
Kentucky                          2                    262,292            0.16
Louisiana                         1                    118,347            0.07
Maine                             1                    686,000            0.42
Maryland                          2                    388,358            0.24
Michigan                         28                  5,098,361            3.13
Minnesota                        46                  9,822,613            6.03
Mississippi                       1                    117,719            0.07
Missouri                          7                  1,107,574            0.68
Nevada                           10                  2,594,235            1.59
New Hampshire                     3                  3,591,371            2.20
New Jersey                        2                    728,000            0.45
North Carolina                    3                  1,195,883            0.73
Ohio                             72                 12,173,399            7.47
Oklahoma                          4                    689,792            0.42
Oregon                            2                    618,598            0.38
Pennsylvania                     11                  1,863,828            1.14
Rhode Island                      1                    216,213            0.13
South Carolina                    2                    513,166            0.31
Tennessee                         7                  1,046,857            0.64
Texas                             4                    571,794            0.35
Utah                              3                    637,367            0.39
Virginia                         26                  8,514,250            5.22
Washington                       10                  2,447,100            1.50
Wisconsin                         1                    117,701            0.07
                         -----------      ---------------------      ----------
        Total                   641       $        163,001,054          100.00 %
                         ===========      =====================      ==========

*No more than approximately 1.78% of the Mortgage Loans by Principal Balance in the pool will be secured by properties located in any one zip code area.

  Credit Scores as of the Date of Origination of the Mortgage Loans in Group V

                            Number of      Aggregate Principal           % of
                            Mortgage       Balance Outstanding         Mortgage
Range of Credit Scores       Loans          as of Cut-off Date           Loan
-----------------------  -----------      ---------------------      ----------
620 - 639                        16       $          4,184,657            2.57 %
640 - 659                        40                  8,326,045            5.11
660 - 679                        66                 15,817,312            9.70
680 - 699                        93                 27,095,753           16.62
700 - 719                       154                 36,630,753           22.47
720 - 739                        93                 26,729,178           16.40
740 - 759                        80                 19,934,770           12.23
760 - 779                        53                 13,279,562            8.15
780 - 799                        33                  7,662,983            4.70
800 - 819                        13                  3,340,040            2.05
                         -----------      ---------------------      ----------
        Total                   641       $        163,001,054          100.00 %
                         ===========      =====================      ==========

Non-Zero Weighted Average Credit Score:                  715



               Property Types of Mortgaged Properties in Group V

                            Number of      Aggregate Principal           % of
                            Mortgage       Balance Outstanding         Mortgage
Property Type                Loans          as of Cut-off Date           Loan
-------------            -----------      ---------------------      ----------
2-4 Family                        8       $          2,085,819            1.28 %
Condominium                      52                 11,556,142            7.09
PUD                             166                 43,833,893           26.89
Single Family                   414                105,293,721           64.60
Townhouse                         1                    231,479            0.14
                         -----------      ---------------------      ----------
        Total                   641       $        163,001,054        100.00 %
                         ===========      =====================      ==========



              Occupancy Status of Mortgaged Properties in Group V

                            Number of      Aggregate Principal           % of
                            Mortgage       Balance Outstanding         Mortgage
Occupancy Status             Loans          as of Cut-off Date           Loan
----------------         -----------      ---------------------      ----------
Investor                         42       $          8,743,028            5.36 %
Owner Occupied                  576                146,858,417           90.10
Second Home                      23                  7,399,609            4.54
                         -----------      ---------------------      ----------
        Total                   641       $        163,001,054          100.00 %
                         ===========      =====================      ==========

                 Loan Purpose of the Mortgage Loans in Group V

                            Number of      Aggregate Principal           % of
                            Mortgage       Balance Outstanding         Mortgage
Loan Purpose                 Loans          as of Cut-off Date           Loan
--------------------     -----------      ---------------------      ----------
Cash Out Refinance              305       $         77,583,301           47.60 %
Purchase                        253                 63,762,288           39.12
Rate / Term Refinance            83                 21,655,465           13.29
                         -----------      ---------------------      ----------
        Total                   641       $        163,001,054          100.00 %
                         ===========      =====================      ==========



              Documentation Type of the Mortgage Loans in Group V

                            Number of      Aggregate Principal           % of
                            Mortgage       Balance Outstanding         Mortgage
Documentation Type           Loans          as of Cut-off Date           Loan
------------------       -----------      ---------------------      ----------
Full/Alternative                208       $         41,228,774           25.29 %
Limited                           1                     80,060            0.05
No Income/No Asset                1                    444,000            0.27
Stated Income                   395                111,447,903           68.37
Stated/Stated                    36                  9,800,317            6.01
                         -----------      ---------------------      ----------
        Total                   641       $        163,001,054          100.00 %
                         ===========      =====================      ==========



       Original Terms to Stated Maturity of the Mortgage Loans in Group V

                            Number of      Aggregate Principal           % of
                            Mortgage       Balance Outstanding         Mortgage
Original Term                Loans          as of Cut-off Date           Loan
---------------------    -----------      ---------------------      ----------
1 - 300 Months                    4       $            604,563            0.37 %
301 Months or Greater           637                162,396,491           99.63
                         -----------      ---------------------      ----------
        Total                   641       $        163,001,054          100.00 %
                         ===========      =====================      ==========

Minimum Original Term to Stated Maturity (Mths):           180
Maximum Original Term to Stated Maturity (Mths):           480
Weighted Average Original Term to Stated Maturity (Mths):  365



      Remaining Terms to Stated Maturity of the Mortgage Loans in Group V

                            Number of      Aggregate Principal           % of
                            Mortgage       Balance Outstanding         Mortgage
Stated Remaining Term        Loans          as of Cut-off Date           Loan
---------------------    -----------      ---------------------      ----------
120 - 179 Months                  4       $            604,563            0.37 %
300 - 359 Months                608                150,854,768           92.55
360 Months or Greater            29                 11,541,723            7.08
                         -----------      ---------------------      ----------
        Total                   641       $        163,001,054          100.00 %
                         ===========      =====================      ==========

Minimum Remaining Term to Stated Maturity (Mths):           177
Maximum Remaining Term to Stated Maturity (Mths):           479
Weighted Average Remaining Term to Stated Maturity (Mths)   363

                     Index of the Mortgage Loans in Group V

                            Number of      Aggregate Principal           % of
                            Mortgage       Balance Outstanding         Mortgage
Index                        Loans          as of Cut-off Date           Loan
-----                    -----------      ---------------------      ----------
MTA                             641       $        163,001,054        100.00 %
                         -----------      ---------------------      ----------
        Total                   641       $        163,001,054        100.00 %
                         ===========      =====================      ==========



           Rate Adjustment Frequency of the Mortgage Loans in Group V

                            Number of      Aggregate Principal           % of
Rate Adjustment             Mortgage       Balance Outstanding         Mortgage
Frequency                    Loans          as of Cut-off Date           Loan
---------------          -----------      ---------------------      ----------
1 Month                         641       $        163,001,054        100.00 %
                         -----------      ---------------------      ----------
        Total                   641       $        163,001,054        100.00 %
                         ===========      =====================      ==========



         Payment Adjustment Frequency of the Mortgage Loans in Group V

                            Number of      Aggregate Principal           % of
Pay Adjustment              Mortgage       Balance Outstanding         Mortgage
Frequency                    Loans          as of Cut-off Date           Loan
--------------           -----------      ---------------------      ----------
1 Year                          641       $        163,001,054        100.00 %
                         -----------      ---------------------      ----------
        Total                   641       $        163,001,054        100.00 %
                         ===========      =====================      ==========



        Months to Next Rate Adjustment* of the Mortgage Loans in Group V

                            Number of      Aggregate Principal           % of
                            Mortgage       Balance Outstanding         Mortgage
Months to Next Adjusment     Loans          as of Cut-off Date           Loan
------------------------ -----------      ---------------------      ----------
1                               628       $        159,767,678         98.02 %
2                                10                  2,868,061            1.76
3                                 3                    365,314            0.22
                         -----------      ---------------------      ----------
        Total                   641       $        163,001,054        100.00 %
                         ===========      =====================      ==========

Weighted Average Next Rate Adjustment (Mths):            1

*Months to next rate adjustment is calculated by using next rate adjustment for loans that are fully indexed.

        Maximum Lifetime Mortgage Rate of the Mortgage Loans in Group V

                            Number of      Aggregate Principal           % of
                            Mortgage       Balance Outstanding         Mortgage
Maximum Mortgage Rate (%)    Loans          as of Cut-off Date           Loan
------------------------ -----------      ---------------------      ----------
0.001 - 9.750                     2       $            535,012            0.33 %
9.751 - 10.000                  632                160,819,664           98.66
10.751 - 11.000                   7                  1,646,378            1.01
                         -----------      ---------------------      ----------
        Total                   641       $        163,001,054          100.00 %
                         ===========      =====================      ==========

Weighted Average Maximum Mortgage Rate:                  9.957%



               Periodic Rate Cap of the Mortgage Loans in Group V

                            Number of      Aggregate Principal           % of
                            Mortgage       Balance Outstanding         Mortgage
Periodic Rate Cap (%)        Loans          as of Cut-off Date           Loan
---------------------    -----------      ---------------------      ----------
NonCapped                       641       $        163,001,054        100.00 %
                         -----------      ---------------------      ----------
        Total                   641       $        163,001,054        100.00 %
                         ===========      =====================      ==========

Non-Zero Weighted Average Periodic Rate Cap:             NonCapped



               Initial Rate Cap of the Mortgage Loans in Group V

                            Number of      Aggregate Principal           % of
                            Mortgage       Balance Outstanding         Mortgage
Initial Rate Cap (%)         Loans          as of Cut-off Date           Loan
-------------------      -----------      ---------------------      ----------
NonCapped                       641       $        163,001,054        100.00 %
                         -----------      ---------------------      ----------
        Total                   641       $        163,001,054        100.00 %
                         ===========      =====================      ==========

Non-Zero Weighted Average Initial Rate Cap:              NonCapped



                 Gross Margin of the Mortgage Loans in Group V

                            Number of      Aggregate Principal           % of
                            Mortgage       Balance Outstanding         Mortgage
Gross Margin (%)             Loans          as of Cut-off Date           Loan
----------------         -----------      ---------------------      ----------
2.251 - 2.500                     4       $          1,085,254            0.67 %
2.501 - 2.750                    26                 10,610,234            6.51
2.751 - 3.000                    73                 24,971,206           15.32
3.001 or Greater                538                126,334,360           77.51
                         -----------      ---------------------      ----------
        Total                   641       $        163,001,054          100.00 %
                         ===========      =====================      ==========

       Weighted Average Gross Margin:                           3.261%

      Principal Balances of the Mortgage Loans at Origination in Group VI


                          Number of      Aggregate Principal        % of
Geographic                Mortgage   Balance Outstanding as of     Mortgage
Distribution                Loans           Cut-off Date             Loans
-----------             ------------  ------------------------   -------------
0 - 100,000                       1       $             99,737            0.19 %
100,001 - 200,000                20                  2,943,289            5.51
200,001 - 300,000                20                  5,053,038            9.46
300,001 - 400,000                33                 11,843,546           22.18
400,001 - 500,000                11                  5,048,684            9.46
500,001 - 600,000                 7                  3,933,448            7.37
600,001 - 700,000                 4                  2,516,910            4.71
700,001 - 800,000                 5                  3,748,148            7.02
800,001 - 900,000                 6                  5,031,232            9.42
900,001 - 1,000,000               6                  5,830,546           10.92
1,000,001 - 1,100,000             1                  1,096,180            2.05
1,100,001 - 1,200,000             1                  1,125,000            2.11
1,200,001 - 1,300,000             1                  1,264,553            2.37
1,300,001 - 1,400,000             1                  1,370,652            2.57
1,500,001 or Greater              1                  2,486,225            4.66
                         -----------      ---------------------      ----------
        Total                   118       $         53,391,187          100.00 %
                         ===========      =====================      ==========

Minimum Original Principal Balance:                      $100,000
Maximum Original Principal Balance:                      $2,470,000
Average Original Principal Balance:                      $452,752



                    Principal Balances of the Mortgage Loans
                       as of the Cut-Off Date in Group VI

                          Number of       Aggregate Principal           % of
                           Mortgage       Balance Outstanding          Mortgage
Principal Balance (%)       Loans          as of Cut-off Date            Loan
---------------------    ----------       --------------------         --------
0 - 100,000                       1       $             99,737            0.19 %
100,001 - 200,000                20                  2,943,289            5.51
200,001 - 300,000                20                  5,053,038            9.46
300,001 - 400,000                33                 11,843,546           22.18
400,001 - 500,000                11                  5,048,684            9.46
500,001 - 600,000                 7                  3,933,448            7.37
600,001 - 700,000                 4                  2,516,910            4.71
700,001 - 800,000                 5                  3,748,148            7.02
800,001 - 900,000                 6                  5,031,232            9.42
900,001 - 1,000,000               5                  4,827,616            9.04
1,000,001 - 1,100,000             2                  2,099,109            3.93
1,100,001 - 1,200,000             1                  1,125,000            2.11
1,200,001 - 1,300,000             1                  1,264,553            2.37
1,300,001 - 1,400,000             1                  1,370,652            2.57
1,500,001 or Greater              1                  2,486,225            4.66
                         -----------      ---------------------      ----------
        Total                   118       $         53,391,187          100.00 %
                         ===========      =====================      ==========

Minimum Principal Balance:                               $99,737
Maximum Principal Balance:                               $2,486,225
Average Principal Balance:                               $452,468

    Mortgage Rates of the Mortgage Loans as of the Cut-Off Date in Group VI

                           Number of       Aggregate Principal          % of
Mortgage Interest          Mortgage       Balance Outstanding         Mortgage
Rates (%)                   Loans          as of Cut-off Date           Loan
------------------       ----------       --------------------       ---------
1.000 - 1.249                     6       $          3,620,223            6.78 %
1.750 - 1.999                     1                    368,014            0.69
2.000 - 2.249                     1                    297,000            0.56
5.250 - 5.499                     2                    716,000            1.34
5.500 - 5.749                    14                  8,808,956           16.50
5.750 - 5.999                    14                  7,632,522           14.30
6.000 - 6.249                    20                  7,534,664           14.11
6.250 - 6.499                    16                  9,023,456           16.90
6.500 - 6.749                    41                 13,149,856           24.63
6.750 - 6.999                     1                  1,264,553            2.37
7.000 - 7.249                     2                    975,942            1.83
                         -----------      ---------------------      ----------
        Total                   118       $         53,391,187          100.00 %
                         ===========      =====================      ==========

Minimum Mortgage Rate:                                   1.000%
Maximum Mortgage Rate:                                   7.000%
Weighted Average Mortgage Rate:                          5.751%



              Original Loan-to-Value Ratios* of the Mortgage Loans
                       as of the Cut Off Date in Group VI

                          Number of       Aggregate Principal           % of
Original Loan-to-Value     Mortgage       Balance Outstanding          Mortgage
Ratio (%)                   Loans          as of Cut-off Date            Loan
----------------------   ----------       --------------------        ---------
40.01 - 50.00                     5       $          2,632,624            4.93 %
50.01 - 55.00                     1                    385,463            0.72
55.01 - 60.00                     4                  1,131,454            2.12
60.01 - 65.00                     4                  4,064,945            7.61
65.01 - 70.00                    12                  7,776,334           14.56
70.01 - 75.00                    24                 13,995,585           26.21
75.01 - 80.00                    59                 21,070,356           39.46
85.01 - 90.00                     5                  1,432,133            2.68
90.01 - 95.00                     4                    902,294            1.69
                         -----------      ---------------------      ----------
        Total                   118       $         53,391,187          100.00 %
                         ===========      =====================      ==========

Weighted Average Original Loan-to-Value:                 73.63%

*Loan to Value Ratios are calculated by taking the Original Principal
  Balance and dividing by the lesser of the original or current appraised value of the related Mortgaged Property and the sale price of the related Mortgaged Property.

        Geographic Distribution* of the Mortgaged Properties in Group VI

                            Number of      Aggregate Principal           % of
                            Mortgage       Balance Outstanding         Mortgage
Geographic Distribution      Loans          as of Cut-off Date           Loan
-----------------------  -----------      ---------------------      ----------
Alabama                           2       $            488,361            0.91 %
Arizona                           7                  3,231,576            6.05
California                       55                 30,528,008           57.18
Colorado                          2                    609,122            1.14
District of Columbia              1                    368,014            0.69
Florida                          11                  4,717,046            8.83
Georgia                           5                  1,739,228            3.26
Hawaii                            2                  3,291,731            6.17
Indiana                           2                    335,941            0.63
Louisiana                         2                    241,537            0.45
Michigan                          2                    531,079            0.99
Minnesota                         3                    798,472            1.50
Nevada                            3                    932,413            1.75
North Carolina                    3                    557,852            1.04
Ohio                              4                  1,048,823            1.96
Pennsylvania                      2                    476,690            0.89
Rhode Island                      3                    811,730            1.52
Tennessee                         4                    513,701            0.96
Virginia                          4                  1,360,456            2.55
Washington                        1                    809,406            1.52
                         -----------      ---------------------      ----------
        Total                   118       $         53,391,187          100.00 %
                         ===========      =====================      ==========

*No more than approximately 4.66% of the Mortgage Loans by Principal
 Balance in the pool will be secured by properties located in any one zip code area.



 Credit Scores as of the Date of Origination of the Mortgage Loans in Group VI

                            Number of      Aggregate Principal           % of
                            Mortgage       Balance Outstanding         Mortgage
Range of Credit Scores       Loans          as of Cut-off Date           Loan
----------------------   -----------      ---------------------      ----------
620 - 639                         3       $            877,141            1.64 %
640 - 659                         9                  3,968,595            7.43
660 - 679                         8                  3,699,238            6.93
680 - 699                        18                  9,230,355           17.29
700 - 719                        18                  9,054,562           16.96
720 - 739                        21                  8,139,046           15.24
740 - 759                        17                  8,355,576           15.65
760 - 779                        15                  7,149,956           13.39
780 - 799                         9                  2,916,719            5.46
                         -----------      ---------------------      ----------
        Total                   118       $         53,391,187          100.00 %
                         ===========      =====================      ==========

Non-Zero Weighted Average Credit Score:                  720

               Property Types of Mortgaged Properties in Group VI

                            Number of      Aggregate Principal           % of
                            Mortgage       Balance Outstanding         Mortgage
Property Type                Loans          as of Cut-off Date           Loan
-------------            -----------      ---------------------      ----------
2-4 Family                        3       $          1,703,208            3.19 %
Condominium                      10                  6,065,019           11.36
PUD                              30                 12,093,031           22.65
Single Family                    74                 33,394,923           62.55
Townhouse                         1                    135,006            0.25
                         -----------      ---------------------      ----------
        Total                   118       $         53,391,187        100.00 %
                         ===========      =====================      ==========



              Occupancy Status of Mortgaged Properties in Group VI

                            Number of      Aggregate Principal           % of
                            Mortgage       Balance Outstanding         Mortgage
Occupy Status                Loans          as of Cut-off Date           Loan
-------------            -----------      ---------------------      ----------
Investor                          6       $          2,130,057            3.99 %
Owner Occupied                  102                 46,732,602           87.53
Second Home                      10                  4,528,527            8.48
                         -----------      ---------------------      ----------
        Total                   118       $         53,391,187        100.00 %
                         ===========      =====================      ==========



                 Loan Purpose of the Mortgage Loans in Group VI

                            Number of      Aggregate Principal           % of
                            Mortgage       Balance Outstanding         Mortgage
Loan Purpose                 Loans          as of Cut-off Date           Loan
---------------------    -----------      ---------------------      ----------
Cash Out Refinance               43       $         22,028,561           41.26 %
Purchase                         57                 24,266,513           45.45
Rate / Term Refinance            18                  7,096,113           13.29
                         -----------      ---------------------      ----------
        Total                   118       $         53,391,187        100.00 %
                         ===========      =====================      ==========



              Documentation Type of the Mortgage Loans in Group VI

                            Number of      Aggregate Principal           % of
                            Mortgage       Balance Outstanding         Mortgage
Documentation Type           Loans          as of Cut-off Date           Loan
------------------       -----------      ---------------------      ----------
Full/Alternative                 35       $         11,535,227           21.61 %
Limited                           2                    957,761            1.79
No Income/No Asset                1                    500,000            0.94
Stated Income                    70                 35,556,323           66.60
Stated/Stated                    10                  4,841,876            9.07
                         -----------      ---------------------      ----------
        Total                   118       $         53,391,187        100.00 %
                         ===========      =====================      ==========

      Original Terms to Stated Maturity of the Mortgage Loans in Group VI

                            Number of      Aggregate Principal           % of
                            Mortgage       Balance Outstanding         Mortgage
Original Term                Loans          as of Cut-off Date           Loan
---------------------    -----------      ---------------------      ----------
301 Months or Greater           118       $         53,391,187        100.00 %
                         -----------      ---------------------      ----------
        Total                   118       $         53,391,187        100.00 %
                         ===========      =====================      ==========

Minimum Original Term to Stated Maturity (Mths):           360
Maximum Original Term to Stated Maturity (Mths):           480
Weighted Average Original Term to Stated Maturity (Mths):  374




      Remaining Terms to Stated Maturity of the Mortgage Loans in Group VI

                            Number of      Aggregate Principal           % of
                            Mortgage       Balance Outstanding         Mortgage
Stated Remaining Term        Loans          as of Cut-off Date           Loan
---------------------    -----------      ---------------------      ----------
300 - 359 Months                104       $         45,302,097           84.85 %
360 Months or Greater            14                  8,089,090           15.15
                         -----------      ---------------------      ----------
        Total                   118       $         53,391,187        100.00 %
                         ===========      =====================      ==========

Minimum Remaining Term to Stated Maturity (Mths):          355
Maximum Remaining Term to Stated Maturity (Mths):          480
Weighted Average Remaining Term to Stated Maturity (Mths): 372



                    Index of the Mortgage Loans in Group VI

                            Number of      Aggregate Principal           % of
                            Mortgage       Balance Outstanding         Mortgage
Index                        Loans          as of Cut-off Date           Loan
-----                    -----------      ---------------------      ----------
MTA                             118       $         53,391,187        100.00 %
                         -----------      ---------------------      ----------
        Total                   118       $         53,391,187        100.00 %
                         ===========      =====================      ==========



          Rate Adjustment Frequency of the Mortgage Loans in Group VI

                            Number of      Aggregate Principal           % of
Rate Adjustment             Mortgage       Balance Outstanding         Mortgage
Frequency                    Loans          as of Cut-off Date           Loan
---------------          -----------      ---------------------      ----------
1 Month                         118       $         53,391,187        100.00 %
                         -----------      ---------------------      ----------
        Total                   118       $         53,391,187        100.00 %
                         ===========      =====================      ==========

         Payment Adjustment Frequency of the Mortgage Loans in Group VI

                            Number of      Aggregate Principal           % of
Payment Adjustment          Mortgage       Balance Outstanding         Mortgage
Frequency                    Loans          as of Cut-off Date           Loan
------------------       -----------      ---------------------      ----------
1 Year                          118       $         53,391,187        100.00 %
                         -----------      ---------------------      ----------
        Total                   118       $         53,391,187        100.00 %
                         ===========      =====================      ==========



       Months to Next Rate Adjustment* of the Mortgage Loans in Group VI

                            Number of      Aggregate Principal           % of
Month to Next               Mortgage       Balance Outstanding         Mortgage
Rate Adjustment              Loans          as of Cut-off Date           Loan
---------------          -----------      ---------------------      ----------
1                               113       $         51,152,948           95.81 %
2                                 5                  2,238,238            4.19
                         -----------      ---------------------      ----------
        Total                   118       $         53,391,187          100.00 %
                         ===========      =====================      ==========
Weighted Average Next Rate Adjustment (Mths):            1

*Months to next rate adjustment is calculated by using next rate adjustment for loans that are fully indexed.



        Maximum Lifetime Mortgage Rate of the Mortgage Loans in Group VI

                            Number of      Aggregate Principal           % of
Maximum Mortgage            Mortgage       Balance Outstanding         Mortgage
Rate (%)                     Loans          as of Cut-off Date           Loan
----------------         -----------      ---------------------      ----------
9.751 - 10.000                  117       $         53,039,324           99.34 %
10.751 - 11.000                   1                    351,863            0.66
                         -----------      ---------------------      ----------
        Total                   118       $         53,391,187          100.00 %
                         ===========      =====================      ==========

Weighted Average Maximum Mortgage Rate:                  9.953%



              Periodic Rate Cap of the Mortgage Loans in Group VI

                            Number of      Aggregate Principal           % of
Periodic Rate               Mortgage       Balance Outstanding         Mortgage
Cap (%)                      Loans          as of Cut-off Date           Loan
-------------            -----------      ---------------------      ----------
NonCapped                       118       $         53,391,187          100.00 %
                         -----------      ---------------------      ----------
        Total                   118       $         53,391,187          100.00 %
                         ===========      =====================      ==========

Non-Zero Weighted Average Periodic Rate Cap:             NonCapped

               Initial Rate Cap of the Mortgage Loans in Group VI

                            Number of      Aggregate Principal           % of
                            Mortgage       Balance Outstanding         Mortgage
Initial Rate Cap (%)         Loans          as of Cut-off Date           Loan
--------------------     -----------      ---------------------      ----------
NonCapped                       118       $         53,391,187          100.00 %
                         -----------      ---------------------      ----------
        Total                   118       $         53,391,187          100.00 %
                         ===========      =====================      ==========

Non-Zero Weighted Average Initial Rate Cap:              NonCapped



                 Gross Margin of the Mortgage Loans in Group VI

                            Number of      Aggregate Principal           % of
                            Mortgage       Balance Outstanding         Mortgage
Gross Margin (%)             Loans          as of Cut-off Date           Loan
---------------          -----------      ---------------------      ----------
2.001 - 2.250                     1       $            140,000          0.26 %
2.251 - 2.500                     6                  3,208,956            6.01
2.501 - 2.750                    14                  9,742,120           18.25
2.751 - 3.000                    28                 11,703,565           21.92
3.001 or Greater                 69                 28,596,546           53.56
                         -----------      ---------------------      ----------
        Total                   118       $         53,391,187        100.00 %
                         ===========      =====================      ==========

Weighted Average Gross Margin:                           3.024%

                                    ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

      Except in certain limited circumstances, the offered certificates (other than the residual certificates), which are referred to as the global securities, will be available only in book-entry form. Investors in the global securities may hold interests in these global securities through any of DTC, Clearstream or Euroclear. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding interests in global securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between investors holding interests in global securities through Clearstream or Euroclear and investors holding interests in global securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear, in such capacity, and other DTC participants.

      Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the global securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the Depositor, the Master Servicer, the Securities Administrator nor the Trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

      Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

      The global securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

      Investors electing to hold interests in global securities through DTC participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold interests in global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Interests in global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through certificates in same-day funds.

      Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants and/or investors holding interests in global securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Transfers between DTC Seller and Clearstream or Euroclear Purchaser. When interests in global securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant for a purchaser, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or the Euroclear operator will instruct its respective depository to receive an interest in the global securities against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of an interest in the global securities. After this settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The credit of this interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed through DTC on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

      Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream participants or Euroclear participants will take on credit exposure to Clearstream or the Euroclear operator until interests in the global securities are credited to their accounts one day later.

      As an alternative, if Clearstream or the Euroclear operator has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream participants or Euroclear participants receiving interests in global securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, the investment income on the interest in the global securities earned during that one-day period would tend to offset the amount of these overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

      Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in global securities to the respective depository of Clearstream or Euroclear for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

      Finally, intra-day traders that use Clearstream participants or Euroclear participants to purchase interests in global securities from DTC participants or sellers settling through them for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

      o borrowing interests in global securities through Clearstream or Euroclear for one day, until the purchase side of the intra-day trade is reflected in the relevant Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

      o borrowing interests in global securities in the United States from a DTC participant no later than one day prior to settlement, which would give sufficient time for such interests to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

      o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

      Transfers between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which interests in global securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear operator through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to credit an interest in the global securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred through DTC in New York. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

      A beneficial owner who is an individual or corporation holding the global security on its own behalf of global securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that typically applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

each clearing system, bank or other institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner or a foreign corporation or foreign trust and the U.S. entity required to withhold tax complies with applicable certification requirements; and
the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

o Exemption for Non-U.S. Persons--Form W-8BEN. Beneficial holders of global securities that are Non-U.S. persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN, or Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. Non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

o Exemption for Non-U.S. persons with effectively connected income--Form W-8ECI. A Non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI, or Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

o Exemption for U.S. Persons--Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9, or Payer's Request for Taxpayer Identification Number and Certification.

      U.S. Federal Income Tax Reporting Procedure. The holder of a global security or, in the case of a Form W-8BEN or Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security--the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI generally are effective until the third succeeding calendar year from the date the form is signed. However, the W-8BEN and W-8ECI with a taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S. The term "U.S. person" means: a citizen or resident of the United States;

o a corporation, partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

o an estate that is subject to U.S. federal income tax regardless of the source of its income; or

o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

      If the information shown on Form W-8BEN or Form W-8ECI changes, a new Form W-8BEN or Form W-8ECI, as applicable, must be filed within 30 days of the change. Certain trusts not described in the final bullet of the preceding sentence in existence on August 20, 1996 that elect to be treated as a United States Person will also be a U.S. person. The term "Non-U.S. person" means any person who is not a U.S. person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

                  STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
                                    Depositor

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              MORTGAGE-BACKED NOTES

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YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS IN THE PROSPECTUS SUPPLEMENT.
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THE OFFERED SECURITIES

The depositor proposes to establish one or more trusts to issue and sell from time to time one or more classes of offered securities, which shall be mortgage pass-through certificates or mortgage-backed notes.

THE TRUST FUND

Each series of securities will be secured by a trust fund consisting primarily of a segregated pool of mortgage loans, including:

o mortgage loans secured by first and junior liens on the related mortgage property;

o  home equity revolving lines of credit;

o mortgage loans where the borrower has little or no equity in the related mortgaged property;

o  mortgage loans secured by one-to-four-family residential properties;

o mortgage loans secured by multifamily properties, commercial properties and mixed residential and commercial properties, provided that the concentration of these properties is less than 10% of the pool;

o manufactured housing conditional sales contracts and installment loan agreements or interests therein; and

o mortgage securities issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies or privately issued mortgage securities;

in each case acquired by the depositor from one or more affiliated or unaffiliated institutions.

CREDIT ENHANCEMENT

If so specified in the related prospectus supplement, the trust for a series of securities may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy or reserve fund, currency or interest rate exchange agreements or other type of credit enhancement, even if not specified herein. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of securities, by cross-collateralization or by overcollateralization.

The offered securities may be offered to the public through different methods as described in "Methods of Distribution" in this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED HEREBY OR DETERMINED THAT THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is December 20, 2004.

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                                TABLE OF CONTENTS

                                  Caption Page
-------                                                                    ----

INTRODUCTION .................................................................5
General ......................................................................5
THE MORTGAGE POOLS ...........................................................6
General ......................................................................6
The Mortgage Loans ...........................................................8
Underwriting Standards ......................................................12
Qualifications of Originators and Sellers ...................................14
Representations by Sellers ..................................................14
Optional Purchase of Defaulted Mortgage Loans ...............................17
SERVICING OF MORTGAGE LOANS .................................................17
General .....................................................................17
The Master Servicer .........................................................17
The Servicers ...............................................................17
Collection and Other Servicing Procedures; Mortgage
Loan Modifications ..........................................................18
Special Servicers ...........................................................20
Realization Upon or Sale of Defaulted Mortgage Loans ........................20
Servicing and Other Compensation and Payment of Expenses;
Retained Interest ...........................................................22
Evidence as to Compliance ...................................................24
DESCRIPTION OF THE SECURITIES ...............................................24
General .....................................................................24
Form of Securities ..........................................................26
Global Securities ...........................................................27
Exchangeable Securities .....................................................30
Assignment of Trust Fund Assets .............................................34
Distribution Account ........................................................37
Distributions ...............................................................40
Distributions of Interest and Principal on the Securities ...................41
Pre-Funding Account .........................................................42
Distributions on the Securities in Respect of Prepayment Premiums ...........42
Allocation of Losses and Shortfalls .........................................42
Advances ....................................................................42
Reports to Securityholders ..................................................43
DESCRIPTION OF CREDIT ENHANCEMENT ...........................................45
General .....................................................................45
Subordinate Securities ......................................................45
Cross-Collateralization .....................................................45
Overcollateralization .......................................................46
Financial Guaranty Insurance Policy .........................................46
Mortgage Pool Insurance Policies ............................................46
Letter of Credit ............................................................46
Special Hazard Insurance Policies ...........................................47
Reserve Funds ...............................................................47
Cash Flow Agreements ........................................................48
Maintenance of Credit Enhancement ...........................................48
Reduction or Substitution of Credit Enhancement .............................50
OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES .......................50
Swaps and Yield Supplement Agreements .......................................50
Purchase Obligations ........................................................51
DESCRIPTION OF PRIMARY MORTGAGE INSURANCE,
HAZARD INSURANCE; CLAIMS THEREUNDER .........................................52
General .....................................................................52
Primary Mortgage Insurance Policies .........................................52
Hazard Insurance Policies ...................................................53
FHA Mortgage Insurance ......................................................54
VA Mortgage Guaranty ........................................................55
THE DEPOSITOR ...............................................................55
THE AGREEMENTS ..............................................................56
General .....................................................................56
Certain Matters Regarding the Master Servicer and
the Depositor ...............................................................56
Events of Default and Rights Upon Event of Default ..........................57
Amendment ...................................................................60
Termination; Retirement of Securities .......................................62
The Securities Administrator ................................................63
Duties of Securities Administrator ..........................................63
Some Matters Regarding the Securities Administrator .........................63
Resignation and Removal of the Securities Administrator .....................63
The Trustee .................................................................63
Duties of the Trustee .......................................................64
Some Matters Regarding the Trustee ..........................................64
Resignation and Removal of the Trustee ......................................64
YIELD CONSIDERATIONS ........................................................64
MATURITY AND PREPAYMENT CONSIDERATIONS ......................................67
LEGAL ASPECTS OF MORTGAGE LOANS .............................................68
Mortgages ...................................................................68
Cooperative Mortgage Loans ..................................................69
Tax Aspects of Cooperative Ownership ........................................70
Leases and Rents ............................................................70
Contracts ...................................................................70
Foreclosure on Mortgages and Some Contracts .................................71
Foreclosure on Shares of Cooperatives .......................................73
Repossession with respect to Contracts ......................................74
Rights of Redemption ........................................................75
Anti-Deficiency Legislation and Other
Limitations on Lenders ......................................................76
Environmental Legislation ...................................................77
Consumer Protection Laws ....................................................78
Homeownership Act and Similar State Laws ....................................78
Additional Consumer Protections Laws with
Respect to Contracts ........................................................79
Enforceability of Certain Provisions ........................................79

Subordinate Financing .......................................................80
Installment Contracts .......................................................81
Applicability of Usury Laws .................................................81
Alternative Mortgage Instruments ............................................82
Formaldehyde Litigation with Respect to Contracts ...........................82
The Servicemembers Civil Relief Act .........................................83
Forfeitures in Drug and RICO Proceedings ....................................83
Junior Mortgages ............................................................83
Negative Amortization Loans .................................................84
FEDERAL INCOME TAX CONSEQUENCES .............................................85
General .....................................................................85
REMICS ......................................................................86
Notes ......................................................................100
Grantor Trust Funds ........................................................100
Taxation of Classes of Exchangeable Securities .............................108
Callable Classes ...........................................................110
Proposed Regulations on Tax Opinions .......................................110
STATE AND OTHER TAX CONSEQUENCES ...........................................111
ERISA CONSIDERATIONS .......................................................111
Underwriter Exemption ......................................................112
Other Exemptions ...........................................................115
ERISA Considerations Relating to Notes .....................................117
Exchangeable Securities and Callable Securities ............................118
Tax Exempt Investors .......................................................118
Consultation with Counsel ..................................................118
LEGAL INVESTMENT MATTERS ...................................................119
USE OF PROCEEDS ............................................................120
METHODS OF DISTRIBUTION ....................................................120
LEGAL MATTERS ..............................................................121
FINANCIAL INFORMATION ......................................................121
RATING .....................................................................121
AVAILABLE INFORMATION ......................................................121
REPORTS TO SECURITYHOLDERS .................................................122
INCORPORATION OF INFORMATION BY REFERENCE ..................................122
GLOSSARY ...................................................................123

                                  INTRODUCTION

         ALL CAPITALIZED TERMS IN THIS PROSPECTUS ARE DEFINED IN THE GLOSSARY AT THE END.

GENERAL

         The mortgage pass-through certificates or mortgage-backed notes offered by this prospectus and the related prospectus supplement will be offered from time to time in series. The securities of each series will consist of the offered securities of the series, together with any other mortgage pass-through certificates or mortgage-backed notes of the series.

         Each series of certificates will represent in the aggregate the entire beneficial ownership interest in, and each series of notes will represent indebtedness of, a trust fund to be established by the depositor. Each trust fund will consist primarily of a pool of mortgage loans or interests therein, which may include mortgage securities, acquired by the depositor from one or more affiliated or unaffiliated sellers. See "The Depositor" and "The Mortgage Pools." The mortgage loans may include sub-prime mortgage loans. The trust fund assets, may also include, if applicable, reinvestment income, reserve funds, cash accounts, swaps and other derivatives, and various forms of credit enhancement as described in this prospectus and will be held in trust for the benefit of the related securityholders pursuant to: (1) with respect to each series of certificates, a pooling and servicing agreement or other agreement, or
(2) with respect to each series of notes, an indenture, in each case as more fully described in this prospectus and in the related prospectus supplement. Information regarding the offered securities of a series, and the general characteristics of the mortgage loans and other trust fund assets in the related trust fund, will be set forth in the related prospectus supplement.

         Each series of securities will include one or more classes. Each class of securities of any series will represent the right, which right may be senior or subordinate to the rights of one or more of the other classes of the securities, to receive a specified portion of payments of principal or interest or both on the mortgage loans and the other trust fund assets in the related trust fund in the manner described in this prospectus under "Description of the Securities" and in the related prospectus supplement. A series may include one or more classes of securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. A series may include two or more classes of securities which differ as to the timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both.

         The depositor's only obligations with respect to a series of securities will be pursuant to representations and warranties made by the depositor, except as provided in the related prospectus supplement. The master servicer and each principal servicer for any series of securities will be named in the related prospectus supplement. The principal obligations of the master servicer will be pursuant to its contractual servicing obligations, which include its limited obligation to make advances in the event of delinquencies in payments on the related mortgage loans if the servicer of a mortgage loan fails to make such advance. See "Description of the Securities."

         If so specified in the related prospectus supplement, the trust fund for a series of securities may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, reserve fund, currency or interest rate exchange agreements or any other type of credit enhancement specified in the related prospectus supplement, even if not specified herein. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of securities, by cross-collateralization or by overcollateralization. See "Description of Credit Enhancement."

         The rate of payment of principal of each class of securities entitled to a portion of principal payments on the mortgage loans in the related mortgage pool and the trust fund assets will depend on the priority of payment of the class and the rate and timing of principal payments on the mortgage loans and other trust fund assets, including by reason of prepayments, defaults, liquidations and repurchases of mortgage loans. A rate of principal payments lower or faster than that anticipated may affect the yield on a class of securities in the manner described in this prospectus and in the related prospectus supplement. See "Yield Considerations."

         With respect to each series of securities, one or more separate elections may be made to treat the related trust fund or a designated portion thereof as a REMIC for federal income tax purposes. If applicable, the prospectus supplement for a series of securities will specify which class or classes of the securities will be considered to be regular interests in the related REMIC and which class of securities or other interests will be designated as the residual interest in the related REMIC. See "Federal Income Tax Consequences" in this prospectus.

         The offered securities may be offered through one or more different methods, including offerings through underwriters, as more fully described under "Methods of Distribution" and in the related prospectus supplement.

         There will be no secondary market for the offered securities of any series prior to the offering thereof. There can be no assurance that a secondary market for any of the offered securities will develop or, if it does develop, that it will continue. The offered securities will not be listed on any securities exchange, unless so specified in the related prospectus supplement.

                               THE MORTGAGE POOLS

GENERAL

         Each mortgage pool will consist primarily of mortgage loans, minus any interest retained by the depositor or any affiliate of the depositor. The mortgage loans may consist of single family loans, multifamily loans, commercial loans, mixed-use loans and Contracts, each as described below.

         The single family loans will be evidenced by mortgage notes and secured by mortgages that, in each case, create a first or junior lien on the related mortgagor's fee or leasehold interest in the related mortgaged property. The related mortgaged property for a single family loan may be owner-occupied or may be a vacation, second or non-owner-occupied home.

         If specified in the related prospectus supplement relating to a series of securities, the single family loans may include cooperative apartment loans evidenced by a mortgage note secured by security interests in the related mortgaged property including shares issued by cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

         The multifamily loans will be evidenced by mortgage notes and secured by mortgages that create a first or junior lien on residential properties consisting of five or more dwelling units in high-rise, mid- rise or garden apartment structures or projects.

         The commercial loans will be evidenced by mortgage notes and secured mortgages that create a first or junior lien on commercial properties including office building, retail building and a variety of other commercial properties as may be described in the related prospectus supplement.

         The mixed-use loans will be evidenced by mortgage loans and secured by mortgages that create a first or junior lien on properties consisting of mixed residential and commercial structures.

         The aggregate concentration by original principal balance of commercial, multifamily and mixed-use loans in any mortgage pool will be less than 10% of the original principal balance of the mortgage pool.

         Mortgaged properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico.

         The mortgage loans will not be guaranteed or insured by the depositor or any of its affiliates. However, if so specified in the related prospectus supplement, mortgage loans may be insured by the FHA or guaranteed by the VA. See "Description of Primary Insurance Policies--FHA Insurance" and "--VA Mortgage Guaranty."

         A mortgage pool may include mortgage loans that are delinquent as of the date the related series of securities is issued. In that case, the related prospectus supplement will set forth, as to each mortgage loan, available information as to the period of delinquency and any other information relevant for a prospective investor to make an investment decision. No mortgage loan in a mortgage pool shall be non-performing. Mortgage loans which are more than 30 days delinquent included in any mortgage pool will have delinquency data relating to them included in the related prospectus supplement. No mortgage pool will include a concentration of mortgage loans which is more than 30 days delinquent of 20% or more.

         A mortgage pool may contain more than one mortgage loan made to the same borrower with respect to a single mortgaged property, and may contain multiple mortgage loans made to the same borrower on several mortgaged properties.

         The mortgage loans may include "sub-prime" mortgage loans. "Sub-prime" mortgage loans will be underwritten in accordance with underwriting standards which are less stringent than guidelines for "A" quality borrowers. Mortgagors may have a record of outstanding judgments, prior bankruptcies and other credit items that do not satisfy the guidelines for "A" quality borrowers. They may have had past debts written off by past lenders.

         A mortgage pool may include mortgage loans that do not meet the purchase requirements of Fannie Mae and Freddie Mac. These mortgage loans are known as nonconforming loans. The mortgage loans may be nonconforming because they exceed the maximum principal balance of mortgage loans purchased by Fannie Mae and Freddie Mac, known as jumbo loans, because the mortgage loan may have been originated with limited or no documentation, because they are sub-prime mortgage loans, or because of some other failure to meet the purchase criteria of Fannie Mae and Freddie Mac. The related prospectus supplement will detail to what extent the mortgage loans are nonconforming mortgage loans.

         Each mortgage loan will be selected by the depositor or its affiliates for inclusion in a mortgage pool from among those purchased by the depositor, either directly or through its affiliates, from Unaffiliated Sellers or Affiliated Sellers. If a mortgage pool is composed of mortgage loans acquired by the depositor directly from Unaffiliated Sellers, the related prospectus supplement will specify the extent of mortgage loans so acquired. The characteristics of the mortgage loans will be as described in the related prospectus supplement. Other mortgage loans available for purchase by the depositor may have characteristics which would make them eligible for inclusion in a mortgage pool but were not selected for inclusion in the mortgage pool.

         The mortgage loans may be delivered to the trust fund pursuant to a Designated Seller Transaction, concurrently with the issuance of the related series of securities. These securities may be sold in whole or in part to the Seller in exchange for the related mortgage loans, or may be offered under any of the other methods described in this prospectus under "Methods of Distribution." The related prospectus supplement for a mortgage pool composed of mortgage loans acquired by the depositor pursuant to a Designated Seller Transaction will generally include information, provided by the related Seller, about the Seller, the mortgage loans and the underwriting standards applicable to the mortgage loans.

         If specified in the related prospectus supplement, the trust fund for a series of securities may include participations in mortgage loans or mortgage securities, as described in this prospectus. The mortgage securities may have been issued previously by the depositor or an affiliate thereof, a financial institution or other entity engaged generally in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing mortgage loans into trusts, and selling beneficial interests in trusts. In addition the mortgage securities may have been issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies, as specified in the related prospectus supplement. The mortgage securities will be generally similar to securities offered under this prospectus. However, any mortgage securities included in a trust fund will (1) either have been (a) previously registered under the Securities Act, or (b) eligible for sale under Rule 144(k) under the Exchange Act; and (2) be acquired in bona fide secondary market transactions. As to any series of mortgage securities, the related prospectus supplement will include a description of (1) the mortgage securities and any related credit enhancement, and (2) the mortgage loans underlying the mortgage securities.

         In addition, if specified in the related prospectus supplement United States Treasury securities and other securities issued by the U.S. Government, any of its agencies or other issuers established by federal statute may be included in the trust fund. Such securities will be backed by the full faith and credit of the United States or will represent the obligations of the U.S. Government or such agency or such other issuer or obligations payable from the proceeds of U.S. Government Securities, as specified in the related prospectus supplement.


THE MORTGAGE LOANS

         Each of the mortgage loans will be a type of mortgage loan described or referred to below, with any variations described in the related prospectus supplement:

         o Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of not more than approximately 15 years;

         o Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of more than 15 years, but not more than approximately 30 years;

         o Fully-amortizing ARM Loans having an original or modified term to maturity of not more than approximately 30 years with a related mortgage rate which generally adjusts initially either three months, six months or one, two, three, five, seven or ten years or other intervals subsequent to the initial payment date, and thereafter at either three- month, six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of the related Note Margin and the Note Index. The related prospectus supplement will set forth the relevant Index and the highest, lowest and weighted average Note Margin with respect to the ARM Loans in the related mortgage pool. The related prospectus supplement will also indicate any periodic or lifetime limitations on changes in any per annum mortgage rate at the time of any adjustment. If specified in the related prospectus supplement, an ARM Loan may include a provision that allows the mortgagor to convert the adjustable mortgage rate to a fixed rate at some point during the term of the ARM Loan generally not later than six to ten years subsequent to the initial payment date;

         o Negatively-amortizing ARM Loans having original or modified terms to maturity of not more than approximately 30 years with mortgage rates which generally adjust initially on the payment date referred to in the related prospectus supplement, and on each of specified periodic payment dates thereafter, to equal the sum of the Note Margin and the Index. The scheduled monthly payment will be adjusted as and when described in the related prospectus supplement to an amount that would fully amortize the mortgage loan over its remaining term on a level debt service basis; provided that increases in the scheduled monthly payment may be subject to limitations as specified in the related prospectus supplement. Any Deferred Interest will be added to the principal balance of the mortgage loan;

         o Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 15 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to amortize the mortgage loan over the remainder of its approximately 15-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

         o Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 30 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to fully amortize the mortgage loan over the remainder of its approximately 30-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

         o Balloon loans having payment terms similar to those described in one of the preceding paragraphs, calculated on the basis of an assumed amortization term, but providing for a balloon payment of all outstanding principal and interest to be made at the end of a specified term that is shorter than the assumed amortization term;

         o Mortgage loans that provide for a line of credit pursuant to which amounts may be advanced to the borrower from time to time;

         o Mortgage loans that require that each monthly payment consist of an installment of interest which is calculated according to the simple interest method. This method calculates interest using the outstanding principal balance of the mortgage loan multiplied by the loan rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on the mortgage loan. As payments are received on simple interest mortgage loans, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance of the mortgage loan;

         o Mortgage loans which provide for an interest only period and do not provide for the payment of principal for the number of years specified in the related prospectus supplement; or

         o Another type of mortgage loan described in the related prospectus supplement.

         The mortgage pool may contain mortgage loans secured by junior liens. The related senior lien, which may have been made at the same time as the first lien, may or may not be included in the mortgage pool as well. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan secured by a junior lien. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if the proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer or a servicer were to foreclose on a mortgage loan secured by a junior lien, it would do so subject to any related senior liens. In order for the debt related to the mortgage loan to be paid in full at the sale, a bidder at the foreclosure sale of the mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior liens or purchase the mortgaged property subject to the senior liens. In the event that the proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities of the related series bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is sought and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in some jurisdictions or the mortgage loan may be nonrecourse. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

         A mortgage loan may require payment of a prepayment charge or penalty, the terms of which will be more fully described in the prospectus supplement. Prepayment penalties may apply if the borrower makes a substantial prepayment, or may apply only if the borrower refinances the mortgage loans. A multifamily, commercial or mixed-use loan may also contain a prohibition on prepayment or lock-out period.

         A multifamily, commercial or mixed-use loan may contain a provision that entitles the lender to a share of profits realized from the operation or disposition of the related mortgaged property. If the holders of any class or classes of offered securities of a series will be entitled to all or a portion of this type of equity participation, the related prospectus supplement will describe the equity participation and the method or methods by which distributions in respect thereof will be made to such holders.

         The mortgage loans may be "equity refinance" mortgage loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining proceeds may be retained by the mortgagor or used for purposes unrelated to the mortgaged property. Alternatively, the mortgage loans may be "rate and term refinance" mortgage loans, as to which substantially all of the proceeds (net of related costs incurred by the mortgagor) are used to refinance an existing mortgage loan or loans (which may include a junior lien) primarily in order to change the interest rate or other terms thereof. The mortgage loans may be mortgage loans which have been consolidated and/or have had various terms changed, mortgage loans which have been converted from adjustable rate mortgage loans to fixed rate mortgage loans, or construction loans which have been converted to permanent mortgage loans. In addition, a mortgaged property may be subject to secondary financing at the time of origination of the mortgage loan or thereafter. In addition, some or all of the single family loans secured by junior liens may be High LTV Loans.

         If provided for in the related prospectus supplement, a mortgage pool may contain convertible mortgage loans which allow the mortgagors to convert the interest rates on these mortgage loans from a fixed rate to an adjustable rate, or an adjustable rate to a fixed rate, at some point during the life of these mortgage loans. In addition, if provided for in the related prospectus supplement, a mortgage pool may contain mortgage loans which may provide for modification to other fixed rate or adjustable rate programs offered by the Seller. If specified in the related prospectus supplement, upon any conversion or modification, the depositor, the related master servicer, the related servicer, the applicable Seller or a third party will repurchase the converted or modified mortgage loan as and to the extent set forth in the related prospectus supplement. Upon the failure of any party so obligated to repurchase any converted or modified mortgage loan, it will remain in the mortgage pool.

         If provided for in the related prospectus supplement, the mortgage loans may include buydown mortgage loans. Under the terms of a buydown mortgage loan, the monthly payments made by the mortgagor during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan. The resulting difference will be made up from:

         o funds contributed by the seller of the mortgaged property or another source and placed in a custodial account,

         o if funds contributed by the seller are contributed on a present value basis, investment earnings on these funds, or

         o additional funds to be contributed over time by the mortgagor's employer or another source.

See "Description of the Securities--Payments on Mortgage Loans; Deposits to Distribution Account."

         Generally, the mortgagor under each buydown mortgage loan will be qualified at the applicable lower monthly payment. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the mortgagor to make larger level monthly payments after the Buydown Funds have been depleted and, for some buydown mortgage loans, during the Buydown Period.

         The prospectus supplement for each series of securities will contain information, to the extent known or reasonably ascertainable, as to the loss and delinquency experience of the Seller and/or the master servicer (if the master servicer is directly servicing the mortgage loans) and/or one or more of the servicers, with respect to mortgage loans similar to those included in the trust fund. Information generally will be provided when the Seller and/or master servicer (if the master servicer is directly servicing the mortgage loans) and/or a servicer (in the case of servicers directly servicing mortgage loans in a trust fund in excess of 10% of the total) have a seasoned portfolio of mortgage loans similar to those included in the trust.

         The prospectus supplement for each series of securities will contain information as to the type of mortgage loans that will be included in the related mortgage pool. Each prospectus supplement applicable to a series of securities will include information, generally as of the cut-off date and to the extent then available to the depositor, on an approximate basis, as to the following:

         o  the aggregate principal balance of the mortgage loans,

         o  the type of property securing the mortgage loans,

         o  the original or modified terms to maturity of the mortgage loans,

         o the range of principal balances of the mortgage loans at origination or modification,

         o the earliest origination or modification date and latest maturity date of the mortgage loans,

         o  the Loan-to-Value Ratios of the mortgage loans,

         o the mortgage rate or range of mortgage rates borne by the mortgage loans,

         o if any of the mortgage loans are ARM Loans, the applicable Index, the range of Note Margins and the weighted average Note Margin,

         o  the geographical distribution of the mortgage loans,

         o  the percentage of buydown mortgage loans, if applicable, and

         o the percent of ARM Loans which are convertible to fixed-rate mortgage loans, if applicable.

A Current Report on Form 8-K will be available upon request to holders of the related series of securities and will be filed, together with the related pooling and servicing agreement, with respect to each series of certificates, or the related servicing agreement, owner trust agreement and indenture, with respect to each series of notes, with the Commission within fifteen days after the initial issuance of the securities. In the event that mortgage loans are added to or deleted from the trust fund after the date of the related prospectus supplement, the addition or deletion will be noted in the Current Report on Form 8-K. In no event, however, will more than 5% (by principal balance at the cut-off date) of the mortgage loans or mortgage securities deviate from the characteristics of the mortgage loans or mortgage securities set forth in the related prospectus supplement.

         The depositor will cause the mortgage loans included in each mortgage pool, or mortgage securities evidencing interests therein, to be assigned, without recourse, to the trustee named in the related prospectus supplement, for the benefit of the holders of the securities of a series. Except to the extent that servicing of any mortgage loan is to be transferred to a special servicer, the master servicer named in the related prospectus supplement will service the mortgage loans, directly or through servicers, pursuant to a pooling and servicing agreement, with respect to each series of certificates, or a servicing agreement, with respect to each series of notes, and will receive a fee for these services. See "Servicing of Mortgage Loans," "Description of the Securities" and "The Agreements." The master servicer's obligations with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement or servicing agreement (including its obligation to supervise, monitor and oversee the obligations of the servicers to service and administer their respective mortgage loans in accordance with the terms of the applicable servicing agreements), as more fully described in this prospectus under "Servicing of Mortgage Loans--Servicers," and, if and to the extent set forth in the related prospectus supplement, its obligation to make cash advances in the event of delinquencies in payments on or with respect to the mortgage loans as described in this prospectus under "Description of the Securities--Advances") or pursuant to the terms of any mortgage securities. The obligations of a master servicer to make advances may be subject to limitations, to the extent this prospectus and the related prospectus supplement so provides.

UNDERWRITING STANDARDS

         Mortgage loans to be included in a mortgage pool will be purchased on the closing date by the depositor either directly or indirectly from Affiliated Sellers or Unaffiliated Sellers. The depositor will acquire mortgage loans utilizing re-underwriting criteria which it believes are appropriate, depending to some extent on the depositor's or its affiliates' prior experience with the Seller and the servicer, as well as the depositor's prior experience with a particular type of mortgage loan or with mortgage loans relating to mortgaged properties in a particular geographical region. A standard approach to re-underwriting is to compare loan file information and information that is represented to the depositor on a tape with respect to a percentage of the mortgage loans the depositor deems appropriate in the circumstances. The depositor will not undertake any independent investigations of the creditworthiness of particular obligors.

         The mortgage loans, as well as mortgage loans underlying mortgage securities, unless otherwise disclosed in the related prospectus supplement, will have been originated in accordance with underwriting standards described below.

         The underwriting standards to be used in originating the mortgage loans are primarily intended to assess the creditworthiness of the mortgagor, the value of the mortgaged property and the adequacy of the property as collateral for the mortgage loan.

         The primary considerations in underwriting a mortgage loan are the mortgagor's employment stability and whether the mortgagor has sufficient monthly income available (1) to meet the mortgagor's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the home (including property taxes and hazard insurance) and (2) to meet monthly housing expenses and other financial obligations and monthly living expenses. However, the Loan-to-Value Ratio of the mortgage loan is another critical factor. In addition, a mortgagor's credit history and repayment ability, as well as the type and use of the mortgaged property, are also considerations.

         High LTV Loans are underwritten with an emphasis on the creditworthiness of the related mortgagor. High LTV Loans are underwritten with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property.

         In the case of the multifamily loans, commercial loans or mixed-use loans, lenders typically look to the debt service coverage ratio of a loan as an important measure of the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the debt service coverage ratio of a multifamily loan, commercial loan or mixed-use loan at any given time is the ratio of (1) the net operating income of the related mortgaged property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the related mortgage. The net operating income of a mortgaged property is the total operating revenues derived from a multifamily, commercial or mixed-use property, as applicable, during that period, minus the total operating expenses incurred in respect of that property during that period other than (a) non-cash items such as depreciation and amortization, (b) capital expenditures and (c) debt service on loans (including the related mortgage loan) secured by liens on that property. The net operating income of a multifamily, commercial or mixed-use property, as applicable, will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a multifamily, commercial or mixed-use property, as applicable, rental income (and maintenance payments from tenant-stockholders of a cooperatively owned multifamily property) may be affected by the condition of the applicable real estate market and/or area economy. Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a multifamily, commercial or mixed-use loan. Lenders also look to the Loan-to-Value Ratio of a multifamily, commercial or mixed-use loan as a measure of risk of loss if a property must be liquidated following a default.

         Each prospective mortgagor will generally complete a mortgage loan application that includes information on the applicant's liabilities, income, credit history, employment history and personal information. One or more credit reports on each applicant from national credit reporting companies generally will be required. The report typically contains information relating to credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, or judgments. In the case of a multifamily loan, commercial loan or mixed-use loan, the mortgagor will also be required to provide certain information regarding the related mortgaged property, including a current rent roll and operating income statements (which may be pro forma and unaudited). In addition, the originator will generally also consider the location of the mortgaged property, the availability of competitive lease space and rental income of comparable properties in the relevant market area, the overall economy and demographic features of the geographic area and the mortgagor's prior experience in owning and operating properties similar to the multifamily properties or commercial properties, as the case may be.


         Mortgaged properties generally will be appraised by licensed appraisers or through an automated valuation system. A licensed appraiser will generally address neighborhood conditions, site and zoning status and condition and valuation of improvements. In the case of mortgaged properties secured by single family loans, the appraisal report will generally include a reproduction cost analysis (when appropriate) based on the current cost of constructing a similar home and a market value analysis based on recent sales of comparable homes in the area. With respect to multifamily properties, commercial properties and mixed-use properties, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a property's projected net cash flow, capitalization and other operational information in determining the property's value. The market approach to value analyzes the prices paid for the purchase of similar properties in the property's area, with adjustments made for variations between those other properties and the property being appraised. The cost approach to value requires the appraiser to make an estimate of land value and then determine the current cost of reproducing the improvements less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must support, and support in the future, the outstanding loan balance. All appraisals by licensed appraisers are required to be on forms acceptable to Fannie Mae or Freddie Mac. Automated valuation systems generally rely on publicly available information regarding property values and will be described more fully in the related prospectus supplement. An appraisal for purposes of determining the Value of a mortgaged property may include an automated valuation.

         Notwithstanding the foregoing, Loan-to-Value Ratios will not necessarily provide an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of securities may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Mortgage loans which are subject to negative amortization will have Loan-to-Value Ratios which will increase after origination as a result of negative amortization. Also, even when current, an appraisal is not necessarily a reliable estimate of value for a multifamily property or commercial property. As stated above, appraised values of multifamily, commercial and mixed-use properties are generally based on the market analysis, the cost analysis, the income analysis, or upon a selection from or interpolation of the values derived from those approaches. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expenses and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

         If so specified in the related prospectus supplement, the underwriting of a multifamily loan, commercial loan or mixed-use loan may also include environmental testing. Under the laws of some states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, this type of lien has priority over an existing mortgage lien on that property. In addition, under the laws of some states and under CERCLA, a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage as described under "Legal Aspects of Mortgage Loans--Environmental Legislation" in this prospectus.

         With respect to any FHA loan or VA loans the mortgage loan Seller will be required to represent that it has complied with the applicable underwriting policies of the FHA or VA, respectively. See "Description of Primary Insurance Policies--FHA Insurance" and "--VA Insurance" in this prospectus.

QUALIFICATIONS OF ORIGINATORS AND SELLERS

         Each mortgage loan generally will be originated, directly or through mortgage brokers and correspondents, by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the Housing Act, unless otherwise provided in the related prospectus supplement.

REPRESENTATIONS BY SELLERS

         Each Seller will have made representations and warranties in respect of the mortgage loans and/or mortgage securities sold by the Seller and evidenced by a series of securities. In the case of mortgage loans, representations and warranties will generally include, among other things, that as to each mortgage loan:

         o with respect to each mortgage loan other than a Contract or a cooperative mortgage loan, if required, (A) a title insurance policy, binder, or other assurance of title customary in the relevant jurisdiction insuring (subject only to permissible title insurance exceptions) the lien status of the mortgage was effective at the origination of the mortgage loan and the policy remained in effect on the date of purchase of the mortgage loan from the Seller by the depositor, (B) if the mortgaged property securing the mortgage loan is located in an area where these policies are generally not available, there is in the related mortgage file an attorney's certificate of title indicating (subject to permissible exceptions set forth therein) the lien status of the mortgage or (C) with respect to a mortgage loan which is a refinanced mortgage loan, a title search was done by the Seller or some other type of "short-form" title insurance was obtained;

         o the Seller has good title to the mortgage loan and the mortgage loan was subject to no offsets, defenses or counterclaims except as may be provided under the Relief Act and except to the extent that any buydown agreement exists for a buydown mortgage loan;

         o there are no mechanics' liens or claims for work, labor or material affecting the related mortgaged property which are, or may be a lien prior to, or equal with, the lien of the related mortgage (subject only to permissible title insurance exceptions);

         o the mortgage loan constituted a valid first or other applicable lien on, or a perfected security interest with respect to, the mortgaged property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and the related mortgaged property is free from damage and in good repair;

         o there are no delinquent tax or assessment liens against the related mortgaged property;

         o the mortgage loan is not more than 90 days delinquent as to any scheduled payment of principal and/or interest; and

         o to the best of the Seller's knowledge, each mortgage loan at the time it was made complied in all material respects with applicable federal, state and local laws, including, without limitation, usury, equal credit opportunity, disclosure and recording laws; and, to the best of the Seller's knowledge, each mortgage loan has been serviced in all material respects in accordance with applicable federal, state and local laws, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and the terms of the related mortgage note, the mortgage and other loan documents.

If the mortgage loans include cooperative mortgage loans, representations and warranties with respect to title insurance or hazard insurance may not be given. Generally, the cooperative itself is responsible for the maintenance of hazard insurance for property owned by the cooperative, and the borrowers (tenant-stockholders) of the cooperative do not maintain hazard insurance on their individual dwelling units. In the case of mortgage securities, representations and warranties will generally include, among other things, that as to each mortgage security, the Seller has good title to the mortgage security free of any liens. In the event of a breach of a Seller's representation or warranty that materially adversely affects the interests of the securityholders in a mortgage loan or mortgage security, the related Seller will be obligated to cure the breach or repurchase or, if permitted, replace the mortgage loan or mortgage security as described below. However, there can be no assurance that a Seller will honor its obligation to repurchase or, if permitted, replace any mortgage loan or mortgage security as to which a breach of a representation or warranty arises.

         All of the representations and warranties of a Seller in respect of a mortgage loan or mortgage security will have been made as of the date on which the mortgage loan or mortgage security was purchased from the Seller by or on behalf of the depositor, unless a specific representation or warranty relates to an earlier date, in which case such representation or warranty shall be made as of such earlier date. As a result, the date as of which the representations and warranties were made may be a date prior to the date of initial issuance of the related series of securities or, in the case of a Designated Seller Transaction, will be the date of closing of the related sale by the applicable Seller. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of securities. Accordingly, the Seller's repurchase obligation (or, if specified in the related prospectus supplement, limited replacement option) described below will not arise if, during the period commencing on the date of sale of a mortgage loan or mortgage security by the Seller, an event occurs that would have given rise to a repurchase obligation had the event occurred prior to sale of the affected mortgage loan or mortgage security, as the case may be. The only representations and warranties to be made for the benefit of holders of securities in respect of any related mortgage loan or mortgage security relating to the period commencing on the date of sale of the mortgage loan or mortgage security by the Seller to or on behalf of the depositor will be the limited corporate representations of the depositor and the master servicer described under "Description of the Securities--Assignment of Trust Fund Assets" below.

         The depositor will assign to the trustee for the benefit of the holders of the related series of securities all of its right, title and interest in each purchase agreement by which it purchased a mortgage loan or mortgage security from a Seller insofar as the purchase agreement relates to the representations and warranties made by the Seller in respect of the mortgage loan or mortgage security and any remedies provided for with respect to any breach of representations and warranties with respect to the mortgage loan or mortgage security. If a Seller cannot cure a breach of any representation or warranty made by it in respect of a mortgage loan or mortgage security which materially and adversely affects the interests of the securityholders therein within a specified period after having discovered or received notice of a breach, then, the Seller will be obligated to repurchase the mortgage loan or mortgage security at a purchase price set forth in the related pooling and servicing agreement or other agreement which purchase price generally will be equal to the principal balance thereof as of the date of repurchase plus accrued and unpaid interest through or about the date of repurchase at the related mortgage rate or pass-through rate, as applicable (net of any portion of this interest payable to the Seller in respect of master servicing compensation, special servicing compensation or servicing compensation, as applicable, and any interest retained by the depositor).

         As to any mortgage loan required to be repurchased by a Seller as provided above, rather than repurchase the mortgage loan, the Seller, if so specified in the related prospectus supplement, will be entitled, at its sole option, to remove the Deleted Mortgage Loan from the trust fund and substitute in its place a Qualified Substitute Mortgage Loan; however, with respect to a series of certificates for which no REMIC election is to be made, the substitution must be effected within 120 days of the date of the initial issuance of the related series of certificates. With respect to a trust fund for which a REMIC election is to be made, the substitution of a defective mortgage loan must be effected within two years of the date of the initial issuance of the related series of certificates, and may not be made if the substitution would cause the trust fund, or any portion thereof, to fail to qualify as a REMIC or result in a Prohibited Transaction Tax under the Code. Any Qualified Substitute Mortgage Loan generally will, on the date of substitution:

         o have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited in the Distribution Account by the related Seller or the master servicer in the month of substitution for distribution to the securityholders),

         o have a mortgage rate and a Net Mortgage Rate not less than (and not materially greater than) the mortgage rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution,

         o have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution,

         o have a remaining term to maturity not materially earlier or later than (and not later than the latest maturity date of any mortgage loan) that of the Deleted Mortgage Loan, and

         o comply with all of the representations and warranties made by the Seller as of the date of substitution.

The related mortgage loan purchase agreement may include additional requirements relating to ARM Loans or other specific types of mortgage loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously. A Seller will have an option to substitute for a mortgage security that it is obligated to repurchase in connection with a breach of a representation and warranty only if it satisfies the criteria set forth in the related prospectus supplement.

         The master servicer or the trustee will be required under the applicable pooling and servicing agreement or servicing agreement to use reasonable efforts to enforce this repurchase or substitution obligation for the benefit of the trustee and the securityholders, following those practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities; provided, however, that this repurchase or substitution obligation will not become an obligation of the master servicer in the event the applicable Seller fails to honor the obligation. In instances where a Seller is unable, or disputes its obligation, to repurchase affected mortgage loans and/or mortgage securities, the master servicer or the trustee, employing the standards set forth in the preceding sentence, may negotiate and enter into one or more settlement agreements with the related Seller that could provide for the repurchase of only a portion of the affected mortgage loans and/or mortgage securities. Any settlement could lead to losses on the mortgage loans and/or mortgage securities which would be borne by the related securities. In accordance with the above described practices, the master servicer or trustee will not be required to enforce any repurchase obligation of a Seller arising from any misrepresentation by the Seller, if the master servicer determines in the reasonable exercise of its business judgment that the matters related to the misrepresentation did not directly cause or are not likely to directly cause a loss on the related mortgage loan or mortgage security. If the Seller fails to repurchase and no breach of any other party's representations has occurred, the Seller's repurchase obligation will not become an obligation of the depositor or any other party. In the case of a Designated Seller Transaction where the Seller fails to repurchase a mortgage loan or mortgage security and neither the depositor nor any other entity has assumed the representations and warranties, the repurchase obligation of the Seller will not become an obligation of the depositor or any other party. The foregoing obligations will constitute the sole remedies available to securityholders or the trustee for a breach of any representation by a Seller or for any other event giving rise to the obligations as described above.

         Neither the depositor nor the master servicer will be obligated to repurchase a mortgage loan or mortgage security if a Seller defaults on its obligation to do so, and no assurance can be given that the Sellers will carry out their repurchase obligations. A default by a Seller is not a default by the depositor or by the master servicer. However, to the extent that a breach of the representations and warranties of a Seller also constitutes a breach of a representation made by the depositor or the master servicer, as described below under "Description of the Securities--Assignment of Trust Fund Assets," the depositor or the master servicer may have a repurchase or substitution obligation. Any mortgage loan or mortgage security not so repurchased or substituted for shall remain in the related trust fund and any losses related thereto shall be allocated to the related credit enhancement, to the extent available, and otherwise to one or more classes of the related series of securities.

         If a person other than a Seller makes the representations and warranties referred to in the first paragraph of this "--Representations by Sellers" section, or a person other than a Seller is responsible for repurchasing or replacing any mortgage loan or mortgage security for a breach of those representations and warranties, the identity of that person will be specified in the related prospectus supplement.

OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS

         If the related prospectus supplement so specifies, the master servicer or another entity identified in such prospectus supplement may, at its option, purchase from the trust fund any mortgage loan which is delinquent in payment by 90 days or more or is an REO Mortgage Loan as the date of such purchase. Any such purchase shall be at the price described in the related prospectus supplement.


                           SERVICING OF MORTGAGE LOANS

GENERAL

         The mortgage loans and mortgage securities included in each mortgage pool will be serviced and administered pursuant to either a pooling and servicing agreement or a servicing agreement. A form of pooling and servicing agreement and a form of servicing agreement have each been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement or servicing agreement will vary depending upon the nature of the related mortgage pool. The following summaries describe the material servicing-related provisions that may appear in a pooling and servicing agreement or servicing agreement for a mortgage pool that includes mortgage loans. The related prospectus supplement will describe any servicing-related provision of its related pooling and servicing agreement or servicing agreement that materially differs from the description thereof contained in this prospectus. If the related mortgage pool includes mortgage securities, the related prospectus supplement will summarize the material provisions of the related pooling and servicing agreement and identify the responsibilities of the parties to that pooling and servicing agreement.

         With respect to any series of securities as to which the related mortgage pool includes mortgage securities, the servicing and administration of the mortgage loans underlying any mortgage securities will be pursuant to the terms of those mortgage securities. Mortgage loans underlying mortgage securities in a mortgage pool will be serviced and administered generally in the same manner as mortgage loans included in a mortgage pool, however, there can be no assurance that this will be the case, particularly if the mortgage securities are issued by an entity other than the depositor or any of its affiliates.

THE MASTER SERVICER

         The master servicer, if any, for a series of securities will be named in the related prospectus supplement and may be an affiliate of the depositor. The master servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the master servicer in connection with its activities under a pooling and servicing agreement or a servicing agreement.

         The master servicer shall supervise, monitor and oversee the obligation of the servicers to service and administer their respective mortgage loans in accordance with the terms of the applicable servicing agreements and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In addition, the Master Servicer shall oversee and consult with each servicer as necessary from time-to-time to carry out the master servicer's obligations under the pooling and servicing agreement or servicing agreement, shall receive, review and evaluate all reports, information and other data provided to the master servicer by each servicer and shall cause each servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such servicer under its applicable servicing agreement. Each pooling and servicing agreement or servicing agreement, as applicable, for a series of securities, will provide that in the event a servicer fails to perform its obligations in accordance with its servicing agreement, the master servicer shall terminate such servicer and act as servicer of the related mortgage loans or cause the trustee to enter into a new servicing agreement with a successor servicer selected by the master servicer.

THE SERVICERS

         Each of the servicers, if any, for a series of securities will be named in the related prospectus supplement and may be an affiliate of the depositor or the Seller of the mortgage loans for which it is acting as servicer. Each servicer will servicer the mortgage loans pursuant to a servicing agreement between the master servicer and the related servicer, which servicing agreement will not contain any terms which are inconsistent with the related Agreement. Each servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the servicer in connection with its activities under a servicing agreement.

COLLECTION AND OTHER SERVICING PROCEDURES; MORTGAGE LOAN MODIFICATIONS

         The master servicer for any mortgage pool will be obligated under the pooling and servicing agreement or servicing agreement to supervise, monitor and oversee the obligations of the servicers to service and administer their respective mortgage loans in the mortgage pool for the benefit of the related securityholders, in accordance with applicable law, the terms of the pooling and servicing agreement or servicing agreement, the mortgage loans and any instrument of credit enhancement included in the related trust fund, and, to the extent consistent with the foregoing, the customs and standards of prudent institutional mortgage lenders servicing comparable mortgage loans for their own account in the jurisdictions where the related mortgaged properties are located. Subject to the foregoing, the master servicer will have full power and authority to do any and all things in connection with servicing and administration that it may deem necessary and desirable.

         As part of its servicing duties, the master servicer will be required to, and to cause each of the servicers to, make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services. The master servicer and each servicer will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, so long as these procedures are consistent with the servicing standard of and the terms of the related pooling and servicing agreement or servicing agreement and the servicing standard generally described in the preceding paragraph, and do not impair recovery under any instrument of credit enhancement included in the related trust fund. Consistent with the foregoing, the master servicer or any servicer will be permitted, in its discretion, to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan.

         Under a pooling and servicing agreement or a servicing agreement, a master servicer and each servicer will be granted discretion to extend relief to mortgagors whose payments become delinquent. In the case of single family loans and Contracts, a master servicer or servicer may, for example, grant a period of temporary indulgence to a mortgagor or may enter into a liquidating plan providing for repayment of delinquent amounts within a specified period from the date of execution of the plan. However, the master servicer or servicer must first determine that any waiver or extension will not impair the coverage of any related insurance policy or materially adversely affect the security for the mortgage loan. In addition, unless otherwise specified in the related prospectus supplement, if a material default occurs or a payment default is reasonably foreseeable with respect to a multifamily loan, commercial loan or mixed-use loan, the master servicer or servicer will be permitted, subject to any specific limitations set forth in the related pooling and servicing agreement or servicing agreement and described in the related prospectus supplement, to modify, waive or amend any term of such mortgage loan, including deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule, provided that the modification, waiver or amendment (1) is reasonably likely to produce a greater recovery with respect to that mortgage loan on a present value basis than would liquidation and (2) will not adversely affect the coverage under any applicable instrument of credit enhancement.

         In the case of multifamily loans, commercial loans and mixed-use loans, a mortgagor's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor under a multifamily, commercial or mixed-use loan that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. Generally, the related master servicer or servicer will be required to monitor any multifamily loan or commercial loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related mortgaged property and take any other actions as are consistent with the servicing standard described above and in the pooling and servicing agreement or servicing agreement. A significant period of time may elapse before the master servicer or servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the master servicer or servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the securityholders of the related series may vary considerably depending on the particular multifamily, commercial or mixed-use loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume that loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the master servicer or servicer may not be permitted to accelerate the maturity of the related multifamily, commercial or mixed-use loan or to foreclose on the mortgaged property for a considerable period of time. See "Legal Aspects of Mortgage Loans."

         Some or all of the mortgage loans in a mortgage pool may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. In any case in which a mortgaged property is being conveyed by the mortgagor, the master servicer will in general be obligated, to the extent it has knowledge of the conveyance, to exercise its rights, or cause the servicer of the mortgage loan to exercise its rights, to accelerate the maturity of the related mortgage loan under any due-on-sale clause applicable thereto, but only if the exercise of these rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any Primary Insurance Policy or applicable credit enhancement arrangements. If applicable law prevents the master servicer or servicer from enforcing a due-on-sale or due-on-encumbrance clause or if the master servicer or servicer determines that it is reasonably likely that the related mortgagor would institute a legal action to avoid enforcement of a due-on-sale or due-on-encumbrance clause, the master servicer or servicer may enter into (1) an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which this person becomes liable under the mortgage note subject to specified conditions and the mortgagor, to the extent permitted by applicable law, remains liable thereon or
(2) a substitution of liability agreement pursuant to which the original mortgagor is released from liability and the person to whom the property has been or is about to be conveyed is substituted for the original mortgagor and becomes liable under the mortgage note, subject to specified conditions. The original mortgagor may be released from liability on a single family loan if the master servicer or servicer shall have determined in good faith that the release will not adversely affect the collectability of the mortgage loan. The master servicer or servicer will determine whether to exercise any right the trustee may have under any due-on-sale or due-on-encumbrance provision in a multifamily loan, commercial loan or mixed-use loan in a manner consistent with the servicing standard. The master servicer or servicer generally will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Legal Aspects of Mortgage Loans--Enforceability of Certain Provisions." FHA loans do not contain due-on-sale or due-on-encumbrance clauses and may be assumed by the purchaser of the mortgaged property.

         Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer or the servicer may approve a request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related mortgage loan, that approval will not adversely affect the security for, or the timely and full collectability of, the related mortgage loan. Any fee collected by the master servicer or servicer for processing these requests will be retained by the master servicer or servicer, as the case may be, as additional servicing compensation.

         In the case of mortgage loans secured by junior liens on the related mortgaged properties, the master servicer will be required to file, or cause the servicer of the mortgage loans to file, of record a request for notice of any action by a superior lienholder under the senior lien for the protection of the related trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose the junior lienholder's equity of redemption. The master servicer also will be required to notify, or cause the servicer of the mortgage loan to notify, any superior lienholder in writing of the existence of the mortgage loan and request notification of any action (as described below) to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer or a servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related senior lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related mortgaged property sold or foreclosed, then, the master servicer will be required to take, or cause the servicer of the related mortgaged property to take, on behalf of the related trust fund, whatever actions are necessary to protect the interests of the related securityholders, and/or to preserve the security of the related mortgage loan, subject to the REMIC Provisions, if applicable. The master servicer will be required to advance, or cause the servicer of the mortgage loan to advance, the necessary funds to cure the default or reinstate the superior lien, if the advance is in the best interests of the related securityholders and the master servicer or the servicer, as the case may be, determines the advances are recoverable out of payments on or proceeds of the related mortgage loan.

         The master servicer for any mortgage pool will also be required to perform, or cause the servicers of the mortgage loans in the mortgage pool to perform, other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; adjusting mortgage rates on ARM Loans; maintaining Buydown Accounts; supervising foreclosures and similar proceedings; managing REO properties; and maintaining servicing records relating to the mortgage loans in the mortgage pool. The master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit enhancement. See "Description of Credit Enhancement."

SPECIAL SERVICERS

         If and to the extent specified in the related prospectus supplement, a special servicer may be a party to the related pooling and servicing agreement or servicing agreement or may be appointed by the master servicer or another specified party to perform specified duties in respect of servicing the related mortgage loans that would otherwise be performed by the master servicer (for example, the workout and/or foreclosure of defaulted mortgage loans). The rights and obligations of any special servicer will be specified in the related prospectus supplement, and the master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in that prospectus supplement.

REALIZATION UPON OR SALE OF DEFAULTED MORTGAGE LOANS

         Except as described below, the master servicer will be required, in a manner consistent with the servicing standard, to, or to cause the servicers of the mortgage loans to, foreclose upon or otherwise comparably convert the ownership of properties securing any mortgage loans in the related mortgage pool that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Generally, the foreclosure process will commence no later than 90 days after delinquency of the related mortgage loan. The master servicer and each servicer will be authorized to institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if the action is consistent with the servicing standard. The master servicer's or applicable servicer's actions in this regard must be conducted, however, in a manner that will permit recovery under any instrument of credit enhancement included in the related trust fund. In addition, neither the master servicer nor any other servicer will be required to expend its own funds in connection with any foreclosure or to restore any damaged property unless it shall determine that (1) the foreclosure and/or restoration will increase the proceeds of liquidation of the mortgage loan to the related securityholders after reimbursement to itself for these expenses and (2) these expenses will be recoverable to it from related Insurance Proceeds, Liquidation Proceeds or amounts drawn out of any fund or under any instrument constituting credit enhancement (respecting which it shall have priority for purposes of withdrawal from the Distribution Account in accordance with the pooling and servicing agreement or servicing agreement).

         However, unless otherwise specified in the related prospectus supplement, neither the master servicer nor any other servicer may acquire title to any multifamily property or commercial property securing a mortgage loan or take any other action that would cause the related trustee, for the benefit of securityholders of the related series, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such mortgaged property within the meaning of federal environmental laws, unless the master servicer or the servicer of the mortgage loan has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that either:

                  (1) the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking actions as are necessary to bring the mortgaged property into compliance with these laws is reasonably likely to produce a greater recovery on a present value basis than not taking those actions; and

                  (2) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if those circumstances or conditions are present for which any such action could be required, taking those actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking those actions. See "Legal Aspects of Mortgage Loans--Environmental Legislation."

         Neither the master servicer nor any other servicer will be obligated to foreclose upon or otherwise convert the ownership of any mortgaged property securing a single family loan if it has received notice or has actual knowledge that the property may be contaminated with or affected by hazardous wastes or hazardous substances; however, environmental testing will not be required. The master servicer or servicer, as applicable, will not be liable to the securityholders of the related series if, based on its belief that no such contamination or effect exists, the master servicer or such servicer forecloses on a mortgaged property and takes title to the mortgaged property, and thereafter the mortgaged property is determined to be so contaminated or affected.

         With respect to a mortgage loan in default, the master servicer or servicer of the mortgage loan may pursue foreclosure (or similar remedies) concurrently with pursuing any remedy for a breach of a representation and warranty. However, neither the master servicer nor the servicer of the mortgage loan is required to continue to pursue both remedies if it determines that one remedy is more likely than the other to result in a greater recovery. Upon the first to occur of final liquidation (by foreclosure or otherwise) or a repurchase or substitution pursuant to a breach of a representation and warranty, the mortgage loan will be removed from the related trust fund if it has not been removed previously. The master servicer or servicer may elect to treat a defaulted mortgage loan as having been finally liquidated if a substantial portion or all of the amounts expected to be received from that mortgage loan have been received. Any additional liquidation expenses relating to the mortgage loan thereafter incurred will be reimbursable to the master servicer or servicer, as applicable, from any amounts otherwise distributable to holders of securities of the related series, or may be offset by any subsequent recovery related to the mortgage loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to securityholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit support, the master servicer and servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted mortgage loan.

         As provided above, the master servicer or a servicer may pass through less than the full amount it expects to receive from the related mortgage loan; however, the master servicer or servicer may only do this if the master servicer or servicer reasonably believes it will maximize the proceeds to the securityholders in the aggregate. To the extent the master servicer or servicer receives additional recoveries following liquidation, the amount of the Realized Loss will be restated, and the additional recoveries will be passed through the trust as Liquidation Proceeds. In the event the amount of the Realized Loss is restated, the amount of overcollateralization or the principal balance of the most subordinate class of securities in the trust may be increased. However, the holders of any securities whose principal balance is increased will not be reimbursed interest for the period during which the principal balance of their securities was lower.

         With respect to a series of securities, if so provided in the related prospectus supplement, the applicable form of credit enhancement may provide, to the extent of coverage, that a defaulted mortgage loan will be removed from the trust fund prior to the final liquidation thereof. In addition, a pooling and servicing agreement or servicing agreement may grant to the depositor, an affiliate of the depositor, the master servicer, a special servicer, a provider of credit enhancement and/or the holder or holders of specified classes of securities of the related series a right of first refusal to purchase from the trust fund, at a predetermined purchase price, any mortgage loan as to which a specified number of scheduled payments are delinquent. If the purchase price is insufficient to fully fund the entitlements of securityholders to principal and interest, it will be specified in the related prospectus supplement. Furthermore, a pooling and servicing agreement or a servicing agreement may authorize the master servicer or servicer of the mortgage loan to sell any defaulted mortgage loan if and when the master servicer or servicer determines, consistent with the servicing standard, that the sale would produce a greater recovery to securityholders on a present value basis than would liquidation of the related mortgaged property.

         In the event that title to any mortgaged property is acquired by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be issued to the trustee or to its nominee on behalf of securityholders of the related series. Notwithstanding any acquisition of title and cancellation of the related mortgage loan, the REO Mortgage Loan will be considered for most purposes to be an outstanding mortgage loan held in the trust fund until the mortgaged property is sold and all recoverable Liquidation Proceeds and Insurance Proceeds have been received with respect to the defaulted mortgage loan. For purposes of calculations of amounts distributable to securityholders in respect of an REO Mortgage Loan, the amortization schedule in effect at the time of any acquisition of title (before any adjustment thereto by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period) will be deemed to have continued in effect (and, in the case of an ARM Loan, the amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date therefor) so long as the REO Mortgage Loan is considered to remain in the trust fund.

         If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell, or cause the servicer of the mortgage loan to sell, the mortgaged property within three years of acquisition, unless (1) the IRS grants an extension of time to sell the property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for more than three years after its acquisition will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related constraints, the master servicer generally will be required to solicit bids, or to cause a servicer to solicit bids, for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer will also be required to ensure that the mortgaged property is administered so that it constitutes "foreclosure property"within the meaning of Section 860G(a)(8) of the Code at all times, that the sale of the property does not result in the receipt by the trust fund of any income from non-permitted assets as described in Section 860F(a)(2)(B) of the Code, and that the trust fund does not derive any "net income from foreclosure property" within the meaning of Section 860G(c)(2) of the Code with respect to the property.

         If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus accrued interest plus the aggregate amount of reimbursable expenses incurred by the master servicer or the servicer, as applicable, with respect to the mortgage loan, and the shortfall is not covered under any applicable instrument or fund constituting credit enhancement, the trust fund will realize a loss in the amount of the difference. The master servicer or servicer, as applicable, will be entitled to reimburse itself from the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of Liquidation Proceeds to securityholders, amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. If so provided in the related prospectus supplement, the applicable form of credit enhancement may provide for reinstatement subject to specified conditions in the event that, following the final liquidation of a mortgage loan and a draw under the credit enhancement, subsequent recoveries are received. In addition, if a gain results from the final liquidation of a defaulted mortgage loan or an REO Mortgage Loan which is not required by law to be remitted to the related mortgagor, the master servicer or servicer, as applicable, will be entitled to retain the gain as additional servicing compensation unless the related prospectus supplement provides otherwise. For a description of the master servicer's (or other specified person's) obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the mortgage loans, see "Description of Credit Enhancement" and "Description of Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder."

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES; RETAINED INTEREST

         The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for a series of securities will be equal to the percentage or range of percentages per annum described in the related prospectus supplement of the outstanding principal balance of each mortgage loan, and this compensation will be retained by it on a monthly or other periodic basis from collections of interest on each mortgage loan in the related trust fund at the time the collections are deposited into the applicable Distribution Account. This portion of the servicing fee will be calculated with respect to each mortgage loan by multiplying the fee by the principal balance of the mortgage loan. In addition, to the extent not permitted to be retained by the servicer of the mortgage loan, the master servicer may retain all prepayment premiums, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit which may accrue as a result of the investment of funds in the applicable Distribution Account. Any additional servicing compensation will be described in the related prospectus supplement.

         The principal servicing compensation to be paid to each servicer in respect of its servicing activities for a series of securities will be equal to the percentage or range of percentages per annum described in the related prospectus supplement of the outstanding principal balance of each mortgage loan serviced by such servicer, and this compensation will be retained by it on a monthly or other periodic basis from collections of interest on each mortgage loan in the related trust fund at the time the collections are deposited into such servicer's Protected Account. This portion of the servicing fee will be calculated with respect to each mortgage loan serviced by a servicer by multiplying the fee by the principal balance of the mortgage loan. In addition, each servicer may retain all prepayment premiums, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit which may accrue as a result of the investment of funds in its Protected Account. Any additional servicing compensation will be described in the related prospectus supplement.

         The master servicer will pay or cause to be paid some of the ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the pooling and servicing agreement or servicing agreement, including, if so specified in the related prospectus supplement, payment of any fee or other amount payable in respect of any alternative credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee and the security registrar, and payment of expenses incurred in enforcing the obligations of the servicers and the Sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of the servicers and the Sellers under limited circumstances. In addition, the master servicer and each servicer will be entitled to reimbursements for some of its expenses incurred in connection with liquidated mortgage loans and in connection with the restoration of mortgaged properties, this right of reimbursement being prior to the rights of securityholders to receive any related Liquidation Proceeds or Insurance Proceeds. If and to the extent so provided in the related prospectus supplement, the master servicer and each servicer will be entitled to receive interest on amounts advanced to cover reimbursable expenses for the period that the advances are outstanding at the rate specified in the prospectus supplement, and the master servicer and each servicer will be entitled to payment of the interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to securityholders or as otherwise provided in the related pooling and servicing agreement or servicing agreement and described in the prospectus supplement.

         The prospectus supplement for a series of securities will specify whether there will be any interest in the mortgage loans retained by the depositor. Any retained interest will be a specified portion of the interest payable on each mortgage loan in a mortgage pool and will not be part of the related trust fund. Any retained interest will be established on a loan-by-loan basis and the amount thereof with respect to each mortgage loan in a mortgage pool will be specified on an exhibit to the related pooling and servicing agreement or servicing agreement. Any partial recovery of interest in respect of a mortgage loan will be allocated between the owners of any retained interest and the holders of classes of securities entitled to payments of interest as provided in the related prospectus supplement and the applicable pooling and servicing agreement or servicing agreement.

         If and to the extent provided in the related prospectus supplement, the master servicer and the servicers may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to any Prepayment Interest Shortfalls resulting from mortgagor prepayments during that period. See "Yield Considerations."

EVIDENCE AS TO COMPLIANCE

         Each pooling and servicing agreement and servicing agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the cut-off date, a firm of independent public accountants will furnish a statement to the depositor and the trustee (and to the master servicer if such statement is being furnished with respect to a servicer) to the effect that, on the basis of an examination by the firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for mortgages serviced for Freddie Mac, the servicing of mortgage loans under agreements (including the related pooling and servicing agreement or servicing agreement) substantially similar to each other was conducted in compliance with the agreements except for significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for mortgages serviced for Freddie Mac requires it to report. In rendering its statement the firm may rely, as to the matters relating to the direct servicing of mortgage loans by subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for mortgages serviced for Freddie Mac (rendered within one year of the statement) of firms of independent public accountants with respect to those subservicers which also have been the subject of this type of examination. If the master servicer has not, during the course of a fiscal year, directly serviced any of the mortgage loans, such accountants statement will only be provided with respect to the servicers of the mortgage loans and no such accountants statement will be provided with respect to the master servicer.

         Each pooling and servicing agreement and servicing agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by one or more officers of the master servicer to the effect that, to the best knowledge of each officer, the master servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement or servicing agreement throughout the preceding year or, if there has been a material default in the fulfillment of any obligation, the statement shall specify each known default and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one pooling and servicing agreement or servicing agreement. In addition, pursuant to its respective servicing agreement, one or more officers of each servicer will also be required to provide the foregoing annual statement to the master servicer prior to the time that the master servicer is required to deliver its annual statement to the trustee.

         Copies of the annual accountants' statement and the annual statement of officers of a master servicer may be obtained by securityholders without charge upon written request to the master servicer or trustee.


                          DESCRIPTION OF THE SECURITIES

GENERAL

         The securities will be issued in series. Each series of certificates (or, in some instances, two or more series of certificates) will be issued pursuant to a pooling and servicing agreement, similar to one of the forms filed as an exhibit to the registration statement of which this prospectus is a part. Each pooling and servicing agreement will be filed with the Commission as an exhibit to a Current Report on Form 8-K. Each series of notes (or, in some instances, two or more series of notes) will be issued pursuant to an indenture between the related Issuer and the trustee, similar to the form filed as an exhibit to the registration statement of which this prospectus is a part. The trust fund will be created pursuant to an owner trust agreement between the depositor and the owner trustee. Each indenture, along with the related servicing agreement and owner trust agreement, will be filed with the Commission as an exhibit to a Current Report on Form 8-K. Qualified counsel will render an opinion to the effect that the trust fund's assets will not be considered assets of the Seller or the depositor in the event of the bankruptcy of the Seller or the depositor. The following summaries (together with additional summaries under "The Agreements" below) describe the material provisions relating to the securities common to each Agreements.

         Certificates of each series covered by a particular pooling and servicing agreement will evidence specified beneficial ownership interests in a separate trust fund created pursuant to the pooling and servicing agreement. Each series of notes covered by a particular indenture will evidence indebtedness of a separate trust fund created pursuant to the related owner trust agreement. A trust fund will consist of, to the extent provided in the pooling and servicing agreement or owner trust agreement:

         o the mortgage loans (and the related mortgage documents) or interests therein (including any mortgage securities) underlying a particular series of securities as from time to time are subject to the pooling and servicing agreement or servicing agreement, exclusive of, if specified in the related prospectus supplement, any interest retained by the depositor or any of its affiliates with respect to each mortgage loan;

         o all payments and collections in respect of the mortgage loans or mortgage securities due after the related cut-off date, as from time to time are identified as deposited in respect thereof in the related Protected Account, Distribution Account or any other account established pursuant to the Agreement as described below;

         o any property acquired in respect of mortgage loans in the trust fund, whether through foreclosure of a mortgage loan or by deed in lieu of foreclosure;

         o hazard insurance policies, Primary Insurance Policies, FHA insurance policies and VA guarantees, if any, maintained in respect of mortgage loans in the trust fund and the proceeds of these policies;

         o  U.S. Government Securities;

         o the rights of the depositor under any mortgage loan purchase agreement, including in respect of any representations and warranties therein; and

         o any combination, as and to the extent specified in the related prospectus supplement, of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, or currency or interest rate exchange agreements as described under "Description of Credit Enhancement" or any other form of credit enhancement as may be described in the related prospectus supplement.

         If provided in the related prospectus supplement, the original principal amount of a series of securities may exceed the principal balance of the mortgage loans or mortgage securities initially being delivered to the trustee. Cash in an amount equal to this difference will be deposited into a pre-funding account maintained with the trustee. During the period set forth in the related prospectus supplement, amounts on deposit in the pre-funding account may be used to purchase additional mortgage loans or mortgage securities for the related trust fund. Any amounts remaining in the pre-funding account at the end of the period will be distributed as a principal prepayment to the holders of the related series of securities at the time and in the manner set forth in the related prospectus supplement.

         Each series of securities may consist of any one or a combination of the following:

         o  a single class of securities;

         o two or more classes of securities, one or more classes of which may be senior in right of payment to one or more of the other classes, and as to which some classes of senior (or subordinate) securities may be senior to other classes of senior (or subordinate) securities, as described in the respective prospectus supplement;

         o two or more classes of securities, one or more classes of which will be Strip Securities;

         o two or more classes of securities which differ as to the timing, sequential order, rate, pass-through rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on a class may be made upon the occurrence of specified events, in accordance with a schedule or formula (including "planned amortization classes" and "targeted amortization classes"), or on the basis of collections from designated portions of the mortgage pool, and which classes may include one or more classes of Accrual Securities;

         o a Call Class of securities which has the right to direct the trustee to redeem a Callable Class or Classes of securities (which Call Class and its related Callable Class or Classes will be issued pursuant to a separate trust agreement);

         o other types of classes of securities, as described in the related prospectus supplement.

With respect to any series of notes, the related Equity Certificates, insofar as they represent the beneficial ownership interest in the Issuer, will be subordinate to the related notes. As to each series, the offered securities will be rated in one of the four highest rating categories by one or more Rating Agencies. Credit support for the offered securities of each series may be provided by a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, reserve fund, currency or interest rate exchange agreement, overcollateralization, cross-collateralization or by the subordination of one or more other classes of securities, each, as described under "Description of Credit Enhancement," or by any combination of the foregoing.

         If so specified in the prospectus supplement relating to a series of certificates, one or more elections may be made to treat the related trust fund, or a designated portion thereof, as a REMIC. If an election is made with respect to a series of certificates, one of the classes of certificates in the series will be designated as evidencing the sole class of "residual interests" in each related REMIC, as defined in the Code; alternatively, a separate class of ownership interests will evidence the residual interests. All other classes of certificates in the series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each series of certificates as to which a REMIC election is to be made, the master servicer, trustee or other specified person will be obligated to take specified actions required in order to comply with applicable laws and regulations.

FORM OF SECURITIES

         Except as described below, the offered securities of each series will be issued as physical certificates or notes in fully registered form only in the denominations specified in the related prospectus supplement, and will be transferrable and exchangeable at the corporate trust office of the registrar named in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of offered securities, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. A "securityholder" or "holder" is the entity whose name appears on the records of the registrar (consisting of or including the security register) as the registered holder of a security.

         If so specified in the related prospectus supplement, specified classes of a series of securities will be initially issued through the book-entry facilities of DTC. As to any class of DTC Registered Securities, the recordholder of the securities will be DTC's nominee. DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Intermediaries have indirect access to DTC's clearance system.

         If securities are issued as DTC Registered Securities, no Beneficial Owner will be entitled to receive a security representing its interest in registered, certificated form, unless either (1) DTC ceases to act as depository in respect thereof and a successor depository is not obtained, or (2) the depositor elects, with the consent of the Beneficial Owners, to discontinue the registration of the securities through DTC. Prior to one of these events, Beneficial Owners will not be recognized by the trustee or the master servicer as holders of the related securities for purposes of the related pooling and servicing agreement or indenture, and Beneficial Owners will be able to exercise their rights as owners of the securities only indirectly through DTC, participants and Intermediaries. Any Beneficial Owner that desires to purchase, sell or otherwise transfer any interest in DTC Registered Securities may do so only through DTC, either directly if the Beneficial Owner is a participant or indirectly through participants and, if applicable, Intermediaries. Pursuant to the procedures of DTC, transfers of the beneficial ownership of any DTC Registered Securities will be required to be made in minimum denominations specified in the related prospectus supplement. The ability of a Beneficial Owner to pledge

DTC Registered Securities to persons or entities that are not participants in the DTC system, or to otherwise act with respect to the securities, may be limited because of the lack of physical certificates or notes evidencing the securities and because DTC may act only on behalf of participants.

         Distributions in respect of the DTC Registered Securities will be forwarded by the trustee or other specified person to DTC, and DTC will be responsible for forwarding the payments to participants, each of which will be responsible for disbursing the payments to the Beneficial Owners it represents or, if applicable, to Intermediaries. Accordingly, Beneficial Owners may experience delays in the receipt of payments in respect of their securities. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of DTC Registered Securities under the pooling and servicing agreement or indenture only at the direction of one or more participants to whose account the DTC Registered Securities are credited and whose aggregate holdings represent no less than any minimum amount of Percentage Interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of holders of securities of any class to the extent that participants authorize these actions. None of the master servicer, the depositor, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC Registered Securities, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

GLOBAL SECURITIES

         Some of the offered securities may be Global Securities. Except in some limited circumstances, the Global Securities will be available only in book-entry form. Investors in the Global Securities may hold those Global Securities through any of DTC, Clearstream, or Euroclear System (in Europe). The Global Securities will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors through Clearstream and Euroclear System will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear System and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Clearstream or Euroclear System and DTC participants holding interests in Global Securities will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear System (in that capacity) and as DTC participants.

         Non-U.S. holders (as described below) of interests in Global Securities will be subject to U.S. withholding taxes unless those holders meet various requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear System will hold positions on behalf of their participants through their relevant depositary which in turn will hold those positions in their accounts as DTC participants.

         Investors electing to hold their interests in Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their interests in Global Securities through Clearstream or Euroclear System accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Secondary market trading between DTC participants will occur in accordance with DTC rules. Secondary market trading between Clearstream participants or Euroclear System participants will be settled using the procedures applicable to conventional eurobonds in same-day funds. When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear System participant, the purchaser will send instructions to Clearstream or Euroclear System through a Clearstream participant or Euroclear System participant at least one business day prior to settlement. Clearstream or Euroclear System will instruct the relevant depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depositary to the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear System participant's account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails),the Clearstream or Euroclear System cash debit will be valued instead as of the actual settlement date.

         Clearstream participants and Euroclear System participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear System. Under this approach, they may take on credit exposure to Clearstream or Euroclear System until the Global Securities are credited to their account one day later. As an alternative, if Clearstream or Euroclear System has extended a line of credit to them, Clearstream participants or Euroclear System participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear System participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although the result will depend on each Clearstream participant's or Euroclear System participant's particular cost of funds. Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting Global Securities to the respective European depositary for the benefit of Clearstream participants or Euroclear System participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

         Due to time zone differences in their favor, Clearstream participants and Euroclear System participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear System through a Clearstream participant or Euroclear System participant at least one business day prior to settlement. In these cases Clearstream or Euroclear System will instruct the respective depositary, as appropriate, to credit the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in that accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream participant or Euroclear System participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear System participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream participant or Euroclear System participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant's or Euroclear System participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear System and that purchase interests in Global Securities from DTC participants for delivery to Clearstream participants or Euroclear System participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

         o borrowing through Clearstream or Euroclear System for one day (until the purchase side of the trade is reflected in their Clearstream or Euroclear System accounts) in accordance with the clearing system's customary procedures;

         o borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear System account in order to settle the sale side of the trade; or

         o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear System participant.

         A beneficial owner of interests in Global Securities holding securities through Clearstream or Euroclear System (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate: Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial holders of interests in Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change.

         A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Holdership, Exemption or Reduced Rate Certificate). Form W-8BEN may be filed by Noteholders or their agent.

         U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         The holder of an interest in a Global Security or, in the case of a Form W-8BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective for three calendar years. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in regulations), or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust. The term "Non-U.S. Person" means any person who is not a U.S. Person.

This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

EXCHANGEABLE SECURITIES

         Generally. As the relevant prospectus supplement will discuss, certain series will provide for the issuance of one or more classes of exchangeable securities. In any such series, the holders of one or more of the specified classes of exchangeable securities will be entitled, upon notice and payment to the trustee of an administrative fee, to exchange all or a portion of such classes for proportionate interests in one or more of the other specified classes of exchangeable securities. The classes of exchangeable securities that are exchangeable for one another will be referred to as being "related" to one another, and related classes of exchangeable securities will be referred to as"combinations." The combinations for the exchangeable securities in a series, if any, will be described in the prospectus supplement for that series.

         In each series that includes exchangeable securities, all of the classes of exchangeable securities listed on the cover page of the related prospectus supplement will be issued. The classes that are to be the basis for the exchange arrangements will be deposited in a separate trust fund, referred to herein as, the exchangeable securities trust fund, which will be established pursuant to a trust agreement between a trustee and the depositor. The trustee for the trust fund which issues the securities may serve as trustee of the exchangeable securities trust fund. The exchangeable securities trust fund initially will issue classes of exchangeable securities that are identical in all respects to the classes of securities deposited in such trust fund. At any time after their issuance, including immediately after issuance, these classes of exchangeable securities may be exchanged, in whole or in part, for other related classes of exchangeable securities that are part of the same combination, as specified in the related prospectus supplement. When an exchange is effected, the exchangeable securities trust fund will cancel the relevant portion or portions of the class or classes of exchangeable securities that are being exchanged and will issue the corresponding portion or portions of the class or classes of other related exchangeable securities into which such class or classes of securities are exchangeable. Exchangeable securities received in an exchange may subsequently be exchanged for other exchangeable securities that are part of the same combination. This process may be repeated again and again. Each exchangeable security issued by an exchangeable securities trust fund will represent a beneficial ownership interest in the class or classes of securities deposited in such trust fund.

         In general, the descriptions in this prospectus of classes of securities of a series also apply to the classes of exchangeable securities of that series, except where the context requires otherwise. For example, the classes of exchangeable securities of a series are entitled to receive payments of principal and/or interest, are issued in book-entry form or as physical securities to securityholders in prescribed denominations, may be provided with credit enhancements, and are subject to yield and prepayment considerations, in the same manner and to the same extent as are the other classes of securities of such series. Similarly, the discussions under "ERISA Considerations" and "Legal Investment Matters" apply to exchangeable securities as well as securities.

         Exchanges. The ability of a holder to exchange exchangeable securities for other exchangeable securities within a combination will be subject to three constraints, as follows:

         o The aggregate principal amount (rounded to whole dollars) of the exchangeable securities received in the exchange, immediately after the exchange, must equal that of the exchangeable securities surrendered for exchange immediately before the exchange (for this purpose, the principal amount of any interest only class will always equal $0).

         o The aggregate amount of annual interest (rounded to whole dollars) payable with respect to the exchangeable securities received in the exchange must equal that of the exchangeable securities surrendered for exchange.

         o Such classes must be exchanged in the applicable exchange proportions, if any, shown in the related prospectus supplement, which, as described below, are based at all times on the original principal amounts (or original notional amounts, if applicable) of such classes.

         Within any particular series, more than one type of combination may exist. For example, a class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies inversely with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. Under another combination, a class of exchangeable securities that is a principal only class and a class of exchangeable securities that is an interest only class may be exchangeable for a class of exchangeable securities that pays both principal and interest. Further, a class of exchangeable securities that accretes all of its interest for a period (such accreted interest being added to the principal of such class) and a class of exchangeable securities that receives principal payments from such accretions may be exchangeable for a class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired. Under another combination, a class of exchangeable securities that is designed to receive principal payments in accordance with a predetermined schedule derived by assuming two constant prepayment rates for the underlying mortgage loans or a planned amortization class and a class of exchangeable securities that receives principal payments on any distribution date only if scheduled payments have been made on the planned amortization class may be exchangeable for a class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives principal until it is retired and that also receives a coupon. The foregoing examples describe only some of the types of combinations that are possible.

         Set forth below are additional examples that illustrate in simple mathematical terms how certain combinations might operate. The first example shows a combination in which exchangeable securities, which are referred to in the examples below with the abbreviation, ES, of a principal only class and exchangeable securities of an interest bearing class are exchangeable for exchangeable securities of a class that has the aggregate characteristics of the two original classes of exchangeable securities:

                     ORIGINAL                                               MAXIMUM ORIGINAL
  CLASS          PRINCIPAL AMOUNT     INTEREST RATES          CLASS         PRINCIPAL AMOUNT     INTEREST RATE
  -----          ----------------     --------------          -----         ----------------     -------------
   ES-1             $20,000,000            10%                ES-2            $40,000,000            5%
   ES-P*            $20,000,000

---------------------
* Class ES-P is a principal only class and will receive no interest.

         The following example illustrates a Combination of a floating rate exchangeable security and an inverse floating rate exchangeable security which are exchangeable for a single class of exchangeable securities with a fixed interest rate:

                    ORIGINAL                                               MAXIMUM ORIGINAL
 CLASS          PRINCIPAL AMOUNT     INTEREST RATES          CLASS         PRINCIPAL AMOUNT     INTEREST RATE
 -----          ----------------     --------------          -----         ----------------     -------------
  ES-3             $9,333,330        LIBOR + 0.75%           ES-5            $11,333,330             7%
  ES-4             $2,000,000      36.16666 - (LIBOR
                                      x 4.666667)

         In the following Combination, a exchangeable security that pays both principal and interest is exchangeable for two exchangeable securities, one of which pays only interest and the other pays only principal:

                   ORIGINAL                                               MAXIMUM ORIGINAL
CLASS          PRINCIPAL AMOUNT     INTEREST RATES          CLASS         PRINCIPAL AMOUNT     INTEREST RATE
-----          ----------------     --------------          -----         ----------------     -------------
 ES-5             $20,000,000            10%                ES-P*           $20,000,000
                                                           ES-X**           $20,000,000             10%
                                                                           (notional)***

---------------------
  * Class ES-P is a principal only class and will receive no interest. ** Class ES-X is an interest only class and will receive no principal.
*** Notional principal amount of ES-X Class being exchanged equals principal amount of ES-P Class being exchanged.

         In some series, a combination may include a number of classes of exchangeable securities that are exchangeable for one another and that will enable a holder of one of the classes of exchangeable securities to exchange it for another class of exchangeable securities with a higher or lower coupon. As discussed below, any such exchange also will require the issuance of a third class of exchangeable securities that will pay only principal or interest, respectively. The following table illustrates such a Combination:

                    ORIGINAL                                           MAXIMUM ORIGINAL
 CLASS          PRINCIPAL AMOUNT     INTEREST RATES      CLASS         PRINCIPAL AMOUNT     INTEREST RATE
 -----          ----------------     --------------      -----         ----------------     -------------
  ES-6             $20,000,000           7.00%           ES-X*           $20,000,000            7.00%
                                                                          (notional)
                                                         ES-7             20,000,000            6.00
                                                         ES-8             20,000,000            6.25
                                                         ES-9             20,000,000            6.50
                                                         ES-10            20,000,000            6.75
                                                         ES-11            19,310,344            7.25
                                                         ES-12            18,666,666            7.50
                                                         ES-13            18,064,516            7.75
                                                         ES-14            17,500,000            8.00
                                                         ES-P**           20,000,000            0.00

---------------------
 * Class ES-X is an interest only class and will receive no principal. ** Class ES-P is a principal only class and will receive no interest.

         The foregoing table shows the maximum amount of each other ES Class that can be created from the related Class ES-6 exchangeable security. Such amounts could not exist concurrently, as any combination is limited to the amount of principal and interest distributable on the related exchangeable security to be exchanged. One method of calculating the maximum amount that can be created in a specific combination is to determine the aggregate amount of annual interest (rounded to whole dollars) applicable to the exchangeable security to be exchanged, and divide such interest amount by the coupon of the desired exchangeable security. The resulting principal amount can in no case be greater than the principal amount of exchangeable securities to be exchanged. For example, using the foregoing table, if Class ES-12 is desired, the maximum original principal amount of the Class ES-12 exchangeable securities that could be created would be $18,666,666, an amount arrived at by dividing the aggregate amount of annual interest (rounded to whole dollars) payable with respect to the Class ES-6 Securities ($1,400,000) by the interest rate of the Class ES-12 exchangeable securities (7.50%). Since all of the available annual interest (rounded to whole dollars) payable with respect to the Class ES-6 exchangeable securities would be used to create the Class ES-12 exchangeable securities, principal only Class ES-P exchangeable securities would be created to receive the remainder of the Class ES-6 principal in the amount of $1,333,334 (calculated by subtracting the Class ES-12 exchangeable securities original principal amount from the Class ES-6 exchangeable securities original principal amount).

         Similarly, if Class ES-9 exchangeable securities are desired, dividing the aggregate of the annual interest (rounded to whole dollars) payable with respect to the Class ES-6 exchangeable securities ($1,400,000) by the interest rate of the Class ES-9 exchangeable securities (6.50%) would indicate an original principal amount of $21,538,461. However, since the Class ES-6 exchangeable securities have a principal balance of $20,000,000, only $20,000,000 of the Class ES-9 exchangeable securities could be created. The aggregate of the annual interest (rounded to whole dollars) payable to the Class ES-9 exchangeable securities would be $20,000,000 multiplied by 6.50% or $1,300,000. Since the aggregate of the annual interest (rounded to whole dollars) payable to the Class ES-6 exchangeable securities is $1,400,000, the interest only Class ES-X exchangeable securities would be created to receive the remaining $100,000 of interest. The notional amount of such securities would be calculated by dividing the aggregate of the annual interest (rounded to whole dollars) payable to the Class ES-X exchangeable securities ($100,000) by the interest rate applicable to Class ES-X exchangeable securities (7.00%) to determine the notional amount ($1,428,571).

         Under the terms of this combination, the Class ES-9 exchangeable securities described in the preceding paragraph might also be exchangeable for the Class ES-14 exchangeable securities. If the aggregate of the annual interest (rounded to whole dollars) payable to the Class ES-9 exchangeable securities ($1,300,000) is divided by the interest rate on the Class ES-14 exchangeable securities (8.00%), the maximum original principal amount of the Class ES-14 exchangeable securities that can be created is $16,250,000. Since all of the available annual interest (rounded to whole dollars) payable with respect to the Class ES-9 exchangeable securities would be used to create the Class ES-14 exchangeable securities, principal only Class ES-P exchangeable securities would be created to receive the remainder of the Class ES-9 principal in the amount of $3,750,000 (calculated by subtracting the Class ES-14 exchangeable securities original principal amount from the Class ES-9 exchangeable securities original principal amount).

         The foregoing examples highlight various combinations of exchangeable securities which differ in interest characteristics such as, interest only classes, principal only classes and classes which have principal amounts and bear interest. In certain series, a security holder may also be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. For example, an exchange of two or more classes of exchangeable securities for a single class of exchangeable securities may result in an exchangeable security with the aggregate principal payment characteristics of the multiple classes of exchangeable securities for which it was exchanged. In addition, in certain series, exchangeable securities may be exchangeable for other exchangeable securities with different credit characteristics. For example, a class that is senior in priority of payment may be combined with a subordinated class, to create a new class with the aggregate credit characteristics of the two classes that were combined.

         At any given time, a number of factors will limit a securityholder's ability to exchange exchangeable securities for other exchangeable securities. A securityholder must, at the time of the proposed exchange, own the class or classes which are permitted to be exchanged in the proportions necessary to effect the desired exchange. A securityholder that does not own such class or classes or the necessary amounts of such class or classes may not be able to obtain the desired class or classes of exchangeable securities. The securityholder of a needed class may refuse or be unable to sell at a reasonable price or at any price, or certain classes may have been purchased and placed into other financial structures. ERISA may restrict or other transfer restrictions may apply to certain of the exchangeable securities in a combination, but not to others. In addition, principal payments and prepayments will, over time, diminish the amounts available for exchange.

         Procedures and Exchange Proportions. To effect an exchange, a securityholder must notify the trustee or follow other procedures as described in the related prospectus supplement. The securityholder must give such notice in writing or by telefax not later than five business days before the proposed exchange date (which date, subject to the trustee's approval, can be any business day other than the first or last business day of the month) or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal (or notional) amount of the securities to be exchanged and the securities to be received, and the proposed exchange date. Promptly after the securityholder has given the required notice, the trustee will provide instructions for delivering the securities and the payment of the administrative fee to the trustee by wire transfer. A securityholder's notice becomes irrevocable on the second business day before the proposed exchange date or as otherwise specified in the related prospectus supplement.

         An exchanging securityholder will pay an administrative fee to the trustee in connection with each exchange as specified in the related prospectus supplement. In the case of classes of exchangeable securities issued in book-entry form, any exchanges will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

         Where exchange proportions are shown in the related prospectus supplement for classes of exchangeable securities, the trustee will follow the convention of basing such proportions on the original, rather than on the outstanding, principal or notional principal amounts of such classes. If such classes receive principal payments pro rata with each other, the exchange proportions also will apply to their outstanding principal amounts. If such classes do not receive principal payments pro rata with each other, an investor can calculate current exchange proportions for such classes, based on their outstanding principal amounts, by (1) multiplying the exchange proportion shown in the related prospectus supplement for each such class by its current Class Factor and (2) dividing each resulting percentage by the sum of such percentages. The trustee will include the Class Factor for each class of outstanding exchangeable securities having a principal amount in the statements it furnishes to securityholders in connection with each distribution date. The current Class Factor also will be available to securityholders from the depositor or the trustee upon request as specified in the related prospectus supplement. A Class Factor for each interest only class having a notional amount will be included in the statements the trustee furnishes to securityholders in connection with each distribution date and also will be available to securityholders from the depositor or the trustee upon request as specified in the related prospectus supplement. Such a Class Factor will reflect the remaining notional amount of the interest only class in an analogous manner.

         The first payment on an exchangeable security received in an exchange transaction will be made on the distribution date in the month following the month of the exchange or as specified in the related prospectus supplement. Such payment will be made to the securityholder of record as of the applicable record date.

ASSIGNMENT OF TRUST FUND ASSETS

         At the time of issuance of a series of securities, the depositor will assign, or cause to be assigned, to the related trustee (or its nominee),without recourse, the mortgage loans or mortgage securities being included in the related trust fund, together with, all principal and interest received on or with respect to the mortgage loans or mortgage securities after the cut-off date, other than principal and interest due on or before the cut-off date. If specified in the related prospectus supplement, the depositor or any of its affiliates may retain an interest in the trust fund assets, if any, for itself or transfer the same to others. The trustee will, concurrently with the assignment, deliver the securities of the series to or at the direction of the depositor in exchange for the mortgage loans and/or mortgage securities in the related trust fund. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement or servicing agreement. The schedule will include, among other things, information as to the principal balance of each mortgage loan in the related trust fund as of the cut-off date, as well as information respecting the mortgage rate, the currently scheduled monthly payment of principal and interest, the maturity of the mortgage note and the Loan-to-Value Ratio at origination or modification (without regard to any secondary financing).

         In addition, the depositor will, as to each mortgage loan, other than
(1) mortgage loans underlying any mortgage securities and (2) Contracts, deliver, or cause to be delivered, to the related trustee (or to the custodian described below) the following documents:

         o the mortgage note endorsed, without recourse, either in blank or to the order of the trustee (or its nominee),

         o the mortgage with evidence of recording indicated on the mortgage (except for any mortgage not returned from the public recording office) or, in the case of a cooperative mortgage loan, on the related financing statement,

         o an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form (or, with respect to a cooperative mortgage loan, an assignment of the respective security agreements, any applicable UCC financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or occupancy agreements),

         o any intervening assignments of the mortgage with evidence of recording on the assignment (except for any assignment not returned from the public recording office),

         o if applicable, any riders or modifications to the mortgage note and mortgage,

         o if the mortgage loan is secured by additional collateral, certain security and assignment documents relating to the pledge of the additional collateral, and

         o any other documents set forth in the related pooling and servicing agreement, mortgage loan purchase agreement or servicing agreement.

The assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law.

         Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers, or causes to be delivered, to the related trustee (or the custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the assignment concurrently with the execution and delivery of the related pooling and servicing agreement or servicing agreement because of a delay caused by the public recording office, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) a true and correct photocopy of the mortgage or assignment as submitted for recording within one year. The depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) the mortgage or assignment with evidence of recording indicated on the assignment after receipt thereof from the public recording office. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the mortgage or assignment concurrently with the execution and delivery of the related pooling and servicing agreement or servicing agreement because the mortgage or assignment has been lost, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) a true and correct photocopy of the mortgage or assignment with evidence of recording on the mortgage or assignment. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the mortgage or assignment because the applicable jurisdiction retains the originals of such documents, the depositor will deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded. Assignments of the mortgage loans to the trustee (or its nominee) will be recorded in the appropriate public recording office, except (1) where recordation is not required by the Rating Agencies rating the applicable securities, (2) in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan or (3) where Mortgage Electronic Registration Systems, Inc. is identified on the mortgage or a properly recorded assignment of mortgage as the mortgagee of record solely as nominee for a Seller and its successors and assigns. In addition, the depositor shall not be required to deliver intervening assignments or mortgage note endorsements between the underlying sellers of the mortgage loans and the Seller, between the Seller and the depositor and between the depositor and the trustee.

         As to each Contract, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) the following documents:

         o the original Contract endorsed, without recourse, to the order of the trustee,

         o copies of documents and instruments related to the Contract and the security interest in the Manufactured Home securing the Contract, and

         o a blanket assignment to the trustee of all Contracts in the related trust fund and the related documents and instruments.

In order to give notice of the right, title and interest of the securityholders to the Contracts, the depositor will cause to be executed and delivered to the trustee a UCC-1 financing statement identifying the trustee as the secured party and identifying all Contracts as collateral.

         The depositor will, as to each mortgage security included in a mortgage pool, deliver, or cause to be delivered, to the related trustee (or the custodian), either (i) cause an electronic transfer of that security or (ii) provide a physical certificate or note evidencing the mortgage security, registered in the name of the related trustee (or its nominee), or endorsed in blank or to the related trustee (or its nominee), or accompanied by transfer documents sufficient to effect a transfer to the trustee (or its nominee).

         The trustee (or the custodian) will hold the documents in trust for the benefit of the related securityholders, and generally will review the documents within 180 days after receipt thereof in the case of documents delivered concurrently with the execution and delivery of the related pooling and servicing agreement or indenture, and within the time period specified in the related pooling and servicing agreement or indenture in the case of all other documents delivered. If any document is found to be missing or defective in any material respect, the trustee (or the custodian) will be required to promptly so notify the master servicer, the depositor, and the related Seller. If the related Seller does not cure the omission or defect within a specified period after notice is given thereto by the trustee, and the omission or defect materially and adversely affects the interests of securityholders in the affected mortgage loan or mortgage security, then, the related Seller will be obligated to repurchase the mortgage loan or mortgage security from the trustee at its purchase price (or, if and to the extent it would otherwise be permitted to do so for a breach of representation and warranty as described under "The Mortgage Pools--Representations of Sellers," to substitute for the mortgage loan or mortgage security). The trustee will be obligated to enforce this obligation of the Seller to the extent described above under "The Mortgage Pools--Representations by Sellers," but there can be no assurance that the applicable Seller will fulfill its obligation to repurchase (or substitute for) the affected mortgage loan or mortgage security as described above. The depositor will not be obligated to repurchase or substitute for the mortgage loan or mortgage security if the Seller defaults on its obligation to do so. This repurchase or substitution obligation constitutes the sole remedy available to the related securityholders and the related trustee for omission of, or a material defect in, a constituent document. Any affected mortgage loan or mortgage security not so repurchased or substituted for shall remain in the related trust fund.

         The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans and/or mortgage securities in any mortgage pool, and to maintain possession of and, if applicable, to review, the documents relating to the mortgage loans and/or mortgage securities, in any case as the agent of the trustee. The identity of any custodian to be appointed on the date of initial issuance of the securities will be set forth in the related prospectus supplement. A custodian may be an affiliate of the depositor or the master servicer.

         Except as to mortgage loans underlying any mortgage securities, the Seller will make representations and warranties as to the types and geographical concentrations of the mortgage loans and as to the accuracy of some of the information furnished to the related trustee in respect of each mortgage loan (for example, the original Loan-to-Value Ratio, the principal balance as of the cut-off date, the mortgage rate and maturity). Upon a breach of any of these representations which materially and adversely affects the interests of the securityholders in a mortgage loan, the Seller will be obligated to cure the breach in all material respects, to repurchase the mortgage loan at its purchase price or, to substitute for the mortgage loan a Qualified Substitute Mortgage Loan in accordance with the provisions for substitution by Sellers as described above under "The Mortgage Pools--Representations by Sellers." This repurchase or substitution obligation constitutes the sole remedy available to securityholders or the trustee for a breach of a representation by a Seller. Any mortgage loan not so repurchased or substituted for shall remain in the related trust fund.

         Pursuant to the related pooling and servicing agreement or servicing agreement, the master servicer for any mortgage pool, either directly or through servicers, will service and administer the mortgage loans included in the mortgage pool and assigned to the related trustee as more fully set forth under "Servicing of Mortgage Loans." Each of the depositor and the master servicer will make limited representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the pooling and servicing agreement or servicing agreement.

DISTRIBUTION ACCOUNT

         General. The master servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained a Distribution Account, which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of securities of the related series. A Distribution Account shall be maintained as an Eligible Account, and the funds held therein may be held as cash or invested in Permitted Investments. Any Permitted Investments shall not cause the depositor to register under the Investment Company Act of 1940. Any interest or other income earned on funds in the Distribution Account will be paid to the related master servicer or trustee as additional compensation or will be available for payments on the securities as provided in the prospectus supplement. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, a Distribution Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

         Deposits. With respect to each series of securities, the related master servicer, servicers, trustee or special servicer will be required to deposit or cause to be deposited in the Distribution Account for the related trust fund within a period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the servicers, the trustee or any special servicer subsequent to the cut-off date with respect to the mortgage loans and/or mortgage securities in the trust fund (other than payments due on or before the cut-off date):

         o all payments on account of principal, including principal prepayments, on the mortgage loans;

         o all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any servicer or any special servicer as its servicing compensation or as compensation to the trustee, and further net of any retained interest of the depositor;

         o  all payments on the mortgage securities;

         o  all payments on the U.S. Government Securities (if any);

         o  all Insurance Proceeds and Liquidation Proceeds;

         o any amounts paid under any instrument or drawn from any fund that constitutes credit enhancement for the related series of securities as described under "Description of Credit Enhancement";

         o  any advances made as described under "--Advances" below;

         o any Buydown Funds (and, if applicable, investment earnings on the Buydown Funds) required to be paid to securityholders, as described below;

         o any amounts paid by the master servicer and the servicers to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under "Servicing of Mortgage Loans--Servicing and Other Compensation and Payment of Expenses; Retained Interest";

         o to the extent that any item does not constitute additional servicing compensation to the master servicer, a servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the mortgage loans;

         o any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Distribution Account; and

         o any other amounts required to be deposited in the Distribution Account as provided in the related pooling and servicing agreement or the related servicing agreement and indenture and described in this prospectus or in the related prospectus supplement.

         With respect to each buydown mortgage loan, the master servicer will be required to deposit, or cause the related servicer to deposit, the related Buydown Funds provided to it in a Buydown Account which will comply with the requirements set forth in this prospectus with respect to the Distribution Account. The terms of all buydown mortgage loans provide for the contribution of Buydown Funds in an amount equal to or exceeding either (1) the total payments to be made from the funds pursuant to the related buydown plan or (2) if the Buydown Funds are to be deposited on a discounted basis, that amount of Buydown Funds which, together with investment earnings on the Buydown Funds at a rate as will support the scheduled level of payments due under the buydown mortgage loan. Neither the master servicer, any servicer nor the depositor will be obligated to add to any discounted Buydown Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any insufficiency is not recoverable from the mortgagor or, in an appropriate case, from the Seller, distributions to securityholders may be affected. With respect to each buydown mortgage loan, the master servicer will be required monthly to withdraw from the Buydown Account and deposit, or cause the servicer of the mortgage loans to withdraw from the Buydown Account and deposit, in the Distribution Account as described above the amount, if any, of the Buydown Funds (and, if applicable, investment earnings on the Buydown Funds) for each buydown mortgage loan that, when added to the amount due from the mortgagor on the buydown mortgage loan, equals the full monthly payment which would be due on the buydown mortgage loan if it were not subject to the buydown plan.

         If the mortgagor on a buydown mortgage loan prepays the mortgage loan in its entirety during the Buydown Period, the master servicer or servicer of the mortgage loan will be required to withdraw from the Buydown Account and remit to the mortgagor or the other designated party in accordance with the related buydown plan any Buydown Funds remaining in the Buydown Account. If a prepayment by a mortgagor during the Buydown Period together with Buydown Funds will result in full prepayment of a buydown mortgage loan, the master servicer or servicer of the mortgage loan generally will be required to withdraw from the Buydown Account and deposit in the Distribution Account the Buydown Funds and investment earnings on the Buydown Funds, if any, which together with the prepayment will result in a prepayment in full; provided that Buydown Funds may not be available to cover a prepayment under some mortgage loan programs. Any Buydown Funds so remitted to the master servicer or the servicer of the mortgage loan in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the mortgagor to repay fully the related mortgage loan if the mortgage loan were not subject to the buydown plan. Any investment earnings remaining in the Buydown Account after prepayment or after termination of the Buydown Period will be remitted to the related mortgagor or the other designated party pursuant to the Buydown Agreement relating to each buydown mortgage loan. If the mortgagor defaults during the Buydown Period with respect to a buydown mortgage loan and the property securing the buydown mortgage loan is sold in liquidation (either by the master servicer, the servicer of the mortgage loan, the primary insurer, any pool insurer or any other insurer), the master servicer or related servicer will be required to withdraw from the Buydown Account the Buydown Funds and all investment earnings on the Buydown Funds, if any, and either deposit the same in the Distribution Account or, alternatively, pay the same to the primary insurer or the pool insurer, as the case may be, if the mortgaged property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default.

         Prior to the deposit of funds into the Distribution Account, as described under "--Deposits" above, funds related to the mortgage loans serviced by a master servicer or a servicer may be maintained by a master servicer or a servicer in a Protected Account which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of securities of the related series. Each Protected Account shall be maintained as an Eligible Account, and the funds held therein may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in a Protected Account will be paid to the master servicer or servicer, as applicable, as additional compensation. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, a Protected Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others. In the event that a trust fund has multiple servicers, funds from the Protected Accounts may first be remitted to a Master Servicer Collection Account, meeting the same eligibility standards as the Protected Accounts, prior to being deposited into the Distribution Account.

         Withdrawals. With respect to each series of securities, the master servicer, trustee or special servicer generally may make withdrawals from the Distribution Account for the related trust fund for any one or more of the following purposes, unless otherwise provided in the related agreement and described in the related prospectus supplement:

         (1) to make distributions to the related securityholders on each distribution date;

         (2) to reimburse the master servicer, any servicer or any other specified person for unreimbursed amounts advanced by it in respect of mortgage loans in the trust fund as described under "--Advances" below, these reimbursements to be made out of amounts received which were identified and applied by the master servicer or a servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans;

         (3) to reimburse the master servicer, a servicer or a special servicer for unpaid servicing fees earned by it and some unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, these reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans and properties;

         (4) to reimburse the master servicer, a servicer or any other specified person for any advances described in clause (2) above made by it and any servicing expenses referred to in clause (3) above incurred by it which, in the good faith judgment of the master servicer, the applicable servicer or the other person, will not be recoverable from the amounts described in clauses (2) and
              (3), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the trust fund or, if and to the extent so provided by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement, only from that portion of amounts collected on the other mortgage loans that is otherwise distributable on one or more classes of subordinate securities of the related series;

         (5) if and to the extent described in the related prospectus supplement, to pay the master servicer, a servicer, a special servicer or another specified entity (including a provider of credit enhancement) interest accrued on the advances described in clause (2) above made by it and the servicing expenses described in clause (3) above incurred by it while these remain outstanding and unreimbursed;

         (6) to reimburse the master servicer, a servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under "The
              Agreements--Certain Matters Regarding the Master
              Servicer and the Depositor";

         (7) if and to the extent described in the related prospectus supplement, to pay the fees of the trustee;

         (8) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under "The Agreements--Certain Matters Regarding the
              Trustee";

         (9) to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the Distribution Account;

         (10) to pay (generally from related income) the master servicer, a servicer or a special servicer for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or by deed in lieu of foreclosure;

         (11) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Federal Income Tax Consequences--REMICS--Prohibited Transactions and Other Possible REMIC Taxes";

         (12) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of the mortgage loan or property;

         (13) to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement or the related servicing agreement and indenture for the benefit of the related securityholders;

         (14) to pay to itself, the depositor, a Seller or any other appropriate person all amounts received with respect to each mortgage loan purchased, repurchased or removed from the trust fund pursuant to the terms of the related pooling and servicing agreement or the related servicing agreement and indenture and not required to be distributed as of the date on which the related purchase price is determined;

         (15) to make any other withdrawals permitted by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement;

         (16) to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to multifamily or commercial properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on that mortgaged properties, as described under "Servicing of Mortgage Loans--Realization Upon or Sale of Defaulted Mortgage Loans"; and

         (17) to clear and terminate the Distribution Account upon the termination of the trust fund.

DISTRIBUTIONS

         Distributions on the securities of each series will be made by or on behalf of the related trustee on each distribution date as specified in the related prospectus supplement from the available funds for the series and the distribution date. The available funds for any series of securities and any distribution date will generally refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage loans and/or mortgage securities and any other assets included in the related trust fund that are available for distribution to the securityholders of the series on that date. The particular components of the available funds for any series on each distribution date will be more specifically described in the related prospectus supplement.

         Distributions on the securities of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names the securities are registered on the Record Date, and the amount of each distribution will be determined as of the Determination Date. All distributions with respect to each class of securities on each distribution date will be allocated in accordance with the holder's Percentage Interest in a particular class. Payments will be made either by wire transfer in immediately available funds to the account of a securityholder at a bank or other entity having appropriate facilities therefor, if the securityholder has provided the trustee or other person required to make the payments with wiring instructions no later than five business days prior to the related Record Date or other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, the securityholder holds securities in any requisite amount or denomination specified therein), or by check mailed to the address of the securityholder as it appears on the security register; provided, however, that the final distribution in retirement of any class of securities will be made only upon presentation and surrender of the securities at the location specified in the notice to securityholders of the final distribution.

DISTRIBUTIONS OF INTEREST AND PRINCIPAL ON THE SECURITIES

         Each class of securities of each series, other than Strip Securities and REMIC Residual Certificates that have no security interest rate, may have a different per annum rate at which interest accrues on that class of securities, which may be fixed, variable or adjustable, or any combination of rates. The related prospectus supplement will specify the security interest rate or, in the case of a variable or adjustable security interest rate, the method for determining the security interest rate, for each class. The related prospectus supplement will specify whether interest on the securities of the series will be calculated on the basis of a 360-day year consisting of twelve 30-day months or on a different method.

         Distributions of interest in respect of the securities of any class, other than any class of Accrual Securities, Strip Securities or REMIC Residual Certificates that is not entitled to any distributions of interest, will be made on each distribution date based on the accrued interest for the class and the distribution date, subject to the sufficiency of the portion of the available funds allocable to the class on the distribution date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of accrued interest otherwise distributable on the class will be added to the principal balance thereof on each distribution date. With respect to each class of interest-bearing securities, accrued interest for each distribution date will be equal to interest at the applicable security interest rate accrued for a specified period (generally one month) on the outstanding principal balance thereof immediately prior to the distribution date. Accrued interest for each distribution date on Strip Securities entitled to distributions of interest will be similarly calculated except that it will accrue on a notional amount that is based on either (1) the principal balances of some or all of the mortgage loans and/or mortgage securities in the related trust fund or (2) the principal balances of one or more other classes of securities of the same series. Reference to a notional amount with respect to a class of Strip Securities is solely for convenience in making calculations of accrued interest and does not represent the right to receive any distribution of principal. If so specified in the related prospectus supplement, the amount of accrued interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) one or more classes of the securities of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield Considerations", exceed the amount of any sums (including, if and to the extent specified in the related prospectus supplement, the master servicer's or applicable servicer's servicing compensation) that are applied to offset the shortfalls. The particular manner in which the shortfalls will be allocated among some or all of the classes of securities of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of accrued interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) a class of offered securities may be reduced as a result of any other contingencies, including delinquencies, losses and Deferred Interest on or in respect of the related mortgage loans or application of the Relief Act with respect to the mortgage loans. Any reduction in the amount of accrued interest otherwise distributable on a class of securities by reason of the allocation to the class of a portion of any Deferred Interest on or in respect of the related mortgage loans will result in a corresponding increase in the principal balance of the class.

         As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of securities will be made on each distribution date to the holders of the class or classes of securities of the series entitled thereto until the principal balance or balances of the securities have been reduced to zero. In the case of a series of securities which includes two or more classes of securities, the timing, order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof (including distributions among multiple classes of senior securities or subordinate securities), shall be as set forth in the related prospectus supplement. Distributions of principal with respect to one or more classes of securities may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage loans and/or mortgage securities in the related trust fund, may not commence until the occurrence of events such as the retirement of one or more other classes of securities of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage loans and/or mortgage securities. In addition, distributions of principal with respect to one or more classes of securities may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of securities, may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage loans and/or mortgage securities in the related trust fund are received.

PRE-FUNDING ACCOUNT

         If so specified in the related prospectus supplement, the pooling and servicing agreement or other agreement may provide for the transfer by the Sellers of additional mortgage loans to the related trust after the Closing Date. The additional mortgage loans will be required to conform to the requirements set forth in the related pooling and servicing agreement or other agreement providing for the transfer, and will be underwritten to the same standards as the mortgage loans initially included in the trust fund as described in the prospectus supplement. As specified in the related prospectus supplement, the transfer may be funded by the establishment of a pre-funding account established with the trustee. If a pre-funding account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series will be deposited in the account to be released as additional mortgage loans are transferred. A pre-funding account will be required to be maintained as an Eligible Account, the amounts therein may be required to be invested in Permitted Investments and the amount held therein shall at no time exceed 40% of the aggregate outstanding principal balance of the related securities. The related pooling and servicing agreement or other agreement providing for the transfer of additional mortgage loans generally will provide that the transfers must be made within up to three months (with respect to any series of certificates) or up to one year (with respect to any series of notes) after the Closing Date, and that amounts set aside to fund the transfers (whether in a pre-funding account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in the prospectus supplement. To the extent amounts in any pre-funding account have not been used to purchase additional mortgage loans, holders of the securities may receive an additional prepayment, which may affect their yield to maturity. In addition, securityholders may not be able to reinvest amounts received from any pre-funding account in comparable securities, or may only be able to do so at a lower interest rate.

DISTRIBUTIONS ON THE SECURITIES IN RESPECT OF PREPAYMENT PREMIUMS

         Prepayment premiums will generally be retained by the master servicer, a servicer, or by the Seller as additional compensation. However, if so provided in the related prospectus supplement, prepayment premiums received on or in connection with the mortgage loans or mortgage securities in any trust fund will be distributed on each distribution date to the holders of the class or classes of securities of the related series entitled thereto in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

         The amount of any losses or shortfalls in collections on the mortgage loans and/or mortgage securities in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit enhancement or applied against overcollateralization) will be allocated among the respective classes of securities of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, these allocations may result in reductions in the entitlements to interest and/or principal balances of one or more classes of securities, or may be effected simply by a prioritization of payments among classes of securities.

ADVANCES

         If and to the extent provided in the related prospectus supplement, and subject to any limitations specified therein, the related master servicer or any servicer will be obligated to advance, or have the option of advancing, on or before each distribution date, from its own funds or from excess funds held in the related Master Servicing Collection Account or Protected Account that are not part of the available funds for the related series of securities for that distribution date, an amount up to the aggregate of any scheduled payments of interest (and, if specified in the related prospectus supplement, principal) on the mortgage loans that were delinquent on, or not received by, the related Determination Date (or such other date specified in the Agreement, but in any event prior to the related distribution date). No notice will be given to the certificateholders of these advances. Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of securities entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made from the master servicer's or a servicer's own funds will be reimbursable out of related recoveries on the mortgage loans (including, to the extent described in the prospectus supplement, amounts received under any fund or instrument constituting credit enhancement) respecting which advances were made and other specific sources as may be identified in the related prospectus supplement, including amounts which would otherwise be payable to the offered securities. No Nonrecoverable Advance will be required to be made by the master servicer or a servicer; and, if previously made by a master servicer or a servicer, a Nonrecoverable Advance will be reimbursable from any amounts in the related Master Servicer Collection Account or Protected Account prior to any distributions being made to the related series of securityholders. If advances have been made from excess funds in a Master Servicer Collection Account, the master servicer will be required to replace the funds in such account on any future distribution date to the extent that funds then in such account are insufficient to permit full distributions to securityholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer or a servicer to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, a surety bond, will be set forth in the related prospectus supplement. If any person other than the master servicer has any obligation to make advances as described above, the related prospectus supplement will identify the person. If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on the advances for the period that the advances are outstanding at the rate specified in the prospectus supplement, and the entity will be entitled to payment of the interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to securityholders or as otherwise provided in the related pooling and servicing agreement or servicing agreement and described in the prospectus supplement. As specified in the related prospectus supplement with respect to any series of securities as to which the trust fund includes mortgage securities, the advancing obligations with respect to the underlying mortgage loans will be pursuant to the terms of the mortgage securities, as may be supplemented by the terms of the applicable pooling and servicing agreements or servicing agreements for such mortgage securities, and may differ from the provisions described above.

REPORTS TO SECURITYHOLDERS

         With each distribution to securityholders of a particular class of offered securities, the related master servicer, trustee or other specified person will make available to each holder of record of the class of securities a statement or statements with respect to the related trust fund setting forth the information specifically described in the related pooling and servicing agreement or the related servicing agreement or indenture, which generally will include the following as applicable except as otherwise provided therein:

         o  the amount, if any, of the distribution allocable to principal;

         o  the amount, if any, of the distribution allocable to interest;

         o the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on the distribution date;

         o the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any subservicer);

         o the aggregate amount of advances included in the distributions on the distribution date, and the aggregate amount of unreimbursed advances at the close of business on the distribution date;

         o the aggregate principal balance of the mortgage loans in the related mortgage pool on, or as of a specified date shortly prior to, the distribution date;

         o the number and aggregate principal balance of any mortgage loans in the related mortgage pool in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent,
            (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced;

         o the balance of the reserve fund, if any, at the close of business on the distribution date;

         o the amount of coverage remaining under any financial guaranty insurance policy, mortgage pool insurance policy or letter of credit covering default risk and a description of any credit enhancement substituted therefor;

         o the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount, if applicable, as of the close of business on the applicable distribution date and a description of any change in the calculation of these amounts; and

         o with respect to any series of securities as to which the trust fund includes mortgage securities, additional information as required under the related Agreement and specified in the related prospectus supplement.

         In the case of information furnished pursuant to the first two items above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered securities or per a specified portion of the minimum denomination. In addition to the information described above, reports to securityholders will contain other information as is set forth in the applicable pooling and servicing agreement or the applicable servicing agreement or indenture, which may include prepayments, reimbursements to subservicers and the master servicer and losses borne by the related trust fund. In addition, within a reasonable period of time after the end of each calendar year, the master servicer or trustee will furnish a report to each holder of record of a class of offered securities at any time during the calendar year which, for example, will include information as to the aggregate of amounts reported pursuant to the first three items above for the calendar year or, in the event the person was a holder of record of a class of securities during a portion of the calendar year, for the applicable portion of the year.

                        DESCRIPTION OF CREDIT ENHANCEMENT

GENERAL

         As set forth below and in the applicable prospectus supplement, credit enhancement may be provided by one or more of a financial guaranty insurance policy, a special hazard insurance policy, a mortgage pool insurance policy or a letter of credit. In addition, if provided in the applicable prospectus supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of a reserve fund to cover the losses, subordination of one or more classes of subordinate securities for the benefit of one or more classes of senior securities, of cross-collateralization or overcollateralization, or a combination of the foregoing. The credit support may be provided by an assignment of the right to receive specified cash amounts, a deposit of cash into a reserve fund or other pledged assets, or by guarantees provided by a third-party or any combination thereof identified in the applicable prospectus supplement. Each component will have limitations and will provide coverage with respect to Realized Losses on the related mortgage loans. Credit support will cover Defaulted Mortgage Losses, but coverage may be limited or unavailable with respect to Special Hazard Losses, Fraud Losses, Bankruptcy Losses and Extraordinary Losses. To the extent that the credit support for the offered securities of any series is exhausted, the holders thereof will bear all further risk of loss.

         The amounts and types of credit enhancement arrangements as well as the providers thereof, if applicable, with respect to the offered securities of each series will be set forth in the related prospectus supplement. To the extent provided in the applicable prospectus supplement and the pooling and servicing agreement or indenture, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the aggregate outstanding principal balance of the mortgage loans covered thereby or the principal amount or interest due on one or more classes of securities. See "Description of Credit Enhancement--Reduction or Substitution of Credit Enhancement." If specified in the applicable prospectus supplement, credit support for the offered securities of one series may cover the offered securities of one or more other series.

         In general, references to "mortgage loans" under this "Description of Credit Enhancement" section are to mortgage loans in a trust fund. However, if so provided in the prospectus supplement for a series of securities, any mortgage securities included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated below with respect thereto, to the extent the information is material and available.

SUBORDINATE SECURITIES

         If so specified in the related prospectus supplement, one or more classes of securities of a series may be subordinate securities. Subordinate securities may be offered securities. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate securities to receive distributions from the Distribution Account on any distribution date will be subordinated to the corresponding rights of the holders of senior securities. In addition, as provided in the prospectus supplement, losses or shortfalls will be allocated to subordinate securities before they are allocated to more senior securities. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the manner and amount of subordination provided by a class or classes of subordinate securities in a series and the circumstances under which the subordination will be available.

CROSS-COLLATERALIZATION

         If the mortgage loans and/or mortgage securities in any trust fund are divided into separate groups, each supporting a separate class or classes of securities of the related series, credit enhancement may be provided by cross-collateralization support provisions requiring that distributions be made on senior securities evidencing interests in one group of mortgage loans and/or mortgage securities prior to distributions on subordinate securities evidencing interests in a different group of mortgage loans and/or mortgage securities within the trust fund. The prospectus supplement for a series that includes a cross-collateralization provision will describe the manner and conditions for applying the provisions.

OVERCOLLATERALIZATION

         If so specified in the related prospectus supplement, interest collections on the mortgage loans may exceed interest payments on the offered securities for the related distribution date. The excess interest may be deposited into a reserve fund or applied as a payment of principal on the securities. To the extent excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the mortgage loans, thereby creating overcollateralization and additional protection to the securityholders, as specified in the related prospectus supplement. If so provided in the related prospectus supplement, overcollateralization may also be provided as to any series of securities by the issuance of securities in an initial aggregate principal amount which is less than the aggregate principal amount of the related mortgage loans.

FINANCIAL GUARANTY INSURANCE POLICY

         If so specified in the related prospectus supplement, a financial guaranty insurance policy may be obtained and maintained for a class or series of securities. The insurer with respect to a financial guaranty insurance policy will be described in the related prospectus supplement.

         A financial guaranty insurance policy will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to the holders will be received by the trustee or its agent on behalf of the holders for payment on each distribution date. The specific terms of any financial guaranty insurance policy will be set forth in the related prospectus supplement. A financial guaranty insurance policy may have limitations and generally will not insure the obligation of the Sellers or the master servicer to repurchase or substitute for a defective mortgage loan, will not insure Prepayment Interest Shortfalls or interest shortfalls due to the application of the Relief Act and will not guarantee any specific rate of principal payments. The insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

MORTGAGE POOL INSURANCE POLICIES

         Any mortgage pool insurance policy obtained by the depositor for a trust fund will be issued by the insurer named in the applicable prospectus supplement. Each mortgage pool insurance policy will cover Defaulted Mortgage Losses in an amount equal to a percentage specified in the applicable prospectus supplement of the aggregate principal balance of the mortgage loans on the cut-off date, or will cover a portion of Defaulted Mortgage Losses on any mortgage up to a specified percentage of the Value of that mortgage loan. As set forth under "Maintenance of Credit Enhancement," the master servicer will use reasonable efforts to maintain, or cause the servicers to maintain, any mortgage pool insurance policy and to present claims thereunder to the insurer on behalf of itself, the related trustee and the related securityholders. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted mortgage loans and only upon satisfaction of the terms of the related policy. Any exceptions to coverage will be described in the related prospectus supplement. Unless specified in the related prospectus supplement, the mortgage pool insurance policies may not cover losses due to a failure to pay or denial of a claim under a Primary Insurance Policy, irrespective of the reason therefor.

LETTER OF CREDIT

         If any component of credit enhancement as to the offered securities of a series is to be provided by a letter of credit, a bank will deliver to the related trustee an irrevocable letter of credit. The letter of credit may provide direct coverage with respect to the mortgage loans. The bank that delivered the letter of credit, as well as the amount available under the letter of credit with respect to each component of credit enhancement, will be specified in the applicable prospectus supplement. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The letter of credit may also provide for the payment of required advances which the master servicer or any servicer fails to make. The amount available under the letter of credit will, in all cases, be reduced to the extent of any unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The letter of credit will expire on the expiration date set forth in the related prospectus supplement, unless earlier terminated or extended in accordance with its terms.

SPECIAL HAZARD INSURANCE POLICIES

         Any special hazard insurance policy covering Special Hazard Losses obtained by the depositor for a trust fund will be issued by the insurer named in the applicable prospectus supplement. Each special hazard insurance policy will, subject to limitations described below, protect holders of the related series of securities from Special Hazard Losses. See "Description of Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder." However, a special hazard insurance policy will not cover losses occasioned by war, civil insurrection, some governmental actions, errors in design, faulty workmanship or materials (except under some circumstances), nuclear reaction, chemical contamination, waste by the mortgagor and other risks. Aggregate claims under a special hazard insurance policy will be limited to the amount set forth in the related prospectus supplement and will be subject to reduction as described in the related prospectus supplement.

         Subject to the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, special servicer or the servicer, the insurer will pay the lesser of (1) the cost of repair or replacement of the property or (2) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the mortgage rate to the date of claim settlement and expenses incurred by the master servicer, special servicer or servicer with respect to the property. If the property is transferred to a third party in a sale approved by the issuer of the special hazard insurance policy, the amount that the issuer will pay will be the amount under (2) above reduced by the net proceeds of the sale of the property. No claim may be validly presented under the special hazard insurance policy unless hazard insurance on the property securing a defaulted mortgage loan has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid (all of which must be approved in advance by the issuer of the special hazard insurance policy). If the unpaid principal balance plus accrued interest and expenses is paid by the insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount. Restoration of the property with the proceeds described under (1) above will satisfy the condition under each mortgage pool insurance policy that the property be restored before a claim under the mortgage pool insurance policy may be validly presented with respect to the defaulted mortgage loan secured by the property. The payment described under (2) above will render presentation of a claim in respect of the mortgage loan under the related mortgage pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and expenses will not affect the total Insurance Proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

         As and to the extent set forth in the applicable prospectus supplement, coverage in respect of Special Hazard Losses for a series of securities may be provided, in whole or in part, by a type of instrument other than a special hazard insurance policy or by means of a special hazard representation of the Seller or the depositor.

RESERVE FUNDS

         If so provided in the related prospectus supplement, the depositor will deposit or cause to be deposited in a reserve fund any combination of cash, one or more irrevocable letters of credit or one or more Permitted Investments in specified amounts, or any other instrument satisfactory to the relevant Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to the deposit, to the extent described in the related prospectus supplement, a reserve fund may be funded through application of all or a portion of amounts otherwise payable on any related subordinate securities, from the retained interest of the depositor or otherwise. To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related subordinate securities, any retained interest of the depositor or other cash flows attributable to the related mortgage loans or reinvestment income, the reserve fund may provide less coverage than initially expected if the cash flows or reinvestment income on which the funding is dependent are lower than anticipated. In addition, with respect to any series of securities as to which credit enhancement includes a letter of credit, if so specified in the related prospectus supplement, if specified conditions are met, the remaining amount of the letter of credit may be drawn by the trustee and deposited in a reserve fund. Amounts in a reserve fund may be distributed to securityholders, or applied to reimburse the master servicer or a servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related prospectus supplement. The related prospectus supplement will disclose whether a reserve fund is part of the related trust fund. If set forth in the related prospectus supplement, a reserve fund may provide coverage to more than one series of securities.

         In connection with the establishment of any reserve fund, the reserve fund will be structured so that the trustee will have a perfected security interest for the benefit of the securityholders in the assets in the reserve fund. However, to the extent that the depositor, any affiliate thereof or any other entity has an interest in any reserve fund, in the event of the bankruptcy, receivership or insolvency of that entity, there could be delays in withdrawals from the reserve fund and corresponding payments to the securityholders which could adversely affect the yield to investors on the related securities.

         Amounts deposited in any reserve fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of the master servicer or any other person named in the related prospectus supplement.

CASH FLOW AGREEMENTS

         If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The principal terms of a guaranteed investment contract or other cash flow agreement, and the identity of the obligor, will be described in the prospectus supplement for a series of notes.

MAINTENANCE OF CREDIT ENHANCEMENT

         To the extent that the applicable prospectus supplement does not expressly provide for alternative credit enhancement arrangements in lieu of some or all of the arrangements mentioned below, the following paragraphs shall apply.

         If a financial guaranty insurance policy has been obtained for one or more classes of securities of a series, the trustee will be obligated to exercise reasonable efforts to keep the financial guaranty insurance policy in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement, until the specified class or classes of securities have been paid in full, unless coverage thereunder has been exhausted through payment of claims, or until the financial guaranty insurance policy is replaced in accordance with the terms of the applicable pooling and servicing agreement or servicing agreement. The trustee will agree to remit the premiums for each financial guaranty insurance policy, from available funds of the related trust, in accordance with the provisions and priorities set forth in the applicable pooling and servicing agreement or servicing agreement, on a timely basis. In the event the insurer ceases to be a qualified insurer as described in the related prospectus supplement, or fails to make a required payment under the related financial guaranty insurance policy, neither the trustee nor any other person will have any obligation to replace the insurer. Any losses associated with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the related securityholders.

         If a mortgage pool insurance policy has been obtained for some or all of the mortgage loans related to a series of securities, the master servicer will be obligated to exercise reasonable efforts to keep the mortgage pool insurance policy (or an alternate form of credit support) in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement to the extent provided in the related prospectus supplement. The master servicer will agree to pay the premiums for each mortgage pool insurance policy on a timely basis. In the event the pool insurer ceases to be a qualified insurer because it ceases to be qualified by law to transact pool insurance business or coverage is terminated for any reason other than exhaustion of the coverage, the master servicer will use reasonable efforts to obtain from another qualified insurer a replacement insurance policy comparable to the mortgage pool insurance policy with a total coverage equal to the then outstanding coverage of the mortgage pool insurance policy, provided that, if the cost of the replacement policy is greater than the cost of the mortgage pool insurance policy, the coverage of the replacement policy will, unless otherwise agreed to by the depositor, be reduced to a level such that its premium rate does not exceed the premium rate on the mortgage pool insurance policy.

         If a letter of credit or alternate form of credit enhancement has been obtained for a series, the trustee will be obligated to exercise reasonable efforts cause to be kept or to keep the letter of credit (or an alternate form of credit support) in full force and effect throughout the term of the applicable pooling and servicing agreement or indenture, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement." Unless otherwise specified in the applicable prospectus supplement, if a letter of credit obtained for a series of securities is scheduled to expire prior to the date the final distribution on the securities is made and coverage under the letter of credit has not been exhausted and no substitution has occurred, the trustee will draw the amount available under the letter of credit and maintain the amount in trust for the securityholders.

         If a special hazard insurance policy has been obtained for the mortgage loans related to a series of securities, the master servicer will also be obligated to exercise reasonable efforts to maintain and keep the policy in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement." If coverage for Special Hazard Losses takes the form of a special hazard insurance policy, the policy will provide coverage against risks of the type described in this prospectus under"Description of Credit Enhancement--Special Hazard Insurance Policies." The master servicer may obtain a substitute policy for the existing special hazard insurance policy if prior to the substitution the master servicer obtains written confirmation from the Rating Agency or Agencies that rated the related securities that the substitution shall not adversely affect the then-current ratings assigned to the securities by the Rating Agency or Agencies.

         The master servicer, on behalf of itself, the trustee and securityholders, will provide the trustee information required for the trustee to draw under the letter of credit and will present claims to each pool insurer, to the issuer of each special hazard insurance policy, and, in respect of defaulted mortgage loans for which there is no servicer, to each primary insurer and take any reasonable steps as are necessary to permit recovery under the letter of credit, insurance policies or comparable coverage respecting defaulted mortgage loans or mortgage loans which are the subject of a bankruptcy proceeding. As set forth above, all collections by the master servicer under any mortgage pool insurance policy or any Primary Insurance Policy and, where the related property has not been restored, a special hazard insurance policy, are to be deposited in the related Distribution Account, subject to withdrawal as described above. All draws under any letter of credit are also to be deposited in the related Distribution Account. In those cases in which a mortgage loan is serviced by a servicer, the servicer, on behalf of itself, the trustee and the securityholders will present claims to the primary insurer, and all paid claims shall initially be deposited in a Protected Account prior to being delivered to the master servicer for ultimate deposit to the related Distribution Account.

         If any property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any financial guaranty insurance policy, mortgage pool insurance policy, letter of credit or any related Primary Insurance Policy, neither the master servicer nor any servicer is required to expend its own funds to restore the damaged property unless it determines (1) that the restoration will increase the proceeds to one or more classes of securityholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (2) that the expenses will be recoverable by it through liquidation Proceeds or Insurance Proceeds. If recovery under any financial guaranty insurance policy, mortgage pool insurance policy, letter of credit or any related Primary Insurance Policy is not available because the master servicer or a servicer has been unable to make the above determinations, has made the determinations incorrectly or recovery is not available for any other reason, the master servicer and each servicer is nevertheless obligated to follow the normal practices and procedures (subject to the preceding sentence) as it deems necessary or advisable to realize upon the defaulted mortgage loan and in the event the determinations have been incorrectly made, is entitled to reimbursement of its expenses in connection with the restoration.

REDUCTION OR SUBSTITUTION OF CREDIT ENHANCEMENT

         The amount of credit support provided pursuant to any form of credit enhancement may be reduced. In most cases, the amount available pursuant to any form of credit enhancement will be subject to periodic reduction in accordance with a schedule or formula on a nondiscretionary basis pursuant to the terms of the related pooling and servicing agreement or indenture. Additionally, in most cases, the form of credit support (and any replacements therefor) may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud losses may be changed, without the consent of the securityholders, upon the written assurance from each applicable Rating Agency that its then-current rating of the related series of securities will not be adversely affected. Furthermore, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating or ratings of the related series of securities may be downgraded to a corresponding level, and, neither the master servicer nor any other person will be obligated to obtain replacement credit support in order to restore the rating or ratings of the related series of securities. The master servicer will also be permitted to replace the credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to the downgraded level and in lower amounts which would satisfy the downgraded level, provided that the then-current rating or ratings of the related series of securities are maintained. Where the credit support is in the form of a reserve fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve fund to the depositor, the master servicer or the other person that is entitled thereto. Any assets so released will not be available for distributions in future periods.

              OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES

SWAPS AND YIELD SUPPLEMENT AGREEMENTS

         The trustee on behalf of a trust fund may enter into interest rate or other swaps and related caps, floors and collars to minimize the risk to securityholders from adverse changes in interest rates or to provide credit support, which are collectively referred to as swaps, and other yield supplement agreements or similar yield maintenance arrangements that do not involve swap agreements or other notional principal contracts, which are collectively referred to as yield supplement agreements.

         An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates.

         Swaps may include "total return swaps," where all or a portion of the total amount of interest and principal on a security is paid by a third-party in exchange for an up front payment or a stated periodic payment, and "credit derivatives" where credit enhancement is provided in the form of a swap agreement, and which may include a "credit support annex" where securities, rights, or other amounts are pledged as collateral for the performance of the counterparty. Additionally, agreements relating to other types of derivative products that are designed to provide credit enhancement to the related series may be entered into by a trustee and one or more counterparties. The terms of total return swaps, credit derivatives and any other derivative product agreement and any counterparties will be described in the accompanying prospectus supplement.

         Yield supplement agreements may be entered into to supplement the interest rate or other rates on one or more classes of the securities of any series.

         There can be no assurance that the trustee will be able to enter into or offset swaps or enter into yield supplement agreements or other derivative product agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the swaps and yield supplement agreements may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate a swap or yield supplement agreement when it would be economically advantageous to the trust fund to do so.

PURCHASE OBLIGATIONS

         Some types of trust assets and some classes of securities of any series, as specified in the related prospectus supplement, may be subject to a purchase obligation that would become applicable on one or more specified dates, or upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable securityholders. A purchase obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, remarketing agreement, maturity guaranty, put option or demand feature. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. A purchase obligation relating to trust assets may apply to those trust assets or to the related securities. Each purchase obligation may be a secured or unsecured obligation of the provider thereof, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series. As specified in the accompanying prospectus supplement, each purchase obligation relating to trust assets will be payable solely to the trustee for the benefit of the securityholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the securities to which that obligation relate.

          DESCRIPTION OF PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE;
                                CLAIMS THEREUNDER

GENERAL

         The mortgaged property with respect to each mortgage loan will be required to be covered by a hazard insurance policy and, if required as described below, a Primary Insurance Policy. The following is only a brief description of these insurance policies and does not purport to summarize or describe all of the provisions of these policies. The insurance is subject to underwriting and approval of individual mortgage loans by the respective insurers.

PRIMARY MORTGAGE INSURANCE POLICIES

         In a securitization of single family loans, single family loans included in the related mortgage pool having a Loan-to-Value Ratio at origination of over 80% (or other percentage as described in the related prospectus supplement) may be required by the depositor to be covered by a Primary Insurance Policy. The Primary Insurance Policy will insure against default on a mortgage loan as to at least the principal amount thereof exceeding 75% of the Value of the related mortgaged property (or other percentage as described in the related prospectus supplement) at origination of the mortgage loan, unless and until the principal balance of the mortgage loan is reduced to a level that would produce a Loan-to-Value Ratio equal to or less than at least 80% (or other percentage as described in the prospectus supplement). This type of mortgage loan will not be considered to be an exception to the foregoing standard if no Primary Insurance Policy was obtained at origination but the mortgage loan has amortized to below the above Loan-to-Value Ratio percentage as of the applicable cut-off date. Mortgage loans which are subject to negative amortization will only be covered by a Primary Insurance Policy if the coverage was so required upon their origination, notwithstanding that subsequent negative amortization may cause the mortgage loan's Loan-to-Value Ratio, based on the then-current balance, to subsequently exceed the limits which would have required the coverage upon their origination. Multifamily, commercial and mixed-use loans will not be covered by a Primary Insurance Policy, regardless of the related Loan-to-Value Ratio.

         While the terms and conditions of the Primary Insurance Policies issued by a primary insurer will differ from those in Primary Insurance Policies issued by other primary insurers, each Primary Insurance Policy will in general cover the Primary Insurance Covered Loss. The primary insurer generally will be required to pay:

         o  the insured percentage of the Primary Insurance Covered Loss;

         o the entire amount of the Primary Insurance Covered Loss, after receipt by the primary insurer of good and merchantable title to, and possession of, the mortgaged property; or

         o at the option of the primary insurer, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any advances made by the insured until the earlier of (1) the date the mortgage loan would have been discharged in full if the default had not occurred or (2) an approved sale.

         As conditions precedent to the filing or payment of a claim under a Primary Insurance Policy, in the event of default by the mortgagor, the insured will typically be required, among other things, to:

         o advance or discharge (1) hazard insurance premiums and (2) as necessary and approved in advance by the primary insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

         o in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the Primary Insurance Policy (ordinary wear and tear excepted); and

         o tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

         For any single family loan for which the coverage is required under the standard described above, the master servicer will maintain, or will cause each servicer to maintain, in full force and effect and to the extent coverage is available a Primary Insurance Policy with regard to each single family loan, provided that the Primary Insurance Policy was in place as of the cut-off date and the depositor had knowledge of the Primary Insurance Policy. The master servicer or the Seller will not cancel or refuse to renew a Primary Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable pooling and servicing agreement or indenture unless the replacement Primary Insurance Policy for the canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the Rating Agency or Agencies that rated the series of securities for mortgage pass-through certificates having a rating equal to or better than the highest then-current rating of any class of the series of securities. For further information regarding the extent of coverage under any mortgage pool insurance policy or primary Insurance Policy, see "Description of Credit Enhancement--Mortgage Pool insurance Policies."

HAZARD INSURANCE POLICIES

         The terms of the mortgage loans require each mortgagor to maintain a hazard insurance policy for their mortgage loan. Additionally, the pooling and servicing agreement or servicing agreement will require the master servicer to cause to be maintained for each mortgage loan a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. The coverage generally will be in an amount equal to the lesser of the principal balance owing on the mortgage loan and 100% of the insurable value of the improvements securing the mortgage loan; provided, that in any case, such amount shall be sufficient to prevent the mortgagor and/or mortgagee from becoming a co-insurer. The ability of the master servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on it, or the servicer of the mortgage loan, being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the master servicer by mortgagors or servicers.

         As set forth above, all amounts collected by the master servicer or a servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with teamster servicer's normal servicing procedures) will be deposited in the related Distribution Account. The pooling and servicing agreement or servicing agreement will provide that the master servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining, or causing a servicer to maintain, a blanket policy insuring against losses on the mortgage loans. If the blanket policy contains a deductible clause, the master servicer will deposit, or will cause the applicable servicer to deposit, in the related Distribution Account all sums which would have been deposited therein but for the clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, depending on the case, vandalism. The foregoing list is merely indicative of the kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a mortgage loan are located in a federally designated flood area at the time of origination of the mortgage loan, the pooling and servicing agreement or servicing agreement requires the master servicer to cause to be maintained for this mortgage loan, flood insurance (to the extent available) in an amount equal in general to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

         The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of (1) the replacement cost of the improvements damaged or destroyed less physical depreciation or (2) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

         Since the amount of hazard insurance that mortgagors are required to maintain on the improvements securing the mortgage loans may decline as the principal balances of the related mortgage loans decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See "Description of Credit Enhancement--Special Hazard Insurance Policies" for a description of the limited protection afforded by any special hazard insurance policy against losses occasioned by hazards which are otherwise uninsured against (including losses caused by the application of the co-insurance clause described in the preceding paragraph).

         Under the terms of the mortgage loans, mortgagors are generally required to present claims to insurers under hazard insurance policies maintained on the mortgaged properties. The master servicer, on behalf of the trustee and securityholders, is obligated to present claims, or cause the servicer of the mortgage loans to present claims, under any special hazard insurance policy and any blanket insurance policy insuring against hazard losses on the mortgaged properties. However, the ability of the master servicer or servicer to present the claims is dependent upon the extent to which information in this regard is furnished to the master servicer or the servicers by mortgagors.

FHA MORTGAGE INSURANCE

         The Housing Act authorizes various FHA mortgage insurance programs. Some of the mortgage loans may be insured under either Section 203(b), Section 221, Section 223, Section 234 or Section 235 of the Housing Act. Under Section 203(b), FHA insures mortgage loans of up to 30 years' duration for the purchase of one- to four-family dwelling units. Mortgage loans for the purchase of multifamily residential rental properties are insured by the FHA under Section 221 and Section 223. Mortgage loans for the purchase of condominium units are insured by FHA under Section 234. Trust assets insured under these programs must bear interest at a rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD, and may not exceed specified percentages of the lesser of the appraised value of the property and the sales price, less seller-paid closing costs for the property, up to certain specified maximums. In addition, FHA imposes initial investment minimums and other requirements on mortgage loans insured under the Section 203(b) and Section 234 programs.

         Under Section 235, assistance payments are paid by HUD to the mortgagee on behalf of eligible borrowers for as long as the borrowers continue to be eligible for the payments. To be eligible, a borrower must be part of a family, have income within the limits prescribed by HUD at the time of initial occupancy, occupy the property and meet requirements for recertification at least annually.

         The regulations governing these programs provide that insurance benefits are payable either on foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or on assignment of the defaulted mortgage loan to HUD. The FHA insurance that may be provided under these programs on the conveyance of the home to HUD is equal to 100% of the outstanding principal balance of the mortgage loan, plus accrued interest, as described below, and certain additional costs and expenses. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment is computed as of the date of the assignment and includes the unpaid principal amount of the mortgage loan plus mortgage interest accrued and unpaid to the assignment date.

         When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance, the insurance payment is equal to the unpaid principal amount of the mortgage loan, adjusted to reimburse the mortgagee for certain tax, insurance and similar payments made by it and to deduct certain amounts received or retained by the mortgagee after default, plus reimbursement not to exceed two-thirds of the mortgagee's foreclosure costs. Any FHA insurance relating to the mortgage loans underlying a series of securities will be described in the related prospectus supplement.

         The mortgage loans may also be insured under Title I Program of the FHA. The applicable provisions of this program will be described in the related prospectus supplement. The master servicer will be required to take steps, or cause the servicers of the mortgage loans to take steps, reasonably necessary to keep any FHA insurance in full force and effect.

VA MORTGAGE GUARANTY

         The Servicemen's Readjustment Act of 1944, as amended, permits a veteran or, in some instances, his or her spouse, to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-to four-family dwelling unit to be occupied as the veteran's home at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment for the purchaser and permits the guaranty of mortgage loans with terms, limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a dollar limit established by the VA. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Notwithstanding the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only when the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage upon its assignment to the VA.

         Since there is no limit imposed by the VA on the principal amount of a VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a Primary Mortgage Insurance Policy may be required by the depositor for VA loans in excess of amounts specified by the VA. The amount of the additional coverage will be set forth in the related prospectus supplement. Any VA guaranty relating to Contracts underlying a series of certificates will be described in the related prospectus supplement.

                                  THE DEPOSITOR

         The depositor is Structured Asset Mortgage Investments II Inc. The depositor was incorporated in the State of Delaware on June 10, 2003 as a wholly owned subsidiary of The Bear Stearns Companies Inc. The depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets.

         The depositor maintains its principal office at 383 Madison Avenue, New York, New York 10179. Its telephone number is (212) 272-2000.

                                 THE AGREEMENTS

GENERAL

         Each series of certificates will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. In general, the parties to a pooling and servicing agreement will include the depositor, the trustee, the master servicer and, in some cases, a special servicer. However, a pooling and servicing agreement that relates to a trust fund that includes mortgage securities may include a party solely responsible for the administration of the mortgage securities, and a pooling and servicing agreement that relates to a trust fund that consists solely of mortgage securities may not include a master servicer, special servicer or other servicer as a party. All parties to each pooling and servicing agreement under which securities of a series are issued will be identified in the related prospectus supplement. Each series of notes will be issued pursuant to an indenture. The parties to each indenture will be the related Issuer and the trustee. The Issuer will be created pursuant to an owner trust agreement between the depositor and the owner trustee and the mortgage loans or mortgage securities securing the notes will be serviced pursuant to a servicing agreement between the issuer and the master servicer.

         Forms of the Agreements have been filed as exhibits to the registration statement of which this prospectus is a part. However, the provisions of each Agreement will vary depending upon the nature of the related securities and the nature of the related trust fund. The following summaries describe provisions that may appear in a pooling and servicing agreement with respect to a series of certificates or in either the servicing agreement or indenture with respect to a series of notes. The prospectus supplement for a series of securities will describe material provisions of the related Agreements that differ from the description thereof set forth below. The depositor will provide a copy of each Agreement (without exhibits) that relates to any series of securities without charge upon written request of a holder of an offered security of the series addressed to it at its principal executive offices specified in this prospectus under "The Depositor".

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

         The pooling and servicing agreement or servicing agreement for each series of securities will provide that the master servicer may not resign from its obligations and duties except upon a determination that performance of the duties is no longer permissible under applicable law or except (1) in connection with a permitted transfer of servicing or (2) upon appointment of a successor servicer reasonably acceptable to the trustee and upon receipt by the trustee of letter from each Rating Agency generally to the effect that the resignation and appointment will not, in and of itself, result in a downgrading of the securities. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's responsibilities, duties, liabilities and obligations under the pooling and servicing agreement or servicing agreement.

         Each pooling and servicing agreement and servicing agreement will also provide that the master servicer, the depositor and their directors, officers, employees or agents will not be under any liability to the trust fund or the securityholders for any action taken or for refraining from the taking of any action in good faith, or for errors in judgment, unless the liability which would otherwise be imposed was by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties. Each pooling and servicing agreement and servicing agreement will further provide that the master servicer, the depositor, and any director, officer, employee or agent of the master servicer or the depositor are entitled to indemnification by the trust fund and will be held harmless against any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred in connection with any legal action relating to the pooling and servicing agreement or servicing agreement or the related series of securities, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans (except a loss, liability or expense otherwise reimbursable pursuant to the pooling and servicing agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties. In addition, each pooling and servicing agreement and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the pooling and servicing agreement or servicing agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the pooling and servicing agreement or servicing agreement and the rights and duties of the parties to that agreement and the interests of the securityholders. The legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled reimbursement from funds otherwise distributable to securityholders.

         Any person into which the master servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the master servicer is a party or any person succeeding to the business of the master servicer will be the successor of the master servicer under the related pooling and servicing agreement or servicing agreement, provided that (1) the person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and (2) the merger, consolidation or succession does not adversely affect the then-current ratings of the classes of securities of the related series that have been rated. In addition, notwithstanding the prohibition on its resignation, the master servicer may assign its rights under a pooling and servicing agreement or servicing agreement, provided clauses (1) and (2) above are satisfied and the person is reasonably satisfactory to the depositor and the trustee. In the case of an assignment, the master servicer will be released from its obligations under the pooling and servicing agreement or servicing agreement, exclusive of liabilities and obligations incurred by it prior to the time of the assignment.


EVENTS OF DEFAULT AND RIGHTS UPON EVENT OF DEFAULT

         Pooling and Servicing Agreement

         Events of default under the pooling and servicing agreement in respect of a series of certificates, unless otherwise specified in the prospectus supplement, will include:

         o any failure by the master servicer to make a required deposit to the Distribution Account (other than a Monthly Advance) which continues unremedied for 3 days (or other time period described in the related prospectus supplement) after the giving of written notice of the failure to the master servicer;

         o any failure by the master servicer to observe or perform in any material respect any other of its material covenants or agreements in the pooling and servicing agreement with respect to the series of certificates, which covenants and agreements materially affect the rights of certificateholders of such series, and which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the master servicer by the trustee, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund;

         o events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and some actions by the master servicer indicating its insolvency or inability to pay its obligations, as specified in the related pooling and servicing agreement;

         o any failure of the master servicer to make advances as described in this prospectus under "Description of the Securities--Advances," by the date and time set forth in the pooling and servicing agreement;

         o any assignment or delegation by the master servicer of its rights and duties under the pooling and servicing agreement, in contravention of the provisions permitting assignment and delegation in the pooling and servicing agreement; and

         o any other event of default as set forth in the pooling and servicing agreement.

Additional events of default will be described in the related prospectus supplement. A default pursuant to the terms of any mortgage securities included in any trust fund will not constitute an event of default under the related pooling and servicing agreement.

         So long as an event of default remains unremedied, either the trustee or holders of certificates evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund may, by written notification to the master servicer (and to the trustee if given by certificateholders), with the consent of EMC Mortgage Corporation, an affiliate of the depositor, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement (other than any right of the master servicer as certificateholder and other than the right to receive servicing compensation and expenses for master servicing the mortgage loans during any period prior to the date of the termination) covering the trust fund and in and to the mortgage loans and the proceeds thereof, whereupon the trustee or, upon notice to the depositor and with the depositor's (or an affiliate of the depositor's) consent, its designee will succeed to all responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement (other than any obligation to purchase mortgage loans) and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of, an established mortgage loan servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the pooling and servicing agreement (unless otherwise set forth in the pooling and servicing agreement). Pending an appointment, the trustee is obligated to act as master servicer. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the pooling and servicing agreement. Notwithstanding the above, upon a termination or resignation of the master servicer in accordance with terms of the pooling and servicing agreement, EMC Mortgage Corporation shall have the right to either assume the duties of the master servicer or appoint a successor master servicer meeting the requirements set forth in the pooling and servicing agreement. In addition, even if none of the events of default listed above under "--Events of Default and Rights Upon Event of Default -- Pooling and Servicing Agreement" have occurred, EMC Mortgage Corporation will have the right under the pooling and servicing agreement to terminate the master servicer without cause and either assume the duties of the master servicer or a appoint a successor master servicer meeting the requirements set forth in the pooling and servicing agreement.

         No certificateholder will have any right under a pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless (1) that holder previously gave the trustee written notice of a default that is continuing, (2) the holders of certificates evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund requested the trustee in writing to institute the proceeding in its own name as trustee and shall have offered to the trustee such reasonable indemnity as it may require against the costs, expenses and liabilities that may be incurred in or because of the proceeding and (3) the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute any proceeding.

         The holders of certificates representing at least 51% of the aggregate undivided interests (or, if applicable, voting rights) evidenced by those certificates may waive the default or event of default (other than a failure by the master servicer to make an advance); provided, however, that (1) a default or event of default under the first or fourth items listed under "--Events of Default" above may be waived only by all of the holders of certificates affected by the default or event of default and (2) no waiver shall reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed to, or otherwise materially adversely affect, any non-consenting certificateholder.

         Servicing Agreement

         For a series of notes, a servicing default under the related servicing agreement generally will include:

         o any failure by the master servicer to make a required deposit to the Distribution Account or, if the master servicer is so required, to distribute to the holders of any class of notes or Equity Certificates of the series any required payment which continues unremedied for 5 business days (or other period of time described in the related prospectus supplement) after the giving of written notice of the failure to the master servicer by the trustee or the Issuer;

         o any failure by the master servicer to observe or perform in any material respect any other of its material covenants or agreements in the servicing agreement with respect to the series of securities, which covenants and agreements materially affect the rights of the securityholders of such series, and which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the master servicer by the trustee or the Issuer;

         o events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and some actions by the master servicer indicating its insolvency or inability to pay its obligations, as specified in the related servicing agreement;

         o any failure of the master servicer to make advances as described in this prospectus under "Description of the Securities--Advances," and

         o any other servicing default as set forth in the servicing agreement.

         So long as a servicing default remains unremedied, either the trustee or holders of notes evidencing not less than 51% of the voting rights of the related trust fund, may, by written notification to the master servicer and to the Issuer (and to the trustee if given by noteholders), with the consent of EMC Mortgage Corporation, terminate all of the rights and obligations of the master servicer under the servicing agreement (other than any right of the master servicer as noteholder or as holder of the Equity Certificates and other than the right to receive servicing compensation and expenses for master servicing the mortgage loans during any period prior to the date of the termination), whereupon the trustee will succeed to all responsibilities, duties and liabilities of the master servicer under the servicing agreement (other than any obligation to purchase mortgage loans) and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the servicing agreement (unless otherwise set forth in the servicing agreement). Pending the appointment, the trustee is obligated to act in the capacity. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the servicing agreement. Notwithstanding the above, upon a termination or resignation of the master servicer in accordance with terms of the servicing agreement, EMC Mortgage Corporation shall have the right to either assume the duties of the master servicer or appoint a successor master servicer meeting the requirements set forth in the servicing agreement. In addition, even if none of the events of default listed above under "--Events of Default and Rights Upon Event of Default-- Servicing Agreement" have occurred, EMC Mortgage Corporation will have the right under the servicing agreement to terminate the master servicer without cause and either assume the duties of the master servicer or a appoint a successor master servicer meeting the requirements set forth in the servicing agreement.

         Indenture

         For a series of notes, an event of default under the indenture generally will include:

         o a default for five days or more (or other period of time described in the related prospectus supplement) in the payment of any principal of or interest on any note of the series;

         o failure to perform any other covenant of the Issuer in the indenture which continues for a period of thirty days after notice thereof is given in accordance with the procedures described in the related indenture;

         o any representation or warranty made by the Issuer in the indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting the series having been incorrect in a material respect as of the time made, and the breach is not cured within thirty days after notice thereof is given in accordance with the procedures described in the related indenture;

         o events of bankruptcy, insolvency, receivership or liquidation of the Issuer, as specified in the indenture; or

         o any other event of default provided with respect to notes of that series.

         If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series may declare the principal amount of all the notes of the series to be due and payable immediately. The declaration may, in some circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

         If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless (1) the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to the sale, (2) the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale or (3) the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes of the series.

         In the event that the trustee liquidates the collateral in connection with an event of default, the indenture provides that the trustee will have a prior lien on the proceeds of the liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of the event of default.

         In the event the principal of the notes of a series is declared due and payable, as described above, the holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount that is unamortized.

         No noteholder or holder of an Equity Certificate generally will have any right under an owner trust agreement or indenture to institute any proceeding with respect to the Agreement unless (1) that holder previously has given to the trustee written notice of default and the continuance thereof, (2) the holders of notes or Equity Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting that class (a) have made written request upon the trustee to institute the proceeding in its own name as trustee and (b) have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or because of the proceeding, (3) the trustee has neglected or refused to institute the proceeding for 60 days after receipt of the request and indemnity and (4) no direction inconsistent with the written request has been given to the trustee during the 60 day period by the holders of a majority of the aggregate Percentage Interests constituting that class.

AMENDMENT

         Each pooling and servicing agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by the pooling and servicing agreement,

         o  to cure any ambiguity,

         o to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein,

         o if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions (A) to the extent as shall be necessary to maintain the qualification of the trust fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust fund, provided that the trustee has received an opinion of counsel to the effect that (1) the action is necessary or desirable to maintain the qualification or to avoid or minimize the risk, and (2) the action will not adversely affect in any material respect the interests of any holder of certificates covered by the pooling and servicing agreement, or (B) to restrict the transfer of the REMIC Residual Certificates, provided that the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable Rating Agency, and that the amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-permitted transferee,

         o to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement which are not materially inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any certificateholder, or

         o  to comply with any changes in the Code.

         The pooling and servicing agreement may also be amended by the parties thereto with the consent of the holders of certificates evidencing at least 51% of the aggregate Percentage Interests of the trust fund or of the applicable class or classes, if such amendment affects only such class or classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of certificates covered by the pooling and servicing agreement, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of the certificate or (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all certificates of the class covered by the pooling and servicing agreement then outstanding.

         With respect to each series of notes, each related servicing agreement or indenture may be amended by the parties thereto without the consent of any of the holders of the notes covered by the Agreement, to cure any ambiguity, to correct, modify or supplement any provision therein, or to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any holder of notes covered by the Agreement. Each Agreement may also be amended by the parties thereto with the consent of the holders of notes evidencing not less than 51% of the voting rights, for any purpose; provided, however, that the amendment may not:

         (1) reduce in any manner the amount of or delay the timing of, payments received on trust fund assets which are required to be distributed on any certificate without the consent of the holder of the certificate,

         (2) adversely affect in any material respect the interests of the holders of any class of notes in a manner other than as described in (1), without the consent of the holders of notes of the class evidencing not less than 51% of the aggregate voting rights of the class or

         (3) reduce the aforesaid percentage of voting rights required for the consent to the amendment without the consent of the holders of all notes covered by the Agreement then outstanding.

The voting rights evidenced by any security will be the portion of the voting rights of all of the securities in the related series allocated in the manner described in the related prospectus supplement.

         Notwithstanding the foregoing, if a REMIC election has been made with respect to the related trust fund, the trustee or indenture trustee will not be entitled to consent to any amendment to a pooling and servicing agreement or an indenture without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the depositor, the trustee or indenture trustee, or any other specified person in accordance with the amendment will not result in the imposition of a tax on the related trust fund or cause the trust fund to fail to qualify as a REMIC.

TERMINATION; RETIREMENT OF SECURITIES

         The obligations created by the related Agreements for each series of securities (other than the limited payment and notice obligations of the trustee) will terminate upon the payment to securityholders of that series of all amounts held in the Distribution Account or by the master servicer and required to be paid to them pursuant to the Agreements following the earlier of,
(1) the final payment or other liquidation or disposition (or any advance with respect thereto) of the last mortgage loan, REO property and/or mortgage security subject thereto and (2) the purchase by the master servicer, a servicer, the depositor or its designee (or (a) if specified in the related prospectus supplement with respect to each series of certificates, by the holder of the REMIC Residual Certificates (see "Federal Income Tax Consequences" below) or (b) if specified in the prospectus supplement with respect to each series of notes, by the holder of the Equity Certificates) from the trust fund for the series of all remaining mortgage loans, REO properties and/or mortgage securities. In addition to the foregoing, the master servicer, a servicer, the depositor or its designee may have the option to purchase, in whole but not in part, the securities specified in the related prospectus supplement in the manner set forth in the related prospectus supplement. With respect to any series of certificates which provides for such a purchase, the purchase shall not be made unless either: (1) the aggregate principal balance of the certificates as of the date is equal to or less than the percentage specified in the related prospectus supplement (which shall not be greater than 25%) of the aggregate principal balance of the certificates as of the Closing Date or (2) the aggregate principal balance of the mortgage loans as of the date is equal to or less than the percentage specified in the related prospectus supplement (which shall not be greater than 25%) of the aggregate principal balance of the mortgage loans as of the cut-off date. With respect to any series of notes which provides for such a purchase, the purchase shall not be made unless the aggregate principal balance of the notes as of the date is equal to or less than the percentage specified in the related prospectus supplement (which shall not be greater than 25%) of the aggregate principal balance of the notes as of the Closing Date or a period specified in the related prospectus supplement has elapsed since the initial distribution date. Upon the purchase of the securities or at any time thereafter, at the option of the master servicer, a servicer, the depositor or its designee, the assets of the trust fund may be sold, thereby effecting a retirement of the securities and the termination of the trust fund, or the securities so purchased may be held or resold by the master servicer, the depositor or its designee. In no event, however, unless otherwise provided in the prospectus supplement, will a trust created by a pooling and servicing agreement related to a series of certificates continue beyond the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement. Written notice of termination of the pooling and servicing agreement will be given to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination. If the securityholders are permitted to terminate the trust under the applicable pooling and servicing agreement, a penalty may be imposed upon the securityholders based upon the fee that would be foregone by the master servicer because of the termination.

         The purchase of mortgage loans and property acquired in respect of mortgage loans evidenced by a series of securities shall be made at the option of the master servicer, a servicer, the depositor, its designee or, if applicable, the holder of the REMIC Residual Certificates or Equity Certificates at the price specified in the related prospectus supplement. The exercise of the right will effect early retirement of the securities of that series, but the right of the master servicer, a servicer, the depositor, its designee or, if applicable, the holder to so purchase is subject to the aggregate principal balance of the mortgage loans and/or mortgage securities in the trust fund for that series as of the distribution date on which the purchase is to occur being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans and/or mortgage securities at the cut-off date or closing date, as specified in the prospectus supplement, for that series. The prospectus supplement for each series of securities will set forth the amounts that the holders of the securities will be entitled to receive upon the early retirement. The early termination may adversely affect the yield to holders of the securities. With respect to any series of certificates, an optional purchase of the mortgage loans in the related trust fund may not result in the related certificates receiving an amount equal to the principal balance thereof plus accrued and unpaid interest and any undistributed shortfall on the related certificates. If a REMIC election has been made, the termination of the related trust fund will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

         Following any optional termination, there will be no continuing direct or indirect liability of the trust fund or any securityholder as sellers of the assets of the trust fund.

THE SECURITIES ADMINISTRATOR

         Each prospectus supplement for a series of securities may provide for a securities administrator which shall be responsible for performing certain administrative and tax functions typically performed by the trustee. The securities administrator shall at all times be a corporation or an association organized and doing business under the laws of any state or the United States of America, authorized under the laws to exercise corporate trust powers, having a combined capital and surplus of at least $40,000,000 and subject to supervision or examination by federal or state authority. The entity that serves as securities administrator may have typical banking or other relationships with the depositor and its affiliates. The securities administrator may also act as master servicer for a series of securities.

DUTIES OF SECURITIES ADMINISTRATOR

         The securities administrator for each series of securities will make no representation as to the validity or sufficiency of the related Agreements, the securities or any underlying mortgage loan, mortgage security or related document and will not be accountable for the use or application by or on behalf of any master servicer (unless the securities administrator is also acting as master servicer), servicer or special servicer of any funds paid to the master servicer, servicer or special servicer in respect of the securities or the underlying mortgage loans or mortgage securities, or any funds deposited into or withdrawn from the Distribution Account for the series or any other account by or on behalf of the master servicer, servicer or special servicer. The securities administrator for each series of securities will be required to perform only those duties specifically required under the related Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Agreement, a securities administrator will be required to examine the documents and to determine whether they conform to the requirements of the agreement.

SOME MATTERS REGARDING THE SECURITIES ADMINISTRATOR

         As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any securities administrator may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

         The securities administrator for each series of securities generally will be entitled to indemnification, from amounts held in the Distribution Account for the series, for any loss, liability or expense incurred by the securities administrator in connection with the securities administrator's administration of the trust under the related pooling and servicing agreement or indenture unless the loss, liability, cost or expense was incurred by reason of willful misfeasance, bad faith or negligence on the part of the securities administrator in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations or duties.

RESIGNATION AND REMOVAL OF THE SECURITIES ADMINISTRATOR

         The securities administrator for each series of securities may resign at any time, in which event the depositor will be obligated to appoint a successor securities administrator. The depositor may also remove the securities administrator if the securities administrator ceases to be eligible to continue as such under the pooling and servicing agreement or indenture or if the securities administrator becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the securities administrator or its property. Upon such resignation or removal of the securities administrator, the depositor will be entitled to appoint a successor securities administrator. The securities administrator may also be removed at any time by the holders of securities evidencing ownership of not less than 51% of the trust. In the event that the securityholders remove the securities administrator, the compensation of any successor securities administrator shall be paid by the securityholders to the extent that such compensation exceeds the amount agreed to by the depositor and the original securities administrator. Any resignation or removal of the securities administrator and appointment of a successor securities administrator will not become effective until acceptance of the appointment by the successor securities administrator.

THE TRUSTEE

         The trustee under each pooling and servicing agreement and indenture will be named in the related prospectus supplement. The trustee shall at all times be a corporation or an association organized and doing business under the laws of any state or the United States of America, authorized under the laws to exercise corporate trust powers, having a combined capital and surplus of at least $40,000,000 and subject to supervision or examination by federal or state authority. The entity that serves as trustee may have typical banking relationships with the depositor and its affiliates.

DUTIES OF THE TRUSTEE

         The trustee for each series of securities will make no representation as to the validity or sufficiency of the related Agreements, the securities or any underlying mortgage loan, mortgage security or related document and will not be accountable for the use or application by or on behalf of any master servicer, servicer or special servicer of any funds paid to the master servicer, servicer or special servicer in respect of the securities or the underlying mortgage loans or mortgage securities, or any funds deposited into or withdrawn from the Distribution Account for the series or any other account by or on behalf of the master servicer, servicer or special servicer. If no event of default has occurred and is continuing, the trustee for each series of securities will be required to perform only those duties specifically required under the related pooling and servicing agreement or indenture. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Agreement, a trustee will be required to examine the documents and to determine whether they conform to the requirements of the agreement.

SOME MATTERS REGARDING THE TRUSTEE

         As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

         The trustee for each series of securities generally will be entitled to indemnification, from amounts held in the Distribution Account for the series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement or indenture unless the loss, liability, cost or expense was incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations or duties.

RESIGNATION AND REMOVAL OF THE TRUSTEE

         The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of the circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of securities evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. If the trustee is removed by holders of securities, such holders shall be responsible for paying any compensation payable to a successor trustee, in excess of the amount paid to the predecessor trustee.

                              YIELD CONSIDERATIONS

         The yield to maturity of an offered security will depend on the price paid by the holder for the security, the security interest rate on a security entitled to payments of interest (which security interest rate may vary if so specified in the related prospectus supplement) and the rate and timing of principal payments (including prepayments, defaults, liquidations and repurchases) on the mortgage loans and the allocation thereof to reduce the principal balance of the security (or notional amount thereof if applicable) and other factors.

         A class of securities may be entitled to payments of interest at a fixed security interest rate, a variable security interest rate or adjustable security interest rate, or any combination of security interest rates, each as specified in the related prospectus supplement. A variable security interest rate may be calculated based on the weighted average of the

Net Mortgage Rates of the related mortgage loans, or the weighted average of the interest rates (which may be net of trustee fees) paid on the mortgage securities, for the month preceding the distribution date if so specified in the related prospectus supplement. As will be described in the related prospectus supplement, the aggregate payments of interest on a class of securities, and their yield to maturity, will be affected by the rate of payment of principal on the securities (or the rate of reduction in the notional balance of securities entitled only to payments of interest), in the case of securities evidencing interests in ARM Loans, by changes in the Net Mortgage Rates on the ARM Loans, and in the case of securities evidencing interests in mortgage securities with floating or variable rates, by changes in such rates and the indices on which they are based. See "Maturity and Prepayment Considerations" below. The yield on the securities will also be affected by liquidations of mortgage loans following mortgagor defaults and by purchases of mortgage loans in the event of breaches of representations and warranties made in respect of the mortgage loans by the depositor, the master servicer and others, or conversions of ARM Loans to a fixed interest rate. See "The Mortgage Pools--Representations by Sellers" and "Descriptions of the Securities--Assignment of Trust Fund Assets" above. Holders of Strip Securities or a class of securities having a security interest rate that varies based on the weighted average mortgage rate of the underlying mortgage loans may be affected by disproportionate prepayments and repurchases of mortgage loans having higher Net Mortgage Rates or rates applicable to the Strip Securities, as applicable.

         With respect to any series of securities, a period of time will elapse between the date upon which payments on the related mortgage loans are due and the distribution date on which the payments are passed through to securityholders. That delay will effectively reduce the yield that would otherwise be produced if payments on the mortgage loans were distributed to securityholders on or near the date they were due.

         In general, if a class of securities is purchased at initial issuance at a premium and payments of principal on the related mortgage loans occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. Similarly, if a class of securities is purchased at initial issuance at a discount and payments of principal on the related mortgage loans occur at a rate slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that originally anticipated. The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of a series of securities having a class entitled to payments of interest only or to payments of interest that are disproportionately high relative to the principal payments to which the class is entitled. Such a class will likely be sold at a substantial premium to its principal balance and any faster than anticipated rate of prepayments will adversely affect the yield to its holders. Extremely rapid prepayments may result in the failure of such holders to recoup their original investment. In addition, the yield to maturity on other types of classes of securities, including Accrual Securities and securities with a security interest rate which fluctuates inversely with or at a multiple of an index, may be relatively more sensitive to the rate of prepayment on the related mortgage loans than other classes of securities.

         The timing of changes in the rate of principal payments on or repurchases of the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the underlying mortgage loans or a repurchase thereof, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments and repurchases occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a series of securities would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

         When a principal prepayment in full is made on a mortgage loan, the borrower is generally charged interest only for the period from the due date of the preceding scheduled payment up to the date of the prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. In addition, a partial principal prepayment may likewise be applied as of a date prior to the next scheduled due date (and, accordingly, be accompanied by accrued interest for less than the full accrual period). However, interest accrued and distributable on any series of securities on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods. Consequently, if a prepayment on any mortgage loan is distributable to securityholders on a particular distribution date, but the prepayment is not accompanied by accrued interest for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees and any retained interest of the depositor) may be less than the corresponding amount of interest accrued and otherwise payable on the related mortgage loan, and a Prepayment Interest Shortfall will result. If and to the extent that the shortfall is allocated to a class of offered securities, its yield will be adversely affected. The prospectus supplement for a series of securities will describe the manner in which the shortfalls will be allocated among the classes of the securities. If so specified in the related prospectus supplement, the master servicer, or the servicer servicing the mortgage loan which was prepaid, will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of the shortfalls. The related prospectus supplement will also describe any other amounts available to off set the shortfalls. See "Servicing of Mortgage Loans--Servicing and Other Compensation and Payment of Expenses; Retained Interest".

         The trust fund with respect to any series may include ARM Loans. As is the case with conventional, fixed-rate mortgage loans originated in a high interest rate environment which may be subject to a greater rate of principal prepayments when interest rates decrease, ARM Loans may be subject to a greater rate of principal prepayments (or purchases by the related servicer or the master servicer) due to their refinancing in a low interest rate environment. For example, if prevailing interest rates fall significantly, ARM Loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate or other adjustable-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable-rate mortgages to "lock in" a lower fixed interest rate or to take advantage of the availability of other adjustable-rate mortgage loans. A rising interest rate environment may also result in an increase in the rate of defaults on the mortgage loans.

         The trust fund with respect to any series may include convertible ARM Loans. Convertible ARM Loans may be subject to a greater rate of principal prepayments (or purchases by the related servicer or the master servicer) due to their conversion to fixed interest rate loans in a low interest rate environment. The conversion feature may also be exercised in a rising interest rate environment as mortgagors attempt to limit their risk of higher rates. A rising interest rate environment may also result in an increase in the rate of defaults on these mortgage loans. If the related servicer or the master servicer purchases convertible ARM Loans, a mortgagor's exercise of the conversion option will result in a distribution of the principal portion thereof to the securityholders, as described in this prospectus. Alternatively, to the extent a servicer or the master servicer fails to purchase converting ARM Loans, the mortgage pool will include fixed-rate mortgage loans.

         The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans and thus the yield on the securities. In general, defaults on single family loans are expected to occur with greater frequency in their early years. The rate of default on single family loans which are refinanced or limited documentation mortgage loans, and on mortgage loans, with high Loan-to-Value Ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

         With respect to some mortgage loans in a mortgage pool, the mortgage rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each mortgage loan generally will be qualified, or the mortgage loan otherwise approved, on the basis of the mortgage rate in effect at origination. The repayment of the mortgage loan may thus be dependent on the ability of the mortgagor to make larger level monthly payments following the adjustment of the mortgage rate. In addition, the periodic increase in the amount paid by the mortgagor of a buydown mortgage loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage under applicable underwriting guidelines, and may accordingly increase the risk of default with respect to the related mortgage loan.

         The mortgage rates on ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial mortgage rates are generally lower than the sum of the Indices applicable at origination and the related Note Margins), the amount of interest accruing on the principal balance of the mortgage loans may exceed the amount of their minimum scheduled monthly payment. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may become Deferred Interest which will be added to the principal balance thereof and will bear interest at the applicable mortgage rate. The addition of the Deferred Interest to the principal balance of any related class or classes of securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which the securities were purchased. In addition, with respect to ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on the mortgage loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since the excess will be applied to reduce the principal balance of the related class or classes of securities, the weighted average life of the securities will be reduced and may adversely affect the yield to holders thereof, depending upon the price at which the securities were purchased.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

         As indicated above under "The Mortgage Pools," the original terms to maturity of the mortgage loans in a given mortgage pool will vary depending upon the type of mortgage loans included in the mortgage pool. The prospectus supplement for a series of securities will contain information with respect to the types and maturities of the mortgage loans in the related mortgage pool. The prepayment experience with respect to the mortgage loans in a mortgage pool will affect the life and yield of the related series of securities.

         With respect to balloon loans, payment of the balloon payment (which, based on the amortization schedule of the mortgage loans, is expected to be a substantial amount) will generally depend on the mortgagor's ability to obtain refinancing of the mortgage loans or to sell the mortgaged property prior to the maturity of the balloon loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including real estate values, the mortgagor's financial situation, prevailing mortgage loan interest rates, the mortgagor's equity in the related mortgaged property, tax laws and prevailing general economic conditions. None of the depositor, the master servicer, a servicer or any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

         The extent of prepayments of principal of the mortgage loans may be affected by a number of factors, including solicitations and the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located and, in the case of multifamily, commercial and mixed-use loans, the quality of management of the mortgage properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans may be affected by the existence of lock-out periods and requirements that principal prepayments be accompanied by prepayment premiums, as well as due-on-sale and due-on-encumbrance provisions, and by the extent to which the provisions may be practicably enforced. See "Servicing of Mortgage Loans--Collection and Other Servicing Procedures" and "Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions" for a description of provisions of the pooling and servicing agreement and legal aspects of mortgage loans that may affect the prepayment experience on the mortgage loans.

         The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with ARM Loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" the rate or (2) taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan. Moreover, although the mortgage rates on ARM Loans will be subject to periodic adjustments, the adjustments generally will not increase or decrease the mortgage rates by more than a fixed percentage amount on each adjustment date, will not increase the mortgage rates over a fixed percentage amount during the life of any ARM Loan and will be based on an index (which may not rise and fall consistently with mortgage interest rates) plus the related Note Margin (which may be different from margins being used at the time for newly originated adjustable rate mortgage loans). As a result, the mortgage rates on the ARM Loans at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans. In high interest rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently high in relation to the then-current mortgage rates on newly originated ARM Loans that the rate of prepayment may increase as a result of refinancings. There can be no assurance as to the rate of prepayments on the mortgage loans during any period or over the life of any series of securities.

         If the applicable pooling and servicing agreement for a series of securities provides for a pre-funding account or other means of funding the transfer of additional mortgage loans to the related trust fund, as described under "Description of the Securities--Pre-Funding Account" in this prospectus, and the trust fund is unable to acquire the additional mortgage loans within any applicable time limit, the amounts set aside for the purpose may be applied as principal payments on one or more classes of securities of the series. See "Yield Considerations."

         There can be no assurance as to the rate of prepayment of the mortgage loans. The depositor is not aware of any publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans such as the mortgage loans over an extended period of time. All statistics known to the depositor that have been compiled with respect to prepayment experience on mortgage loans indicate that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities. No representation is made as to the particular factors that will affect the prepayment of the mortgage loans or as to the relative importance of these factors.

         As described in this prospectus and in the prospectus supplement, the master servicer, the depositor, an affiliate of the depositor or a person specified in the related prospectus supplement (other than holder of any class of offered certificates, other than the REMIC Residual Certificates, if offered) may have the option to purchase the assets in a trust fund and effect early retirement of the related series of securities. See "The Agreements--Termination; Retirement of Securities."


                         LEGAL ASPECTS OF MORTGAGE LOANS

         The following discussion summarizes legal aspects of mortgage loans that is general in nature. The summaries do not purport to be complete. They do not reflect the laws of any particular state nor the laws of all states in which the mortgaged properties may be situated. This is because these legal aspects are governed in part by the law of the state that applies to a particular mortgaged property and the laws of the states may vary substantially. You should refer to the applicable federal and state laws governing the mortgage loans.

MORTGAGES

         Each single family, multifamily, commercial and mixed-use loan and, if applicable, the Contracts (in each case other than cooperative mortgage loans),will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located, and may have first, second or third priority. Mortgages and deeds to secure debt are referred to as"mortgages." Contracts evidence both the obligation of the obligor to repay the loan evidenced thereby and grant a security interest in the related Manufactured Homes to secure repayment of the loan. However, as Manufactured Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that Manufactured Homes may become subject to real estate title and recording laws. See "--Contracts" below. In some states, a mortgage or deed of trust creates a lien upon the real property encumbered by the mortgage or deed of trust. However, in other states, the mortgage or deed of trust conveys legal title to the property respectively, to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent (i.e., the payment of the indebtedness secured thereby). The lien created by the mortgage or deed of trust is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages depends on their terms or on the terms of separate subordination or inter-creditor agreements, the knowledge of the parties in some cases and generally on the order of recordation of the mortgage in the appropriate recording office. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor who is the borrower-homeowner; the beneficiary who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust, the grantee's authority under a deed to secure debt and the mortgagee's authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trustor mortgage, and, in deed of trust transactions, the directions of the beneficiary.

COOPERATIVE MORTGAGE LOANS

         If specified in the prospectus supplement relating to a series of certificates, the mortgage loans and Contracts may include cooperative mortgage loans. Each mortgage note evidencing a cooperative mortgage loan will be secured by a security interest in shares issued by the related Cooperative, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien upon the shares of the Cooperative, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement (or financing statements related thereto) in the appropriate recording office.

         Cooperative buildings relating to the cooperative mortgage loans are located primarily in the State of New York. Generally, each Cooperative owns in fee or has a long-term leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage (or mortgages) on the Cooperative's building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessor, as the case may be, is also responsible for fulfilling the mortgage or rental obligations. An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is generally subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (1) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the mortgagee who financed the purchase by an individual tenant-stockholder of shares of the Cooperative or, in the case of the mortgage loans, the collateral securing the cooperative mortgage loans.

         Each Cooperative is owned by shareholders (referred to as tenant-stockholders) who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative pursuant to the proprietary lease, which payment represents the tenant-stockholder's proportional share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a cooperative mortgage loan evidenced by a mortgage note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The mortgagee generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the mortgagee's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the mortgage note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "--Foreclosure on Shares of Cooperatives" below.

TAX ASPECTS OF COOPERATIVE OWNERSHIP

         In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation"within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which the items are allowable as a deduction to the corporation, that section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the cooperative mortgage loans will qualify under the section for any particular year. In the event that the Cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative mortgage loans could be significantly impaired because no deduction would be allowable to tenant- stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that a failure would be permitted to continue over a period of years appears remote.

LEASES AND RENTS

         Mortgages that encumber income-producing multifamily and commercial properties often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

CONTRACTS

         Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. Financing statements are effective for five years and must be renewed prior to the end of each five year period. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of the state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to the appropriate motor vehicle registration office, depending on state law.

         The master servicer will be required under the related pooling and servicing agreement or servicing agreement to, or to cause the servicer of the Contract to, effect the notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. In the event the master servicer or servicer, as applicable, fails, due to clerical errors or otherwise, to effect the notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the Manufactured Home securing a Contract. As Manufactured Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that Manufactured Homes may become subject to real estate title and recording laws. As a result, a security interest in a Manufactured Home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the Seller and transferred to the depositor.

         The depositor will assign or cause to be assigned a security interest in the Manufactured Homes to the trustee, on behalf of the securityholders. Neither the depositor, the master servicer, any servicer, nor the trustee will amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party and, accordingly, the depositor or the Seller will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the depositor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the depositor or Seller.

         In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the depositor on the certificate of title or delivery of the required documents and fees will be sufficient to protect the trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the depositor has failed to perfect or cause to be perfected the security interest assigned to the trust fund, the security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

         In the event that the owner of a Manufactured Home moves it to a state other than the state in which the Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after the relocation and thereafter until the owner re-registers the Manufactured Home in the state of relocation. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in that state, and if the depositor did not take steps to re-perfect its security interest in that state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the depositor must surrender possession if it holds the certificate of title to the Manufactured Home or, in the case of Manufactured Homes registered in states that provide for notation of lien, the depositor would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the depositor would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a Manufactured Home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each related pooling and servicing agreement or servicing agreement, the master servicer will be obligated to, or to cause each of the servicers of the Contracts to, take these steps, at the master servicer's or servicers expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

         Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The depositor will obtain the representation of the related Seller that it has no knowledge of any of these liens with respect to any Manufactured Home securing a Contract. However, these liens could arise at any time during the term of a Contract. No notice will be given to the trustee or securityholders in the event this type of lien arises.

FORECLOSURE ON MORTGAGES AND SOME CONTRACTS

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In addition to any notice requirements contained in a deed of trust, in some states, the trustee must record a notice of default and send a copy to the borrower- trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers in a specified manner prior to the date of trustee's sale. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

         In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, in these states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

         Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the applicable parties. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

         In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for a credit bid less than or equal to the unpaid principal amount of the note plus the accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment and the remedy is available under state law and the related loan documents. In the same states, there is a statutory minimum purchase price which the lender may offer for the property and generally, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making the repairs at its own expense as are necessary to render the property suitable for sale. Generally, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of certificates. See "Description of Credit Enhancement".

         A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages. The junior mortgagee must either pay the entire amount due on the senior mortgages prior to or at the time of the foreclosure sale or undertake to pay on any senior mortgages on which the mortgagor is currently in default. Under either course of action, the junior mortgagee may add the amounts paid to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those single family loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeds.

         In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

FORECLOSURE ON SHARES OF COOPERATIVES

         The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant- stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The Cooperative may cancel the proprietary lease or occupancy agreement, even while pledged, for failure by the tenant- stockholder to pay the obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by the tenant-stockholder. Generally, obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the Cooperative may generally terminate a proprietary lease or occupancy agreement in the event the borrower breaches its covenants in the proprietary lease or occupancy agreement. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the cooperative mortgage loan and accrued and unpaid interest on the loan.

         Recognition agreements also generally provide that in the event the lender succeeds to the tenant- shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a cooperative mortgage loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. The approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

         Because of the nature of cooperative mortgage loans, lenders do not require the tenant-stockholder (i.e., the borrower) to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

         In New York, foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the New York UCC and the security agreement relating to those shares. Article 9 of the New York UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. Generally, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and other Limitations on Lenders" below.

REPOSSESSION WITH RESPECT TO CONTRACTS

         General. Repossession of manufactured housing is governed by state law. A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the home in the event of a default by the obligor generally will be governed by the UCC (except in Louisiana). Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in small particulars, the general repossession procedure established by the UCC is as follows:

         o Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

         o Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

         o Sale proceeds are to be applied first to repossession expenses (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgement in those states that do not prohibit or limit deficiency judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.

         Louisiana Law. Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana law rather than Article 9 of the UCC. Louisiana laws provide similar mechanisms for perfection and enforcement of security interests in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

         Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

         So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished by voluntary consent of the obligor, executory process (repossession proceedings which must be initiated through the courts but which involve minimal court supervision) or a civil suit for possession. In connection with a voluntary surrender, the obligor must be given a full release from liability for all amounts due under the contract. In executory process repossessions, a sheriff's sale (without court supervision) is permitted, unless the obligor brings suit to enjoin the sale, and the lender is prohibited from seeking a deficiency judgment against the obligor unless the lender obtained an appraisal of the manufactured home prior to the sale and the property was sold for at least two-thirds of its appraised value.

RIGHTS OF REDEMPTION

         Single Family, Multifamily and Commercial Properties. The purposes of a foreclosure action in respect of a mortgaged property is to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

         The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchase through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         Manufactured Homes. While state laws do not usually require notice to be given to debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Single Family, Multifamily and Commercial Loans. Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states (including California), statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following non-judicial foreclosure by power of sale. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which the deficiency judgment may be executed. Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting the election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in some states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

         Generally, Article 9 of the UCC governs foreclosure on Cooperative Shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral (which, in the case of a cooperative mortgage loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was not conducted in a commercially reasonable manner.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, under the federal Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in a bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien. Moreover, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearage within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearage over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

         In the case of income-producing multifamily properties, federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents.

         Tax liens arising under the Code may have priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

         Contracts. In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the home at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

ENVIRONMENTAL LEGISLATION

         Under CERCLA, and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

         The Conservation Act amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Conservation Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

         Other federal and state laws may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. The cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust fund and reduce the amounts otherwise distributable to the holders of the related series of certificates. Moreover, federal statutes and states by statute may impose a lien for any cleanup costs incurred by the state on the property that is the subject of the cleanup costs. All subsequent liens on the property generally are subordinated to the lien and, in some states, even prior recorded liens are subordinated to such lien. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to the lien could be adversely affected.

         Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the depositor has not made and will not make the evaluations prior to the origination of the secured contracts. Neither the master servicer nor any servicer will be required by any Agreement to undertake these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, neither the master servicer nor any servicer will be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to certificateholders of the related series.

CONSUMER PROTECTION LAWS

         In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include TILA, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation X, Equal Credit Opportunity Act, as implemented by Regulation B, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, an originator's failure to comply with certain requirements of the federal TILA, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in obligors' rescinding the mortgage loans either against the originators or assignees. Further, the failure of the borrower to use the correct form of notice of right to cancel in connection with non-purchase money transactions could subject the originator and assignees to extended borrower rescission rights.

HOMEOWNERSHIP ACT AND SIMILAR STATE LAWS

         Some of the mortgage loans, known as High Cost Loans, may be subject to special rules, disclosure requirements and other provisions that were added to the federal TILA by the Homeownership Act, if such trust assets were originated after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits the inclusion of certain provisions in mortgages subject to the Homeownership Act. Purchasers or assignees of any High Cost Loan, including any trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan under the federal TILA or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the mortgage loan was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by law. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

         In addition to the Homeownership Act, a number of legislative proposals have been introduced at the federal, state and local level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. In some cases, state or local law may impose requirements and restrictions greater than those in the Homeownership Act. An originators' failure to comply with these laws could subject the trust (and other assignees of the mortgage loans) to monetary penalties and could result in the borrowers rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

         Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

         Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied, Any determination by a court that the mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the related seller will be required to purchase that mortgage loan from the trust.

ADDITIONAL CONSUMER PROTECTIONS LAWS WITH RESPECT TO CONTRACTS

         Contracts often contain provisions obligating the obligor to pay late charges if payments are not timely made. Federal and state law may specifically limit the amount of late charges that may be collected. Under the related pooling and servicing agreement or servicing agreement, late charges will be retained by the master servicer or servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to Securityholders.

         Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

         In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

         The FTC Rule has the effect of subjecting a seller (and some related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the Contract, and the holder of the Contract may also be unable to collect amounts still due under the Contract. Most of the Contracts in a trust fund will be subject to the requirements of the FTC Rule. Accordingly, the trust fund, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related Manufactured Home may assert against the seller of the Manufactured Home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract. If an obligor is successful in asserting the claim or defense, and if the Seller had or should have had knowledge of the claim or defense, the master servicer will have the right to require the Seller to repurchase the Contract because of breach of its Seller's representation and warranty that no claims or defenses exist that would affect the obligor's obligation to make the required payments under the Contract. The Seller would then have the right to require the originating dealer to repurchase the Contract from it and might also have the right to recover from the dealer any losses suffered by the Seller with respect to which the dealer would have been primarily liable to the obligor.

ENFORCEABILITY OF CERTAIN PROVISIONS

         Transfer of Mortgaged Properties. Unless the related prospectus supplement indicates otherwise, the mortgage loans generally contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the prior consent of the lender. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, Garn-St Germain Act preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include, amongst others, intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

         The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by the buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

         Transfer of Manufactured Homes. Generally, Contracts contain provisions prohibiting the sale or transfer of the related Manufactured Home without the consent of the obligee on the Contract and permitting the acceleration of the maturity of the Contracts by the obligee on the Contract upon a sale or transfer that is not consented to. The master servicer will, or will cause the servicer of the Contract, to the extent it has knowledge of the conveyance or proposed conveyance, to exercise or cause to be exercised its rights to accelerate the maturity of the related Contracts through enforcement of due-on-sale clauses, subject to applicable state law. In some cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

         In the case of a transfer of a Manufactured Home as to which the master servicer or servicer of the Contract desires to accelerate the maturity of the related Contract, the master servicer's or servicer's ability to do so will depend on the enforceability under state law of the due-on-sale clause. The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the Manufactured Homes. Consequently, in some cases the master servicer or servicer may be prohibited from enforcing a due-on-sale clause in respect of a Manufactured Home.

         Late Payment Charges and Prepayment Restrictions. Notes and mortgages, as well as manufactured housing conditional sales contracts and installment loan agreements, may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments or the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid even when the loans expressly provide for the collection of those charges. Although the Parity Act permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement. The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the bonds. The Office of Thrift Supervision (OTS), the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable Parity Act regulations and Chief Counsel Opinions that previously authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective with respect to loans originated on or after July 1, 2003. However, the OTS's ruling does not retroactively affect loans originated before July 1, 2003.

SUBORDINATE FINANCING

         When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

INSTALLMENT CONTRACTS

         The trust fund assets may also consist of installment sales contracts. Under an installment contract the seller (referred to in this section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the installment contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for the maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

         The method of enforcing the rights of the lender under an installment contract varies on a state-by- state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated and the buyer's equitable interest in the property is forfeited. The lender in this situation is not required to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the defaulted amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

APPLICABILITY OF USURY LAWS

         Title V provides that state usury limitations shall not apply to some types of residential first mortgage loans originated by some lenders after March 31,1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges.

         Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on some kinds of Manufactured Housing. Contracts would be covered if they satisfy conditions including, among other things, terms governing any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1,1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted this type of law prior to the April 1,1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the trust fund.

         Usury limits apply to junior mortgage loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum mortgage rates for ARM Loans, as set forth in the related prospectus supplement.

         As indicated above under "The Mortgage Pools--Representations by Sellers," each Seller of a mortgage loan will have represented that the mortgage loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the mortgage rates on the mortgage loans will be subject to applicable usury laws as in effect from time to time.

ALTERNATIVE MORTGAGE INSTRUMENTS

         Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders historically have been subjected to a variety of restrictions. The restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII. Title VIII provides that, notwithstanding any state law to the contrary, (1) state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks,
(2) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and (3) all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of the provisions. Some states have taken this action.

FORMALDEHYDE LITIGATION WITH RESPECT TO CONTRACTS

         A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials, including components of manufactured housing such as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. The depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

         Under the FTC Rule, which is described above under "Consumer Protection Laws", the holder of any Contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. In the event an obligor is successful in asserting this claim, the related securityholders could suffer a loss if (1) the related Seller fails or cannot be required to repurchase the affected Contract for a breach of representation and warranty and (2) the master servicer, servicer of the Contract or the trustee were unsuccessful in asserting any claim of contribution or subornation on behalf of the securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from these manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

THE SERVICEMEMBERS CIVIL RELIEF ACT

         Under the terms of the Relief Act, a mortgagor who enters military service after the origination of the mortgagor's mortgage loan (including a mortgagor who was in reserve status and is called to active duty after origination of the mortgage loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of the mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. With respect to any mortgage loan subject to the Relief Act with an interest rate in excess of 6% per annum, application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or servicer to collect full amounts of interest on that mortgage loan. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related mortgage loans, would result in a reduction of the amounts distributable to the holders of the related securities, and would not be covered by advances by the master servicer, any servicer or other entity or by any form of credit enhancement provided in connection with the related series of securities, unless described in the prospectus supplement. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or servicer to foreclose on an affected single family loan or enforce rights under a Contract during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the related securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to securityholders of the related series.

         Certain states have enacted or may enact their own versions of the Relief Act which may provide for more enhanced consumer protection provisions than those set forth in the Relief Act. The Relief Act may not preempt those state laws.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

         Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of RICO can be seized by the government if the property was used in, or purchased with the proceeds of, these crimes. Under procedures contained in the Crime Control Act, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

JUNIOR MORTGAGES

         Some of the mortgage loans may be secured by mortgages or deeds of trust which are junior to senior mortgages or deeds of trust which are not part of the trust fund. The rights of the securityholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, which may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in some cases, either reinitiates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure the default and bring the senior loan current thereby reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of this notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

         The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.

NEGATIVE AMORTIZATION LOANS

         A notable case decided by the United States Court of Appeals, First Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the DIDMC and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Parity Act, which authorizes lender to make residential mortgage loans that provide for negative amortization. The First Circuit's decision is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following discussion is the opinion of Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP and Greenberg Traurig LLP counsel to the depositor, with respect to the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered securities offered under this prospectus and the prospectus supplement insofar as it relates to matters of law or legal conclusions with respect thereto. This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject special treatment under the Code. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State and Other Tax Consequences."

         The following discussion addresses securities of three general types:

         o REMIC Certificates representing interests in a trust fund, or a portion thereof, that the REMIC Administrator will elect to have treated as a REMIC under the REMIC Provisions of the Code,

         o notes representing indebtedness of a trust fund as to which no REMIC election will be made, and

         o Grantor Trust Certificates representing interests in a Grantor Trust Fund as to which no REMIC election will be made.

The prospectus supplement for each series of certificates will indicate whether a REMIC election (or elections) will be made for the related trust fund and, if this election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "securityholder," "certificateholder" or a "holder" are to the beneficial owner of a security or certificate, as the case may be.

         The prospectus supplement for each series of securities will indicate which of the foregoing treatments will apply to that series. In addition, if a FASIT structure or Partnership Structure is being used, the tax treatment of such structure will be described in the related prospectus supplement.

         The following discussion is based in part upon the OID Regulations and in part upon REMIC Regulations. The OID Regulations do not adequately address issues relevant to securities such as the offered securities. In some instances, the OID Regulations provide that they are not applicable to securities such as the offered securities.

REMICS

         Classification of REMICS. On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of REMIC Certificates, any of Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP or Greenberg Traurig LLP, as counsel to the depositor, or another law firm identified in the related prospectus supplement, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, for federal income tax purposes, the related trust fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in that REMIC within the meaning of the REMIC Provisions.

         If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for status as a REMIC are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the related trust fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust fund as a REMIC will be inadvertently terminated.

         Characterization of Investments in REMIC Certificates. In general, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying the certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that the certificates are treated as "real estate assets"within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests therein. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during the calendar quarter. The REMIC Administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

         The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether the assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the Code sections mentioned in the immediately preceding paragraph. In addition, in some instances mortgage loans may not be treated entirely as assets described in the foregoing sections of the Code. If so, the related prospectus supplement will describe the mortgage loans that may not be so treated. The REMIC Regulations do provide, however, that cash received from payments on mortgage loans held pending distribution is considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(4)(A) of the Code.

         Tiered REMIC Structures. For some series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. As to each such series of REMIC Certificates, in the opinion of counsel to the depositor, assuming compliance with all provisions of the related pooling and servicing agreement, each of the REMICs in that trust fund will qualify as a REMIC and the REMIC

Certificates issued by these REMICs will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

         Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on the certificates is interest described in
Section 856(c)(3)(B) of the Code, all of the REMICs in that trust fund will be treated as one REMIC.

         Taxation of Owners of REMIC Regular Certificates.

         General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

         Original Issue Discount. A REMIC Regular Certificate may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holder of a REMIC Regular Certificate issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the "constant yield" method described below, in advance of the receipt of the cash attributable to that income. In addition,
Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and some other debt instruments issued with original issue discount. Regulations have not been issued under that section.

         The Code requires that a reasonable prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Committee Report indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of the REMIC Regular Certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

         The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be the fair market value of that class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on the certificate other than "qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC Regular Certificate.

         In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of the REMIC Regular Certificates. If the original issue discount rules apply to the certificates in a particular series, the related prospectus supplement will describe the manner in which these rules will be applied with respect to the certificates in that series that bear an adjustable interest rate in preparing information returns to the certificateholders and the IRS.

         The first interest payment on a REMIC Regular Certificate may be made more than one month after the date of issuance, which is a period longer than the subsequent monthly intervals between interest payments. Assuming the

"accrual period" (as defined below) for original issue discount is each monthly period that ends on the day prior to each distribution date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

         In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect the accrued interest. In such cases, information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of the REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date) and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first distribution date should be included in the stated redemption price of the REMIC Regular Certificate. However, the OID Regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a certificateholder.


         Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of a REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC Regular Certificate, by multiplying (1) the number of complete years (rounding down for partial years) from the issue date until that payment is expected to be made (presumably taking into account the Prepayment Assumption) by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of de minimis original issue discount attributable to that certificate and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of this election under the OID Regulations.

         If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

         As to each "accrual period," that is, each period that ends on a date that corresponds to the day prior to each distribution date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during the accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on the REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption, (2) using a discount rate equal to the original yield to maturity of the certificate and (3) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to the certificate in prior accrual periods, and reduced by the amount of any distributions made on the certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

         A subsequent purchaser of a REMIC Regular Certificate that purchases a certificate that is treated as having been issued with original issue discount at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, each such daily portion will be reduced, if the cost of the certificate is in excess of its "adjusted issue price," in proportion to the ratio the excess bears to the aggregate original issue discount remaining to be accrued on the REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the certificate at the beginning of the accrual period which includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day.

         Market Discount. A certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a certificateholder generally will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "Taxation of Owners of REMIC Regular Certificates--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable, except with the approval of the IRS.

         However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the certificateholder's option: (1) on the basis of a constant yield method,
(2) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (3) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

         To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If a holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC Regular Certificate may elect under Section 171of the Code to amortize the premium under the constant yield method over the life of the certificate. If made, the election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether the certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code. The use of an assumption that there will be no prepayments may be required.

         Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and non-corporate holders of the REMIC Regular Certificates that acquire the certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a non-corporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

         Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to the certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the certificate underlying the REMIC Certificates, as the case may be, until it can be established that the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by that holder in the period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of this loss or reduction in income.

         Taxation of Owners of REMIC Residual Certificates

         General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and some other transactions. See "--Prohibited Transactions and Other Possible REMIC Taxes" below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

         A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses."

         A holder of a REMIC Residual Certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds the REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that some modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased the REMIC Residual Certificate from a prior holder of the certificate at a price greater than (or less than) the adjusted basis (as defined below) the REMIC Residual Certificate would have had in the hands of an original holder of the certificate. The REMIC Regulations, however, do not provide for any such modifications.

         Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of the REMIC Residual Certificate will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that any of these payments would be includible in income immediately upon its receipt, the IRS might assert that these payments should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of these payments for income tax purposes.

         The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with the income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by the REMIC Residual Certificateholders for the corresponding period may significantly adversely affect the REMIC Residual Certificateholders' after-tax rate of return. This disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

         Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any income from premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered by the prospectus), amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

         For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any offered REMIC Certificates will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of the interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

         Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

         A mortgage loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of the mortgage loan.

         A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered by this prospectus) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered by this prospectus) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular certificates--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered by this prospectus) described therein will not apply.

         If a class of REMIC Regular Certificates is issued with Issue Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely clear, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular certificates--Original Issue Discount."

         As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will betaken into account. See "--Prohibited Transactions and Other Possible REMIC Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows these deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

         Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for the REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to the REMIC Residual Certificateholder.

         A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of the calendar quarter (determined without regard to the net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

         Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate. Holders of REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC Residual Certificates will not be sufficiently large that the distributions will be treated as nontaxable returns of capital. Their bases in the REMIC Residual Certificates will initially equal the amount paid for the REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, these bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent the REMIC Residual Certificateholders' initial bases are less than the distributions to the REMIC Residual Certificateholders, and increases in initial bases either occur after the distributions or (together with their initial bases) are less than the amount of the distributions, gain will be recognized to the REMIC Residual Certificateholders on these distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

         The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original holder, see "--Taxation of Owners of REMIC Residual Certificates--General" above.

         Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events. In general, the"excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (1) the daily portions of REMIC taxable income allocable to the REMIC Residual Certificate over (2) the sum of the "daily accruals" (as defined below) for each day during the quarter that the REMIC Residual Certificate was held by the REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to the REMIC Residual Certificate before the beginning of that quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are not considered to have "significant value."

         For REMIC Residual Certificateholders, an excess inclusion (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (2) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "--Foreign investors in REMIC Certificates," below.

         Furthermore, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and alternative minimum taxable income may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the tentative minimum tax on excess inclusions.

         In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and cooperatives; the REMIC Regulations currently do not address this subject.

         Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "non-economic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is non-economic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute non-economic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. These restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations generally apply to transfers of residual interests occurring on or after February 4, 2000. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of the REMIC Residual Certificate by such a purchaser to another purchaser at some future day may be disregarded in accordance with the above described rules which would result in the retention of tax liability by that purchaser.

         The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "non-economic" will be based upon assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered "non-economic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates--REMIC Residual Certificates" below for additional restrictions applicable to transfers of REMIC Residual Certificates to foreign persons.

         On May 11, 2004, the Internal Revenue Service issued final regulations relating to the federal income tax treatment of "inducement fees" received by transferees of non-economic REMIC residual interests. The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. These rules apply to taxable years ending on or after May 11, 2004. On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of REMIC residual certificates should consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

         Mark-to-Market Rules. In general, all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment, must be marked to market in accordance with the applicable Code provision and the related regulations. However, the IRS has issued regulations which provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security and thus may not be marked to market.

         Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Except as stated in the related prospectus supplement, these fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

         With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (1) an amount equal to the individual's, estate's or trust's share of the fees and expenses will be added to the gross income of the holder and (2) the individual's, estate's or trust's share of the fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits these deductions only to the extent they exceed in the aggregate two percent of taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of the fees and other deductions will be included in the holder's gross income. Accordingly, these REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Prospective investors should consult with their tax advisors prior to making an investment in the certificates.

         Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of the REMIC Regular Certificate to the certificateholder, increased by income reported by the certificateholder with respect to the REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on the REMIC Regular Certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided the REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code.

         Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller's income with respect to the REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the Prepayment Assumption applicable to the certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of the REMIC Regular Certificate, over (2) the amount of ordinary income actually includible in the seller's income prior to the sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased the REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the REMIC Certificate was held by the holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and"--Premium."

         REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which this section applies will be ordinary income or loss.

         A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires the REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of the sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to the REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

         Losses on the sale of a REMIC Residual Certificate in excess of a threshold amount (which amount could need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886. Investors should consult with their tax advisors as to the need to file such form.

         Prohibited Transactions and Other Possible REMIC Taxes. In the event a REMIC engages in a prohibited transaction, the Code imposes a 100% tax on the income derived by the REMIC from the prohibited transaction. In general, subject to specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, a contribution to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition on the REMIC of a tax equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

         REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

         To the extent permitted by then applicable laws, any tax resulting from a prohibited transaction, tax resulting from a contribution made after the Closing Date, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or trustee in either case out of its own funds, provided that the master servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master servicer's or the trustee's obligations, as the case may be, under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by the master servicer or the trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

         Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (1) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to the REMIC Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of the transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (1) residual interests in the entity are not held by disqualified organizations and (2) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

         In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in the entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by the disqualified organization and
(2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in the pass-through entity furnishes to the pass-through entity (1) the holder's social security number and a statement under penalties of perjury that the social security number is that of the recordholder or (2) a statement under penalties of perjury that the record holder is not a disqualified organization. For taxable years beginning after December 31,1997, notwithstanding the preceding two sentences, in the case of a REMIC Residual Certificate held by an "electing large partnership," all interests in the partnership shall be treated as held by disqualified organizations (without regard to whether the record holders of the partnership furnish statements described in the preceding sentence) and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners (in lieu of allocating to the partners a deduction for the tax paid by the partnership).

         For these purposes, a "disqualified organization" means:

         o the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac),

         o any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code, or

         o any organization described in Section 1381(a)(2)(C) of the Code.

For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to the interest, be treated as a pass-through entity.

         Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on the REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in the certificate, the REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

         Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. The REMIC Administrator (or other party described in the related prospectus supplement) will file REMIC federal income tax returns on behalf of the related REMIC, and under the terms of the related Agreement will either (1) be irrevocably appointed by the holders of the largest percentage interest in the related REMIC Residual Certificates as their agent to perform all of the duties of the "tax matters person" with respect to the REMIC in all respects or (2) will be designated as and will act as the "tax matters person" with respect to the related REMIC in all respects and will hold at least a nominal amount of REMIC Residual Certificates.

         The REMIC Administrator, as the tax matters person or as agent for the tax matters person, subject to notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report these REMIC items consistently with their treatment on the REMIC's tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as either tax matters person or as agent for the tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

         Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose the information to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

         As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, Treasury regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular certificates--Market Discount."

         The responsibility for complying with the foregoing reporting rules will be borne by the REMIC Administrator or other party designated in the related prospectus supplement.

         Backup Withholding With Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code if recipients of the payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the backup withholding tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

         Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a United States Person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of the certificateholder. This statement is generally made on IRS Form W-8BEN and must be updated whenever required information has changed or within 3 calendar years after the statement is first delivered. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

         Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

         In addition, in certain circumstances the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

         Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non- resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

         Except as stated in the related prospectus supplement, transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.

NOTES

         On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of notes, any of Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP or Greenberg Traurig LLP as counsel to the depositor, or another law firm identified in the related prospectus supplement, will deliver its opinion to the effect that, assuming compliance with all provisions of the indenture, owner trust agreement and other related documents, for federal income tax purposes (1) the notes will be treated as indebtedness and (2) the Issuer, as created pursuant to the terms and conditions of the owner trust agreement, will not be characterized as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool. For purposes of this tax discussion, references to a "noteholder" or a "holder" are to the beneficial owner of a note.

         Status as Real Property Loans

         (1) Notes held by a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and (2) notes held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code section 856(c)(4)(A) and interest on notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B).

         Taxation of Noteholders

         Notes generally will be subject to the same rules of taxation as REMIC Regular Certificates issued by a REMIC, as described above, except that (1) income reportable on the notes is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special rule treating a portion of the gain on sale or exchange of a REMIC Regular Certificate as ordinary income is inapplicable to the notes. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" and "--Sales of REMIC Certificates."

GRANTOR TRUST FUNDS

         Classification of Grantor Trust Funds. On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of Grantor Trust Certificates, any of Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP or Greenberg Traurig LLP, as counsel to the depositor, or another law firm identified in the related prospectus supplement, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

         Characterization of Investments in Grantor Trust Certificates.

         Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, except as disclosed in the related prospectus supplement, counsel to the depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (1) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) "obligation[s] (including any participation or Certificate of beneficial ownership therein) which [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3) of the Code; and (3) "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, counsel to the depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

         Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, and "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying these sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that this characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. Prospective purchasers to which the characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

         The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

         Taxation of Owners of Grantor Trust Fractional Interest Certificates. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through some pass-through entities will be allowed a deduction for the reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, the fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and certificateholders on a method that allocates the expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

         The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of certificates or
(2) the depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on the mortgage loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established "safe harbors." The servicing fees paid with respect to the mortgage loans for a series of Grantor Trust Certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to the master servicer, any subservicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

         If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of some stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

         The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by the purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on the certificate, other than "qualified stated interest," if any, as well as the certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of the income that accrues in any month would equal the product of the holder's adjusted basis in the Grantor Trust Fractional Interest Certificate at the beginning of the month (see "Sales of Grantor Trust Certificates") and the yield of the Grantor Trust Fractional Interest Certificate to the holder. This yield would be computed at the rate (compounded based on the regular interval between distribution dates) that, if used to discount the holder's share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the depositor, the master servicer, any subservicer or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses.

         To the extent the Grantor Trust Fractional Interest Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, for taxable years beginning after August 5, 1997, Section 1272(a)(6) of the Code requires (1) the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption. It is uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and, in particular, whether a prepayment assumption should be used in reporting original issue discount.

         In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to the certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than the principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

         If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the certificateholder's interest in the mortgage loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

         It is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Under Treasury regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount (or only a de minimis amount of original issue discount) or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then that original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "Characteristics of Investments in Grantor Trust Certificates--If Stripped Bond Rules Do Not Apply" and"--Market Discount" below.

         If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with the certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

         The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of the mortgage loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on the mortgage loan other than "qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually at a single fixed rate, or at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the mortgage loan. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any "points" paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test described in the REMIC discussion. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

         In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which the rules will be applied with respect to those mortgage loans by the master servicer or the trustee in preparing information returns to the certificateholders and the IRS.

         If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Section1272(a)(6) of the Code requires that a prepayment assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates backed by these pools, it is intended to base information reports and returns to the IRS and certificateholders for taxable years beginning after August 5, 1997, on the use of a prepayment assumption. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in the series.

         A purchaser of a Grantor Trust Fractional Interest Certificate that purchases the Grantor Trust Fractional Interest Certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to the mortgage loans. However, each such daily portion will be reduced, if the cost of the Grantor Trust Fractional Interest Certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate "adjusted issue prices" of the mortgage loans held in the related trust fund, approximately in proportion to the ratio the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the mortgage loan at the beginning of the accrual period that includes the day and (2) the daily portions of original issue discount for all days during the accrual period prior to the day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of the mortgage loan, increased by the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

         In addition to its regular reports, the master servicer or the trustee, except as provided in the related prospectus supplement, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as the holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "Grantor Trust Reporting" below.

         Market Discount. If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a "market discount," that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of the discount that has accrued (under the rules described in the next paragraph) through the month that has not previously been included in income, but limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the certificate to the holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above.

         Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, some rules described in the Committee Report will apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the certificateholder's option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or
(3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of the discount income.

         Because the mortgage loans will provide for periodic payments of stated redemption price, the market discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were original issue discount.

         Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" with the exception that it is less likely that a prepayment assumption will be used for purposes of these rules with respect to the mortgage loans.

         Further, under the rules described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount," above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

         Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of the premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made (or, for a certificateholder using the accrual method of accounting, when the payments of stated redemption price are due).

         It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue discount." It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, and the actual rate of prepayments.

         Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "Characterization of Investments in

Grantor Trust Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.

         The OID Regulations do not apply to "stripped coupons," although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Contingent Payment Rules" and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

         Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of the holder's adjusted basis in the Grantor Trust Strip Certificate at the beginning of that month and the yield of the Grantor Trust Strip Certificate to the holder. The yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "Characterization of Investments in Grantor Trust Certificates--If Stripped Bond Rules Apply" above.

         As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the prepayment assumption. To the extent the Grantor Trust Strip Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions will apply to the Grantor Trust Strip Certificates for taxable years beginning after August 5, 1997. It is uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

         The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and certificateholders on the Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate, and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their own tax advisors regarding the use of the Prepayment Assumption.

         It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment, except possibly if prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the Prepayment Assumption is not used, then when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to the mortgage loan.

         Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated on June 14, 1996, regarding contingent payment debt instruments (the "Contingent Payment Regulations"), but it appears that Grantor Trust Strip Certificates, to the extent subject to
Section 1272(a)(6) of the Code, as described above, or due to their similarity to other mortgage-backed securities(such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of the Contingent Payment Regulations, are or may be excepted from these regulations. Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

         If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the "noncontingent bond method." Under the "noncontingent bond method," the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the "applicable Federal rate" that, as of the issue date, reflects general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, the income any variation between the payment actually received in that month and the payment originally projected to be made in that month.

         Assuming that a prepayment assumption were used, if the Contingent Payment Regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under "Taxation of Owners of Grantor Trust Strip Certificates". Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

         Sales of Grantor Trust Certificates. Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on the sale or exchange of a Grantor Trust Certificate by an investor who holds the Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to the Grantor Trust Certificate.

         Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction"within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Grantor Trust Reporting. The master servicer or the trustee will furnish to each holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the master servicer or the trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was a holder at any time during that year, information regarding the amount of servicing compensation received by the master servicer and subservicer (if any) and any other customary factual information as the master servicer or the trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the trust fund's information reports of these items of income and expense. Moreover, these information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

         Except as disclosed in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the trustee.

         Backup Withholding. In general, the rules described in "--REMICS--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

         Foreign Investors. In general, the discussion with respect to REMIC Regular certificates in "REMICS--Foreign Investors in REMIC Certificates" applies to Grantor Trust Certificates except that Grantor Trust Certificates will, except as disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion, only to the extent the related mortgage loans were originated after July 18, 1984.

         To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a certificateholder's trade or business in the United States, the Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

TAXATION OF CLASSES OF EXCHANGEABLE SECURITIES

         General

         The arrangement pursuant to which the ES Classes of a series are created, sold and administered, an "ES Pool", will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the classes of securities that have been exchanged for ES Classes will be the assets of the ES Pool and the ES Classes represent beneficial ownership of these interests in the classes of securities.

         Tax Status

         The ES Classes should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and assets described in Section 7701(a)(19)(C) of the Code, and original issue discount and interest accruing on ES Classes should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code in each case to the extent the securities or income on the securities would be qualifying if held directly (although the matter is not entirely clear for Strips, defined below). ES Classes will be "qualified mortgages" under Section 860G(a) (3) of the Code for a REMIC.

         Tax Accounting for Exchangeable Securities

         An ES Class represents beneficial ownership of an interest in one or more classes of securities on deposit in an exchangeable security trust fund, as specified in the applicable prospectus supplement. If it represents an interest in more than one class of securities, a purchaser must allocate its basis in the ES Class among the interests in the classes of securities in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such an ES Class, the holder must allocate the amount received on the sale among the interests in the classes of securities in accordance with their relative fair market values as of the time of sale.

         The holder of an ES Class must account separately for each interest in a class of securities (there may be only one such interest). Where the interest represents a pro rata portion of a class of securities that are REMIC regular securities, the holder of the ES Class should account for such interest as described under "REMICS--Taxation of Owners of REMIC Regular Certificates" above. Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a class of securities (a "Strip"), the holder is treated as owning, pursuant to Section 1286 of the Code, "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments on such class of securities. We intend to treat each Strip as a single debt instrument for purposes of information reporting. The Internal Revenue Service, however, could take a different position. For example, the Internal Revenue Service could contend that a Strip should be treated as a pro rata part of the class of securities to the extent that the Strip represents a pro rata portion thereof, and "stripped bonds" or "stripped coupons" with respect to the remainder. An investor should consult its tax advisor regarding this matter.

         A holder of an ES Class should calculate original issue discount with respect to each Strip and include it in ordinary income as it accrues, which may be before the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest. The holder should determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. With respect to a particular holder, Treasury regulations do not address whether the prepayment assumption used to calculate original issue discount would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related class of securities. Further, if the related class of securities is subject to redemption as described in the applicable prospectus supplement, Treasury regulations do not address the extent to which such prepayment assumption should take into account the possibility of the retirement of the Strip concurrently with the redemption of such class of securities. An investor should consult its tax advisor regarding these matters. For purposes of information reporting relating to original issue discount, the original yield to maturity of the Strip, determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

         If original issue discount accruing with respect to a Strip, computed as described above, is negative for any period, the holder may be entitled to offset such amount only against future positive original issue discount accruing from such Strip (or possibly also against original issue discount from prior periods). We intend to report by offsetting negative OID accruals only against future positive accruals of OID. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the holder is entitled with respect to such Strip, assuming no further prepayments of the Mortgages (or, perhaps, assuming prepayments at a rate equal to the prepayment assumption). Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the holder.

         A holder realizes gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such Strip. The holder's adjusted basis generally is equal to the holder's allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received. Except as described below, any gain or loss on such sale generally is capital gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term capital gain holding period (more than one year). Such gain or loss will be ordinary income or loss (1) for a bank or thrift institution or (2) if the securities are REMIC regular securities to the extent income recognized by the holder is less than the income that would have been recognized if the yield on such interest were 110% of the applicable federal rate under Section 1274(d) of the Code.

         If a holder exchanges a single ES Class, an "Exchanged ES Class", for several ES Classes, each, a "Received ES Class," and then sells one of the Received ES Classes, the sale may be subject the investor to the coupon stripping rules of Section 1286 of the Code. The holder must allocate its basis in the Exchanged ES Class between the part of such class underlying the Received ES Class that was sold and the part of the Exchanged ES Class underlying the Received ES Classes that was retained, in proportion to their relative fair market values as of the date of such sale. The holder is treated as purchasing the interest retained for the amount of basis allocated to such interest. The holder must calculate original issue discount with respect to the retained interest as described above.

         Although the matter is not free from doubt, a holder that acquires in one transaction a combination of ES Classes that may be exchanged for a single ES Class that is identical to a class of securities that is on deposit in the related exchangeable security trust fund should be treated as owning the relevant class of securities.

         Exchanges of Exchangeable Securities

         An exchange of an interest in one or more ES Classes for an interest in one or more other related ES Classes that are part of the same combination, or vice versa, will not be a taxable exchange. After the exchange, the holder is treated as continuing to own the interests in the class or classes of exchangeable securities that it owned immediately before the exchange.

         Tax Treatment of Foreign Investors

         A foreign holder of an ES Class is subject to taxation in the same manner as foreign holders of REMIC regular securities. Such manner of taxation is discussed under the heading "--REMICS --Foreign Investors in REMIC Certificates."

         Backup Withholding

         A holder of an ES Class is subject to backup withholding rules similar to those applicable to REMIC regular securities. Such manner of taxation is discussed under the heading "--REMICS --Backup Withholding With Respect to REMIC Certificates."

         Reporting and Administrative Matters

         Reports will be made to the Internal Revenue Service and to holders of record of ES Classes that are not excepted from the reporting requirements.

CALLABLE CLASSES

         The tax consequences of holding or selling a Callable Class will be discussed in the related Prospectus Supplement.

PROPOSED REGULATIONS ON TAX OPINIONS

         The U.S. Department of the Treasury has proposed regulations, contained in Circular 230, governing the practice of attorneys and other tax advisors before the Internal Revenue Service. These proposed regulations classify virtually all opinions regarding federal tax treatment of securities that rely for their treatment on specialized provisions of the Code as tax shelter opinions and, consequently, subject to certain mandatory requirements applicable to tax shelter opinions. The proposed regulations provide that the final regulations will apply to opinions delivered on or after the date the final regulations are published in the Federal Register, which could occur in time to apply to the Notes or Certificates.

         If the final regulations are adopted in their present form with an effective date that is applicable to tax counsel's opinion relating to the Notes or Certificates, tax counsel expects to deliver an opinion that contains the same overall conclusion regarding the Notes or Certificates as described above [below] but which complies with the requirements of the new regulations. Among other largely technical changes tax counsel may add to the opinion a paragraph substantially similar to the following:

         The opinion set forth herein with respect to federal income tax may not be sufficient for an owner of the Notes or Certificates to use for the purpose of avoiding penalties relating to a substantial understatement of income tax under section 6662(d) of the Internal Revenue Code of 1986. Owners of the Notes or Certificates should seek advice based on their individual circumstances with respect to any material federal tax issue relating to the Notes or Certificates from their own tax advisors. The federal tax opinion represents tax counsel's best judgment, based on the matters referred to herein, that, except as otherwise stated herein, there is no federal tax issue for which the Internal Revenue Service has a reasonable basis for a successful challenge and the resolution of which could have a significant adverse impact on the opinion regarding federal tax treatment of the Notes or Certificates. Tax counsel expects to be paid for this opinion and related services by the Issuer of the Notes or Certificates.

         There can be no assurance that the market value of the Notes or Certificates will not be adversely affected if the opinion delivered at the time of their issuance includes language substantially similar to the language immediately above. In addition, there can be no assurance that final regulations will be promulgated with provisions that are similar to those included in the proposed regulations. Tax counsel expects that its opinion will be delivered to conform with the requirements of the final regulations, if applicable

                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered under this prospectus and the prospectus supplement. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various state and other tax consequences of investments in the securities offered under this prospectus and the prospectus supplement.

                              ERISA CONSIDERATIONS

         Sections 404 and 406 of ERISA impose fiduciary and prohibited transaction restrictions on ERISA Plans and on various other retirement plans and arrangements, including bank collective investment funds and insurance company general and separate accounts in which ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on Tax Favored Plans. ERISA and the Code prohibit a broad range of transactions involving assets of Plans and Parties in Interest, unless a statutory or administrative exemption is available with respect to any such transaction.

         Some employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject the ERISA requirements. Accordingly, assets of these plans may be invested in the securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Any person who has discretionary authority or control with respect to the management or disposition of a Plan's assets, or "Plan Assets," and any person who provides investment advice with respect to Plan Assets for a fee is a fiduciary of the investing Plan. If the mortgage loans and other assets included in the trust fund were to constitute Plan Assets, then any party exercising management or discretionary control with respect to those Plan Assets may be deemed to be a Plan "fiduciary," and thus subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to any investing Plan. In addition, the acquisition or holding of securities by or on behalf of a Plan or with Plan Assets, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code unless a statutory or administrative exemption is available. Further, ERISA and the Code prohibit a broad range of transactions involving Plan Assets and persons, having certain specified relationships to a Plan called Parties in Interest, unless a statutory or administrative exemption is available. Some Parties in Interest that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed under Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory or administrative exemption is available with respect to any transaction of this sort.

         Some transactions involving the trust fund might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchases the securities, if the mortgage loans and other assets included in a trust fund are deemed to be assets of the Plan. The DOL has promulgated the DOL Regulations concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity, including a trust fund, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the DOL Regulations, generally, when a Plan acquires an "equity interest" in another entity (such as the trust fund), the underlying assets of that entity may be considered to be Plan Assets unless an exception applies. Exceptions contained in the DOL Regulations provide that Plan Assets will not include an undivided interest in each asset of an entity in which the Plan makes an equity investment if: (1) the entity is an operating company; (2) the equity investment made by the Plan is either a "publicly-offered security" that is "widely held," both as defined in the DOL Regulations, or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or (3) Benefit Plan Investors do not own 25% or more in value of any class of equity securities issued by the entity. In addition, the DOL Regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features." Under the DOL Regulations, Plan Assets will be deemed to include an interest in the instrument evidencing the equity interest of a Plan (such as a certificate or a note with "substantial equity features"), and, because of the factual nature of some of the rules set forth in the DOL Regulations, Plan Assets may be deemed to include an interest in the underlying assets of the entity in which a Plan acquires an interest (such as the trust fund). Without regard to whether the notes or certificates are characterized as equity interests, the purchase, sale and holding of notes or certificates by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Issuer, the trustee or any of their respective affiliates is or becomes a Party in Interest with respect to the Plan. The depositor, Bear, Stearns & Co. Inc., the master servicer or other servicer, any pool insurer, any special hazard insurer, the trustee, and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition, holding or disposition of securities by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. Neither Plans nor persons investing Plan Assets should acquire or hold securities solely in reliance upon the availability of any exception under the DOL Regulations.

UNDERWRITER EXEMPTION

         The DOL has issued Exemptions to some underwriters, which generally exempt from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, some transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage pass-through certificates or other "securities" underwritten by an Underwriter, as defined below, provided that the conditions set forth in the Exemption are satisfied. For purposes of this section "ERISA Considerations", the term "Underwriter" includes (1) the underwriter, (2) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the underwriter and (3) any member of the underwriting syndicate or selling group of which a person described in (1) or (2) is a manager or co-manager with respect to a class of securities.

         General Conditions of Exemption. The Exemption sets forth six general conditions which must be satisfied for the Exemption to apply.

         First, the acquisition of securities by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

         Second, the Exemption applies only to securities evidencing rights and interests that are not subordinated to the rights and interests evidenced by other securities of the same trust, unless none of the mortgage loans has a Current Loan-to-Value Ratio or Loan-to-Value Ratio at the date of issuance of the securities that exceeds 100%.

         Third, the securities at the time of acquisition by a Plan or with Plan Assets must be rated in one of the four highest generic rating categories by an Exemption Rating Agency. However, the securities must be rated in one of the two highest generic categories by an Exemption Rating Agency if the Loan-to-Value Ratio of any one- to four-family residential mortgage loan or home equity loan held in the trust exceeds 100% but does not exceed 125% at the date of issuance of the securities, and in that case the Exemption will not apply: (1) to any of the securities if any mortgage loan or other asset held in the trust (other than a one- to four-family residential mortgage loan or home equity loan) has a Loan-to-Value Ratio that exceeds 100% at the Closing Date or (2) to any subordinate securities.

         Fourth, the trustee cannot be an affiliate of any member of the "Restricted Group" other than an Underwriter. The Restricted Group consists of any Underwriter, the depositor, the master servicer, the special servicer, any servicer and any obligor with respect to assets included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust fund as of the date of initial issuance of the securities.

         Fifth, the sum of all payments made to and retained by the Underwriter must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust fund must represent not more than the fair market value of the obligations; and the sum of all payments made to and retained by the master servicer, the special servicer and any servicer must represent not more than reasonable compensation for the person's services under the related Agreement and reimbursement of the person's reasonable expenses in connection therewith.

         Sixth, the investing Plan or Plan Asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

         The Exemption permits an interest rate swap or yield maintenance agreement to be held by the trust if it meets the conditions of the Exemption.

         Permitted trust funds include owner-trusts, as well as grantor trusts, REMICs and FASITs. Owner-trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by creditors of the depositor in the event of bankruptcy or other insolvency and must provide certain legal opinions.

         The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) securities evidencing interests in the other investment pools must have been rated in one of the four highest generic categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of securities by or on behalf of a Plan or with Plan Assets; and (3) securities evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of securities by or on behalf of a Plan or with Plan Assets.

         A fiduciary of a Plan or any person investing Plan Assets to purchase a security must make its own determination that the conditions set forth above will be satisfied with respect to the security.

         If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange or transfer of securities in the initial issuance of the securities or the direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan Assets or the continued holding of securities acquired by a Plan or with Plan Assets pursuant to either of the foregoing. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a security on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of an

Excluded Plan. For purposes of the securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

         If the specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between the depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the securities is (a) a mortgagor with respect to 5% or less of the fair market value of the trust fund assets or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan Assets and (3) the continued holding of securities acquired by a Plan or with Plan Assets pursuant to either of the foregoing.

         Further, if the specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the trust fund, provided that the general conditions of the Exemption are satisfied.

         The Exemption also may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having a specified relationship to such a person) solely as a result of the Plan's ownership of securities.

         The Exemption generally extends exemptive relief to mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing securities. With respect to the securities, the Exemption will generally allow mortgage loans supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by the trust fund, to be transferred to the trust fund within the Pre-Funding Period instead of requiring that all the mortgage loans be either identified or transferred on or before the Closing Date. In general, the relief applies to the purchase, sale and holding of securities which otherwise qualify for the Exemption, provided that the following general conditions are met:

         o as mentioned, the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered must be less than or equal to 25%;

         o all additional mortgage loans transferred to the related trust fund after the Closing Date must meet the same terms and conditions for eligibility as the original mortgage loans used to create the trust fund, which terms and conditions have been approved by one of the Exemption Rating Agencies;

         o the transfer of the additional mortgage loans to the trust fund during the Pre-Funding Period must not result in the securities to be covered by the Exemption receiving a lower credit rating from an Exemption Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the trust fund;

         o solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for the mortgage loans included in the related trust fund on the Closing Date and all additional mortgage loans transferred to the related trust fund after the Closing Date at the end of the Pre-Funding Period must not be more than 100 basis points lower than the rate for the mortgage loans which were transferred to the trust fund on the Closing Date;

         o        either:

                           (1) the characteristics of the additional mortgage
                  loans transferred to the related trust fund after the Closing Date must be monitored by an insurer or other credit support provider which is independent of the depositor; or

                           (2) an independent accountant retained by the
                  depositor must provide the depositor with a letter (with copies provided to the Exemption Rating Agency rating the securities, the Underwriter and the trustee) stating whether or not the characteristics of the additional mortgage loans transferred to the related trust fund after the Closing Date conform to the characteristics described in the prospectus or prospectus supplement and/or agreement. In preparing the letter, the independent accountant must use the same type of procedures as were applicable to the mortgage loans which were transferred to the trust fund as of the Closing Date;

         o the Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier in some circumstances if the pre-funding accounts falls below the minimum level specified in the Agreement or an event of default occurs;

         o amounts transferred to any pre-funding accounts and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by the Exemption Rating Agencies rating the securities and must:

                           (1) be direct obligations of, or obligations fully
                  guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that the obligations are backed by the full faith and credit of the United States); or

                           (2) have been rated (or the obligor has been rated)
                  in one of the three highest generic rating categories by one of the Exemption Rating Agencies ("ERISA Permitted Investments");

         o the prospectus or prospectus supplement must describe the duration of the Pre-Funding Period;

         o the trustee (or any agent with which the trustee contracts to provide trust services) must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities with ERISA. The trustee, as legal owner of the trust fund, must enforce all the rights created in favor of securityholders of the trust fund, including employee benefit plans subject to ERISA.

OTHER EXEMPTIONS

         Insurance companies contemplating the investment of general account assets in the securities should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA.

         Prohibited Transaction Class Exemption 83-1. The U.S. Department of Labor has issued an administrative exemption, Prohibited Transaction Class Exemption ("PTCE") 83-1, which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of "mortgage pool pass-through certificates." A "mortgage pool" is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the mortgage loans.

         For the exemption to apply, PTCE 83-1 requires that:

         o the depositor and the trustee maintain a system of insurance or other protection for the mortgage loans and the property securing such mortgage loans, and for indemnifying holders of certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the mortgage loans, or 1% of the principal balance of the largest covered pooled mortgage loan;

         o         the trustee may not be an affiliate of the depositor;

         o and the payments made and retained by the depositor in connection with the trust fund, together with all funds inuring to the depositor's benefit for administering the trust fund, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the trust fund.

         In addition, if it is applicable, PTCE 83-1 exempts the initial sale of certificates to a Plan with respect to which the depositor, the special hazard insurer, the pool insurer, the master servicer, or other servicer, or the trustee are or is a party in interest if the Plan does not pay more than fair market value for such certificate and the rights and interests evidenced by such certificate are not subordinated to the rights and interests evidenced by other certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the master servicer in connection with the servicing of the trust fund are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

         In the case of any Plan with respect to which the depositor, the master servicer, the special hazard insurer, the pool insurer, or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:

         o the initial sale, exchange or transfer of certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in certificates;

         o the Plan pays no more for the certificates than would be paid in an arm's length transaction;

         o no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to the depositor with regard to the sale, exchange or transfer of certificates to the Plan;

         o the total value of the certificates purchased by such Plan does not exceed 25% of the amount issued; and

         o at least 50% of the aggregate amount of certificates is acquired by persons independent of the depositor, the trustee, the master servicer, and the special hazard insurer or pool insurer.

         Before purchasing certificates, a fiduciary of a Plan should confirm that the trust fund is a "mortgage pool," that the certificates constitute "mortgage pool pass-through certificates," and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan.

ERISA CONSIDERATIONS RELATING TO NOTES

         Under the DOL Regulations, the assets of the trust fund would be treated as "plan assets" of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "equity interest" in the trust fund and none of the exceptions contained in the DOL Regulations is applicable. An equity interest is defined under the DOL Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the DOL Regulations, then such notes will be eligible for purchase by Plans. However, without regard to whether the notes are treated as an "equity interest" for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the trust fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

         The Exemption permits trust funds which are grantor trusts, owner-trusts, REMICs or FASITs to issue notes, as well as certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the trust fund's assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the trust fund and its assets would not be necessary with respect to notes with no substantial equity features which are issued as obligations of the trust fund. Nevertheless, because other prohibited transactions might be involved, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to certificates are met with respect to the notes. The same limitations of such exemptive relief relating to acquisitions of certificates by fiduciaries with respect to Excluded Plans would also be applicable to the notes as described herein.

         In the event that the Exemption is not applicable to the notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, PTCE 90-1 (regarding investments by insurance company pooled separate accounts), PTCE 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by "qualified professional asset managers"), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by "in-house asset managers") (collectively, the "Investor-Based Exemptions"). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

         In the event that the Exemption is not applicable to the notes, there can be no assurance that any class of notes will be treated as indebtedness without substantial equity features for purposes of the DOL Regulations. There is increased uncertainty regarding the characterization of debt instruments that do not carry an investment grade rating. Consequently, in the event of a withdrawal or downgrade to below investment grade of the rating of a class of notes, the subsequent transfer of such notes or any interest therein to a Plan trustee or other person acting on behalf of a Plan, or using Plan Assets to effect such transfer, will be restricted. Unless otherwise stated in the related prospectus supplement, by acquiring a note, each purchaser will be deemed to represent that either (1) it is not acquiring the note with plan assets; or (2)
(A) either (x) none of the issuer, the depositor any underwriter, the trustee, the master servicer, any other servicer or any of their affiliates is a party in interest with respect to such purchaser that is a Plan or (y) PTCE 90-1, PTCE 91-38, PTCE 84-14, PTCE 95-60, PTCE 96-23 or some other prohibited transaction exemption is applicable to the acquisition and holding of the note by such purchaser and (B) the notes are rated investment grade or better and such person believes that the notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the notes. Alternatively, regardless of the rating of the notes, such person may provide the trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the issuer, the depositor, the trustee, the master servicer or any other servicer, which opines that the purchase, holding and transfer of such note or interest therein is permissible under applicable law, will not constitute or result in a non exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the issuer, the depositor, the trustee, the master servicer or any other servicer to any obligation in addition to those undertaken in the indenture.

         EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON PTCE 83-1, THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

         ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

EXCHANGEABLE SECURITIES AND CALLABLE SECURITIES

         With respect to those classes of exchangeable securities which were eligible for exemptive relief under the Exemption when purchased, the Exemption would also cover the acquisition or disposition of such exchangeable securities when the securityholder exercises its exchange rights. Similarly, with respect to classes of securities which were eligible for exemptive relief under the Exemption and were issued as a Callable Class, the exercise of the Call would be covered under the Exemption. However, with respect to classes of exchangeable securities and Callable Classes which were not eligible for exemptive relief under the Exemption when purchased, the exchange, purchase or sale of such securities pursuant to the exercise of exchange rights or call rights may give rise to prohibited transactions if a Plan and a party in interest with respect to such Plan are involved in the transaction. However, one or more Investor Based Exemptions discussed above may be applicable to these transactions.

TAX EXEMPT INVESTORS

         A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Code. All "excess inclusion" of a REMIC allocated to a REMIC Residual Certificate and held by such an investor will be considered "unrelated business taxable income" and thus will be subject to federal income tax. See "Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions."

CONSULTATION WITH COUNSEL

         There can be no assurance that the Exemptions or any other DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the trust fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities. Neither the depositor, the trustees, the master servicer nor any of their respective affiliates will make any representation to the effect that the securities satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the securities are an appropriate investment for Plans generally or any particular Plan.

         BEFORE PURCHASING AN OFFERED SECURITY IN RELIANCE ON THE EXEMPTION, A PTCE OR AN INVESTOR-BASED EXEMPTION, A FIDUCIARY OF A PLAN OR OTHER PLAN ASSET INVESTOR SHOULD ITSELF CONFIRM THAT (A) ALL THE SPECIFIC AND GENERAL CONDITIONS SET FORTH IN THE EXEMPTION, PTCE 83-1 ONE OF THE CLASS EXEMPTIONS OR SECTION 401(C) OF ERISA WOULD BE SATISFIED AND (B) IN THE CASE OF A SECURITY PURCHASED UNDER THE EXEMPTION, THE SECURITY CONSTITUTES A "SECURITY" FOR PURPOSES OF THE EXEMPTION. IN ADDITION TO MAKING ITS OWN DETERMINATION AS TO THE AVAILABILITY OF THE EXEMPTIVE RELIEF PROVIDED IN THE EXEMPTION, ONE OF THE CLASS EXEMPTIONS OR
SECTION 401(C) OF ERISA, THE PLAN FIDUCIARY SHOULD CONSIDER ITS GENERAL FIDUCIARY OBLIGATIONS UNDER ERISA IN DETERMINING WHETHER TO PURCHASE THE SECURITIES ON BEHALF OF A PLAN.

         A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or a Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any similar law.

                            LEGAL INVESTMENT MATTERS

         Each class of certificates offered by this prospectus and by the related prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. If so specified in the related prospectus supplement, each such class that is rated in one of the two highest rating categories by at least one Rating Agency will constitute "mortgage related securities" for purposes of SMMEA, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for the entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," such securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Some States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of the securities, so long as the contractual commitment was made or the securities acquired prior to the enactment of the legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in the securities, and national banks may purchase the securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

         The Federal Financial Institutions Examination Council has issued a supervisory policy statement applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The policy statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS with an effective date of February 10, 1992. The policy statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the policy statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of offered securities will be treated as high-risk under the policy statement.

         The predecessor to the OTS issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of the securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having specified characteristics, which may include some classes of offered securities. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in specified types of securities, which may include some classes of offered securities. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

         Any class of securities that is not rated in one of the two highest rating categories by at least one Rating Agency, and any other class of securities specified in the related prospectus supplement, will not constitute "mortgage related securities" for purposes of SMMEA. Prospective investors in these classes of securities, in particular, should consider the matters discussed in the following paragraph.

         There may be other restrictions on the ability of investors either to purchase some classes of offered securities or to purchase any class of offered securities representing more than a specified percentage of the investors' assets. The depositor will make no representations as to the proper characterization of any class of offered securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered securities of any class thereof constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.

                                 USE OF PROCEEDS

         Substantially all of the net proceeds to be received from the sale of certificates will be applied by the depositor to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the mortgage loans and/or mortgage securities in the respective mortgage pools and to pay other expenses. The depositor expects that it will make additional sales of securities similar to the offered securities from time to time, but the timing and amount of any such additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the depositor, prevailing interest rates, availability of funds and general market conditions.

                             METHODS OF DISTRIBUTION

         The depositor will offer the securities in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, Bear, Stearns & Co. Inc., an affiliate of the depositor, acting as underwriter with other underwriters, if any, named in such prospectus supplement will distribute the securities in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement. In such event, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the securities, underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. The related prospectus supplement will describe any such compensation that is paid by the depositor.

         Alternatively, the related prospectus supplement may specify that Bear, Stearns & Co. Inc. acting as agent or in some cases as principal with respect to securities that it has previously purchased or agreed to purchase, will distribute the securities. If Bear, Stearns & Co. Inc. acts as agent in the sale of securities, Bear, Stearns & Co. Inc. will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the securities sold hereunder as of the closing date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that Bear, Stearns & Co. Inc. elects to purchase securities as principal, Bear, Stearns & Co. Inc. may realize losses or profits based upon the difference between its purchase price and the sales price. The related prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of securities of such series.

         The depositor will indemnify Bear, Stearns & Co. Inc. and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Bear, Stearns & Co. Inc. and any underwriters may be required to make in respect thereof.

         In the ordinary course of business, the depositor and Bear, Stearns & Co. Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor's mortgage loans pending the sale of such mortgage loans or interests in such mortgage loans, including the securities.

         Bear, Stearns & Co. Inc. may use this prospectus and the related prospectus supplement in connection with offers and sales related to market-making transactions in the securities. Bear, Stearns & Co. Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

         The depositor anticipates that the securities will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard before any such reoffer or sale.

                                  LEGAL MATTERS

         Legal matters, including federal income tax matters, in connection with the securities of each series will be passed upon for the depositor by Thacher Proffitt & Wood LLP, New York, New York, Orrick, Herrington & Sutcliffe LLP, New York, New York, or Greenberg Traurig LLP, New York, New York.

                              FINANCIAL INFORMATION

         With respect to each series, a new trust fund will be formed, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

         It is a condition to the issuance of any class of offered securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

         Ratings on mortgage pass-through certificates and mortgage-backed notes address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which the holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates and notes, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates and mortgage-backed notes do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which the prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest securities in extreme cases might fail to recoup their initial investments.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

                              AVAILABLE INFORMATION

         The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Website (http://www.sec.gov). The depositor does not intend to send any financial reports to securityholders.

         This prospectus does not contain all of the information set forth in the registration statement (of which this prospectus forms a part) and exhibits thereto which the depositor has filed with the Commission under the Securities Act and to which reference is hereby made.

                           REPORTS TO SECURITYHOLDERS

         The master servicer or another designated person will be required to provide periodic unaudited reports concerning each trust fund to all registered holders of offered securities of the related series with respect to each trust fund as are required under the Exchange Act and the Commission's related rules and regulations. See "Description of the Securities--Reports to Securityholders."

                    INCORPORATION OF INFORMATION BY REFERENCE

         There are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the depositor with respect to a trust fund pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the offered securities of the related series. The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered securities, upon written or oral request of the person, a copy of any or all the reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of such classes of the offered securities, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Structured Asset Mortgage Investments II Inc., 383 Madison Avenue, New York, New York 10179, Attention: Secretary, or by telephone at (212) 272-2000. The depositor has determined that its financial statements will not be material to the offering of any offered securities.

                                    GLOSSARY

         ACCRUAL SECURITY -- A security with respect to which some or all of its accrued interest will not be distributed as interest but rather an amount equal to that interest will be added to the principal balance thereof on each distribution date for the period described in the related prospectus supplement.

         AFFILIATED SELLER -- Banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, and other mortgage loan originators or sellers affiliated with the depositor, which may include EMC Mortgage Corporation.

         AGREEMENT -- An owner trust agreement, servicing agreement, indenture or pooling and servicing agreement.

         ARM LOAN -- A mortgage loan with an adjustable interest rate.

         BANKRUPTCY AMOUNT - The amount of Bankruptcy Losses that may be allocated to the credit enhancement of the related series.

         BANKRUPTCY CODE -- Title 11 of the United States Code, as amended from time to time.

         BANKRUPTCY LOSS -- A Realized Loss attributable to certain actions which may be taken by a bankruptcy court in connection with a mortgage loan, including a reduction by a bankruptcy court of the principal balance of or the mortgage rate on a mortgage loan or an extension of its maturity.

         BENEFICIAL OWNER -- A person acquiring an interest in any DTC Registered Security.

         BENEFIT PLAN INVESTORS -- Plans, as well as any "employee benefit plan" (as defined in Section 3(3) or ERISA) which is not subject to Title I of ERISA, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans(as defined in Section 3(33) of ERISA) which have not made an election under Section 410(d) of the Code, and any entity whose underlying assets include Plan Assets by reason of a Plan's investment in the entity.

         BUYDOWN ACCOUNT -- With respect to a buydown mortgage loan, the custodial account where the Buydown Funds are placed.

         BUYDOWN FUNDS -- With respect a buydown mortgage loan, the amount contributed by the seller of the mortgaged property or another source and placed in the Buydown Account.

         BUYDOWN PERIOD -- The period during which funds on a buydown mortgage loan are made up for from the Buydown Account.

         CALL CLASS -- A class of securities which entitles the holder thereof to direct the trustee to redeem a Callable class of securities.

         CALLABLE CLASS -- A class of securities of a series which is redeemable, directly or indirectly, at the direction of the holder of the related Call Class, as provided in the related prospectus supplement. A Callable Class may have a "lock-out period" during which such securities cannot be called and generally will be called only if the market value of the assets in the trust fund for such Callable Class exceeds the outstanding principal balance of such assets.

         CERCLA -- The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         CLASS FACTOR -- For any exchangeable security and any month, will be a truncated seven digit decimal which, which when multiplied by the original principal amount of that class, will equal its remaining principal amount, after giving effect to any payment of (or addition to) principal to be made on the distribution date in the following month.

         CLEARSTREAM - Clearstream Banking, societe anonyme, formerly known as Cedelbank SA.

         CLOSING DATE -- With respect to any series of securities, the date on which the securities are issued.

         CODE -- The Internal Revenue Code of 1986.

         COMMISSION -- The Securities and Exchange Commission.

         COMMITTEE REPORT -- The Conference Committee Report accompanying the Tax Reform Act of 1986.

         CONSERVATION ACT -- The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996.

         CONTRACT -- Manufactured housing conditional sales contracts and installment loan agreements each secured by a Manufactured Home.

         CONTRIBUTIONS TAX -- With respect to specific contributions to a REMIC made after the Closing Date, a tax on the REMIC equal to 100% of the value of the contributed property.

         COOPERATIVE -- With respect to a cooperative mortgage loan, the corporation that owns the related apartment building.

         CRIME CONTROL ACT -- The Comprehensive Crime Control Act of 1984.

         DEFAULTED MORTGAGE LOSS -- A Realized Loss other than a Special Hazard Loss, Extraordinary Loss or other losses resulting from damage to a mortgaged property, Bankruptcy Loss or Fraud Loss.

         DEFERRED INTEREST -- If an adjustment to the mortgage rate on a mortgage loan has caused the amount of accrued interest on the mortgage loan in any month to exceed the scheduled monthly payment on the mortgage loan, the resulting amount of interest that has accrued but is not then payable;

         DELETED MORTGAGE LOAN -- A mortgage loan which has been removed from the related trust fund.

         DESIGNATED SELLER TRANSACTION -- A series of securities where the related mortgage loans are provided either directly or indirectly to the depositor by one or more Sellers identified in the related prospectus supplement.

         DETERMINATION DATE -- The close of business on the date on which the amount of each distribution to securityholders will be determined, which shall be stated in each prospectus supplement.

         DISTRIBUTION ACCOUNT -- One or more separate accounts for the collection of payments on the related mortgage loans and/or mortgage securities constituting the related trust fund, which may be a Master Servicer Collection Account.

         DIDMC -- The Depository Institutions Deregulation and Monetary Control Act of 1980.

         DOL -- The U.S. Department of Labor.

         DOL REGULATIONS -- Regulations by the DOL promulgated at 29 C.F.R.ss.2510.3-101.

         DTC - The Depository Trust Company.

         DTC REGISTERED SECURITY -- Any security initially issued through the book-entry facilities of the DTC.

         ELIGIBLE ACCOUNT -- An account maintained with a federal or state chartered depository institution (i) the short-term obligations of which are rated by each of the Rating Agencies in its highest rating at the time of any deposit therein, or (ii) insured by the FDIC (to the limits established by the FDIC), the uninsured deposits in which account are otherwise secured such that, as evidenced by an opinion of counsel (obtained by and at the expense of the person requesting that the account be held pursuant to this clause (ii)) delivered to the trustee prior to the establishment of the account, the securityholders will have a claim with respect to the funds in the account and a perfected first priority security interest against any collateral (which shall be limited to Permitted Instruments) securing the funds that is superior to claims of any other depositors or general creditors of the depository institution with which the account is maintained or (iii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity or (iv) an account or accounts of a depository institution acceptable to the Rating Agencies (as evidenced in writing by the Rating Agencies that use of any such account as the Distribution Account will not have an adverse effect on the then-current ratings assigned to the classes of the securities then rated by the Rating Agencies). Eligible Accounts may or may not bear interest.

         EQUITY CERTIFICATES -- With respect to any series of notes, the certificate or certificates representing a beneficial ownership interest in the related issuer.

         ERISA -- The Employee Retirement Income Security Act of 1974, as amended.

         ERISA PLANS -- Employee pension and welfare benefit plans subject to ERISA.

         ES CLASS -- A class of exchangeable securities, as described under "Description of the Certificates -- Exchangeable Securities."

         EXEMPTION -- An individual prohibited transactions exemption issued by the DOL to an underwriter, as amended by PTE 97-34, 62 Fed. Reg. 39021 (July 21,1997), PTE 2000-58, 65 Fed. Reg. 67765 (November 13, 2000), and PTE 2002-41,
67 Fed. Reg. 54487 (August 22, 2002).

         EXEMPTION RATING AGENCY -- Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., or Fitch, Inc.

         EXCHANGE ACT -- The Securities Exchange Act of 1934, as amended.

         EXTRAORDINARY LOSS -- Any Realized Loss occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks.

         FRAUD LOSS -- A Realized Loss incurred on a defaulted mortgage loan as to which there was fraud in the origination of the mortgage loan.

         FRAUD LOSS AMOUNT - The amount of Fraud Losses that may be allocated to the credit enhancement of the related series.

         FTC RULE -- The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission.

         GARN-ST GERMAIN ACT -- The Garn-St Germain Depository Institutions Act of 1982.

         GINNIE MAE  -- The Government National Mortgage Association.

         GLOBAL SECURITIES -- The certificated securities registered in the name of DTC, its nominee or another depository representing interests in the class or classes specified in the related prospectus supplement which are held in book-entry form.

         GRANTOR TRUST CERTIFICATE -- A certificate representing an interest in a Grantor Trust Fund.

         GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATE -- A Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest on the Grantor Trust Certificates at a pass-through rate.

         GRANTOR TRUST STRIP CERTIFICATE -- A certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees and any retained interest of the depositor) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to the Grantor Trust Fund. A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund.

         GRANTOR TRUST FUND -- A trust fund as to which no REMIC election will be made and which qualifies as a "grantor trust" within the meaning of Subpart E, part I of subchapter J of the Code.

         HIGH COST LOANS -- Mortgage loans subject to the Homeownership Act, which amended TILA to provide new requirements applicable to loans that exceed certain interest rate and/or points and fees thresholds.

         HIGH LTV LOANS -- Mortgage loans with Loan-to-Value Ratios in excess of 80% and as high as 150% and which are not be insured by a Primary Insurance Policy.

         HOMEOWNERSHIP ACT --The Home Ownership and Equity Protection Act of
1994.

         HOUSING ACT -- The National Housing Act of 1934, as amended.

         INDEX -- With respect to an ARM Loan, the related index, which will be specified in the related prospectus supplement and may include one of the following indexes: (1) the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of either six months or one year, (2) the weekly auction average investment yield of U.S. Treasury bills of six months, (3) the daily Bank Prime Loan rate made available by the Federal Reserve Board, (4) the cost of funds of member institutions for the Federal Home Loan Bank of San Francisco, (5) the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date which will be specified in the related prospectus supplement or (6) any other index described in the related prospectus supplement.

         INSURANCE PROCEEDS -- Proceeds received under any hazard, title, primary mortgage, FHA or other insurance policy that provides coverage with respect to a particular mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage.

         INTERMEDIARY -- An institution that is not a participant in the DTC but clears through or maintains a custodial relationship with a participant.

         IRS -- The Internal Revenue Service.

         ISSUE PREMIUM -- The excess of the issue price of a REMIC Regular Certificate over its stated redemption price.

         ISSUER -- With respect to a series of notes, the Delaware statutory trust or other trust, created pursuant to the owner trust agreement, that issues the notes.

         LIQUIDATION PROCEEDS -- (1) All amounts, other than Insurance Proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise and (2) all proceeds of any mortgage loan or mortgage security purchased (or, in the case of a substitution, amounts representing a principal adjustment) by the master servicer, the depositor, a Seller or any other person pursuant to the terms of the related pooling and servicing agreement or servicing agreement as described under "The Mortgage Pools--Representations by Sellers," "Servicing of Mortgage Loans--Realization Upon and Sale of Defaulted Mortgage Loans," "--Assignment of Trust Fund

Assets"above and "The Agreements--Termination."

         LOAN-TO-VALUE RATIO -- With respect to any mortgage loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan plus the principal balance of any senior mortgage loan to the Value of the related mortgaged property.

         MANUFACTURED HOME -- Manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

         MASTER SERVICER COLLECTION ACCOUNT -- One or more separate accounts established by a master servicer, into which each of the related servicers are required to remit collections of payments on the related mortgage loans included in the related trust fund.

         NET MORTGAGE RATE -- With respect to a mortgage loan, the mortgage rate net of the per annum rate or rates applicable to the calculation of servicing and administrative fees and any retained interest of the depositor.

         NONRECOVERABLE ADVANCE -- An advance which, in the good faith judgment of the master servicer or a servicer, as applicable, will not be recoverable from recoveries on the related mortgage loan or another specifically identified source.

         NOTE MARGIN -- With respect to an ARM Loan, the fixed percentage set forth in the related mortgage note, which when added to the related Index, provides the mortgage rate for the ARM Loan.

         OID REGULATIONS -- The rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the related Treasury regulations.

         OTS -- The Office of Thrift Supervision.

         PARITY ACT -- THE ALTERNATIVE MORTGAGE TRANSACTION PARITY ACT OF 1982.

         PARTIES IN INTEREST -- With respect to a Plan, persons who have specified relationships to the Plans, either "Parties in Interest" within the meaning of ERISA or "Disqualified Persons" within the meaning of the Code.

         PERCENTAGE INTEREST -- With respect to a security of a particular class, the percentage obtained by dividing the initial principal balance or notional amount of the security by the aggregate initial amount or notional balance of all the securities of the class.

         PERMITTED INVESTMENTS -- United States government securities and other investment grade obligations specified in the related pooling and servicing agreement or the related servicing agreement and indenture.

         PLAN ASSETS -- "Plan assets" of a Plan, within the meaning of the DOL Regulations.

         PLANS -- ERISA Plans and Tax Favored Plans.

         PREPAYMENT ASSUMPTION -- With respect to a REMIC Regular Certificate or a Grantor Trust Certificate, the prepayment assumption used in pricing the initial offering of that security.

         PREPAYMENT INTEREST SHORTFALL -- With respect to any mortgage loan with a prepayment in part or in full the excess, if any, of interest accrued and otherwise payable on the related mortgage loan over the interest charged to the borrower (net of servicing and administrative fees and any retained interest of the depositor).

         PRIMARY INSURANCE COVERED LOSS -- With respect to a mortgage loan covered by a Primary Insurance Policy, the amount of the related loss covered pursuant to the terms of the Primary Insurance Policy, which will generally consist of the unpaid principal amount of the mortgage loan and accrued and unpaid interest on the mortgage loan and reimbursement of specific expenses, less (1) rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from the related mortgaged property, (2) hazard insurance proceeds in excess of the amount required to restore the related mortgaged property and which have not been applied to the payment of the mortgage loan, (3) amounts expended but not approved by the primary insurer, (4) claim payments previously made on the mortgage loan and (5) unpaid premiums and other specific amounts.

         PRIMARY INSURANCE POLICY -- A primary mortgage guaranty insurance policy.

         PRIMARY INSURER -- An issuer of a Primary Insurance Policy.

         PROTECTED ACCOUNT -- One or more separate accounts established by each servicer servicing the mortgage loans, for the collection of payments on the related mortgage loans included in the related trust fund.

         PTCE -- Prohibited Transaction Class Exemption.

         QUALIFIED SUBSTITUTE MORTGAGE LOAN -- A mortgage loan substituted for a Deleted Mortgage Loan, meeting the requirements described under "The Mortgage Pools-- Representations by Sellers" in this prospectus.

         RATING AGENCY -- A "nationally recognized statistical rating organization" within the meaning of Section 3(a)(41) of the Exchange Act.

         REALIZED LOSS -- Any loss on a mortgage loan attributable to the mortgagor's failure to make any payment of principal or interest as required under the mortgage note.

         RECORD DATE -- The close of business on the last business day of the month preceding the month in which the applicable distribution date occurs.

         RELIEF ACT -- The Servicemembers Civil Relief Act..

         REMIC -- A real estate mortgage investment conduit as defined in Sections 860A through 860G of the Code.

         REMIC ADMINISTRATOR -- The trustee, the master servicer or another specified party who administers the related REMIC.

         REMIC CERTIFICATES -- Certificates evidencing interests in a trust fund as to which a REMIC election has been made.

         REMIC PROVISIONS -- Sections 860A through 860G of the Code.

         REMIC REGULAR CERTIFICATE -- A REMIC Certificate designated as a "regular interest" in the related REMIC.

         REMIC REGULAR CERTIFICATEHOLDER -- A holder of a REMIC Regular Certificate.

         REMIC RESIDUAL CERTIFICATE -- A REMIC Certificate designated as a "residual interest" in the related REMIC.

         REMIC RESIDUAL CERTIFICATEHOLDER -- A holder of a REMIC Residual Certificate.

         REMIC REGULATIONS -- The REMIC Provisions and the related Treasury regulations.

         REO MORTGAGE LOAN -- A mortgage loan where title to the related mortgaged property has been obtained by the trustee or to its nominee on behalf of securityholders of the related series.

         RICO -- The Racketeer Influenced and Corrupt Organizations statute.

         SECURITIES ACT -- The Securities Act of 1933, as amended.

         SELLER -- The seller of the mortgage loans or mortgage securities included in a trust fund to the depositor with respect a series of securities, who shall be an Affiliated Seller or an Unaffiliated Seller.

         SINGLE FAMILY PROPERTY -- An attached or detached one-family dwelling unit, two-to four-family dwelling unit, condominium, townhouse, row house, individual unit in a planned-unit development and other individual dwelling units.

         SMMEA -- The Secondary Mortgage Market Enhancement Act of 1984.

         SPECIAL HAZARD AMOUNT - The amount of Special Hazard Losses that may be allocated to the credit enhancement of the related series.

         SPECIAL HAZARD LOSS -- (1) losses due to direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (2) losses from partial damage caused by reason of the application of the co-insurance clauses contained in hazard insurance policies.

         STRIP SECURITY -- A security which will be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions or
(2) interest distributions, with disproportionate, nominal or no principal distributions.

         TAX FAVORED PLANS -- Tax-qualified retirement plans described in
Section 401(a) of the Code and on individual retirement accounts described in
Section 408 of the Code.

         TILA -- The Federal Truth-in-Lending Act.

         TITLE V -- Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980.

         TITLE VIII -- Title VIII of the Garn-St Germain Act.

         UNAFFILIATED SELLERS -- Banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, the Resolution Trust Corporation, the FDIC and other mortgage loan originators or sellers not affiliated with the depositor.

         UNITED STATES PERSON -- A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations),or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

         VALUE -- With respect to a mortgaged property securing a single family, multifamily, commercial or mixed-use loan, the lesser of (x) the appraised value determined in an appraisal obtained at origination of the mortgage loan, if any, or, if the related mortgaged property has been appraised subsequent to origination, the value determined in the subsequent appraisal and (y) the sales price for the related mortgaged property (except in circumstances in which there has been a subsequent appraisal). However, in the case of refinanced, modified or converted single family, multifamily, commercial or mixed-use loans, the "Value" of the related mortgaged property will be equal to the lesser of (x) the appraised value of the related mortgaged property determined at origination or in an appraisal, if any, obtained at the time of refinancing, modification or conversion and (y) the sales price of the related mortgaged property or, if the mortgage loan is not a rate and term refinance mortgage loan and if the mortgaged property was owned for a relatively short period of time prior to refinancing, modification or conversion, the sum of the sales price of the related mortgaged property plus the added value of any improvements. With respect to a new Manufactured Home, the "Value" is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site), including "accessories" identified in the invoice, plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. With respect to a used Manufactured Home, the "Value" is the least of the sale price, the appraised value, and the National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable. An appraisal for purposes of determining the Value of a mortgaged property may include an automated valuation.




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                                 $870,804,150
                                (APPROXIMATE)

                STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
                                  DEPOSITOR

           STRUCTURED ASSET MORTGAGE INVESTMENTS II TRUST 2005-AR7
                     MORTGAGE PASS-THROUGH CERTIFICATES,
                               SERIES 2005-AR7
                               ---------------

                            PROSPECTUS SUPPLEMENT
                               ----------------

                           BEAR, STEARNS & CO. INC.
                                 UNDERWRITER

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE OFFERED CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered by this prospectus supplement and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus for 90 days after the date of this prospectus supplement.

--------
(1) The description herein and in Schedule A hereof of the mortgage loans (including the subsequent mortgage loans) is based upon estimates of the composition thereof as of the cut-off date, as adjusted to reflect the scheduled principal balances of such mortgage loans as of the cut-off date. Prior to the issuance of the certificates, mortgage loans may be removed as a result of (i) principal prepayments thereof in full prior to November 30, 2005, (ii) requirements of Moody's or S&P or (iii)
   delinquencies or otherwise. In any such event, other mortgage loans may be included in the trust. SAMI II believes that the estimated information set forth herein with respect to the mortgage loans (including the subsequent mortgage loans) as presently constituted is representative of the characteristics thereof at the time the certificates are issued, although certain characteristics of such mortgage loans may vary.